UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

GORES HOLDINGS III, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☒	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

GORES HOLDINGS III, INC.

9800 Wilshire Blvd.

Beverly Hills, California 90212

Dear Gores Holdings III, Inc. Stockholder:

We cordially invite you to attend a special meeting in lieu of the 2020 annual meeting of the stockholders of Gores Holdings III, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”), which will be held on February 7, 2020 at 9:00 a.m. Eastern Time at the offices of Weil, Gotshal & Manges LLP, located at 767 Fifth Avenue, New York, NY 10153 (the “Special Meeting”).

On November 1, 2019, the Company, EAP Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“First Merger Sub”), EAP Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Company (“Second Merger Sub”), Shay Holding Corporation, a Delaware corporation (“Shay”), and Platinum Equity Advisors, LLC, a Delaware limited liability company (in its capacity as the Stockholder Representative under the Merger Agreement (as defined below), the “Stockholder Representative”), entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), which provides for, among other things, (i) the merger of First Merger Sub with and into Shay, with Shay continuing as the surviving corporation (the “First Merger”), and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of Shay with and into Second Merger Sub, with Second Merger Sub continuing as the surviving company (the “Second Merger” and, together with the First Merger, the “Mergers” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”). As a result of the First Merger, the Company will own 100% of the outstanding common stock of Shay as the surviving corporation of the First Merger and each share of common stock of Shay will be cancelled and converted into the right to receive the merger consideration in accordance with the terms of the Merger Agreement. As a result of the Second Merger, the Company will own 100% of the outstanding interests in the surviving company of the Second Merger (the “Surviving Company”). Following the closing of the Business Combination, the Company will own, directly or indirectly, all of the issued and outstanding equity interests in the Surviving Company and its subsidiaries, and the stockholders of Shay as of immediately prior to the effective time of the First Merger (the “Shay Stockholders”) will hold a portion of the Company’s Class A Stock. You are being asked to vote on the Business Combination.

Shay indirectly holds 100% of the equity interests in PAE Holding Corporation, a Delaware corporation (“PAE Holding”), and Pacific Architects and Engineers, LLC, a Delaware limited liability company (“PAE LLC”), and their subsidiaries, which are commonly referred to as PAE. Immediately following the closing of the Business Combination, the Company will change its name to “PAE Incorporated.” The term “PAE” is used herein to mean, prior to the Business Combination, Shay and its subsidiaries, and after the Business Combination, PAE Incorporated and its subsidiaries.

Subject to the terms of the Merger Agreement and customary adjustments set forth therein, the aggregate merger consideration to be paid in connection with the Business Combination is expected to be approximately $1.4 billion, which amount will be: (i) increased by the amount, if any, by which Shay’s working capital at closing is greater than $112,500,000, or decreased by the amount, if any, by which Shay’s working capital at closing is less than $105,000,000, as the case may be (in each case, subject to certain limitations); (ii) increased by the amount of cash held by Shay as of the closing of the Business Combination; (iii) increased by the amount, if any, of any income tax refunds of Shay and its subsidiaries (to the extent not received in cash by Shay or its subsidiaries prior to the date of the closing of the Business Combination) for the taxable year (or portion thereof) ending on the date of the closing of the Business Combination and for the taxable year immediately preceding the taxable year (or portion thereof) ending on the date of the closing of the Business Combination (in each case, subject to certain limitations); (iv) decreased by the amount, if any, of any accrued but unpaid income taxes of Shay and its subsidiaries for the taxable year (or portion thereof) ending on the date of the closing of the Business Combination and for the taxable year immediately preceding the taxable year (or portion thereof) ending on the date of the closing of the Business Combination (in each case, subject to certain limitations); (v) decreased by the

i

amount of Shay’s outstanding indebtedness under the First Lien Term Loan Credit Agreement, dated as of October 20, 2016 (as amended, amended and restated, supplemented or otherwise modified on or prior to the date of the Merger Agreement), by and among Shay Intermediate Holding II Corporation (“Shay Intermediate II”), PAE Holding, certain other borrowers from time to time party thereto, certain financial institutions from time to time party thereto and Bank of America, N.A. (“BofA”), as the administrative agent and the collateral agent (the “Existing Term Loan Credit Agreement”), the Second Lien Term Loan Credit Agreement, dated as of October 20, 2016 (as amended, restated, supplemented or otherwise modified from time to time on or prior to the date of the Merger Agreement) by and among Shay Intermediate II, PAE Holding, certain financial institutions from time to time party thereto and BofA, as the administrative agent and the collateral agent (the “Existing Second Lien Credit Agreement”), and the Revolving Credit Agreement, dated as of October 20, 2016 (as amended, amended and restated, supplemented or otherwise modified on or prior to the date of the Merger Agreement), by and among Shay Intermediate II, PAE Holding, certain other borrowers from time to time party thereto, certain financial institutions from time to time party thereto and BofA, as the administrative agent and the collateral agent (the “Existing ABL Credit Agreement,” and, together with the Existing Term Loan Credit Agreement and the Existing Second Lien Credit Agreement, the “Existing Credit Agreements”); (vi) decreased by the amount by which Shay’s transaction expenses exceed $5,000,000; and (vii) decreased by the amount payable by Shay to certain employees of Shay and its subsidiaries and other participants pursuant to the Pacific Architects and Engineers Incorporated 2016 Participation Plan (the “Participation Plan”).

The consideration to be paid to the Shay Stockholders will be a combination of cash and stock. The amount of cash consideration payable to the Shay Stockholders is the sum of: (i) cash available to us from our trust account (the “Trust Account”), after giving effect to income and franchise taxes payable in respect of interest income earned in the Trust Account and any redemptions that may be elected by any of our public stockholders for their pro rata share of the aggregate amount of funds on deposit in the Trust Account as of two business days prior to the closing of the Business Combination (which instructions to redeem such public shares are further discussed in this proxy statement); plus (ii) all of the Company’s other cash and cash equivalents; plus (iii) the anticipated gross proceeds of approximately $220,000,005 from a private placement, pursuant to which certain investors have agreed to purchase an aggregate of 23,913,044 shares of Class A Stock (the “Private Placement”); less (iv) certain transaction fees and expenses of the Company, including the payment of deferred underwriting commissions agreed to at the time of our IPO, which transaction fees and expenses will not exceed $30,000,000 in the aggregate; less (v) certain payments to participants in the Participation Plan; less (vi) an amount of cash that will be used to repay a portion of the indebtedness of Shay under the Existing Credit Agreements to the extent such indebtedness (net of the cash of Shay and its subsidiaries) exceeds $572,100,000 as of the date of the closing of the Business Combination (which repayment amount, if the date of the closing of the Business Combination occurred on December 31, 2019, would be approximately $159,692,750); and less (vii) certain transaction fees and expenses of Shay to the extent such fees and expenses exceed $5,000,000. The remainder of the consideration paid to the Shay Stockholders will be Stock Consideration, consisting of approximately 25,263,286 newly-issued shares of our publicly-traded Class A Stock (before adjusting for the cancellation of a portion of the shares of Class F Stock (as defined below) held by our Sponsor (as defined below)), which shares will be valued at $10.00 per share for purposes of determining the aggregate number of shares payable to the Shay Stockholders for their ownership interests therein (the “Stock Consideration”). The foregoing consideration to be paid to the Shay Stockholders may be further increased by amounts payable as earn-out shares of Class A Stock. The number of shares of Class A Stock issued to the Shay Stockholders as Stock Consideration is subject to adjustment, depending on, among other things, the level of redemptions of shares of Class A Stock by our public stockholders. At the closing of the Business Combination, each Shay Stockholder will receive a mix of shares of Class A Stock and cash consideration. Following the closing of the Business Combination, each Shay Stockholder may receive cash consideration as a result of any upward adjustment of the purchase price and certain other arrangements as contemplated by the Merger Agreement and shares of Class A Stock payable pursuant to the earn-out.

In order to facilitate the Business Combination, our sponsor, Gores Sponsor III, LLC (the “Sponsor”), has agreed to cancel 3,000,000 shares of Class F Common Stock of the Company, par value $0.0001 per share (the “Class F Stock”), issued to it prior to our IPO (the “Founder Shares”), 1,086,956 shares of which will be cancelled and automatically converted into Class A Stock on a one-for-one basis to be issued to the Shay Stockholders as additional Stock Consideration and 1,913,044 shares of which will be cancelled in respect of the Private Placement representing a portion of the total number of shares of Class A Stock that the Company has agreed to sell to the participants in the Private Placement (pursuant to subscription agreements entered into in connection therewith) at a discounted price of $9.20 per share. The remaining Founder Shares will automatically convert into shares of Class A Stock on a one-for-one basis at the closing of the transactions contemplated by the Merger Agreement and will continue to be subject to the transfer restrictions applicable to the Founder Shares.

At the Special Meeting, Company stockholders will be asked to consider and vote upon a proposal (the “Business Combination Proposal” or “Proposal No. 1”) to adopt the Merger Agreement, a copy of which is attached to the accompanying proxy statement as Annex A, and approve the transactions contemplated thereby, including the Business Combination. In addition, you are being asked to consider and vote upon: (i) a proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the Business Combination and the Private Placement (the “Nasdaq Proposal” or “Proposal No. 2”); (ii) a proposal to adopt the Second Amended and Restated Certificate of Incorporation in the form attached hereto as Annex B (the “Charter Approval Proposal” or “Proposal No. 3”); (iii) a separate proposal with respect to certain governance provisions in the Second Amended and Restated Certificate of Incorporation, which are being separately presented in accordance with SEC requirements and which will be voted upon on a non-binding advisory basis (the “Governance Proposal” or “Proposal No. 4”); (iv) a proposal to elect five directors to serve staggered terms on our Board until the 2021, 2022 and 2023 annual meetings of stockholders, as applicable, and until their respective successors are duly elected and qualified (the “Director Election Proposal” or “Proposal No. 5”); (v) a proposal to approve the PAE Incorporated 2020 Equity Incentive Plan (the “Incentive Plan”), including the authorization of the initial share reserve under the Incentive Plan (the “Incentive Plan Proposal” or “Proposal No. 6”); and (vi) a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal or the Charter Approval Proposal (the “Adjournment Proposal” or “Proposal No. 7”).

Each of these proposals is more fully described in this proxy statement, which each stockholder is encouraged to read carefully.

Our publicly-traded Class A Stock, public units and public warrants are currently listed on the Nasdaq Capital Market under the symbols “GRSH,” “GRSHU” and “GRSHW,” respectively. We intend to apply to continue the listing of our publicly-traded Class A Stock and public warrants on Nasdaq under the symbols “PAE” and “PAEW,” respectively, upon the closing of the Business Combination.

Pursuant to our current certificate of incorporation, we are providing our public stockholders with the opportunity to redeem, upon the closing of the Business Combination, shares of Class A Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the closing of the Business Combination) in the Trust Account that holds the proceeds of our IPO (including interest not previously released to the Company to fund regulatory compliance requirements and other costs related thereto, subject to an annual limit of $750,000, for a maximum of 24 months, using funds released to the Company from the Trust Account (“Regulatory Withdrawals”) and/or to pay its franchise and income taxes). The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commission totaling $14,000,000 that we will pay to the underwriters of our IPO or transaction expenses incurred in connection with the Business Combination. For illustrative purposes, based on the balance of the Trust Account of $407,067,134 as of September 30, 2019, the estimated per share redemption price would have been approximately $10.18. Public stockholders may elect to redeem their shares even if they vote for the Business Combination. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the shares of Class A Stock included in the public units sold in our IPO. We refer to this as the “20% threshold.” We have no specified maximum redemption threshold under our current certificate of incorporation, other than the aforementioned 20% threshold. Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in the Trust Account. The Merger Agreement provides that our obligation to consummate the Business Combination is conditioned on the amount in the Trust Account and the proceeds from the Private Placement equaling or exceeding $530,000,000, and the obligation of Shay to consummate the Business Combination is conditioned on the amount in the Trust Account and the proceeds from the Private Placement equaling or exceeding $580,000,000. These conditions to closing in the Merger Agreement are for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Stock by our public stockholders, these conditions are not met (or waived), then we or Shay (as applicable) may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our Class A Stock in an amount that would result in the Company’s failure to have net tangible assets equaling or exceeding $5,000,001. Holders of our outstanding public warrants do not have redemption rights in connection with the Business Combination. Unless otherwise specified, the information in the accompanying proxy statement assumes that none of our public stockholders exercise their redemption rights with respect to their shares of Class A Stock.

Our Sponsor and current independent directors (our “Initial Stockholders”), as well as our officers and other current directors, have agreed to waive their redemption rights with respect to their shares of Common Stock in connection with the consummation of the Business Combination, and the Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Our Initial Stockholders have also agreed to waive their right to a conversion price adjustment with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination. Currently, our Initial Stockholders own 20% of our issued and outstanding shares of Common Stock, including all of the Founder Shares. Our Initial Stockholders, directors and officers have agreed to vote any shares of the Company’s Common Stock owned by them in favor of the Business Combination. The Founder Shares are subject to transfer restrictions.

We are providing the accompanying proxy statement and accompanying proxy card to our stockholders in connection with the solicitation of proxies to be voted at the Special Meeting (including following any adjournments or postponements of the Special Meeting). Information about the Special Meeting, the Business Combination and other related business to be considered by the Company’s stockholders at the Special Meeting is included in this proxy statement. Whether or not you plan to attend the Special Meeting, we urge all Company stockholders to read this proxy statement, including the Annexes and the accompanying financial statements of the Company and Shay, carefully and in their entirety. In particular, we urge you to read carefully the section entitled “Risk Factors” beginning on page 59 of this proxy statement.

After careful consideration, our Board has unanimously approved the Merger Agreement and the transactions contemplated therein, and unanimously recommends that our stockholders vote “FOR” adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the Business Combination, and “FOR” all other proposals presented to our stockholders in the accompanying proxy statement. When you consider the Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Business Combination that may conflict with your interests as a stockholder. Please see the section entitled “Proposal No. 1—Approval of the Business Combination—Interests of Certain Persons in the Business Combination” for additional information.

Approval of the Business Combination Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person or by proxy and entitled to vote at the Special Meeting. Approval of the Nasdaq Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person or by proxy and entitled to vote at the Special Meeting. Approval of the Charter Approval Proposal requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Approval of the Governance Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Directors are elected by a plurality of the votes cast in the Director Election Proposal; this means that the five individuals nominated for election to the Board who receive the most “FOR” votes (among the shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the Special

Meeting) will be elected. Approval of the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person or by proxy and entitled to vote at the Special Meeting.

Your vote is very important. Whether or not you plan to attend the Special Meeting, please vote as soon as possible by following the instructions in this proxy statement to make sure that your shares are represented at the Special Meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Special Meeting. The transactions contemplated by the Merger Agreement will be consummated only if the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal and the Incentive Plan Proposal are approved at the Special Meeting. Unless waived by the parties to the Merger Agreement, the closing of the Business Combination is conditioned upon the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal. Each of the proposals other than the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal, is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal, other than the Governance Proposal and the Adjournment Proposal, which are not conditioned on the approval of any other proposal set forth in this proxy statement.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals presented at the Special Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Special Meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. If you are a stockholder of record and you attend the Special Meeting and wish to vote in person, you may withdraw your proxy and vote in person.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND THAT THE COMPANY REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO THE COMPANY’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT SUCH MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

On behalf of our Board, I would like to thank you for your support of Gores Holdings III, Inc. and look forward to a successful completion of the Business Combination.

Sincerely,

January 24, 2020

Alec E. Gores

Chairman of the Board of Directors

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS

v

COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

This proxy statement is dated January 24, 2020 and is expected to be first mailed to Company stockholders on or about January 24, 2020.

NOTICE OF SPECIAL MEETING IN LIEU OF 2020 ANNUAL MEETING OF

STOCKHOLDERS OF GORES HOLDINGS III, INC.

TO BE HELD February 7, 2020

To the Stockholders of Gores Holdings III, Inc.:

NOTICE IS HEREBY GIVEN that a special meeting in lieu of the 2020 annual meeting of the stockholders of Gores Holdings III, Inc., a Delaware corporation (the “Company”), will be held on February 7, 2020 at 9:00 a.m. Eastern Time at the offices of Weil, Gotshal & Manges LLP, located at 767 Fifth Avenue, New York, NY 10153 (the “Special Meeting”). You are cordially invited to attend the Special Meeting to conduct the following items of business:

1.

Business Combination Proposal—To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of November 1, 2019 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, EAP Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“First Merger Sub”), EAP Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Company (“Second Merger Sub”), Shay Holding Corporation, a Delaware corporation (“Shay”), and Platinum Equity Advisors, LLC, a Delaware limited liability company in its capacity as the stockholder representative under the Merger Agreement (the “Stockholder Representative”), a copy of which is attached to this proxy statement as Annex A, and approve the transactions contemplated thereby, including, among other things, the merger of First Merger Sub with and into Shay, with Shay continuing as the surviving corporation (the “First Merger”), and immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of Shay with and into Second Merger Sub, with Second Merger Sub continuing as the surviving company (the “Second Merger” and, together with the First Merger and the other transactions contemplated by the Merger Agreement, the “Business Combination”) (Proposal No. 1);

2.

Nasdaq Proposal—To consider and vote upon a proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the Company’s issued and outstanding shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Stock”) and Class F common stock, par value $0.0001 per share, of the Company (the “Class F Stock” and, together with the Class A Stock, the “Common Stock”) in connection with the Business Combination and the Private Placement (as defined below) (Proposal No. 2);

3.

Charter Approval Proposal—To consider and act upon a proposal to adopt the proposed Second Amended and Restated Certificate of Incorporation of the Company (the “Second Amended and Restated Certificate of Incorporation”) in the form attached hereto as Annex B (Proposal No. 3);

4.

Governance Proposal—To consider and act upon, on a non-binding advisory basis, a separate proposal with respect to certain governance provisions in the Second Amended and Restated Certificate of Incorporation in accordance with United States Securities and Exchange Commission (“SEC”) requirements (Proposal No. 4);

5.

Director Election Proposal—To consider and vote upon a proposal to elect five directors to serve staggered terms on our Board until the 2021, 2022 and 2023 annual meetings of stockholders, as applicable, and until their respective successors are duly elected and qualified (Proposal No. 5);

6.

Incentive Plan Proposal—To consider and vote upon a proposal to approve the PAE Incorporated 2020 Equity Incentive Plan (the “Incentive Plan”), including the authorization of the initial share reserve under the Incentive Plan (Proposal No. 6); and

7.

Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal or the Incentive

i

Plan Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal or the Incentive Plan Proposal (Proposal No. 7).

The above matters are more fully described in this proxy statement, which also includes, as Annex A, a copy of the Merger Agreement. We urge you to read carefully this proxy statement in its entirety, including the Annexes and accompanying financial statements of the Company and Shay.

The record date for the Special Meeting is January 21, 2020. Only stockholders of record at the close of business on that date may vote at the Special Meeting or any adjournment thereof. A complete list of our stockholders of record entitled to vote at the Special Meeting will be available for ten days before the Special Meeting at our principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the Special Meeting.

Gores Sponsor III, LLC, a Delaware limited liability company (our “Sponsor”), and Mr. Randall Bort, Mr. William Patton and Mr. Jeffrey Rea, the Company’s independent directors (the “Initial Stockholders”), officers and other current directors have agreed to vote any of the shares of Class F Stock that are currently owned by our Initial Stockholders (the “Founder Shares”) and any public shares purchased during or after our initial public offering (our “IPO”) in favor of our Business Combination. Currently, our Initial Stockholders own 20% of our issued and outstanding shares of Common Stock, including all of the Founder Shares.

Pursuant to our current certificate of incorporation, we will provide our public stockholders with the opportunity to redeem, upon the closing of the Business Combination, shares of the Company’s Class A Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the closing of the Business Combination) in our trust account (the “Trust Account”) that holds the proceeds of our IPO (including interest not previously released to the Company to fund regulatory compliance requirements and other costs related thereto, subject to an annual limit of $750,000, for a maximum of 24 months, using funds released to the Company from the Trust Account (“Regulatory Withdrawals”) and/or to pay its franchise and income taxes). The per-share amount we will distribute to our stockholders who properly redeem their shares will not be reduced by the deferred underwriting commission totaling $14,000,000 that we will pay to the underwriters of our IPO, as well as other transaction expenses incurred in connection with the Business Combination. For illustrative purposes, based on the balance of our Trust Account of $407,067,134 as of September 30, 2019, the estimated per share redemption price would have been approximately $10.18. Public stockholders may elect to redeem their shares even if they vote “FOR” the Business Combination. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the shares of Common Stock included in the public units sold in our IPO. We have no specified maximum redemption threshold under our current certificate of incorporation, other than the aforementioned 20% threshold. Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in the Trust Account. The Merger Agreement provides that our obligation to consummate the Business Combination is conditioned on the amount in the Trust Account and the proceeds from the Private Placement equaling or exceeding $530,000,000, and the obligation of Shay to consummate the Business Combination is conditioned on the amount in the Trust Account and the proceeds from the Private Placement equaling or exceeding $580,000,000. These conditions to closing in the Merger Agreement are for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Stock by our public stockholders, these conditions are not met (or waived), then we or Shay (as applicable) may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our Class A Stock in an amount that would result in the Company’s failure to have net tangible assets in equaling or exceeding $5,000,001. Holders of our outstanding public warrants do not have redemption rights in connection with the Business Combination.

ii

Our Initial Stockholders, current officers and other current directors have agreed to waive their redemption rights with respect to their shares of our Common Stock in connection with the consummation of the Business Combination, and the Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Our Initial Stockholders have also agreed to waive their right to a conversion price adjustment with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination.

The Business Combination is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal and the Incentive Plan Proposal at the Special Meeting. Each of the proposals other than the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal, other than the Governance Proposal and the Adjournment Proposal, which are not conditioned on the approval of any other proposal set forth in this proxy statement.

We anticipate raising additional proceeds to fund the Business Combination and related transactions through a private placement pursuant to which certain investors have agreed to purchase an aggregate of 23,913,044 shares of Class A Stock (the “Private Placement”) for a discounted price of $9.20 per share for an aggregate commitment of approximately $220,000,005.

A majority of the issued and outstanding shares of the Company’s Common Stock entitled to vote as of the record date at the Special Meeting must be present, in person or represented by proxy, at the Special Meeting to constitute a quorum and in order to conduct business at the Special Meeting. The approval of the proposal to adopt the Merger Agreement and approve the transactions contemplated thereunder, including the Business Combination, requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person or by proxy and entitled to vote at the Special Meeting. The approval of the Nasdaq Proposal requires the majority of the votes cast by holders of our outstanding shares of Common Stock represented in person or by proxy and entitled to vote at the Special Meeting. The approval of the Charter Approval Proposal requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. The approval of the Governance Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Directors are elected by a plurality of votes cast in the Director Election Proposal; this means that the five individuals nominated for election to the board of directors of the Company (the “Board”) who receive the most “FOR” votes (among the shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting) will be elected. The approval of the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person or by proxy and entitled to vote at the Special Meeting. The Board unanimously recommends that you vote “FOR” each of these proposals.

By Order of the Board of Directors

Alec E. Gores

Chairman of the Board of Directors

Beverly Hills, California

January 24, 2020

iii

Page
SUMMARY TERM SHEET	1
FREQUENTLY USED TERMS	7
QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR STOCKHOLDERS	13
SUMMARY OF THE PROXY STATEMENT	31
SELECTED HISTORICAL FINANCIAL INFORMATION OF THE COMPANY	52
SELECTED CONSOLIDATED HISTORICAL FINANCIAL AND OTHER INFORMATION OF SHAY	54
SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	56
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	58
RISK FACTORS	59
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	107
COMPARATIVE SHARE INFORMATION	121
SPECIAL MEETING IN LIEU OF 2020 ANNUAL MEETING OF COMPANY STOCKHOLDERS	123
PROPOSAL NO. 1—APPROVAL OF THE BUSINESS COMBINATION	131
PROPOSAL NO. 2—APPROVAL OF THE ISSUANCE OF MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK IN CONNECTION WITH THE BUSINESS COMBINATION AND THE PRIVATE PLACEMENT	184
PROPOSAL NO. 3—APPROVAL OF THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	186
PROPOSAL NO. 4—APPROVAL OF CERTAIN GOVERNANCE PROVISIONS IN THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	190
PROPOSAL NO. 5—ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS	193
PROPOSAL NO. 6—APPROVAL OF THE INCENTIVE PLAN, INCLUDING THE AUTHORIZATION OF THE INITIAL SHARE RESERVE UNDER THE INCENTIVE PLAN	196
PROPOSAL NO. 7—THE ADJOURNMENT PROPOSAL	204
INFORMATION ABOUT THE COMPANY	205
THE COMPANY'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	218
PAE’S BUSINESS	223
PAE’S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	243
PAE MANAGEMENT	263
EXECUTIVE COMPENSATION	265
MANAGEMENT AFTER THE BUSINESS COMBINATION	276
DESCRIPTION OF SECURITIES	281
BENEFICIAL OWNERSHIP OF SECURITIES	295
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	298
PRICE RANGE OF SECURITIES AND DIVIDENDS	302
INDEPENDENT REGISTERED ACCOUNTING FIRMS	303
APPRAISAL RIGHTS	303
HOUSEHOLDING INFORMATION	303
TRANSFER AGENT AND REGISTRAR	303
SUBMISSION OF STOCKHOLDER PROPOSALS	303
FUTURE STOCKHOLDER PROPOSALS	303
WHERE YOU CAN FIND MORE INFORMATION	305
INDEX TO CONSOLIDATED FINANCIAL INFORMATION	FS-1

i

ii

SUMMARY TERM SHEET

This summary term sheet, together with the sections entitled “Questions and Answers About the Proposals for Stockholders” and “Summary of the Proxy Statement,” summarizes certain information contained in this proxy statement, but does not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached Annexes, for a more complete understanding of the matters to be considered at the Special Meeting. In addition, for definitions used commonly throughout this proxy statement, including this summary term sheet, please see the section entitled “Frequently Used Terms.”

•

Gores Holdings III, Inc., a Delaware corporation, which we refer to as “we,” “us,” “our,” or the “Company,” is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

•

There are currently 50,000,000 shares of Common Stock, par value $0.0001 per share, of the Company, issued and outstanding, consisting of (i) 40,000,000 shares of Class A Stock originally sold as part of the IPO, and (ii) 10,000,000 shares of Class F Stock that were initially issued to our Sponsor, prior to our IPO. There are currently no shares of Company preferred stock issued and outstanding. In addition, we issued 13,333,333 public warrants to purchase Class A Stock (originally sold as part of the public units issued in our IPO) as part of our IPO along with 6,666,666 Private Placement Warrants issued to our Sponsor in a private placement on September 11, 2018 (the “IPO Closing Date”). Each public warrant entitles its holder to purchase one share of our Class A Stock at an exercise price of $11.50 per share, to be exercised only for a whole number of shares of our Class A Stock. The public warrants will become exercisable 30 days after the completion of our initial business combination, and they expire five years after the completion of our initial business combination or earlier upon redemption or liquidation. Once the public warrants become exercisable, the Company may redeem the outstanding public warrants at a price of $0.01 per warrant, if the last sale price of the Company’s Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending on the third business day before the Company sends the notice of redemption to the warrant holders. The Private Placement Warrants, however, are non-redeemable so long as they are held by our Sponsor or its permitted transferees. For more information regarding the public warrants, please see the section entitled “Description of Securities.”

•

PAE is a leading, highly diversified, global company that provides a broad range of operational solutions and outsourced services to meet the critical, enduring needs of the U.S. government, other allied governments, international organizations and companies. PAE merges technology with advanced business practices to deliver faster, smarter and more efficient managed services. Whether clients require high-profile support to operate the largest U.S. embassies around the world or need technical solutions for programs that monitor bioterrorism agents, PAE delivers for its customers. PAE leverages its scale, over 60 years of experience and a talented global workforce of approximately 20,000 to provide the essential services PAE’s clients need to tackle some of the world’s toughest challenges. For more information about PAE, please see the sections entitled “PAE’s Business,” “PAE’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management after the Business Combination.”

•

Subject to the terms of the Merger Agreement and customary adjustments set forth therein, the aggregate merger consideration to be paid in connection with the Business Combination is expected to be approximately $1.4 billion, which amount will be: (i) increased by the amount, if any, by which Shay’s working capital at closing is greater than $112,500,000, or decreased by the amount, if any, by which Shay’s working capital at closing is less than $105,000,000, as the case may be (in each case, subject to certain limitations); (ii) increased by the amount of cash held by Shay as of the closing of the Business Combination; (iii) increased by the amount, if any, of any income tax refunds of Shay and its subsidiaries (to the extent not received in cash by Shay or its subsidiaries prior to the date of the closing of the Business Combination) for the taxable year (or portion thereof) ending on the date of the closing of the Business Combination and for the taxable year immediately preceding the taxable year (or portion thereof) ending on the date of the closing of the Business Combination (in each case, subject to certain limitations);

(iv) decreased by the amount, if any, of any accrued but unpaid income taxes of Shay and its subsidiaries for the taxable year (or portion thereof) ending on the date of the closing of the Business Combination and for the taxable year immediately preceding the taxable year (or portion thereof) ending on the date of the closing of the Business Combination (in each case, subject to certain limitations); (v) decreased by the amount of Shay’s outstanding indebtedness under the Existing Credit Agreements; (vi) decreased by the amount by which Shay’s transaction expenses exceed $5,000,000; and (vii) decreased by the amount payable by Shay to certain employees of Shay and its subsidiaries and other participants pursuant to the Participation Plan. The consideration to be paid to the Shay Stockholders will be a combination of cash and stock.

•

The amount of cash consideration payable to the Shay Stockholders is the sum of: (i) cash available to us from the Trust Account, after giving effect to income and franchise taxes payable in respect of interest income earned in the Trust Account and any redemptions that may be elected by any of our public stockholders for their pro rata share of the aggregate amount of funds on deposit in the Trust Account as of two business days prior to the closing of the Business Combination (which instructions to redeem such public shares are further discussed in this proxy statement); plus (ii) all of the Company’s other cash and cash equivalents; plus (iii) the anticipated gross proceeds of approximately $220,000,005 from the Private Placement; less (iv) certain transaction fees and expenses of the Company, including the payment of deferred underwriting commissions agreed to at the time of our IPO, which transaction fees and expenses will not exceed $30,000,000 in the aggregate; less (v) certain payments to participants in the Participation Plan; less (vi) an amount of cash that will be used to repay a portion of the indebtedness of Shay under the Existing Credit Agreements to the extent such indebtedness (net of the cash of Shay and its subsidiaries) exceeds $572,100,000 as of the date of the closing of the Business Combination (which repayment amount, if the date of the closing of the Business Combination occurred on December 31, 2019, would be approximately $159,692,750); and less (vii) certain transaction fees and expenses of Shay to the extent such fees and expenses exceed $5,000,000. The remainder of the consideration paid to the Shay Stockholders will be stock consideration, consisting of approximately 25,263,286 newly-issued shares of our publicly-traded Class A Stock (before adjusting for the cancellation of a portion of the shares of Class F Stock held by our Sponsor), which shares will be valued at $10.00 per share for purposes of determining the aggregate number of shares payable to the Shay Stockholders for their ownership interests therein. The foregoing consideration to be paid to the Shay Stockholders may be further increased after consummation of the Business Combination by amounts payable as earn-out shares of Class A Stock. The number of shares of Class A Stock issued to the Shay Stockholders as stock consideration is subject to adjustment, depending on, among other things, the level of redemptions of shares of Class A Stock by our public stockholders. At the closing of the Business Combination, each Shay Stockholder will receive a mix of shares of Class A Stock and cash consideration. Following the closing of the Business Combination, each Shay Stockholder may receive cash consideration as a result of any upward adjustment of the purchase price and certain other arrangements as contemplated by the Merger Agreement and shares of Class A Stock payable pursuant to the earn-out. For more information about the Merger Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement.”

•

It is anticipated that, upon completion of the Business Combination: (i) the Company’s public stockholders (other than the Private Placement Investors) will retain an ownership interest of approximately 41.1% in the post-combination company; (ii) the Private Placement Investors will own approximately 24.6% of the post-combination company (such that public stockholders, including Private Placement Investors, will own approximately 65.7% of the post-combination company); (iii) our Initial Stockholders (including our Sponsor) will own approximately 7.2% of the post-combination company, after giving effect to the cancellation of approximately 3,000,000 Founder Shares held by our Sponsor; and (iv) the Shay Stockholders will own approximately 27.1% of the post-combination company. Additionally, following the completion of the Business Combination, and subject to the approval of the Incentive Plan by the Company’s public stockholders and the approval of the applicable award agreements by the post-combination Board, pursuant to the Incentive Plan the Company will grant awards of restricted stock units that will vest in a single installment on the first anniversary of the date of closing of the Business

Combination (subject to continued employment) (the “RSUs”) to specified directors and officers of the post-combination company (the “RSU Recipients”) in an aggregate amount of up to 3,200,000 shares of the Class A Stock that would otherwise be issued to the Shay Stockholders as Stock Consideration. The aggregate number of RSUs that may be granted to the RSU Recipients is an amount of up to 3.3% of the outstanding capital stock of the Company as of closing, which amount shall only be dilutive to the Shay Stockholders and will not affect the stock ownership percentage of any other holder of capital stock of the Company. These levels of ownership interest assume that no shares are elected to be redeemed.

•

The Private Placement Investors have agreed to purchase in the aggregate approximately 23,913,044 shares of Class A Stock, for approximately $220,000,005 of gross proceeds, in the Private Placement. In this proxy statement, we assume that approximately $220,000,005 of the gross proceeds from the Private Placement, in addition to funds from the Trust Account (plus any interest accrued thereon), will be used to fund the cash consideration payable pursuant to the Merger Agreement, the repayment of approximately $159,692,750 (such amount determined assuming the Business Combination closes on December 31, 2019) of Shay’s existing indebtedness and the payment of certain transaction expenses. The ownership percentage with respect to the post-combination company following the Business Combination (i) does not take into account (a) warrants to purchase Class A Stock that will remain outstanding immediately following the Business Combination or (b) the issuance of any shares upon completion of the Business Combination under the Incentive Plan (other than the issuance of the RSUs as described above), a copy of which is attached to this proxy statement as Annex L, but (ii) does include Founder Shares, which will be converted into shares of Class A Stock at the closing of the Business Combination on a one-for-one basis (after giving effect to the cancellation of approximately 3,000,000 of such shares and even though such shares of Class A Stock will be subject to transfer restrictions). If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders in the post-combination company will be different. For more information, please see the sections entitled “Summary of the Proxy Statement—Impact of the Business Combination on the Company’s Public Float,” “Unaudited Pro Forma Condensed Combined Financial Information” and “Proposal No. 6—Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve Under the Incentive Plan.”

•

Our management and Board considered various factors in determining whether to approve the Merger Agreement and the transactions contemplated thereby, including the Business Combination, including that PAE is a leading provider of mission-critical services to the U.S. government, armed forces and international customers, including the U.S. Department of State, Army, Navy, Air Force, NASA and others. For more information about our decision-making process, see the section entitled “Proposal No. 1— Approval of the Business Combination—The Company’s Board of Directors’ Reasons for the Approval of the Business Combination.”

•

Pursuant to our current certificate of incorporation, in connection with the Business Combination, holders of our public shares may elect to have their Class A Stock redeemed for cash at the applicable redemption price per share calculated in accordance with our current certificate of incorporation. As of September 30, 2019, the redemption price would have been approximately $10.18 per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of our Class A Stock for cash and will no longer own shares of the post-combination company and will not participate in the future growth of the post-combination company, if any. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent, Continental Stock Transfer & Trust Company, at least two business days prior to the Special Meeting. Please see the section entitled “Special Meeting in Lieu of 2020 Annual Meeting of Company Stockholders—Redemption Rights.”

•

In addition to voting on the proposal to adopt the Merger Agreement and approve the transactions contemplated thereunder, including the Business Combination, at the Special Meeting, the stockholders of the Company will be asked to vote on:

•

a proposal to approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the Business Combination and the Private Placement (the “Nasdaq Proposal” or “Proposal No. 2”);

•	a proposal to adopt the Second Amended and Restated Certificate of Incorporation in the form attached hereto as Annex B (the “Charter Approval Proposal” or “Proposal No. 3”);

•

a separate proposal with respect to certain governance provisions in the Second Amended and Restated Certificate of Incorporation, which are being separately presented in accordance with SEC requirements and which will be voted upon on a non-binding advisory basis (the “Governance Proposal” or “Proposal No. 4”);

•

a proposal to elect five directors to serve staggered terms on our Board until the 2021, 2022 and 2023 annual meetings of stockholders, as applicable, and until their respective successors are duly elected and qualified (the “Director Election Proposal” or “Proposal No. 5”);

•	a proposal to approve the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan (the “Incentive Plan Proposal” or “Proposal No. 6”); and

•

a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal or the Nasdaq Proposal (the “Adjournment Proposal” or “Proposal No. 7”).

Please see the sections entitled “Proposal No. 1—Approval of the Business Combination,” “Proposal No. 2—Approval of the Issuance of More than 20% of the Company’s Issued and Outstanding Common Stock in Connection with the Business Combination and the Private Placement,” “Proposal No. 3—Approval of the Second Amended and Restated Certificate of Incorporation,” “Proposal No. 4—Approval of Certain Governance Provisions in the Second Amended and Restated Certificate of Incorporation,” “Proposal No. 5—Election of Directors to the Board of Directors,” “Proposal No. 6—Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve under the Incentive Plan,” and “Proposal No. 7—The Adjournment Proposal.” The Business Combination is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal and the Incentive Plan Proposal at the Special Meeting. Each of the proposals other than the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal, other than the Governance Proposal and the Adjournment Proposal, which are not conditioned on the approval of any other proposal set forth in this proxy statement.

•

Upon consummation of the Business Combination, our Board anticipates increasing its initial size from four directors to five directors, with each Class I director having a term that expires at the post-combination company’s annual meeting of stockholders in 2021, each Class II director having a term that expires at the post-combination company’s annual meeting of stockholders in 2022 and each Class III director having a term that expires at the post-combination company’s annual meeting of stockholders in 2023, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. Please see the sections entitled “Proposal No. 5—Election of Directors to the Board of Directors” and “Management After the Business Combination” for additional information.

•

Unless waived by the parties to the Merger Agreement, and subject to applicable law, the closing of the Business Combination is subject to a number of conditions set forth in the Merger Agreement including, among others, expiration of the waiting period under the HSR Act, receipt of certain stockholder approvals contemplated by this proxy statement and the availability of minimum cash amounts at closing. For more information about the closing conditions to the Business Combination, please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement—Conditions to Closing of the Business Combination.”

•

The Merger Agreement may be terminated at any time prior to the consummation of the Business Combination upon agreement of the parties thereto, or by the Company or the Stockholder Representative in specified circumstances. For more information about the termination rights under the Merger Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement—Termination.”

•	The proposed Business Combination involves numerous risks. For more information about these risks, please see the section entitled “Risk Factors.”

•

In considering the recommendation of our Board to vote for the proposals presented at the Special Meeting, including the Business Combination Proposal, you should be aware that aside from their interests as stockholders, our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from, or in addition to, the interests of our stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the Special Meeting, including the Business Combination Proposal. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the Special Meeting, including the Business Combination Proposal. These interests include, among other things:

•	the fact that our Initial Stockholders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

•

the fact that our Initial Stockholders have agreed to waive their rights to conversion price adjustments with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination;

•

the fact that our Sponsor paid an aggregate of $25,000 for 10,781,250 Founder Shares and (after giving effect to the cancellation of (i) 781,250 Founder Shares on October 22, 2018 and (ii) approximately 3,000,000 Founder Shares at the time of the Business Combination) the remaining 7,000,000 Founder Shares will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $70,000,000 (after giving effect to the cancellation of approximately 3,000,000 Founder Shares) but, given the restrictions on such shares, we believe such shares have less value;

•

the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by September 11, 2020;

•

the fact that our Sponsor paid an aggregate of approximately $10,000,000 for its 6,666,666 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by September 11, 2020;

•

the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

•

if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•

the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by September 11, 2020;

•

that, as described in the Charter Approval Proposal and reflected in Annex B, our proposed Second Amended and Restated Certificate of Incorporation excludes The Gores Group and Platinum Equity and each of their successors, certain affiliates and each of their respective transferees as “interested parties” from the list of prohibited business combinations not in compliance with Section 203 of the DGCL;

•

that, at the closing of the Business Combination we will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees;

•

that Alec Gores has entered into a Subscription Agreement with the Company, pursuant to which Alec Gores has committed to purchase up to 3,557,416 shares of Class A Stock in the Private Placement for an aggregate commitment of approximately $32,728,227; and

•

the fact that Alec Gores, our Chairman, is the brother of Tom Gores, the Chief Executive Officer and Chairman of Platinum Equity, and that Tom Gores and certain other executives of Platinum Equity would participate in the Private Placement directly and/or indirectly through an investment in Platinum Equity. Platinum Equity currently holds a controlling stake in Shay through the Platinum Stockholders, which will receive a portion of the cash consideration and a portion of the stock consideration to be paid in connection with the Business Combination. Upon completion of the Business Combination, Platinum Equity will beneficially own 26.8% of our Class A Stock in the post-combination company. Pursuant to the Investor Rights Agreement, the Platinum Stockholders will also have the right to nominate up to two directors to the post-combination company’s board of directors, of whom one will initially be the current Chief Executive Officer of PAE Holding as a Class II director and the other who will initially be a representative of the Platinum Stockholders as a Class III director. The remaining three directors will be independent directors initially nominated by the Platinum Stockholders and reasonably acceptable to the Company. In addition, for so long as the Platinum Stockholders have the right to nominate a director, they will also have the right to: (i) designate the chairman of the board of directors of the post-combination company (who need not be a nominee of the Platinum Stockholders); (ii) appoint one representative to each committee of the board of the post-combination company other than the audit committee; (iii) subject to applicable law and stock exchange requirements, appoint one observer to each committee of the board of the post-combination company; and (iv) subject to applicable law and stock exchange requirements, require that the post-combination company board does not exceed five directors. The Platinum Stockholders’ right to nominate directors to the post-combination company’s board is subject to maintaining its ownership percentage of the total outstanding shares of Class A Stock at certain levels as discussed elsewhere in this proxy statement.

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company” and “Gores” refer to Gores Holdings III, Inc., and the term “post-combination company” refers to the Company following the consummation of the Business Combination. In this proxy statement:

“Board” or “Board of Directors” means the board of directors of the Company.

“Business Combination” means the transactions contemplated by the Merger Agreement, including, among other things, the Mergers.

“Class A Stock” means the shares of Class A Common Stock, par value $0.0001 per share, of the Company.

“Class F Stock” means the shares of Class F Common Stock, par value $0.0001 per share, of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the shares of common stock, par value $0.0001 per share, of the Company, consisting of Class A Stock and Class F Stock.

“Company” means Gores Holdings III, Inc., a Delaware corporation.

“current certificate of incorporation” means our amended and restated certificate of incorporation, dated September 6, 2018.

“Current Employee Participation Plan Release” means the Current Employee Participation Plan Release, entered into on October 31, 2019, by and among PAE LLC and each of the participants in the Participation Plan that were then employed by Shay or one of its subsidiaries as of that date, pursuant to which each participant acknowledged and agreed that his or her interests issued under the Participation Plan will terminate prior to the closing of the Business Combination and be converted into the right to payment as provided in the Participation Plan Releases, and substantially in the form attached as Annex H to this proxy statement.

“Deferred Discount” means any deferred underwriting commissions, which amount will be payable upon consummation of an initial business combination.

“DGCL” means the General Corporation Law of the State of Delaware.

“DLLCA” means the General Limited Liability Company Act of the State of Delaware.

“Earn-Out Shares” means the additional shares of Class A Stock that Shay Stockholders will be entitled to receive under the Merger Agreement if the volume weighted average closing sale price of one share of Class A Stock on the Nasdaq exceeds certain thresholds for a period of at least 10 days out of 20 consecutive trading days at any time during the five-year period following the closing of the Mergers.

“Escrow Agreement” means the Escrow Agreement, substantially in the form attached to this proxy statement as Annex J, which the Company, the Stockholder Representative, and Deutsche Bank Trust Companies America, a New York banking corporation, will enter into at the closing of the Business Combination.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing ABL Credit Agreement” means the Revolving Credit Agreement, dated as of October 20, 2016 (as amended, amended and restated, supplemented or otherwise modified on or prior to the date of the Merger Agreement), by and among Shay Intermediate Holding II Corporation (“Shay Intermediate II”), PAE Holding

Corporation (“PAE Holding”), certain other borrowers from time to time party thereto, certain financial institutions from time to time party thereto and Bank of America, N.A. (“BofA”), as the administrative agent and the collateral agent.

“Existing Credit Agreement Consents” means the applicable consents under the Existing Credit Agreements required in connection with the consummation of the Business Combination.

“Existing Credit Agreements” means: the (i) Existing Term Loan Credit Agreement; (ii) Existing Second Lien Credit Agreement; and (iii) Existing ABL Credit Agreement.

“Existing Second Lien Credit Agreement” means the Second Lien Term Loan Credit Agreement, dated as of October 20, 2016 (as amended, restated, supplemented or otherwise modified from time to time on or prior to the date of the Merger Agreement) by and among Shay Intermediate II, PAE Holding, certain financial institutions from time to time party thereto and BofA, as the administrative agent and the collateral agent.

“Existing Term Loan Credit Agreement” means the First Lien Term Loan Credit Agreement, dated as of October 20, 2016 (as amended, amended and restated, supplemented or otherwise modified on or prior to the date of the Merger Agreement), by and among Shay Intermediate II, PAE Holding, certain other borrowers from time to time party thereto, certain financial institutions from time to time party thereto and BofA, as the administrative agent and the collateral agent.

“Existing Term Loan Upsizing” means the proceeds from the increase in the principal amount under the Existing Term Loan Credit Agreement resulting from the Existing Term Loan Upsizing Agreement.

“Existing Term Loan Upsizing Amendment” means the amendment to the Existing Term Loan Credit Agreement that provides that, at or prior to the closing of the Business Combination, the aggregate principal amount under the Existing Term Loan Credit Agreement will be increased up to an amount equal to (x) the Target Rollover Indebtedness (as defined in the Merger Agreement), plus (y) the amount of cash held by Shay at the closing of the Business Combination.

“EY” means Ernst & Young LLP, independent registered public accounting firm to Shay.

“First Merger” means the merger of First Merger Sub with and into Shay, with Shay continuing as the surviving corporation.

“First Merger Sub” means EAP Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company.

“Founder Shares” means the 10,000,000 shares of Class F Stock that are currently owned by our Initial Stockholders, of which 9,925,000 shares are held by our Sponsor and 25,000 shares are held by each of Mr. Randall Bort, Mr. William Patton and Mr. Jeffrey Rea.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Incentive Plan” means the PAE Incorporated 2020 Equity Incentive Plan.

“Initial Stockholders” means our Sponsor and Mr. Randall Bort, Mr. William Patton and Mr. Jeffrey Rea, the Company’s independent directors.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investor Representation Letter” means the Investor Representation Letter, by and among each Shay Stockholder, to be entered into at the closing of the Business Combination, pursuant to which each Shay

Stockholder will make certain representations, warranties and agreements regarding the issuance of Stock Consideration to such Shay Stockholder, including, without limitation, that such Shay Stockholder: (i) is bound by the terms of the Investor Representation Letter; (ii) is an accredited investor; (iii) has received or had access to all necessary information with respect to the Class A Stock; (iv) is aware of the risks involved in and restrictions related to holding the Class A Stock; and (v) is in compliance with applicable laws, and substantially in the form attached as Annex G to this proxy statement.

“Investor Rights Agreement” means the Investor Rights Agreement, by and among the Company and the Platinum Stockholders, to be entered into at the closing of the Business Combination, pursuant to which the Platinum Stockholders will have the right to, among other things, nominate up to two directors to the post-combination company’s board of directors, of whom one will initially be the current Chief Executive Officer of PAE Holding Corporation as a Class II director and the other will initially be a representative of the Platinum Stockholders as a Class III director, and substantially in the form attached as Annex F to this proxy statement.

“IPO” means the Company’s initial public offering, consummated on September 11, 2018, through the sale of 40,000,000 public units (including 2,500,000 units sold pursuant to the underwriters’ partial exercise of their over-allotment option) at $10.00 per unit.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“KPMG” means KPMG LLP, an independent registered public accounting firm.

“Leader,” “leading,” “industry leadership,” “industry leading,” and other similar statements included in this proxy statement and, in particular, in the sections entitled “Summary Term Sheet,” “Summary of the Proxy Statement,” “Proposal No. 1—Approval of the Business Combination,” “PAE’s Business” and “PAE’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” regarding PAE, its segments and its services are based on PAE’s belief that none of its competitors holds a combined market position greater than PAE’s market position in its five service areas. PAE bases its beliefs regarding these matters, including its estimates of its market share in each of its service areas, on its collective institutional knowledge and expertise regarding its industries and markets, which are based on, among other things, publicly available information, reports of government agencies, RFPs and the results of contract bids and awards, and industry research firms, as well as PAE’s internal research, calculations and assumptions based on its analysis of such information and data. PAE believes these assertions to be reasonable and accurate as of the date of this proxy statement.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of November 1, 2019, by and among the Company, First Merger Sub, Second Merger Sub, Shay and the Stockholder Representative.

“Mergers” means the First Merger and the Second Merger.

“Moelis” means Moelis & Company LLC.

“Morrow” means Morrow Sodali, proxy solicitor to the Company.

“Nasdaq” means the National Association of Securities Dealers Automated Quotations Capital Market.

“PAE” means prior to the Business Combination, Shay Holding Corporation and its subsidiaries, and after the Business Combination, PAE Incorporated and its subsidiaries.

“PAE Holding” means PAE Holding Corporation.

“PAE LLC” means Pacific Architects and Engineers, LLC.

“Participation Plan” means the Pacific Architects and Engineers Incorporated 2016 Participation Plan.

“Participation Plan Releases” means, collectively, the Current Employee Participation Plan Release and the Terminated Employee Participation Plan Release.

“Platinum Equity” means Platinum Equity, LLC, its sponsored funds and affiliated private equity vehicles.

“Platinum Stockholders” means, collectively, the affiliates of Platinum Equity that hold shares of common stock, par value $0.01 per share, of Shay that were issued and outstanding immediately prior to the effective time of the Mergers.

“Private Placement” means the private placement of 23,913,044 shares of Class A Stock with a limited number of qualified institutional buyers and accredited investors (as defined by Rule 501 of Regulation D) pursuant to Section 4(a)(2) of the Securities Act, for gross proceeds to the Company in an aggregate amount of approximately $220,000,005.

“Private Placement Investors” means certain “accredited investors” (as defined in Rule 501 under the Securities Act).

“Private Placement Warrants” means the warrants held by our Sponsor that were issued to our Sponsor on the IPO Closing Date, each of which is exercisable for one share of Class A Stock, in accordance with its terms.

“public shares” means shares of Class A Stock included in the public units issued in the Company’s IPO.

“public stockholders” means holders of public shares, including our Initial Stockholders to the extent our Initial Stockholders hold public shares; provided, that our Initial Stockholders are considered a “public stockholder” only with respect to any public shares held by them.

“public units” means one share of Class A Stock and one-third of one public warrant of the Company, whereby each whole public warrant entitles the holder thereof to purchase one share of Class A Stock at an exercise price of $11.50 per share of Class A Stock, sold in the IPO.

“public warrants” means the warrants included in the public units issued in the Company’s IPO, each of which is exercisable for one share of Class A Stock, in accordance with its terms.

“Registration Rights Agreement” means that certain Amended and Restated Registration Rights Agreement to be entered into at the closing of the transactions contemplated by the Merger Agreement, including the Business Combination, by the Company, our Sponsor, Mr. Randall Bort, Mr. William Patton, Mr. Jeffrey Rea and the Shay Stockholders.

“Regulatory Withdrawals” means funds released to the Company from the Trust Account to fund regulatory compliance requirements and other costs related thereto, subject to an annual limit of $750,000, for a maximum of 24 months.

“Related Agreements” means, collectively, the Registration Rights Agreement, the Investor Rights Agreement, the Investor Representation Letter, the Current Employee Participation Plan Release, the Terminated Employee Participation Plan Release, the Escrow Agreement and the Subscription Agreement.

“Restricted Gores Stockholders” means, collectively, our Sponsor, Mr. Randall Bort, Mr. William Patton and Mr. Jeffrey Rea.

“Restricted Stockholders” means the Restricted Gores Stockholders and the Shay Stockholders.

“Rollover Credit Agreements” means the (i) Existing ABL Credit Agreement and (ii) Existing Term Loan Credit Agreement.

“RSUs” means restricted stock units granted under the Incentive Plan in accordance with the terms of the Merger Agreement.

“RSU Recipients” means the specified directors and officers of the post-combination company that will be granted RSUs pursuant to the Incentive Plan.

“SEC” means the United States Securities and Exchange Commission.

“Second Amended and Restated Certificate of Incorporation” means the proposed Second Amended and Restated Certificate of Incorporation of the Company, a form of which is attached hereto as Annex B, which will become the post-combination company’s certificate of incorporation upon the approval of the Charter Approval Proposal, assuming the consummation of the Business Combination.

“Second Merger” means the merger of Second Merger Sub with and into Shay, with Second Merger Sub continuing as the surviving company.

“Second Merger Sub” means EAP Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Company.

“Securities Act” means the Securities Act of 1933, as amended.

“Shay” means Shay Holding Corporation, a Delaware corporation.

“Shay Stockholder” means a holder of a share of common stock, par value $0.01 per share, of Shay that is issued and outstanding immediately prior to the effective time of the Merger.

“SOX” means the Sarbanes-Oxley Act of 2002.

“Special Meeting” means the special meeting in lieu of the 2020 annual meeting of the stockholders of the Company that is the subject of this proxy statement.

“Sponsor” means Gores Sponsor III, LLC, a Delaware limited liability company.

“Stock Consideration” means the Company Class A Stock to be issued to the Shay Stockholders pursuant to the transactions contemplated by the Merger Agreement, including any Earn-Out Shares issuable pursuant to Article III thereof.

“Stockholder Representative” means Platinum Equity Advisors, LLC, a Delaware limited liability company, in its capacity as a “Stockholder Representative” with respect to the Merger Agreement.

“Subscription Agreements” means, collectively, those certain subscription agreements entered into on November 1, 2019, between the Company and certain investors, including our Sponsor, pursuant to which such investors have agreed to purchase an aggregate of 23,913,044 shares of Class A Stock in the Private Placement, and substantially in the form attached hereto as Annex K.

“Surviving Company” means the surviving company of the Second Merger.

“Terminated Employee Participation Plan Release” means the Terminated Employee Participation Plan Release, entered into on October 31, 2019, by and among PAE LLC and each of the participants in the

Participation Plan that were no longer employed by Shay or one of its subsidiaries as of that date, pursuant to which each participant acknowledged and agreed that his or her interests issued under the Participation Plan will terminate prior to the closing of the Business Combination and be converted into the right to payment as provided in the Participation Plan Releases, and substantially in the form attached as Annex I to this proxy statement.

“The Gores Group” means The Gores Group LLC, an affiliate of our Sponsor.

“Transfer Agent” means Continental Stock Transfer & Trust Company.

“Trust Account” means the trust account of the Company that holds the proceeds from the Company’s IPO.

“Trustee” means Continental Stock Transfer & Trust Company.

“Weil” means Weil, Gotshal & Manges LLP, counsel to the Company.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR STOCKHOLDERS

The questions and answers below highlight only selected information from this document and only briefly address some commonly asked questions about the proposals to be presented at the Special Meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that is important to our stockholders. We urge stockholders to read carefully this entire proxy statement, including the Annexes and the other documents referred to herein, to fully understand the proposed Business Combination and the voting procedures for the Special Meeting, which will be held on February 7, 2020 at 9:00 a.m. Eastern Time at the offices of Weil, Gotshal & Manges LLP, located at 767 Fifth Avenue, New York, NY 10153.

Q:	Why am I receiving this proxy statement?

A:

Our stockholders are being asked to consider and vote upon a proposal to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Business Combination, among other proposals. We have entered into the Merger Agreement providing for, among other things, the merger of First Merger Sub with and into Shay, with Shay continuing as the surviving corporation (the “First Merger”) and immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of Shay with and into Second Merger Sub with Second Merger Sub continuing as the surviving company (the “Second Merger” and, together with the First Merger and the other transactions contemplated by the Merger Agreement, the “Business Combination”). You are being asked to vote on the Business Combination. Subject to the terms of the Merger Agreement (including the adjustment of the final merger consideration thereunder), the aggregate merger consideration to be paid in connection with the Business Combination is expected to be approximately $1.4 billion. A copy of the Merger Agreement is attached to this proxy statement as Annex A.

This proxy statement and its Annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the Special Meeting. You should read this proxy statement and its Annexes carefully and in their entirety.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its Annexes.

Q:	When and where is the Special Meeting?

A:	The Special Meeting will be held on February 7, 2020 at 9:00 a.m. Eastern Time at the offices of Weil, Gotshal & Manges LLP, located at 767 Fifth Avenue, New York, NY 10153.

Q:	What are the specific proposals on which I am being asked to vote at the Special Meeting?

A:	The Company’s stockholders are being asked to approve the following proposals:

1.	Business Combination Proposal—To adopt the Merger Agreement and approve the transactions contemplated thereby, including the Business Combination (Proposal No. 1);

2.

Nasdaq Proposal—To approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the Business Combination and the Private Placement (Proposal No. 2);

3.	Charter Approval Proposal—To consider and act upon a proposal to adopt the Second Amended and Restated Certificate of Incorporation in the form attached hereto as Annex B (Proposal No. 3);

4.

Governance Proposal—To consider and act upon a separate proposal with respect to certain governance provisions in the Second Amended and Restated Certificate of Incorporation, which are being separately presented in accordance with SEC requirements and which will be voted upon on a non-binding advisory basis (Proposal No. 4);

5.

Director Election Proposal—To elect five directors to serve staggered terms on our Board until the 2021, 2022 and 2023 annual meetings of stockholders, as applicable, and until their respective successors are duly elected and qualified (Proposal No. 5);

6.	Incentive Plan Proposal—To consider and vote upon a proposal to approve the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan (Proposal No. 6); and

7.

Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal or the Incentive Plan Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal and the Incentive Plan Proposal (Proposal No. 7).

Q:	Are the proposals conditioned on one another?

A:

Yes. The Business Combination is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal and the Incentive Plan Proposal at the Special Meeting. Each of the proposals other than the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal, other than the Governance Proposal and the Adjournment Proposal, which are not conditioned on the approval of any other proposal set forth in this proxy statement. It is important for you to note that in the event that the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal or the Incentive Plan Proposal do not receive the requisite vote for approval, we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by September 11, 2020, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to the public stockholders.

Q:	Why is the Company providing stockholders with the opportunity to vote on the Business Combination?

A:

Under our current certificate of incorporation, we must provide all holders of public shares with the opportunity to have their public shares redeemed upon the consummation of our initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. For business and other reasons, we have elected to provide our stockholders with the opportunity to have their public shares redeemed in connection with a stockholder vote rather than a tender offer. Therefore, we are seeking to obtain the approval of our stockholders of the Business Combination Proposal in order to allow our public stockholders to effectuate redemptions of their public shares in connection with the closing of our Business Combination. The adoption of the Merger Agreement is required under Delaware law and the approval of the Business Combination is required under our current certificate of incorporation. In addition, such approval is also a condition to the closing of the Business Combination under the Merger Agreement.

Q:	What revenues and profits/losses has Shay generated in the last three years?

A:

For the fiscal periods from January 1, 2016 to March 14, 2016 (Predecessor) and January 8, 2016 to December 31, 2016 (Successor) and the years ended December 31, 2017 and 2018, Shay had total revenue of $420.9 million, $1,808.5 million, $2,331.6 million and $2,608.6 million, respectively, and net loss attributed to Shay of $14.3 million, $8.3 million, $52.8 million and $34.5 million, respectively. For additional information, please see the sections entitled “Selected Consolidated Historical Financial and other Information of Shay” and “PAE’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Q:	What will happen in the Business Combination?

A:

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions set forth therein, the Company will acquire Shay in a series of transactions we collectively refer to as the “Business Combination.” At the closing of the Business Combination contemplated by the Merger Agreement, among other things, First Merger Sub will merge with and into Shay, with Shay continuing as the surviving corporation, and Second Merger Sub will merge with and into Shay, with Second Merger Sub continuing as the surviving company. As a result of the Mergers, at the closing of the Business Combination, the Company will own 100% of the outstanding common stock of Shay, and each share of common stock of Shay will be cancelled and converted into the right to receive a portion of the merger consideration.

Q:	Following the Business Combination, will the Company’s securities continue to trade on a stock exchange?

A:

Yes. We intend to apply to continue the listing of the post-combination company’s Class A Stock and public warrants on Nasdaq under the symbols “PAE” and “PAEW,” respectively, upon the closing of the Business Combination.

Q:	How has the announcement of the Business Combination affected the trading price of the Company’s Class A Stock?

A:

On October 31, 2019, the trading date before the public announcement of the Business Combination, the Company’s public units, Class A Stock and public warrants closed at $10.62, $10.10 and $1.50, respectively. On January 23, 2020, the trading date immediately prior to the date of this proxy statement, the Company’s public units, Class A Stock and public warrants closed at $11.50, $10.80 and $2.05, respectively.

Q:	How will the Business Combination impact the shares of the Company outstanding after the Business Combination?

A:

As a result of the Business Combination and the consummation of the transactions contemplated thereby, including the Private Placement, the amount of Common Stock outstanding will increase by approximately 95% to approximately 97,263,286 shares of Common Stock (assuming that no shares of Class A Stock are redeemed). Additional shares of Common Stock may be issuable in the future as a result of the issuance of additional shares that are not currently outstanding, including (i) issuance of shares of Class A Stock as Earn-Out Shares for achievement of specified thresholds in the Merger Agreement, and (ii) issuance of shares of Class A Stock upon exercise of the public warrants and Private Placement Warrants after the Business Combination. The issuance and sale of such shares in the public market could adversely impact the market price of our Common Stock, even if our business is doing well. Pursuant to the Incentive Plan, a copy of which is attached to this proxy statement as Annex L, following the closing of the Business Combination and subject to the approval of the applicable award agreements by the post-combination Board, the Company will grant the RSUs to the RSU Recipients in an aggregate amount of up to 3,200,000 shares of the Class A Stock that would otherwise be issued to the Shay Stockholders as Stock Consideration. The aggregate number of RSUs that may be granted to the RSU Recipients is an amount of up to 3.3% of the outstanding capital stock of the Company as of closing, which amount shall only be dilutive to the Shay Stockholders and will not affect the stock ownership percentage of any other holder of capital stock of the Company.

Q:	Is the Business Combination the first step in a “going private” transaction?

A:

No. The Company does not intend for the Business Combination to be the first step in a “going private” transaction. One of the primary purposes of the Business Combination is to provide a platform for PAE to access the U.S. public markets.

Q:	Will the management of PAE change in the Business Combination?

A:

We anticipate that all of the executive officers of PAE will remain with the post-combination company. In addition, Louis Samson, John Heller, Paul T. Bader, Marshall Heinberg and John P. Hendrickson have each been nominated to serve as directors of the post-combination company upon completion of the Business Combination. Please see the sections entitled “Proposal No. 5—Election of Directors to the Board of Directors” and “Management After the Business Combination” for additional information.

Q:	What equity stake will current stockholders of the Company, Private Placement Investors and the Shay Stockholders hold in the post-combination company after the closing?

A:

It is anticipated that, upon completion of the Business Combination: (i) the Company’s public stockholders (other than the Private Placement Investors) will retain an ownership interest of approximately 41.1% in the post-combination company; (ii) the Private Placement Investors will own approximately 24.6% of the post-combination company (such that public stockholders, including Private Placement Investors, will own approximately 65.7% of the post-combination company); (iii) our Initial Stockholders (including our Sponsor) will own approximately 7.2% of the post-combination company, after giving effect to the cancellation of approximately 3,000,000 Founder Shares held by our Sponsor; and (iv) the Shay Stockholders will own approximately 27.1% of the post-combination company. Additionally, following the date of closing of the Business Combination, and subject to the approval of the Incentive Plan by the Company’s public stockholders and the approval of the applicable award agreements by the post-combination Board, pursuant to the Incentive Plan the Company will grant the RSUs to the RSU Recipients in an aggregate amount of up to 3,200,000 shares of the Class A Stock that would otherwise be issued to the Shay Stockholders as Stock Consideration. The aggregate number of RSUs that may be granted to the RSU Recipients is an amount of up to 3.3% of the outstanding capital stock of the Company as of closing, which amount shall only be dilutive to the Shay Stockholders and will not affect the stock ownership percentage of any other holder of capital stock of the Company. These levels of ownership interest assume that no shares are elected to be redeemed.

The Private Placement Investors have agreed to purchase in the aggregate approximately 23,913,044 shares of Class A Stock, for approximately $220,000,005 of gross proceeds, in the Private Placement. In this proxy statement, we assume that approximately $220,000,005 of the gross proceeds from the Private Placement, in addition to funds from the Trust Account (plus any interest accrued thereon), will be used to fund the cash consideration payable pursuant to the Merger Agreement, the repayment of approximately $159,692,750 (such amount determined assuming the Business Combination closes on December 31, 2019) of Shay’s existing indebtedness and the payment of certain transaction expenses. The ownership percentage with respect to the post-combination company following the Business Combination (i) does not take into account (a) warrants to purchase Class A Stock that will remain outstanding immediately following the Business Combination or (b) the issuance of any shares upon completion of the Business Combination under the Incentive Plan (other than the issuance of the RSUs as described above), a copy of which is attached to this proxy statement as Annex L, but (ii) does include Founder Shares, which will be converted into shares of Class A Stock at the closing of the Business Combination on a one-for-one basis (after giving effect to the cancellation of approximately 3,000,000 of such shares and even though such shares of Class A Stock will be subject to transfer restrictions). If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders in the post-combination company will be different. For more information, please see the sections entitled “Summary of the Proxy Statement—Impact of the Business Combination on the Company’s Public Float,” “Unaudited Pro Forma Condensed Combined Financial Information” and “Proposal No. 6—Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve Under the Incentive Plan.”

Q:	Will the Company obtain new financing in connection with the Business Combination?

A:

No. The Company will use the proceeds from the Private Placement, together with the funds in the Trust Account, to fund the cash consideration payable to the Shay Stockholders in the Business Combination, to

repay approximately $159,692,750 (such amount determined assuming the Business Combination closes on December 31, 2019) of the existing indebtedness of Shay and to pay certain transaction expenses. The Private Placement is contingent upon, among other things, stockholder approval of the Business Combination Proposal and the closing of the Business Combination. In addition, the Company will be assuming approximately $572,100,000 of the existing net indebtedness of Shay. The Company does not anticipate obtaining any new debt financing to fund the Business Combination.

Q:	What conditions must be satisfied to complete the Business Combination?

A:

There are a number of closing conditions in the Merger Agreement, including the expiration of the applicable waiting period under the HSR Act and the approval by the stockholders of the Company of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal and the Incentive Plan Proposal. For a summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement.”

Q:

Are there any arrangements to help ensure that the Company will have sufficient funds, together with the proceeds in its Trust Account and from the Private Placement, to fund the aggregate purchase price?

A:

Unless waived by the Company or Shay, as applicable, the Merger Agreement provides that (i) our obligation to consummate the Business Combination is conditioned on the amount in the Trust Account and the proceeds from the Private Placement equaling or exceeding $530,000,000, and (ii) the obligation of Shay to consummate the Business Combination is conditioned on the amount in the Trust Account and the proceeds from the Private Placement equaling or exceeding $580,000,000.

The Private Placement Investors have agreed to purchase approximately 23,913,044 shares of Class A Stock in the aggregate in the Private Placement at a discounted price of $9.20 per share (subject to customary terms and conditions, including the closing of the Business Combination) for gross proceeds to the Company of approximately $220,000,005 pursuant to Subscription Agreements entered into at the signing of the Merger Agreement.

The Company will use the proceeds of the Private Placement, together with the funds in the Trust Account, to fund the cash consideration in the Business Combination, to repay approximately $159,692,750 (such amount determined assuming the Business Combination closes on December 31, 2019) of the existing indebtedness of Shay and to pay certain transaction expenses. In order to facilitate the Business Combination, the Sponsor, has agreed to cancel 3,000,000 Founder Shares, 1,086,956 shares of which will be cancelled and automatically converted into Class A Stock on a one-for-one basis to be issued to the Shay Stockholders as additional Stock Consideration and 1,913,044 shares of which will be cancelled in respect of the Private Placement representing a portion of the total number of shares of Class A Stock that the Company has agreed to sell to the participants in the Private Placement (pursuant to subscription agreements entered into in connection therewith) at a discounted price of $9.20 per share. The Private Placement is contingent upon, among other things, stockholder approval of the Business Combination Proposal and the closing of the Business Combination.

Q:	Why is the Company proposing the Nasdaq Proposal?

A:

We are proposing the Nasdaq Proposal in order to comply with Nasdaq Listing Rules 5635(a) and (d), which require stockholder approval of certain transactions that result in the issuance of 20% or more of the outstanding voting power or shares of Common Stock outstanding before the issuance of stock or securities.

In connection with the Business Combination, we expect to issue (i) approximately 25,263,286 shares of Class A Stock in the Business Combination (before adjusting for the cancellation of a portion of the shares of Class F Stock held by our Sponsor), and (ii) approximately 23,913,044 shares of Class A Stock in the Private Placement. Because we may issue 20% or more of our outstanding Common Stock when considering together the Stock Consideration and the Private Placement, we are required to obtain stockholder approval of such issuance pursuant to Nasdaq Listing Rules 5635(a) and (d). For more information, please see the section entitled “Proposal No. 2—Approval of the Issuance of More than 20% of the Company’s Issued and Outstanding Common Stock in Connection with the Business Combination and the Private Placement.”

Q:	Why is the Company proposing the Charter Approval Proposal?

A:

The Second Amended and Restated Certificate of Incorporation that we are asking our stockholders to adopt in connection with the Business Combination (the “Charter Approval Proposal” or “Proposal No. 3”) provides for certain amendments to our existing certificate of incorporation. Pursuant to Delaware law and the Merger Agreement, we are required to submit the Charter Approval Proposal to the Company’s stockholders for adoption. For additional information please see the section entitled “Proposal No. 3—Approval of the Second Amended and Restated Certificate of Incorporation.”

Q:	Why is the Company proposing the Governance Proposal?

A:

As required by applicable SEC guidance, the Company is requesting that its stockholders vote upon, on a non-binding advisory basis, a proposal to approve certain governance provisions contained in the Second Amended and Restated Certificate of Incorporation that materially affect stockholder rights. This separate vote is not otherwise required by Delaware law separate and apart from Proposal No. 3, but pursuant to SEC guidance, the Company is required to submit these provisions to its stockholders separately for approval. However, the stockholder vote regarding this proposal is an advisory vote, and is not binding on the Company or its board of directors (separate and apart from the approval of Proposal No. 3). Furthermore, the Business Combination is not conditioned on the separate approval of the Governance Proposal (separate and apart from approval of Proposal No. 3). For additional information, please see the section entitled “Proposal No. 4—Approval of Certain Governance Provisions in the Second Amended and Restated Certificate of Incorporation.”

Q:	Why is the Company proposing the Director Election Proposal?

A:

Upon consummation of the Business Combination, our Board anticipates increasing its initial size from four directors to five directors, with each Class I director having a term that expires at the post-combination company’s annual meeting of stockholders in 2021, each Class II director having a term that expires at the post-combination company’s annual meeting of stockholders in 2022 and each Class III director having a term that expires at the post-combination company’s annual meeting of stockholders in 2023, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. The Company believes it is in the best interests of stockholders to allow stockholders to vote upon the election of newly appointed directors. Please see the section entitled “Proposal No. 5—Election of Directors to the Board of Directors” for additional information.

Q:	Why is the Company proposing the Incentive Plan Proposal?

A:

The purpose of the Incentive Plan Proposal is to further align the interests of the eligible participants with those of stockholders by providing long-term incentive compensation opportunities tied to the performance of the Company. Please see the section entitled “Proposal No. 6—Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve under the Incentive Plan” for additional information.

Q:	Why is the Company proposing the Adjournment Proposal?

A:

We are proposing the Adjournment Proposal to allow our Board to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal or the Incentive Plan Proposal, but no other proposal if the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal and the Incentive Plan Proposal are approved. Please see the section entitled “Proposal No. 7—The Adjournment Proposal” for additional information.

Q:	What happens if I sell my shares of Class A Stock before the Special Meeting?

A:

The record date for the Special Meeting is earlier than the date that the Business Combination is expected to be completed. If you transfer your shares of Class A Stock after the record date, but before the Special Meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the Special Meeting. However, you will not be able to seek redemption of your shares of Class A Stock because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination. If you transfer your shares of Class A Stock prior to the record date, you will have no right to vote those shares at the Special Meeting or redeem those shares for a pro rata portion of the proceeds held in our Trust Account.

Q:	What constitutes a quorum at the Special Meeting?

A:

A majority of the issued and outstanding shares of the Company’s Common Stock entitled to vote as of the record date at the Special Meeting must be present, in person or represented by proxy, at the Special Meeting to constitute a quorum and in order to conduct business at the Special Meeting. Abstentions will be counted as present for the purpose of determining a quorum. Our Initial Stockholders, who currently own 20% of our issued and outstanding shares of Common Stock, will count towards this quorum. In the absence of a quorum, the chairman of the Special Meeting has power to adjourn the Special Meeting. As of the record date for the Special Meeting, 25,000,001 shares of our Common Stock would be required to achieve a quorum.

Q:	What vote is required to approve the proposals presented at the Special Meeting?

A:

The approval of the Business Combination Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person or by proxy and entitled to vote at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote, with regard to the Business Combination Proposal will have no effect on the Business Combination Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Business Combination Proposal. Our Initial Stockholders have agreed to vote their shares of Common Stock in favor of the Business Combination Proposal.

The approval of the Nasdaq Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person or by proxy and entitled to vote at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Nasdaq Proposal will have no effect on the Nasdaq Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Nasdaq Proposal.

The approval of the Charter Approval Proposal requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Charter Approval Proposal will have the same effect as a vote “AGAINST” such Charter Approval Proposal.

The approval of the Governance Proposal, which is a non-binding advisory vote, requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Governance Proposal will have no effect on the Governance Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Governance Proposal.

Directors are elected by a plurality of all of the votes cast by holders of shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. This means that the five director nominees who receive the most affirmative votes will be elected. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions and broker non-votes will have no effect on the election of directors.

The approval of the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person or by proxy and entitled to vote at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote will have no effect on the Incentive Plan Proposal or the Adjournment Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Incentive Plan Proposal or the Adjournment Proposal.

Q:	What happens if the Business Combination Proposal is not approved?

A:	If the Business Combination Proposal is not approved and we do not consummate a business combination by September 11, 2020, we will be required to dissolve and liquidate our Trust Account.

Q:	May the Company, its Sponsor or the Company’s directors or officers or their affiliates purchase shares in connection with the Business Combination?

A:

In connection with the stockholder vote to approve the proposed Business Combination, our Sponsor, directors or officers or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the Trust Account. None of our directors or officers or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such selling stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such selling stockholder to vote such shares in a manner directed by the purchaser. In the event that our Sponsor, directors or officers or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per-share pro rata portion of the Trust Account.

Q:	How many votes do I have at the Special Meeting?

A:

Our stockholders are entitled to one vote on each proposal presented at the Special Meeting for each share of Common Stock held of record as of January 21, 2020, the record date for the Special Meeting. As of the close of business on the record date, there were 50,000,000 outstanding shares of our Common Stock.

Q:	How do I vote?

A:

If you were a holder of record of our Common Stock on January 21, 2020, the record date for the Special Meeting, you may vote with respect to the proposals in person at the Special Meeting, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Voting by Mail. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Special Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Special Meeting so that your shares will be voted if you are unable to attend the Special Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. Votes submitted by mail must be received by 9:00 a.m. Eastern Time on February 7, 2020.

Voting in Person at the Meeting. If you attend the Special Meeting and plan to vote in person, we will provide you with a ballot at the Special Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Special Meeting. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the Special Meeting and vote in person, you will need to bring to the Special Meeting a legal proxy from your broker, bank or nominee authorizing you to vote these shares. For additional information, please see the section entitled “Special Meeting in Lieu of 2020 Annual Meeting of Company Stockholders.”

Q:	What will happen if I abstain from voting or fail to vote at the Special Meeting?

A:

At the Special Meeting, we will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. For purposes of approval, a failure to vote or an abstention will have no effect on the Business Combination Proposal, the Governance Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal, a failure to vote or abstention will have the same effect as a vote “AGAINST” the Charter Approval Proposal, while only an abstention (and not a failure to vote) will have the same effect as a vote “AGAINST” the Nasdaq Proposal.

Q:	What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:

Signed and dated proxies received by us without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each proposal presented to the stockholders. The proxyholders may use their discretion to vote on any other matters which properly come before the Special Meeting.

Q:	If I am not going to attend the Special Meeting in person, should I return my proxy card instead?

A:

Yes. Whether you plan to attend the Special Meeting or not, please read the enclosed proxy statement carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:

No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-routine matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe the proposals presented to the stockholders at this Special Meeting will be considered non-routine and, therefore, your broker, bank, or nominee cannot vote your shares without your instruction on any of the proposals presented at the Special Meeting. If you do not provide instructions with your proxy, your broker, bank, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a broker, bank, or nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the Special Meeting. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:	How will a broker non-vote impact the results of each proposal?

Broker non-votes will count as a vote “AGAINST” the Charter Approval Proposal but will not have any effect on the outcome of any other proposals.

Q:	May I change my vote after I have mailed my signed proxy card?

A:

Yes. You may change your vote by sending a later-dated, signed proxy card to our Secretary at the address listed below so that it is received by our Secretary prior to the Special Meeting or attend the Special Meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to our Secretary, which must be received by our Secretary prior to the Special Meeting.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:	How will the Company’s Sponsor, directors and officers vote?

A:

Prior to our IPO, we entered into agreements with our Sponsor and each of our directors and officers, pursuant to which each agreed to vote any shares of Common Stock owned by them in favor of the Business Combination Proposal. None of our Sponsor, directors or officers has purchased any shares of our Common Stock during or after our IPO and, as of the date of this proxy statement, neither we nor our Sponsor, directors or officers have entered into agreements, and are not currently in negotiations, to purchase shares prior to the consummation of the Business Combination. Currently, our Initial Stockholders own 20% of our issued and outstanding shares of Common Stock, including all of the Founder Shares, and will be able to vote all such shares at the Special Meeting.

Q:	What interests do the Sponsor and the Company’s current officers and directors have in the Business Combination?

A:

Our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interests. You should take these interests into account in deciding whether to approve the Business Combination. These interests include:

•	the fact that our Initial Stockholders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

•

the fact that our Initial Stockholders have agreed to waive their rights to conversion price adjustments with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination;

•

the fact that our Sponsor paid an aggregate of $25,000 for 10,781,250 Founder Shares and (after giving effect to the cancellation of (i) 781,250 Founder Shares on October 22, 2018 and (ii) approximately 3,000,000 Founder Shares at the time of the Business Combination) the remaining 7,000,000 Founder Shares will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $70,000,000 (after giving effect to the cancellation of approximately 3,000,000 Founder Shares) but, given the restrictions on such shares, we believe such shares have less value;

•

the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by September 11, 2020;

•

the fact that our Sponsor paid an aggregate of approximately $10,000,000 for its 6,666,666 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by September 11, 2020;

•

the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

•

if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•

the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by September 11, 2020;

•

that, as described in the Charter Approval Proposal and reflected in Annex B, our proposed Second Amended and Restated Certificate of Incorporation excludes The Gores Group and Platinum Equity and each of their successors, certain affiliates and each of their respective transferees as “interested parties” from the list of prohibited business combinations not in compliance with Section 203 of the DGCL;

•

that, at the closing of the Business Combination we will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees;

•

that Alec Gores has entered into a Subscription Agreement with the Company, pursuant to which Alec Gores has committed to purchase up to 3,557,416 shares of Class A Stock in the Private Placement for an aggregate commitment of approximately $32,728,227; and

•

the fact that Alec Gores, our Chairman, is the brother of Tom Gores, the Chief Executive Officer and Chairman of Platinum Equity, and that Tom Gores and certain other executives of Platinum Equity would participate in the Private Placement directly and/or indirectly through an investment in Platinum

Equity. Platinum Equity currently holds a controlling stake in Shay through the Platinum Stockholders, which will receive a portion of the cash consideration and a portion of the stock consideration to be paid in connection with the Business Combination. Upon completion of the Business Combination, Platinum Equity will beneficially own 26.8% of our Class A Stock in the post-combination company. Pursuant to the Investor Rights Agreement, the Platinum Stockholders will also have the right to nominate up to two directors to the post-combination company’s board of directors, of whom one will initially be the current Chief Executive Officer of PAE Holding as a Class II director and the other who will initially be a representative of the Platinum Stockholders as a Class III director. The remaining three directors will be independent directors initially nominated by the Platinum Stockholders and reasonably acceptable to the Company. In addition, for so long as the Platinum Stockholders have the right to nominate a director, they will also have the right to: (i) designate the chairman of the board of directors of the post-combination company (who need not be a nominee of the Platinum Stockholders); (ii) appoint one representative to each committee of the board of the post-combination company other than the audit committee; (iii) subject to applicable law and stock exchange requirements, appoint one observer to each committee of the board of the post-combination company; and (iv) subject to applicable law and stock exchange requirements, require that the post-combination company board does not exceed five directors. The Platinum Stockholders’ right to nominate directors to the post-combination company’s board is subject to maintaining its ownership percentage of the total outstanding shares of Class A Stock at certain levels as discussed elsewhere in this proxy statement.

These interests may influence our directors in making their recommendation that you vote in favor of the approval of the Business Combination.

Q:	Did the Company’s Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A:

Yes. Although our current certificate of incorporation does not require our Board to seek a third-party valuation or fairness opinion in connection with a business combination unless the target business is affiliated with our Sponsor, directors or officers, the Board received a fairness opinion from Moelis as to the fairness, from a financial point of view and as of the date of such opinion, of the consideration to be paid by the Company to the Shay Stockholders in the Business Combination. Please see the section entitled “Proposal No. 1—Approval of the Business Combination—Opinion of the Company’s Financial Advisor” and the opinion of Moelis attached hereto as Annex D for additional information.

Q:	What happens if I vote against the Business Combination Proposal?

A:

If you vote against the Business Combination Proposal but the Business Combination Proposal still obtains the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person or by proxy and entitled to vote at the Special Meeting, then the Business Combination Proposal will be approved and, assuming the approval of the Nasdaq Proposal and the Charter Approval Proposal and the satisfaction or waiver of the other conditions to closing, the Business Combination will be consummated in accordance with the terms of the Merger Agreement.

If you vote against the Business Combination Proposal and the Business Combination Proposal does not obtain the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person or by proxy and entitled to vote at the Special Meeting, then the Business Combination Proposal will fail and we will not consummate the Business Combination. If we do not consummate the Business Combination, we may continue to try to complete a business combination with a different target business until September 11, 2020. If we fail to complete an initial business combination by September 11, 2020, then we will be required to dissolve and liquidate the Trust Account by returning the then-remaining funds in such account to our public stockholders.

Q:	Do I have redemption rights?

A:

If you are a holder of public shares, you may redeem your public shares for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest not previously released to the Company to fund Regulatory Withdrawals and/or to pay its franchise and income taxes, by (ii) the total number of then-outstanding public shares; provided that the Company will not redeem any shares of Class A Stock issued in the IPO to the extent that such redemption would result in the Company’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) in excess of $5,000,000. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the shares of Class A Stock included in the public units sold in our IPO. Holders of our outstanding public warrants do not have redemption rights in connection with the Business Combination. Our Sponsor, directors and officers have agreed to waive their redemption rights with respect to their shares of Common Stock in connection with the consummation of the Business Combination, and the Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Our Initial Stockholders have also agreed to waive their right to a conversion price adjustment with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination. For illustrative purposes, based on the balance of our Trust Account of $407,067,134 as of September 30, 2019, the estimated per share redemption price would have been approximately $10.18. Additionally, shares properly tendered for redemption will only be redeemed if the Business Combination is consummated; otherwise holders of such shares will only be entitled to a pro rata portion of the Trust Account (including interest not previously released to the Company to fund Regulatory Withdrawals and/or to pay its franchise and income taxes) in connection with the liquidation of the Trust Account, unless we complete an alternative business combination prior to September 11, 2020.

Q:	Can the Company’s Initial Stockholders redeem their Founder Shares in connection with consummation of the Business Combination?

A:

No. Our Initial Stockholders, officers and directors have agreed to waive their redemption rights with respect to their shares of Common Stock in connection with the consummation of our Business Combination. Our Initial Stockholders have also agreed to waive their right to a conversion price adjustment with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination.

Q:	Is there a limit on the number of shares I may redeem?

A:

Yes. A public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), is restricted from exercising redemption rights with respect to more than an aggregate of 20% of the shares sold in our IPO. Accordingly, all shares in excess of 20% owned by a holder or “group” of holders will not be redeemed for cash. On the other hand, a public stockholder who holds less than 20% of the public shares of Class A Stock and is not a member of a “group” may redeem all of the public shares held by such stockholder for cash.

In no event is your ability to vote all of your shares (including those shares held by you or by a “group” in excess of 20% of the shares sold in our IPO) for or against our Business Combination restricted.

We have no specified maximum redemption threshold under our current certificate of incorporation, other than the aforementioned 20% threshold. Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in our Trust Account, which held cash and investment securities with a fair value of $407,067,134 as of September 30, 2019. The Merger Agreement provides that our obligation to consummate the Business Combination is conditioned on the amount in the Trust Account and the proceeds from the Private Placement equaling or exceeding $530,000,000. The obligation of Shay to consummate the Business Combination is conditioned on the amount in the Trust Account and the proceeds from the Private Placement equaling or exceeding $580,000,000. These conditions to closing in the Merger Agreement are for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Stock by our public stockholders, these conditions are not met (or waived), then we or Shay (as applicable) may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our Class A Stock in an amount that would result in the Company’s failure to have net tangible assets equaling or exceeding $5,000,001.

Q:	Is there a limit on the total number of shares that may be redeemed?

A:

Yes. Our current certificate of incorporation provides that we may not redeem our public shares in an amount that would result in the Company’s failure to have net tangible assets in excess of $5,000,000 (such that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the Merger Agreement. Other than this limitation, our current certificate of incorporation does not provide a specified maximum redemption threshold. In addition, the Merger Agreement provides that our obligation to consummate the Business Combination is conditioned on the amount in the Trust Account and the proceeds from the Private Placement equaling or exceeding $530,000,000, and the obligation of Shay to consummate the Business Combination is conditioned on the amount in the Trust Account and the proceeds from the Private Placement equaling or exceeding $580,000,000. In the event the aggregate cash consideration we would be required to pay for all shares of Class A Stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Merger Agreement exceeds the aggregate amount of cash available to us, we may not complete the Business Combination or redeem any shares, all shares of Class A Stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

Based on the amount of $407,067,134 in our Trust Account as of September 30, 2019, and taking into account the anticipated gross proceeds of approximately $220,000,005 from the Private Placement, approximately 4,623,491 shares of Class A Stock may be redeemed and still enable us to have sufficient cash to satisfy the cash closing conditions in the Merger Agreement. We refer to this as the maximum redemption scenario.

Q:	How will the absence of a maximum redemption threshold affect the Business Combination?

A:

The Merger Agreement provides that our obligation to consummate the Business Combination is conditioned on the amount in the Trust Account and the proceeds from the Private Placement equaling or exceeding $530,000,000, and the obligation of Shay to consummate the Business Combination is conditioned on the amount in the Trust Account and the proceeds from the Private Placement equaling or exceeding $580,000,000. As a result, we may be able to complete our Business Combination even though a substantial portion of our public stockholders do not agree with the transaction and have redeemed their shares or have entered into privately negotiated agreements to sell their shares to our Sponsor, directors or officers or their affiliates. As of the date of this proxy statement, no agreements with respect to the private purchase of public shares by the Company or the persons described above have been entered into with any such investor or holder. We will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or other proposals (as described in this proxy statement) at the Special Meeting.

Q:	Will how I vote affect my ability to exercise redemption rights?

A:

No. You may exercise your redemption rights whether you vote your shares of Common Stock for or against, or whether you abstain from voting on the Business Combination Proposal or any other proposal described by this proxy statement. As a result, the Merger Agreement can be approved by stockholders who will redeem their shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a potentially less-liquid trading market, fewer stockholders, potentially less cash and the potential inability to meet the listing standards of Nasdaq.

Q:	How do I exercise my redemption rights?

A:

In order to exercise your redemption rights, you must (i) if you hold public units, separate the underlying public shares and public warrants, and (ii) prior to 5:00 p.m. Eastern Time on February 5, 2020 (two business days before the Special Meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our Transfer Agent, at the following address:

Continental Stock Transfer & Trust Company

1 State Street 30th Floor

New York, New York 10004

Attention: Mark Zimkind

Email: mzimkind@continentalstock.com

Please check the box on the enclosed proxy card marked “Stockholder Certification” if you are not acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other stockholder with respect to shares of Common Stock. Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) will be restricted from exercising redemption rights with respect to more than an aggregate of 20% of the shares of Class A Stock included in the public units sold in our IPO. Accordingly, all public shares in excess of the 20% threshold beneficially owned by a public stockholder or group will not be redeemed for cash.

Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.

Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name” are required to either tender their certificates to our Transfer Agent prior to the date set forth in these proxy materials, or up to two business days prior to the vote on the proposal to approve the Business Combination at the Special Meeting, or to deliver their shares to the Transfer Agent electronically using Depository Trust Company’s (“DTC”) Deposit/Withdrawal At Custodian (“DWAC”) system, at such stockholder’s option. The requirement for physical or electronic delivery prior to the Special Meeting ensures that a redeeming stockholder’s election to redeem is irrevocable once the Business Combination is approved.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge a tendering broker a fee and it is in the broker’s discretion whether or not to pass this cost on to the redeeming stockholder. However, this fee would be incurred regardless of whether or not we require stockholders seeking to exercise redemption rights to tender their shares, as the need to deliver shares is a requirement to exercising redemption rights, regardless of the timing of when such delivery must be effectuated.

Q:	What are the U.S. federal income tax consequences of exercising my redemption rights?

A:

The U.S. federal income tax consequences of the redemption depends on particular facts and circumstances. Please see the section entitled “Proposal No. 1—Approval of the Business Combination—Material United States Federal Income Tax Considerations for Stockholders Exercising Redemption Rights.” We urge you to consult your tax advisors regarding the tax consequences of exercising your redemption rights.

Q:	If I am a Company warrant holder, can I exercise redemption rights with respect to my public warrants?

A:	No. The holders of our public warrants have no redemption rights with respect to our public warrants.

Q:	Do I have appraisal rights if I object to the proposed Business Combination?

A:	No. Appraisal rights are not available to holders of our Common Stock in connection with the Business Combination.

Q:	What happens to the funds held in the Trust Account upon consummation of the Business Combination?

A:

The funds held in the Trust Account (together with the proceeds from the Private Placement) will be used to: (i) pay the cash consideration payable to the Shay Stockholders pursuant to the Merger Agreement; (ii) pay Company stockholders who properly exercise their redemption rights; (iii) pay $14,000,000 in deferred underwriting commissions to the underwriters of our IPO, in connection with the Business Combination; (iv) pay certain other fees, costs and expenses (including regulatory fees, legal fees, accounting fees, printer fees and other professional fees) that were incurred by the Company and other parties to the Merger Agreement in connection with the transactions contemplated by the Merger Agreement, including the Business Combination, and pursuant to the terms of the Merger Agreement; and (v) repay approximately $159,692,750 (such amount determined assuming the Business Combination closes on December 31, 2019) of Shay’s existing indebtedness.

Q:	What happens if the Business Combination is not consummated?

A:

There are certain circumstances under which the Merger Agreement may be terminated. Please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement” for information regarding the parties’ specific termination rights.

If we do not consummate the Business Combination, we may continue to try to complete a business combination with a different target business until September 11, 2020. Unless we amend our current certificate of incorporation (which requires the affirmative vote of 65% of all then outstanding shares of Class A Stock) and amend certain other agreements into which we have entered to extend the life of the Company, if we fail to complete an initial business combination by September 11, 2020, then we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Company to fund Regulatory Withdrawals and/or to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit in the IPO. Please see the section entitled “Risk Factors—Risks Related to the Company and the Business Combination.”

Holders of our Founder Shares have waived any right to any liquidation distribution with respect to such shares. In addition, if we fail to complete a business combination by September 11, 2020, there will be no redemption rights or liquidating distributions with respect to our outstanding warrants, which will expire worthless.

Q:	When is the Business Combination expected to be completed?

A:

The closing of the Business Combination is expected to take place on or prior to the third business day following the satisfaction or waiver of the conditions described below in the subsection entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement—Conditions to Closing of the Business Combination.” The closing is expected to occur in the first quarter of 2020. The Merger Agreement may be terminated by the Company or the Stockholder Representative if the closing of the Business Combination has not occurred by June 1, 2020.

For a description of the conditions to the completion of the Business Combination, see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement—Conditions to Closing of the Business Combination.”

Q:	What do I need to do now?

A:

You are urged to read carefully and consider the information contained in this proxy statement, including the Annexes, and to consider how the Business Combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:	Who will solicit and pay the cost of soliciting proxies for the Special Meeting?

A:

The Company is soliciting proxies on behalf of its Board. The Company will pay the cost of soliciting proxies for the Special Meeting. The Company has engaged Morrow to assist in the solicitation of proxies for the Special Meeting. The Company has agreed to pay Morrow a fee of $30,000, plus disbursements, and will reimburse Morrow for its reasonable out-of-pocket expenses and indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of the Company’s Common Stock for their expenses in forwarding soliciting materials to beneficial owners of the Company’s Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:	Who can help answer my questions?

A:	If you have questions about the proposals or if you need additional copies of this proxy statement or the enclosed proxy card you should contact:

Gores Holdings III, Inc.

9800 Wilshire Blvd.

Beverly Hills, California 90212

(310) 209-3010

Attention: Mark Stone

Email: mstone@gores.com

You may also contact our proxy solicitor at:

Morrow Sodali

470 West Avenue

Stamford, Connecticut 06902

Individuals, please call toll-free: (800) 662-5200

Banks and brokerage, please call: (203) 658-9400

Email: grsh.info@investor.morrowsodali.com

To obtain timely delivery, our stockholders must request the materials no later than five business days prior to the Special Meeting.

You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

If you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to our Transfer Agent prior to the Special Meeting in accordance with the procedures detailed under the question “How do I exercise my redemption rights?” If you have questions regarding the certification of your position or delivery of your stock, please contact our Transfer Agent:

Continental Stock Transfer & Trust Company

1 State Street 30th Floor

New York, New York 10004

Attention: Mark Zimkind

Email: mzimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information contained in this proxy statement and does not contain all of the information that may be important to you. You should read carefully this entire proxy statement, including the Annexes and accompanying financial statements of the Company and Shay, to fully understand the proposed Business Combination (as described below) before voting on the proposals to be considered at the Special Meeting (as described below). Please see the section entitled “Where You Can Find More Information” beginning on page 305 of this proxy statement.

Unless otherwise specified, all share calculations assume: (i) no exercise of redemption rights by the Company’s public stockholders; (ii) no inclusion of any shares of Class A Stock issuable upon the exercise of the Company’s warrants or any shares to be issued pursuant to the Incentive Plan at or following the closing of the Business Combination; (iii) an equity raise of approximately $220,000,005 of gross proceeds from the Private Placement of 23,913,044 shares of Class A Stock at $9.20 per share; (iv) cancellation of approximately 3,000,000 Founder Shares by our Sponsor; and (v) no shares of Class A Stock are issued as Earn-Out Shares.

Parties to the Business Combination

The Company

The Company is a blank check company incorporated on October 23, 2017 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

The Company’s securities are traded on Nasdaq under the ticker symbols “GRSH,” “GRSHU” and “GRSHW.” The Company intends to apply to continue the listing of its Class A Stock and public warrants on Nasdaq under the symbols “PAE” and “PAEW,” respectively, upon the closing of the Business Combination.

The mailing address of the Company’s principal executive office is 9800 Wilshire Blvd., Beverly Hills, California 90212.

First Merger Sub

First Merger Sub, a Delaware corporation, is a wholly-owned subsidiary of the Company, formed by the Company on October 29, 2019, to consummate the Business Combination. In the Business Combination, First Merger Sub will merge with and into Shay, with Shay continuing as the surviving corporation.

The mailing address of First Merger Sub’s principal executive office is 9800 Wilshire Blvd., Beverly Hills, California 90212.

Second Merger Sub

Second Merger Sub, a Delaware limited liability company, is a wholly-owned subsidiary of the Company, formed by the Company on October 29, 2019, to consummate the Business Combination. In the Business Combination, Shay will merge with and into Second Merger Sub, with Second Merger Sub continuing as the surviving company.

The mailing address of Second Merger Sub’s principal executive office is 9800 Wilshire Blvd., Beverly Hills, California 90212.

Shay

Shay is a Delaware corporation that was formed in 2016 for the purpose of facilitating an indirect acquisition of PAE Holding and certain of its subsidiaries. In the Business Combination, First Merger Sub will merge with and into Shay, with Shay continuing as the surviving entity, and immediately thereafter Shay will merge with and into Second Merger Sub, with Second Merger Sub continuing as the surviving company.

The mailing address of Shay’s principal executive office is 360 North Crescent Drive, Beverly Hills, California 90210.

PAE

PAE is a leading, highly diversified, global company that provides a broad range of operational solutions and outsourced services to meet the critical, enduring needs of the U.S. government, other allied governments, international organizations and companies. PAE merges technology with advanced business practices to deliver faster, smarter and more efficient managed services. Whether clients require high-profile support to operate the largest U.S. embassies around the world or need technical solutions for programs that monitor bioterrorism agents, PAE delivers for its customers. PAE leverages its scale, over 60 years of experience and a talented global workforce of approximately 20,000 to provide the essential services PAE’s clients need to tackle some of the world’s toughest challenges.

For more information about Shay and PAE, please see the sections entitled “PAE’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “PAE’s Business” and “Management after the Business Combination.”

The Business Combination Proposal

On November 1, 2019 the Company entered into the Merger Agreement, by and among the Company, First Merger Sub, Second Merger Sub, Shay, and the Stockholder Representative. The Merger Agreement provides that, in connection with the closing of the Business Combination contemplated by the Merger Agreement, among other things, First Merger Sub will merge with and into Shay, with Shay continuing as the surviving corporation in connection with the First Merger, and Second Merger Sub will merge with and into Shay, with Second Merger Sub continuing as the surviving company in connection with the Second Merger. For more information about the transactions contemplated by the Merger Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination.” A copy of the Merger Agreement is attached to this proxy statement as Annex A.

Consideration to the Shay Stockholders in the Business Combination

Subject to the terms of the Merger Agreement and customary adjustments set forth therein, the aggregate merger consideration to be paid in connection with the Business Combination is expected to be approximately $1.4 billion. The consideration to be paid to the Shay Stockholders will be a combination of cash and stock. The amount of cash consideration payable to the Shay Stockholders is the sum of: (i) cash available to us from the Trust Account, after giving effect to taxes payable and any redemptions that may be elected by any of our public stockholders for their pro rata share of the aggregate amount of funds on deposit in the Trust Account as of two business days prior to the closing of the Business Combination (which instructions to redeem such public shares are further discussed in this proxy statement); plus (ii) all of the Company’s other cash and cash equivalents; plus (iii) the anticipated gross proceeds of approximately $220,000,005 from the Private Placement; less (iv) certain transaction fees and expenses of the Company, including the payment of deferred underwriting commissions agreed to at the time of our IPO, which transaction fees and expenses will not exceed $30,000,000 in the aggregate; less (v) certain payments to participants in the Participation Plan; less (vi) an amount of cash that will be used to repay a portion of the indebtedness of Shay under the Existing Credit Agreements to the extent such indebtedness (net of the cash of Shay and its subsidiaries) exceeds $572,100,000 as of the date of the closing of the Business Combination (which repayment amount, assuming the date of the closing of the Business Combination occurred on December 31, 2019, would be approximately $159,692,750); and less (vii) certain transaction fees and expenses of Shay to the extent such fees and expenses exceed $5,000,000. The remainder of the consideration paid to the Shay Stockholders will be stock consideration, consisting of approximately 25,263,286 newly-issued shares of our publicly-traded Class A Stock (before adjusting for the cancellation of a portion of the shares of Class F Stock held by our Sponsor), which shares will be valued at $10.00 per share for purposes of determining the aggregate number of shares payable to the Shay Stockholders for their ownership interests therein. The foregoing consideration to be paid to the Shay Stockholders may be further increased by amounts payable as Earn-Out Shares of Class A Stock. The number of shares of Class A Stock issued to the Shay Stockholders as Stock Consideration is subject to adjustment, depending on, among other things, the level of redemptions of shares of Class A Stock by our public stockholders. At the closing of the Business Combination, each Shay Stockholder will receive a mix of shares of Class A Stock and cash consideration. Following the closing of the Business Combination, each Shay Stockholder may receive cash consideration as a result of any upward adjustment of the purchase price, certain other arrangements as contemplated by the Merger Agreement and shares of Class A Stock payable pursuant to the earn-out.

The following table sets forth ranges of potential cash, stock and aggregate consideration taking into account the various adjustments discussed above. Capitalized terms used in the following table and the accompanying footnotes have the meanings assigned to them in the Merger Agreement.

$ and shares in thousands	Assume No Earn Out Target	Triggering Event I(11) Achieved	Triggering Event II(12) Achieved	Triggering Event III(13) Achieved	Triggering Event IV(14) Achieved
Base Value	$1,426,800	$1,426,800	$1,426,800	$1,426,800	$1,426,800
Minus: Estimated Rollover Indebtedness(1)	777,601	777,601	777,601	777,601	777,601
Plus: Estimated Company Cash(1)	45,808	45,808	45,808	45,808	45,808

Equity Value Subtotal(2)	$695,007	$695,007	$695,007	$695,007	$695,007

Estimated Merger Consideration(3)(4)	$695,007	$695,007	$695,007	$695,007	$695,007

Estimated Parent Cash(5)	$627,067	$627,067	$627,067	$627,067	$627,067
Minus: Deleveraging Amount(1)(6)	159,693	159,693	159,693	159,693	159,693
Minus: Parent Transaction Costs(7)	25,000	25,000	25,000	25,000	25,000

Closing Cash Payment Amount(4)	$442,374	$442,374	$442,374	$442,374	$442,374
Closing Securities Payment Amount(8)	$252,633	$252,633	$252,633	$252,633	$252,633
Closing Number of Securities(9)	26,350	26,350	26,350	26,350	26,350

$ Value of Earnout Shares(10)	$0	$13,000	$28,500	$46,500	$67,000
Earnout Shares (M)	0	1,000	2,000	3,000	4,000

Aggregate Consideration (inclusive of $ Value of Earnout Shares)	$695,007	$708,007	$723,507	$741,507	$762,007
Cash Consideration	442,374	442,374	442,374	442,374	442,374
Stock Consideration (inclusive of $ Value of Earnout Shares)	252,633	265,633	281,133	299,133	319,633
Total Shares	26,350	27,350	28,350	29,350	30,350

$ and shares in thousands	Assume No Earn Out Target	Triggering Event I(10) Achieved	Triggering Event II(11) Achieved	Triggering Event III(12) Achieved	Triggering Event IV(13) Achieved

Maximum Redemption Scenario
Aggregate Consideration (inclusive of $ Value of Earnout Shares)	$695,007	$708,007	$723,507	$741,507	$762,007
Cash Consideration	395,307	395,307	395,307	395,307	395,307
Stock Consideration (inclusive of $ Value of Earnout Shares)	299,700	312,700	328,200	346,200	366,700
Total Shares	31,057	32,057	33,057	34,057	35,057

(1)	Based on estimated amounts assuming closing of the Business Combination occurred on December 31, 2019.
(2)	Assumes no Estimated Working Capital Adjustment Amount.
(3)	Assumes no Estimated Tax Overpayment/Underpayment Amount and that Company Transaction Costs do not exceed $5 million.
(4)	Assumes no payments to participants in the Participation Plan. Will be updated upon the closing of the Business Combination.
(5)	Estimated Parent Cash based on the balance in the Trust Account as of September 30, 2019 and the Private Placement. Will be updated upon closing of the Business Combination. Assumes no redemptions.
(6)	Based on Target Rollover Indebtedness of $572.1 million and Estimated Rollover Indebtedness Amount and Company Cash. Will be updated upon closing of the Business Combination.
(7)	Estimated Parent Transaction Costs. Will be updated upon the closing of the Business Combination.
(8)	Calculated as Estimated Merger Consideration less Closing Cash Payment Amount.
(9)

Calculated as Closing Securities Payment Amount divided by $10.00 share price plus 1,086,956 Class F shares that will be cancelled and automatically converted into Class A Stock. Does not reflect any reduction for the issuance of RSUs to RSU Recipients (up to 3,200,000 shares).

(10)

Value of Earnout Shares based on Parent Class A Stock awarded at each Triggering Event multiplied by Common Share Price required to be achieved at such Triggering Event. For example, at Triggering Event IV, the Earnout Shares equal 1.0 million shares at $13.00 share price, 1.0 million shares at $15.50 share price, 1.0 million shares at $18.00 share price, and 1.0 million shares at $20.50 share price.

(11)

“Triggering Event I” means the date on which the Common Share price (i.e., the volume weighted average closing sale price of one share of Class A stock on the Nasdaq for a period of at least 10 days out of 20 consecutive trading days) is greater than $13.00 after the Closing Date, but within the Earnout Period (i.e., the time period between the Closing Date and the five-year anniversary of the Closing Date).

(12)

“Triggering Event II” means the date on which the Common Share Price (i.e., the volume weighted average closing sale price of one share of Class A stock on the Nasdaq for a period of at least 10 days out of 20 consecutive trading days) is greater than $15.50 after the Closing Date, but within the Earnout Period (i.e., the time period between the Closing Date and the five-year anniversary of the Closing Date).

(13)

“Triggering Event III” means the date on which the Common Share Price (i.e., the volume weighted average closing sale price of one share of Class A Stock on the Nasdaq for a period of at least 10 days out of 20 consecutive trading days) is greater than $18.00 after the Closing Date, but within the Earnout Period (i.e., the time period between the Closing Date and the five-year anniversary of the Closing Date).

(14)

“Triggering Event IV” means the date on which the Common Share Price (i.e., the volume weighted average closing sale price of one share of Class A Stock on the Nasdaq for a period of at least 10 days out of 20 consecutive trading days) is greater than $20.50 after the Closing Date, but within the Earnout Period (i.e., the time period between the Closing Date and the five-year anniversary of the Closing Date).

Related Agreements

This section describes the material provisions of certain additional agreements to be entered into pursuant to the Merger Agreement, which we refer to as the “Related Agreements,” but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements. Forms of the Registration Rights Agreement, Investor Rights Agreement, Investor Representation Letter, Current Employee Participation Plan Release, Terminated Employee Participation Plan Release, Escrow Agreement and Subscription Agreements are attached hereto as Annexes E, F, G, H, I, J, and K, respectively. Stockholders and other interested parties are urged to read such Related Agreements in their entirety prior to voting on the proposals presented at the Special Meeting.

Registration Rights Agreement

At the closing of the Business Combination, the Company will enter into the Registration Rights Agreement, substantially in the form attached as Annex E to this proxy statement, with the Restricted Stockholders. Pursuant to the terms of the Registration Rights Agreement, (i) any outstanding share of Class A Stock or any other equity security (including the Private Placement Warrants and including shares of Class A Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Restricted Stockholder as of the date of the Registration Rights Agreement or thereafter acquired by a Restricted Stockholder (including the shares of Class A Stock issued upon conversion of the Class F Stock and upon exercise of any Private Placement Warrants) and shares of Class A Stock issued or issuable as Earn-Out Shares to the Shay Stockholders and (ii) any other equity security of the Company issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise will be entitled to registration rights.

The Registration Rights Agreement provides that the Company will, within 30 days after the consummation of the transactions contemplated by the Merger Agreement, file with the SEC a shelf registration statement registering the resale of the shares of Common Stock held by the Restricted Stockholders and will use its reasonable best efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but in no event later than 60 days following the filing deadline. The Restricted Gores Stockholders and the Shay Stockholders are each entitled to make up to six demands for registration, excluding short form demands, that the Company register shares of Common Stock held by these parties. In addition, the Restricted Stockholders have certain “piggy-back” registration rights. The Company will bear the expenses incurred in connection with the filing of any registration statements filed pursuant to the terms of the Registration Rights Agreement. The Company and the Restricted Stockholders agree in the Registration Rights Agreement to provide customary indemnification in connection with any offerings of Common Stock effected pursuant to the terms of the Registration Rights Agreement.

Our Initial Stockholders entered into a letter agreement pursuant to which they agreed to restrictions on the transfer of their securities issued in the Company’s IPO, which (i) in the case of the Class F Stock is 180 days after the completion of the Business Combination, and (ii) in the case of the Private Placement Warrants and the respective Class A Stock underlying the Private Placement Warrants is 30 days after the completion of the Business Combination.

The Shay Stockholders have each signed separate letters with the Company agreeing to be bound by restrictions on the transfer of their Class A Stock acquired pursuant to the Merger Agreement for 180 days after the completion of the Business Combination. The foregoing summary of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement as set forth in Annex E.

Investor Rights Agreement

At the closing of the Business Combination, the Company and the Platinum Stockholders will enter into the Investor Rights Agreement, substantially in the form attached as Annex F to this proxy statement. Pursuant to the Investor Rights Agreement, the Platinum Stockholders will have the right to nominate up to two directors to the post-combination company’s board of directors, of whom one will initially be the current Chief Executive Officer of PAE Holding Corporation as a Class II director and the other will initially be a representative of the Platinum Stockholders as a Class III director. The remaining three directors will be independent directors initially nominated by the Platinum Stockholders and reasonably acceptable to the Company. In addition, for so long as the Platinum Stockholders have the right to nominate a director, they will also have the right to: (i) designate the chairman of the board of directors of the post-combination company (who need not be a nominee of the Platinum Stockholders); (ii) appoint one representative to each committee of the board of the post-combination company other than the audit committee; (iii) subject to applicable law and stock exchange requirements, appoint one observer to each committee of the board of the post-combination company; and (iv) subject to applicable law and stock exchange requirements, require that the post-combination company board does not exceed five directors. The Platinum Stockholders’ right to designate directors to the post-closing Company’s board is subject to their ownership percentage of the total outstanding shares of Class A Stock. If the Platinum Stockholders hold: (a) 10% or greater of the outstanding Class A Stock, they will have the right to appoint two directors; (b) less than 10% but greater than or equal to 5% of the outstanding Class A Stock, they will have the right to appoint one director; or (c) less than 5% of the outstanding Class A Stock, they will not have the right to appoint any directors.

Investor Representation Letter

At the closing of the Business Combination, each Shay Stockholder will enter into the Investor Representation Letter substantially in the form attached as Annex G to this proxy statement. Pursuant to the Investor Representation Letter, each Shay Stockholder will make certain representations, warranties and agreements regarding the issuance of Stock Consideration to such Shay Stockholder, including, without limitation, that such Shay Stockholder: (i) is bound by the terms of the Investor Representation Letter; (ii) is an accredited investor; (iii) has received or had access to all necessary information with respect to the Class A Stock; (iv) is aware of the risks involved in and restrictions related to holding the Class A Stock; and (v) is in compliance with applicable laws.

Current Employee Participation Plan Release and Terminated Employee Participation Plan Release

On October 31, 2019, PAE LLC and each of the participants in the Participation Plan entered into either the Current Employee Participation Plan Release in substantially the form attached as Annex H to this proxy statement or the Terminated Employee Participation Plan Release in substantially the form attached as Annex I to this proxy statement (collectively, the “Participation Plan Releases”), depending on whether such participant was then employed by PAE. Pursuant to the Participation Plan Releases, each participant acknowledged and agreed that his or her interests issued under the Participation Plan will terminate prior to the closing of the Business Combination and be converted into the right to payment as provided in the Participation Plan Releases. Additionally, in exchange for the payment described in the Participation Plan Releases, each participant released PAE LLC and its affiliates from any and all claims or other rights related to the Participation Plan and any interests issued thereunder.

Escrow Agreement

At the closing of the Business Combination, the Company, the Stockholder Representative and Deutsche Bank Trust Company Americas, a New York banking corporation (the “Escrow Agent”) will enter into the Escrow Agreement, substantially in the form attached as Annex J to this proxy statement. Pursuant to the Escrow Agreement, at closing the Company will deposit $12,500,000 into an account held by the Escrow Agent as the sole security for the obligations of the Shay Stockholders in connection with the post-combination adjustment to the merger consideration (as described in more detail in the Merger Agreement). The Escrow Agent will hold such amount until the final merger consideration is finally agreed upon in accordance with the Merger Agreement, at which point it will release the funds in accordance with joint written instructions duly executed and delivered by the Company and the Stockholder Representative to the Escrow Agent.

Subscription Agreements

On November 1, 2019, the Company entered into the Subscription Agreements, substantially in the form attached hereto as Annex K to this proxy statement, with certain investors, including our Sponsor, pursuant to which the investors have agreed to purchase an aggregate of 23,913,044 shares of Class A Stock in the Private Placement for an aggregate commitment of approximately $220,000,005. The Subscription Agreements are subject to certain conditions, including the closing of the Business Combination.

The shares of Class A Stock to be issued in connection with the Subscription Agreements have not been registered under the Securities Act, and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The Subscription Agreements provide that the Company will, within 30 days after the consummation of the transactions contemplated by the Merger Agreement, file with the SEC a registration statement registering the resale of such shares of Class A Stock and will use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof but no later than 60 days following the filing deadline.

The Subscription Agreements will terminate with no further force and effect upon the earlier to occur of: (i) such date and time as the Merger Agreement is terminated in accordance with its terms; (ii) upon the mutual written agreement of the parties to such Subscription Agreement; or (iii) if any of the conditions to closing set forth in such Subscription Agreement are not satisfied on or prior to the closing and, as a result thereof, the Business Combination fails to occur.

Incentive Plan

Our Board approved the Incentive Plan on January 20, 2020, subject to stockholder approval of the Incentive Plan at the Special Meeting. The purpose of the Incentive Plan is to enhance the post-combination company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the post-combination company by providing these individuals with equity ownership opportunities. These incentives are provided through the grant of stock options, including incentive stock options, and nonqualified stock options, stock appreciation rights, restricted stock, dividend equivalents, restricted stock units, and other stock or cash based awards. For more information about the Incentive Plan, please see the section entitled “Proposal No. 6—Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve under the Incentive Plan—Summary of the Incentive Plan.”

Organizational Structure

The following diagram depicts the current ownership structure of PAE:

(1)	Consists of voting Class A common stock of Shay.
(2)	Consists of non-voting Class B common stock of Shay.

The following diagram, which assumes that there are no redemptions by the Company’s current public stockholders in connection with the Business Combination, illustrates the ownership structure of the post-combination company immediately following the Business Combination:

(1)

Includes the ownership interest of the Private Placement Investors. The Company’s public stockholders (other than the Private Placement Investors) are expected to have an aggregate ownership interest in the Company of approximately 41.1% immediately following the Business Combination. The Private Placement Investors are expected to have an aggregate ownership interest in the Company of approximately 24.6% immediately following the Business Combination.

(2)	The Company is expected to change its name to “PAE Incorporated” in connection with closing of the Business Combination.
(3)	EAP Merger Sub II, LLC is expected to change its name to “PAE Pinnacle Holdings, LLC” in connection with the Second Merger.

Redemption Rights

Pursuant to our current certificate of incorporation, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest not previously released to the Company to fund Regulatory

Withdrawals and/or to pay its franchise and income taxes, by (ii) the total number of then-outstanding public shares; provided that the Company will not redeem any shares of Class A Stock issued in the IPO to the extent that such redemption would result in the Company’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) in excess of $5,000,000. As of September 30, 2019, the redemption price would have been approximately $10.18 per share. Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)-(3) of the Exchange Act) will be restricted from exercising redemption rights with respect to more than an aggregate of 20% of the shares of Class A Stock included in the units sold in our IPO.

If a holder exercises its redemption rights, then such holder will be exchanging its shares of our Class A Stock for cash and will no longer own shares of the post-combination company. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein. Please see the section entitled “Special Meeting in Lieu of 2020 Annual Meeting of Company Stockholders—Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Impact of the Business Combination on the Company’s Public Float

It is anticipated that, upon completion of the Business Combination: (i) the Company’s public stockholders (other than the Private Placement Investors) will retain an ownership interest of approximately 41.1% in the post-combination company; (ii) the Private Placement Investors will own approximately 24.6% of the post-combination company (such that public stockholders, including Private Placement Investors, will own approximately 65.7% of the post-combination company); (iii) our Initial Stockholders (including our Sponsor) will own approximately 7.2% of the post-combination company, after giving effect to the cancellation of approximately 3,000,000 Founder Shares held by our Sponsor; and (iv) the Shay Stockholders will own approximately 27.1% of the post-combination company. Additionally, following the completion of the Business Combination, and subject to the approval of the Incentive Plan by the Company’s public stockholders and the approval of the applicable award agreements by the post-combination Board, pursuant to the Incentive Plan the Company will grant the RSUs to RSU Recipients in an aggregate amount of up to 3,200,000 shares of the Class A Stock that would otherwise be issued to the Shay Stockholders as Stock Consideration. The aggregate number of RSUs that may be granted to the RSU Recipients is an amount of up to approximately 3.3% of the outstanding capital stock of the Company as of closing, which amount shall only be dilutive to the Shay Stockholders and will not affect the stock ownership percentage of any other holder of capital stock of the Company. These levels of ownership interest assume that no shares are elected to be redeemed.

The Private Placement Investors have agreed to purchase in the aggregate approximately 23,913,044 shares of Class A Stock, for approximately $220,000,005 of gross proceeds, in the Private Placement. In this proxy statement, we assume that approximately $220,000,005 of the gross proceeds from the Private Placement, in addition to funds from the Trust Account (plus any interest accrued thereon), will be used to fund the cash consideration payable pursuant to the Merger Agreement, the repayment of approximately $159,692,750 (such amount determined assuming the Business Combination closes on December 31, 2019) of Shay’s existing indebtedness and the payment of certain transaction expenses. The ownership percentage with respect to the post-combination company following the Business Combination (i) does not take into account (a) warrants to purchase Class A Stock that will remain outstanding immediately following the Business Combination or (b) the issuance of any shares upon completion of the Business Combination under the Incentive Plan (other than the issuance of the RSUs as described above), a copy of which is attached to this proxy statement as Annex L, but (ii) does include Founder Shares, which will be converted into shares of Class A Stock at the closing of the Business Combination on a one-for-one basis (after giving effect to the cancellation of approximately 3,000,000 of such shares and even though such shares of Class A Stock will be subject to transfer restrictions). If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders in the post-combination company will be different. For more information, please see the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information” and “Proposal No. 6—Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve Under the Incentive Plan.”

The following table illustrates varying ownership levels in the Company, assuming no redemptions by the Company’s public stockholders and the maximum redemptions by the Company’s stockholders:(1)

	No Redemptions	4.6 Million Shares of Class A Stock Redeemed
The Company’s public stockholders	41.1%	36.3%
The Private Placement Investors	24.6%	24.6%
Initial Stockholders	7.2%	7.2%
Shay Stockholders	27.1%	31.9%

	100%	100%

(1)	This table, other than the maximum redemption scenario wherein 4.6 million shares of Class A Stock are redeemed, reflects the assumptions as set forth in the preceding paragraph.

Board of Directors of the Company Following the Business Combination

Messrs. Louis Samson, John Heller, Paul T. Bader, Marshall Heinberg and John P. Hendrickson have each been nominated to serve as directors of the post-combination company upon completion of the Business Combination. Please see the sections entitled “Proposal No. 5—Election of Directors to the Board of Directors” and “Management after the Business Combination” for additional information.

The Charter Approval Proposal

Upon the closing of the Business Combination, our current certificate of incorporation will be amended promptly to reflect the Charter Approval Proposal to:

•	change the post-combination company’s name to PAE Incorporated;

•	change the purpose of the post-combination company to “any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware;”

•

decrease our total number of authorized shares of all classes of Common Stock from 220,000,000 shares to 210,000,000 shares, which would consist of (i) increasing the post-combination company’s Class A Stock from 200,000,000 shares to 210,000,000 shares and (ii) decreasing the post-combination company’s Class F Stock from 20,000,000 shares to zero shares (after giving effect to the conversion of each outstanding share of Class F Stock immediately prior to the closing of the Business Combination into one share of Class A Stock).

•	cause the conversion of our outstanding shares of Class F Stock into Class A Stock and make certain conforming changes;

•	cause the powers of the Board to be subject to the provisions of the DGCL and the Second Amended and Restated Certificate of Incorporation;

•	provide that the number of directors will be determined exclusively by the Board pursuant to a resolution adopted by a majority of the Board;

•	delete the prior provisions under Article IX (Business Combination Requirements; Existence) relating to our status as a blank check company;

•

provide that certain transactions are not “corporate opportunities” and that each of Platinum Equity and the investment funds affiliated with Platinum Equity and their respective successors and affiliates and all of their respective partners, principals, directors, officers, members, managers, equity holders and/or employees, including any of the foregoing who serve as officers or directors of the Company (each, an “Exempted Person”) are not subject to the doctrine of corporate opportunity;

•

require the approval by affirmative vote of the holders of at least two-thirds of the Common Stock of the post-combination company to make any amendment to certain provisions of the Second Amended and Restated Certificate of Incorporation or bylaws, including any amendments to Article V (Board of Directors), Section 7.1 (Meetings), Section 7.3 (Action by Written Consent), Article VIII (Limited Liability; Indemnification), Article IX (Corporate Opportunity), Article X (Business Combinations) and Article XI (Amendment of Amended and Restated Certificate of Incorporation); and

•

provide that the post-combination company will not be governed by Section 203 of the DGCL and, instead, include a provision in the Second Amended and Restated Certificate of Incorporation that is substantially similar to Section 203 of the DGCL, but excludes the investment funds affiliated with The Gores Group and Platinum Equity and their respective successors and affiliates (the “Excluded Parties”) from the definition of “interested stockholder,” and to make certain related changes. Upon consummation of the Business Combination, the Excluded Parties will become “interested stockholders” within the meaning of Section 203 of the DGCL, but will not be subject to the restrictions on business combinations set forth in Section 203, as our Board approved the Business Combination in which the Excluded Parties became interested stockholders prior to such time they became interested stockholders.

Please see the section entitled “Proposal No. 3—Approval of the Second Amended and Restated Certificate of Incorporation” for more information.

Other Proposals

In addition, the stockholders of the Company will be asked to vote on:

•

a proposal to approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock pursuant to the Business Combination and the Private Placement (Proposal No. 2);

•

a separate proposal to approve, on a non-binding advisory basis, certain governance provisions in the Second Amended and Restated Certificate of Incorporation in accordance with SEC requirements (Proposal No. 4);

•

a proposal to approve and adopt the Incentive Plan, a copy of which is attached to this proxy statement as Annex L, including the authorization of the initial share reserve under the Incentive Plan (Proposal No. 6); and

•

a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal the Incentive Plan Proposal (Proposal No.7).

Please see the section entitled “Proposal No. 2—Approval of the Issuance of More than 20% of the Company’s Issued and Outstanding Common Stock in Connection with the Business Combination and the Private Placement,” “Proposal No. 4—Approval of Certain Governance Provisions in the Second Amended and Restated Certificate of Incorporation,” “Proposal No. 6—Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve under the Incentive Plan,” and “Proposal No. 7—The Adjournment Proposal” for more information.

Date, Time and Place of Special Meeting

The Special Meeting will be held on February 7, 2020 at 9:00 a.m. Eastern Time at the offices of Weil, Gotshal & Manges LLP, located at 767 Fifth Avenue, New York, NY 10153, or at such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Voting Power; Record Date

Only Company stockholders of record at the close of business on January 21, 2020, the record date for the Special Meeting, will be entitled to vote at the Special Meeting. You are entitled to one vote for each share of Company Common Stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 50,000,000 shares of Company Common Stock outstanding and entitled to vote, of which 40,000,000 are shares of Class A Stock and 10,000,000 are Founder Shares held by our Initial Stockholders.

Accounting Treatment

The Business Combination is made up of the series of transactions within the Merger Agreement as defined elsewhere within this proxy statement. For accounting purposes, this series of transactions will be accounted for as a reverse recapitalization and Shay will be considered the acquirer for accounting purposes, notwithstanding the legal form of the Business Combination. No step-up in basis of intangible assets or goodwill will be recorded in this transaction. The determination of Shay as the accounting acquirer considered various factors, including that Shay will comprise the ongoing operations of the post-combination company, Shay Stockholders will hold the largest minority interest, the planned initial composition of the Board will include the CEO of PAE, as well as designees of the Shay Stockholders, and ongoing senior management of the post-combination company will be entirely comprised of PAE employees. Subsequent to the completion of these series of transactions, Shay will be the reporting entity with its historical and future financial information being the financial information of the public registrant.

Appraisal Rights

Appraisal rights are not available to our stockholders in connection with the Business Combination.

Proxy Solicitation

The Company is soliciting proxies on behalf of its Board. Proxies may be solicited by mail. The Company has engaged Morrow to assist in the solicitation of proxies.

If a stockholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the Special Meeting. A stockholder may also change its vote by submitting a later-dated proxy, as described in the section entitled “Special Meeting in Lieu of 2020 Annual Meeting of Company Stockholders—Revoking Your Proxy.”

Interests of Certain Persons in the Business Combination

In considering the recommendation of our Board to vote in favor of the Business Combination, stockholders should be aware that aside from their interests as stockholders, our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from, or in addition to, those of other stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination, and in recommending to stockholders that they approve the Business Combination. Stockholders should take these interests into account in deciding whether to approve the Business Combination.

These interests include, among other things:

•	the fact that our Initial Stockholders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

•

the fact that our Initial Stockholders have agreed to waive their rights to conversion price adjustments with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination;

•

the fact that our Sponsor paid an aggregate of $25,000 for 10,781,250 Founder Shares and (after giving effect to the cancellation of (i) 781,250 Founder Shares on October 22, 2018 and (ii) approximately 3,000,000 Founder Shares at the time of the Business Combination) the remaining 7,000,000 Founder Shares will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $70,000,000 (after giving effect to the cancellation of approximately 3,000,000 Founder Shares) but, given the restrictions on such shares, we believe such shares have less value;

•

the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by September 11, 2020;

•

the fact that our Sponsor paid an aggregate of approximately $10,000,000 for its 6,666,666 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by September 11, 2020;

•

the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

•

if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•

the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by September 11, 2020;

•

that, as described in the Charter Approval Proposal and reflected in Annex B, our proposed Second Amended and Restated Certificate of Incorporation excludes The Gores Group and Platinum Equity and each of their successors, certain affiliates and each of their respective transferees as “interested parties” from the list of prohibited business combinations not in compliance with Section 203 of the DGCL;

•

that, at the closing of the Business Combination we will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees;

•

that Alec Gores has entered into a Subscription Agreement with the Company, pursuant to which Alec Gores has committed to purchase up to 3,557,416 shares of Class A Stock in the Private Placement for an aggregate commitment of approximately $32,728,227; and

•

the fact that Alec Gores, our Chairman, is the brother of Tom Gores, the Chief Executive Officer and Chairman of Platinum Equity, and that Tom Gores and certain other executives of Platinum Equity would participate in the Private Placement directly and/or indirectly through an investment in Platinum Equity. Platinum Equity currently holds a controlling stake in Shay through the Platinum Stockholders, which will receive a portion of the cash consideration and a portion of the stock consideration to be paid in connection with the Business Combination. Upon completion of the Business Combination, Platinum Equity will beneficially own 26.8% of our Class A Stock in the post-combination company. Pursuant to the Investor Rights Agreement, the Platinum Stockholders will also have the right to nominate up to two directors to the post-combination company’s board of directors, of whom one will initially be the current Chief Executive Officer of PAE Holding as a Class II director and the other who will initially be a representative of the Platinum Stockholders as a Class III director. The remaining three directors will be independent directors initially nominated by the Platinum Stockholders and reasonably acceptable to the Company. In addition, for so long as the Platinum Stockholders have the right to nominate a director, they will also have the right to: (i) designate the chairman of the board of directors of the post-combination company (who need not be a nominee of the Platinum Stockholders); (ii) appoint one representative to each committee of the board of the post-combination company other than the audit committee; (iii) subject to applicable law and stock exchange requirements, appoint one observer to each committee of the board of the post-combination company; and (iv) subject to applicable law and stock exchange requirements, require that the post-combination company board does not exceed five directors. The Platinum Stockholders’ right to nominate directors to the post-combination company’s board is subject to maintaining its ownership percentage of the total outstanding shares of Class A Stock at certain levels as discussed elsewhere in this proxy statement.

Reasons for the Approval of the Business Combination

We were formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We sought to do this by utilizing the networks and industry experience of both our Sponsor and our Board to identify, acquire and operate one or more businesses within or outside of the United States, although we were not limited to a particular industry or sector.

In particular, our Board considered the following positive factors, although not weighted or in any order of significance:

•

Industry Leadership with Extensive Portfolio of Mission-Critical Services. PAE is a leading provider of mission-critical services to the U.S. government, armed forces and international customers, including the U.S. Department of State, Army, Navy, Air Force, NASA and others. It operates in approximately 60 countries across all seven continents. The Board noted PAE’s superior scale and robust portfolio of services, which the Board believes positions PAE for future growth and profitability.

•

Business and Financial Condition and Prospects. The Board and the Company’s management had knowledge of, and were familiar with, PAE’s business, financial condition, results of operations (including favorable free cash flow conversion profile) and future growth prospects. The Board considered PAE’s established diversified customer base with long-term contracts, organic growth, margin expansion strategy and history of successfully acquiring and integrating businesses. The Board also discussed PAE’s current prospects for growth in executing upon and achieving PAE’s business plan, and noted its strong end-market dynamics, robust backlog and mergers and acquisitions pipeline providing for multiple opportunities for sustained, organic growth across existing and new service categories in both domestic and international markets.

•

Experienced and Proven Management Team. The Board considered the fact that the post-combination company will be led by the senior management team of PAE which, with an average of over 30 years of industry or functional experience, has a proven track record of operational excellence, financial performance, growth and ongoing capabilities for innovation.

•

Opinion of the Company’s Financial Advisor. The Board took into account the opinion of Moelis, dated October 31, 2019, addressed to the Board as to the fairness, from a financial point of view and as of the date of such opinion, of the consideration to be paid by the Company in the Business Combination, which opinion was based on and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications set forth in such opinion as more fully described above under the caption “Proposal No. 1—Approval of the Business Combination—Opinion of the Company’s Financial Advisor.”

•

Other Alternatives. The Board believed, after a thorough review of other business combination opportunities reasonably available to the Company, that the proposed Business Combination represents the best potential business combination for the Company based upon the process utilized to evaluate and assess other potential acquisition targets.

•	Terms of the Merger Agreement. The Board considered the terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the Business Combination.

•

Independent Director Role. The Board is comprised of a majority of independent directors who are not affiliated with our Sponsor and its affiliates, including The Gores Group. In connection with the Business Combination, our independent directors, Messrs. Randall Bort, William Patton and Jeffrey Rea, took an active role in evaluating the proposed terms of the Business Combination, including the Merger Agreement, the Related Agreements and the amendments to our current certificate of incorporation to take effect upon the completion of the Business Combination. Our independent directors evaluated and unanimously approved, as members of the Board, the Merger Agreement and the transactions contemplated therein, including the Business Combination.

For more information about our decision-making process, please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Company’s Board of Directors’ Reasons for the Approval of the Business Combination.”

Conditions to Closing of the Business Combination

Conditions to Each Party’s Obligations

The respective obligations of the Company and Shay to consummate and effect the Mergers and the other transactions contemplated by the Merger Agreement are subject to the satisfaction, at or prior to the closing of the Business Combination, of each of the following conditions:

•

the required vote of the Company’s stockholders to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal and the Incentive Plan Proposal has been duly obtained in accordance with the DGCL, the Company’s current certificate of incorporation and bylaws and the rules and regulations of Nasdaq;

•

the Company will have at least $5,000,001 of net tangible assets following the exercise of any redemption rights by the Company’s holders of Class A Stock in accordance with the Company’s current certificate of incorporation;

•

the waiting period applicable to the transactions contemplated by the Merger Agreement under the HSR Act must have expired or early termination must have been granted and the Company and Shay must have received all other necessary pre-closing authorizations, consents, clearances, waivers and approvals of certain foreign antitrust authorities to the extent reasonably determined by the Company and Shay to be required;

•

there must not be in effect any law or regulation prohibiting, enjoining, restricting or making illegal the consummation of the Business Combination and no temporary, preliminary or permanent restraining order by a court of competent jurisdiction enjoining, restricting or making illegal the consummation of the Business Combination will be in effect or will be threatened in writing by a governmental entity;

•

the shares of Class A Stock to be issued in connection with the closing of the Business Combination will be approved for listing upon the closing of the Business Combination on Nasdaq subject to the requirement to have a sufficient number of round lot holders; and

•

Shay will have received and delivered to the Company the Existing Credit Agreement Consents and either (i) repaid at or prior to the closing an outstanding amount of indebtedness under the Existing Second Lien Credit Agreement equal to the Deleveraging Amount (as calculated in accordance with the Merger Agreement) or (ii) delivered to the Company at or prior to the closing evidence of the Existing Term Loan Upsizing Amendment, and the Existing Term Loan Upsizing, together with the Deleveraging Amount, will be used to repay indebtedness under the Existing Second Lien Credit Agreement.

Conditions to Shay’s Obligations

The obligation of Shay to consummate and effect the Mergers and the other transactions contemplated by the Merger Agreement are subject to the satisfaction, at or prior to the closing of the Business Combination, of each of the following conditions, any of which may be waived, in writing, exclusively by Shay:

•

the fundamental representations and warranties of the Company (i.e., representations related to organization and qualification, subsidiaries, capitalization, authority and business activities), without giving effect to any limitation contained therein as to materiality or Company Material Adverse Effect or any similar limitation contained therein, must be true and correct in all material respects as of the date of the Merger Agreement and as of the closing date as if made on and as of the closing date (or, if given as of an earlier date, as of such earlier date); and all other representations and warranties of the Company, without giving effect to any limitation contained therein as to materiality or Company Material Adverse Effect, must be true and correct as of the date of the Merger Agreement and as of the closing date as if made on and as of the closing date (or, if given as of an earlier date, as of such earlier date), except where the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Company Material Adverse Effect;

•

the Company, First Merger Sub and Second Merger Sub must have performed and complied in all material respects with all obligations required to be performed or complied with by them under the Merger Agreement at or prior to closing;

•

the Company must have delivered to Shay a certificate executed by an executive officer of the Company and dated as of the closing date, confirming that the conditions set forth in the two immediately preceding bullet points have been satisfied;

•	no Company Material Adverse Effect shall have occurred since the date of the Merger Agreement;

•	the officers and directors of the Company identified in the Schedules will have resigned from all of their positions and offices with the Company, First Merger Sub and Second Merger Sub;

•

the Company must have delivered or stand ready to deliver duly executed copies of all certificates, instruments, contracts, closing deliverables and other documents required to be delivered by it pursuant to the Merger Agreement;

•

the Company’s current bylaws must be amended and restated to reflect the form of amended and restated bylaws of the Company agreed to by the parties to the Merger Agreement and the Company’s certificate of incorporation must be amended to reflect the Charter Approval Proposal;

•

the Company must have made appropriate arrangements to have the funds in the Trust Account available to the Company for the payment at the closing of the Business Combination of the cash consideration payable to the Shay Stockholders and certain transaction costs of Shay and the Company; and

•	the amount in the Trust Account and the proceeds from the Private Placement, must equal or exceed $580,000,000.

Conditions to the Company’s Obligations

The obligations of the Company, First Merger Sub and Second Merger Sub to consummate and effect the Mergers and the other transactions contemplated by the Merger Agreement are subject to the satisfaction, at or prior to the closing of the Business Combination, of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

•

the fundamental representations and warranties of Shay (i.e., representations related to organization and qualification, capitalization, authority and brokers and third party expenses), without giving effect to any limitation as to materiality or Shay Material Adverse Effect or any similar limitation contained therein, must be true and correct in all material respects as of the date of the Merger Agreement and as of the closing date as if made on and as of the closing date (or, if given as of an earlier date, as of such earlier date); and all other representations and warranties of Shay, without giving effect to any limitation as to materiality or Shay Material Adverse Effect or any similar limitation contained therein, must be true and correct as of the date of the Merger Agreement and as of the closing date as if made on and as of the closing date (or, if given as of an earlier date, as of such earlier date), except where the failure of such representations and warranties of Shay to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Shay Material Adverse Effect;

•	Shay must have performed and complied with all obligations required to be performed or complied with by it under the Merger Agreement at or prior to closing;

•

Shay must have delivered to the Company a certificate executed by an executive officer of Shay and dated as of the closing date, confirming that the conditions set forth in the two immediately preceding bullet points have been satisfied;

•	no Shay Material Adverse Effect shall have occurred since the date of the Merger Agreement;

•

Shay must have delivered, or caused to be delivered, or stand ready to deliver duly executed copies of all certificates, instruments, contracts, closing deliverables and other documents required to be delivered by it pursuant to the Merger Agreement;

•	the amount in the Trust Account and the proceeds from the Private Placement, must equal or exceed $530,000,000; and

•

Shay must have sold, transferred or otherwise disposed of the business and/or terminated the operations of one of its subsidiaries, PAE ISR LLC (“ISR”), and, if necessary, delivered to the Company the Post-Closing ISR Disposition Plan (as defined below).

Regulatory Matters

Under the HSR Act and the rules that have been promulgated thereunder by the U.S. Federal Trade Commission (“FTC”), certain transactions may not be consummated unless information has been furnished to the

Antitrust Division of the Department of Justice (“Antitrust Division”) and the FTC and certain waiting period requirements have been satisfied. The Business Combination is subject to these requirements and may not be completed until the expiration of a 30-day waiting period following the filing of the required Notification and Report Forms with the Antitrust Division and the FTC or until early termination is granted. If the FTC or the Antitrust Division makes a request for additional information or documentary material related to the Business Combination (a “Second Request”), the waiting period with respect to the Business Combination will be extended for an additional period of 30 calendar days, which will begin on the date on which the Company and Shay each certify compliance with the Second Request. Complying with a Second Request can take a significant period of time. On November 18, 2019, the Company and Shay filed the required forms under the HSR Act with the Antitrust Division and the FTC. The 30-day waiting period with respect to the Business Combination, which cannot expire on a Saturday, Sunday or a U.S. federal holiday, is expected to expire at 11:59 p.m. Eastern Time on December 18, 2019 unless the FTC and the Antitrust Division earlier terminate the waiting period or issue a Second Request.

At any time before or after consummation of the Business Combination, notwithstanding termination of the waiting period under the HSR Act, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Business Combination. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot assure you that the Antitrust Division, the FTC, any state attorney general, or any other government authority will not attempt to challenge the Business Combination on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result. Neither the Company nor Shay is aware of any material regulatory approvals or actions that are required for completion of the Business Combination other than the expiration or early termination of the waiting period under the HSR Act. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of Company stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if a majority of the Company’s Common Stock outstanding on the record date and entitled to vote at the Special Meeting is represented in person or by proxy. Abstentions will count as present for the purposes of establishing a quorum.

The approval of the Business Combination Proposal, the Nasdaq Proposal, the Governance Proposal, which is a non-binding advisory vote, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person or by proxy and entitled to vote at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote will have no effect on the Business Combination Proposal, the Nasdaq Proposal, the Governance Proposal, the Incentive Plan Proposal or the Adjournment Proposal. Our Initial Stockholders have agreed to vote their shares of Common Stock in favor of the Business Combination Proposal.

The approval of the Charter Approval Proposal requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Charter Approval Proposal will have the same effect as a vote “AGAINST” such Charter Approval Proposal.

Directors are elected by a plurality of all of the votes cast by holders of shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. This means that the five director nominees who receive the most affirmative votes will be elected. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions and broker non-votes will have no effect on the election of directors.

The Business Combination is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal and the Incentive Plan Proposal at the Special Meeting. Each of the proposals other than the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal, other than the Governance Proposal and the Adjournment Proposal, which are not conditioned on the approval of any other proposal set forth in this proxy statement.

It is important for you to note that in the event that the Business Combination Proposal, the Nasdaq Proposal or the Charter Approval Proposal do not receive the requisite vote for approval, we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by September 11, 2020, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to our public stockholders.

Opinion of the Company’s Financial Advisor

At the meeting of the Board on October 31, 2019 to evaluate and approve the Business Combination, Moelis delivered an oral opinion, which was confirmed by delivery of a written opinion, dated October 31, 2019, addressed to the Board to the effect that, as of the date of the opinion and based upon and subject to the assumptions, conditions and limitations set forth in the opinion, the consideration to be paid by the Company in the Business Combination was fair, from a financial point of view, to the Company.

The full text of Moelis’ written opinion dated October 31, 2019, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion (which are also summarized herein), is attached as Annex D to this proxy statement and is incorporated herein by reference. Moelis’ opinion was provided for the use and benefit of the Board (in its capacity as such and not in any other capacity) in its evaluation of the Business Combination (and, in its engagement letter, Moelis provided its consent to the inclusion of the text of its opinion as part of this proxy statement). Moelis’ opinion is limited solely to the fairness, from a financial point of view, of the consideration to be paid by the Company in the Business Combination and does not address the Company’s underlying business decision to effect the Business Combination or the relative merits of the Business Combination as compared to any alternative business strategies or transactions that might be available to the Company. Moelis’ opinion does not constitute a recommendation as to how any stockholder of the Company should vote or act with respect to the Business Combination or any other matter. Moelis’ opinion was approved by a Moelis fairness opinion committee.

For more information, see the section entitled “Proposal No. 1—Approval of the Business Combination—Opinion of the Company’s Financial Advisor” on page 159 of this proxy statement and Annex D to this proxy statement.

Independent Director Oversight

Our Board is comprised of a majority of independent directors who are not affiliated with our Sponsor and its affiliates, including The Gores Group. In connection with the Business Combination, our independent directors, Messrs. Randall Bort, William Patton and Jeffrey Rea, took an active role in evaluating and negotiating the proposed terms of the Business Combination, including the Merger Agreement, the Related Agreements and the amendments to our current certificate of incorporation to take effect upon the completion of the Business

Combination. As part of their evaluation of the Business Combination, our independent directors were aware of the potential conflicts of interest with our Sponsor and its affiliates, including The Gores Group, that could arise with regard to the proposed terms of the: (i) Merger Agreement; (ii) the Private Placement; and (iii) amendments to our current certificate of incorporation to take effect upon the completion of the Business Combination (including a provision that certain transactions are not “corporate opportunities” and that certain persons, including the Platinum Stockholder and its affiliates, are not subject to the doctrine of corporate opportunity and the exclusion of The Gores Group and Platinum Equity and their affiliates and transferees as “interested stockholders” from the restrictions in our Second Amended and Restated Certificate of Incorporation that are similar to Section 203 of the DGCL). The Board did not deem it necessary to, and did not form, a special committee of the Board to exclusively evaluate and negotiate the proposed terms of the Business Combination, as the Board is comprised of a majority of independent and disinterested directors and did not deem the formation of a special committee necessary or appropriate. Our independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the Board, the Merger Agreement and the transactions contemplated therein, including the Business Combination. Please see the section entitled “Proposal No. 1—Approval of the Business Combination—Independent Director Oversight.”

Recommendation to Company Stockholders

Our Board believes that each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal to be presented at the Special Meeting is in the best interests of the Company and our stockholders and unanimously recommends that its stockholders vote “FOR” each of the proposals.

When you consider the recommendation of our Board in favor of approval of the Business Combination Proposal, you should keep in mind that our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the Special Meeting, including the Business Combination Proposal. Please see “Special Meeting in Lieu of 2020 Annual Meeting of Company Stockholders—Recommendation to Company Stockholders.”

Risk Factors

In evaluating the Business Combination and the proposals to be considered and voted on at the Special Meeting, you should carefully review and consider the risk factors set forth under the section entitled “Risk Factors” beginning on page 59 of this proxy statement. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) the ability of the Company and Shay to complete the Business Combination, and (ii) the business, cash flows, financial condition and results of operations of PAE prior to the consummation of the Business Combination and the post-combination company following consummation of the Business Combination.

SELECTED HISTORICAL FINANCIAL INFORMATION OF THE COMPANY

The following table contains summary historical financial data for the Company as of and for the nine months ended September 30, 2019 and for the nine months ended September 30, 2018, as of and for the year ended December 31, 2018 and as of December 31, 2017 and for the period from October 23, 2017 (inception) through December 31, 2017. Such data for the period from October 23, 2017 through December 31, 2017 and as of December 31, 2017 and for the year ended and as of December 31, 2018 have been derived from the audited financial statements of the Company, which are included elsewhere in this proxy statement. Such data as of and for the nine months ended September 30, 2019 and for the nine months ended September 30, 2018 have been derived from the unaudited financial statements of the Company included elsewhere in this proxy statement. Results from interim periods are not necessarily indicative of results that may be expected for the entire year. The information below is only a summary and should be read in conjunction with the sections entitled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Information About the Company” and in our financial statements, and the notes and schedules related thereto, which are included elsewhere in this proxy statement.

Statement of Operations Data:

	Nine Months Ended September 30, 2019 (unaudited)	Nine Months Ended September 30, 2018 (unaudited)	Year Ended December 31, 2018	For the Period from October 23, 2017 (Inception) to December 31, 2017
Professional fees and other expenses	(2,590,951)	(63,629)	(210,619)	(23,076)
State franchise taxes, other than income tax	(150,000)	(11,791)	(200,250)	(608)

Net loss from operations	(2,740,951)	(75,420)	(410,669)	(23,684)
Other income—interest income	6,964,986	382,026	2,609,060	—

Income/(loss) before income taxes	$4,224,035	$306,606	$2,198,391	$(23,684)

Income tax	(1,057,350)	(75,501)	(461,662)	—

Net income/(loss) attributable to common shares	$3,166,685	$231,105	$1,736,729	$(23,684)

Net income/(loss) per ordinary share:
Class A ordinary shares—basic and diluted	$0.10	$0.12	$0.21	$—

Class F ordinary shares—basic and diluted	$(0.08)	$(0.01)	$(0.05)	$(0.00)

Balance Sheet Data:

	September 30, 2019 (unaudited)	December 31, 2018	December 31, 2017
CURRENT ASSETS:
Cash and cash equivalents	$1,108,749	$856,182	$109,737
Deferred offering costs	—	—	153,198
Prepaid assets	134,115	206,849	—

Total current assets	1,242,864	1,063,031	262,935
Deferred tax asset	308,341	—	—
Investments and cash held in Trust Account	407,067,134	402,605,952	—

Total assets	$408,618,339	$403,668,983	$262,935

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses, formation and offering costs	$1,872,153	$25,658	$111,011
Current income tax payable	567,888	461,662	—
Notes and advances payable—related party	—	—	150,000
State franchise tax accrual	30,000	200,050	608

Total current liabilities	2,470,041	687,370	261,619
Deferred underwriting compensation	14,000,000	14,000,000	—

Total liabilities	16,470,041	14,687,370	261,619

Commitments and Contingencies:
Class A subject to possible redemption, 38,714,829, 38,398,161 and no shares at September 30, 2019, December 31, 2018 and December 31, 2017, respectively (at redemption value of $10 per share)	387,148,290	383,981,610	—
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued or outstanding	—	—	—
Common stock
Class A common stock, $0.0001 par value; 200,000,000 shares authorized, 1,285,171, 1,601,839 and no shares issued and outstanding (excluding 38,714,829, 38,398,161 and no shares subject to possible redemption) at September 30, 2019, December, 31, 2018 and December 31, 2017, respectively	129	160	—
Class F common stock, $0.0001 par value; 20,000,000 shares authorized, 10,000,000 shares issued and outstanding	1,000	1,000	1,078
Additional paid-in capital	119,149	3,285,798	23,922
Retained earnings/(accumulated deficit)	4,879,730	1,713,045	(23,684)

Total stockholders’ equity	5,000,008	5,000,003	1,316

Total liabilities and stockholders’ equity	$408,618,339	$403,668,983	$262,935

SELECTED CONSOLIDATED HISTORICAL FINANCIAL AND OTHER INFORMATION OF SHAY

On March 14, 2016, PAE Holding was acquired by Shay pursuant to an Agreement and Plan of Merger, dated as of January 14, 2016, by and among PAE Holding, Shay Merger Corporation (“PAE Merger Sub”), Shay Intermediate Holding II Corporation and LG PAE, L.P., whereby PAE Merger Sub merged with and into PAE Holding, with the latter surviving (the “Platinum Merger”). Shay had no operations prior to the Platinum Merger other than the issuance of debt and equity, and is indirectly owned by certain affiliates of Platinum Equity.

Periods from January 1, 2014 to December 31, 2015 and the period from January 1, 2016 to March 14, 2016 (the “2016 Predecessor Period”) have been labeled “Predecessor” and refer to the financial results of PAE Holding prior to the Platinum Merger. Periods from January 1, 2017 to June 30, 2018 and the period beginning on the incorporation date of Shay (January 8, 2016) and ending December 31, 2016 (such period, the “2016 Successor Period”) have been labeled “Successor” and refer to the financial results of Shay and its subsidiaries. The Successor period includes certain expenses related to the Platinum Merger.

The following table contains selected historical consolidated financial and other data for the Successor nine months ended September 30, 2018 and September 29, 2019, the Successor years ended December 31, 2017 and 2018 and the 2016 Successor Period, and for the Predecessor years ended December 31, 2014 and 2015 and the 2016 Predecessor Period. The financial and other data as of December 31, 2017 and 2018 and for the 2016 Predecessor Period, the 2016 Successor Period and the years ended December 31, 2017 and 2018 have been derived from the audited consolidated financial statements of Shay included elsewhere in this proxy statement. The financial and other data as of September 30, 2019 and for the nine months ended September 30, 2018 and 2019 have been derived from the unaudited condensed consolidated financial statements of Shay included elsewhere in this proxy statement. The financial and other data as of December 31, 2015 and 2016 and for the years ended December 31, 2014 and 2015 have been derived from the audited consolidated financial statements of PAE Holding not included in this proxy statement. Results from interim periods are not necessarily indicative of results that may be expected for the entire year and historical results are not indicative of the results to be expected in the future. The information below is only a summary and should be read in conjunction with the information contained under the headings “PAE Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “PAE Business” and in Shay’s audited consolidated financial statements and unaudited condensed consolidated financial statements and the related notes included elsewhere in this proxy statement.

Selected Financial Data

	Successor					Predecessor
	Nine Months Ended		Year Ended		Period from January 8, 2016 to December 31, 2016	Period from January 1, 2016 to March 14, 2016	Year Ended
(In thousands)	September 29, 2019	September 30, 2018	December 31, 2018	December 31, 2017			December 31, 2015	December 31, 2014
Income Statement Data:
Revenues	$2,066,808	$1,936,428	$2,608,562	$2,331,586	$1,808,537	$420,870	$2,109,527	$1,816,480
Program profit (loss)	23,456	36,585	45,141	(33,514)	43,132	(11,251)	46,784	57,894
Operating income (loss)	29,986	38,060	50,121	(12,192)	39,052	(11,741)	71,771	60,059
Net (loss) income	(33,397)	(19,245)	(31,578)	(48,074)	(7,508)	(14,167)	28,395	33,556
Noncontrolling interest in earnings (losses) of ventures	1,819	2,101	2,881	4,728	755	79	(586)	3,780
Net (loss) income attributed to Shay Holding Corporation	(35,216)	(21,346)	(34,459)	(52,802)	(8,263)	(14,246)	28,981	29,776
Cash Flow Data:
Net cash provided by (used in) operating activities	$128,877	$(16,589)	$(56,841)	$93,979	$42,035	$15,478	$71,069	$17,474
Net cash (used in) provided by investing activities	(6,200)	(13,708)	(16,551)	(132,601)	(400,655)	(2,524)	(210,139)	10,110
Net cash (used in) provided by financing activities	(80,344)	(19,355)	32,847	(91,893)	582,768	(1,966)	138,680	(27,149)

	As of September 29, 2019	As of December 31,
(In thousands)		2018	2017	2016	2015	2014
Balance Sheet Data:
Cash and cash equivalents	$91,944	$51,097	$93,582	$223,921	$36,235	$38,809
Total assets	1,431,074	1,347,881	1,329,378	1,498,367	967,032	738,684
Long-term debt, net	762,847	841,752	797,721	679,174	365,199	227,179
Working capital	69,272	178,464	129,674	326,139	162,189	153,204

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following selected unaudited pro forma condensed combined balance sheet information as of September 30, 2019 and the unaudited pro forma condensed combined statements of operations information for the year ended December 31, 2018 and for the nine months ended September 30, 2019 present the combination of the financial information of the Company and PAE, adjusted to give effect to the Business Combination and certain transactions related thereto, including the exclusion of the assets, liabilities and results of operations of ISR. The unaudited pro forma condensed combined statements of operations of the Company for the year ended December 31, 2018 and for the nine months ended September 30, 2019 give pro forma effect to the Business Combination as if it had occurred on January 1, 2018. The unaudited pro forma condensed combined balance sheet of the Company as of September 30, 2019 assumes that the Business Combination was completed on September 30, 2019. The selected unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with the unaudited pro forma condensed combined financial information, including the notes thereto, which is included in this proxy statement under the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the date indicated, nor are they indicative of the future consolidated results of operations of the post-combination company. The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Business Combination. The pro forma adjustments are based on the information currently available.

Combined Financial Information (Assuming No Redemptions)

(dollars in thousands except per share amounts)

	Company	Shay	Pro Forma Assuming No Redemptions
Statement of Operations Data—For the Nine Months Ended September 30, 2019
Sales	$—	$2,066,808	$2,066,314
Total operating expenses	2,741	2,043,352	1,997,164
Operating income (loss)	(2,741)	29,986	75,242
Net income (loss) attributed to Company	3,167	(35,216)	9,463
Net (loss) income per common share—basic and diluted			$0.10

	Company	Shay	Pro Forma Assuming No Redemptions
Statement of Operations Data—For the Year Ended December 31, 2018
Sales	$—	$2,608,562	$2,607,622
Total operating expenses	411	2,563,421	2,531,231
Operating income (loss)	(411)	50,121	80,540
Net income (loss) attributed to Company	1,736	(34,459)	1,528
Net (loss) income per common share—basic and diluted			$0.02

	Company	Shay	Pro Forma Assuming No Redemptions
Balance Sheet Data—As of September 30, 2019
Total current assets	$1,243	$596,284	$586,396
Total assets	408,618	1,431,074	1,421,186
Total current liabilities	2,470	527,012	529,129
Total liabilities	16,470	1,427,613	1,309,451
Total Class A stock subject to possible redemption	387,148	—	—
Total stockholders’ equity	5,000	(30,463)	77,811

Combined Financial Information (Assuming Maximum Redemptions)

(dollars in thousands except per share amounts)

	Company	Shay	Pro Forma Assuming Maximum Redemptions
Statement of Operations Data—For the Nine Months Ended September 30, 2019
Sales	$—	$2,066,808	$2,066,314
Total operating expenses	2,741	2,043,352	1,997,164
Operating income (loss)	(2,741)	29,986	75,242
Net income (loss) attributed to Company	3,167	(35,216)	9,463
Net (loss) income per common share—basic and diluted			$0.10

	Company	Shay	Pro Forma Assuming Maximum Redemptions
Statement of Operations Data—For the Year Ended December 31, 2018
Sales	$—	$2,608,562	$2,607,622
Total operating expenses	411	2,563,421	2,531,231
Operating income	(411)	50,121	80,540
Net income (loss) attributed to Company	1,736	(34,459)	1,528
Net (loss) income per common share—basic and diluted			$0.02

	Company	Shay	Pro Forma Assuming Maximum Redemptions
Balance Sheet Data—As of September 30, 2019
Total current assets	$1,243	$596,284	$585,558
Total assets	408,618	1,431,074	1,420,348
Total current liabilities	2,470	527,012	528,378
Total liabilities	16,470	1,427,613	1,308,700
Total Class A stock subject to possible redemption	387,148	—	—
Total stockholders’ equity	5,000	(30,463)	77,724

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business, the business of PAE, the business of the post-combination company and the timing and ability for us to complete the Business Combination. Specifically, forward-looking statements may include statements relating to:

•	the benefits of the Business Combination;

•	the future financial performance of the post-combination company following the Business Combination;

•	changes in the market for PAE’s products and services;

•	expansion plans and opportunities; and

•

other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this proxy statement and our management’s current expectations and those of the management of PAE, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in deciding how your vote should be cast or in voting your shares on the proposals set forth in this proxy statement. As a result of a number of known and unknown risks and uncertainties, our actual results or performance, as well as that of PAE and the post-combination company, may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the occurrence of any event, change or other circumstances that could delay the Business Combination or give rise to the termination of the Merger Agreement;

•	the outcome of any legal proceedings that may be instituted against PAE or the Company following announcement of the proposed Business Combination and transactions contemplated thereby;

•

the inability to complete the transactions contemplated by the proposed Business Combination due to the failure to obtain approval of the stockholders of the Company, or other conditions to closing in the Merger Agreement;

•	the inability to obtain or maintain the listing of the post-combination company’s Class A Stock on Nasdaq following the Business Combination;

•	the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein;

•

the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability to integrate the PAE and the Company businesses, and the ability of the combined business to grow and manage growth profitably;

•	costs related to the Business Combination;

•	changes in applicable laws or regulations;

•	the possibility that PAE or the Company may be adversely affected by other economic, business, and/or competitive factors; and

•	other risks and uncertainties indicated in this proxy statement, including those set forth under the section entitled “Risk Factors.”

RISK FACTORS

You should carefully review and consider the following risk factors and the other information contained in this proxy statement, including the financial statements and notes to the financial statements included herein, in evaluating the Business Combination and the proposals to be voted on at the Special Meeting. The following risk factors apply to the business and operations of PAE and will also apply to the business and operations of the post-combination company following the completion of the Business Combination. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Business Combination, and may have an adverse effect on the business, cash flows, financial condition and results of operations of the post-combination company. You should also carefully consider the following risk factors in addition to the other information included in this proxy statement, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We or PAE may face additional risks and uncertainties that are not presently known to us or PAE, or that we or PAE currently deem immaterial, which may also impair our or PAE’s business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

We have grouped the risks into five categories for ease of reading, and without any reflection on the importance of, or likelihood of, any particular category.

I.	Risks Related to PAE’s Business

a.	Risks Related to Performance and Operations

PAE relies on contracts with U.S. Government entities for substantially all PAE’s revenue. A loss of contracts, a failure to obtain new contracts or a reduction of services provided under existing contracts with the U.S. Government, including as a result of a reduction in U.S. Government spending, could adversely affect PAE’s operating performance and result in a loss of expected revenue.

Substantially all of PAE’s revenue is derived from services ultimately provided to the U.S. Government. For the year ended December 31, 2018, PAE generated approximately 94% of its total revenue from contracts with the U.S. Government, with 35% of its total revenue from the Department of Defense (“DoD”) and 26% of its total revenue from the Department of State (“DoS”). PAE’s largest single contract accounts for approximately 7% of its total revenue. The remainder of its revenue is derived from other U.S. agencies, including the Department of Homeland Security (“DHS”), the National Aeronautics and Space Administration (“NASA”), U.S. intelligence agencies and the National Science Foundation, and non-governmental organizations, including the United Nations (“U.N.”). PAE expects that U.S. Government contracts will continue to be its primary source of revenue for the foreseeable future. The continuation and renewal of PAE’s existing U.S. Government contracts and entrance into new U.S. Government contracts are, among other things, contingent upon the availability of adequate funding for various U.S. Government agencies. Changes in U.S. Government spending could directly affect PAE’s operating performance and result in a loss of expected revenue. The loss or significant reduction in government funding of a program in which PAE participates could also result in a material decrease to PAE’s future sales, earnings and cash flows.

U.S. Government contracts are also conditioned upon the approval of spending by the U.S. Congress. In addition, Congress usually appropriates funds for a given program on a September 30 fiscal year basis, even though contract periods of performance may extend over many years. Consequently, at the beginning of a major program, the contract is usually partially funded and additional monies are normally committed to the contract by the procuring agency only as appropriations are made by Congress for future fiscal years. Among the factors that could impact U.S. Government spending and reduce PAE’s federal government contracting business include: (i) policy and/or spending changes implemented by the current administration, any subsequent administration or Congress; (ii) a significant decline in, or reapportioning of, spending by the U.S. Government, in general; (iii) changes, delays or cancellations of U.S. Government programs, requirements or policies; (iv) the adoption of new laws or regulations that affect companies that provide services to the U.S. Government; (v) U.S. Government shutdowns or other delays in the government appropriations process; (vi) changes in the political climate, including with regard to the funding or operation of the services PAE provides; and (vii) general economic conditions, including a slowdown in the economy or unstable economic conditions in the United States or in the countries in which PAE operates.

These or other factors could cause U.S. Government agencies to reduce their purchases under PAE’s contracts, to exercise their right to terminate PAE’s contracts in whole or in part, to issue temporary stop-work orders or to decline to exercise options to renew PAE’s contracts. The loss or significant curtailment of PAE’s material U.S. Government contracts, the decision by PAE’s customers not to renew existing contracts or PAE’s failure to enter into new contracts could adversely affect PAE’s operating performance and result in a loss of expected revenue.

If PAE experiences service failures or fails to properly manage projects, its customers could assert claims against it for damages or refunds and its reputation could be harmed.

PAE’s engagements often involve large-scale, highly complex projects and PAE designs, implements and maintains services solutions that are often critical to PAE’s customers’ operations. The quality of PAE’s performance on such projects depends in large part upon its ability to manage the relationship with its customers, and to effectively manage the project and deploy appropriate resources, including third-party contractors and PAE’s own personnel, in a timely manner. PAE has experienced, and may in the future experience, service failures or schedule delays and other problems in connection with its work. If PAE experiences these problems, it may: (i) lose revenue due to adverse customer reaction; (ii) be required to provide additional services to a customer at no charge; (iii) cause customers to postpone, cancel or fail to renew contracts; (iv) receive negative publicity, which could damage PAE’s reputation and adversely affect its ability to attract or retain customers; and (v) suffer claims for substantial damages.

Any errors or failure to meet customers’ expectations could result in claims for substantial damages against PAE. PAE’s U.S. Government contracts generally limit its liability for damages that arise from negligent acts, errors, mistakes or omissions in rendering services to its customers to claims based on the contract itself (excluding fraud or false claim liabilities). However, PAE cannot be sure that these contractual provisions will protect it from liability for damages in the event it is involved in a dispute with a customer. PAE’s errors and omissions and product liability insurance coverage may not be adequate, may not continue to be available on reasonable terms, or may not be in sufficient amounts to cover one or more significant claims. In addition, the insurer may disclaim coverage as to some types of future claims, or the liability may be less than the insurance retention.

If a project experiences a performance problem, PAE may not be able to recover the additional costs it will incur, which could exceed revenues realized from a project. Finally, if PAE underestimates the resources or time it needs to complete a project with capped or fixed fees, its operating results could be seriously harmed. The successful assertion of any significant claim against PAE could seriously harm its business. Even if not successful, these claims could result in significant legal and other costs, may be a distraction to PAE’s management and may harm PAE’s reputation.

PAE’s reputation and its ability to do business may be impacted by the improper conduct of employees, agents, business partners or others working on its behalf.

PAE’s employees, agents and others working on its behalf may take actions or engage in conduct that could violate the applicable laws of the jurisdictions in which PAE operates, including laws governing improper payments to government officials, the protection of export controlled or classified information, cost accounting and billing, competition, data privacy, post-employment restrictions for government employees and protection of proprietary information of former employers or third parties. In addition, PAE’s employees, agents or others may engage in fraud or self-dealing activities that damage it. PAE may not be able to prevent all such misconduct committed by its employees, agents or others working on its behalf, and the risk of misconduct may increase in the current environment and as PAE continues to expand globally.

Such improper actions could subject PAE to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or prohibition from doing business with the U.S. Government and other foreign governments and organizations, which could negatively impact PAE’s reputation and ability to conduct business and could have an adverse effect on its financial position, results of operations and/or cash flows.

In addition, PAE’s reputation could suffer serious harm if allegations of impropriety were made against it or its employees or agents. If PAE was suspended or prohibited from contracting with the U.S. Government, any significant U.S. Government agency, or foreign governmental entities, if PAE’s reputation or relationship with such entities was impaired, or if such entities otherwise ceased doing business with PAE, or significantly decreased the amount of business they do with PAE, its operating performance could be adversely affected and it may experience additional expenses and possible loss of revenue.

Disruptions in the supply of PAE’s key materials and difficulties in the supplier qualification process, as well as increases in prices of materials, could adversely impact its results of operations.

PAE’s business is affected by the price and availability of materials, such as fuel, water, food and component parts that it uses to provide its various services. The prices of PAE’s materials and other supplies are subject to fluctuations attributable to, among other things, changes in supply and demand, weather conditions and governmental incentives and controls. PAE’s business, therefore, could be adversely impacted by factors affecting its suppliers (such as, but not limited to, the destruction of its suppliers’ facilities or their distribution infrastructure, a work stoppage or strike by its suppliers’ employees or the failure of its suppliers to provide materials of the requisite quality), or by increased costs of such materials or components if PAE was unable to pass along such price increases to its customers. PAE’s business could also be adversely affected if it was unable to obtain these materials and components from its suppliers in the quantities it requires or on favorable terms.

Supplier qualification and management is a key element of successful and compliant federal contracting. This requires extension of many of the same regulatory requirements which apply to PAE, to its supplier base, incorporation of applicable regulatory requirements into contractual documents, screening of suppliers for violations of law and regulation, and active inspection of supplier business practices. In addition, PAE is reliant on a small number of key suppliers to provide unique source materials such as aircraft components, cameras, and communication devices which are not available from other sources and must be protected from tampering or counterfeiting. PAE’s failure to secure its supply chain against disruption due to regulatory noncompliance, physical threats, or cyber threats could have an adverse impact on PAE’s financial position, results of operations and/or cash flows.

If PAE’s subcontractors or joint venture partners fail to perform their contractual obligations, then PAE’s performance as the prime contractor and its ability to obtain future business could be materially and adversely impacted.

PAE subcontracts with other companies to perform a portion of the services on some of its contracts. Subcontractors, which represented approximately 21% of PAE’s direct costs for the year ended December 31, 2018, generally perform niche or specialty services for which they have more direct experience, such as catering services or specialized technical services, or otherwise have local knowledge of the region in which a contract will be performed. Often, PAE enters into subcontract arrangements to comply with requirements to award certain categories of services to small businesses. PAE generally does not have long-term contractual commitments with subcontractors, and skilled subcontractors may not continue to be available at reasonable rates and in the areas in which it conducts its operations. The inability to contract with skilled subcontractors at reasonable costs on a timely basis could have an adverse effect on PAE’s financial position, results of operations and/or cash flows. In addition, a failure by one or more of PAE’s subcontractors to satisfactorily and timely provide the agreed-upon supplies or perform the agreed-upon services may injure its reputation and materially and adversely impact PAE’s ability to perform its obligations as the prime contractor. Such subcontractor performance deficiencies could also result in a customer terminating PAE’s contract for default. A termination for default could expose PAE to liability and adversely affect PAE’s operating performance and result in a loss of expected revenue.

In addition, PAE often enters into joint ventures so that it can jointly bid and perform on a particular project or projects. The success of these and other joint ventures depends, in large part, on the satisfactory performance of the contractual obligations by PAE’s joint venture partners. PAE may not be able to effectively influence the operations of its joint ventures, or if PAE’s partners do not meet their obligations, the joint ventures may be unable to adequately perform and deliver their contracted services. Under these circumstances, PAE may be required to make additional investments and provide additional services to ensure the adequate performance and delivery of the contracted services. These additional obligations could result in reduced profits or, in some cases, significant losses for PAE with respect to such joint venture, which could also affect its reputation in the industries PAE serves.

The failure of contractors with which PAE has entered into a sub- or prime-contractor relationship to meet their obligations to PAE or its clients could have an adverse effect on PAE’s financial position, results of operations and/or cash flows.

When PAE is a prime contractor under a contract, it often relies on other companies to perform some of the work under the contract, and it expects to continue to depend on relationships with other contractors for portions of its delivery of services and revenue in the foreseeable future. If PAE’s subcontractors fail to perform their contractual obligations, its future revenues, profitability and growth prospects could be adversely affected. There is a risk that PAE may have disputes with its subcontractors arising from, among other things, the quality and timeliness of work performed by the subcontractor, client concerns about the subcontractor, PAE’s failure to extend existing task orders or issue new task orders under a subcontract, or PAE’s hiring of a subcontractor’s personnel. During contract performance, failure by a subcontractor to deliver agreed-upon supplies or services, violation of applicable federal government procurement rules (such as, but not limited to, Combatting Trafficking in Persons laws), or failure to pay lower tier subcontractors in a timely fashion may result in early termination of the agreement with that subcontractor. Government decisions to remove elements of work from a contract due to dissatisfaction with performance, funding limitations, or changes in contracting practices and priorities may also result in a need to terminate subcontract agreements. As an example, on a base operation contract in the Bahamas, discrete portions of work were regularly added and removed as the needs of the base population changed, requiring fewer flights between the base and the mainland. At the same location, PAE has been requested to add resources to deal with hurricane recovery efforts, and at other times reduce the number of medical facilities to be provided following reduction in base personnel. As a result of these fluctuations, PAE terminated subcontract agreements with subcontractors or materially decreased the scope of work they perform. This leads to a tension in working relationships and may in some cases result in litigation or difficulty in securing subcontractors for future work.

In addition, if any of PAE’s subcontractors fail to deliver the agreed-upon supplies or perform the agreed-upon services on a timely basis, PAE’s ability to fulfill its obligations as a prime contractor may be jeopardized. Material losses could arise in future periods and subcontractor performance deficiencies could result in a client terminating a contract for convenience or default. A termination for default could expose PAE to liability and have an adverse effect on PAE’s ability to compete for future contracts and orders. In the past, PAE has abandoned planned subcontractors prior to contract performance due to security concerns, at the direction of its government customer, or due to inability of the subcontractor to meet target pricing. During performance of a contract in Afghanistan, for example, PAE was compelled to release its planned physical security provider when the customer elected not to pay the higher price quoted by that subcontractor and instead retain the incumbent provider. While PAE’s contractual agreements are written to allow for termination in these cases, such action inevitably damages the working relationship between the two parties.

Conversely, PAE is often a subcontractor to third party prime contractors. PAE estimates that revenue derived from contracts under which it acted as a subcontractor to other companies represented 6% of its revenue for the year ended December 31, 2018. As a subcontractor, PAE often lacks control over fulfillment of a contract, and poor performance on the contract by the prime contractor or other subcontractors could tarnish PAE’s reputation, even when it performs as required, and could cause other contractors to choose not to hire PAE as a subcontractor in the future. If the U.S. Government terminates or reduces other prime contractors’ programs or does not award them new contracts, subcontracting opportunities available to PAE could decrease, which would have an adverse effect on PAE’s financial position, results of operations and/or cash flows. In addition, as a subcontractor, PAE may be unable to collect payments owed to it by the prime contractor, even if it has performed its obligations under the contract, as a result of, among other things, the prime contractor’s inability to fulfill the contact. PAE could also experience delays in receiving payment if the prime contractor experiences payment delays, which could have an adverse effect on PAE’s financial position, results of operations and/or cash flows. For example, PAE has in the past and may in the future be required to accept contract payment terms that incorporate “pay-when-paid” provisions creating an inherent risk of delayed payment, particularly when the source of funds is a foreign government or corporation whose performance is difficult or impossible to compel through legal means. PAE performed under a subcontract in 2015 with pay-when-paid payment terms where the source of funds was the Governorate of Basrah in Iraq. When the Governorate failed to pay the prime contractor in a timely fashion, PAE’s corresponding payment was also delayed due to the pay-when-paid payment terms.

PAE’s failure to maintain strong relationships with other contractors could have an adverse effect on its business and results of operations.

Maintaining strong relationships with other U.S. Government contractors, who may also be its competitors, is important to PAE’s business and its failure to do so could have an adverse effect on PAE’s financial position, results of operations and/or cash flows. To the extent that PAE fails to maintain good relationships with its subcontractors or other prime contractors due to either perceived or actual performance failures or other conduct, they may refuse to hire PAE as a subcontractor in the future or to work with PAE as its subcontractor. In addition, other contractors may choose not to use PAE as a subcontractor or choose not to perform work for PAE as a subcontractor for any number of additional reasons, including because they choose to establish relationships with PAE’s competitors or because they choose to directly offer services that compete with its business.

A negative audit or other investigations by the U.S. Government could adversely affect PAE’s ability to receive U.S. Government contracts and its future operating performance, and could result in financial or reputational harm, including disbarment from receiving government contracts.

PAE operates in a highly regulated environment and is routinely audited and reviewed by the U.S. Government and its agencies, such as the Defense Contract Audit Agency (“DCAA”), the Defense Contract Management Agency (“DCMA”), the Defense Criminal Investigative Service, the DoD Inspector General, other agency Inspectors General, the Special Inspector General for Afghanistan Reconstruction, the Special Inspector General for Iraq Reconstruction, the Office of Federal Contract Compliance Programs and the Department of Labor (“DoL”). These agencies review performance under PAE’s contracts, PAE’s cost structure and PAE’s compliance with applicable laws, regulations and standards, as well as the adequacy of, and PAE’s compliance with, its internal control systems and policies. Costs ultimately found to be unallowable or improperly allocated to a specific contract will not be paid or must be refunded or credited to the U.S. Government if already reimbursed. It is not uncommon for PAE to receive government audit findings that include millions of dollars of questioned costs.

Audits may also review the adequacy of, and PAE’s compliance with, its internal control systems and policies, including PAE’s labor, billing, accounting, purchasing, property, estimating, compensation and management information systems. Any costs found to be improperly allocated to a specific contract will not be paid. In addition, payments received by PAE for allowable direct and indirect costs are subject to adjustment after audit by U.S. Government auditors and repayment to the U.S. Government may be required if the payments do not comply with restrictions on allowable costs as defined in U.S. Government contracts. PAE’s audit risk with respect to these issues is increased where it is performing outside of the United States in contingency environments and other especially demanding circumstances. Any negative results from any audit of PAE’s control systems and policies by any U.S. Government agency, including any findings that PAE has not complied with any required policies or procedures, could delay or materially adversely affect PAE’s ability to invoice and receive timely payment on its contracts, perform contracts or compete for contracts with the U.S. Government and could have an adverse effect on PAE’s operating performance. See “PAE’s Business—Legal Proceedings” for additional information.

U.S. Government contractors that provide support services in theaters of conflict such as Iraq and Afghanistan have come under increased scrutiny by agency Inspectors General, special inspectors general, U.S. Government auditors, and congressional committees. Investigations pursued by any or all of these groups may result in adverse publicity and reputational harm for PAE, regardless of the underlying merit of the allegations being investigated. As a matter of general policy, PAE has cooperated and expects to continue to cooperate with government inquiries of this nature.

Obtaining a designation from the DCMA that a contractor’s purchasing system has been certified as satisfactory is a significant advantage for a government contractor, enabling competition on government contracts that would otherwise be prohibitively difficult or costly to bid, or that would require disclosure of competitively sensitive information. Certified Purchasing System Reviews (“CPSRs”) are highly detailed and commonly result in findings recommending improvements or corrective actions. A significantly negative CPSR may result in decertification of the purchasing system that would result in a far more burdensome business development and proposal process. The requirements for these systems and audits are frequently evolving.

As a U.S. Government contractor, PAE is subject to various procurement and other laws and regulations and could be adversely affected by failure to comply with these laws and regulations or changes in such laws and regulations.

U.S. Government contractors must comply with many significant procurement regulations and other specific legal requirements. These regulations and requirements, although customary in U.S. Government contracting, increase PAE’s performance and compliance costs and are regularly evolving. For example, certain U.S. Government contracts that PAE performs in the United States are subject to the Service Contract Act, which requires hourly employees to be paid certain specified wages and benefits, and the Davis Bacon Act, which requires the “prevailing wage” to be paid for construction workers on federal projects as well as submission of a certification to the DoL. If the DoL determines that PAE violated the Service Contract Act or its implementing regulations, it could be suspended from being awarded new U.S. Government contracts or renewals of existing contracts for a period of time, which could adversely affect its future operating performance. PAE is required to comply with the Davis Bacon Act on several of its contracts.

PAE also is subject to and expected to perform in compliance with a vast array of federal and state civil and criminal laws, including:

•	the Truthful Cost or Pricing Data requirements (commonly referred to as the Truth in Negotiations Act);

•	the Procurement Integrity Act;

•	the Anti-Kickback Act;

•	the Cost Accounting Standards;

•	the Federal Acquisition Regulation (“FAR”) and agency FAR supplements;

•	the International Traffic in Arms Regulations promulgated under the Arms Export Control Act;

•	the Close the Contractor Fraud Loophole Act;

•	the Foreign Corrupt Practices Act (“FCPA”);

•	the Service Contract Act;

•	the Davis Bacon Act; and

•	federal and state employment laws and regulations (including equal opportunity and affirmative action requirements).

Additionally, PAE is subject to the False Claims Act (the “FCA”), which provides for substantial damages and penalties where, for example, a contractor presents a false or fraudulent claim to the government for payment or approval. Actions under the FCA may be brought by the government or by individuals (including PAE employees or former employees) on behalf of the government (who may then share a portion of any recovery). If PAE fails to comply with these laws and regulations, it may also suffer harm to its reputation, which could impair its ability to win awards of contracts in the future or receive renewals of existing contracts. If PAE is subject to civil and criminal penalties and administrative sanctions or suffers harm to its reputation, it could have an adverse effect on its financial position, results of operations and/or cash flows.

Under PAE’s U.S. Government contracts, PAE is required to report significant overpayments it receives from the U.S. Government and other specified violations to the relevant agency inspector general. In 2018, PAE made three mandatory disclosures relating to time charging and subcontractor fraud/conflict of interest. In addition, PAE’s compliance with procurement laws and regulations as well as its performance under the terms of its government contracts and subcontracts is periodically reviewed by U.S. Government agencies. PAE is currently, and may, from time to time, be subject to government investigation or litigation brought by or on behalf of the government under the FCA. See “PAE’s Business—Legal Proceedings” for additional information.

If PAE is found to have violated the law, or is found not to have acted responsibly as defined by the law, it may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or prohibition from doing business with the U.S. Government, any of which could have an adverse effect on its financial position, results of operations and/or cash flows.

New laws, regulations, or procurement requirements, or changes to current laws, and regulations and requirements (including, for example, regulations related to allowability of compensation costs, counterfeit parts, specialty metals and conflict minerals), can increase PAE’s costs and risks and reduce its profitability. U.S. Government contract violations could result in the imposition of civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or prohibition from doing business with the U.S. Government. PAE could also suffer serious harm to its reputation. Any interruption or termination of PAE’s ability to bid on U.S. Government contracts could have an adverse effect on its financial position, results of operations and/or cash flows.

Compliance with diverse and changing legal requirements is costly, time-consuming and requires significant resources. PAE also conducts business in certain identified growth areas, such as national security and national intelligence, which are highly regulated and may expose it to increased compliance risk. Violations of one or more of these diverse legal requirements in the conduct of PAE’s business could result in civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or prohibition from doing business with the U.S. Government, as well as damage to its reputation. Violations of these regulations or contractual obligations related to regulatory compliance in connection with the performance of customer contracts could also result in liability for significant monetary damages, unfavorable publicity and allegations by PAE’s customers that it has not performed its contractual obligations.

PAE is subject to the U.S. Government’s requirements, including the DoD’s National Industrial Security Program Operating Manual, for its facility security clearances, which are prerequisites to its ability to perform on classified contracts for the U.S. Government.

A facility security clearance is required for a company to perform on classified contracts for the DoD and certain other agencies of the U.S. Government. Security clearances are subject to regulations and requirements including the National Industrial Security Program Operating Manual (the “NISPOM”), which specifies the requirements for the protection of classified information released or disclosed in connection with classified U.S. Government contracts. The Defense Counterintelligence and Security Agency (“DCSA”) manages the facility clearance process under the NISPOM, and conducts various facility audits and inspections throughout the lifecycle of a respective facility clearance.

PAE requires certain facility and personnel security clearances to perform its classified U.S. Government business. Any facility not audit ready, not staffed by appropriately cleared personnel, and/or that fails a routine DCSA inspection places that contract in jeopardy. As such, PAE must comply with the requirements of the NISPOM and other applicable U.S. Government industrial security regulations. If PAE was to violate the terms and requirements of the NISPOM or such industrial security regulations (which apply to it under the terms of classified contracts), or if one or more of PAE’s facility or personnel security clearances is invalidated or terminated, it may not be able to continue to perform its existing classified contracts and may not be able to enter into new classified contracts, which could adversely affect its revenues. Failure to comply with the NISPOM or other security requirements may result in loss of access to classified information and subject PAE to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or prohibition from doing business with the U.S. Government, which could have an adverse effect on its financial position, results of operations and/or cash flows.

Some of PAE’s contracts with the U.S. Government are classified, which may limit investor insight into portions of its business.

PAE derives a portion of its revenues from programs with the U.S. Government that are subject to security restrictions (classified programs) that preclude the dissemination of information that is classified for national security purposes. PAE is limited in its ability to provide details about these classified programs, their risks or any disputes or claims relating to such programs. As a result, investors will have less insight into PAE’s classified programs than its other programs and, therefore, less ability to fully evaluate the risks related to its classified business.

Implementation of various data privacy and cybersecurity laws could require significant investment into ongoing compliance activities, trigger potential liability under such laws and limit PAE’s ability to use personal data.

Any failure by PAE, its vendors or other business partners to comply with international, federal, or state laws regarding data privacy or cybersecurity could result in regulatory actions or lawsuits against it, legal liability, fines, damages and other costs. PAE may also incur substantial expenses in implementing and maintaining compliance with such laws. For example, the General Data Protection Regulation (“GDPR”), implemented on May 25, 2018, across the European Union (“E.U.”), imposes more stringent data protection obligations on companies that process data in the E.U. GDPR has created new compliance obligations, requires investment into ongoing data protection activities and documentation requirements, and creates the potential for significantly increased fines for noncompliance. In addition, California has enacted the California Consumer Protection Privacy Act of 2018 (the “CCPA”), which provides new consumer privacy rights to natural persons residing in California. The CCPA is the most prescriptive general privacy law in the United States and may lead to similar laws being enacted in other U.S. states or at the federal level. It is possible that the CCPA or similar laws will be deemed applicable to some aspects of PAE’s business, which would impose new compliance obligations and require additional investment into data protection activities. The CCPA’s effective date deadline is January 1, 2020. Any obligations that may be imposed on PAE under the CCPA or similar laws may be different from or in addition to those required by GDPR, which may cause additional expense for compliance across various jurisdictions. GDPR, the CCPA, and the laws of other U.S. states also impose obligations to maintain a cybersecurity program at a certain level of quality, as well as obligations to give notice to affected individuals and to certain regulators in the event of a data breach.

In addition, many of the systems and networks that PAE develops, installs and maintains for its customers involve managing and protecting personal information and information relating to national security and other sensitive government functions. While PAE has organizational and technical measures designed to comply with relevant privacy and security laws and restrictions, if a system or network that it develops, installs or maintains were to fail or experience a security breach or service interruption, whether caused by it, third-party service providers, cybersecurity threats or other events, PAE may experience loss of revenue, remediation costs or face claims for damages or contract termination. Any such event could prevent PAE from having access to or being eligible for further work on such systems and networks and cause serious harm to its reputation. PAE’s errors and omissions liability insurance may be inadequate to compensate it for all the damages that it may incur and, as a result, could have an adverse effect on PAE’s financial position, results of operations and/or cash flows.

Environmental laws and regulations may cause PAE to incur significant costs and liabilities that could adversely affect PAE’s operating performance and result in a loss of expected revenue.

PAE’s operations are subject to environmental, health and safety laws, regulations and other requirements in the United States as well as other jurisdictions where it does business. These include requirements governing the use, management and disposal of hazardous, radioactive and explosive substances and wastes, emissions and discharges of pollutants to the air and water, investigation or clean-up of contamination at host sites, and the maintenance of a safe workplace, including the use of personal protective equipment. PAE could incur substantial costs, including costs to install or retrofit pollution control equipment or to address contamination, fines, penalties and/or damage claims as a result of violations of, or liabilities under, environmental laws, and these costs and liabilities could have an adverse effect on its financial position, results of operations and/or cash flows.

PAE is subject to various claims, litigation and other disputes that could ultimately be resolved against it.

The size, nature and complexity of PAE’s business makes it highly susceptible to claims, litigation and other disputes. For example, PAE is and may become subject to various administrative, civil or criminal litigation, employment litigation, environmental claims, income tax matters, compliance matters, claims and investigations, which could divert financial and management resources and result in fines, penalties, compensatory, treble or other damages or non-monetary relief. U.S. Government regulations also provide that certain allegations against a contractor may lead to suspension or debarment from U.S. Government contracts or suspension of export privileges for PAE or one or more of its components. Suspension or debarment could have an adverse effect on PAE because of its reliance on U.S. Government contracts and authorizations. An adverse resolution or outcome of any of these lawsuits, claims, demands or investigations could have an adverse effect on its financial position, results of operations and/or cash flows. Any investigation, claim, demand or litigation, even if fully indemnified or insured, could negatively impact PAE’s reputation among its customers and the public, and make it more difficult for it to compete effectively or obtain adequate insurance in the future.

PAE’s business could be adversely affected by bid protests.

U.S. Government contracts are frequently subject to bid protests from unsuccessful bidders on new program awards. It can take many months for the relevant U.S. Government agency to resolve protests by one or more of PAE’s competitors of contract awards it receives. Bid protests may result in significant expense to PAE and termination or cancellation of an awarded contract as a result of the award being overturned. Even if PAE does not lose the awarded contract, the resulting delay in the startup and funding of the work under these contracts could have an adverse effect on PAE’s financial position, results of operations and/or cash flows.

In addition, PAE may protest the contract awards of its competitors when it believes it is prudent to do so to protect its rights and interest in the competition. This process requires the time, effort and attention of PAE’s management and employees and incurs additional costs.

PAE is exposed to risks associated with operating internationally.

A large portion of PAE’s business is conducted internationally. Consequently, PAE is subject to a variety of risks that are specific to international operations, including the following: (i) the burden and cost of compliance with export regulations; (ii) compliance with regulations enforced by the U.S. Department of the Treasury’s Office of Foreign Asset Control; (iii) the burden and cost of compliance with foreign laws, including employment laws, tax regulations, treaties and technical standards and changes in the foregoing; (iv) potential uncertainty with respect to laws and regulations due to a high degree of the difficulty of enforcing agreements and collecting receivables through some foreign legal systems; (v) discretion on the part of governmental authorities, which could result in arbitrary or selective actions against PAE, including suspension or termination of operating licenses; (vi) contract award and funding delays; (vii) potential restrictions on transfers of funds; (viii) import and export duties and value added taxes; (ix) transportation delays and interruptions; (x) uncertainties arising from foreign local business practices and cultural considerations; (xi) the adoption of regulations or enactment of other actions by certain governments that would have a direct or indirect adverse impact on PAE’s business and market opportunities, including nationalization of private enterprise; (xii) general economic conditions; and (xiii) potential military conflicts, civil strife and political risks. Similar to PAE’s U.S. Government contracts, many of its contracts with foreign governments are subject to procurement laws and regulations and governmental funding authorizations and provide such customers the right to terminate contracts at any time without cause.

In addition, PAE is subject to the FCPA and may also be subject to anti-corruption laws in other jurisdictions, such as the U.K. Bribery Act of 2010, that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by business entities for the purpose of obtaining or retaining business. PAE has operations and deals with governmental clients in countries known to experience, or that may be susceptible to, government corruption. PAE’s activities in these countries create the risk of unauthorized payments or offers of payments by its employees, consultants or contractors that could be in violation of various laws including the FCPA and other anti-corruption laws, even though these parties are not always subject to PAE’s control. PAE’s international operations also involve activities involving the transmittal of information, which may include personal data, that may expose PAE to data privacy laws in the jurisdictions in which it operates. If PAE’s data protection practices become subject to new or different restrictions, and to the extent such practices are not compliant with the laws of the countries in which PAE processes data, PAE could face increased compliance expenses and face penalties for violating such laws or be excluded from those markets altogether, in which case its operations could be adversely affected.

PAE’s overall success as a global business depends, in part, on its ability to anticipate and effectively manage these risks but there can be no assurance that PAE will be able to do so without incurring unexpected costs. If PAE is not able to manage the risks related to its international operations, it could have an adverse effect on PAE’s financial position, results of operations and/or cash flows.

PAE has operations in the Middle East and in certain regions that may experience turmoil, political unrest and destabilization, insurgency, war or terrorism.

The services PAE provides internationally are sometimes in countries with unstable governments, in areas of military conflict, in hostile and unstable environments, including war zones or at military installations. Political unrest and destabilization and insurgent activities in the areas in which PAE operates may cause further destabilization in these regions. These factors increase the risk of an incident resulting in damage or destruction to PAE’s work or living sites or resulting in injury or loss of life to its employees, subcontractors or other third parties. PAE maintains insurance to mitigate risk and potential liabilities related to its international operations, but PAE’s insurance coverage may not be adequate to cover these claims and liabilities and it may be forced to bear substantial costs arising from those claims. Substantial claims in excess of PAE’s related insurance coverage could have an adverse effect on its financial position, results of operations and/or cash flows.

In certain circumstances, including civil war or increased insurgent activities in Iraq or Afghanistan, the U.S. Government may decide to terminate some or all U.S. Government activities, including PAE’s operations under applicable U.S. Government contracts in a location, country or region and to withdraw all personnel. Acts of terrorism and threats of armed conflicts in or around various areas in which PAE operates could limit or disrupt markets and its operations, including disruptions resulting from the evacuation of personnel, cancellation of contracts or the loss of key employees, contractors or assets. Furthermore, PAE may experience liability arising from accidents or incidents, which could involve significant potential injury, involving its employees or third parties. PAE also may incur material costs to maintain the safety of its personnel or be subject to increasing insurance costs.

Natural or environmental disasters could disrupt PAE’s business and result in loss of revenue or higher expenses.

PAE has significant operations located in regions that may be exposed to earthquakes, damaging storms and other natural disasters. PAE’s business also may be subject to environmental disasters. Although preventative measures may help to mitigate damage, the damage and disruption resulting from natural and environmental disasters may be significant. If insurance or other risk transfer mechanisms are unavailable or insufficient to recover all costs, it could have an adverse effect on its financial position, results of operations and/or cash flows.

PAE’s subcontractors and suppliers are also subject to natural and environmental disasters that could affect their ability to perform. Performance failures by PAE’s subcontractors due to natural and environmental disasters may adversely affect its ability to perform its obligations on the prime contract. Damages or other costs that may not be fully recoverable from the subcontractor or from the customer could reduce PAE’s profitability or result in a termination of the prime contract, which could have an adverse effect on PAE’s ability to compete for future contracts.

Natural and environmental disasters could also disrupt PAE’s workforce, electrical and other power distribution networks, including computer and internet operation and accessibility, and the critical infrastructure necessary for its normal business operations. These disruptions could have an adverse effect on its financial position, results of operations and/or cash flows.

PAE’s business could be negatively impacted by security threats, including cybersecurity threats, and other disruptions.

PAE faces various security threats, including cybersecurity threats to its information technology infrastructure and attempts to gain access to sensitive or classified information. Such threats can come from external as well as internal sources. The risk of a security breach or disruption, particularly through cyberattack or cyber intrusion, including by Advanced Persistent Threats such as organized computer hackers, foreign governments and cyber terrorists, has increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. Cybersecurity threats are significant and evolving and include, among others, malicious software, attempts to gain unauthorized access to data and other electronic security breaches that could lead to disruptions in mission critical systems, unauthorized release of confidential or otherwise protected information and corruption of data. In addition to security threats, PAE is also subject to other systems failures, including network, software or hardware failures, whether caused by PAE, third-party service providers (including operators of data centers and physical storage sites), natural disasters, power shortages, terrorist attacks or other events. The unavailability of PAE’s information or communications systems, the failure of these systems to perform as anticipated or any significant breach of data security could cause loss of data, disrupt PAE’s operations, lead to financial losses from remedial actions, require significant management attention and resources, subject it to claims for breach of contract, damages, penalties or contract termination, negatively impact PAE’s reputation among its customers and the public and prevent PAE from being eligible for further work on sensitive or classified programs for U.S. Government customers, which could have an adverse effect on PAE’s financial position, results of operations and/or cash flows. PAE has experienced cybersecurity attacks and other systems failures in the past and may experience them in the future. PAE’s property and business interruption insurance may be inadequate to compensate it for all losses that may occur as a result of any such system or operational failure or disruption.

PAE may be harmed by intellectual property infringement claims and its failure to protect its intellectual property could enable competitors to market services with similar features.

PAE may become subject to claims from its employees or third parties who assert that software and other forms of intellectual property that it uses in delivering services and solutions to its clients infringe upon intellectual property rights of such employees or third parties. PAE’s employees develop some of the software and other forms of intellectual property that PAE uses to provide its services and solutions to its clients, but PAE also licenses technology from other vendors and is subject to vendor software audits. If PAE’s employees, vendors, or other third parties assert claims that it or its clients are infringing on their intellectual property rights, it could incur substantial costs to defend against those claims. If any of these infringement claims are ultimately successful, PAE could be required to cease selling or using services that incorporate the challenged software or technology, obtain a license or additional licenses from its employees, vendors, or other third parties, or redesign its services that rely on the challenged software or technology.

PAE attempts to protect its trade secrets and proprietary rights by entering into confidentiality and intellectual property assignment agreements with third parties, its employees and consultants. However, if these are breached, there may not be an adequate remedy available to it. In addition, others may independently discover PAE’s trade secrets and proprietary information and, in such cases, PAE may not be able to assert any trade secret rights against such party. Enforcing a claim that a party illegally obtained and is using PAE’s trade secret is difficult, expensive and time consuming, and the outcome is unpredictable. If PAE is unable to protect its intellectual property, its competitors could market services similar to PAE’s services, which could reduce demand for its offerings. Any litigation or other action to enforce PAE’s intellectual property rights, protect its trade secrets or determine the validity and scope of the proprietary rights of others could result in substantial costs and diversion of resources, with no assurance of success.

In addition, U.S. Government contracts typically contain provisions that allow the U.S. Government to claim rights, including intellectual property rights, in products and data developed and/or delivered under such agreements. PAE may not have the right to prohibit the U.S. Government from using or disclosing certain technologies developed by it, and it may not be able to prohibit third parties, including PAE’s competitors, from using those technologies commercially or in providing products and services to the U.S. Government. The U.S. Government generally takes the position that it has an unlimited right to royalty-free use of technologies that are developed under U.S. Government contracts.

The loss of any member of PAE’s senior management could impair its relationships with U.S. Government customers and disrupt the management of its business.

PAE believes that the success of its business and its ability to operate profitably depends on the continued contributions of the members of its senior management. PAE relies on its senior management to generate business and execute programs successfully. In addition, the relationships and reputation that many members of its senior management team have established and maintain with U.S. Government personnel contribute to PAE’s ability to maintain strong customer relationships and to identify new business opportunities. The loss of any member of PAE’s senior management could impair its ability to identify and secure new contracts, maintain good customer relations and otherwise manage successfully its business.

If PAE fails to attract and retain skilled employees or contractors, it might not be able to perform under its contracts or win new business.

The growth of PAE’s business and revenue depends in large part upon its ability to attract and retain sufficient numbers of highly qualified individuals, including personnel that are in high demand, such as those with military and law enforcement experience and specialized technical skill sets. In addition, certain U.S. Government contracts require it, and certain of its employees, to maintain security clearances. Obtaining and maintaining security clearances for employees is a lengthy process, and it is challenging to identify, recruit and retain employees who already hold security clearances. If PAE’s employees are unable to obtain or retain security clearances or if its employees who hold security clearances terminate employment with it, PAE’s ability to perform the work under certain U.S. Government contracts may be adversely affected, and the customer whose work requires cleared employees could terminate the contract or decide not to renew it upon its expiration. Further, some of PAE’s U.S. Government contracts contain provisions requiring it to staff an engagement with personnel that the customer considers key to its successful performance under the contract. In the event PAE is unable to provide these key personnel or acceptable substitutions, where permitted, the customer may terminate the contract. As a result, if PAE is unable to recruit and retain a sufficient number of qualified employees, its ability to maintain and grow its business could be limited.

Moreover, in a tight labor market, PAE’s labor costs could increase and it may be required to engage large numbers of subcontractor personnel, which could cause its profit margins to suffer. If PAE’s employees are over-utilized, it could have a negative impact on employee morale and attrition. Conversely, if PAE maintains or increases its staffing levels in anticipation of one or more projects and the projects are delayed, reduced or terminated, PAE may underutilize the additional personnel, which would increase its general and administrative expenses and could have an adverse effect on its financial position, results of operations and/or cash flows.

The expiration of PAE’s collective bargaining agreements could result in increased operating costs or work disruptions, which could potentially affect its operating performance.

As of September 29, 2019, PAE had a workforce of approximately 20,000, of which approximately 24% were covered by collective bargaining agreements. As of September 29, 2019, PAE had approximately 67 collective bargaining agreements with its unions. The length of these agreements varies, with the longest expiring in November 2022. PAE cannot predict how stable its union relationships will be or whether it will be able to successfully negotiate successor agreements without impacting its financial condition, and may, in the future, experience labor disruptions associated with the expiration or renegotiation of collective bargaining agreements or otherwise, which may cause a significant disruption of operations. In addition, PAE may face increased operating costs as a result of higher wages or benefits paid to union members, which could adversely affect its financial position, results of operations and/or cash flows. See “Risk Factors—Risks Related to PAE’s Business—Risks Related to Financial Results and Reporting” for additional information.

b.	Risks Related to Financial Results and Reporting

PAE may not receive the full amounts estimated under the U.S. Government contracts in its backlog, which could reduce its revenue in future periods below the levels anticipated and which makes backlog an uncertain indicator of future operating results.

As of December 31, 2018, PAE’s total backlog was approximately $6.4 billion, of which $1.4 billion was funded. Due to the U.S. Government’s ability not to exercise contract options or to terminate, modify or curtail PAE’s programs or contracts and the rights of its non-U.S. Government customers to cancel contracts and purchase orders in certain circumstances, PAE may realize less than expected or may never realize revenues from some of the contracts that are included in its backlog. PAE’s unfunded backlog, in particular, is not exact or guaranteed, and is based upon, among other things, management’s experience under such contracts and similar contracts, the particular customers, the type of work and budgetary expectations. PAE’s management may not accurately assess these factors or estimate the revenue it will realize from these contracts. In addition, backlog is typically subject to large variations from quarter-to-quarter, and comparisons of backlog from period to period are not necessarily indicative of future revenues. The timing of receipt of revenues, if any, on projects included in backlog could change due to the scheduling of projects, and cancellation of or adjustments to contracts may occur. As a result, PAE’s funded, unfunded and total backlog as of any particular date may not reflect the actual revenue ultimately received from these contracts and therefore may not be an accurate indicator of PAE’s future earnings. If PAE fails to realize as revenues amounts included in its backlog, it could have an adverse effect on its financial position, results of operations and/or cash flows.

PAE’s financial results may vary significantly from quarter-to-quarter.

PAE expects its sales and operating results to vary from quarter-to-quarter. Reductions in revenue in a quarter could lead to lower profitability in that quarter because PAE may not be able to reduce its expenses proportionately, or at all, for that quarter, as a relatively large amount of its expenses are fixed in the short-term. PAE may also incur additional expenses when contracts are terminated or expire and are not renewed.

Payments due to PAE from its customers may be delayed due to billing cycles or as a result of failures of U.S. Government appropriations to gain congressional and administration approval in a timely manner. The U.S. Government may have to suspend, and has in the past suspended, engagements that PAE is working on because federal appropriations were not timely approved. The U.S. Government’s September 30 fiscal year end may also trigger increased purchase requests from customers for equipment and materials due to expiring funds. Any increased purchase requests it received as a result of the U.S. Government’s fiscal year end would serve to increase PAE’s third or fourth quarter revenue but may lead to reductions in revenue in the first quarter.

Additional factors that may cause PAE’s financial results to fluctuate from quarter-to-quarter include those addressed elsewhere in these Risk Factors and the following factors, among others:

•	the terms of customer contracts that affect the timing of revenue recognition;

•	variability in demand for PAE’s services and solutions;

•	commencement, completion or termination of contracts during any particular quarter;

•	timing of shipments and product deliveries;

•	timing of award or performance incentive fee notices;

•	timing of significant bid and proposal costs;

•	variable purchasing patterns under blanket purchase agreements and other Indefinite Delivery, Indefinite Quantity (“IDIQ”) contracts;

•	restrictions on and delays related to the export of defense articles and services;

•	costs related to government inquiries, audits and investigations;

•	strategic decisions by PAE or its competitors, such as acquisitions, divestitures, spin-offs and joint ventures;

•	strategic investments or changes in business strategy;

•	changes in the extent to which PAE uses subcontractors;

•	seasonal fluctuations in PAE’s staff utilization rates;

•	changes in PAE’s effective tax rate including changes in its judgment as to the necessity of the valuation allowance recorded against its deferred tax assets; and

•	the length of sales cycles.

Significant fluctuations in PAE’s operating results for a particular quarter could cause it to fall out of compliance with the financial covenants related to its debt, which if not waived, could restrict PAE’s access to capital and cause it to take extreme measures to pay down its debt under its existing revolving credit facility. In addition, fluctuations in PAE’s financial results could cause the trading price of the notes to decline. See “Risk Factors—Risks Related to PAE’s Business—Risks Related to Financial Results and Reporting” for additional information.

PAE uses estimates when accounting for contracts and any changes in such estimates could have an adverse effect on PAE’s profitability and its overall financial performance.

When agreeing to contractual terms, PAE’s management makes assumptions and projections about future conditions and events, many of which extend over long periods. In order to make these projections it must assess the productivity and availability of labor, complexity of the work to be performed, cost and availability of materials, impact of delayed performance and timing of product deliveries. Contract accounting requires judgment relative to assessing risks, estimating contract revenues and costs, and making assumptions for schedule and technical issues.

Due to the size and nature of many of PAE’s U.S. Government contracts, the estimation of total revenues and costs at completion is complicated and subject to many variables. For example, assumptions are made regarding the length of time to complete a task, as well as the future impact of PAE’s efficiency initiatives and cost reduction efforts. Incentives, awards or penalties related to performance on contracts are considered in estimating revenue and profit rates and are recorded when there is sufficient information to assess anticipated performance. Suppliers’ assertions are also assessed and considered in estimating costs and profit rates.

Because of the significance of the judgments, assumptions and estimation processes described above, it is possible that materially different amounts could be obtained if different assumptions were used or if the underlying circumstances were to change. Changes in underlying assumptions, circumstances or estimates may have an adverse effect upon the profitability of one or more of the affected contracts, future period financial reporting and performance. See “PAE’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” for additional information.

PAE’s earnings and profitability may vary based on the mix of its contracts and may be adversely affected by PAE’s failure to accurately estimate or otherwise recover the expenses, time and resources for its contracts.

PAE enters into several different types of U.S. Government contracts including cost-reimbursable, time-and-materials, and fixed-price. For the year ended December 31, 2018, PAE derived 58%, 27% and 14% of its revenue from cost-reimbursable, fixed-price and time-and-materials contracts, respectively. Each of these types of contracts, to varying degrees, involves the risk that PAE could underestimate its cost of fulfilling the contract, which may reduce the profit it earns or lead to a financial loss on the contract and adversely affect PAE’s operating performance and result in a loss of expected revenue.

Under cost-reimbursable contracts, PAE is reimbursed for allowable costs up to a ceiling and paid a fee, which may be fixed or performance-based. If PAE’s actual costs exceed the contract ceiling or are not allowable under the terms of the contract or applicable regulations, it may not be able to recover those costs. In particular, there is increasing focus by the U.S. Government on the extent to which government contractors, including PAE, are able to receive reimbursement for employee compensation, including rules that substantially limit the level of allowable compensation cost for executive-level and other employees. In addition, there is risk of compensation being deemed unallowable or payments being withheld as a result of government audit, review, or investigation.

Under fixed-price contracts, PAE performs specific tasks for a pre-determined price. Compared to time-and-materials and cost-reimbursable contracts, fixed-price contracts generally offer higher margin opportunities because PAE receives the benefits of any cost savings and operating efficiencies, but involve greater financial risk because it bears the impact of any cost overruns. Because PAE assumes the risk for cost overruns and contingent losses on fixed-price contracts, an increase in the percentage of fixed-price contracts in its contract mix could increase its risk of suffering losses. In addition, U.S. Government procurement policies have focused on requiring disclosure of cost and pricing data in the context of fixed-price contracting, which can impact the profitability of those contracts.

Under time-and-materials contracts, PAE is reimbursed for the hours worked using pre-determined hourly rates for each labor category and typically reimbursed for other direct contract costs and expenses at cost. PAE assumes financial risk on time-and-materials contracts because its cost of performance may exceed these negotiated hourly/daily rates. If PAE’s material costs on time-and-materials contracts grow at a faster rate than its labor-related costs, its overall profit margins may decrease and its profitability could be adversely affected.

Additionally, PAE’s profits could be adversely affected if its costs under any of these contracts exceed the assumptions it used in bidding for the contract. For example, PAE may miscalculate the costs, resources, or time needed to complete projects or meet contractual milestones as a result of delays on a particular project, including delays in designs, engineering information, or materials provided by the customer or a third party, delays or difficulties in equipment and material delivery, schedule changes, and other factors, some of which are beyond its control. Further, PAE cannot recover unallowable costs under any contracts, as direct contract charges or overhead. An increase in PAE’s unallowable costs could have an adverse effect on its financial position, results of operations and/or cash flows.

PAE has recorded provisions in its consolidated financial statements for losses on its contracts, as required under U.S. generally accepted accounting principles (“GAAP”), but PAE’s contract loss provisions may not be adequate to cover all actual losses that it may incur in the future. Actual losses could have an adverse effect on its financial position, results of operations and/or cash flows.

PAE’s IDIQ contracts are not firm orders for services, and it may never receive revenue from these contracts, which could adversely affect PAE’s operating performance and result in a loss of expected revenue.

Many of PAE’s U.S. Government contracts are IDIQ contracts. IDIQ contracts are essentially umbrella contracts that set forth the basic terms and conditions under which an agency may order goods and services from one, and in many cases, more than one, contractor from time to time during the term of such contract. Therefore, the award of an IDIQ contract does not represent a firm order for services. Generally, under an IDIQ contract, the customer is obligated to pay only a de minimis fee or order a de minimis amount of services or supplies from its contractor, irrespective of the total estimated contract value. Furthermore, under an IDIQ contract, the customer develops requirements for task orders and each awardee is given a fair opportunity to be considered for the task order through a competitive bidding process. A task order is, generally, awarded to a single contractor using a best-value approach, which reflects the U.S. Government’s estimation of the proposal that would provide the greatest overall benefit. PAE’s existing IDIQ contracts may not result in actual revenue during any particular period or at all. There can be no assurance that PAE’s existing IDIQ contracts will result in actual revenue during any particular period or at all.

PAE sometimes submits requests for equitable adjustments or claims to clients for work it performed beyond the initial scope of some of its contracts. If these clients do not approve these requests or claims, it could have an adverse effect on PAE’s financial position, results of operations and/or cash flows.

PAE typically has pending requests for equitable adjustments (“REAs”) or claims submitted under some of its contracts for payment of work performed beyond the initial contractual requirements for which it has already recorded revenue. PAE cannot guarantee that such REAs or claims will be approved in whole, in part, or at all. Often, these REAs or claims can be the subject of lengthy proceedings, and it is difficult to accurately predict when they will be fully resolved. When these types of events occur and unresolved REAs or claims are pending, PAE has used working capital to cover cost overruns pending the resolution of the relevant REAs or claims. If these REAs or claims are not approved, PAE’s revenue may be reduced in future periods.

PAE may pursue or complete acquisitions, or other transactions, which represent additional risk and could impact future financial results.

PAE’s business strategy includes the potential for future acquisitions or other transactions. Acquisitions involve a number of risks, including integration of the acquired company with PAE’s operations and unanticipated liabilities or contingencies related to the acquired company. PAE cannot ensure that the expected benefits of any future acquisitions will be realized. Costs could be incurred on pursuits or proposed acquisitions that have not yet or may not close which could significantly impact PAE’s financial position, results of operations and/or cash flows. Additionally, after an acquisition, unforeseen issues could arise that adversely affect the anticipated returns or which are otherwise not recoverable as an adjustment to the purchase price. Even after careful integration efforts, actual operating results may vary significantly from initial estimates. Furthermore, PAE may engage in other strategic business transactions. Such transactions could cause unanticipated costs and difficulties, may not achieve intended results and may require significant time and attention from management that could have an adverse effect on its financial position, results of operations and/or cash flows.

If PAE is unable to manage its growth, its business and financial results could suffer.

Sustaining PAE’s growth has placed significant demands on its management, as well as on its administrative, operational and financial resources. For PAE to continue to manage its growth, it must continue to improve its operational, financial and management information systems and expand, motivate and manage its workforce. Additionally, PAE’s future financial results depend in part on its ability to profitably manage its growth on a combined basis with the businesses it has acquired and those it may acquire in the future. If PAE is unable to manage its growth while maintaining its quality of service and profit margins, or if new systems that it implements to assist in managing its growth do not produce the expected benefits, it could have an adverse effect on PAE’s financial position, results of operations and/or cash flows.

PAE may be unable to realize any benefit from its cost reduction and restructuring effort and its profitability may be hurt or its business otherwise might be adversely affected.

PAE has engaged in cost reduction and restructuring activities in the past and may engage in other cost reduction restructuring activities in the future such as headcount reductions. These types of cost reduction and restructuring activities are complex. If PAE does not successfully manage its current cost reduction and restructuring activities, or any other cost reduction and restructuring activities that it may undertake in the future, any expected efficiencies and benefits might be delayed or not realized, and its operations and business could be disrupted. In addition, the costs associated with implementing cost reduction and restructuring activities might exceed PAE’s initial estimates, which could result in additional future charges.

PAE may need additional capital to fund the growth of its business, and financing may not be available on favorable terms or at all.

PAE currently anticipates that its available capital resources, including its existing revolving credit facility and operating cash flow, will be sufficient to meet its expected working capital and capital expenditure requirements for at least the next 12 months. However, these resources may not be sufficient to fund the long-term growth of PAE’s business. If PAE determines that it is necessary to raise additional funds, either through an expansion or refinancing of its existing credit facilities or through public or private debt or equity financings, additional financing may not be available on terms favorable to PAE, or at all.

Disruptions in the capital and credit markets could adversely affect PAE’s ability to access these markets. Limitations on PAE’s borrowing base contained in its existing revolving credit facility may limit its access to capital, and PAE could fall out of compliance with financial and other covenants contained in its existing revolving credit facility which, if not waived, would restrict PAE’s access to capital and could require it to pay down its existing debt under its existing revolving credit facility. PAE’s lenders may not agree to extend additional or continuing credit under its existing revolving credit facility or waive restrictions on its access to capital. If adequate funds are not available or are not available on acceptable terms, PAE may not be able to take advantage of available opportunities, develop new products or otherwise respond to competitive pressures, which could have an adverse effect on PAE’s financial position, results of operations and/or cash flows.

PAE may not able to obtain adequate indemnity or insurance coverage.

Many of PAE’s contracts require it to maintain minimum insurance coverage levels. If any of the third-party insurers fail, suddenly cancel PAE’s coverage or otherwise are unable to provide adequate insurance coverage, then its overall risk exposure could increase and the management of its business operations could be disrupted. In addition, there can be no assurance that any of PAE’s insurance coverage will be renewable or obtainable on commercially reasonable terms or at all upon the expiration of the applicable coverage period.

In addition, PAE may incur significant liabilities, including liabilities related to doing business in developing countries. In some, but not all, circumstances, PAE may be entitled to indemnification from its customers, such as through contractual provisions. The amount of insurance coverage that PAE maintains or indemnification to which it may be contractually or otherwise entitled may not be adequate to cover all claims or liabilities, and it is not possible to obtain insurance or indemnification coverage to protect against all operational risks and liabilities. Additionally, PAE’s insurance policies and indemnification arrangements often require it to pay a retention or deductible out-of-pocket. Accordingly, PAE may be forced to bear substantial costs resulting from risks and uncertainties of its business which could have an adverse effect on PAE’s financial position, results of operations and/or cash flows.

Goodwill represents a significant portion of PAE’s assets and any impairment of these assets could an adverse effect on PAE’s financial position, results of operations and/or cash flows.

As of December 31, 2018, PAE’s goodwill was approximately $400 million, which represented approximately 30% of its total assets. PAE tests goodwill for impairment on an annual basis, or whenever events or changes in circumstances indicate that the carrying value of goodwill may not be recoverable. PAE estimates the fair value of the reporting unit used in the goodwill impairment test using an income approach and market approach, and as a result, the fair value measurements depend on revenue growth rates, future operating margin assumptions, risk-adjusted discount rates, future economic and market conditions, and identification of appropriate market comparable data. PAE recognized goodwill impairment of $86.9 million during the year ended December 31, 2017 due to contract repricing and lost recompete opportunities. Because of the significance of PAE’s goodwill, any future impairment of this asset could have an adverse effect on PAE’s financial position, results of operations and/or cash flows.

Unanticipated changes in PAE’s tax provisions or exposure to additional U.S. and foreign tax liabilities could affect PAE’s profitability.

PAE and its subsidiaries are subject to various taxes, including but not limited to income, gross receipts and payroll withholding taxes in the United States and many foreign jurisdictions. Significant judgment is required in determining PAE’s worldwide provision or benefit for taxes. In the ordinary course of PAE’s business, there are many transactions and calculations where the ultimate tax determination is uncertain. Furthermore, changes in domestic or foreign tax laws and regulations, or their interpretation and enforcement, could result in higher or lower taxes assessed or changes in the taxability of certain revenue or the deductibility of certain expenses, thereby affecting PAE’s tax expense and profitability. In addition, PAE is frequently subject to audits by tax authorities, including the audit currently being conducted by the Afghan tax authorities. The final determination of tax audits and any related litigation could be materially different from PAE’s historical tax provisions and accruals. Additionally, changes in the geographic mix of PAE’s revenue could also impact its tax liabilities and affect its overall tax expense and profitability.

Recently enacted U.S. tax legislation has significantly changed the U.S. federal income taxation of U.S. corporations, including by reducing the U.S. corporate income tax rate, limiting interest deductions, adopting elements of a territorial tax system, limiting net operating loss carry forwards and introducing new anti-base erosion provisions. Many of these changes only became effective for tax years beginning after December 31, 2017. The legislation is unclear in many respects and could be subject to potential amendments and technical corrections, as well as interpretations and implementing regulations by the U.S. Department of the Treasury and Internal Revenue Service, any of which could lessen or increase certain adverse impacts of the legislation. Further, it is reasonable to expect that non-U.S. taxing authorities will be reviewing current law for potential modifications in reaction to the implementation of the recent U.S. tax legislation. Changes to U.S. or foreign tax regulations, or the interpretation or implementation thereof, could adversely affect PAE’s financial position, results of operations and/or cash flows.

Government withholding regulations could adversely affect PAE’s operating performance and result in a loss of expected revenue.

Approximately 38% of PAE’s revenues for the year ended December 31, 2018 were derived from U.S. Government contracts that are subject to a Defense Federal Acquisition Regulation Supplement rule that permits the withholding of a percentage of payments when a contractor’s business system has one or more significant deficiencies, which the DoD defines as a “shortcoming in the system that materially affects the ability of officials of the DoD to rely upon information produced by the system that is needed for management purposes.” In accordance with the rule, contracting officers may withhold 5% of contract payments for one or more significant deficiencies in any single contractor business system or up to 10% of contract payments for significant deficiencies in multiple contractor business systems. If PAE has significant deficiencies and contract payments are withheld, it could have an adverse effect on PAE’s financial position, results of operations and/or cash flows.

The level of returns on pension and postretirement plan assets, changes in interest rates and other factors could affect PAE’s earnings and cash flows.

A portion of PAE’s current and retired employee population, including employees of certain of its joint ventures, is covered by pension and other postretirement benefit plans (including multi-employer plans), the costs of which are dependent upon various assumptions, including estimates of rates of return on benefit plan assets, discount rates for future payment obligations, rates of future cost growth and trends for future costs. In addition, funding requirements for benefit obligations of PAE’s pension and other postretirement benefit plans are subject to legislative and other government regulatory actions. Variances from these estimates could have an adverse effect on PAE’s financial position, results of operations and/or cash flows.

Because PAE owns a minority interest in some of the joint ventures with such plans, it has limited ability to control the management of those plans. One joint venture in which PAE has a minority interest operates in the United Kingdom, and its pension plan is subject to United Kingdom laws and regulations.

Additionally, due to government regulations, pension plan cost recoveries under PAE’s U.S. Government contracts occur in different periods from when those pension costs are recognized for financial statement purposes or when pension funding is made. These timing differences could have an adverse effect on PAE’s cash flows. The cost accounting rules have been revised in order to partially harmonize the measurement and period of assignment of defined benefit pension plan costs allocable to U.S. Government contracts and the minimum required contribution under Title I of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”). These rules better align, but do not eliminate, mismatches between ERISA funding requirements and U.S. Government Cost Accounting Standards (“CAS”) pension costs for CAS-covered contracts.

Due to PAE’s participation in multi-employer pension plans, PAE may have exposure under those plans that extends beyond what its obligations would be with respect to its employees. PAE contributes to 13 multi-

employer pension plans. In the event of a partial or complete withdrawal by PAE from any plan which is underfunded, it would be liable for a proportionate share of such plan’s unfunded vested benefits. Based on the limited information available from plan administrators, which it cannot independently validate, PAE believes that its portion of the contingent liability in the case of a full withdrawal or termination would be material to its financial position and results of operations. In the event that any other contributing employer withdraws from any plan that is underfunded, and such employer (or any member in its controlled group) cannot satisfy its obligations under the plan at the time of withdrawal, then PAE, along with the other remaining contributing employers, might be liable for its proportionate share of such plan’s unfunded vested benefits. PAE has experienced such an event in the past with one of its multi-employer pension plans and expects that it would experience it again in the future. Even if PAE does not take any actions that would subject it to withdrawal liabilities, another contributing employer could take such actions.

In addition, if a multi-employer plan fails to satisfy the minimum funding requirements, the Internal Revenue Service, pursuant to Section 4971 of the Code, will impose an excise tax of 5% on the amount of the accumulated funding deficiency. Under Section 413(c)(5) of the Code, the liability of each contributing employer, including PAE, will be determined in part by each employer’s respective delinquency in meeting the required employer contributions under the plan. The Code also requires contributing employers to make additional contributions in order to reduce the deficiency to zero, which may, along with the payment of the excise tax, adversely impact on PAE’s financial results.

Further, PAE’s earnings may be positively or negatively impacted by the amount of expense or income recorded for employee benefit plans, primarily pension plans and other postretirement plans. PAE’s pension and other post-retirement benefit income or expense can also be affected by legislation or other regulatory actions. See “PAE’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” for additional information on how PAE’s financial statements can be affected by pension plan accounting policies.

II.	Risks Related to PAE’s Industry

U.S. Government contracts differ materially from standard commercial contracts and may be subject to cancellation or delay by PAE’s customers without penalty.

PAE’s contracts with the U.S. Government and its agencies contain terms that differ materially from standard commercial contracts. Under the terms of PAE’s contracts with the U.S. Government and its agencies, the U.S. Government and its agencies may unilaterally, among other actions: (i) delay the payment of PAE’s invoices by government payment offices; (ii) reduce the value of existing contracts through partial termination; (iii) terminate or modify existing contracts; (iv) suspend PAE from receiving new contracts pending the resolution of alleged violations of procurement laws or regulations; (v) debar PAE from receiving new contracts for a period of time; (vi) audit and deny recovery of contract-related costs and fees; and (vii) terminate contracts awarded to PAE if the contracts are protested by a competitor.

As noted above, the U.S. Government can terminate or modify any of its contracts with PAE either for its convenience or if PAE defaults by failing to perform under the terms of the applicable contract. A termination arising out of PAE’s default could expose it to liability and could have an adverse effect on PAE’s financial position, results of operations and/or cash flows.

PAE’s U.S. Government contracts typically have an initial term of one year with multiple option periods, exercisable at the discretion of the customer at previously negotiated prices. The U.S. Government and its agencies may, in their sole discretion, choose not to exercise the option periods. At the time of completion of any U.S. Government contract, PAE will often have to recompete for the contract, even if it had been the incumbent service provider. If the U.S. Government chooses not to exercise its option period, terminates and/or materially modifies any of PAE’s contracts or if PAE fails to win a recompete, it will not be entitled to any damages which it might be entitled to if the contract were a standard commercial contract, and it may not be able to win new business that would replace the revenue generated from such contract, which could have an adverse effect on PAE’s financial position, results of operations and/or cash flows.

In addition, U.S. Government contracts are usually awarded only after formal competitive bidding processes, which have been and may continue to be protracted and typically impose provisions that permit cancellation in the event that necessary funds are unavailable to the government agency. Competitive procurements impose substantial costs and managerial time and effort in order to prepare bids and proposals for contracts that may not be awarded to PAE. In many cases, unsuccessful bidders for U.S. Government contracts are provided the opportunity to formally protest certain contract awards through various agencies, administrative and judicial channels. The protest process may substantially delay a successful bidder’s contract performance, result in cancellation of the contract award entirely and distract management. PAE may not be awarded contracts for which it bids and substantial delays or cancellation of contract awards may follow its successful bids as a result of such protests.

Certain of PAE’s U.S. Government contracts also contain “organizational conflict of interest” clauses that have in the past and PAE expects in the future could limit its ability to compete for certain related follow-on contracts. Organizational conflicts of interest arise when PAE engages in activities that may make it unable to render impartial assistance or advice to the U.S. Government, impair PAE’s objectivity in performing contract work or provide PAE with an unfair competitive advantage. A conflict of interest issue that precludes PAE’s competition for or performance on a significant program or contract could harm its prospects. While PAE actively monitors its contracts to avoid these conflicts, it cannot guarantee that it will be able to avoid all organizational conflict of interest issues. To the extent that organizational conflicts of interest laws, regulations and rules limit its ability to successfully compete for new contracts or task orders with the U.S. Government and/or commercial entities or require PAE to exit certain existing contracts or task orders or wind down certain existing contracts or task orders, either because of organizational conflicts of interest issues arising from PAE’s business or because companies with which PAE is affiliated or with which it otherwise conducts business create organizational conflicts of interest issues for PAE, it may have an adverse effect on PAE’s financial position, results of operations and/or cash flows.

Finally, as a U.S. Government contractor, PAE is also subject to a wide variety of regulatory compliance requirements under federal regulations. Key examples include: requirements that PAE’s IT systems comply with the security and privacy controls in National Institute of Standards and Technology Special Publications 800-53 and 800-171, an obligation to maintain DCAA certification of PAE’s accounting system to be eligible to perform cost reimbursable contracts, and a requirement to maintain a robust ethics and compliance program as well as anti-human trafficking measures. PAE may also be responsible if its subcontractors do not comply with these requirements. A failure to comply with the requirements could have an adverse effect on PAE’s financial position, results of operations and/or cash flows.

The failure by Congress to approve appropriations on a timely basis for the U.S. Government agencies supported by PAE could delay procurement of its services and cause it to lose future revenues, profitability and growth prospects.

On an annual basis, Congress must approve appropriations that govern spending by the U.S. Government agencies to which PAE provides services. When Congress is unable to agree on budget priorities and unable to pass annual appropriations on a timely basis, it typically enacts a continuing resolution. A continuing resolution allows U.S. Government agencies to operate at spending levels approved in the previous appropriations. When the U.S. Government operates under a continuing resolution, funding may not be available for new projects and U.S. Government agencies may delay funding PAE expects to receive from customers on work it is already performing. Any such delays would likely result in new business initiatives being delayed or, in some cases, canceled and could have an adverse effect on PAE’s financial position, results of operations and/or cash flows.

Furthermore, a failure to complete the appropriations process or to fund U.S. Government operations pursuant to a continuing resolution may result in a U.S. Government shutdown, such as the recent 35-day partial shutdown from December 2018 to January 2019.

Finally, while Congress may pass a continuing resolution to end a shutdown, it is possible that no agreement on annual appropriations may be reached and the U.S. Government could shut down again. A U.S. Government shutdown may result in PAE incurring substantial costs without reimbursement under its contracts and the delay or cancellation of key programs, which could have an adverse effect on PAE’s financial position, results of operations and/or cash flows.

U.S. defense spending in fiscal years 2020 and 2021 currently remains subject to statutory spending limits established by the Budget Control Act of 2011 (the “Budget Control Act”). The Budget Control Act includes a sequester mechanism that would impose additional defense cuts. Continued budget uncertainty and the risk of future sequestration cuts remain unless the Budget Control Act is repealed or significantly modified.

Uncertain economic conditions and volatility in financial markets could impact PAE’s business.

PAE’s business may be adversely affected by factors that are beyond its control in the United States and other countries or in the various industries in which it operates, such as disruptions in financial markets or downturns in economic activity in specific countries or regions, adverse changes in the availability and cost of capital, interest rates, tax rates, or regulations in the jurisdictions in which PAE operates. If for any reason PAE loses access to its currently available lines of credit, or if PAE is required to raise additional capital or refinance its existing indebtedness, PAE may be unable to do so in the current credit and stock market environment, or it may be able to do so only on unfavorable terms, if at all. Adverse changes to financial conditions could jeopardize certain counterparty obligations, including those of PAE’s insurers and financial institutions. In particular, if the U.S. Government reduces funding for government initiatives in which PAE participates, it may have an adverse effect on PAE’s financial position, results of operations and/or cash flows.

PAE cannot guarantee that its current sources of liquidity will enable it to continue to perform under its existing contracts and further grow its business. A disruption in the credit markets could adversely affect PAE’s ability to obtain additional liquidity or refinance existing indebtedness on acceptable terms or at all, it may have an adverse effect on PAE’s financial position, results of operations and/or cash flows. See “PAE’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” for additional discussion regarding liquidity.

Competition in PAE’s industry could limit its ability to attract and retain customers.

PAE competes with various entities across geographic and business lines including, for example, large prime contractors to the U.S. Government, original equipment manufacturers, government services providers and construction companies. PAE competes on a number of factors, including its broad range of services, geographic reach and mobility.

Some of PAE’s competitors may have greater resources or are otherwise better positioned to compete for contract opportunities. For example, original equipment manufacturers that also provide aftermarket support services have a distinct advantage in obtaining service contracts for items they have manufactured, as they frequently have better access to replacement and service parts, as well as an existing technical understanding of the platform they have manufactured. In addition, PAE is at a disadvantage when bidding for contracts up for re-competition for which it is not the incumbent provider, because incumbent providers are frequently able to capitalize on customer relationships, technical knowledge and pricing experience gained from their prior service. If these competitive pressures cause PAE to lose recompetes or new business, it could have an adverse effect on PAE’s financial position, results of operations and/or cash flows.

A preference for minority-owned, small and small disadvantaged businesses could impact PAE’s ability to be a prime contractor on certain governmental procurements.

As a result of the Small Business Administration set-aside program and similar programs, the U.S. Government may decide to restrict certain procurements only to bidders that meet certain qualifications, such as minority-owned, small or small disadvantaged businesses. As a result, PAE would not be eligible to perform as a prime contractor on those programs and in general would be restricted to no more than 49% of the work as a subcontractor on those programs. An increase in the amount of procurements under set-aside programs may impact PAE’s ability to bid on new procurements as a prime contractor or restrict its ability to recompete on incumbent work that is placed in the set-aside programs. In addition, even if PAE is qualified to work on a U.S. Government contract, it may not be awarded the contract because of existing government policies designed to assist small businesses and other designated classifications of business.

U.S. Government in-sourcing could result in loss of business opportunities and personnel.

The U.S. Government may decide to reduce the percentage of contracted services in favor of more federal employees through a practice referred to as “in-sourcing.” Over time, in-sourcing could have an adverse effect on PAE’s financial position, results of operations and/or cash flows. Specifically, as a result of in-sourcing, government procurements for services could be fewer and smaller in the future. In addition, work PAE currently performs could be in-sourced by the federal government and, as a result, PAE’s revenues could be reduced. Moreover, PAE’s employees working on contracts could also be hired by the government. This loss of PAE’s employees would necessitate the need to retain and train new employees. Accordingly, the potential effect of in-sourcing could have a materially adverse effect on PAE’s financial position, results of operations and/or cash flows.

A change in public policy could result in the termination of PAE’s contracts.

A change in any number of public policy objectives, including with respect to national security and foreign aid, could impact PAE’s business positively or negatively. For example, if the U.S. Government withdraws from Afghanistan or Iraq, PAE’s business could be materially impacted. Also, by way of example, changes in immigration policy and border protection in the United States could negatively impact PAE’s business.

III.	Risks Related to PAE’s Indebtedness

PAE’s substantial level of indebtedness could adversely affect it and prevent it from making dividends and distributions and payments on its other debt obligations (if any).

PAE has a substantial amount of debt. Following completion of the Business Combination, it is expected that Shay will have approximately $572.1 million of indebtedness, consisting of amounts outstanding under the Existing Credit Agreements. PAE’s substantial level of indebtedness could have important consequences. For example, it could:

•	make it more difficult for PAE to satisfy its obligations;

•	increase PAE’s vulnerability to adverse economic and industry conditions;

•	limit PAE’s ability to obtain additional financing for future working capital, capital expenditures, strategic acquisitions and other general corporate requirements;

•	expose PAE to interest rate fluctuations because the interest on certain of its debt is variable;

•	require PAE to dedicate a substantial portion of its cash flow from operations to payments on its debt, thereby reducing the availability of its cash flow for operations and other purposes;

•	make it more difficult for PAE to satisfy its obligations to its lenders, resulting in possible defaults on and acceleration of such indebtedness;

•	limit PAE’s ability to refinance indebtedness or increase the associated costs;

•	require PAE to sell assets to reduce debt or influence its decision about whether to do so;

•

limit PAE’s flexibility in planning for, or reacting to, changes in its business and the industry in which it operates or prevent PAE from carrying out capital spending that is necessary or important to its growth strategy and efforts to improve operating margins; and

•

place PAE at a competitive disadvantage compared to any competitors that have less debt or comparable debt at more favorable interest rates and that, as a result, may be better positioned to withstand economic downturns.

In addition, the Rollover Credit Agreements governing PAE’s indebtedness contain restrictive covenants that will limit PAE and its subsidiaries’ ability to engage in activities that may be in their long-term best interests.

Despite substantial levels of indebtedness, PAE has the ability to incur substantially more indebtedness, which could further intensify the risks described above.

PAE may be able to incur substantial additional debt in the future. The terms of the Rollover Credit Agreements contain restrictions on the incurrence of additional indebtedness, but these restrictions are subject to a number of qualifications and exceptions and do not fully prohibit PAE from so incurring substantial additional debt. Depending on borrowing base availability, net of outstanding letters of credit, PAE has the ability to draw up to $150 million under its Existing ABL Credit Agreement, all of which would be secured. PAE also has the ability to incur incremental loans under the Existing Term Loan Credit Agreement subject to availability under certain fixed dollar baskets and/or the satisfaction of a maximum first lien net leverage ratio on a pro forma basis, all of which would be secured. If new debt is added to PAE’s current debt levels, the related risks that PAE now faces could intensify.

Restrictive covenants in the Rollover Credit Agreements could restrict its operating flexibility.

The Rollover Credit Agreements limit PAE’s ability to take certain actions. These restrictions may limit PAE’s ability to operate its businesses, prohibit or limit its ability to enhance its operations or take advantage of potential business opportunities as they arise and cause PAE to take actions that are not favorable to stockholders.

The Rollover Credit Agreements restrict, among other things and subject to certain exceptions, PAE’s and its restricted subsidiaries’ ability to:

•	incur additional indebtedness;

•	pay dividends or other payments on capital stock;

•	guarantee other obligations;

•	grant liens on assets;

•	make loans, acquisitions or other investments;

•	transfer or dispose of assets;

•	make optional payments or modify certain debt instruments;

•	engage in transactions with affiliates;

•	amend organizational documents;

•	engage in mergers or consolidations;

•	enter into arrangements that restrict the ability of PAE’s subsidiaries to pay dividends;

•	engage in business activities that are materially different from existing business activities;

•	change the nature of the business conducted by it; and

•	designate subsidiaries as unrestricted subsidiaries.

Under its Existing Term Loan Credit Agreement, PAE could be required to make periodic prepayments based on excess cash flow (as defined therein), thereby limiting the amount of cash flow that can be reinvested in its business. In addition, under its Existing ABL Credit Agreement, if availability goes below a certain threshold, PAE will be required to comply with a minimum “consolidated fixed charge coverage ratio” financial covenant as calculated therein. Moreover, if availability were to fall below a certain threshold for a specified number of business days, PAE could be required to remit its cash funds to a dominion account maintained by the administrative agent under the Existing ABL Credit Agreement, which would then require daily review and approval of operating disbursements by the administrative agent.

PAE’s ability to comply with the covenants and restrictions contained in agreements governing its indebtedness may be affected by economic conditions and by financial, market and competitive factors, many of which are beyond PAE’s control. Its ability to comply with these covenants in future periods will also depend substantially on the revenues generated by its contracts, its success at implementing cost reduction initiatives and its ability to successfully implement its overall business strategy. The breach of any of these covenants or restrictions could result in a default under one or more of the agreements governing PAE’s indebtedness that would permit the applicable lenders to declare all amounts outstanding thereunder to be due and payable, together with accrued and unpaid interest. In that case, PAE may be unable to borrow under its Existing ABL Credit Agreement or otherwise, may not be able to repay the amounts due under the agreements governing its indebtedness, and may not be able make cash available by dividend, debt repayment or otherwise. In addition, PAE’s lenders could proceed against the collateral securing that indebtedness. Any of the foregoing could have serious consequences to PAE’s financial position, results of operations and/or cash flows and could cause it to become bankrupt or insolvent.

The Rollover Credit Agreements contain cross default or cross acceleration provisions that may cause all the debt issued under those instruments to become immediately due and payable because of a default under an unrelated debt instrument.

The Rollover Credit Agreements contain numerous covenants, and require PAE, if availability goes below a certain threshold, to comply with a minimum “consolidated fixed charge coverage ratio” financial covenant as calculated in the Existing ABL Credit Agreement. PAE’s failure to comply with the obligations contained in these agreements or other instruments governing its indebtedness could result in an event of default under the applicable instrument, which could result in the related debt and the debt issued under other instruments (together with accrued and unpaid interest and other fees) becoming immediately due and payable. In such event, PAE would need to raise funds from alternative sources, which funds may not be available to PAE on favorable terms, on a timely basis or at all. Alternatively, such a default could require PAE to sell assets and otherwise curtail its operations in order to pay its creditors. These alternative measures could have an adverse effect on PAE’s business, financial position, results of operations and/or cash flows.

If PAE does not generate sufficient cash flows, it may not be able to service all of its indebtedness.

To service its indebtedness, PAE will require a significant amount of cash. PAE’s ability to generate cash, make scheduled payments or to refinance its indebtedness depends on PAE’s successful financial and operating performance, which will be affected by a range of economic, competitive and business factors, many of which are outside of its control.

If PAE’s cash flow and capital resources are insufficient to fund its debt service obligations or to repay indebtedness when it matures, PAE may have to undertake alternative financing plans, such as refinancing or restructuring its debt, selling assets or operations, reducing or delaying capital investments or seeking to raise additional capital. PAE may not be able to refinance its debt and any refinancing of its debt could be at higher interest rates and may require it to comply with more restrictive covenants that could further restrict its business operations and its ability to make cash available for dividends and distributions and payments on its other debt obligations (if any). PAE’s ability to implement successfully any such alternative financing plans will be dependent on a range of factors, including general economic conditions, the level of activity in mergers and acquisitions and capital markets generally, and the terms of its various debt instruments then in effect. In addition, a significant portion of PAE’s outstanding indebtedness is secured by substantially all of its and its subsidiaries’ assets and any successor credit facilities are likely to be secured on a similar basis. As such, PAE’s ability to seek additional financing or its ability to make cash available for dividends and distributions and payments on its other debt obligations (if any) could be impaired as a result of such security interests and the agreements governing such security interests. Moreover, as a result of these security interests, the underlying assets would only be available to satisfy claims of PAE’s general creditors or holders of its equity securities if it were to become insolvent to the extent the value of such assets exceeded the amount of its indebtedness and other obligations.

PAE’s inability to generate sufficient cash flow to satisfy its debt obligations or to refinance its obligations on commercially reasonable terms could have an adverse effect on PAE’s business, financial position and results of operations.

IV.	Risks Related to the Company and the Business Combination

Our Initial Stockholders have agreed to vote in favor of the Business Combination and the other proposals described in this proxy statement, regardless of how our public stockholders vote.

Unlike many other blank check companies in which the founders agree to vote their founder shares in accordance with the majority of the votes cast by the holders of public stock in connection with an initial business combination, our Initial Stockholders have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination Proposal and the other proposals described in this proxy statement. As of the date hereof, our Initial Stockholders own shares equal to 20% of our issued and outstanding shares of Common Stock. Accordingly, it is more likely that the necessary stockholder approval will be received for the Business Combination than would be the case if our Initial Stockholders agreed to vote any shares of Common Stock owned by them in accordance with the majority of the votes cast by our public stockholders.

Our Sponsor, certain members of our Board and our officers have interests in the Business Combination that are different from or are in addition to other stockholders in recommending that stockholders vote in favor of approval of the Business Combination Proposal and approval of the other proposals described in this proxy statement.

When considering our Board’s recommendation that our stockholders vote in favor of the approval of the Business Combination Proposal, our stockholders should be aware that the directors and officers of the Company have interests in the Business Combination that may be different from, or in addition to, the interests of our stockholders. These interests include:

•	the fact that our Initial Stockholders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

•

the fact that our Initial Stockholders have agreed to waive their rights to conversion price adjustments with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination;

•

the fact that our Sponsor paid an aggregate of $25,000 for 10,781,250 Founder Shares and (after giving effect to the cancellation of (i) 781,250 Founder Shares on October 22, 2018 and (ii) approximately 3,000,000 Founder Shares at the time of the Business Combination) the remaining 7,000,000 Founder

Shares will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $70,000,000 (after giving effect to the cancellation of approximately 3,000,000 Founder Shares) but, given the restrictions on such shares, we believe such shares have less value;

•

the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by September 11, 2020;

•

the fact that our Sponsor paid an aggregate of approximately $10,000,000 for its 6,666,666 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by September 11, 2020;

•

the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

•

if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•

the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by September 11, 2020;

•

that, as described in the Charter Approval Proposal and reflected in Annex B, our proposed Second Amended and Restated Certificate of Incorporation excludes The Gores Group and Platinum Equity and each of their successors, certain affiliates and each of their respective transferees as “interested parties” from the list of prohibited business combinations not in compliance with Section 203 of the DGCL;

•

that, at the closing of the Business Combination we will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees;

•

that Alec Gores has entered into a Subscription Agreement with the Company, pursuant to which Alec Gores has committed to purchase up to 3,557,416 shares of Class A Stock in the Private Placement for an aggregate commitment of approximately $32,728,227; and

•

the fact that Alec Gores, our Chairman, is the brother of Tom Gores, the Chief Executive Officer and Chairman of Platinum Equity, and that Tom Gores and certain other executives of Platinum Equity would participate in the Private Placement directly and/or indirectly through an investment in Platinum Equity. Platinum Equity currently holds a controlling stake in Shay through the Platinum Stockholders, which will receive a portion of the cash consideration and a portion of the stock consideration to be paid in connection with the Business Combination. Upon completion of the Business Combination, Platinum Equity will beneficially own 26.8% of our Class A Stock in the post-combination company. Pursuant to the Investor Rights Agreement, the Platinum Stockholders will also have the right to nominate up to two directors to the post-combination company’s board of directors, of whom one will initially be the current Chief Executive Officer of PAE Holding as a Class II director and the other who will initially be a representative of the Platinum Stockholders as a Class III director. The remaining three directors will be independent directors initially nominated by the Platinum Stockholders and reasonably acceptable to the Company. In addition, for so long as the Platinum Stockholders have the right to nominate a director, they will also have the right to: (i) designate the chairman of the board of directors of the post-combination company (who need not be a nominee of the Platinum Stockholders); (ii) appoint one representative to each committee of the board of the post-combination company other than the audit committee; (iii) subject to applicable law and stock exchange requirements, appoint one observer to each committee of the board of the post-combination company; and (iv) subject to applicable law and stock exchange requirements, require that the post-combination company board does not exceed five directors. The Platinum Stockholders’ right to nominate directors to the post-combination company’s board is subject to maintaining its ownership percentage of the total outstanding shares of Class A Stock at certain levels as discussed elsewhere in this proxy statement.

Our Initial Stockholders, including our Sponsor and our independent directors, hold a significant number of shares of our Common Stock. They will lose their entire investment in us if a business combination is not completed.

Our Initial Stockholders hold in the aggregate 10,000,000 Founder Shares, representing 20% of the total outstanding shares upon completion of our IPO. The Founder Shares will be worthless if we do not complete a business combination by September 11, 2020. In addition, our Sponsor holds an aggregate of 6,666,666 Private Placement Warrants that will also be worthless if we do not complete a business combination by September 11, 2020.

The Founder’s Shares are identical to the shares of Class A Stock included in the public units, except that: (i) the Founder Shares are subject to certain transfer restrictions; (ii) our Initial Stockholders, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed: (a) to waive their redemption rights with respect to their shares of Common Stock in connection with the completion of our Business Combination; (b) waive their right to a conversion price adjustment with respect to any shares of our common stock they may hold in connection with the consummation of the Business Combination; and (c) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete our initial business combination by September 11, 2020 (although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if we fail to complete our initial business combination by September 11, 2020); and (iii) the Founder Shares are automatically convertible into shares of our Class A Stock at the time of our initial business combination, as described herein.

The personal and financial interests of our officers and directors may have influenced their motivation in identifying and selecting PAE, completing a business combination with PAE and may influence their operation of the post-combination company following the Business Combination. This risk may become more acute as the deadline of September 11, 2020 for completing an initial business combination nears.

Our Sponsor, directors or officers or their affiliates may elect to purchase shares from public stockholders, which may influence a vote on a proposed Business Combination and the other proposals described in this proxy statement and reduce the public “float” of our Class A Stock.

Our Sponsor, directors or officers or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our Business Combination, although they are under no obligation to do so. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our Sponsor, directors, officers or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining stockholder approval of the Business Combination or to satisfy closing conditions in the Merger Agreement regarding required amounts in the Trust Account and the proceeds from the Private Placement equaling or exceeding certain thresholds where it appears that such requirements would otherwise not be met. This may result in the completion of our Business Combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our Class A Stock and the number of beneficial holders of our securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on the Nasdaq or another national securities exchange or reducing the liquidity of the trading market for our Class A Stock.

Our public stockholders will experience dilution as a consequence of, among other transactions, the issuance of Class A Stock as consideration in the Business Combination and the Private Placement. Having a minority share position may reduce the influence that our current stockholders have on the management of the post-combination company.

The issuance of the Class A Stock in the Business Combination and in the Private Placement will dilute the equity interest of our existing stockholders and may adversely affect prevailing market prices for our public shares and/or public warrants.

It is anticipated that, upon completion of the Business Combination: (i) the Company’s public stockholders (other than the Private Placement Investors) will retain an ownership interest of approximately 41.1% in the post-combination company; (ii) the Private Placement Investors will own approximately 24.6% of the post-combination company (such that public stockholders, including Private Placement Investors, will own approximately 65.7% of the post-combination company); (iii) our Initial Stockholders (including our Sponsor) will own approximately 7.2% of the post-combination company, after giving effect to the cancellation of approximately 3,000,000 Founder Shares held by our Sponsor; and (iv) the Shay Stockholders will own approximately 27.1% of the post-combination company. Additionally, following the completion of the Business Combination, and subject to the approval of the Incentive Plan by the Company’s public stockholders and the approval of the applicable award agreements by the post-combination Board, pursuant to the Incentive Plan the Company will grant the RSUs to RSU Recipients in an aggregate amount of up to 3,200,000 shares of the Class A Stock that would otherwise be issued to the Shay Stockholders as Stock Consideration. The aggregate number of RSUs that may be granted to the RSU Recipients is an amount of up to 3.3% of the outstanding capital stock of the Company as of closing, which amount shall only be dilutive to the Shay Stockholders and will not affect the stock ownership percentage of any other holder of capital stock of the Company. These levels of ownership interest assume that no shares are elected to be redeemed.

The Private Placement Investors have agreed to purchase in the aggregate approximately 23,913,044 shares of Class A Stock, for approximately $220,000,005 of gross proceeds, in the Private Placement. In this proxy statement, we assume that approximately $220,000,005 of the gross proceeds from the Private Placement, in addition to funds from the Trust Account (plus any interest accrued thereon), will be used to fund the cash consideration payable pursuant to the Merger Agreement, the repayment of approximately $159,692,750 (such amount determined assuming the Business Combination closes on December 31, 2019) of Shay’s existing indebtedness and the payment of certain transaction expenses. The ownership percentage with respect to the post-combination company following the Business Combination (i) does not take into account (a) warrants to purchase Class A Stock that will remain outstanding immediately following the Business Combination or (b) the issuance of any shares upon completion of the Business Combination under the Incentive Plan (other than the issuance of the RSUs as described above), a copy of which is attached to this proxy statement as Annex L, but (ii) does include Founder Shares, which will be converted into shares of Class A Stock at the closing of the Business Combination on a one-for-one basis (after giving effect to the cancellation of approximately 3,000,000 of such shares and even though such shares of Class A Stock will be subject to transfer restrictions). If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders in the post-combination company will be different. For more information, please see the sections entitled “Summary of the Proxy Statement—Impact of the Business Combination on the

Company’s Public Float,” “Unaudited Pro Forma Condensed Combined Financial Information” and “Proposal No. 6—Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve Under the Incentive Plan.”

There can be no assurance that our Class A Stock that will be issued in connection with the Business Combination will be approved for listing on Nasdaq or, if approved, will continue to be so listed following the closing of the Business Combination, or that we will be able to comply with the continued listing standards of Nasdaq.

Our Class A Stock, public units and public warrants are currently listed on Nasdaq. Our continued eligibility for listing may depend on, among other things, the number of our shares that are redeemed. We intend to apply to continue the listing of our publicly-traded common stock and warrants on Nasdaq. If, after the Business Combination, Nasdaq delists our Class A Stock from trading on its exchange for failure to meet the listing standards, we and our stockholders could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•

a determination that our Class A Stock is a “penny stock” which will require brokers trading in our Class A Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our Class A Stock, public units and public warrants are listed on Nasdaq, they are covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state, other than the State of Idaho, having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

Resales of the shares of Class A Stock included in the Stock Consideration could depress the market price of our Class A Stock.

We will have approximately 97,263,286 shares of Class A Stock outstanding immediately following the Business Combination, and there may be a large number of shares of Class A Stock sold in the market following the completion of the Business Combination or shortly thereafter. The shares held by the Company’s public stockholders are freely tradable, and the shares of Class A Stock held by the Private Placement Investors will be freely tradable following effectiveness of the registration statement that we have agreed to file within 30 days after the completion of the Business Combination covering the resales of such shares. In addition, the Restricted Stockholders will be able to sell shares of Class A Stock following the effectiveness of the registration statement that we have agreed to file within 30 days after the completion of the Business Combination covering the resales of such shares, subject to the lock-up periods applicable to the such Restricted Stockholders. Also, at any time following the closing of the Business Combination, the Restricted Stockholders will also be able to make a demand request, subject to certain conditions, that a registration statement be filed covering the resales of shares of Class A Stock held by such restricted Stockholders. We also expect that the Restricted Stockholders and

Private Placement Investors will also be able to resell shares of Class A Stock held by them under Rule 144 once one year has elapsed from the date that we file the Current Report on Form 8-K following the closing of the Business Combination that includes the required Form 10 information that reflects we are no longer a shell company.

Such sales of shares of Class A Stock or the perception of such sales may depress the market price of our Class A Stock. We have no operating history and are subject to a mandatory liquidation and subsequent dissolution requirement. As such, there is a risk that we will be unable to continue as a going concern if we do not consummate an initial business combination by September 11, 2020. If we are unable to effect an initial business combination by September 11, 2020, we will be forced to liquidate and our warrants will expire worthless.

We are a blank check company, and as we have no operating history and are subject to a mandatory liquidation and subsequent dissolution requirement, there is a risk that we will be unable to continue as a going concern if we do not consummate an initial business combination by September 11, 2020. Unless we amend our current certificate of incorporation to extend the life of the Company and certain other agreements into which we have entered, if we do not complete an initial business combination by September 11, 2020, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest not previously released to the Company to fund Regulatory Withdrawals and/or its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under the DGCL to provide for claims of creditors and the requirements of other applicable law. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per public unit in the IPO. In addition, if we fail to complete an initial business combination by September 11, 2020, there will be no redemption rights or liquidating distributions with respect to our public warrants or the Private Placement Warrants, which will expire worthless. We expect to consummate the Business Combination and do not intend to take any action to extend the life of the Company beyond September 11, 2020 if we are unable to effect an initial business combination by that date.

Even if we consummate the Business Combination, there is no guarantee that the public warrants will ever be in the money, and they may expire worthless and the terms of our public warrants may be amended.

The exercise price for the public warrants is $11.50 per share of Class A Stock. There is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the public warrants may expire worthless.

Our ability to successfully effect the Business Combination and to be successful thereafter will be dependent upon the efforts of our key personnel, including the key personnel of PAE whom we expect to stay with the post-combination business following the Business Combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business and its financial condition could suffer as a result.

Our ability to successfully effect our Business Combination is dependent upon the efforts of our key personnel, including the key personnel of PAE. Although some of our key personnel may remain with the post-combination business in senior management or advisory positions following our Business Combination, it is possible that we will lose some key personnel, the loss of which could negatively impact the operations and profitability of our post-combination business. We anticipate that some or all of the management of PAE will remain in place.

PAE’s success depends to a significant degree upon the continued contributions of senior management, certain of whom would be difficult to replace. Departure by certain of PAE’s officers could have a material adverse effect on PAE’s business, financial condition, or operating results. PAE does not maintain key-man life insurance on any of its officers. The services of such personnel may not continue to be available to the post-combination business.

The Company and PAE will be subject to business uncertainties and contractual restrictions while the Business Combination is pending.

Uncertainty about the effect of the Business Combination on employees and third parties may have an adverse effect on the Company and PAE. These uncertainties may impair our or PAE’s ability to retain and motivate key personnel and could cause third parties that deal with any of us or them to defer entering into contracts or making other decisions or seek to change existing business relationships. If key employees depart because of uncertainty about their future roles and the potential complexities of the Business Combination, our or PAE’s business could be harmed.

We may waive one or more of the conditions to the Business Combination.

We may agree to waive, in whole or in part, one or more of the conditions to our obligations to complete the Business Combination, to the extent permitted by our current certificate of incorporation and bylaws and applicable laws. For example, it is a condition to our obligations to close the Business Combination that there be an amount from the Trust Account and the proceeds of the Private Placement that equals or exceeds $530,000,000. However, if our Board determines that a failure to satisfy the condition is not material, then the Board may elect to waive that condition and close the Business Combination. We may not waive the condition that our stockholders approve the Business Combination. Please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement—Conditions to Closing of the Business Combination” for additional information.

The exercise of discretion by our directors and officers in agreeing to changes to the terms of or waivers of closing conditions in the Merger Agreement may result in a conflict of interest when determining whether such changes to the terms of the Merger Agreement or waivers of conditions are appropriate and in the best interests of our stockholders.

In the period leading up to the closing of the Business Combination, other events may occur that, pursuant to the Merger Agreement, would require the Company to agree to amend the Merger Agreement, to consent to certain actions or to waive rights that we are entitled to under those agreements. Such events could arise because of changes in the course of PAE’s business, a request by PAE to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement or the occurrence of other events that would have a material adverse effect on PAE’s business and would entitle the Company to terminate the Merger Agreement. In any of such circumstances, it would be in the discretion of the Company, acting through the Board, to grant its consent or waive its rights. The existence of the financial and personal interests of the directors described elsewhere in this proxy statement may result in a conflict of interest on the part of one or more of the directors between what he or she may believe is best for the Company and our stockholders and what he or she may believe is best for himself or herself or his or her affiliates in determining whether or not to take the requested action. As of the date of this proxy statement, we do not believe there will be any changes or waivers that our directors and officers would be likely to make after stockholder approval of the Business Combination has been obtained. While certain changes could be made without further stockholder approval, if there is a change to the terms of the Business Combination that would have a material impact on the stockholders, we will be required to circulate a new or amended proxy statement or supplement thereto and resolicit the vote of our stockholders with respect to the Business Combination Proposal.

We and Shay will incur significant transaction and transition costs in connection with the Business Combination.

We and Shay have both incurred and expect to incur significant, non-recurring costs in connection with consummating the Business Combination and operating as a public company following the consummation of the Business Combination. We and PAE may also incur additional costs to retain key employees. All expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby (including the Business Combination), including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be for the account of the party incurring such fees, expenses and costs or paid by the Company following the closing of the Business Combination.

The Company’s transaction expenses as a result of the Business Combination are currently estimated at approximately $25,000,000, including $14,000,000 in deferred underwriting commissions to the underwriter of our IPO. The amount of the deferred underwriting commissions will not be adjusted for any shares that are redeemed in connection with an initial business combination. The per-share amount we will distribute to stockholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commissions and after such redemptions, the per-share value of shares held by non-redeeming stockholders will reflect our obligation to pay the deferred underwriting commissions.

If we are unable to complete an initial business combination, our public stockholders may receive only approximately $10.00 per share on the liquidation of the Trust Account (or less than $10.00 per share in certain circumstances where a third party brings a claim against us that our Sponsor is unable to indemnify), and our warrants will expire worthless.

If we are unable to complete an initial business combination by September 11, 2020, our public stockholders may receive only approximately $10.00 per share on the liquidation of the Trust Account (or less than $10.00 per share in certain circumstances where a third-party brings a claim against us that our Sponsor is unable to indemnify (as described herein)) and our warrants will expire worthless.

If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share.

Our placing of funds in the Trust Account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any funds held in the Trust Account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the funds held in the Trust Account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third-party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason.

Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the ten years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.00 per share initially held in the Trust Account, due to claims of such creditors.

Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor (other than our independent public accountants) for services rendered or products sold to us, or a prospective target business with which we have entered into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under indemnity of the underwriter of our IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our Sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our Sponsor has sufficient funds to satisfy its indemnity obligations and believe that our Sponsor’s only assets are securities of our Company. We have not asked our Sponsor to reserve for such indemnification obligations. Therefore, we cannot assure you that our Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for our business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to our public stockholders.

In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.00 per public share or (ii) other than due to the failure to obtain a waiver to seek access to the Trust Account, such lesser amount per share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to fund our Regulatory Withdrawals and/or to pay our franchise and income tax obligations, and our Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine a favorable outcome is unlikely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in our Trust Account available for distribution to our public stockholders may be reduced below $10.00 per share.

If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

Following the consummation of the Business Combination, our only significant asset will be our ownership interest in PAE and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy our other financial obligations.

Following the consummation of the Business Combination, we will have no direct operations and no significant assets other than our ownership of PAE. We and certain investors, the Shay Stockholders, and directors and officers of PAE and its affiliates will become stockholders of the post-combination company at that time. We will depend on PAE for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company and to pay any dividends with respect to our Common Stock. The financial condition and operating requirements of PAE may limit our ability to obtain cash from PAE. The earnings from, or other available assets of, PAE may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy our other financial obligations.

The ability of PAE (other than subsidiaries which have been designated as unrestricted to the extent permitted under the terms of the Rollover Credit Agreements) to make distributions, loans and other payments to us for the purposes described above and for any other purpose will be governed by the terms of the Rollover Credit Agreements, and will be subject to the negative covenants set forth therein. Any loans or other extensions of credit to us from PAE (other than from subsidiaries which have been designated as unrestricted in accordance with the Rollover Credit Agreements) will be permitted only to the extent there is an applicable exception to the investment covenants under the Rollover Credit Agreements. Similarly, any dividends, distributions or similar payments to us from PAE (other than from subsidiaries which have been designated as unrestricted in accordance with the Rollover Credit Agreements) will be permitted only to the extent there is an applicable exception to the dividends and distributions covenants under the Rollover Credit Agreements.

Subsequent to our completion of our Business Combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Although we have conducted due diligence on PAE, we cannot assure you that this diligence will surface all material issues that may be present in PAE’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of PAE’s business and outside of our and PAE’s control will not later arise. As a result of these factors, we may be forced to later write down or write off assets, restructure operations, or incur impairment or other charges that could result in losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about the post-combination company or its securities. Accordingly, any of our stockholders who choose to remain stockholders following our Business Combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value.

We have no operating or financial history and our results of operations and those of the post-combination company may differ significantly from the unaudited pro forma financial data included in this proxy statement.

We are a blank check company and we have no operating history and no revenues. This proxy statement includes unaudited pro forma condensed combined financial statements for the post-combination company. The unaudited pro forma condensed combined statement of operations of the post-combination company combines the historical audited results of operations of the Company for the year ended December 31, 2018 and the unaudited results of the Company for the nine months ended September 30, 2019, with the historical audited results of operations of Shay for the year ended December 31, 2018 and the unaudited results of Shay for the nine months ended September 29, 2019, respectively, and gives pro forma effect to the Business Combination as if it had been consummated on January 1, 2018. The unaudited pro forma condensed combined balance sheet of the post-combination company combines the historical balance sheets of the Company as of September 30, 2019 and of Shay as of September 29, 2019 and gives pro forma effect to the Business Combination as if it had been consummated on September 30, 2019.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, are based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. Therefore, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations and financial position that would have been achieved had the Business Combination and the acquisitions by Shay been consummated on the dates indicated above, or the future consolidated results of operations or financial position of the post-combination company. Accordingly, the post-combination company’s business, assets, cash flows, results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma condensed combined financial statements included in this document. For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

We will be subject to income taxes in the United States and other jurisdictions, and our tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of our deferred tax assets and liabilities;

•	expected timing and amount of the release of any tax valuation allowances;

•	tax effects of stock-based compensation;

•	costs related to intercompany restructurings;

•	changes in tax laws, regulations or interpretations thereof; or

•	lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other transaction taxes by taxing authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.

Following the Business Combination, the price of our securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for our securities following the Business Combination may never develop or, if developed, it may not be sustained. In addition, the price of our securities after the Business Combination can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of the Company’s securities prior to the closing of the Business Combination may decline. The market values of our securities at the time of the Business Combination may vary significantly from their prices on the date the Merger Agreement was executed, the date of this proxy statement, or the date on which our stockholders vote on the Business Combination.

In addition, following the Business Combination, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Immediately prior to the Business Combination, there has not been a public market for Shay’s stock and trading in the shares of our Class A Stock has not been active. Accordingly, the valuation ascribed to Shay and our Class A Stock in the Business Combination may not be indicative of the price of the post-combination company that will prevail in the trading market following the Business Combination. If an active market for our securities develops and continues, the trading price of our securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of the post-combination company’s securities following the Business Combination may include:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in the market’s expectations about our operating results;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	speculation in the press or investment community;

•	success of competitors;

•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning the post-combination company or the market in general;

•	operating and stock price performance of other companies that investors deem comparable to the post-combination company;

•	our ability to market new and enhanced products on a timely basis;

•	changes in laws and regulations affecting our business;

•	commencement of, or involvement in, litigation involving the post-combination company;

•	changes in the post-combination company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of our Class A Stock available for public sale;

•	any major change in our Board or management;

•	sales of substantial amounts of Common Stock by our directors, officers or significant stockholders or the perception that such sales could occur;

•	the realization of any of the risk factors presented in this proxy statement;

•	additions or departures of key personnel;

•	failure to comply with the requirements of Nasdaq;

•	failure to comply with SOX or other laws or regulations;

•	actual, potential or perceived control, accounting or reporting problems;

•	changes in accounting principles, policies and guidelines; and

•	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to the post-combination company could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.

Past performance by The Gores Group, including our management team, may not be indicative of future performance of an investment in the Company.

Information regarding performance by, or businesses associated with, The Gores Group and its affiliates is presented for informational purposes only. Past performance by The Gores Group and by our management team, including with respect to Gores Holdings, Inc., a Delaware corporation (“Gores Holdings I”), and Gores Holdings II, Inc., a Delaware corporation (“Gores Holdings II”), is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to locate a suitable candidate for our business combination. You should not rely on the historical record of The Gores Group’s or our management team’s, Gores Holdings I’s or Gores Holdings II’s performance as indicative of the future performance of an investment in the Company or the returns the Company will, or is likely to, generate going forward.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Class A Stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of Class A Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A Stock. After the Business Combination, our Initial Stockholders, including our Sponsor, as well as Platinum Equity, will hold approximately 34.0% of our Class A Stock. In addition, at the closing of the Business Combination, the Company will enter into the Registration Rights

Agreement, substantially in the form attached as Annex E to this proxy statement, with the Restricted Stockholders. Pursuant to the terms of the Registration Rights Agreement, (i) any outstanding share of Class A Stock or any other equity security (including the Private Placement Warrants and including shares of Class A Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Restricted Stockholder as of the date of the Registration Rights Agreement or thereafter acquired by a Restricted Stockholder (including the shares of Class A Stock issued upon conversion of the Class F Stock and upon exercise of any Private Placement Warrants) and shares of Class A Stock issued or issuable as Earn-Out Shares to the Shay Stockholders and (ii) any other equity security of the Company issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise will be entitled to registration rights. In addition, our Initial Stockholders entered into a letter agreement pursuant to which they agreed that, with certain limited exceptions, the Founder Shares (which will be converted into shares of Class A Stock at the closing of the Business Combination) may not be transferred until 180 days after the closing of the Business Combination. In addition, given that the lock-up period on the Founder Shares is potentially shorter than most other blank check companies, these shares may become registered and available for sale sooner than Founder Shares in such other companies.

Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.

Our quarterly operating results may fluctuate significantly because of several factors, including:

•	labor availability and costs for hourly and management personnel;

•	profitability of our products, especially in new markets and due to seasonal fluctuations;

•	changes in interest rates;

•	impairment of long-lived assets;

•	macroeconomic conditions, both nationally and locally;

•	negative publicity relating to products we serve;

•	changes in consumer preferences and competitive conditions;

•	expansion to new markets; and

•	fluctuations in commodity prices.

If, following the Business Combination, securities or industry analysts do not publish or cease publishing research or reports about the post-combination company, its business, or its market, or if they change their recommendations regarding our Class A Stock adversely, then the price and trading volume of our Class A Stock could decline.

The trading market for our Class A Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on the Company or the post-combination company. If no securities or industry analysts commence coverage of the post-combination company, our stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover the post-combination company change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Class A Stock would likely decline. If any analyst who may cover the Company were to cease coverage of the post-combination company or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

We may be unable to obtain additional financing to fund the operations and growth of the post-combination company.

We may require additional financing to fund the operations or growth of the post-combination company. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the post-combination company. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our Business Combination.

Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business, investments and results of operations.

We are subject to laws, regulations and rules enacted by national, regional and local governments and Nasdaq. In particular, we are required to comply with certain SEC, Nasdaq and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations or rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.

Platinum Equity will have significant influence over us after completion of the Business Combination.

Upon completion of the Business Combination, Platinum Equity will beneficially own approximately 27% of our Class A Stock. As long as Platinum Equity owns or controls a significant percentage of our outstanding voting power, it will have the ability to significantly influence all corporate actions requiring stockholder approval, including the election and removal of directors and the size of our Board, any amendment to our certificate of incorporation or bylaws, or the approval of any merger or other significant corporate transaction, including a sale of substantially all of our assets. Platinum Equity’s influence over the post-combination company’s management could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of the post-combination company, which could cause the market price of our Class A Stock to decline or prevent stockholders from realizing a premium over the market price for Class A Stock. Because the amended certificate of incorporation will opt out of Section 203 of the DGCL regulating certain business combinations with interested stockholders, Platinum Equity may transfer shares to a third party by transferring their common stock without the approval of our board of directors or other stockholders, which may limit the price that investors are willing to pay in the future for shares of our common stock.

Pursuant to the Investor Rights Agreement, the Platinum Stockholders will have the right to nominate up to two directors to the post-combination company’s board of directors, of whom one will initially be the current Chief Executive Officer of PAE Holding Corporation as a Class II director and the other will initially be a representative of the Platinum Stockholders as a Class III director. The remaining three directors will be independent directors initially nominated by the Platinum Stockholders and reasonably acceptable to the Company. In addition, for so long as the Platinum Stockholders have the right to nominate a director, they will also have the right to: (i) designate the chairman of the board of directors of the post-combination company (who need not be a nominee of the Platinum Stockholders); (ii) appoint one representative to each committee of the board of the post-combination company other than the audit committee; (iii) subject to applicable law and stock exchange requirements, appoint one observer to each committee of the board of the post-combination company; and (iv) subject to applicable law and stock exchange requirements, require that the post-combination company board does not exceed five directors. The Platinum Stockholders’ right to designate directors to the post-closing Company’s board is subject to their ownership percentage of the total outstanding shares of Class A Stock. If the Platinum Stockholders hold: (a) 10% or greater of the outstanding Class A Stock, they will have the right to appoint two directors; (b) less than 10% but greater than or equal to 5% of the outstanding Class A Stock, they will have the right to appoint one director; or (c) less than 5% of the outstanding Class A Stock, they will not have the right to appoint any directors.

Platinum Equity’s interests may not align with our interests as a company or the interests of our other stockholders. Accordingly, Platinum Equity could cause us to enter into transactions or agreements of which you would not approve or make decisions with which you would disagree. Further, Platinum Equity are in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. Platinum Equity may also pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. In recognition that principals, members, directors, managers, partners, stockholders, officers, employees and other representatives of Platinum Equity and its affiliates and investment funds may serve as our directors or officers, our restated certificate of incorporation provides, among other things, that none of Platinum Equity or any principal, member, director, manager, partner, stockholder, officer, employee or other representative of Platinum Equity has any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business that we do. In the event that any of these persons or entities acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself and us, we will not have any expectancy in such corporate opportunity, and these persons and entities will not have any duty to communicate or offer such corporate opportunity to us and may pursue or acquire such corporate opportunity for themselves or direct such opportunity to another person. These potential conflicts of interest could have a material adverse effect on our business, financial condition and results of operations if, among other things, attractive corporate opportunities are allocated by Platinum Equity to themselves or their other affiliates.

We have not registered the shares of Class A Stock issuable upon exercise of the public warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise public warrants, thus precluding such investor from being able to exercise its public warrants except on a cashless basis and potentially causing such public warrants to expire worthless.

We have not registered the shares of Class A Stock issuable upon exercise of the public warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed to use our best efforts to file a registration statement under the Securities Act covering such shares and maintain a current prospectus relating to the Class A Stock issuable upon exercise of the public warrants, until the expiration of the public warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in such registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the shares issuable upon exercise of the public warrants are not registered under the Securities Act, we will be required to permit holders to exercise their public warrants on a cashless basis. However, no public warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their public warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder or an exemption from registration is available. Notwithstanding the above, if our Class A Stock is at the time of any exercise of a public warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their public warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any public warrant, or issue securities or other compensation in exchange for the public warrants in the event that we are unable to register or qualify the shares underlying the public warrants under applicable state securities laws and there is no exemption available. If the issuance of the shares upon exercise of the public warrants is not so registered or qualified or exempt from registration or qualification, the holder of such public warrant shall not be entitled to exercise such public warrant and such public warrant may have no value and expire worthless. In such event, holders who acquired their public warrants as part of a purchase of public units will have paid the full unit purchase price solely for the shares of Class A Stock included in the public units. If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of Class A Stock for sale under all applicable state securities laws.

The exercise price for our public warrants is higher than in many similar blank check company offerings in the past, and, accordingly, the public warrants are more likely to expire worthless.

The exercise price of our public warrants is higher than is typical with many similar blank check companies in the past. Historically, with regard to units offered by blank check companies, the exercise price of a public warrant was generally a fraction of the purchase price of the units in the initial public offering. The exercise price for our public warrants is $11.50 per share, subject to adjustment as provided herein. As a result, the public warrants are less likely to ever be in the money and more likely to expire worthless.

We may amend the terms of the public warrants in a manner that may be adverse to holders with the approval by the holders of at least 50% of the then-outstanding public warrants. As a result, the exercise price of a holder’s public warrants could be increased, the exercise period could be shortened and the number of shares of our Common Stock purchasable upon exercise of a public warrant could be decreased, all without the approval of that warrant holder.

Our public warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the public warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 50% of the then-outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then-outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the public warrants, shorten the exercise period or decrease the number of shares of Class A Stock purchasable upon exercise of a public warrant.

We may redeem unexpired public warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their public warrants worthless.

We have the ability to redeem outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per public warrant; provided that the last reported sales price of our Class A Stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption to the warrant holders and provided certain other conditions are met. If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding public warrants could force the warrant holders: (i) to exercise their public warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so; (ii) to sell their public warrants at the then-current market price when they might otherwise wish to hold their public warrants; or (iii) to accept the nominal redemption price which, at the time the outstanding public warrants are called for redemption, is likely to be substantially less than the market value of their public warrants. None of the Private Placement Warrants will be redeemable by us so long as they are held by our Sponsor or its permitted transferees.

Because each public unit contains one-third of one public warrant and only a whole public warrant may be exercised, the public units may be worth less than public units of other blank check companies.

Each public unit contains one-third of one public warrant. Because, pursuant to the warrant agreement, the public warrants may only be exercised for a whole number of shares, only a whole public warrant may be exercised at any given time. This is different from other offerings similar to ours whose public units include one share of common stock and one public warrant to purchase one whole share. We have established the components of the public units in this way in order to reduce the dilutive effect of the public warrants upon completion of an initial business combination since the public warrants will be exercisable in the aggregate for one-third of the number of shares compared to public units that each contain a public warrant to purchase one whole share, thus making us, we believe, a more attractive merger partner for target businesses. Nevertheless, this unit structure may cause our public units to be worth less than if they included a public warrant to purchase one whole share.

Warrants will become exercisable for our Class A Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

We issued public warrants to purchase 13,333,333 shares of Class A Stock as part of our IPO and, on the IPO closing date, we issued Private Placement Warrants to our Sponsor to purchase 6,666,666 shares of our Class A Stock, in each case at $11.50 per share. In addition, prior to consummating an initial business combination, nothing prevents us from issuing additional securities in a private placement so long as they do not participate in any manner in the Trust Account or vote as a class with the Common Stock on an initial business combination. We expect to issue approximately 23,913,044 shares of our Class A Stock to the Private Placement Investors in the Private Placement upon consummation of the Business Combination. The shares of Class A Stock issued in the Private Placement and additional shares of our Class A Stock issued upon exercise of our warrants will result in dilution to the then existing holders of Class A Stock of the Company and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Class A Stock.

The Private Placement Warrants are identical to the public warrants sold as part of the public units issued in our IPO except that, so long as they are held by our Sponsor or its permitted transferees: (i) they will not be redeemable by us; (ii) they (including the Class A Stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by our Sponsor until 30 days after the completion of an initial business combination; (iii) they may be exercised by the holders on a cashless basis; and (iv) are subject to registration rights.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of the Trust Account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete an initial business combination by September 11, 2020 may be considered a liquidating distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following September 11, 2020 in the event we do not complete an initial business combination and, therefore, we do not intend to comply with the foregoing procedures.

Because we will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the ten years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations are limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our Trust Account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete an initial business combination by September 11, 2020 is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and we and our Board may be exposed to claims of punitive damages.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors.

Anti-takeover provisions contained in our Second Amended and Restated Certificate of Incorporation and bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

Assuming the passage of Proposal Nos. 1 through 3 of this proxy statement, the post-combination company’s Second Amended and Restated Certificate of Incorporation will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions will include:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of the Board;

•	the requirement that directors may only be removed from the Board for cause;

•

the right of our Board to elect a director to fill a vacancy created by the expansion of our Board or the resignation, death or removal of a director in certain circumstances, which prevents stockholders from being able to fill vacancies on our Board;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•

a prohibition on stockholders calling a special meeting and the requirement that a meeting of stockholders may only be called by members of our Board, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

•

the requirement that changes or amendments to certain provisions of our certificate of incorporation or bylaws must be approved by holders of at least two-thirds of the Common Stock of the post-combination company; and

•

advance notice procedures that stockholders must comply with in order to nominate candidates to our Board or to propose matters to be acted upon at a meeting of stockholders, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

We currently qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, which we refer to as the “JOBS Act.” As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including: (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of SOX; (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements; and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year: (a) following September 11, 2023, the fifth anniversary of our IPO; (b) in which we have total annual gross revenue of at least $1.07 billion; or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Stock that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected to avail ourselves of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We cannot predict if investors will find our Class A Stock less attractive because we rely on these exemptions. If some investors find our Class A Stock less attractive as a result, there may be a less active trading market for our Class A Stock and our stock price may be more volatile. Shay had total annual gross revenue for the year ended December 31, 2018 of approximately $2.6 billion and, as a result, we do not expect the Company to qualify as an emerging growth company after the last day of the fiscal year in which the Business Combination is consummated and may incur increased legal, accounting and compliance costs associated with Section 404 of SOX.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

As a public company, we are required to comply with the SEC’s rules implementing Sections 302 and 404 of SOX, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of internal control over financial reporting. To comply with the requirements of being a public company, the post-combination company will be required to provide attestation on internal controls commencing with the annual report for fiscal year ended December 31, 2020, and we may need to undertake various actions, such as implementing additional internal controls and procedures and hiring additional accounting or internal audit staff. The standards required for a public company under Section 404 of SOX are significantly more stringent than those required of Shay as a privately-held company. Further, as an emerging growth company, our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404 until the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event that it is not satisfied with the level at which the controls of the post-combination company are documented, designed or operating.

Testing and maintaining these controls can divert our management’s attention from other matters that are important to the operation of our business. If we identify material weaknesses in the internal control over financial reporting of the post-combination company or are unable to comply with the requirements of Section 404 or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal controls over financial reporting when we no longer qualify as an emerging growth company, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by the SEC or other regulatory authorities, which could require additional financial and management resources.

V.	Risks Related to the Redemption

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a Business Combination with which a substantial majority of our stockholders do not agree.

Our current certificate of incorporation does not provide a specified maximum redemption threshold, except that we will not redeem our public shares in an amount that would result in the Company’s failure to have net tangible assets in excess of $5,000,000 (such that we are not subject to the SEC’s “penny stock” rules). However, the Merger Agreement provides that our obligation to consummate the Business Combination is conditioned on the amount in the Trust Account and the proceeds from the Private Placement equaling or exceeding $530,000,000, and the obligation of Shay to consummate the Business Combination is conditioned on the amount in the Trust Account and the proceeds from the Private Placement equaling or exceeding $580,000,000. As a result, we may be able to complete our Business Combination even though a substantial portion of our public stockholders do not agree with the transaction and have redeemed their shares or have entered into privately negotiated agreements to sell their shares to our Sponsor, directors or officers or their affiliates. As of the date of this proxy statement, no agreements with respect to the private purchase of public shares by the Company or the persons described above have been entered into with any such investor or holder. We will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or other proposals (as described in this proxy statement) at the Special Meeting.

In the event the aggregate cash consideration we would be required to pay for all shares of Class A Stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Merger Agreement exceeds the aggregate amount of cash available to us, we may not complete the Business Combination or redeem any shares, all shares of Class A Stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

If you or a “group” of stockholders of which you are a part are deemed to hold an aggregate of more than 20% of our Class A Stock issued in the IPO, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 20% of our Class A Stock issued in the IPO.

A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the shares of Class A Stock included in the public units sold in our IPO. In order to determine whether a stockholder is acting in concert or as a group with another stockholder, the Company will require each public stockholder seeking to exercise redemption rights to certify to the Company whether such stockholder is acting in concert or as a group with any other stockholder. Such certifications, together with other public information relating to stock ownership available to the Company at that time, such as Section 13D, Section 13G and Section 16 filings under the Exchange Act, will be the sole basis on which the Company makes the above-referenced determination. Your inability to redeem any such excess shares will reduce your influence over our ability to consummate the Business Combination and you could suffer a material loss on your investment in us if you sell such excess shares in open market transactions. Additionally, you will not receive redemption distributions with respect to such excess shares if we consummate the Business Combination. As a result, you will continue to hold that number of shares aggregating to more than 20% of the shares sold in our IPO and, in order to dispose of such excess shares, would be required to sell your stock in open market transactions, potentially at a loss. We cannot assure you that the value of such excess shares will appreciate over time following the Business Combination or that the market price of our Class A Stock will exceed the per-share redemption price. Notwithstanding the foregoing, stockholders may challenge the Company’s determination as to whether a stockholder is acting in concert or as a group with another stockholder in a court of competent jurisdiction.

However, our stockholders’ ability to vote all of their shares (including such excess shares) for or against the Business Combination is not restricted by this limitation on redemption.

There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.

We can give no assurance as to the price at which a stockholder may be able to sell its public shares in the future following the completion of the Business Combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in our share price, and may result in a lower value realized now than a stockholder of the Company might realize in the future had the stockholder not redeemed its shares. Similarly, if a stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the public shares after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

Stockholders of the Company who wish to redeem their shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their shares of our Class A Stock for a pro rata portion of the funds held in our Trust Account.

Public stockholders who wish to redeem their shares for a pro rata portion of the Trust Account must, among other things (i) submit a request in writing and (ii) tender their certificates to our Transfer Agent or deliver their shares to the Transfer Agent electronically through the DWAC system at least two business days prior to the Special Meeting. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our Transfer Agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, because we do not have any control over this process or over the brokers, which we refer to as “DTC,” it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, stockholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.

Stockholders electing to redeem their shares will receive their pro rata portion of the Trust Account less Regulatory Withdrawals and franchise and income taxes payable, calculated as of two business days prior to the anticipated consummation of the Business Combination. Please see the section entitled “Special Meeting in Lieu of 2020 Annual Meeting of Company Stockholders—Redemption Rights” for additional information on how to exercise your redemption rights.

If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our Business Combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

If, despite our compliance with the proxy rules, a stockholder fails to receive our proxy materials, such stockholder may not become aware of the opportunity to redeem its shares. In addition, the proxy materials that we are furnishing to holders of our public shares in connection with our Business Combination describes the various procedures that must be complied with in order to validly redeem public shares. In the event that a stockholder fails to comply with these procedures, its shares may not be redeemed.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet of the Company as of September 30, 2019 and the unaudited pro forma condensed combined statements of operations of the Company for the year ended December 31, 2018 and for the nine months ended September 30, 2019 present the combination of the financial information of the Company and PAE, adjusted to give effect to the Business Combination and certain transactions related thereto, including the exclusion of the assets, liabilities and results of operations of ISR, and have been prepared in accordance with Article 11 of Regulation S-X. The Company and PAE are collectively referred to herein as the “Companies,” and the Companies, subsequent to the Business Combination, are referred to herein as the “Combined Company.”

The unaudited pro forma condensed combined statements of operations of the Combined Company for the year ended December 31, 2018 and for the nine months ended September 30, 2019 give pro forma effect to the Business Combination as if it had occurred on January 1, 2018. The unaudited pro forma condensed combined balance sheet of the Combined Company as of September 30, 2019 assumes that the Business Combination was completed on September 30, 2019.

The unaudited pro forma condensed combined financial statements were derived as described below and should be read in conjunction with the financial statements of the Company and PAE (identified in the financial statements as Shay Holding Corporation) and related notes thereto, which are included elsewhere in this proxy statement.

•

The unaudited pro forma condensed combined statement of operations of the Combined Company for the year ended December 31, 2018 was derived from PAE’s audited consolidated statement of operations for the year ended December 31, 2018 and the Company’s audited statement of operations for the year ended December 31, 2018.

•

PAE closes its books and records on the last Sunday of each calendar quarter, which was on September 29 for PAE’s third quarter of 2019. As a result, the unaudited pro forma condensed combined balance sheet and statement of operations of the Combined Company as of and for the nine months ended September 30, 2019 were derived from PAE’s unaudited condensed consolidated financial statements as of and for the nine months ended September 29, 2019 and the Company’s condensed unaudited financial statements as of and for the nine months ended September 30, 2019.

On November 1, 2019, the Company entered into the Merger Agreement with Shay, which sets forth the terms of the Business Combination. After giving effect to the Business Combination, the Company will own, directly or indirectly, all of the issued and outstanding equity interests of PAE and its subsidiaries and the Shay Stockholders will hold a portion of the Company’s Class A Stock. The unaudited pro forma condensed combined information contained herein assumes that the Company’s stockholders approve the proposed Business Combination. The Company’s stockholders may elect to redeem their shares of Class A Stock for cash even if they approve the proposed Business Combination. The Company cannot predict how many of its public stockholders will exercise their right to have their Class A Stock redeemed for cash. As a result, the Company has elected to provide unaudited pro forma condensed combined financial statements under two different redemption scenarios, which produce different allocations of total Company equity between holders of the Company’s Class A Stock. As described in greater detail in Note 2 of the “Notes to the Unaudited Pro Forma Condensed Combined Financial Information,” the first scenario, or “Scenario 1,” assumes that none of the Company’s public stockholders will exercise their right to have their Class A Stock redeemed for cash, and the second scenario, or “Scenario 2,” assumes that holders of the maximum number of shares of Class A Stock that could be redeemed for cash while still leaving sufficient cash available to consummate the Business Combination will exercise their right to have their Class A Stock redeemed for cash. The actual results will be within the parameters described by the two scenarios, however, and there can be no assurance regarding which scenario will be closest to the actual results. Under both scenarios, PAE is considered the accounting acquirer, as further discussed in Note 2 of the “Notes to The Unaudited Pro Forma Condensed Combined Financial Information.”

GORES HOLDINGS III, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

SEPTEMBER 30, 2019

(dollars in thousands)

				Scenario 1 Assuming No Redemptions			Scenario 2 Assuming Maximum Redemptions
	Historical		Pro-Forma Adjustments to Eliminate ISR (A)	Pro Forma Adjustments for Business Combination	Note	Pro Forma Combined	Pro Forma Adjustments for Business Combination	Note	Pro Forma Combined
	Company as of September 30, 2019	Shay as of September 29, 2019
ASSETS
Current assets
Cash and cash equivalents	$1,109	$91,944	$(574)	$—	B	$92,479	$—	B	$92,479
Accounts receivable, net	—	450,536	—	—		450,536	—		450,536
Prepaid expenses and other current assets	134	53,804	(15,650)	5,093	C	43,381	4,255	C	42,543

Total current assets	1,243	596,284	(16,224)	5,093		586,396	4,255		585,558
Deferred tax asset	308	—	—	(308)	D	—	(308)	D	—
Investments and cash held in Trust Account	407,067	—	—	(407,067)	E	—	(407,067)	E	—
Property and equipment, net	—	32,658	—	—		32,658	—		32,658
Investments	—	18,908	—	—		18,908	—		18,908
Purchased intangibles, net	—	188,640	—	—		188,640	—		188,640
Goodwill	—	409,401	—	—		409,401	—		409,401
Operating lease right-of-use assets, net	—	171,242	—	—		171,242	—		171,242
Other noncurrent assets	—	13,941	—	—		13,941	—		13,941

Total assets	$408,618	$1,431,074	$(16,224)	$(402,282)		$1,421,186	$(403,120)		$1,420,348

GORES HOLDINGS III, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

SEPTEMBER 30, 2019 (CONTINUED)

(dollars in thousands)

				Scenario 1 Assuming No Redemptions			Scenario 2 Assuming Maximum Redemptions
	Historical		Pro-Forma Adjustment to Eliminate ISR (A)	Pro Forma Adjustments for Business Combination	Note	Pro Forma Combined	Pro Forma Adjustments for Business Combination	Note	Pro Forma Combined
	Company as of September 30, 2019	Shay as of September 29, 2019
LIABILITIES
Current liabilities:
Accounts payable	$—	$125,304	$(965)	$—		$124,339	$—		$124,339
Accrued expenses	1,872	120,054	(400)	(1,872)	F	119,654	(1,872)	F	119,654
Customer advances and billings in excess of costs	—	62,053	—	—		62,053	—		62,053
Accrued salaries, benefits and payroll taxes	—	114,548	(798)	—		113,750	—		113,750
Accrued taxes	568	15,363	—	—		15,931	—		15,931
Current portion of long-term debt, net	—	21,935	—	—		21,935	—		21,935
Operating lease liabilities, current portion	—	38,247	—	—		38,247	—		38,247
Other current liabilities	30	29,508	(9)	3,691	G	33,220	2,940	G	32,469

Total current liabilities	2,470	527,012	(2,172)	1,819		529,129	1,068		528,378
Deferred underwriting compensation	14,000	—	—	(14,000)	H	—	(14,000)	H	—
Deferred income taxes, net	—	12,177	—	(308)	D	11,869	(308)	D	11,869
Long-term debt, net	—	740,912	—	(119,972)	I	620,940	(119,972)	I	620,940
Long-term operating lease liabilities	—	138,710	—	—		138,710	—		138,710
Other long-term liabilities	—	8,802	1	—		8,803	—		8,803

Total liabilities	16,470	1,427,613	(2,171)	(132,461)		1,309,451	(133,212)		1,308,700

Class A subject to possible redemption	387,148	—	—	(387,148)	J	—	(387,148)	J	—
Stockholders’ Equity:
Common stock:
Class A common stock	—	—	—	10	K	10	10	K	10
Class F common stock	1	—	—	(1)	K	—	(1)	K	—
Common Stock (Class A and Class B)	—	3	—	(3)	K	—	(3)	K	—
Additional paid-in capital	119	101,742	(1,227)	140,306	K	240,940	137,479	K	238,113
Retained earnings (Accumulated deficit)	4,880	(130,778)	(12,826)	(22,985)	L	(161,709)	(20,245)	L	(158,969)
Accumulated other comprehensive loss	—	(1,430)	—	—		(1,430)	—		(1,430)

Total Stockholders’ equity	5,000	(30,463)	(14,053)	117,327		77,811	117,240		77,724

Noncontrolling interest	—	33,924	—	—		33,924	—		33,924

Total liabilities and stockholder’s equity	$408,618	$1,431,074	$(16,224)	$(402,282)		$1,421,186	$(403,120)		$1,420,348

GORES HOLDINGS III, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019

(dollars in thousands, except share and per share amounts)

				Scenario 1 Assuming No Redemptions			Scenario 2 Assuming Maximum Redemptions
	Historical		Pro-Forma Adjustment to Eliminate ISR (A)	Pro Forma Adjustments for Business Combination	Note	Pro Forma Combined	Pro Forma Adjustments for Business Combination	Note	Pro Forma Combined
	Company for the nine months ended September 30, 2019	Shay for the nine months ended September 29, 2019
Sales	$—	$2,066,808	$(494)	$—		$2,066,314	$—		$2,066,314
Cost of sales	—	1,623,634	(32,344)	—		1,591,290	—		1,591,290
Selling, general and administrative expenses	2,741	394,689	(14,713)	(1,872)	B	380,845	(1,872)	B	380,845
Amortization of intangible assets	—	25,029	—	—		25,029	—		25,029

Total operating expenses	2,741	2,043,352	(47,057)	(1,872)		1,997,164	(1,872)		1,997,164

Program profit (loss)	(2,741)	23,456	46,563	1,872		69,150	1,872		69,150
Other (income) loss, net	—	(6,530)	437	—		(6,093)	—		(6,093)

Operating income	(2,741)	29,986	46,126	1,872		75,243	1,872		75,243
Interest (income) expense, net	(6,965)	65,260	(1,524)	(4,671)	C	52,100	(4,671)	C	52,100

Net income (loss) before income taxes	4,224	(35,274)	47,650	6,543		23,143	6,543		23,143
Income tax expense (benefit)	1,057	(1,877)	11,150	1,531	D	11,861	1,531	D	11,861

Net income (loss)	3,167	(33,397)	36,500	5,012		11,282	5,012		11,282
Noncontrolling interest in earnings of ventures	—	1,819	—	—		1,819	—		1,819

Net income (loss) attributed to Company	$3,167	$(35,216)	$36,500	$5,012		$9,463	$5,012		$9,463

Pro Forma weighted average common shares outstanding—basic and diluted					E	97,263,286		E	97,346,509

Pro Forma net income per share basis—basic and diluted						$0.10			$0.10

GORES HOLDINGS III, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

(dollars in thousands, except share and per share amounts)

				Scenario 1 Assuming No Redemptions			Scenario 2 Assuming Maximum Redemptions
	Historical		Pro-Forma Adjustment to Eliminate ISR (A)	Pro Forma Adjustments for Business Combination	Note	Pro Forma Combined	Pro Forma Adjustments for Business Combination	Note	Pro Forma Combined
	Company for the year ended December 31, 2018	Shay for the year ended December 31, 2018
Sales	$—	$2,608,562	$(940)	$—		$2,607,622	$—		$2,607,622
Cost of sales	—	1,991,622	(517)	—		1,991,105	—		1,991,105
Selling, general and administrative expenses	411	536,019	(32,084)	—		504,346	—		504,346
Amortization of intangible assets	—	35,780	—	—		35,780	—		35,780

Total operating expenses	411	2,563,421	(32,601)	—		2,531,231	—		2,531,231

Program profit (loss)	(411)	45,141	31,661	—		76,391	—		76,391
Other (income) loss, net	—	(4,980)	831	—		(4,149)	—		(4,149)

Operating income	(411)	50,121	30,830	—		80,540	—		80,540
Interest (income) expense, net	(2,609)	84,360	(1,471)	(12,412)	C	67,868	(12,412)	C	67,868

Net income (loss) before income taxes	2,198	(34,239)	32,301	12,412		12,672	12,412		12,672
Income tax expense (benefit)	462	(2,661)	7,558	2,904	D	8,263	2,904	D	8,263

Net income (loss)	1,736	(31,578)	24,743	9,508		4,409	9,508		4,409
Noncontrolling interest in earnings of ventures	—	2,881	—	—		2,881	—		2,881

Net income (loss) attributed to Company	$1,736	$(34,459)	$24,743	$9,508		$1,528	$9,508		$1,528

Pro Forma weighted average common shares outstanding—basic and diluted					E	97,263,286		E	97,346,509

Pro Forma net income per share basis—basic and diluted						$0.02			$0.02

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

NOTE 1—DESCRIPTION OF THE BUSINESS COMBINATION

On November 1, 2019, the Company, EAP Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“First Merger Sub”), EAP Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Company (“Second Merger Sub”), Shay Holding Corporation, a Delaware corporation, (“Shay”) and Platinum Equity Advisors, LLC, a Delaware limited liability company, entered into a Merger Agreement, which sets forth the terms upon which the Business Combination will be consummated. After giving effect to the Business Combination, the Company will own, directly or indirectly, all of the issued and outstanding equity interests of PAE and its subsidiaries and the Shay Stockholders will hold a portion of the Company’s Class A Stock. For additional information regarding the terms of the Merger Agreement, see “Proposal No. 1—Approval of the Business Combination—The Merger Agreement.”

Prior to the closing, unless otherwise agreed by the Company in writing, PAE was required to (i) sell, transfer or otherwise dispose of the business of ISR (through a sale of equity, assets or otherwise), and/or (ii) terminate the operations of ISR effective prior to the closing in order to effect an orderly liquidation of the assets of ISR. For a period of 90 days after the closing, the Stockholder Representative will have the right (at its sole cost and expense) to control the sale or other disposition of any assets remaining after such sale or the termination of operation of ISR. On December 13, 2019, PAE completed the sale of substantially all of the assets of ISR.

Subject to the terms of the Merger Agreement and customary adjustments set forth therein, the aggregate merger consideration to be paid in connection with the Business Combination is expected to be approximately $1.4 billion, including debt assumed. The consideration to be paid to the Shay Stockholders will be a combination of cash and stock. The amount of cash consideration payable to the Shay Stockholders is the sum of: (i) cash available from the Trust Account, after giving effect to taxes payable and any redemptions that may be elected by any of the public stockholders for their pro rata share of the aggregate amount of funds on deposit in the Trust Account as of two business days prior to the closing of the Business Combination (which instructions to redeem such public shares are further discussed in this proxy statement); plus (ii) all of the Company’s other cash and cash equivalents; plus (iii) the anticipated gross proceeds of approximately $220 million from the Private Placement; less (iv) certain transaction fees and expenses of the Company (including the payment of deferred underwriting commissions agreed to at the time of the IPO), which will not exceed $30 million; less (v) certain payments to participants in the Participation Plan; less (vi) $128.3 million that will be used to repay a portion of the existing indebtedness of PAE; and less (vii) certain transaction fees and expenses of PAE to the extent such fees and expenses exceed $5.0 million. The remainder of the consideration paid to the Shay Stockholders will be stock consideration, consisting of newly-issued shares of the Company’s publicly-traded Class A Stock (before adjusting for the cancellation of a portion of the shares of Class F Stock held by the Sponsor), which shares will be valued at $10.00 per share for purposes of determining the aggregate number of shares payable to the Shay Stockholders for their ownership interests therein. The number of Class A Stock issued to Shay Stockholders will depend on the redemption scenarios discussed in greater detail in Note 2 of the “Notes to the Unaudited Pro Forma Condensed Combined Financial Information.” The foregoing consideration to be paid to the Shay Stockholders may be further increased by amounts payable as Earn-Out Shares (discussed further below). The number of shares of Class A Stock issued to the Shay Stockholders as Stock Consideration is subject to adjustment, depending on, among other things, the level of redemptions of shares of Class A Stock by the public stockholders. At the closing of the Business Combination, each Shay Stockholder will receive a mix of shares of Class A Stock and cash consideration. Following the closing of the Business Combination, each Shay Stockholder may receive cash consideration as a result of any upward adjustment of the purchase price, certain other arrangements as contemplated by the Merger Agreement and shares of Class A Stock payable pursuant to the earn-out.

In addition to the consideration to be paid at the closing of the transaction contemplated by the Merger Agreement, the Shay Stockholders will be entitled to receive additional shares of Class A Stock (the “Earn-Out

Shares”) if the volume weighted average closing sale price of one share of Class A Stock on the Nasdaq exceeds certain thresholds for a period of at least 10 days out of 20 consecutive trading days at any time during the five-year period following the closing of the Business Combination. The Earn-Out Shares will be issued by the Company to the Shay Stockholders as follows: (i) a one-time issuance of 1,000,000 shares if the Common Share Price (as defined in “Proposal No. 1—Approval of the Business Combination—The Merger Agreement—Earn-Out”) is greater than $13.00; (ii) a one-time issuance of 1,000,000 shares if the Common Share Price is greater than $15.50; (iii) a onetime issuance of 1,000,000 shares if the Common Share Price is greater than $18.00; and (iv) a one-time issuance of 1,000,000 shares if the Common Share Price is greater than $20.50. If any of the Common Share Price thresholds are not achieved within the five-year period following the closing of the Business Combination, the Company will not be required to issue the Earn-Out Shares.

Because the Business Combination is accounted for as a reverse merger (discussed further below), the Earn-Out Shares contingently issuable to the stockholders of the accounting acquirer should be accounted for similarly to a stock dividend at the time a triggering event is met and included in earnings per share from the date of issuance. Accordingly, since the triggering event has not been met as of September 30, 2019, there is no impact reflected in the unaudited pro forma balance sheet or the weighted average shares outstanding for the Earn-Out Shares.

On November 1, 2019, the Company entered into Subscription Agreements with the Private Placement Investors pursuant to which the Private Placement Investors have agreed to acquire an additional 23,913,044 shares of Class A Stock at an issuance price of $9.20 per share for gross proceeds of approximately $220 million. The proceeds from the sale of the Class A Stock together with cash in the Trust Account and the Company’s other cash and cash equivalents will be used to fund the closing cash consideration payable to the Shay Stockholders, the paydown of $128.3 million of PAE debt, the payment of certain of the Company’s and PAE’s transaction fees and expenses and certain payments to participants in the Participation Plan.

NOTE 2—BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 and for the nine months ended September 30, 2019 give pro forma effect to the Business Combination as if it had occurred on January 1, 2018. The unaudited pro forma condensed combined balance sheet as of September 30, 2019 assumes that the Business Combination was completed on September 30, 2019.

The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Business Combination.

The pro forma adjustments are based on the information currently available. The assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes.

Under the terms of the Merger Agreement, the Company has agreed to issue restricted stock units representing the right to receive up to an aggregate of 3,200,000 shares of its Class A Stock (which number will be subject to equitable adjustment in the event of any stock split, reverse stock split, stock dividend or other similar event after the date hereof and prior to the date such restricted stock units are issued) to PAE’s employees, as designated by Platinum Equity and provided that the Company’s stockholders have approved an equity incentive plan permitting the issuance of the restricted stock units. Because the terms of any such issuance have not been finalized as of the date of the unaudited pro forma condensed combined financial statements and the amounts are not known and not deemed factually supportable, management has not included a pro forma adjustment to reflect this issuance. For more information, see “Executive Compensation—Awards of Company Restricted Stock Units.”

The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the date indicated, nor are they indicative of the future consolidated results of operations of the Combined Company. They should be read in conjunction with the historical financial statements and the related notes of the Company and PAE, respectively.

The Business Combination will be accounted for as a reverse merger under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification 805, Business Combinations, (or “ASC 805”), in accordance with U.S. GAAP. Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes and PAE will be treated as the accounting acquiror. The Business Combination will be treated as the equivalent of PAE issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or intangible assets recorded. Operations prior to the Business Combination will be those of PAE. PAE has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

•	PAE’s existing management will comprise all key management positions of the Combined Company, including the CEO and the CFO;

•

Platinum Equity will nominate all 5 initial board members, of which 2 members will include the PAE CEO and an employee of Platinum Equity, and 3 members will be independent directors whose nomination must be reasonably acceptable to the Company. In addition, Platinum Equity will continue to elect at least two directors under the Related Agreements provided it retains a 10% equity interest and will have the right to designate the Chairman of the Board;

•	Platinum Equity will be the individual investor with the largest voting interest, varying from approximately 27% to 32% based on the redemption scenarios; and

•	PAE comprises all the ongoing operations of the Combined Company.

The preponderance of the evidence discussed above supports the conclusion that PAE is the accounting acquirer in the Business Combination.

The pro forma information contained herein assumes the Company’s stockholders approve the proposed Business Combination. The Company’s stockholders may elect to redeem their shares of Class A Stock even if they approve the Business Combination. The Company cannot predict how many of its public stockholders will elect to convert their shares of Class A Common Stock to cash. As a result, it has elected to provide unaudited pro forma condensed combined financial statements under two different assumptions that produce significantly different allocations of total Combined Company equity among holders of common stock:

•

Scenario 1 (Assuming no redemptions)—Assumes that none of the Company’s public stockholders exercise their right to have their Class A Shares redeemed for cash upon consummation of the Business Combination.

•

Scenario 2 (Assuming Maximum Redemptions)—Assumes that 4,623,491 shares of Class A Stock, or 11.6% of the outstanding shares of Class A Stock, are redeemed, resulting in an aggregate payment of $47,067,138 out of the Trust Account, and that the fair value of the marketable securities held in the Trust Account following such redemption along with the proceeds from the Private Placement are sufficient to satisfy closing cash conditions pursuant to the terms of the Merger Agreement. If, as a result of redemptions of Class A Stock by the public stockholders, these closing cash conditions are not met (or waived), then the Company or PAE (as applicable) may elect not to consummate the Business Combination or redeem any shares and all shares of Class A Stock submitted for redemption will be returned to the holders thereof.

The actual results will be within the range defined by the scenarios described above, however, there can be no assurance regarding which scenario will be closest to the actual results.

The following summarizes the pro forma Class A Common Stock ownership at September 30, 2019 under each scenario:

	Assuming No Redemptions		Assuming Maximum Redemptions
	Shares	%	Shares	%
The Company’s public stockholders	40,000,000	41.1%	35,376,509	36.3%
Initial Stockholders	7,000,000	7.2%	7,000,000	7.2%
Shay Stockholders	26,350,242	27.1%	31,056,956	31.9%
The Private Placement Investors	23,913,044	24.6%	23,913,044	24.6%

	97,263,286		97,346,509

Assuming a pro forma Business Combination date of September 30, 2019, the Shay Stockholders would have received at closing an estimated pro forma merger consideration consisting of:

(i)	Between $430.8 million (Scenario 1) and $387.3 (Scenario 2) in cash consideration and;

(ii)

Between 26.4 million (Scenario 1) and 31.06 million (Scenario 2) of Class A Common Stock of the Company valued at $252.6 million ($9.59 per share) and $299.7 million ($9.65 per share), respectively, based on the terms of the transaction.

The estimated consideration reflects adjustments to the purchase price for the amount of PAE cash and indebtedness at September 29, 2019. Other adjustments, such as an adjustment for working capital and an adjustment for overpayment/underpayment of tax are assumed to be zero.

In addition to the consideration transferred as discussed above, the Company will assume PAE existing debt as of the Business Combination date less $128.3 million paydown which would have been made if the Business Combination had closed on September 30, 2019. For the calculation of the adjustment to Long Term Debt as of September 30, 2019, please refer to Note 3, Adjustment I below.

NOTE 3—PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the date indicated, nor is it indicative of the future consolidated results of operations of the Combined Company. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements, and the related notes of the Companies.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the Combined Company.

There were no significant intercompany balances or transactions between the Companies as of the date and for the periods of these unaudited pro forma condensed combined financial statements.

The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Companies filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2018.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

A—Adjustments to Eliminate ISR

These adjustments are to eliminate the amounts of assets and liabilities of ISR because under the terms of the Merger Agreement, ISR would either be sold, transferred or shutdown prior to or shortly after the Closing Date. Only the items that would no longer be a part of the Combined Company have been eliminated. On December 13, 2019, PAE completed the sale of substantially all of the assets of ISR.

B—Cash and cash equivalents

The following summarizes pro forma adjustments related to the Subscription Agreements and the Business Combination impacting Cash and cash equivalents:

	Scenario 1 Assuming No Redemptions		Scenario 2 Assuming Maximum Redemptions
	(in thousands)
Cash inflow from Private Placement	$220,000	(1)	$220,000	(1)
Cash inflow from Company’s Trust account	407,067	(2)	407,067	(2)
Paydown of Shay’s Second Lien Term Loan	(128,340	)(3)	(128,340	)(3)
Payment to Selling Equityholders	(430,815	)(4)	(387,326	)(4)
Payment to redeeming Company stockholders	—	(5)	(47,067	)(5)
Payment of deferred underwriting fee	(14,000	)(6)	(14,000	)(6)
Estimated payment of Company Transaction Costs upon Closing	(11,000	)(7)	(11,000	)(7)
Estimated payment of PAE Transaction Costs upon Closing	(27,644	)(8)	(27,644	)(8)
Payment of Participation Plan settlement	(15,268	)(9)	(11,690	)(9)

Net Pro Forma Adjustment to Cash	$—		$—

(1)	Represents the proceeds from the issuance of 23.9 million shares of Class A Common Stock through the Private Placement at a par value of $0.0001 per share at a discounted price of $9.20 per share.
(2)

Represents the reclassification of cash equivalents held in the Trust Account to reflect that the cash equivalents are available to effectuate the Business Combination or to pay redeeming shareholders.

(3)

Reflects the use of cash to repay the PAE Second Lien Term Loan pursuant to the terms of the Merger Agreement. The estimated pro forma paydown of $128.3 million was calculated as follows (i) Total Debt as of September 29, 2019, minus (ii) Cash as of September 29, 2019, minus (iii) Target Rollover Indebtedness of PAE of $572.1 million. Under the terms of the Merger Agreement, simultaneously with the closing, PAE may modify the terms of its First Lien Term Loan and make additional borrowings thereunder and apply those additional proceeds to the repayment of the remaining indebtedness under the Second Lien Term Loan. Alternatively, PAE may elect to repay an outstanding amount of indebtedness under the Second Lien Term Loan in the amount of approximately $128.3 million. The unaudited pro forma condensed combined financial information reflects the adjustments based on terms known at the time of the initial filing. As such, the potential impacts related to the modification of the First Lien Term Loan are not reflected in the accompanying unaudited pro forma condensed combined financial information and will be reflected once the terms are known.

(4)	Reflects the net cash consideration paid to or on behalf of the Shay Stockholders.
(5)	Scenario 1 reflects no redemptions of Company shares and no cash payments to redeeming Company shareholders; Scenario 2 reflects redemptions of 4,623,491 shares at $10.18 per share.
(6)	Reflects the payment of underwriting costs incurred as part of the Company’s IPO committed to be paid upon the consummation of a Business Combination.
(7)(8)

Represents the estimated payment of the Transaction Costs at the closing date. In a reverse merger, acquisition-related Business Combination costs will be treated as a reduction of the cash proceeds and the unaudited pro forma condensed combined balance sheet would reflect these costs as a reduction of cash with a corresponding decrease in Additional Paid-In Capital.

(9)	Represents the estimated settlement of the Participation Plan at the closing date (such amount determined assuming the Business Combination closes on December 31, 2019).

C—Income Tax Adjustments

The following table summarizes pro forma adjustments to Income tax:

	Scenario 1 Assuming No Redemptions		Scenario 2 Assuming Maximum Redemptions
	(in thousands)
Income tax effect related to Transaction costs	$(438	)(1)	$(438	)(1)
Income tax effect related to Participation Plan settlement	3,573	(2)	2,735	(2)
Income tax effect related to accelerated amortization of Second Lien Term Loan	1,958	(3)	1,958	(3)

Net Pro Forma Adjustment to Income Tax	$5,093		$4,255

(1)	Represents tax effect of the elimination of the Transaction costs incurred by the Company through September 30, 2019 using a blended statutory rate of 23.4%. See Note L—Retained earnings.
(2)	Represents tax effect of the adjustment for the Participation Plan using a blended statutory rate of 23.4%. See Note B—Cash and cash equivalents and Note L—Retained earnings.
(3)

Represents tax effect of the adjustment for the accelerated amortization of deferred costs related to the Second Lien Term Loan using a blended statutory rate of 23.4%. See Note I—Long-Term Debt and Note L—Retained earnings.

D—Deferred Tax

Represents the reclassification of the deferred tax asset of the Company to a deferred tax liability to reflect the deferred taxes of the Combined Company.

E—Investments and cash Held in Trust Accounts

Represents the relief of restrictions on the investments and cash held in the Trust Account upon consummation of the Business Combination. Please refer to note B—Cash and Cash Equivalents.

F—Accrued expenses

Represents the elimination of the Transaction costs incurred by the Company through September 30, 2019 from the Accrued expenses.

G—Other Current Liabilities

Represents the estimated Transaction Tax Benefit in accordance with the Merger Agreement due to Shay Stockholders as of September 30, 2019.

H—Deferred Underwriting Compensation

Represents the payment of underwriting costs incurred as part of the Company’s IPO committed to be paid upon the consummation of the Business Combination.

I—Long-Term Debt

Represents funds from the Business Combination used to prepay the PAE Second Lien Term Loan under the terms of the Merger Agreement using a net debt balance at September 29, 2019 of approximately $700.4 million and a targeted post-Business Combination net debt balance of approximately $572.1 million. Under the terms of the Merger Agreement, PAE is expected to either refinance and increase the First Lien Term Loan and apply the increased amount to the repayment of the remaining indebtedness under the Second Lien Term Loan or repay an outstanding amount of indebtedness under the Second Lien Term Loan in the amount of approximately $128.3 million. The unaudited pro forma condensed combined financial information reflects the adjustments based on terms known at the time of the initial filing. As such, the potential impacts related to the possible modification and increased amount of the First Lien Term Loan are not reflected in the accompanying unaudited pro forma condensed combined financial information and will be reflected once the terms are known.

	Scenario 1 Assuming No Redemptions	Scenario 2 Assuming Maximum Redemptions
	(in thousands)
Estimated debt payment	$(128,340)	$(128,340)
Accelerated amortization of Second Lien Term Loan	8,368	8,368

Net Pro Forma Adjustment to Long-Term Debt	$(119,972)	$(119,972)

Because the accelerated amortization of the debt issuance costs related to the Second Lien Term Loan will not have an ongoing impact on the statements of operations, there are no corresponding adjustments to the unaudited pro forma condensed combined statements of operations.

J—Common Stock Subject to Possible Redemption

Represents the conversion of the Company’s redeemable stock to permanent equity upon consummation of the Business Combination.

K—Capital Accounts

	Scenario 1 (Assuming No Redemptions)
	(dollars in thousands, except share amounts)
	Number of shares		Par Value		Additional Paid-in Capital(a)
	Class A Stock	Class F Stock	Class A Stock	Class F Stock
Pre Business Combination	1,285,171	10,000,000	$—	$1	$100,634

Reclassification of redeemable shares to Class A Stock	38,714,829	—	4	—	387,144
Redemption of redeemable stock	—	—	—	—	—
Less: Cancellation of portion of Class F Stock	—	(3,000,000)	—	—	—
Conversion of remaining founders shares to Class A Stock	7,000,000	(7,000,000)	1	(1)	—
Private Placement	23,913,044	—	2	—	219,998
Shares issued to Shay Stockholders as consideration(b)	26,350,242	—	3	—	(3)

Balances after share transactions of the Company	97,263,286	—	10	—	707,773

Cash consideration paid to Shay Stockholders	—	—	—	—	(430,815)
Estimated Company Transaction costs	—	—	—	—	(11,000)
Estimated PAE Transaction costs	—	—	—	—	(27,644)
Elimination of historical Retained Earnings of the Company	—	—	—	—	4,880
Elimination of the impact of incurred Transaction costs on Retained Earnings					1,434
Reclass PAE common stock to additional paid-in capital	—	—	—	—	3
Estimated Transaction Tax Benefit due to PAE Sellers	—	—	—	—	(3,691)

Post-Business Combination(c)	97,263,286	—	10	$—	240,940

	Scenario 2 (Assuming Maximum Redemptions)
	(dollars in thousands, except share amounts)
	Number of shares		Par Value		Additional Paid-in Capital(a)
	Class A Stock	Class F Stock	Class A Stock	Class F Stock
Pre Business Combination	1,285,171	10,000,000	$—	$1	$100,634

Reclassification of redeemable shares to Class A Stock	38,714,829	—	4	—	387,144
Redemption of redeemable stock	(4,623,491)	—	—	—	(47,067)
Less: Cancellation of portion of Class F Stock	—	(3,000,000)	—	—	—
Conversion of remaining founders shares to Class A Stock	7,000,000	(7,000,000)	1	(1)	—
Private Placement	23,913,044	—	2	—	219,998
Shares issued to Shay Stockholders as consideration(b)	31,056,956	—	3	—	(3)

Balances after share transactions of the Company	97,346,509	—	10	—	660,706

Cash consideration paid to Shay Stockholders	—	—	—	—	(387,326)
Estimated Company Transaction costs	—	—	—	—	(11,000)
Estimated PAE Transaction costs	—	—	—	—	(27,644)
Elimination of historical Retained Earnings of the Company	—	—	—	—	4,880
Elimination of the impact of incurred Transaction costs on Retained Earnings					1,434
Reclass PAE common stock to additional paid-in capital	—	—	—	—	3
Estimated Transaction Tax Benefit due to PAE Sellers	—	—	—	—	(2,940)

Post-Business Combination(c)	97,346,509	—	10	$—	238,113

(a)	Additional paid-in capital includes the combined amounts for the Company and PAE less ISR balance.
(b)

For accounting purposes, the shares issued to Shay Stockholders are treated as a stock dividend with no corresponding adjustment to Additional paid-in capital other than to reclassify the par value of the additional shares issued.

(c)

The transaction assumes that the Company’s IPO occurred on January 1, 2018. The shares of Class A Stock outstanding also represent the pro forma weighted-average shares outstanding for the year ended December 31, 2018 and the nine months ended September 30, 2019. The Public Warrants and the Private Placement Warrants with an exercise price of $11.50 per share will become exercisable for one share of the Combined Company’s Class A Stock. The Public Warrants and the Private Placement Warrants are not dilutive on a pro forma basis and have been excluded from the diluted number of the Combined Company’s shares outstanding at the time of closing; however, the potential dilutive impact will ultimately be recognized based on the actual market price on the date of measurement.

L—Retained Earnings

The following summarizes pro forma adjustments to Retained earnings:

	Scenario 1 Assuming No Redemptions		Scenario 2 Assuming Maximum Redemptions
	(in thousands)
Elimination of historical retained earnings of the Company	$(4,880	)(1)	$(4,880	)(1)
Payment of Participation Plan settlement	(11,695	)(2)	(8,955	)(2)
Accelerated amortization of Second Lien Term Loan	(6,410	)(3)	(6,410	)(3)
Remove Company Transaction costs incurred through September 30, 2019	1,872	(4)	1,872	(4)
Income tax effect of Company Transaction costs	(438	)(5)	(438	)(5)
Elimination of the impact of the incurred Company Transaction costs, net of tax	(1,434	)(6)	(1,434	)(6)

Net Pro Forma Adjustment to Retained Earnings	$(22,985)		$(20,245)

(1)	Represents elimination of the Company’s historical retained earnings.
(2)

Represents after-tax impact of the estimated settlement of the Participation Plan (such amount determined assuming the Business Combination closes on December 31, 2019). The estimated gross payouts of $15.3 million (Scenario 1) and $11.7 million (Scenario 2) are tax effected using a blended statutory rate of 23.4%. This adjustment is not included in the unaudited pro forma condensed combined statement of operations as it is nonrecurring. See Note B—Cash and cash equivalents and Note C—Income Tax Adjustments

(3)

Represents after-tax impact of the accelerated amortization of the Second Lien Term Loan. The estimated gross amortization of $8.4 million is tax effected using a blended statutory rate of 23.4%. This adjustment is not included in the unaudited pro forma condensed combined statement of operations as it is nonrecurring. See Note I—Long-Term Debt and Note C—Income Tax Adjustments.

(4)	Represents pre-tax impact of the elimination of the Company’s Transaction costs incurred through September 30, 2019. Tax impacts for these adjustments are described in footnote 5.
(5)	Represents tax effects related to the Transaction costs.
(6)	Represents elimination of the increase in the Company’s retained earnings resulting from the adjustment described in footnotes 5 and 6.

Adjustments to unaudited Pro Forma Condensed Combined Statement of Operations

A—Pro Forma Adjustments to Eliminate ISR

Adjustments are to eliminate the amounts of historical income and expense accounts of ISR because under the terms of the Merger Agreement, ISR would either be sold, transferred or shutdown prior to or shortly after the Closing Date. Only the items that would no longer be a part of the Combined Company have been eliminated. On December 13, 2019, PAE completed the sale of substantially all of the assets of ISR.

B—Selling, General and Administrative Expenses

Represents the adjustments to Selling, General and Administrative Expenses related to the removal of the Company’s Transaction costs incurred through September 30, 2019.

C—Interest (Income) Expense, net

The following table summarizes the pro forma adjustments to Interest (income) expense, net:

	Nine months ended September 30, 2019	Year ended December 31, 2018
	(in thousands)
Adjust historical interest expense to reflect paydown of Shay Second Lien Term Loan	$(11,636)	$(15,021)
Adjust historical interest income to reflect the use of investments and cash to acquire Shay	6,965	2,609

Net Pro Forma Adjustment to Interest (Income) Expense, net	$(4,671)	$(12,412)

D—Income Tax Expense

This adjustment reflects the impact of the Business Combination on income taxes which was estimated using a blended statutory tax rate of 23.4% for the nine months period ended September 30, 2019 and for the year ended December 31, 2018.

E—Weighted Average Shares Outstanding

See balance Sheet Adjustment K.

COMPARATIVE SHARE INFORMATION

The following tables set forth:

•	historical per share information of the Company as of and for the year ended December 31, 2018 and the nine months ended September 30, 2019;

•	historical per share information of PAE as of and for the year ended December 31, 2018 and the nine months ended September 29, 2019; and

•

unaudited pro forma per share information of the combined company as of September 30, 2019 for the year ended December 31, 2018 and the nine months ended September 30, 2019, after giving effect to the Business Combination, assuming two redemption scenarios as follows:

•	Assuming No Redemptions: This scenario assumes that no shares of Company Class A Stock are redeemed; and

•

Assuming Maximum Redemptions: This scenario assumes that 4,623,491 shares of Class A Stock, or 11.6% of the outstanding shares of Class A Stock, are redeemed, resulting in an aggregate payment of $47,067,138 out of the Trust Account, and that the fair value of the marketable securities held in the Trust Account following such redemption along with the proceeds from the Private Placement are sufficient to satisfy closing cash conditions pursuant to the terms of the Merger Agreement. If, as a result of redemptions of Class A Stock by our public stockholders, these closing cash conditions are not met (or waived), then the Company or PAE (as applicable) may elect not to consummate the Business Combination or redeem any shares and all shares of Class A Stock submitted for redemption will be returned to the holders thereof.

The pro forma book value, net income and weighted average shares outstanding information reflect the Business Combination contemplated by the Merger Agreement as if it had occurred on September 30, 2019.

This information is based on, and should be read together with, the selected historical consolidated financial information, the unaudited pro forma condensed combined financial information and the historical consolidated financial information of the Company and PAE, and the accompanying notes to such financials statements, that have been presented in its filings with the SEC that are included or incorporated herein by reference in this proxy statement. The unaudited pro forma condensed combined per share data are presented for illustrative purposes only and are not necessarily indicative of actual or future financial position or results of operations that would have been realized if the Business Combination had been completed as of the dates indicated or will be realized upon the completion of the Business Combination. Uncertainties that could impact our financial condition include risks that affect PAE’s operations and outlook such as economic recessions, inflation, fluctuations in interest and currency exchange rates, and changes in the fiscal or monetary policies of the U.S. government. For more information on the risks, please see the section entitled “Risk Factors.” You are also urged to read the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

	Historical		Pro Forma Combined		Shay Holding equivalent pro forma per share data(3)
	Company	Shay Holding	Assuming No Redemptions	Assuming Max Redemptions	Assuming No Redemptions	Assuming Max Redemptions
As of and for the Nine Months Ended September 30, 2019(4)
Book value per share—basic and diluted(1)(2)	0.13	(108.01)	0.80	0.80	74.74	87.92
Net income (loss) per share—basic and diluted(2)	0.10	(124.86)	0.10	0.10	9.34	11.01
Weighted average shares outstanding—basic and diluted(2)	40,000,000	282,047	97,263,286	97,346,509	26,350,242	31,056,956
As of and for the Year Ended December 31, 2018(4)
Net income (loss) per share—basic and diluted(2)	0.21	(122.17)	0.02	0.02	1.87	2.20
Weighted average shares outstanding—basic and diluted(2)	10,300,000	282,047	97,263,286	97,346,509	26,350,242	31,056,956

(1)	Book value per share = Total equity (deficit)/shares outstanding at September 30, 2019 for the Company, Shay Holding and the pro forma.
(2)	Historical Book value per share and Net income (loss) per share are based on Class A common shares for the Company and total common shares for Shay Holding.
(3)	The equivalent pro forma basic and diluted per share data for Shay Holding is based on the expected exchange ratio of 93.425 and 110.113 for No Redemptions and Max Redemptions scenarios, respectively.
(4)	There were no cash dividends declared in the periods presented.

SPECIAL MEETING IN LIEU OF 2020 ANNUAL MEETING OF COMPANY STOCKHOLDERS

This proxy statement is being provided to Company stockholders as part of a solicitation of proxies by the Board for use at the Special Meeting in Lieu of 2020 Annual Meeting of Stockholders to be held on February 7, 2020, and at any adjournment or postponement thereof. This proxy statement contains important information regarding the Special Meeting, the proposals on which you are being asked to vote and information you may find useful in determining how to vote and voting procedures.

This proxy statement is being first mailed on or about January 24, 2020 to all stockholders of record of the Company as of January 21, 2020, the record date for the Special Meeting. Stockholders of record who owned Company Common Stock at the close of business on the record date are entitled to receive notice of, attend and vote at the Special Meeting. On the record date, there were 50,000,000 shares of Company Common Stock outstanding.

Date, Time and Place of Special Meeting

The Special Meeting will be held at 9:00 a.m. Eastern Time, on February 7, 2020 at the offices of Weil, Gotshal & Manges LLP, located at 767 Fifth Avenue, New York, NY 10153 or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Voting Power; Record Date

As a stockholder of the Company, you have a right to vote on certain matters affecting the Company. The proposals that will be presented at the Special Meeting and upon which you are being asked to vote are summarized below and fully set forth in this proxy statement. You will be entitled to vote or direct votes to be cast at the Special Meeting if you owned shares of our Common Stock at the close of business on January 21, 2020, which is the record date for the Special Meeting. You are entitled to one vote for each share of our Common Stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 50,000,000 shares of Common Stock outstanding, of which 40,000,000 are public shares and 10,000,000 are Founder Shares held by our Initial Stockholders.

Proposals at the Special Meeting

At the Special Meeting, Company stockholders will vote on the following proposals:

•	Business Combination Proposal—To adopt the Merger Agreement and approve the transactions contemplated thereby, including the Business Combination (Proposal No. 1);

•

Nasdaq Proposal—To approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the Business Combination and the Private Placement (Proposal No. 2);

•	Charter Approval Proposal—To consider and act upon a proposal to adopt the Second Amended and Restated Certificate of Incorporation in the form attached hereto as Annex B (Proposal No. 3);

•

Governance Proposal—a separate proposal with respect to certain governance provisions in the Second Amended and Restated Certificate of Incorporation, which are being separately presented in accordance with SEC requirements and which will be voted upon on a non-binding advisory basis (Proposal No. 4);

•

Director Election Proposal—To elect five directors to serve staggered terms on our Board until the 2021, 2022 and 2023 annual meetings of stockholders, as applicable, and until their respective successors are duly elected and qualified (Proposal No. 5);

•	Incentive Plan Proposal—To consider and vote upon a proposal to approve the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan (Proposal No. 6); and

•

Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal or the Incentive Plan Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal and the Incentive Plan Proposal (Proposal No. 7).

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THESE PROPOSALS.

Vote of the Company’s Sponsor, Directors and Officers

Prior to our IPO, we entered into agreements with our Initial Stockholders, other current directors and officers, pursuant to which each agreed to vote any shares of Common Stock owned by them in favor of an initial business combination. These agreements apply to our Initial Stockholders, including our Sponsor, as it relates to the Founder Shares and the requirement to vote all of the Founder Shares in favor of the Business Combination Proposal and for all other proposals to be presented to our stockholders at the Special Meeting and described in this proxy statement.

Our Initial Stockholders, other current directors and officers have waived any redemption rights, including with respect to shares of Class A Stock purchased in our IPO or in the aftermarket, in connection with Business Combination. The Founder Shares held by our Initial Stockholders have no redemption rights upon our liquidation and will be worthless if no business combination is effected by us by September 11, 2020. However, our Initial Stockholders are entitled to redemption rights upon our liquidation with respect to any public shares they may own.

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of Company stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if a majority of the Company’s Common Stock outstanding on the record date and entitled to vote at the Special Meeting is represented in person or by proxy. Abstentions will count as present for the purposes of establishing a quorum.

The approval of the Business Combination Proposal, the Nasdaq Proposal, the Governance Proposal, which is a non-binding advisory vote, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person or by proxy and entitled to vote at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote will have no effect on the Business Combination Proposal, the Nasdaq Proposal, the Governance Proposal, the Incentive Plan Proposal or the Adjournment Proposal. Our Initial Stockholders have agreed to vote their shares of Common Stock in favor of the Business Combination Proposal.

The approval of the Charter Approval Proposal requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Charter Approval Proposal will have the same effect as a vote “AGAINST” such Charter Approval Proposal.

Directors are elected by a plurality of all of the votes cast by holders of shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. This means that the five director nominees who receive the most affirmative votes will be elected. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions and broker non-votes will have no effect on the election of directors.

The Business Combination is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal and the Incentive Plan Proposal at the Special Meeting. Each of the proposals other than the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal, other than the Governance Proposal and the Adjournment Proposal, which are not conditioned on the approval of any other proposal set forth in this proxy statement.

It is important for you to note that in the event that the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal or the Incentive Plan Proposal do not receive the requisite vote for approval, we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by September 11, 2020, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to our public stockholders.

Recommendation to Company Stockholders

Our Board believes that each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal to be presented at the Special Meeting is in the best interests of the Company and our stockholders and unanimously recommends that its stockholders vote “FOR” each of the proposals.

When you consider the recommendation of our Board in favor of approval of the Business Combination Proposal, you should keep in mind that our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the Special Meeting, including the Business Combination Proposal. These interests include, among other things:

•	the fact that our Initial Stockholders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

•

the fact that our Initial Stockholders have agreed to waive their rights to conversion price adjustments with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination;

•

the fact that our Sponsor paid an aggregate of $25,000 for 10,781,250 Founder Shares and (after giving effect to the cancellation of (i) 781,250 Founder Shares on October 22, 2018 and (ii) approximately 3,000,000 Founder Shares at the time of the Business Combination) the remaining 7,000,000 Founder Shares will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $70,000,000 (after giving effect to the cancellation of approximately 3,000,000 Founder Shares) but, given the restrictions on such shares, we believe such shares have less value;

•

the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by September 11, 2020;

•

the fact that our Sponsor paid an aggregate of approximately $10,000,000 for its 6,666,666 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by September 11, 2020;

•

the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

•

if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•

the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by September 11, 2020;

•

that, as described in the Charter Approval Proposal and reflected in Annex B, our proposed Second Amended and Restated Certificate of Incorporation excludes The Gores Group and Platinum Equity and each of their successors, certain affiliates and each of their respective transferees as “interested parties” from the list of prohibited business combinations not in compliance with Section 203 of the DGCL;

•

that, at the closing of the Business Combination we will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees;

•

that Alec Gores has entered into a Subscription Agreement with the Company, pursuant to which Alec Gores has committed to purchase up to 3,557,416 shares of Class A Stock in the Private Placement for an aggregate commitment of approximately $32,728,227; and

•

the fact that Alec Gores, our Chairman, is the brother of Tom Gores, the Chief Executive Officer and Chairman of Platinum Equity, and that Tom Gores and certain other executives of Platinum Equity would participate in the Private Placement directly and/or indirectly through an investment in Platinum Equity. Platinum Equity currently holds a controlling stake in Shay through the Platinum Stockholders, which will receive a portion of the cash consideration and a portion of the stock consideration to be paid in connection with the Business Combination. Upon completion of the Business Combination, Platinum Equity will beneficially own 26.8% of our Class A Stock in the post-combination company. Pursuant to the Investor Rights Agreement, the Platinum Stockholders will also have the right to nominate up to two directors to the post-combination company’s board of directors, of whom one will initially be the current Chief Executive Officer of PAE Holding as a Class II director and the other who will initially be a representative of the Platinum Stockholders as a Class III director. The remaining three directors will be independent directors initially nominated by the Platinum Stockholders and reasonably acceptable to the Company. In addition, for so long as the Platinum Stockholders have the right to nominate a director, they will also have the right to: (i) designate the chairman of the board of directors of the post-combination company (who need not be a nominee of the Platinum Stockholders); (ii) appoint one representative to each committee of the board of the post-combination company other than the audit committee; (iii) subject to applicable law and stock exchange requirements, appoint one observer to each committee of the board of the post-combination company; and (iv) subject to applicable law and stock exchange requirements, require that the post-combination company board does not exceed five directors. The Platinum Stockholders’ right to nominate directors to the post-combination company’s board is subject to maintaining its ownership percentage of the total outstanding shares of Class A Stock at certain levels as discussed elsewhere in this proxy statement.

Abstentions and Broker Non-Votes

Abstentions are considered present for the purposes of establishing a quorum. Abstentions will have the same effect as a vote “AGAINST” the Charter Approval Proposal, but will have no effect on the Business Combination Proposal, the Nasdaq Proposal, the Governance Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal.

In general, if your shares are held in “street” name and you do not instruct your broker, bank or other nominee on a timely basis on how to vote your shares, your broker, bank or other nominee, in its sole discretion, may either leave your shares unvoted or vote your shares on routine matters, but not on any non-routine matters. None of the proposals at the Special Meeting are routine matters. As such, without your voting instructions, your brokerage firm cannot vote your shares on any proposal to be voted on at the Special Meeting.

Voting Your Shares—Stockholders of Record

If you are a Company stockholder of record, you may vote by mail or in person at the Special Meeting. Each share of our Common Stock that you own in your name entitles you to one vote on each of the proposals for the Special Meeting. Your one or more proxy cards show the number of shares of our Common Stock that you own.

Voting by Mail. You can vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Special Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Special Meeting so that your shares will be voted if you are unable to attend the Special Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of our Common Stock will be voted as recommended by our Board. Our Board recommends voting “FOR” the Business Combination Proposal, “FOR” the Nasdaq Proposal, “FOR” the Charter Approval Proposal, “FOR” the Governance Proposal, “FOR” each nominee in the Director Election Proposal, “FOR” the Incentive Plan Proposal and “FOR” the Adjournment Proposal. Votes submitted by mail must be received by 9:00 a.m. Eastern Time on February 7, 2020.

Voting in Person at the Meeting. If you attend the Special Meeting and plan to vote in person, we will provide you with a ballot at the Special Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Special Meeting.

Voting Your Shares—Beneficial Owners

If your shares are held in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and this proxy statement is being sent to you by that broker, bank or other nominee. The broker, bank or other nominee holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the instructions that the broker, bank or other nominee provides you along with this proxy statement. As a beneficial owner, if you wish to vote at the Special Meeting, you will need to bring to the Special Meeting a legal proxy from your broker, bank or other nominee authorizing you to vote those shares. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of Common Stock. Please see “Attending the Special Meeting” below for more details.

Attending the Special Meeting

Only Company stockholders on the record date or their legal proxy holders may attend the Special Meeting. To be admitted to the Special Meeting, you will need a form of photo identification and valid proof of ownership of Common Stock or a valid legal proxy. If you have a legal proxy from a stockholder of record, you must bring a form of photo identification and the legal proxy to the Special Meeting. If you have a legal proxy from a “street name” stockholder, you must bring a form of photo identification, a legal proxy from the record holder (that is, the bank, broker or other holder of record) to the “street name” stockholder that is assignable, and the legal proxy from the “street name” stockholder to you. Stockholders may appoint only one proxy holder to attend on their behalf.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the Special Meeting or at the Special Meeting by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify the Company’s Secretary in writing to Gores Holdings III, Inc., 9800 Wilshire Blvd., Beverly Hills, California 90212, before the Special Meeting that you have revoked your proxy; or

•	you may attend the Special Meeting, revoke your proxy, and vote in person, as indicated above.

No Additional Matters

The Special Meeting has been called only to consider the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal. Under our bylaws, other than procedural matters incident to the conduct of the Special Meeting, no other matters may be considered at the Special Meeting if they are not included in this proxy statement, which serves as the notice of the Special Meeting.

Who Can Answer Your Questions About Voting

If you have any questions about how to vote or direct a vote in respect of your shares of our Common Stock, you may call Morrow, our proxy solicitor, at (800) 662-5200 (toll free), or banks and brokerage firms, please call collect: (203) 658-9400.

Redemption Rights

Pursuant to our current certificate of incorporation, any holders of our public shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, less Regulatory Withdrawals and franchise and income taxes payable, calculated as of two business days prior to the consummation of the Business Combination. If demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account which holds the proceeds of our IPO (calculated as of two business days prior to the consummation of the Business Combination, less Regulatory Withdrawals and franchise and income taxes payable). For illustrative purposes, based on the balance of our Trust Account of $407,067,134 as of September 30, 2019, the estimated per share redemption price would have been approximately $10.18.

In order to exercise your redemption rights, you must:

•	if you hold public units, separate the underlying public shares and public warrants;

•

check the box on the enclosed proxy card marked “Stockholder Certification” if you are not acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other stockholder with respect to shares of Common Stock and

•

prior to 5:00 p.m. Eastern Time on February 5, 2020 (two business days before the Special Meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our Transfer Agent, at the following address:

Continental Stock Transfer & Trust Company

1 State Street 30th Floor

New York, New York 10004

Attention: Mark Zimkind

Email: mzimkind@continentalstock.com

and

•

deliver your public shares either physically or electronically through DTC’s DWAC system to our Transfer Agent at least two business days before the Special Meeting. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your public shares as described above, your shares will not be redeemed.

Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name” are required to either tender their certificates to our Transfer Agent prior to the date set forth in these proxy materials, or up to two business days prior to the vote on the proposal to approve the Business Combination at the Special Meeting, or to deliver their shares to the Transfer Agent electronically using DTC’s DWAC system, at such stockholder’s option. The requirement for physical or electronic delivery prior to the Special Meeting ensures that a redeeming stockholder’s election to redeem is irrevocable once the Business Combination is approved.

Holders of outstanding public units must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares.

If you hold public units registered in your own name, you must deliver the certificate for such public units to Continental Stock Transfer & Trust Company, our Transfer Agent, with written instructions to separate such public units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights upon the separation of the public shares from the public units.

If a broker, dealer, commercial bank, trust company or other nominee holds your public units, you must instruct such nominee to separate your public units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, our Transfer Agent. Such written instructions must include the number of public units to be split and the nominee holding such public units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the public units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in our Trust Account, which had a balance of $407,067,134 as of September 30, 2019. The Merger Agreement provides that our obligation to consummate the Business Combination is conditioned on the amount in the Trust Account and the proceeds from the Private Placement equaling or exceeding $530,000,000, and the obligation of Shay to consummate the Business Combination is conditioned on the amount in the Trust Account and the proceeds from the Private Placement equaling or exceeding $580,000,000. These conditions to closing in the Merger Agreement are for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Stock by our public stockholders, these conditions are not met (or waived), then we or Shay (as applicable) may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our Class A Stock in an amount that would result in the Company’s failure to have net tangible assets equaling or exceeding $5,000,001.

Prior to exercising redemption rights, stockholders should verify the market price of our Class A Stock as they may receive higher proceeds from the sale of their Class A Stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of our Class A Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in our Class A Stock when you wish to sell your shares.

If you exercise your redemption rights, your shares of our Class A Stock will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of the post-combination company, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

If the Business Combination is not approved and we do not consummate an initial business combination by September 11, 2020, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to the public stockholders and our warrants will expire worthless.

Appraisal Rights

Appraisal rights are not available to holders of shares of our Common Stock in connection with the Business Combination.

Proxy Solicitation Costs

The Company is soliciting proxies on behalf of its Board. This proxy solicitation is being made by mail, but also may be made by telephone or in person. The Company has engaged Morrow to assist in the solicitation of proxies for the Special Meeting. The Company and its directors, officers and employees may also solicit proxies in person. The Company will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions.

The Company will bear the entire cost of the proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. The Company will pay Morrow a fee of $30,000, plus disbursements, reimburse Morrow for its reasonable out-of-pocket expenses and indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses for their services as our proxy solicitor. We will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to our stockholders. Directors, officers and employees of the Company who solicit proxies will not be paid any additional compensation for soliciting proxies.

PROPOSAL NO. 1—APPROVAL OF THE BUSINESS COMBINATION

We are asking our stockholders to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Business Combination. Our stockholders should read carefully this proxy statement in its entirety for more detailed information concerning the Merger Agreement, which is attached as Annex A to this proxy statement. Please see the subsection entitled “The Merger Agreement” below, for additional information and a summary of certain terms of the Merger Agreement. You are urged to read carefully the Merger Agreement in its entirety before voting on this proposal.

We may consummate the Business Combination only if it is approved by the affirmative vote of the holders of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person or by proxy and entitled to vote at the Special Meeting.

The Merger Agreement

This subsection of the proxy statement describes the material provisions of the Merger Agreement, but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Annex A hereto. You are urged to read the Merger Agreement in its entirety because it is the primary legal document that governs the Business Combination.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the underlying disclosure schedules, which we refer to as the “Schedules,” which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the Schedules contain information that is material to an investment decision.

General Description of the Merger Agreement

On November 1, 2019, the Company entered into the Merger Agreement with First Merger Sub, Second Merger Sub, Shay and the Stockholder Representative, pursuant to which, among other things and subject to the terms and conditions contained in the Merger Agreement, the Company will acquire the Surviving Company. After giving effect to the Business Combination, the Surviving Company will continue as a subsidiary of the Company and the Shay Stockholders will hold a portion of the Company’s Class A Stock.

Subject to the terms of the Merger Agreement and customary adjustments set forth therein, the aggregate merger consideration to be paid in connection with the Business Combination is expected to be approximately $1.4 billion, which amount will be: (i) increased by the amount, if any, by which Shay’s working capital at closing is greater than $112,500,000, or decreased by the amount, if any, by which Shay’s working capital at closing is less than $105,000,000, as the case may be (in each case, subject to certain limitations); (ii) increased by the amount of cash held by Shay as of the closing of the Business Combination; (iii) increased by the amount, if any, of any income tax refunds of Shay and its subsidiaries (to the extent not received in cash by Shay or its subsidiaries prior to the date of the closing of the Business Combination) for the taxable year (or portion thereof) ending on the date of the closing of the Business Combination and for the taxable year immediately preceding the taxable year (or portion thereof) ending on the date of the closing of the Business Combination (in each case, subject to certain limitations); (iv) decreased by the amount, if any, of any accrued but unpaid income taxes of Shay and its subsidiaries for the taxable year (or portion thereof) ending on the date of the closing of the Business

Combination and for the taxable year immediately preceding the taxable year (or portion thereof) ending on the date of the closing of the Business Combination (in each case, subject to certain limitations); (v) decreased by the amount of Shay’s outstanding indebtedness under the Existing Credit Agreements; (vi) decreased by the amount by which Shay’s transaction expenses exceed $5,000,000; and (vii) decreased by the amount payable by Shay to certain employees of Shay and its subsidiaries and other participants pursuant to the Participation Plan. The consideration to be paid to the Shay Stockholders will be a combination of cash and stock.

Prior to the closing of the Business Combination contemplated by the Merger Agreement, the parties will undertake the following transactions: (i) the First Merger; and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Second Merger. As a result of the First Merger, the Company will own 100% of the outstanding common stock of Shay and each share of common stock of Shay will be cancelled and converted into the right to receive a portion of the merger consideration. As a result of the Second Merger, the Company will own 100% of the outstanding interests in the Surviving Company. As a result of the foregoing, after the closing of the Business Combination, the Company will own, directly or indirectly, all of the assets of the Surviving Company and its subsidiaries. It is intended that the First Merger and the Second Merger, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

The Company has agreed to provide its stockholders with the opportunity to redeem shares of Class A Stock in conjunction with a stockholder vote on the transactions contemplated by the Merger Agreement, including the Business Combination.

Consideration to Shay Stockholders in the Business Combination

The consideration to be paid to the Shay Stockholders will be a combination of cash and stock. The amount of cash consideration payable to the Shay Stockholders is the sum of: (i) cash available to us from the Trust Account, after giving effect to income and franchise taxes payable in respect of interest income earned in the Trust Account and any redemptions that may be elected by any of our public stockholders for their pro rata share of the aggregate amount of funds on deposit in the Trust Account as of two business days prior to the closing of the Business Combination (which instructions to redeem such public shares are further discussed in this proxy statement); plus (ii) all of the Company’s other cash and cash equivalents; plus (iii) the anticipated gross proceeds of approximately $220,000,005 from the Private Placement; less (iv) certain transaction fees and expenses of the Company, including the payment of deferred underwriting commissions agreed to at the time of our IPO, which transaction fees and expenses will not exceed $30,000,000 in the aggregate; less (v) certain payments to participants in the Participation Plan; less (vi) an amount of cash that will be used to repay a portion of the indebtedness of Shay under the Existing Credit Agreements to the extent such indebtedness (net of the cash of Shay and its subsidiaries) exceeds $572,100,000 as of the date of the closing of the Business Combination (which repayment amount, if the date of the closing of the Business Combination occurred on December 31, 2019, would be approximately $159,692,750); and less (vii) certain transaction fees and expenses of Shay to the extent such fees and expenses exceed $5,000,000. The remainder of the consideration paid to the Shay Stockholders will be stock consideration, consisting of approximately 25,263,286 newly-issued shares of our publicly-traded Class A Stock (before adjusting for the cancellation of a portion of the shares of Class F Stock held by our Sponsor), which shares will be valued at $10.00 per share for purposes of determining the aggregate number of shares payable to the Shay Stockholders for their ownership interests therein. The foregoing consideration to be paid to the Shay Stockholders may be further increased by amounts payable as Earn-Out Shares of Class A Stock. The number of shares of Class A Stock issued to the Shay Stockholders as Stock Consideration is subject to adjustment, depending on, among other things, the level of redemptions of shares of Class A Stock by our public stockholders. At the closing of the Business Combination, each Shay Stockholder will receive a mix of shares of Class A Stock and cash consideration. Following the closing of the Business Combination, each Shay Stockholder may receive cash consideration as a result of any upward adjustment of the purchase price, certain other arrangements as contemplated by the Merger Agreement and shares of Class A Stock payable pursuant to the earn-out.

Earn-Out

Under the Merger Agreement, the Shay Stockholders will be entitled to receive Earn-Out Shares if the volume weighted average closing sale price of one share of Class A Stock on the Nasdaq exceeds certain thresholds for a period of at least 10 days out of 20 consecutive trading days at any time during the five-year period following the closing of the Mergers (the “Common Share Price”).

The Earn-Out Shares will be issued by the Company to the Shay Stockholders as follows: (i) a one-time issuance of 1,000,000 shares if the Common Share Price is greater than $13.00; (ii) a one-time issuance of 1,000,000 shares if the Common Share Price is greater than $15.50; (iii) a one-time issuance of 1,000,000 shares if the Common Share Price is greater than $18.00; and (iv) a one-time issuance of 1,000,000 shares if the Common Share Price is greater than $20.50. If any of the Common Share Price thresholds described in the foregoing clauses (i) through (iv) are not achieved within the five-year period following the closing of the Mergers, the Company will not be required to issue the Earn-Out Shares in respect of such Common Share Price threshold. The Shay Stockholders will be entitled to Earn-Out Shares in the event an acceleration event (as described in the Merger Agreement) occurs.

Shay Material Adverse Effect

Under the Merger Agreement, certain representations and warranties of Shay are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. Pursuant to the Merger Agreement, a “Shay Material Adverse Effect” as used herein means any change, event, or occurrence, that, individually or when aggregated with other changes, events, or occurrences: (i) has had a materially adverse effect on the business, assets, financial condition or results of operations of Shay and its subsidiaries, taken as a whole; or (ii) is reasonably likely to prevent or materially delay the ability of Shay to consummate the transactions contemplated by the Merger Agreement; provided, however, that no change, event, occurrence or effect arising out of or related to any of the following, alone or in combination, will be taken into account in determining whether a Shay Material Adverse Effect pursuant to clause (i) has occurred: (a) acts of war, sabotage, civil unrest or terrorism, or any escalation or worsening of any such acts of war, sabotage, civil unrest or terrorism, or changes in global, national, regional, state or local political or social conditions; (b) earthquakes, hurricanes, tornados, pandemics or other natural or man-made disasters; (c) changes attributable to the public announcement or pendency of the transactions contemplated by the Merger Agreement (including the impact thereof on relationships with customers, suppliers, employees and any federal, state, local governmental entities); (d) changes or proposed changes in law, regulations or interpretations thereof or decisions by courts or any governmental or regulatory entity after November 1, 2019; (e) changes or proposed changes in accounting standards (or any interpretation thereof) after November 1, 2019; (f) any downturn in general economic conditions, including changes in the credit, debt, securities, financial, capital or reinsurance markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets), in each case, in the United States or anywhere else in the world; (g) events or conditions generally affecting the industries and markets in which Shay operates; (h) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (h) will not prevent a determination that any change, event, or occurrence underlying such failure has resulted in a Shay Material Adverse Effect; or (i) any actions required to be taken, or required not to be taken, pursuant to the terms of the Merger Agreement; provided, however, that if a change or effect related to clauses (d) through (g) disproportionately adversely affects Shay and its subsidiaries, taken as a whole, compared to other persons operating in the same industry as Shay and its subsidiaries, then such disproportionate impact may be taken into account in determining whether a Shay Material Adverse Effect has occurred.

Company Material Adverse Effect

Under the Merger Agreement, certain representations and warranties of the Company are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. Pursuant to the Merger Agreement, a “Company Material Adverse Effect” as used herein means any change, event, or occurrence, that, individually or when aggregated with other changes, events, or occurrences: (i) has had a materially adverse effect on the business, assets, financial condition or results of operations of the Company, First Merger Sub and Second Merger Sub, taken as a whole; or (ii) is reasonably likely to prevent or delay the ability of the Company, First Merger Sub or Second Merger Sub to consummate the transactions contemplated by the Merger Agreement; provided, however, that no change or effect related to any of the following, alone or in combination, will be taken into account in determining whether a Company Material Adverse Effect has occurred pursuant to clause (i): (a) changes or proposed changes in law, regulations or interpretations thereof or decisions by courts or any governmental or regulatory entity after November 1, 2019; (b) changes or proposed changes in accounting standards (or any interpretation thereof) after November 1, 2019; or (c) any downturn in general economic conditions, including changes in the credit, debt, securities, financial, capital or reinsurance markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets), in each case, in the United States or anywhere else in the world.

Closing and Effective Time of the Business Combination

The closing of the Business Combination is expected to take place at the offices of Latham & Watkins LLP located at 555 11th Street, Northwest, Suite 1000, Washington, DC 20004 at a time and date to be specified in writing by the parties to the Merger Agreement, which will not be later than the third business day after the satisfaction or waiver of the conditions described below under the subsection “Conditions to Closing of the Business Combination” or at such other time, date and location as may be mutually agreed upon in writing by the parties to the Merger Agreement.

Conditions to Closing of the Business Combination

Conditions to Each Party’s Obligations

The respective obligations of the Company and Shay to consummate and effect the Mergers and the other transactions contemplated by the Merger Agreement are subject to the satisfaction, at or prior to the closing of the Business Combination, of each of the following conditions:

•

the required vote of the Company’s stockholders to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal and the Incentive Plan Proposal has been duly obtained in accordance with the DGCL, the Company’s current certificate of incorporation and bylaws and the rules and regulations of Nasdaq;

•

the Company will have at least $5,000,001 of net tangible assets following the exercise of any redemption rights by the Company’s holders of Class A Stock in accordance with the Company’s current certificate of incorporation;

•

the waiting period applicable to the transactions contemplated by the Merger Agreement under the HSR Act must have expired or early termination must have been granted, and the Company and Shay must have received all other necessary pre-closing authorizations, consents, clearances, waivers and approvals of certain foreign antitrust authorities to the extent reasonably determined by the Company and Shay to be required;

•

there must not be in effect any law or regulation prohibiting, enjoining, restricting or making illegal the consummation of the Business Combination and no temporary, preliminary or permanent restraining order by a court of competent jurisdiction enjoining, restricting or making illegal the consummation of the Business Combination will be in effect or will be threatened in writing by a governmental entity;

•

the shares of Class A Stock to be issued in connection with the closing of the Business Combination will be approved for listing upon the closing of the Business Combination on Nasdaq subject to the requirement to have a sufficient number of round lot holders; and

•	Shay will have received and delivered to the Company the applicable consents under the Existing Credit Agreement Consents and either (i) repaid at or prior to the closing an outstanding amount of indebtedness under the Existing Second Lien Credit Agreement equal to the Deleveraging Amount (as calculated in accordance with the Merger Agreement) or (ii) delivered to the Company at or prior to the closing evidence of the Existing Term Loan Upsizing Amendment and the Existing Term Loan Upsizing which, together with the Deleveraging Amount, will be used to repay indebtedness under the Existing Second Lien Credit Agreement.

Conditions to Shay’s Obligations

The obligation of Shay to consummate and effect the Mergers and the other transactions contemplated by the Merger Agreement are subject to the satisfaction, at or prior to the closing of the Business Combination, of each of the following conditions, any of which may be waived, in writing, exclusively by Shay:

•

the fundamental representations and warranties of the Company (i.e., representations related to organization and qualification, subsidiaries, capitalization, authority and business activities), without giving effect to any limitation contained therein as to materiality or Company Material Adverse Effect or any similar limitation contained therein, must be true and correct in all material respects as of the date of the Merger Agreement and as of the closing date as if made on and as of the closing date (or, if given as of an earlier date, as of such earlier date); and all other representations and warranties of the Company, without giving effect to any limitation contained therein as to materiality or Company Material Adverse Effect, must be true and correct as of the date of the Merger Agreement and as of the closing date as if made on and as of the closing date (or, if given as of an earlier date, as of such earlier date), except where the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Company Material Adverse Effect;

•

the Company, First Merger Sub and Second Merger Sub must have performed and complied in all material respects with all obligations required to be performed or complied with by them under the Merger Agreement at or prior to closing;

•

the Company must have delivered to Shay a certificate executed by an executive officer of the Company and dated as of the closing date, confirming that the conditions set forth in the two immediately preceding bullet points have been satisfied;

•	no Company Material Adverse Effect shall have occurred since the date of the Merger Agreement;

•	the officers and directors of the Company identified in the Schedules will have resigned from all of their positions and offices with the Company, First Merger Sub and Second Merger Sub;

•

the Company must have delivered or stand ready to deliver duly executed copies of all certificates, instruments, contracts, closing deliverables and other documents required to be delivered by it pursuant to the Merger Agreement;

•

the Company’s current bylaws must be amended and restated to reflect the form of amended and restated bylaws of the Company agreed to by the parties to the Merger Agreement and the Company’s certificate of incorporation must be amended to reflect the Charter Approval Proposal;

•

the Company must have made appropriate arrangements to have the funds in the Trust Account available to the Company for the payment at the closing of the Business Combination of the cash consideration payable to the Shay Stockholders and certain transaction costs of Shay and the Company; and

•	the amount in the Trust Account and the proceeds from the Private Placement, must equal or exceed $580,000,000.

Conditions to the Company’s Obligations

The obligations of the Company, First Merger Sub and Second Merger Sub to consummate and effect the Mergers and the other transactions contemplated by the Merger Agreement are subject to the satisfaction, at or prior to the closing of the Business Combination, of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

•

the fundamental representations and warranties of Shay (i.e., representations related to organization and qualification, capitalization, authority and brokers and third party expenses), without giving effect to any limitation as to materiality or Shay Material Adverse Effect or any similar limitation contained therein, must be true and correct in all material respects as of the date of the Merger Agreement and as of the closing date as if made on and as of the closing date (or, if given as of an earlier date, as of such earlier date); and all other representations and warranties of Shay, without giving effect to any limitation as to materiality or Shay Material Adverse Effect or any similar limitation contained therein, must be true and correct as of the date of the Merger Agreement and as of the closing date as if made on and as of the closing date (or, if given as of an earlier date, as of such earlier date), except where the failure of such representations and warranties of Shay to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Shay Material Adverse Effect; Shay must have performed and complied with all obligations required to be performed or complied with by it under the Merger Agreement at or prior to closing;

•

Shay must have delivered to the Company a certificate executed by an executive officer of Shay and dated as of the closing date, confirming that the conditions set forth in the two immediately preceding bullet points have been satisfied;

•	no Shay Material Adverse Effect shall have occurred since the date of the Merger Agreement;

•

Shay must have delivered, or caused to be delivered, or stand ready to deliver duly executed copies of all certificates, instruments, contracts, closing deliverables and other documents required to be delivered by it pursuant to the Merger Agreement;

•	the amount in the Trust Account and the proceeds from the Private Placement, must equal or exceed $530,000,000; and

•

Shay must have sold, transferred or otherwise disposed of and/or terminated the operations of one of its subsidiaries, ISR, and, if necessary, delivered to the Company the Post-Closing ISR Disposition Plan (as defined below).

Representations and Warranties

Under the Merger Agreement, Shay made customary representations and warranties about it and its subsidiaries relating to: organization and qualification; subsidiaries and minority owned joint ventures; capitalization; authority, noncontravention; compliance with laws (including with respect to permits and filings); government contracts; financial statements; absence of undisclosed liabilities; absence of certain changes or events; litigation; employee benefits; labor and employment matters; real property; taxes; environmental matters; brokers and third party expenses; intellectual property; privacy; material contracts; insurance; interested party transactions; information supplied; indebtedness; anti-bribery / anti-corruption compliance, export controls and other trade compliance matters; and disclaimer of other warranties.

Under the Merger Agreement, the Company, First Merger Sub and Second Merger Sub made customary representations and warranties relating to: organization and qualification; subsidiaries; capitalization; authority; noncontravention; compliance with laws (including with respect to permits and filings); SEC reports and financial statements; absence of certain changes or events; litigation; business activities; material contracts; Nasdaq stock market listing; the Private Placement investment amount; the Trust Account; taxes; accuracy of information supplied; employees and benefit plans; Board approval and the Company stockholder vote; title to assets; affiliate transactions; brokers; and disclaimer of other warranties.

Covenants of the Parties

Covenants of Shay

Shay made certain covenants under the Merger Agreement, including, among others, the covenants set forth below.

•

Shay has agreed to, and to cause its subsidiaries to, prior to the effective time of the Business Combination, carry on their respective businesses in the ordinary course consistent with past practice.

•	Subject to certain exceptions and other than as set forth on the Schedules, prior to the effective time of the Business Combination, Shay will not, and will not permit its subsidiaries to:

•

except as otherwise required by any Shay employee benefit plan in existence on the date of the Merger Agreement, the Merger Agreement (including in respect of the Participation Plan) or applicable legal requirements: (i) increase the compensation or benefits of any current or former employee, director or independent contractor except (a) for any such person with an annual base salary or wage rate of less than $100,000 in the ordinary course of business consistent with past practice or (b) for any increases in the rate of base salary or wage that does not exceed 5% (or such other percentage as mutually agreed upon by the Company and Shay) of such person’s current base salary or wage pursuant to: (1) annual adjustments in the ordinary course of business consistent with past practice; or (2) in connection with any promotion or material increase in responsibility of any officer or employee in the ordinary course of business consistent with past practice; (ii) grant, pay or increase any severance or change in control pay or benefits to any current or former employee, director or independent contractor; (iii) enter into, amend (other than immaterial amendments) or terminate any Shay employee benefit plan or any employee benefit plan, policy, program, agreement, trust or arrangement that would have constituted a Shay employee benefit plan if it had been in effect on the date of the Merger Agreement (other than annual renewal of welfare plans in the ordinary course of business consistent with past practice that does not result in a material increase in cost to Shay and its subsidiaries); (iv) take any action to accelerate the vesting or payment of, or otherwise fund or secure the payment of, any compensation or benefits under any Shay employee benefit plan; or (v) grant any equity or equity-based compensation awards;

•

(i) transfer, sell, assign, fail to diligently maintain or otherwise dispose of any right, title or interest of Shay in any of its intellectual property or licensed intellectual property, in each case, that is material to any of the businesses of Shay and its subsidiaries; (ii) extend, amend, waive, cancel or modify any material rights in or to any of Shay’s owned intellectual property or licensed intellectual property, in each case, that is material to any business of Shay and its subsidiaries; (iii) fail to diligently prosecute the patent applications owned by Shay other than applications Shay, in the exercise of its good faith business judgment, has determined to abandon; or (iv) divulge, furnish to or make accessible any trade secrets constituting any of Shay’s intellectual property or any trade secrets of any person to whom Shay or any of its subsidiaries has a confidentiality obligation to any third party who is not subject to an enforceable written agreement to maintain the confidentiality of such trade secrets, other than, in each of “(i)” through “(iii),” in the ordinary course of business consistent with past practices; provided, that in no event will Shay license on an exclusive basis or sell any of its owned intellectual property;

•

except for transactions solely among Shay and its subsidiaries: (i) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock; (ii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any membership interests, capital stock or any other equity interests, as applicable, in Shay or any of its subsidiaries; (iii) grant, issue sell or otherwise dispose, or authorize to issue sell, or otherwise dispose any membership interests, capital stock or any other equity interests (such as stock options, stock units, restricted stock or other contracts for the purchase or acquisition of such capital stock), as applicable, in Shay or any of its subsidiaries; (iv) declare, set aside or pay any dividend or make any other distribution; or (v) issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or ownership interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or other ownership interests, or enter into other agreements or commitments of any character obligating it to issue any such shares, equity securities or other ownership interests or convertible or exchangeable securities;

•	amend its organizational documents, or form or establish any subsidiary;

•

(i) merge, consolidate or combine with any person; or (ii) acquire or agree to acquire by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

•

sell, lease, license, sublicense, abandon, divest, transfer, cancel, abandon or permit to lapse or expire, dedicate to the public, or otherwise dispose of, or agree to do any of the foregoing, or otherwise dispose of assets or properties, other than any sale, lease or disposition in the ordinary course of business consistent with past practice or pursuant other than as set forth on the Schedules;

•

(i) issue or sell any debt securities or rights to acquire any debt securities of Shay or any of its subsidiaries or guarantee any debt securities of another person; (ii) make, incur, create or assume any loans, advances or capital contributions to, or investments in, or guarantee any indebtedness of, any person other than Shay or any of its subsidiaries except for loans, advances or capital contributions pursuant to and in accordance with the terms of agreements or legal obligations existing as of the date of the Merger Agreement; (iii) except in the ordinary course of business consistent with past practice, create any material liens on any material property or assets of Shay or any of its subsidiaries in connection with any indebtedness thereof (other than permitted liens); (iv) fail to comply with the terms of the Existing Credit Agreements or take any action, or omit to take any action, that would constitute or result in a default or event of default under the Existing Credit Agreements; (v) cancel or forgive any indebtedness owed to Shay or any of its subsidiaries; or (vi) make, incur or commit to make or incur any capital expenditures, other than in the ordinary course of business consistent with past practice;

•

release, assign, compromise, settle or agree to settle any legal proceeding material to Shay and its subsidiaries or their respective properties or assets other than with respect to the Seller Retained Claims (as defined below);

•

(i) except in the ordinary course of business consistent with past practices: (a) modify, amend or terminate in a manner that is materially adverse to Shay or any of its subsidiaries or terminate any material contract (other than pursuant to (1) offers, bids or proposals made by Shay or any of its subsidiaries on or prior to the date of the Merger Agreement that, if accepted, would result in a government contract or (2) requirements from any governmental entity to modify the scope of work under any government contract); (b) enter into any contract that would have been a material contract (other than pursuant to offers, bids or proposals made by Shay or any of its subsidiaries on or prior to the date of the Merger Agreement that, if accepted, would result in a government contract) had it been entered into prior to the date of the Merger Agreement; (c) waive, delay the exercise of, release or assign any material rights or claims under any material contract; or (d) incur or enter into a contract requiring Shay to make any capital expenditures in excess of $3 million in any 12-month period; or (ii) modify or amend any material term under the Existing Credit Agreements (other than in connection with obtaining the Existing Credit Agreement Consents as contemplated by the Merger Agreement) or terminate or allow the termination of the Existing Credit Agreements or any commitments thereunder (other than in connection with obtaining the Existing Credit Agreement Consents as contemplated by the Merger Agreement);

•	except as required by U.S. generally accepted accounting principles (or any interpretation thereof) or applicable legal requirements, make any change in accounting methods, principles or practices;

•

(i) make or rescind any material tax election; (ii) settle or compromise any material tax claim; (iii) change (or request to change) any method of accounting for tax purposes; (iv) file any material amended tax return; (v) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material taxes may be issued (other than any extension pursuant to an extension to file any tax return); (vi) knowingly surrender any claim for a refund of taxes; or (vii) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar legal requirement) with any governmental entity;

•

authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, restructuring, recapitalization, dissolution or winding-up of Shay or any of its subsidiaries other than ISR;

•

subject to the third sub-bullet point above, enter into or amend any agreement with, or pay, distribute or advance any assets or property to, any of its officers, directors, employees, partners, stockholders or other affiliates, other than payments or distributions relating to obligations in respect of arms-length commercial transactions pursuant to the agreements set forth in the Schedules to the Merger Agreement;

•	engage in any material new line of business;

•

implement any employee layoffs, plant closings, or similar events that individually or in the aggregate would give rise to any obligations or liabilities on the part of Shay or any of its subsidiaries under the WARN Act or any similar state or local “mass layoff” or “plant closing” law, other than in the ordinary course of business consistent with past practice as a result of the expiration or termination of a government contract without renewal, a government shutdown or the reduction in the scope of work of a government contract; or

•	agree or commit to do any of the foregoing.

Notwithstanding the foregoing, Shay will be permitted to, among other things: (i) conduct certain mass layoffs and issue corresponding WARN notices, in each case, in connection with the termination of certain government contracts; (ii) revise certain employee benefit plans; (iii) transfer certain employees to other entities within its organizational structure; (iv) award certain discretionary bonuses payable at the closing and amend certain retention award agreements, each of which will constitute transaction costs of Shay; (v) sell the equity interests or assets of one of its subsidiaries, ISR, and settle any amounts due or that may become due under the ISR operating agreement with the other members thereto; (vi) form and dissolve certain subsidiaries; (vii) terminate certain real property lease agreements and/or sell certain assets, in each case, in connection with the termination of certain government contracts; (viii) make capital contributions to certain joint ventures in which it participates; (ix) assign certain real property leases to other entities within its organizational structure; and (x) settle certain tax matters.

•

If, at any time prior to the closing, Shay discovers any information, event or circumstance relating to Shay, its business or any of its affiliates, officers, directors or employees that should be set forth in an amendment or a supplement to this proxy statement so that this proxy statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements herein, in light of the circumstances under which they were made, not misleading, then Shay will promptly inform the Company of such information, event or circumstance. Shay will cause the officers and employees of Shay and its subsidiaries to be reasonably available to the Company and its counsel in connection with the drafting of this proxy statement and responding in a timely manner to comments on this proxy statement from the SEC.

•

Shay will: (i) solicit approval and adoption of the Merger Agreement, the First Merger and the other transactions contemplated by the Merger Agreement from the Shay Stockholders; (ii) require the Shay Stockholders to agree to be bound by the terms of the Merger Agreement; and (iii) deliver to the Company within 24 hours after the execution and delivery of the Merger Agreement, a written consent and joinder evidencing such approval and agreement from each Shay Stockholder.

•

Shay will use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done all things necessary, proper or advisable to consummate and make effective, on or prior to the closing, the obtaining of the Existing Credit Agreement Consents (it being understood and agreed that (i) the obtaining of the Existing Credit Agreement Consents will solely be the responsibility of Shay and (ii) in no event will Shay have any liability for monetary damages to the Company, First Merger Sub or Second Merger Sub as a result of the failure to obtain the Existing Credit Agreement Consents). The Company and its representatives will reasonably cooperate with Shay’s efforts to obtain the Existing Credit Agreement Consents, including by providing any documentation and other information as may be required under applicable “know your customer” and anti-money laundering rules and regulations.

•

Neither Shay nor any of its controlled affiliates, directly or indirectly, will engage in any transactions involving the securities of the Company prior to the time of the making of a public announcement regarding all of the material terms of the business and operations of Shay and the Business Combination. Shay will use its reasonable best efforts to require each of its officers, directors, employees, agents, advisors, contractors, associates, clients, customers and representatives, to comply with the foregoing requirements.

•

Shay and the Stockholder Representative each waived any right, title, interest or claim of any kind it had or may have in the future in or to the Trust Account and agreed not to seek recourse against the Trust Account or any funds distributed therefrom in connection with the Merger Agreement, except in the event of intentional fraud in the making of the representations and warranties in the Merger Agreement by the Company or Shay.

•	Shay will take all necessary corporate action to terminate, effectively immediately prior to the closing and contingent upon the consummation of the Business Combination, the Participation Plan.

•

During the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement pursuant to its terms or the closing, Shay will not, and will cause its subsidiaries and the Shay Stockholders not to, and will direct its employees, agents, officers, directors, representatives and advisors not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions, negotiations or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any person (other than the Company and its agents, representatives, advisors) concerning any merger, sale of ownership interests and/or assets of Shay, recapitalization or similar transaction; (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to any such transaction; or (iii) commence, continue or renew any due diligence investigation regarding any such transaction. In addition, Shay, its subsidiaries and their respective representatives are required to immediately cease any and all existing discussions or negotiations with any person with respect to any such transaction and will promptly notify (and in no event later than 24 hours) the Company if it receives any inquiry, proposal, offer or submission with respect to any such transaction. Notwithstanding the foregoing, Shay and its subsidiaries will not be prohibited from engaging in and consummating any activity related to the sale or other disposition of ISR.

•

Shay will obtain approval or waiver, as applicable, of any “excess parachute payments” (within the meaning of Section 280G of the Code and the regulations thereunder) prior to the closing of the Business Combination.

•

The Shay Stockholders will retain the right to recovery any monetary benefit from certain claims for indemnification made by Shay or its subsidiaries prior to the date of the Merger Agreement under certain prior acquisition agreements (the “Seller Retained Claims”). Prior to the closing, Shay may settle any of the Seller Retained Claims with the prior approval of the Company and, following the closing, the Stockholder Representative will be entitled to control the Seller Retained Claims on terms its deems acceptable in its sole discretion. If the post-combination company or any of its subsidiaries receives any payments in respect of the Seller Retained Claims, it will cause those payments (subject to certain adjustments) to be paid to the Stockholder Representative for distribution to the Shay Stockholders. The post-combination company and its subsidiaries will reasonably cooperate with the Stockholder Representative in the resolution and/or settlement of the Seller Retained Claims (including providing access to books and records, executing releases and issuing escrow distribution instructions) and will not settle, compromise or discharge any such claim that would reasonably be expected to adversely affect the Shay Stockholders’ rights thereto. In respect of any post-combination efforts by the Company or any of its subsidiaries regarding the administration of the Seller Retained Claims on behalf of the Shay Stockholders and/or the Stockholder Representative, a $50,000 accrual will be added to Shay’s current liabilities determined at closing and the Stockholder Representative will reimburse the Company and its subsidiaries for any post-combination out-of-pocket fees and expenses incurred in connection therewith.

•

Simultaneously with the closing, Shay will obtain the Existing Term Loan Upsizing Amendment and apply the Existing Term Loan Upsizing to the repayment of indebtedness under the Existing Second Lien Credit Agreement.

•

Prior to the closing, unless otherwise agreed by the Company in writing, Shay will either (i) sell, transfer or otherwise dispose of the business of ISR (through a sale of equity, assets or otherwise), and/or (ii) terminate the operations of ISR effective prior to the closing in order to effect an orderly liquidation of the assets of ISR. For a period of 90 days after the closing (the “Post-Closing ISR Disposition Period”), the Stockholder Representative will have the right (at its sole cost and expense) to control the sale or other disposition of any assets remaining after such sale or the termination of operation of ISR (the “Post-Closing ISR Disposition”). If, prior to the closing, Shay and/or the Stockholder Representative determine that the Post-Closing ISR Disposition will be necessary, Shay will deliver to the Company, no later than three business days prior to the closing, a good faith and appropriately detailed description of (a) any outstanding assets of ISR that are required to be disposed of during the Post-Closing ISR Disposition Period and (b) the proposal to dispose of those outstanding assets during the Post-Closing ISR Disposition Period (the “Post-Closing ISR Disposition Plan”). In the event that the ISR assets have not been sold or otherwise transferred on or prior to the expiration of the Post-Closing ISR Disposition Period, the post-combination company will have no further obligation to the Stockholder Representative or the Shay Stockholders with respect thereto and may sell or otherwise dispose of any remaining assets in its sole discretion. During the Post-Closing ISR Disposition Period, the post-combination company will reasonably cooperate with the Stockholder Representative to sell any remaining assets and will pay the proceeds of such sale (subject to certain adjustments) to the Stockholder Representative for further payment to the Shay Stockholders. To the extent that any liability of ISR has not been satisfied on or prior to the closing (other than any intercompany payables or other amounts owed to Shay or its subsidiaries), a current liability will be accrued on the adjustment statement in the calculation of Shay’s working capital at the closing whether or not required in accordance with GAAP and the Company will cause ISR to satisfy such liability or obligation up to the amount accrued thereon. Additionally, to the extent that any liability of ISR has not been accounted for in the post-combination adjustment to the merger consideration or otherwise settled prior to the closing, the Shay Stockholders, severally and not jointly, will indemnify the post-

combination company and its subsidiaries for any losses related to, arising from or attributable to the business of ISR or the operation thereof for a period of 12 months following the closing up to a maximum aggregate amount of $10,000,000.

•

Prior to the closing, the Stockholder Representative will deliver to Parent a schedule (the “RSU Allocation Schedule”) setting forth a proposed allocation of RSUs representing the right to receive up to an aggregate amount of 3,200,000 shares of Class A Stock that would otherwise be issued to the Shay Stockholders as Stock Consideration (which amount will be subject to equitable adjustment in the event of any stock split, reverse stock split, stock dividend or other similar event after the date hereof and prior to the date such RSUs are issued) to the RSU Recipients. The aggregate number of RSUs that may be granted to the RSU Recipients is an amount equal to up to approximately 3.3% of the outstanding capital stock of the Company as of closing, which amount shall only be dilutive to the Shay Stockholders and will not affect the stock ownership percentage of any other holder of capital stock of the Company. In the event that on or before the date the RSUs vest or are issued, a Change of Control (as defined in the Merger Agreement) occurs or Shay or its subsidiaries terminate the employment of any RSU Recipient designated on the RSU Allocation Schedule without “Cause” or any such RSU Recipient’s employment is terminated due to death or “Disability” or such RSU Recipient’s resignation for “Good Reason” (in each case as such terms (or terms of similar effect) are defined in such RSU Recipient’s employment agreement or offer letter with Shay or its subsidiaries or, if no such employment agreement or offer letter exists or if such employment agreement or offer letter does not define such term (or a term of similar effect), as determined by the board of directors of the Company in good faith), the Company will cause (i) if the Change of Control or employment termination, as applicable, occurs following the closing and prior to the date the RSUs are issued, such RSU Recipient to be paid, within 30 days following the occurrence of the Change of Control or employment termination, as applicable, a lump-sum cash payment in an amount equal to the number of RSUs designated for issuance to such RSU Recipient multiplied by the closing price per share of Class A Stock on the Nasdaq on the last trading date immediately preceding the date the Change of Control or employment termination, as applicable, occurs, less applicable withholdings or (ii) if the Change of Control or employment termination, as applicable, occurs on or after the date the RSUs are issued, all RSUs issued to such RSU Recipient to become fully vested and non-forfeitable as of immediately prior to the Change of Control or employment termination, as applicable.

Covenants of the Company, First Merger Sub and Second Merger Sub

The Company, First Merger Sub and Second Merger Sub made certain covenants under the Merger Agreement, including, among others, the covenants set forth below.

•

The Company has agreed to, and to cause its subsidiaries to, prior to the effective time of the Business Combination, carry on their respective businesses in the ordinary course consistent with past practice.

•	Subject to certain exceptions, prior to the effective time of the Business Combination, the Company will not, and will not permit its subsidiaries to:

•

declare, set aside or pay dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock (or warrant) or split, combine or reclassify any capital stock (or warrant), effect a recapitalization or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or warrant, or effect any like change in capitalization;

•	purchase, redeem or otherwise acquire, directly or indirectly, any equity securities of the Company or any of its subsidiaries;

•	other than in connection with the Class A Stock issued pursuant to the Subscription Agreements, grant, issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or enter into other agreements or commitments of any character obligating it to issue any such shares of capital stock or equity securities or convertible or exchangeable securities;

•	amend its organizational documents or form or establish any subsidiary;

•

(i) merge, consolidate or combine with any person, or (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, or enter into any joint ventures, strategic partnerships or alliances;

•

incur any indebtedness or guarantee any such indebtedness of another person or persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, in each case, except in the ordinary course of business consistent with past practice; provided, however, that the Company will be permitted to incur indebtedness (which will constitute transaction costs of the Company) from its affiliates and stockholders in order to meet its reasonable capital requirements, with any such loans to be made only as reasonably required by the operation of the Company in due course on a non-interest basis and otherwise on arm’s-length terms and conditions and repayable at the closing of the Business Combination;

•	except as required by U.S. generally accepted accounting principles (or any interpretation thereof) or applicable legal requirements, make any change in accounting methods, principles or practices;

•

(i) make or rescind any material tax election; (ii) settle or compromise any material tax claim; (iii) change (or request to change) any method of accounting for tax purposes; (iv) file any material amended tax return; (v) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material taxes may be issued (other than any extension pursuant to an extension to file any tax return); (vi) knowingly surrender any claim for a refund of taxes; or (vii) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar legal requirement) with any governmental entity;

•	create any material liens on any material property or assets of the Company, First Merger Sub or Second Merger Sub;

•	liquidate, dissolve, reorganize or otherwise wind up the business or operations of the Company, First Merger Sub or Second Merger Sub;

•	commence, settle or compromise any legal proceeding;

•	engage in any material new line of business;

•	amend the Trust Agreement or any other agreement related to the Trust Account; or

•	agree or commit to do any of the foregoing.

•

The Company will promptly prepare and file with the SEC this proxy statement and cause this proxy statement to be mailed to its stockholders of record as of January 21, 2020, the record date for the Special Meeting. Prior to filing this proxy statement with the SEC, the Company will make drafts of the proxy statement and other documents to be filed with the SEC available to Shay, provide Shay with a reasonable opportunity to comment on such documents and consider such comments in good faith. The Company will not file any documents with the SEC without the prior written consent of Shay. The

Company will promptly transmit to its stockholders any amendments or supplements to this proxy statement.

•	The Company will make all necessary filings with respect to the Business Combination under the Securities Act, the Exchange Act and applicable “blue sky” laws, and any rules or regulations thereunder.

•

The Company will, as promptly as practicable, establish a record date and hold a meeting of stockholders for the purpose of obtaining the required vote of the Company’s stockholders to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal and the Incentive Plan Proposal and will use its reasonable best efforts to obtain such required stockholder vote. The Company’s Board will recommend to its stockholders that they vote in favor of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal and the Incentive Plan Proposal and will not change, withdraw, withhold, qualify or modify such recommendation, other than in certain limited circumstances.

•

The Company will prepare a draft Current Report on Form 8-K announcing the closing of the Business Combination, the form and substance of which will be approved in advance in writing by the Stockholder Representative. Prior to the closing, the Company and Shay will prepare a joint press release announcing the consummation of the Business Combination. Concurrently with closing, the Company will issue such joint press release and file such Form 8-K with the SEC.

•

The Company will use its reasonable best efforts to cause the shares of Class A Stock to be issued in connection with the Business Combination as Stock Consideration to be approved for listing on the Nasdaq, subject to official notice of issuance, prior to the closing. From the date of the Merger Agreement through the closing, the Company will use its reasonable best efforts to keep the Class A Stock and Company Warrants listed for trading on Nasdaq. Following the closing, the Company will use commercially reasonable efforts to continue the listing for trading of Class A Stock and the public warrants on Nasdaq and to cause any Earn-Out Shares to be approved for listing on Nasdaq.

•

During the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement pursuant to its terms or the closing, the Company, First Merger Sub and Second Merger Sub will not, and will direct their respective employees, agents, officers, directors, representatives and advisors not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions, negotiations or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any person (other than the Shay, the Shay Stockholders or their respective agents, representatives, advisors) concerning any merger, sale of ownership interests and/or assets of the Company, recapitalization or similar transaction; (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to any such transaction; or (iii) commence, continue or renew any due diligence investigation regarding any such transaction. In addition, the Company, its subsidiaries and their respective representatives are required to immediately cease any and all existing discussions or negotiations with any person with respect to any such transaction and will promptly notify (and in no event later than 24 hours) Shay if it receives any inquiry, proposal, offer or submission with respect to any such transaction.

•

Upon satisfaction or waiver of the conditions to closing and upon notice to the Trustee, the Company will, in accordance with and pursuant to the Trust Agreement, at the closing: (i) cause the documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, including providing the Trustee with the trust termination letter; and (ii) use its reasonable best efforts to cause the Trustee to distribute the Trust Account as directed in the trust termination letter, including all amounts payable to: (a) to stockholders who elect to exercise their redemption right; (b) for income tax or other tax obligations of the Company prior to closing; (c) for any transaction costs of the Company; and (d) as repayment of loans and reimbursement of expenses to directors, officers and stockholders of the Company. Following the events described in this paragraph, the Trust Account will terminate.

•

The Company will pay to the Shay Stockholders (by wire transfer of immediately available funds) any Transaction Tax Benefit (as defined below), or any portion thereof, within five business days of filing the U.S. federal income tax return for the applicable year, to the extent that any such Transaction Tax Benefit, or any portion thereof, is realized by the post-combination company or any of its subsidiaries or their respective affiliates in any taxable year ending on or prior to December 31, 2022. For this purpose, a “Transaction Tax Benefit” is, without duplication, (i) any refund actually received (or applied as a credit) with respect to taxes of the Company or any of its subsidiaries for a Pre-Closing Tax Period (as defined in the Merger Agreement) attributable to a Transaction Tax Deduction (as defined in the Merger Agreement) and any interest received thereon net of any taxes with respect thereto and (ii) any reduction in the liability for taxes of the Company or any of its subsidiaries or any of their respective affiliates with respect to any taxable period (or portion thereof) beginning after the closing resulting from (a) the carryforward of a net operating loss generated in the Pre-Closing Tax Period to the extent attributable to the Transaction Tax Deductions and (b) any Transaction Tax Deductions deductible in a taxable period beginning after the closing by reason of the vesting of any RSUs issued, or other amounts payable with respect to the issuance of the RSUs in accordance with the Merger Agreement (“Post-Closing TTDs”) (in each case determined on a “with” and “without” basis), in each case which Transaction Tax Benefit was not taken into account in the calculation of the Tax Overpayment/Underpayment Amount (as defined in the Merger Agreement). For purposes of clause (ii) of the immediately preceding sentence, the Company, its subsidiaries or any of their respective affiliates will be deemed to realize a Transaction Tax Benefit as a result of a reduction in tax liabilities in a taxable period (or portion thereof) beginning after the closing to the extent that (1) the aggregate actual tax liabilities of the Company, its subsidiaries or any of their respective affiliates taking the net operating losses generated in a Pre-Closing Tax Period and Post-Closing TTDs into account exceed (2) the aggregate hypothetical tax liabilities of the Company, its subsidiaries or their respective affiliates without taking such net operating losses and Post-Closing TTDs into account.

•

The Company will not permit any Subscription Agreement to be modified or amended in a manner that is materially adverse to Shay or the Shay Stockholders and will use its commercially reasonable efforts to consummate the transactions contemplated by the Subscription Agreements on the terms and conditions described therein. The Subscription Agreements contain all of the conditions precedent to the obligations of the counterparties thereto to contribute to the Company the amount set forth in the Subscription Agreements on the terms therein.

•

Prior to the closing, the Company will take all reasonable steps as may be required or permitted to cause any acquisition or disposition of the Class A Stock that occurs or is deemed to occur by reason of or pursuant to the Business Combination by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, including by taking steps in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matters.

•

Simultaneously with the closing (i) the Company will pay or cause to be paid to PAE Pinnacle Holdings, LLC the Deleveraging Amount, and (ii) immediately thereafter, the Company will cause PAE Pinnacle Holdings, LLC to pay to the lenders under the Existing Second Lien Credit Agreement an amount equal to the Deleveraging Amount.

Mutual Covenants

•

The Company and Shay will reasonably cooperate in matters regarding the publicity of the Business Combination and will remain subject to certain continuing obligations of confidentiality with regard to information relating to the post-combination company and Shay.

•

The Company and Shay will pay their own costs and expenses incurred in connection with the Merger Agreement, whether or not the transactions contemplated thereby are consummated, except as otherwise expressly provided in the Merger Agreement.

•

As promptly as practicable after the date of the Merger Agreement, the Company and Shay will each prepare and file the notification of it required under the HSR Act. The Company and Shay will promptly and in good faith respond to all information requested of it by the U.S. Federal Trade Commission, U.S. Department of Justice, or any other governmental entity in connection with such notifications and otherwise cooperate in good faith with each other and such governmental entities.

•

The parties to the Merger Agreement will use their reasonable best efforts to obtain all necessary actions, waivers, consents, approvals, orders and authorizations from governmental entities and the make all necessary registrations, declarations and filings (including registrations, declarations and filings with governmental entities, if any).

•

The parties to the Merger Agreement will use their reasonable best efforts to defend any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging the Merger Agreement or the consummation of the Business Combination, including by seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed.

•

The Company on one hand, and Shay and the Shay Stockholders on the other, along with their respective affiliates and representatives, will release the other parties from any disputes, claims, losses, controversies, demands, rights, liabilities, actions and causes of action of every kind and nature, whether known or unknown, arising from any matter concerning Shay or its subsidiaries occurring prior to the closing of the Business Combination, except as otherwise contemplated by the Merger Agreement.

•

The Company and Shay also agree to: (i) take further actions as may be necessary, proper or advisable to consummate and make effective the Business Combination; (ii) allow the other reasonable access to information regarding Shay; (iii) take certain actions with respect to tax matters; (iv) take certain actions with respect to the indemnification of the current and former directors and officers of Shay; and (v) use commercially reasonable efforts to ensure that the Board of the post-combination company is comprised of the director nominees set forth in “Proposal No. 5—Election of Directors to the Board of Directors.”

No Survival of Representations and Warranties; No Indemnification

The representations and warranties of the parties contained in the Merger Agreement will not survive the closing of the Business Combination and all rights, claims and causes of action (whether in contract or in tort or otherwise, or whether at law or in equity) with respect thereto terminate at the closing of the Business Combination, except in the case of fraud. Accordingly, the Shay Stockholders will not have any indemnification obligations pursuant to the Merger Agreement.

Termination

The Merger Agreement may be terminated and the Business Combination may be abandoned any time prior to closing, whether before or after stockholder approval of the Merger Agreement, as follows:

•	by mutual written agreement of the Company and the Stockholder Representative;

•

by either the Company or the Stockholder Representative if the Business Combination has not been consummated by June 1, 2020; provided, however, that the right to terminate the Merger Agreement by this date will not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Business Combination to occur on or before such date and such action or failure to act constitutes a breach of the Merger Agreement;

•

by either the Company or the Stockholder Representative if a governmental entity that possess competent jurisdiction has issued an order or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Business Combination, including the Mergers, and such order or other action is final and nonappealable;

•

by the Stockholder Representative, upon a breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement on the part of the Company, First Merger Sub or Second Merger Sub, or if any representation or warranty of the Company, First Merger Sub or Second Merger Sub has become untrue, in either case such that the closing conditions would not be satisfied as of the time of such breach or as of the time such representation or warranty has become untrue; provided, that if such breach by the Company, First Merger Sub or Second Merger Sub is curable by the Company, First Merger Sub or Second Merger Sub prior to the closing, then the Stockholder Representative will first provide written notice of such breach and may not terminate the Merger Agreement until the earlier of (i) 30 days after delivery of written notice from the Stockholder Representative to the Company of such breach, and (ii) June 1, 2020; provided, further, that each of the Company, First Merger Sub and Second Merger Sub continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Stockholder Representative may not terminate the Merger Agreement if (a) it has materially breached the Merger Agreement and such breach has not been cured, or (b) if such breach by the Company, First Merger Sub or Second Merger Sub is cured during such 30-day period);

•

by the Company, upon a breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement on the part of Shay or the Stockholder Representative or if any representation or warranty of Shay has become untrue, in either case such that the closing conditions would not be satisfied as of the time of such breach or as of the time such representation or warranty has become untrue; provided, that if such breach is curable by Shay or the Stockholder Representative prior to the closing, then the Company must first provide written notice of such breach and may not terminate the Merger Agreement until the earlier of (i) 30 days after delivery of written notice from the Company to the Stockholder Representative of such breach, and (ii) June 1, 2020; provided, further, that Shay or the Stockholder Representative, as applicable, continue to exercise commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate the Merger Agreement if: (a) it has materially breached the Merger Agreement and such breach has not been cured, or (b) if such breach by Shay is cured during such 30-day period);

•

by either the Company or the Stockholder Representative, if, at the Special Meeting (including any adjournments thereof), the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal and the Incentive Plan Proposal are not duly adopted by the stockholders of the Company by the requisite vote under the DGCL and the Company organizational documents;

•	by the Stockholder Representative, if the amount in the Trust Account and the proceeds from the Private Placement at closing does not equal or exceed $580,000,000;

•	by the Company, if the amount in the Trust Account and the proceeds from the Private Placement at closing does not equal or exceed $530,000,000; or

•

by the Company, if the required vote of the Shay Stockholders to approve the Merger Agreement has not been obtained within 24 hours following the execution and delivery of the Merger Agreement. (which was obtained in connection with the signing of the Merger Agreement).

In the event of termination of the Merger Agreement, the Merger Agreement will become void and there will be no liability or obligation on the part of any party thereto, except for obligations relating to: (i) publicity and confidentiality; (ii) claims against the Trust Account; (iii) certain miscellaneous provisions of the Merger Agreement, including those related to governing law; and (iv) the confidentiality agreement between the parties. However, no such termination will relieve any party to the Merger Agreement from any liability resulting from any intentional breach of the Merger Agreement or intentional fraud in the making of the representations and warranties in the Merger Agreement.

Amendments

The Merger Agreement may be amended by the parties to the Merger Agreement at any time by execution of an instrument in writing signed on behalf of each of the parties to the Merger Agreement.

Related Agreements

This section describes the material provisions of certain additional agreements to be entered into pursuant to the Merger Agreement, which we refer to as the “Related Agreements,” but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements. Forms of the Registration Rights Agreement, Investor Rights Agreement, Investor Representation Letter, Current Employee Participation Plan Release, Terminated Employee Participation Plan Release, Escrow Agreement and Subscription Agreements are attached hereto as Annexes E, F, G, H, I, J, and K, respectively. Stockholders and other interested parties are urged to read such Related Agreements in their entirety prior to voting on the proposals presented at the Special Meeting.

Registration Rights Agreement

At the closing of the Business Combination, the Company will enter into the Registration Rights Agreement, substantially in the form attached as Annex E to this proxy statement, with the Restricted Stockholders. Pursuant to the terms of the Registration Rights Agreement, (i) any outstanding share of Class A Stock or any other equity security (including the Private Placement Warrants and including shares of Class A Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Restricted Stockholder as of the date of the Registration Rights Agreement or thereafter acquired by a Restricted Stockholder (including the shares of Class A Stock issued upon conversion of the Class F Stock and upon exercise of any Private Placement Warrants) and shares of Class A Stock issued or issuable as Earn-Out Shares to the Shay Stockholders and (ii) any other equity security of the Company issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise will be entitled to registration rights.

The Registration Rights Agreement provides that the Company will, within 30 days after the consummation of the transactions contemplated by the Merger Agreement, file with the SEC a shelf registration statement registering the resale of the shares of Common Stock held by the Restricted Stockholders and will use its reasonable best efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but in no event later than 60 days following the filing deadline. The Restricted Gores Stockholders and the Shay Stockholders are each entitled to make up to six demands for registration, excluding short form demands, that the Company register shares of Common Stock held by these parties. In addition, the Restricted Stockholders have certain “piggy-back” registration rights. The Company will bear the expenses incurred in connection with the filing of any registration statements filed pursuant to the terms of the Registration Rights Agreement. The Company and the Restricted Stockholders agree in the Registration Rights Agreement to provide customary indemnification in connection with any offerings of Common Stock effected pursuant to the terms of the Registration Rights Agreement.

Our Initial Stockholders entered into a letter agreement pursuant to which they agreed to restrictions on the transfer of their securities issued in the Company’s IPO, which (i) in the case of the Class F Stock is 180 days after the completion of the Business Combination, and (ii) in the case of the Private Placement Warrants and the respective Class A Stock underlying the Private Placement Warrants is 30 days after the completion of the Business Combination.

The Shay Stockholders have each signed separate letters with the Company agreeing to be bound by restrictions on the transfer of their Class A Stock acquired pursuant to the Merger Agreement for 180 days after the completion of the Business Combination. The foregoing summary of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement as set forth in Annex E.

Investor Rights Agreement

At the closing of the Business Combination, the Company and the Platinum Stockholders will enter into the Investor Rights Agreement, substantially in the form attached as Annex F to this proxy statement. Pursuant to the Investor Rights Agreement, the Platinum Stockholders will have the right to nominate up to two directors to the post-combination company’s board of directors, of whom one will initially be the current Chief Executive Officer of PAE Holding Corporation as a Class II director and the other will initially be a representative of the Platinum Stockholders as a Class III director. The remaining three directors will be independent directors initially nominated by the Platinum Stockholders and reasonably acceptable to the Company. In addition, for so long as the Platinum Stockholders have the right to nominate a director, they will also have the right to: (i) designate the chairman of the board of directors of the post-combination company (who need not be a nominee of the Platinum Stockholders); (ii) appoint one representative to each committee of the board of the post-combination company other than the audit committee; (iii) subject to applicable law and stock exchange requirements, appoint one observer to each committee of the board of the post-combination company; and (iv) subject to applicable law and stock exchange requirements, require that the post-combination company board does not exceed five directors. The Platinum Stockholders’ right to designate directors to the post-closing Company’s board is subject to their ownership percentage of the total outstanding shares of Class A Stock. If the Platinum Stockholders hold: (a) 10% or greater of the outstanding Class A Stock, they will have the right to appoint two directors; (b) less than 10% but greater than or equal to 5% of the outstanding Class A Stock, they will have the right to appoint one director; or (c) less than 5% of the outstanding Class A Stock, they will not have the right to appoint any directors.

Investor Representation Letter

At the closing of the Business Combination, each Shay Stockholder will enter into the Investor Representation Letter substantially in the form attached as Annex G to this proxy statement. Pursuant to the Investor Representation Letter, each Shay Stockholder will make certain representations, warranties and agreements regarding the issuance of Stock Consideration to such Shay Stockholder, including, without limitation, that such Shay Stockholder: (i) is bound by the terms of the Investor Representation Letter; (ii) is an accredited investor; (iii) has received or had access to all necessary information with respect to the Class A Stock; (iv) is aware of the risks involved in and restrictions related to holding the Class A Stock; and (v) is in compliance with applicable laws.

Current Employee Participation Plan Release and Terminated Employee Participation Plan Release

On October 31, 2019, PAE LLC and each of the participants in the Participation Plan entered into either the Current Employee Participation Plan Release in substantially the form attached as Annex H to this proxy statement or the Terminated Employee Participation Plan Release in substantially the form attached as Annex I to this proxy statement (collectively, the “Participation Plan Releases”), depending on whether such participant was then employed by PAE. Pursuant to the Participation Plan Releases, each participant acknowledged and agreed that his or her interests issued under the Participation Plan will terminate prior to the closing of the Business Combination and be converted into the right to payment as provided in the Participation Plan Releases. Additionally, in exchange for the payment described in the Participation Plan Releases, each participant released PAE LLC and its affiliates from any and all claims or other rights related to the Participation Plan and any interests issued thereunder.

Escrow Agreement

At the closing of the Business Combination, the Company, the Stockholder Representative and the Escrow Agent will enter into the Escrow Agreement, substantially in the form attached as Annex J to this proxy statement. Pursuant to the Escrow Agreement, at closing the Company will deposit $12,500,000 into an account held by the Escrow Agent as the sole security for the obligations of the Shay Stockholders in connection with the post-combination adjustment to the merger consideration (as described in more detail in the Merger Agreement). The Escrow Agent will hold such amount until the final merger consideration is finally agreed upon in accordance with the Merger Agreement, at which point it will release the funds in accordance with joint written instructions duly executed and delivered by the Company and the Stockholder Representative to the Escrow Agent.

Subscription Agreements

On November 1, 2019, the Company entered into the Subscription Agreements, substantially in the form attached hereto as Annex K to this proxy statement, with certain investors, including our Sponsor, pursuant to which the investors have agreed to purchase an aggregate of 23,913,044 shares of Class A Stock in the Private Placement for an aggregate commitment of approximately $220,000,005. The Subscription Agreements are subject to certain conditions, including the closing of the Business Combination.

The shares of Class A Stock to be issued in connection with the Subscription Agreements have not been registered under the Securities Act, and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The Subscription Agreements provide that the Company will, within 30 days after the consummation of the transactions contemplated by the Merger Agreement, file with the SEC a registration statement registering the resale of such shares of Class A Stock and will use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof but no later than 60 days following the filing deadline.

The Subscription Agreements will terminate with no further force and effect upon the earlier to occur of: (i) such date and time as the Merger Agreement is terminated in accordance with its terms; (ii) upon the mutual written agreement of the parties to such Subscription Agreement; or (iii) if any of the conditions to closing set forth in such Subscription Agreement are not satisfied on or prior to the closing and, as a result thereof, the Business Combination fails to occur.

Background of the Business Combination

The Company is a blank check company incorporated in Delaware on October 23, 2017 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Business Combination was the result of an extensive search for a potential transaction utilizing the global network and investing and operating experience of our management team and Board. The terms of the Business Combination were the result of extensive negotiations between our independent directors, our management team, our Sponsor, The Gores Group, representatives of PAE and Platinum Equity. The following is a brief description of the background of these negotiations, the Business Combination and related transactions.

Prior to the consummation of our IPO, neither the Company, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with the Company.

After our IPO, the Company commenced an active search for prospective businesses and assets to acquire. Representatives of the Company, our Sponsor and The Gores Group contacted and were contacted by a number of individuals and entities with respect to acquisition opportunities.

In evaluating potential businesses and assets to acquire, the Company, together with our Sponsor and The Gores Group, generally surveys the landscape of potential acquisition opportunities based on its knowledge of, and familiarity, with the M&A marketplace. In general, the Company looks for acquisition targets that are (i) of a size relevant to the public marketplace, which the Company generally views as companies with an enterprise value of at least $1.5 billion, and (ii) positioned, operationally and financially, to be successful as a public company. The Company further looks for those transactions that it believes that, if entered into, would be received well by the public markets. In particular, the Company generally seeks to identify companies that (i) have an existing strong management team, (ii) are positioned for growth, and (iii) generate significant cash flow. The Company also seeks to identify companies that it believes would benefit from being a publicly-held entity, particularly with respect to access to capital for both organic growth and for use in acquisitions. The Company generally applies this criteria when evaluating potential targets.

During that period, our management, our Sponsor and The Gores Group:

•

considered and conducted an analysis of over 30 potential acquisition targets (other than PAE) (the “Other Potential Targets”), entering into non-disclosure agreements with all of the Other Potential Targets; and

•	ultimately engaged in detailed discussions, due diligence and negotiations with six Other Potential Target businesses or their representatives.

The six Other Potential Target businesses included (i) a company in the specialty rental industry (“Company A”), (ii) a company in the technology industry (“Company B”), (iii) a company in the specialty rental industry (“Company C”), (iv) a company in the technology and technology services industry (“Company D”), (v) a company in the transportation and logistics industry (“Company E”) and a portfolio company of Platinum Equity, and (vi) a company in the media and entertainment industry (“Company F”).

As part of its regular evaluation of potential acquisition targets, the Board and management of the Company generally discuss on a monthly basis the status of management’s discussions with various acquisition targets. These updates generally address the potential targets under consideration and the status of the discussions, if any, with the respective acquisition targets. These updates continued throughout the period of time when the Company was evaluating various acquisition targets.

The Company engaged in discussions with Company A from September 2018 through February 2019, until Company A advised the Company that it had decided not to pursue a public exit. The Company engaged in discussions with Company B from December 2018 through June 2019, at which point Company B advised the Company that it had determined to wait to begin further exploration of transaction options once certain company performance targets were achieved, and accordingly ceased discussions. Company C pursued a sale process, and the Company engaged in preliminary discussions as part of that process from December 2018 through February 2019. During this period, the Company ultimately determined that the size of Company C did not meet the Company’s acquisition criteria, and Company C ultimately decided to enter into a transaction with another acquirer. The Company and Company D engaged in preliminary discussions between February 2019 and May 2019 contemplating a similar structure to that of the Business Combination (involving a proposed equity capital raise and a rollover of existing Company D shareholder shares), but during that process, the Company advised Company D that it was not willing to fully backstop, as requested by Company D, the cash consideration for that proposed transaction (as opposed to raising additional equity capital), and Company D ultimately decided to enter into a transaction with another acquirer. The Company engaged in discussions with Company E from May 2019 through July 2019, at which point Company E advised the Company that it determined to wait to begin further exploration of transaction options once certain company performance targets were achieved, and accordingly ceased discussions. Discussions between the Company and Company F began in May 2019, but, in October 2019, the Company decided to cease such discussions to focus on the possible business combination with PAE.

On October 5, 2018, Mr. Mark Stone, Chief Executive Officer of the Company, contacted Mr. Louis Samson, Partner at Platinum Equity, and discussed possible business combination opportunities for the Company with portfolio companies of Platinum Equity.

On January 30, 2019, Mr. Stone again contacted Mr. Samson to discuss if there had been any developments with respect to certain portfolio companies of Platinum Equity that would be potential acquisition opportunities for the Company. Mr. Samson advised Mr. Stone that there were likely some developments that could arise in the following few months that might be of interest to the Company.

On March 12, 2019, Mr. Stone contacted Mr. Samson to again discuss if there had been any developments with respect to certain portfolio companies of Platinum Equity that would be potential acquisition opportunities for the Company. Mr. Samson advised Mr. Stone that one such company would likely be conducting a sale process, and that financial advisors to that company would be contacting the Company to gauge the Company’s interest.

On April 12, 2019, JP Morgan, financial advisors to PAE (“JPM”), contacted the Company and inquired whether they would be willing to evaluate a potential acquisition of PAE as part of a sale process. As part of that process, JPM provided a draft non-disclosure agreement, which the Company entered into on April 18, 2019.

JPM then provided to the Company preliminary information concerning PAE, as well as a letter describing the process in which the sale process would proceed (the “Process Letter”). Thereafter, the Company’s management team, led by Mr. Stone, commenced diligence efforts based on information provided by PAE and conducted research on PAE, the industry in which PAE operates and comparable companies in the same sector as PAE. This diligence review continued up through the execution of the Merger Agreement on November 1, 2019.

On May 1, 2019, as contemplated by the Process Letter, Mr. Stone met with Mr. John Heller, Chief Executive Officer of PAE, and Mr. Charlie Peiffer, Chief Financial Officer of PAE, in Falls Church, Virginia to discuss PAE and its business. During this meeting, Messrs. Heller and Peiffer provided an overview of PAE, its operations and financial condition. Mr. Stone also reviewed with Messrs. Heller and Peiffer the Company’s views as to how a potential transaction involving the Company and PAE would be structured, including that the Company contemplated raising additional equity capital from private investors in connection with a potential business combination (the “Potential Private Placement”). The Company did not consider financing arrangements other than the Private Placement, as the Company believes that cash generated from additional equity invested at the time of the consummation of the business combination is preferable to other financing arrangements, based on the experience of the Company, Sponsor and the The Gores Group in transactions of this nature and such entities relationships with potential equity investors.

On May 1, 2019, Mr. Stone contacted Deutsche Bank Securities Inc. (“Deutsche Bank”) regarding its views with respect to the proposed business combination. Prior to the execution of the definitive agreements, the Company continued to consult with Deutsche Bank regarding the proposed business combination. Deutsche Bank acted as underwriter to the Company in its initial public offering and will forfeit $14 million in deferred underwriter commissions in the event a business combination is not completed by September 11, 2020.

On May 5, 2019, Mr. Stone contacted Evercore Inc. (“Evercore”) to provide strategic advice to the Company in connection with the potential business combination with PAE.

On May 22, 2019, Mr. Stone met with Mr. Samson in London. During this meeting, Messrs. Stone and Samson discussed the potential business combination with PAE, as well as another potential acquisition opportunity involving one of Platinum Equity’s portfolio companies.

On June 3, 2019, as contemplated by the Process Letter, the Company submitted a preliminary non-binding indication of interest to PAE and its advisors. The indication of interest contemplated a purchase price for PAE at a multiple of approximately 8.8 times EBITDA for the 12 months ended December 31, 2019 and contemplated that the potential business combination would be funded by equity capital provided by the Company and additional fully committed funds from the Potential Private Placement. Following the submission of the indication of interest, JPM contacted the Company and invited the Company to participate in the second round of the sale process.

On June 12, 2019, JPM granted the Company and its advisors access to PAE’s virtual data room.

On June 14, 2019, Mr. Stone and Mr. Samson discussed by telephone the potential business combination with PAE as well as the Company’s preliminary review of the diligence materials provided by PAE. Mr. Stone and Mr. Samson had additional dialogue regarding the potential business combination on June 18, 2019.

On June 25, 2019, Mr. Stone, other representatives of The Gores Group and representatives of Evercore attended a management presentation in Falls Church, Virginia conducted by JPM and PAE management. During this meeting, Mr. Stone and PAE management discussed various aspects of PAE’s business.

On July 1, 2019, Mr. Stone, other representatives of The Gores Group and members of PAE management held a diligence call to discuss PAE’s contractual commitments and pipeline, including PAE’s current contracts available for bidding in the near future and opportunities for new contracts.

On July 9, 2019, after conducting extensive due diligence, the Company submitted a second round indication of interest to combine with PAE subject to final confirmatory diligence. The indication of interest included updated terms and contemplated a purchase price for PAE at a multiple of approximately 8.9 times EBITDA for the 12 months ended December 31, 2019. The non-binding indication of interest also expressed the Company’s desire to finalize diligence, and requested that PAE enter into exclusive negotiations with the Company.

On July 16, 2019, Mr. Samson and Mr. Stone had additional dialogue regarding the potential business combination.

On July 24, 2019, Mr. Stone, other representatives of The Gores Group, representatives of Deutsche Bank and representatives of Evercore attended a working session with PAE management to further discuss PAE’s business and operations, and to prepare an equity investor presentation in connection with potential conversations with the Company’s existing stockholders and potential investors in the Potential Private Placement.

On August 2, 2019, after conducting additional due diligence, the Company submitted a third round indication of interest to combine with PAE subject to final confirmatory diligence. The indication of interest included updated terms and contemplated a purchase price for PAE at a multiple of approximately 8.9 times EBITDA for the 12 months ended December 31, 2019 with Platinum Equity retaining an approximate 16.1% ownership in the post-combination company. The non-binding indication of interest also expressed the Company’s desire to finalize diligence, and requested that PAE enter into exclusive negotiations with the Company. Following the submission of the third round indication of interest, JPM contacted the Company and requested that the parties proceed to discussing a term sheet contemplating the proposed business combination of the Company and PAE.

On August 6, 2019, Platinum Equity delivered a non-binding term sheet to the Company. The term sheet addressed the overall purchase price, sources and uses of proceeds, a proposed earnout, the size of the Potential Private Placement and post-closing board composition, among other terms. The term sheet also provided for exclusive negotiations between the parties for 30 days from the date of the term sheet. Between August 6, 2019 and August 20, 2019, Mr. Stone, Mr. Samson, Ms. Delara Zarrabi, representatives of Weil, and representatives of Latham & Watkins, LLP, counsel to PAE and Platinum Equity (“Latham”), negotiated the term sheet and the terms of an exclusivity agreement between the Company and PAE Holding. The Company and PAE Holding entered into the term sheet on August 20, 2019.

On August 15, 2019, the Board held a meeting in which Mr. Stone, Mr. Andrew McBride, Chief Financial Officer of the Company, Messrs. Alec Gores, Randall Bort, William Patton, Jeffrey Rea and representatives of Weil were in attendance. During this meeting, Mr. Stone updated the Board on the status of the Company’s review of potential acquisition targets, including the Other Potential Targets in various stages of the pipeline.

Mr. Stone also reviewed with the Board the status of the discussions with respect to a potential business combination with PAE, including the status of the Company’s diligence to date and the then-current contemplated transaction structure and terms. Following this discussion, the Board directed management to continue to explore the potential business combination with PAE and to update the Board as the discussions progressed.

On August 19, 2019, the Company contacted KPMG to advise on tax structuring. Shortly thereafter, Weil and KPMG received data room access and began reviewing diligence materials with respect to PAE. From August 2019 through November 1, 2019, representatives of Weil, Latham, KPMG, and Ernst & Young LLP, the independent accountants for the Company and Shay, respectively, held several telephonic conferences discussing the proposed transaction structure and terms as well as the diligence process.

On August 20, 2019, Mr. Stone, representatives of The Gores Group, representatives of Platinum Equity, PAE, Weil and Latham discussed via telephone the potential business combination with PAE. During this meeting, responsibilities and timing for multiple work streams related to the potential business combination between the Company and PAE were discussed along with process for moving forward with documentation related to the potential business combination.

On August 27, 2019 and August 28, 2019, Messrs. Stone, Heller, Peiffer, representatives of JPM, representatives of The Gores Group, representatives of Deutsche Bank and representatives of Evercore met in Falls Church, Virginia to further discuss various aspects of PAE’s business and the potential business combination, including PAE’s acquisition pipeline, PAE’s financial model and the Potential Private Placement.

On September 5, 2019 and September 6, 2019, Messrs. Stone, Heller and Peiffer met in New York City, New York with certain stockholders of the Company to discuss their perspectives and feedback on a potential business combination between the Company and PAE. Each stockholder was informed in advance that the information that would be shared may constitute material non-public information, and each stockholder agreed to be bound by certain confidentiality obligations as well as a prohibition on trading the securities of the Company and using the information for purposes other than such stockholder’s evaluation of the potential business combination. During the meetings, Messrs. Stone, Heller and Peiffer reviewed with the stockholders certain information regarding PAE and the post-combination company, including certain financial projections regarding PAE’s business and the pro forma leverage of the Company. The feedback and responses received from the Company’s stockholders regarding a potential business combination between the Company and PAE were generally positive.

In addition, on September 5, 2019 and September 6, 2019, Messrs. Stone, Heller and Peiffer met in New York City, New York with potential investors to discuss their interest in making an equity investment pursuant to the Potential Private Placement in connection with the potential business combination. Each potential investor was informed in advance that the information that would be shared may constitute material non-public information, and each potential investor agreed to be bound by certain confidentiality obligations as well as a prohibition on trading the securities of the Company and using the information for purposes other than such potential investor’s investment in connection with the potential business combination. During the meetings, Messrs. Stone, Heller and Peiffer reviewed with the potential investors certain information regarding PAE and the post-combination company, including certain financial projections regarding PAE’s business. The feedback and responses received from the potential investors regarding a potential business combination between the Company and PAE were generally positive.

On September 5, 2019, Mr. Stone and Ms. Zarrabi discussed via telephone the feedback received from the stockholders and potential investors during the meetings on September 5, 2019 with stockholders and potential investors, as well as progress and timing on multiple work streams related to the potential business combination.

From September 5, 2019 through the execution of the definitive agreement, Messrs. Stone, Heller and Peiffer had several discussions via telephone with potential investors to discuss their interest in making an equity investment pursuant to the Potential Private Placement in connection with the potential business combination similar to the meetings held on September 5, 2019 and September 6, 2019. The feedback and responses received from the potential investors regarding a potential business combination between the Company and PAE were generally positive.

On September 9, 2019, the Board held a meeting in which Messrs. Stone, McBride, Gores, Bort, Rea and Patton and representatives of Weil were in attendance. During this meeting, Mr. Stone updated the Board on the status of the potential business combination with PAE. In particular, Mr. Stone updated the Board on the status of the Company’s diligence to date, the then-current contemplated transaction structure and terms, the proposed timeline and the status of and interest in the Potential Private Placement.

On September 9, 2019, Mr. Stone and Ms. Zarrabi discussed via telephone the feedback received from the stockholders and potential investors during the meetings on September 5, 2019 and September 6, 2019 with stockholders and potential investors, as well as progress and timing on multiple work streams related to the potential business combination.

From September 15, 2019 through October 31, 2019, Mr. Stone, Ms. Zarrabi and Mr. Samson discussed via telephone regularly the progress and timing on multiple work streams related to the potential business combination and the Potential Private Placement.

On September 18, 2019, Latham provided an initial draft of the Merger Agreement to Weil. The initial draft of the Merger Agreement contemplated, among other things: (i) a single reverse triangular merger structure; (ii) no survival of the representations, warranties and covenants and, relatedly, no post-Business Combination stockholder indemnity; (iii) an earnout in the form of shares of Class A Stock payable pursuant to certain previously agreed upon milestones related to the public trading price of shares of Class A Stock; (iv) an adjustment to the merger consideration, which could be positive or negative, based on whether the closing working capital of Shay either exceeded or fell short of, respectively, a to be agreed upon working capital target; (v) that the transaction costs of the Company and Shay would be deducted from the merger consideration; and (vi) covenants regarding the allocation of certain transaction tax benefits, post-Business Combination employee compensation and benefits, Shay’s retention of certain indemnity claims made under prior acquisition agreements and the disposition of ISR.

From September 18, 2019 through the evening of October 31, 2019, Weil and Latham negotiated the terms of, and exchanged several drafts of, the definitive agreements for the potential business combination, including the Merger Agreement. In addition, during this same period, representatives of the Company, representatives of PAE, representatives of Platinum Equity, Weil and Latham conducted various telephonic conferences to discuss and resolve the open issues related to the potential business combination.

On September 19, 2019, the Company and PAE Holding signed an extension to the exclusivity agreement providing for exclusive negotiations between the parties until October 19, 2019.

On September 19, 2019, the Board held a meeting in which Messrs. Stone, McBride, Gores, Bort, Rea and Patton and representatives of Weil were in attendance. During this meeting, Mr. Stone updated the Board on the status of the potential business combination with PAE. In particular, Mr. Stone updated the Board on the status of the Company’s diligence to date, the then-current contemplated transaction structure and terms, the proposed timeline and the status of and interest in the Potential Private Placement. The Board also discussed its desire to engage Moelis to provide a fairness opinion to the Board in connection with the potential business combination and directed Mr. Bort to contact Moelis about providing such services. Shortly thereafter, Mr. Bort contacted representatives of Moelis to discuss engaging Moelis to provide a fairness opinion to the Board in connection with the potential business combination. Moelis provided an independence disclosure letter and draft engagement letter for review by the Board to Weil shortly after Mr. Bort contacted Moelis.

On September 26, 2019, the Board held a meeting in which Messrs. Stone, McBride, Gores, Bort, Rea and Patton and representatives of Weil were in attendance. During this meeting, the Board discussed the engagement of Moelis to provide a fairness opinion to the Board in connection with the potential business combination. The Board also discussed the independence disclosure letter that Moelis provided to the Board in connection with its potential engagement, which disclosed to the Board particular relationships or investments of Moelis that could impact Moelis’ independence and the Board’s decision to engage Moelis to deliver a fairness opinion to the Board. In particular, the independence disclosure letter described certain engagements whereby Moelis provided services to affiliates of the Company, affiliates of certain Shay Stockholders and affiliates of Shay as described in the second paragraph on page 166 in the section entitled “Proposal No. 1—Approval of the Business Combination—Opinion of the Company’s Financial Advisor” on page 159 of this proxy statement. After considering the matters set forth in the independence disclosure letter, none of which the Board determined, in its business judgment, would impact Moelis’ independence with respect to the proposed business combination, the Board approved the engagement of Moelis and the entry into the Moelis engagement letter, subject to confirmation from Moelis that it would not be delivering a fairness opinion to PAE in connection with the potential business combination (which was confirmed). Mr. Stone also updated the Board on the status of the potential business combination with PAE. In particular, Mr. Stone updated the Board on the status of the Company’s diligence to date, the then-current contemplated transaction structure and terms, the proposed timeline and the status of and interest in the Potential Private Placement. The Moelis engagement letter was entered into as of September 26, 2019.

Over the course of the exclusivity period which started in August, and through October, in advance of the signing of the Merger Agreement, representatives of the Company and Platinum Equity had multiple conversations on a broad list of topics related to the terms and diligence matters around the transaction, including the pro forma leverage of the Company.

On October 2, 2019, Weil sent Latham an initial draft of the Registration Rights Agreement, which contemplated, among other things, that: (i) the Company, within 30 days of consummation of the transactions contemplated by the Merger Agreement, would file with the SEC a shelf registration statement registering the resale of the shares of Class A Stock held by the Restricted Stockholders and would use its reasonable best efforts to have such registration statement declared effective as soon as practicable following the filing thereof; (ii) following effectiveness of the shelf registration statement, the Restricted Stockholders would have the right to sell all or a portion of their Registrable Securities in an underwritten offering pursuant to such registration statement provided that the Restricted Stockholders reasonably expect to sell Registrable Securities yielding aggregate gross proceeds in excess of $50 million; (iii) the Restricted Stockholders would be entitled to make up to six demands for registration, excluding short form demands, that the Company register shares of Class A Stock held by Restricted Stockholders; (iv) the Restricted Stockholders would have certain “piggy-back” registration rights; (v) subject to certain exceptions, the Company would bear the expenses incurred in connection with filing any registration statements required pursuant to the Registration Rights Agreement; and (vi) the Company and the Restricted Stockholders would agree to provide customary indemnification in connection with offerings of Class A Stock effected pursuant to the Registration Rights Agreement.

On October 3, 2019, the Board held a meeting in which Messrs. Stone, McBride, Gores, Bort, Rea and Patton and representatives of Weil were in attendance. During this meeting, Mr. Stone updated the Board on the status of the potential business combination with PAE. In particular, Mr. Stone updated the Board on the status of the Company’s diligence to date, the then-current contemplated transaction structure and terms, the proposed timeline and the status of and interest in the Potential Private Placement. At this meeting, the Board approved the engagement of Bank of America Merrill Lynch (“BAML”) and Morgan Stanley (“Morgan Stanley”) to assist the Company as capital markets advisors in connection with the post-Business Combination equity ownership of the Company.

On October 10, 2019, the Board held a meeting in which Messrs. Stone, McBride, Gores, Bort, Rea and Patton and representatives of Weil were in attendance. During this meeting, Mr. Stone updated the Board on the status of the potential business combination with PAE. In particular, Mr. Stone updated the Board on the status of the Company’s diligence to date, the then-current contemplated transaction structure and terms, the proposed timeline and the status of and interest in the Potential Private Placement.

On October 10, 2019, Weil delivered an initial draft of the Subscription Agreement to Latham, which contemplated, among other things, subject to the closing of the Business Combination, that: (i) the Private Placement Investors would purchase Class A Stock from the Company at a discounted price of $9.20 per share; (ii) the Company would, within 30 days after the consummation of the transactions contemplated by the Merger Agreement, file a registration statement with the SEC registering the resale of the shares of Class A Stock and use its commercially reasonable efforts to have the statement declared effective; and (iii) the Subscription Agreement would terminate: (a) at such date and time as the Merger Agreement was terminated; (b) upon the mutual written agreement of the parties to the Subscription Agreement; or (c) if any of the conditions to closing the Business Combination set forth in the Subscription Agreement were not satisfied on or prior to the closing and, thus, the transactions contemplated by the Subscription Agreement were not consummated.

On October 12, 2019, Weil provided a revised draft of the Merger Agreement to Latham pursuant to which, among other things: (i) the single reverse triangular merger structure was accepted; (ii) the no survival, no post-Business Combination stockholder indemnity construct was accepted; (iii) the earnout construct was generally accepted; (iv) the working capital adjustment to the merger consideration was accepted, but a target working capital amount had not yet been set; (v) the transaction tax benefit and post-Business Combination employee compensation and benefits covenants were removed; (vi) the covenant regarding Shay’s retention of certain indemnity claims was updated to specify the claims being retained and to provide that Shay would reimburse the post-combination company for any costs incurred in the administration of such claims; and (vii) the covenant regarding the disposition of ISR was updated to provide that the disposition be completed prior to closing and that Shay would indemnify the Company for any related losses.

On October 14, 2019, at the direction of the Board, the Company entered into an engagement letter for BAML to act as a capital markets advisor in connection with the post-Business Combination equity ownership of the Company.

On October 15, 2019, Mr. Samson and Mr. Stone discussed via telephone an update on key work streams related to the business combination.

On October 16, 2019, Latham provided Weil with a revised draft of the Registration Rights Agreement, which contemplated, among other things: (i) additional actions necessary by the Company if the Company were unable to use Form S-3 to file a shelf registration statement required pursuant to the Registration Rights Agreement; (ii) reducing the amount of aggregate gross proceeds Restricted Stockholders were required to expect to yield from a underwritten offering in order to execute such an offering; (iii) reducing the maximum number of permitted demand registrations and providing Restricted Stockholders with a right to an additional demand registration in certain circumstances; (iv) changing the mechanics by which the number of Registrable Securities were reduced in connection with demand registrations; and (v) additional actions necessary by the Company if some or all of the Registrable Securities in a shelf registration statement were not eligible to be made on a delayed or a continuous basis under the provisions of Rule 415 under the Securities Act.

On October 16, 2019, the Company and PAE Holding signed an extension to the exclusivity agreement providing for exclusive negotiations between the parties until November 1, 2019. On the same day, Mr. Stone and Ms. Zarrabi discussed via telephone the status of all work streams related to the Potential Private Placement and other remaining open matters.

On October 17, 2019, the Board held a meeting in which Messrs. Stone, McBride, Gores, Bort, Rea and Patton and representatives of Weil were in attendance. During this meeting, Mr. Stone updated the Board on the status of the potential business combination with PAE. In particular, Mr. Stone updated the Board on the status of the Company’s diligence to date, the then-current contemplated transaction structure and terms, the proposed timeline and the status of and interest in the Potential Private Placement.

From October 18, 2019 through October 25, 2019, Mr. Stone, Mr. Samson and Ms. Zarrabi discussed via telephone the status of all work streams related to the possible business combination and also discussed a potential increase in the equity that Platinum Equity would be rolling in the transaction in light of the discussions regarding the pro forma leverage of the Company, the status of the Potential Private Placement and the Company’s desire that Platinum Equity retain at least a 20% interest in the post-combination company.

On October 19, 2019, Weil and Latham finalized the Subscription Agreement with minimal drafting clarifications to the original draft.

On October 24, 2019, following discussions among the parties regarding the structure of the post-Business Combination board and related rights afforded to the Platinum Stockholders, Latham sent Weil an initial draft of the Investor Rights Agreement, pursuant to which, among other things, for so long as the Platinum Stockholders would have the right to nominate a director, they would also have the right to appoint one observer to attend and participate in all meetings of the board of the post-combination company or any committees thereof. The following day, Weil sent Latham a revised draft of the Investor Rights Agreement proposing a limitation on the materials circulated to any such board observers or their attendance for part or all of any applicable board or committee meetings if it was deemed that access to such materials or attendance at such meetings would violate attorney-client privilege between the Company and its counsel, result in the disclosure of trade secrets or highly confidential information, or result in a conflict of interest. The parties subsequently agreed to the foregoing limitations.

On October 25, 2019, Mr. Samson advised Mr. Stone that Platinum Equity was willing to increase the amount of equity it would be rolling in the transaction to approximately 27.6% of the pro forma ownership of the post-combination company.

On October 28, 2019, Latham and Weil agreed upon a final version of the Registration Rights Agreement, the terms of which contemplated, among other things: (i) the Company agreeing to file a shelf registration statement on Form S-1 to register secondary sales if it was not eligible to use Form S-3, and subsequently when Form S-3 became available, the Company would use its best efforts to, as promptly as practicable (a) file a shelf registration statement on Form S-3 and have it declared effective to replace the shelf registration statement on Form S-1 and (b) cause such shelf registration statement on Form S-3 to remain effective; (ii) the amount of aggregate gross proceeds the Restricted Stockholders were required to reasonably expect to yield in order to execute an underwritten offering pursuant to a shelf registration statement was reduced to $15 million; (iii) a reduction to five of the maximum number of demand registrations and a provision stating that the Restricted Stockholders who had executed the maximum number of demand registrations, but reasonably expect to yield aggregate gross proceeds exceeding $15 million from an offering, would be afforded the right to execute at least one additional demand registration; and (iv) a reduction in Registrable Securities at the request of underwriters in connection with a demand registration would be effected pro rata based on the total amount of Registrable Securities held by each Restricted Holder participating in such demand registration. The revisions to the Registration Rights Agreement also set forth the Company’s obligations if some or all of the Registrable Securities in a shelf registration statement were not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 of the Securities Act.

On October 28, 2019, the Company entered into an engagement letter for Evercore to act as an advisor to the Company in connection with the proposed business combination given its familiarity with the government services business.

On October 29, 2019, Latham and Weil exchanged a near-final version of the Merger Agreement pursuant to which, among other things: (i) a double merger structure was agreed upon for structuring purposes; (ii) the working capital adjustment to the merger consideration construct was updated to an adjustment based on whether the closing working capital fell within a specified range of working capital; (iii) the transaction tax benefit covenant in favor of Shay was reinserted; (iv) the parties agreed to permit Shay certain flexibility regarding the manner in which it would effect the pay-down of certain of its existing credit facilities; (v) Shay agreed to reimburse the post-combination company for certain out-of-pocket costs incurred with the administration of the retained indemnity claims; and (vi) the disposition of ISR would be completed prior to closing, with a 90-day post-Business Combination period permitted to address any outstanding matters, and Shay would indemnify the Company for any related losses up to an agreed upon amount. The parties also agreed that the Shay Stockholders would roll an additional amount of equity in the transaction based on the Company’s belief as to the amount of cash available to the Company at the closing.

On October 30, 2019, at the direction of the Board, the Company entered into an engagement letter for Morgan Stanley to act as a capital markets advisor to the Company in connection with the proposed business combination.

On October 31, 2019, the Company entered into an engagement letter for Deutsche Bank and Morgan Stanley to act as placement agents in connection with the Potential Private Placement.

On October 31, 2019, the Board convened to discuss final transaction terms and evaluate the Business Combination. Messrs. Stone, McBride, Gores, Bort, Rea and Patton of the Company, representatives of Weil and representatives of Moelis were also in attendance by invitation of the Board. Representatives of Moelis provided a presentation to the Board, a copy of which was provided to the Board in advance of the meeting, regarding Moelis’ financial analysis of the consideration to be paid by the Company in the Business Combination and delivered to the Board an oral opinion, which was confirmed by delivery of a written opinion, dated October 31, 2019, and attached as Annex D to this proxy statement, addressed to the Board to the effect that, as of the date of the opinion and based upon and subject to the conditions and limitations set forth in the opinion, the consideration to be paid by the Company in the Business Combination is fair, from a financial point of view, to the Company. Thereafter, representatives of Weil reviewed with the Board the terms of the Business Combination, including the Merger Agreement and the other definitive agreements, copies of which were provided to the Board in advance of the meeting. The Board concluded, after a thorough review of other business combination opportunities reasonably available to the Company, that the proposed Business Combination represented the best potential business combination for the Company based upon the process utilized to evaluate and assess other potential acquisition targets, and the Board’s and management’s belief that such processes had not presented a better alternative. In reaching this conclusion, the Board took into account the criteria utilized by the Company to evaluate acquisition opportunities, and determined that the proposed Business Combination met such criteria, was the most actionable and capable of being completed in a timely manner, and was being accomplished under terms attractive to the Company and its stockholders. In addition, the Board, including the independent directors, noted that it was aware of and had considered the familial relationship between Alec Gores and Tom Gores and that Tom Gores and certain other executives from Platinum Equity would participate in the Potential Private Placement. After discussion and upon a motion duly made and seconded, the Board unanimously resolved that the following be approved: (i) the Merger Agreement, each of the related agreements and the Business Combination; (ii) the Potential Private Placement; and (iii) the issuance of shares of Class A Stock in connection with the Business Combination.

On November 1, 2019, the parties executed the Merger Agreement and the Potential Private Placement investors executed the Subscription Agreements and other documentation related thereto. On the morning of November 1, 2019, before the stock market opened, the Company and PAE each announced the execution of the Merger Agreement and the Business Combination.

Opinion of the Company’s Financial Advisor

At the meeting of the Board on October 31, 2019 to evaluate and approve the Business Combination, Moelis delivered an oral opinion, which was confirmed by delivery of a written opinion, dated October 31, 2019, addressed to the Board to the effect that, as of the date of the opinion and based upon and subject to the assumptions, conditions and limitations set forth in the opinion, the consideration to be paid by the Company in the Business Combination was fair, from a financial point of view, to the Company.

The full text of Moelis’ written opinion dated October 31, 2019, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion (which are also summarized herein), is attached as Annex D to this proxy statement and is incorporated herein by reference. Moelis’ opinion was provided for the use and benefit of the Board (in its capacity as such and not in any other capacity) in its evaluation of the Business Combination (and, in its engagement letter, Moelis provided its consent to the inclusion of the text of its opinion as part of this proxy statement). Moelis’ opinion is limited solely to the fairness, from a financial point of view, of the consideration to be paid by the Company in the Business Combination and does not address the Company’s underlying business decision to effect the Business Combination or the relative merits of the Business Combination as compared to any alternative business strategies or transactions that might be available to the Company. Moelis’ opinion does not constitute a recommendation as to how any stockholder of the Company should vote or act with respect to the Business Combination or any other matter. Moelis’ opinion was approved by a Moelis fairness opinion committee.

In arriving at its opinion, Moelis, among other things:

•

reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of Shay furnished to Moelis by the Company, including financial forecasts provided to, or discussed with, Moelis by the management of the Company. For additional information, please see the section entitled “Proposal No. 1—Approval of the Business Combination—Certain Company Projected Financial Information”);

•	reviewed certain internal information relating to expenses expected to result from the Business Combination;

•	conducted discussions with members of management of the Company concerning the information described in the foregoing, as well as the business and prospects of Shay and the Company;

•	reviewed publicly available financial and stock market data of certain other companies in lines of business that Moelis deemed relevant;

•	reviewed the financial terms of certain other transactions that Moelis deemed relevant;

•	reviewed a substantially final draft, dated October 27, 2019, of the Merger Agreement; and

•	conducted such other financial studies and analyses and took into account such other information as Moelis deemed appropriate.

In connection with its review, Moelis with the consent of the Board, relied on the information supplied to, discussed with or reviewed by it for the purpose of its opinion being complete and accurate in all material respects. Moelis did not assume any responsibility for independent verification of, and did not independently verify, any such information. With the consent of the Board, Moelis relied upon, without independent verification, the assessment of the Company and its legal, tax, regulatory, and accounting advisors with respect to legal, tax, regulatory, and accounting matters. With respect to the financial forecasts and other information relating to Shay and the Company, Moelis assumed, at the Board’s direction, that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future performance of Shay and the Company. Moelis also assumed, at the Board’s direction, that the future financial results reflected in such forecasts and other information will be achieved at the times and in the amounts projected. In addition, Moelis relied, with the Board’s consent, on the assessments of the management of the Company as to the Company’s ability to retain key employees of Shay. Moelis expressed no views as to the reasonableness of any financial forecasts or the assumptions on which they are based. In addition, with the

Board’s consent, Moelis did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of Shay or the Company, nor was Moelis furnished with any such evaluation or appraisal.

Moelis’ opinion did not address the Company’s underlying business decision to effect the Business Combination or the relative merits of the Business Combination as compared to any alternative business strategies or transactions that might be available to the Company and does not address any legal, regulatory, tax, or accounting matters. At the direction of the Board, Moelis was not asked, nor did it offer, any opinion as to any terms of the Merger Agreement or any aspect or implication of the Business Combination, except for the fairness of the consideration from a financial point of view to the Company. With the Board’s consent, Moelis expressed no opinion as to what the value of the shares of Class A Stock actually will be when issued pursuant to the Business Combination or the prices at which such Class A Stock or any other securities of the Company may trade at any time. With the Board’s consent, Moelis did not express any opinion on any potential future consideration that may be received by the Shay Stockholders contingent on certain market prices for shares of Class A Stock or any cash payments that may be payable following the closing of the Transaction by the Company to the Shay Stockholders. Moelis did not express any opinion as to fair value or the solvency of Shay or the Company following the closing of the Business Combination. In rendering its opinion, Moelis assumed, with the Board’s consent, that the final executed form of the Merger Agreement would not differ in any material respect from the draft that it reviewed, that the Business Combination would be consummated in accordance with its terms without any waiver or modification that could be material to Moelis’ analysis, and that the parties to the Merger Agreement will comply with all the material terms of the Merger Agreement. Moelis assumed, with the Board’s consent, that all governmental, regulatory or other consents and approvals necessary for the completion of the Business Combination will be obtained except to the extent that could not be material to its analysis. Moelis also was not requested to, and did not, participate in the structuring or negotiation of the Business Combination. Except as described in this summary, the Board imposed no other instructions or limitations on Moelis with respect to the investigations made or procedures followed by Moelis in rendering its opinion.

Moelis’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Moelis as of, the date of the opinion, and Moelis assumed no responsibility to update the opinion for developments after the date of the opinion.

Moelis’ opinion did not address the fairness of the Business Combination or any aspect or implication of the Business Combination to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of the Company or Shay. In addition, Moelis did not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Business Combination, or any class of such persons, relative to the consideration or otherwise.

The following is a summary of the material financial analyses presented by Moelis to the Board at its meeting held on October 31, 2019, in connection with its opinion.

Some of the summaries of financial analyses below include information presented in tabular format. In order to fully understand Moelis’ analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Moelis’ analyses.

Financial Analyses of Shay

Financial data for Shay was based on financial forecasts and other information and data provided by the Company’s management, including the Company’s projections of Shay’s Adjusted EBITDA and Pro Forma Adjusted EBITDA for all periods. For purposes of the financial analyses described in this section “—Opinion of the Company’s Financial Advisor,”

(i) the term “Adjusted EBITDA” for any period refers to the Company’s estimate of Shay’s EBITDA for such period, adjusted to reflect certain one-time add backs, and

(ii) the term “Pro Forma Adjusted EBITDA” for CY2019 through CY2024 and LTM ended June 30, 2019, refers to the Company’s estimate of Adjusted EBITDA for such period further adjusted to include certain public company costs, JV adjustments and additional expenses related to the reversal of certain add-backs.

Selected Public Companies Analysis. Moelis reviewed financial and stock market information of eleven publicly-traded government and diversified services companies whose operations Moelis believed, based on its experience and professional judgement, to be generally relevant in certain respects to Shay. None of the eleven selected public companies are directly comparable to Shay.

Moelis reviewed the enterprise value (“Enterprise Value”) of each of the selected companies (calculated as market value of the relevant company’s diluted common equity based on its closing stock price on October 25, 2019, plus, as of the relevant company’s most recently reported quarter end, preferred stock, net debt and, where applicable, book value of non-controlling interests) as a multiple of estimated EBITDA for the calendar years 2019 and 2020 (which we refer to in this section “—Opinion of the Company’s Financial Advisor” as “CY2019” and “CY2020”). EBITDA data for the selected companies was based on publicly available consensus research analysts’ estimates and Enterprise Value related data for the selected companies was based on public filings and other publicly available information, all as of October 25, 2019.

In determining its reference range for its publicly traded companies analysis, Moelis focused on four core government services companies and one diversified services company with meaningful U.S. federal government services exposure. Moelis focused on these companies because, among other things, these companies have one or more similar operating and financial characteristics as Shay, including: (i) cash flow characteristics; (ii) revenue composition by end-market and customer contract structure; (iii) capabilities and services; and (iv) geographic footprint. Moelis also considered the other six government and diversified service companies, but did not rely on them in selecting its reference range because such companies either had significantly less government exposure than Shay or had different core product offerings than Shay with more exposure to technology and cyber-oriented services.

The Enterprise Value and estimated EBITDA multiples for the selected companies Moelis focused on in selecting its reference range are summarized in the table below:

Company	Enterprise Value ($MM)	Enterprise Value/ EBITDA
		CY2019	CY2020
Leidos Holdings, Inc.	$14,174	13.1x	12.3x
Science Applications International Corporation	6,534	12.0x	11.2x
KBR, Inc.	4,527	10.0x	8.9x
Vectrus, Inc.	546	9.0x	7.5x
Perspecta Inc.	6,756	8.5x	8.4x
Median		10.0x	8.9x

The Enterprise Value and estimated EBITDA multiples for the companies that Moelis considered but did not rely on in selecting its reference range are summarized in the table below:

Company	Enterprise Value ($MM)	Enterprise Value/ EBITDA
		CY2019	CY2020
Booz Allen Hamilton Holding Corporation	$11,175	15.6x	14.5x
CACI International Inc.	7,669	15.6x	12.5x
ManTech International Corporation	2,838	15.6x	14.3x
Jacobs Engineering Group Inc.	12,608	12.1x	11.3x
Parsons Corporation	3,391	11.1x	10.1x
AECOM	9,726	9.9x	9.2x
Median		13.8x	11.9x

In selecting the reference range, Moelis believed that Shay should be discounted when compared to Science Applications International Corporation (“SAIC”) and Leidos Holdings, Inc. (“Leidos”) for the following reasons: (i) SAIC and Leidos are significantly larger companies than Shay with greater operational scale and diversity of service offerings to its customers; (ii) SAIC and Leidos have higher EBITDA margins than Shay; and (iii) SAIC and Leidos deliver a service offering that is generally more predictable and less exposed to pullback in terms of government spending and / or policy change. In addition, Moelis believed that Shay should be valued at a premium to KBR, Inc. (“KBR”), Vectrus, Inc. (“Vectrus”) and Perspecta Inc. (“Perspecta”) for the following reasons: (a) while Perspecta is much larger than Shay, Perspecta has a lower EBITDA growth rate, significant near-term recompete risk with respect to key contracts and continued investor concern regarding potential integration challenges related to the spin-merger transaction in 2018; (b) while KBR has a fairly robust growth rate, approximately 24% of its business is associated with the oil and gas end-market, which tends to trade at lower multiples; and (c) Vectrus has lower EBITDA margins than Shay, is smaller in size than Shay and has significant revenue concentration (two contracts accounted for approximately 55% of 2018A revenue).

Based on the foregoing and using its professional judgment, Moelis selected reference range multiples of (i) 9.75x to 11.5x for the Company’s estimated Pro Forma Adjusted EBITDA of Shay for CY2019 and (ii) 8.75x to 10.75x for the Company’s estimated Pro Forma Adjusted EBITDA of Shay for CY2020.

This analysis indicated the following implied total enterprise value ranges for Shay as compared to the $1,552 million consideration:

Reference Range	Implied Total Enterprise Value Range ($MM)	Consideration ($MM)
2019 Pro Forma Adjusted EBITDA	$1,574—$1,856	$1,552
2020 Pro Forma Adjusted EBITDA	$1,523—$1,871	$1,552

Selected Precedent Transactions Analysis. Moelis reviewed financial information of certain selected transactions involving companies in the government and diversified services industries which Moelis believed, based on its experience and professional judgement, to be generally relevant in certain respects to Shay. In performing this analysis, Moelis reviewed certain financial information and transaction multiples relating to companies that, among other things, met the following criteria: (i) the target company had significant government services exposure; (ii) the relevant transaction did not involve target companies that primarily provided cyber intelligence / high end services, as such target companies historically have higher acquisition multiples as a result of higher revenue growth and margin profiles; (iii) the relevant transactions were announced within the past eight years, thereby reflecting the impact of the Budget Control Act of 2011 which directly impacted government spending; and (iv) the target company’s core business was located in the U.S., but had international exposure. Moelis reviewed implied transaction values of the selected transactions as a multiple, to the extent the information was publicly available, of the relevant acquiror’s EBITDA for the latest 12 month period (“LTM”) for which financial information was publicly available immediately preceding announcement of the relevant transaction. Financial data for the relevant transactions was based on publicly available information at the time of announcement of the relevant transaction.

The results of this analysis are summarized in the following table:

Announcement Date	Target	Acquiror	TEV	TEV / LTM EBITDA	Target EBITDA Margin
Oct-19	Management Services business of AECOM	Affiliates of Lindsay Goldberg and American Securities LLC	$2,405	11.6x	6.5%
May-19	Naval Systems Business Unit of Alion Science and Technology Corporation	Serco Inc.	225	10.4	6.4%
Sep-18	Engility Holdings, Inc.	Science Applications International Corporation	2,500	14.0	9.3%
Feb-18	CSRA Inc.	General Dynamics Corporation	9,700	10.9	17.5%
Jul-17	NCI, Inc.	H.I.G. Capital	283	9.3	9.4%
Nov-16	Camber Corporation	Huntington Ingalls Industries, Inc.	405	9.2	NA
Aug-16	Honeywell Technology Solutions, Inc.	KBR, Inc.	300	7.1	NA
May-16	Wyle, Inc.	KBR, Inc.	600	9.0	8.0%
Jan-16	Information Systems & Global Solutions business of Lockheed Martin Corporation	Leidos Holdings, Inc.	5,000	8.2	10.9%
Dec-15	L-3 National Security Solutions, Inc.	CACI International Inc.	550	8.1	6.6%
Jul-15	Alion Science and Technology Corporation	Veritas Capital Fund Management LLC	715	9.4	8.4%
Mar-15	Scitor Holding, Inc.	Science Applications International Corporation	790	12.7	10.3%
Oct-14	TASC, Inc.	Engility Holdings, Inc.	1,100	12.2	8.2%
Dec-13	Dynamics Research Corporation	Engility Holdings, Inc.	206	7.3	9.8%
Apr-11	SRA International, Inc.	Providence Equity Partners LLC	1,751	10.1	10.0%
Mean (All Transactions)				10.0x	9.3%
Median (All Transactions)				9.4x	9.3%

In reviewing the characteristics of the selected precedent transactions for purposes of determining a reference range, Moelis noted that the transactions reviewed had an overall mean of 10.0x and an overall median of 9.4x. In addition, Moelis believed that the target in the AECOM Management Services transaction should be valued at a premium compared to Shay because (i) such target has a more significant backlog than Shay as a percentage of LTM revenue, and (ii) such target has a service offering that is generally more stable and less exposed to spending pullbacks associated with policy change.

Based on the foregoing analysis and using its professional judgment, Moelis applied a reference range multiple of 8.5x - 10.5x to the Company’s estimate of Shay’s LTM June 30, 2019 Pro Forma Adjusted EBITDA.

This analysis indicated the following implied total enterprise value range for Shay, as compared to the $1,552 million consideration:

Reference Range	Implied Valuation Range	Implied Total Enterprise Value Range ($MM)	Consideration ($MM)
LTM 6/30/2019 Pro Forma Adjusted EBITDA	8.5x - 10.5x	$1,369 - $1,692	$1,552

Discounted Cash Flow Analysis. Moelis performed a discounted cash flow (“DCF”) analysis of Shay for CY2020 to calendar year 2024 (“CY2024”) using the financial forecasts and other information and data provided by the Company’s management to calculate the estimated present value of the future unlevered after-tax free cash flows projected to be generated by Shay, including terminal free cash flows. Unlevered after-tax free cash flow estimates through CY2024 and terminal free cash flows were discounted to December 31, 2019.

In performing the DCF analysis of Shay, Moelis utilized Company management’s estimated cash tax rate for Shay of 23.1% during the projection period and terminal year. Additionally, in performing the DCF analysis of Shay, Moelis utilized a range of discount rates of 8.50% to 10.0% based on an estimate of Shay’s weighted average cost of capital (“WACC”). The WACC range was derived using the capital asset pricing model. Moelis derived a terminal value based on the terminal multiple method using a range of 8.5x to 10.5x, which was based on historical LTM EBITDA trading multiples from 2011 to 2019 of the selected publicly traded companies used to determine the reference range for the selected public companies analysis. The foregoing range of discount rates were used to calculate estimated present values as of December 31, 2019 of Shay’s (i) estimated after-tax unlevered free cash flows for CY2020 through CY2024 and (ii) estimated terminal values derived by applying a terminal multiple range of 8.5x to 10.5x to Shay’s terminal Pro Forma Adjusted EBITDA projection. This analysis implied a perpetuity growth rate range of Shay’s terminal unlevered free cash flow projection of (0.1)% to 2.8%. This analysis indicated the following implied enterprise value range for Shay, as compared to the $1,552 million consideration:

Implied Total Enterprise Value Range ($MM)	Consideration ($MM)
$1,714 - $2,106	$1,552

Miscellaneous

This summary of the analyses is not a complete description of Moelis’ opinion or the analyses underlying, and factors considered in connection with, Moelis’ opinion. The preparation of a fairness opinion is a complex analytical process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Moelis’ opinion. In arriving at its fairness determination, Moelis considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Rather, Moelis made its fairness determination on the basis of its experience and professional judgment after considering the results of all of its analyses.

No company or transaction used in the analyses described above is identical to Shay or the Business Combination. In addition, such analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because the analyses described above are inherently subject to uncertainty and based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Moelis or any other person assumes responsibility if future results are materially different from those forecast.

The consideration was determined through arms’ length negotiations between the Company and Shay and was approved by the Board. Moelis did not recommend any specific consideration to the Company or the Board, or that any specific amount or type of consideration constituted the only appropriate consideration for the Business Combination.

Moelis was engaged by the Company to provide its opinion as to the fairness, from a financial point of view, to the Company of the consideration pursuant to the engagement letter between Moelis and the Company, dated as of September 26, 2019 (the “Engagement Letter”), and will receive a fee for its services of $1,000,000 in the aggregate, $250,000 of which became payable in connection with the delivery of its opinion, regardless of the conclusion reached therein, and the remainder of which is contingent upon completion of the Business Combination. No part of Moelis’ fee is conditioned upon the conclusion expressed in its opinion. The Company has also agreed in the Engagement Letter to reimburse Moelis for certain expenses Moelis has incurred in performing services pursuant to the Engagement Letter, and to indemnify Moelis for certain liabilities, including liabilities under the federal securities laws, arising out of its engagement.

Moelis’ affiliates, employees, officers and partners may at any time own securities (long or short) of the Company and Shay. Moelis has provided investment banking and other services to affiliates of the Company, affiliates of certain Shay Stockholders and affiliates of Shay and in the future may provide services to such persons and have received and may receive compensation for such services. Moelis is currently providing investment banking and other services to (i) a consortium (including one of the Shay Stockholders) in connection with a potential acquisition transaction and (ii) a portfolio company of an affiliate of certain Shay Stockholders, and may receive compensation for such services. In the past three years prior to the date of the Opinion, Moelis (a) acted as a financial advisor to affiliates of the Company on four engagements and (b) acted as a financial advisor to three portfolio companies of an affiliate of certain Shay Stockholders. Moelis’ fees in connection with such services over the past three years totaled (1) $11.125 million in the aggregate for services provided to affiliates of the Company and (2) $15.416 million in the aggregate for services provided to three portfolio companies of an affiliate of certain Shay Stockholders.

The Board selected Moelis as its financial advisor in connection with the Business Combination because Moelis has substantial experience in similar transactions and familiarity with the Company. Moelis is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, and valuations for corporate and other purposes.

Independent Director Oversight

Our Board is comprised of a majority of independent directors who are not affiliated with our Sponsor and its affiliates, including The Gores Group. In connection with the Business Combination, our independent directors, Messrs. Randall Bort, William Patton and Jeffrey Rea, took an active role in evaluating and negotiating the proposed terms of the Business Combination, including the Merger Agreement, the Related Agreements and the amendments to our current certificate of incorporation to take effect upon the completion of the Business Combination. As part of their evaluation of the Business Combination, our independent directors were aware of the potential conflicts of interest with our Sponsor and its affiliates, including The Gores Group, that could arise with regard to the proposed terms of the: (i) Merger Agreement; (ii) the Private Placement; and (iii) amendments to our current certificate of incorporation to take effect upon the completion of the Business Combination (including a provision that certain transactions are not “corporate opportunities” and that certain persons, including the Platinum Stockholder and its affiliates, are not subject to the doctrine of corporate opportunity and the exclusion of The Gores Group and Platinum Equity and their affiliates and transferees as “interested stockholders” from the restrictions in our Second Amended and Restated Certificate of Incorporation that are similar to Section 203 of the DGCL). The Board did not deem it necessary to, and did not form, a special committee of the Board to exclusively evaluate and negotiate the proposed terms of the Business Combination, as the Board is comprised of a majority of independent and disinterested directors and did not deem the formation of a special committee necessary or appropriate. Our independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the Board, the Merger Agreement and the transactions contemplated therein, including the Business Combination.

Please see the section entitled “Proposal No. 1—Approval of the Business Combination—Independent Director Oversight.”

The Company’s Board of Directors’ Reasons for the Approval of the Business Combination

The Board, in evaluating the transaction with Shay, consulted with the Company’s management and its legal counsel, financial advisors and other advisors. In reaching its unanimous resolution (i) that the terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the Business Combination, are advisable, fair to and in the best interests of the Company and its stockholders and (ii) to recommend that the stockholders adopt the Merger Agreement and approve the transactions contemplated thereby, including the Business Combination, the Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of the Company’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements” beginning on page 58 of this document.

The Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Merger Agreement and the transactions contemplated thereby, including but not limited to, the following material factors:

•

Industry Leadership with Extensive Portfolio of Mission-Critical Services. PAE is a leading provider of mission-critical services to the U.S. government, armed forces and international customers, including the U.S. Department of State, Army, Navy, Air Force, NASA and others. It operates in approximately 60 countries across all seven continents. The Board noted PAE’s superior scale and robust portfolio of services, which the Board believes positions PAE for future growth and profitability.

•

Business and Financial Condition and Prospects. The Board and the Company’s management had knowledge of, and were familiar with, PAE’s business, financial condition, results of operations (including favorable free cash flow conversion profile) and future growth prospects. The Board considered PAE’s established diversified customer base with long-term contracts, organic growth, margin expansion strategy and history of successfully acquiring and integrating businesses. The Board also discussed PAE’s current prospects for growth in executing upon and achieving PAE’s business plan, and noted its strong end-market dynamics, robust backlog and M&A pipeline providing for multiple opportunities for sustained, organic growth across existing and new service categories in both domestic and international markets.

•

Experienced and Proven Management Team. The Board considered the fact that the post-combination company will be led by the senior management team of PAE which, with an average of over 30 years of industry or functional experience, has a proven track record of operational excellence, financial performance, growth and ongoing capabilities for innovation.

•

Opinion of the Company’s Financial Advisor. The Board took into account the opinion of Moelis, dated October 31, 2019, addressed to the Board as to the fairness, from a financial point of view and as of the date of such opinion, of the consideration to be paid by the Company in the Business Combination, which opinion was based on and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications set forth in such opinion as more fully described above under the caption “Proposal No. 1—Approval of the Business Combination—Opinion of the Company’s Financial Advisor.”

•	Other Alternatives. The Board believed, after a thorough review of other business combination opportunities reasonably available to the Company, that the proposed Business Combination represents the best potential business combination for the Company based upon the process utilized to evaluate and assess other potential acquisition targets. The Board and Company management also believed that such processes had not presented a better alternative.

•	Terms of the Merger Agreement. The Board considered the terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the Business Combination.

•

Independent Director Role. The Board is comprised of a majority of independent directors who are not affiliated with our Sponsor and its affiliates, including The Gores Group. In connection with the Business Combination, our independent directors, Messrs. Randall Bort, William Patton and Jeffrey Rea, took an active role in evaluating the proposed terms of the Business Combination, including the Merger Agreement, the Related Agreements and the amendments to our current certificate of incorporation to take effect upon the completion of the Business Combination. Our independent directors evaluated and unanimously approved, as members of the Board, the Merger Agreement and the transactions contemplated therein, including the Business Combination.

The Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

•	Benefits Not Achieved. The risk that the potential benefits of the Business Combination may not be fully achieved, or may not be achieved within the expected timeframe.

•

Liquidation of the Company. The risks and costs to the Company if the Business Combination is not completed, including the risk of diverting management focus and resources from other businesses combination opportunities, which could result in the Company being unable to effect a business combination by September 11, 2020 and force the Company to liquidate and the warrants to expire worthless.

•

Exclusivity. The fact that the Merger Agreement includes an exclusivity provision that prohibits the Company from soliciting other business combination proposals, which restricts the Company’s ability to consider other potential business combinations prior to June 1, 2020.

•	Stockholder Vote. The risk that the Company’s stockholders may fail to provide the respective votes necessary to effect the Business Combination.

•	Closing Conditions. The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within the Company’s control.

•

Litigation. The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

•	Fees and Expenses. The fees and expenses associated with completing the Business Combination.

•

Other Risks. Various other risks associated with the Business Combination, the business of the Company, the business of PAE and Shay’s indebtedness described under “Risk Factors” beginning on page 59 of this document.

In addition to considering the factors described above, the Board also considered that:

•

Interests of Certain Persons. Some officers and directors of the Company may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of the Company’s stockholders (see “Proposal No. 1—Approval of the Business Combination—Interests of Certain Persons in the Business Combination” beginning on page 171 of this document). Our independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the Board, the Merger Agreement and the transactions contemplated therein, including the Business Combination.

The Board concluded that the potential benefits that it expected the Company and its stockholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the Board unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Business Combination, were advisable, fair to, and in the best interests of, the Company and its stockholders.

Satisfaction of 80% Test

It is a requirement under our current certificate of incorporation and Nasdaq listing requirements that the business or assets acquired in our initial business combination have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the execution of a definitive agreement for our initial business combination. As of November 1, 2019, the date of the execution of the Merger Agreement, the balance of the Trust Account was approximately $407,727,691 (excluding $14,000,000 of deferred underwriting commissions and taxes payable on the income earned on the Trust Account) and 80% thereof represents approximately $326,182,152. In reaching its conclusion that the Business Combination meets the 80% asset test, our Board reviewed the enterprise value of Shay of approximately $1.552 billion implied on November 1, 2019 by adding: (i) approximately $251.1 million of equity consideration in the post-combination company to be issued to the Shay Stockholders; (ii) approximately $443.9 million (excluding transaction costs incurred by Shay) of cash consideration payable to the Shay Stockholders at the closing of the Business Combination; (iii) the assumption of approximately $572.1 million of Shay’s existing net indebtedness; (iv) the repayment of approximately $159.7 million of Shay’s existing indebtedness; (v) the payment of approximately $25 million of certain transaction costs; and (vi) the retention of Founder Shares by our Initial Stockholders valued at approximately $100 million (prior to giving effect to the cancellation of approximately 3,000,000 of such shares). In determining whether the enterprise value described above represents the fair market value of Shay, our Board considered all of the factors described above in this section and the fact that the purchase price for Shay was the result of an arm’s length negotiation. As a result, our Board concluded that the fair market value of the business acquired was significantly in excess of 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account).

Certain Company Projected Financial Information

In May 2019, Shay provided the Company with its internally prepared projections for the fiscal years ending December 31, 2019 through December 31, 2024. The prospective financial information was not prepared with a view towards compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. These projections were prepared solely for internal use, and capital budgeting and other management purposes, and are subjective in many respects and therefore susceptible to varying interpretations and the need for periodic revision based on actual experience and business developments, and were not intended for third-party use, including by investors or holders. You are cautioned not to rely on the projections in making a decision regarding the transaction, as the projections may be materially different than actual results.

The projections reflect numerous assumptions including assumptions with respect to general business, economic, market, regulatory and financial conditions and various other factors, all of which are difficult to predict and many of which are beyond Shay’s control, such as the risks and uncertainties contained in the section entitled “Risk Factors.” The material assumptions underlying the projections included the projected market growth rates for the various segments in which PAE participates and a review of the following for the GMS and NSS businesses: material customer contracts, qualified pipeline, funded and unfunded backlog, and historical win-rates on new business and recompete business where PAE was the incumbent on contracts. The projections reflect the consistent application of the accounting policies of Shay and should be read in conjunction with the accounting policies included in Note 1 to the accompanying historical audited consolidated financial statement of Shay included in this proxy statement.

The financial projections for revenue and costs are forward-looking statements that are based on growth assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Shay’s control. While all projections are necessarily speculative, Shay believes that the prospective financial information covering periods beyond 12 months from its date of preparation carries increasingly higher levels of uncertainty and should be read in that context. There will be differences between actual and projected results, and actual results may be materially greater or materially less than those contained in the projections. The inclusion of the projections in this proxy statement should not be regarded as an indication that Shay or its representatives considered or currently consider the projections to be a reliable prediction of future events, and reliance should not be placed on the projections.

The projections were requested by, and disclosed to, the Company for use as a component in its overall evaluation of Shay. Following their disclosure, the Company and Shay, along with their respective advisors, updated the projections that were disclosed to the Company to reflect revised views on near-term performance, Shay’s pipeline, and long-term industry growth rates for each segment based on diligence. The updated financial projections are included in this proxy statement because they were provided to the Board for its evaluation of the Business Combination and were provided to Moelis for its use in connection with its financial analyses and opinion to the Board, as described in the section entitled “Opinion of the Company’s Financial Advisor” above and as set forth as Annex D to this proxy statement. Shay has not warranted the accuracy, reliability, appropriateness or completeness of the projections to anyone, including to the Company. Neither Shay’s management nor any of its representatives has made or makes any representation to any person regarding the ultimate performance of Shay compared to the information contained in the projections, and none of them intends to or undertakes any obligation to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events in the event that any or all of the assumptions underlying the projections are shown to be in error. Accordingly, they should not be looked upon as “guidance” of any sort. Shay will not refer back to these forecasts in its future periodic reports filed under the Exchange Act.

The projections are the responsibility of Shay’s management. EY, Shay’s independent registered public accounting firm, has not examined, compiled or otherwise performed procedures with respect to the accompanying prospective financial information presented herein and, accordingly, expresses no opinion or any other form of assurance on it. The EY report included in this proxy statement relates to historical financial information of Shay. It does not extend to the projections and should not be read as if it does.

The key elements of the projections provided to the Company are summarized below (in millions of dollars):(1)

	Fiscal Year Ending December 31,
($ in millions)	2019P	2020P	2021P	2022P	2023P	2024P
Total Revenue	$2,724.8	$2,838.7	$2,930.7	$3,061.2	$3,198.2	$3,342.1
% Growth	5.3%	4.2%	3.2%	4.5%	4.5%	4.5%
Adjusted EBITDA	$165.9	$179.4	$192.0	$201.9	$212.4	$223.5
% Margin	6.1%	6.3%	6.6%	6.6%	6.6%	6.7%
Pro Forma Adjustments(2)	($4.5)	($5.4)	($4.5)	($4.5)	($4.5)	($4.5)
Pro Forma Adjusted EBITDA	$161.4	$174.0	$187.5	$197.4	$207.9	$219.0
% Margin	5.9%	6.1%	6.4%	6.4%	6.5%	6.6%
Capital Expenditures	5.0	5.2	5.4	5.6	5.9	6.1

Pro Forma Adjusted EBITDA less Capital Expenditures	$156.4	$168.8	$182.1	$191.8	$202.1	$212.9
Net Working Capital	$112.8	$118.6	$117.8	$126.5	$135.7	$145.3

(1)

Shay’s projections are unaudited, based upon estimated results and do not include the impact of purchase accounting or other impacts from the consummation of the Business Combination. Some figures may not add up exactly due to rounding.

(2)	Pro Forma Adjustments include $3 million of public company costs and a $1.5 million JV EBITDA adjustment for each fiscal year.

In addition, Shay prepared projections of revenue, pro forma adjusted EBITDA, unadjusted EBIT, tax effected EBIT and unlevered free cash flow for Shay for the fiscal years ending December 31, 2020 through December 31, 2024 and the terminal year. The Company reviewed the projections and provided the projections to the Board and to Moelis to be utilized and relied on by Moelis in the preparation of its fairness opinion. Such projections are summarized in the table below.

		Fiscal Year Ending December 31,				Terminal
($ in millions)(1) (2)	2020P	2021P	2022P	2023P	2024P	Year
Revenue	$2,838.7	$2,930.7	$3,061.2	$3,198.2	$3,342.1	$3,342.1
% Growth	4.2%	3.2%	4.5%	4.5%	4.5%	—
Pro Forma Adjusted EBITDA	$174.0	$187.5	$197.4	$207.9	$219.0	$219.0
% Margin	6.1%	6.4%	6.4%	6.5%	6.6%	6.6%
Less: Depreciation and Amortization	(8.2)	(9.3)	(10.8)	(12.0)	(13.2)	(6.1	)(5)
Less: One-Time Costs(3)	(1.5)	—	—	—	—	—

Unadjusted EBIT	$164.3	$178.2	$186.6	$195.9	$205.8	$212.9
Less: Taxes @ 23.1%(4)	(38.0)	(41.2)	(43.1)	(45.3)	(47.6)	(49.2)

Tax Effected EBIT	$126.3	$137.0	$143.5	$150.6	$158.2	$163.7
Plus: Depreciation & Amortization	8.2	9.3	10.8	12.0	13.2	6.1
Less: Change in Net Working Capital	(5.7)	0.8	(8.8)	(9.2)	(9.6)	(9.6	)(6)
Less: Capital Expenditures	(5.2)	(5.4)	(5.6)	(5.9)	(6.1)	(6.1	)(7)

Unlevered Free Cash Flow	$123.6	$141.7	$139.9	$147.5	$155.7	$154.1

(1)	Some figures may not add up due to rounding.
(2)	Unlevered after-tax free cash flows and terminal value are discounted to December 31, 2019.
(3)	One-time costs in 2020P reflect SOX preparation costs of $1.5 million that are additive and not included in the Pro Forma Adjustments public company costs reflected in the Pro Forma Adjusted EBITDA.
(4)	Cash tax rate of 23.1% during projection period.
(5)	Depreciation and Amortization assumed to equal Capital Expenditures in terminal year.
(6)	Terminal year Change in Net Working Capital as percentage of revenue assumed to equal Change in Net Working Capital as percentage of revenue in 2024P.
(7)	Terminal year Capital Expenditures as percentage of revenue assumed to equal Capital Expenditures as percentage of revenue in 2024P.

Interests of Certain Persons in the Business Combination

In considering the recommendation of our Board to vote in favor of the Business Combination, stockholders should be aware that aside from their interests as stockholders, our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from, or in addition to, those of other stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination, and in recommending to stockholders that they approve the Business Combination. Stockholders should take these interests into account in deciding whether to approve the Business Combination.

These interests include, among other things:

•	the fact that our Initial Stockholders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

•

the fact that our Initial Stockholders have agreed to waive their rights to conversion price adjustments with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination;

•

the fact that our Sponsor paid an aggregate of $25,000 for 10,781,250 Founder Shares and (after giving effect to the cancellation of (i) 781,250 Founder Shares on October 22, 2018 and (ii) approximately 3,000,000 Founder Shares at the time of the Business Combination) the remaining 7,000,000 Founder

Shares will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $70,000,000 (after giving effect to the cancellation of approximately 3,000,000 Founder Shares) but, given the restrictions on such shares, we believe such shares have less value;

•

the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by September 11, 2020;

•

the fact that our Sponsor paid an aggregate of approximately $10,000,000 for its 6,666,666 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by September 11, 2020;

•

the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

•

if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•

the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by September 11, 2020;

•

that, as described in the Charter Approval Proposal and reflected in Annex B, our proposed Second Amended and Restated Certificate of Incorporation excludes The Gores Group and Platinum Equity and each of their successors, certain affiliates and each of their respective transferees as “interested parties” from the list of prohibited business combinations not in compliance with Section 203 of the DGCL;

•

that, at the closing of the Business Combination we will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees;

•

that Alec Gores has entered into a Subscription Agreement with the Company, pursuant to which Alec Gores has committed to purchase up to 3,557,416 shares of Class A Stock in the Private Placement for an aggregate commitment of approximately $32,728,227; and

•

the fact that Alec Gores, our Chairman, is the brother of Tom Gores, the Chief Executive Officer and Chairman of Platinum Equity, and that Tom Gores and certain other executives of Platinum Equity would participate in the Private Placement directly and/or indirectly through an investment in Platinum Equity. Platinum Equity currently holds a controlling stake in Shay through the Platinum Stockholders, which will receive a portion of the cash consideration and a portion of the stock consideration to be paid in connection with the Business Combination. Upon completion of the Business Combination, Platinum Equity will beneficially own 26.8% of our Class A Stock in the post-combination company. Pursuant to the Investor Rights Agreement, the Platinum Stockholders will also have the right to nominate up to two directors to the post-combination company’s board of directors, of whom one will initially be the current Chief Executive Officer of PAE Holding as a Class II director and the other who will initially be a representative of the Platinum Stockholders as a Class III director. The remaining three directors will be independent directors initially nominated by the Platinum Stockholders and reasonably acceptable to the Company. In addition, for so long as the Platinum Stockholders have the right to nominate a director, they will also have the right to: (i) designate the chairman of the board of directors of the post-combination company (who need not be a nominee of the Platinum Stockholders); (ii) appoint one representative to each committee of the board of the post-combination company other than the audit committee; (iii) subject to applicable law and stock exchange requirements, appoint one observer to each committee of the board of the post-combination company; and (iv) subject to applicable law and stock exchange requirements, require that the post-combination company board does not exceed five directors. The Platinum Stockholders’ right to nominate directors to the post-combination company’s board is subject to maintaining its ownership percentage of the total outstanding shares of Class A Stock at certain levels as discussed elsewhere in this proxy statement.

These interests may influence our directors in making their recommendation that you vote in favor of the approval of the Business Combination.

Potential Purchases of Public Shares

In connection with the stockholder vote to approve the proposed Business Combination, our Sponsor, directors or officers or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the Trust Account. None of our directors or officers or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and would include a contractual provision that directs such stockholder to vote such shares in a manner directed by the purchaser. In the event that our Sponsor, directors or officers or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per-share pro rata portion of the Trust Account. The purpose of such purchases would be to increase the likelihood of obtaining stockholder approval of the Business Combination.

Total Company Shares to be Issued in the Business Combination

It is anticipated that, upon completion of the Business Combination: (i) the Company’s public stockholders (other than the Private Placement Investors) will retain an ownership interest of approximately 41.1% in the post-combination company; (ii) the Private Placement Investors will own approximately 24.6% of the post-combination company (such that public stockholders, including Private Placement Investors, will own approximately 65.7% of the post-combination company); (iii) our Initial Stockholders (including our Sponsor) will own approximately 7.2% of the post-combination company, after giving effect to the cancellation of approximately 3,000,000 Founder Shares held by our Sponsor; and (iv) the Shay Stockholders will own approximately 27.1% of the post-combination company. Additionally, following the completion of the Business Combination, and subject to the approval of the Incentive Plan by the Company’s public stockholders and the approval of the applicable award agreements by the post-combination Board, pursuant to the Incentive Plan the Company will grant the RSUs to RSU Recipients in an aggregate amount of up to 3,200,000 shares of the Class A Stock that would otherwise be issued to the Shay Stockholders as Stock Consideration. The aggregate number of RSUs that may be granted to the RSU Recipients is an amount of up to 3.3% of the outstanding capital stock of the Company as of closing, which amount shall only be dilutive to the Shay Stockholders and will not affect the stock ownership percentage of any other holder of capital stock of the Company. These levels of ownership interest assume that no shares are elected to be redeemed.

The Private Placement Investors have agreed to purchase in the aggregate approximately 23,913,044 shares of Class A Stock, for approximately $220,000,005 of gross proceeds, in the Private Placement. In this proxy statement, we assume that approximately $220,000,005 of the gross proceeds from the Private Placement, in addition to the funds from the Trust Account (plus any interest accrued thereon), will be used to fund the cash consideration payable pursuant to the Merger Agreement, the repayment of approximately $159,692,750 (such amount determined assuming the Business Combination closes on December 31, 2019) of Shay’s existing indebtedness and the payment of certain transaction expenses. The ownership percentage with respect to the post-combination company following the Business Combination (i) does not take into account (a) warrants to purchase Class A Stock that will remain outstanding immediately following the Business Combination or (b) the issuance of any shares upon completion of the Business Combination under the Incentive Plan (other than the issuance of the RSUs as described above), a copy of which is attached to this proxy statement as Annex L, but (ii) does include Founder Shares, which will be converted into shares of Class A Stock at the closing of the Business Combination on a one-for-one basis (after giving effect to the cancellation of approximately 3,000,000 of such shares and even though such shares of Class A Stock will be subject to transfer restrictions). If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders in the post-combination company will be different. For more information, please see the sections entitled “Summary of the Proxy Statement—Impact of the Business Combination on the Company’s Public Float,” “Unaudited Pro Forma Condensed Combined Financial Information” and “Proposal No. 6—Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve Under the Incentive Plan.”

Sources and Uses for the Business Combination

The following tables summarize the estimated sources and uses for funding the Business Combination (all numbers in millions):

Sources & Uses

(No Redemption Scenario—assuming no redemptions of the outstanding shares of Class A Stock by the Company’s stockholders)

Sources		Uses
Rollover Existing Net Debt(1)	$572.1	Cash Consideration(2) (3)	$442.4
Company Cash(2)	$407.1	Rollover Existing Net Debt(1)	$572.1
Private Placement Investment	$220.0	Cash to Paydown Existing Debt	$159.7
Shay Rollover Shares	$252.6	Shay Rollover Shares(4)	$252.6
		Company Transaction Costs	$25.0

Total Sources(5)	$1,452	Total Uses(5)	$1,452

(1)

Expected net indebtedness under the Existing Credit Agreements prior to closing of Business Combination of $731.8 million (based on projected balances at December 31, 2019), paid down by $159.7 million, to equal net indebtedness under the Rollover Credit Agreements of $572.1 million following the Business Combination.

(2)	Assumes no Company stockholder has exercised its redemption rights to receive cash from the Trust Account. This amount will be reduced by the amount of cash used to satisfy any redemptions.
(3)

Cash consideration is calculated based on the assumed use of $159.7 million of cash to repay a portion of the indebtedness under the Existing Credit Agreements such that indebtedness under such Existing Credit Agreements (net of the cash of Shay and its subsidiaries) is equal to $572.1 immediately following the closing of the Business Combination. See note (1) above. To the extent that more or less than $159.7 million of cash is required to cause net indebtedness under the Rollover Credit Agreements following the Business Combination to equal $572.1 million, cash consideration will be decreased or increased by a corresponding amount. In all cases, cash consideration is calculated before PAE transaction costs and certain payments by PAE to participants in the Participation Plan.

(4)

To the extent that the Company’s stockholders exercise their redemption rights, this amount will be increased. (Assumes a nominal share price of $10.00). The amount of Shay Rollover Shares above represents 25,263,286 newly-issued shares of publicly-traded Class A Stock (before adjusting for the cancellation of a portion of the shares of Class F Stock held by our Sponsor).

(5)	Totals may be different due to rounding.

Sources & Uses

(Maximum Redemption Scenario—assuming 11.6% redemption of the outstanding shares of Class A Stock by the Company’s stockholders)

Sources		Uses
Rollover Existing Net Debt(1)	$572.1	Cash Consideration(2) (3)	$395.3
Company Cash(2)	$360.0	Rollover Existing Net Debt(1)	$572.1
Private Placement Investment	$220.0	Cash to Paydown Existing Debt	$159.7
Shay Rollover Shares	$299.7	Shay Rollover Shares(4)	$299.7
		Company Transaction Costs	$25.0

Total Sources(5)	$1,452	Total Uses(5)	$1,452

(1)

Expected net indebtedness under the Existing Credit Agreements prior to the closing of Business Combination of $731.8 million (based on projected balances at December 31, 2019), paid down by $159.7 million, to equal net indebtedness under the Rollover Credit Agreements of $572.1 million following the Business Combination.

(2)	Assumes 11.6% of the outstanding shares of Class A Stock have been redeemed by the Company’s stockholders to receive cash from the Trust Account, reducing the amount of Company cash by $47.1 million.
(3)

Cash consideration is calculated based on the assumed use of $159.7 million of cash to repay a portion of the indebtedness under the Existing Credit Agreements such that indebtedness under such Existing Credit Agreements (net of the cash of Shay and its subsidiaries) is equal to $572.1 immediately following the closing of the Business Combination. See note (1) above. To the extent that more or less than $159.7 million of cash is required to cause net indebtedness under the Rollover Credit Agreements following the Business Combination to equal $572.1 million, cash consideration will be decreased or increased by a corresponding amount. In all cases, cash consideration is calculated before PAE transaction costs and certain payments by PAE to participants in the Participation Plan.

(4)

To the extent that the Company’s stockholders exercise their redemption rights, this amount will be increased. (Assumes a nominal share price of $10.00). The amount of Shay Rollover Shares above represents 29,970,000 newly-issued shares of publicly-traded Class A Stock (before adjusting for the cancellation of a portion of the shares of Class F Stock held by our Sponsor).

(5)	Totals may be different due to rounding.

Board of Directors of the Company Following the Business Combination

Upon consummation of the Business Combination, our Board anticipates increasing its initial size from four directors to five directors, with each Class I director having a term that expires at the post-combination company’s annual meeting of stockholders in 2021, each Class II director having a term that expires at the post-combination company’s annual meeting of stockholders in 2022 and each Class III director having a term that expires at the post-combination company’s annual meeting of stockholders in 2023, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. As discussed above, in connection with the Business Combination, John Heller, Louis Samson, Paul T. Bader, Marshall Heinberg and John P. Hendrickson have each been nominated to serve as directors of the post-combination company upon completion of the Business Combination. Please see the sections entitled “Proposal No. 5—Election of Directors to the Board of Directors” and “Management after the Business Combination” for additional information.

Certificate of Incorporation; Bylaws

Pursuant to the terms of the Merger Agreement, upon the closing of the Business Combination, our current certificate of incorporation will be amended promptly to:

•	change the post-combination company’s name to PAE Incorporated;

•	change the purpose of the post-combination company to “any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware”;

•

decrease our total number of authorized shares of all classes of Common Stock from 220,000,000 shares to 210,000,000 shares, which would consist of (i) increasing the post-combination company’s Class A Stock from 200,000,000 shares to 210,000,000 shares and (ii) decreasing the post-combination company’s Class F Stock from 20,000,000 shares to zero shares (after giving effect to the conversion of each outstanding share of Class F Stock immediately prior to the closing of the Business Combination into one share of Class A Stock).

•	cause the conversion of our outstanding shares of Class F Stock into Class A Stock and make certain conforming changes;

•	cause the powers of the Board to be subject to the provisions of the DGCL and the Second Amended and Restated Certificate of Incorporation;

•	provide that the number of directors will be determined exclusively by the Board pursuant to a resolution adopted by a majority of the Board;

•	delete the prior provisions under Article IX (Business Combination Requirements; Existence) relating to our status as a blank check company;

•	provide that certain transactions are not “corporate opportunities” and that the Exempted Persons are not subject to the doctrine of corporate opportunity;

•

require the approval by affirmative vote of the holders of at least two-thirds of the Common Stock of the post-combination company to make any amendment to certain provisions of the Second Amended and Restated Certificate of Incorporation or bylaws, including any amendments to Article V (Board of Directors), Section 7.1 (Meetings), Section 7.3 (Action by Written Consent), Article VIII (Limited Liability; Indemnification), Article IX (Corporate Opportunity), Article X (Business Combinations) and Article XI (Amendment of Amended and Restated Certificate of Incorporation); and

•

provide that the post-combination company will not be governed by Section 203 of the DGCL and, instead, include a provision in the Second Amended and Restated Certificate of Incorporation that is substantially similar to Section 203 of the DGCL, but excludes the Excluded Parties from the definition of “interested stockholder,” and to make certain related changes. Upon consummation of the Business Combination, the Excluded Parties will become “interested stockholders” within the meaning of Section 203 of the DGCL, but will not be subject to the restrictions on business combinations set forth in Section 203, as our Board approved the Business Combination in which the Excluded Parties became interested stockholders prior to such time they became interested stockholders.

Name; Headquarters

The name of the post-combination company after the Business Combination will be PAE Incorporated and our headquarters will be located at 7799 Leesburg Pike, Suite 300 North, Falls Church, VA 22043.

Redemption Rights

Pursuant to our current certificate of incorporation, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our current certificate of incorporation. As of September 30, 2019, the redemption price would have been approximately $10.18 per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of our Class A Stock for cash and will no longer own shares of the post-combination company. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein. Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) will be restricted from exercising redemption rights with respect to more than 20% of the shares of Class A Stock included in the public units sold in our IPO. Accordingly, all public shares in excess of the 20% threshold beneficially owned by a public stockholder or group will not be redeemed for cash.

We have no specified maximum redemption threshold under our current certificate of incorporation, other than the aforementioned 20% threshold. Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in our Trust Account, which held cash and investment securities with a fair value of $407,067,134 as of September 30, 2019. The Merger Agreement provides that our obligation to consummate the

Business Combination is conditioned on the amount in the Trust Account and the proceeds from the Private Placement equalling or exceeding $530,000,000. The obligation of Shay to consummate the Business Combination is conditioned on the amount in the Trust Account and the proceeds from the Private Placement equalling or exceeding $580,000,000. These conditions to closing in the Merger Agreement are for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Stock by our public stockholders, these conditions are not met (or waived), then we or Shay (as applicable) may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our Class A Stock in an amount that would result in the Company’s failure to have net tangible assets equalling or exceeding $5,000,001. Please see the section entitled “Special Meeting in Lieu of 2020 Annual Meeting of Company Stockholders—Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Appraisal Rights

Appraisal rights are not available to our stockholders in connection with the Business Combination.

Accounting Treatment

The Business Combination is made up of the series of transactions within the Merger Agreement as defined elsewhere within this proxy statement. For accounting purposes, this series of transactions will be accounted for as a reverse recapitalization and Shay will be considered the acquirer for accounting purposes, notwithstanding the legal form of the Business Combination. No step-up in basis of intangible assets or goodwill will be recorded in this transaction. The determination of Shay as the accounting acquirer considered various factors, including that Shay will comprise the ongoing operations of the post-combination company, Shay Stockholders will hold the largest minority interest, the planned initial composition of the Board will include the CEO of PAE, as well as designees of the Shay Stockholders, and ongoing senior management of the post-combination company will be entirely comprised of Shay employees. Subsequent to the completion of these series of transactions, Shay will be the reporting entity with its historical and future financial information being the financial information of the public registrant.

Material United States Federal Income Tax Considerations for Stockholders Exercising Redemption Rights

The following is a discussion of material U.S. federal income tax considerations for holders of our shares of Class A Stock that elect to have their Class A Stock redeemed for cash if the Business Combination is completed. This discussion applies only to Class A Stock that is held as a capital asset for U.S. federal income tax purposes. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:

•	banks and financial institutions;

•	insurance companies;

•	brokers and dealers in securities, currencies or commodities;

•	dealers or traders in securities subject to a mark-to-market method of accounting with respect to shares of Class A Stock;

•	regulated investment companies and real estate investment trusts;

•	governmental organizations and qualified foreign pension funds;

•	persons holding Class A Stock as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other pass-through entities for U.S. federal income tax purposes (and investors in such entities);

•	certain former citizens or long-term residents of the United States;

•	controlled foreign corporations and passive foreign investment companies;

•	any holder of Founder Shares; and

•	tax-exempt entities.

If a partnership for U.S. federal income tax purposes holds shares of Class A Stock, the U.S. federal income tax treatment of the partners in the partnership will generally depend on the status of the partners and the activities of the partnership. Partners in partnerships holding shares of Class A Stock should consult their tax advisors.

This discussion is based on the Code and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this proxy statement may affect the tax consequences described herein. No assurance can be given that the U.S. Internal Revenue Service (the “IRS”) would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

Redemption of Class A Stock

In the event that a holder’s shares of Class A Stock are redeemed pursuant to the redemption provisions described in this proxy statement under the section entitled “Special Meeting in Lieu of 2020 Annual Meeting of Company Stockholders—Redemption Rights,” the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of shares of Class A Stock under Section 302 of the Code. If the redemption qualifies as a sale of shares of Class A Stock, a U.S. holder (as defined below) will be treated as described below under the section entitled “U.S. Holders—Taxation of Redemption Treated as a Sale of Class A Stock,” and a Non-U.S. holder (as defined below) will be treated as described under the section entitled “Non-U.S. Holders—Taxation of Redemption Treated as a Sale of Class A Stock.” If the redemption does not qualify as a sale of shares of Class A Stock, a holder will be treated as receiving a corporate distribution with the tax consequences to a U.S. holder described below under the section entitled “U.S. Holders—Taxation of Redemption Treated as a Distribution,” and the tax consequences to a Non-U.S. holder described below under the section entitled “Non-U.S. Holders—Taxation of Redemption Treated as a Distribution.”

Whether a redemption of shares of Class A Stock qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the redeemed holder before and after the redemption (including any stock constructively owned by the holder as a result of owning warrants and any of our stock that a holder would directly or indirectly acquire pursuant to the Business Combination or the Private Placement) relative to all of our shares outstanding both before and after the redemption. The redemption of Class A Stock generally will be treated as a sale of Class A Stock (rather than as a corporate distribution) if the redemption: (i) is “substantially disproportionate” with respect to the holder; (ii) results in a “complete termination” of the holder’s interest in us; or (iii) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.

In determining whether any of the foregoing tests result in a redemption qualifying for sale treatment, a holder takes into account not only shares of our stock actually owned by the holder, but also shares of our stock that are constructively owned by it under certain attribution rules set forth in the Code. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock that the holder has a right to acquire by exercise of an option, which would generally include Class A Stock which could be acquired pursuant to the exercise of the warrants. Moreover, any of our stock that a holder directly or constructively acquires pursuant to the Business Combination or the Private Placement should be included in determining the U.S. federal income tax treatment of the redemption.

In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the redemption of shares of Class A Stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the redemption (taking into account both redemptions by other holders of Class A Stock and the Class A Stock to be issued pursuant to the Business Combination). There will be a complete termination of a holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the holder are redeemed or (ii) all of the shares of our stock actually owned by the holder are redeemed and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The redemption of Class A Stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a holder’s proportionate interest in us will depend on the particular facts and circumstances.

However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests is satisfied, then the redemption of shares of Class A Stock will be treated as a corporate distribution to the redeemed holder and the tax effects to such U.S. holder will be as described below under the section entitled “U.S. Holders—Taxation of Redemption Treated as a Distribution,” and the tax effects to such Non-U.S. holder will be as described below under the section entitled “Non-U.S. Holders—Taxation of Redemption Treated as a Distribution.” After the application of those rules, any remaining tax basis of the holder in the redeemed Class A Stock will be added to the holder’s adjusted tax basis in its remaining stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

A holder should consult with its own tax advisors as to the tax consequences of a redemption.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of Class A Stock who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax purposes regardless of its source; or

•

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (ii) the trust validly elected to be treated as a United States person for U.S. federal income tax purposes.

Taxation of Redemption Treated as a Distribution. If our redemption of a U.S. holder’s shares of Class A Stock is treated as a distribution, as discussed above under the section entitled “Redemption of Class A Stock,” such a distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Class A Stock. Any remaining excess will be treated as gain realized on the sale or other taxable disposition of the Class A Stock and will be treated as described below under the section entitled ”U.S. Holders—Taxation of Redemption Treated as a Sale of Class A Stock.”

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the Class A Stock described in this proxy statement may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Taxation of Redemption Treated as a Sale of Class A Stock. If our redemption of a U.S. holder’s shares of Class A Stock is treated as a sale, as discussed above under the section entitled “Redemption of Class A Stock,” a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s adjusted tax basis in the shares of Class A Stock redeemed. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Class A Stock so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Class A Stock described in this proxy statement may suspend the running of the applicable holding period for this purpose. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations. U.S. holders who hold different blocks of Class A Stock (shares of Class A Stock purchased or acquired on different dates or at different prices) should consult their tax advisor to determine how the above rules apply to them.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” A Non-U.S. holder is a beneficial owner of our Class A Stock who or that is, for U.S. federal income tax purposes:

•	a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

•	a foreign corporation; or

•	an estate or trust that is not a U.S. holder;

but does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of a redemption.

Taxation of Redemption Treated as a Distribution. If our redemption of a Non-U.S. holder’s shares of Class A Stock is treated as a distribution, as discussed above under the section entitled “Redemption of Class A Stock,” such a distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and, provided such dividend is not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and timely provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the Non-U.S. holder’s adjusted tax basis in the Class A Stock redeemed. Any remaining excess will be treated as gain realized on the sale or other taxable disposition of the Class A Stock and will be treated as described below under the section entitled “Non-U.S. Holders—Taxation of Redemption Treated as a Sale of Class A Stock.”

The withholding tax described above does not apply to dividends paid to a Non-U.S. holder who provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. holder that is a corporation for U.S. federal income tax purposes and is receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).

Taxation of Redemption Treated as a Sale of Class A Stock. If our redemption of a Non-U.S. holder’s shares of Class A Stock is treated as a sale, as discussed above under the section entitled “Redemption of Class A Stock,” subject to the discussions of FATCA (as defined below) and backup withholding below, a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized in connection with such redemption, unless:

•

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the redemption or the period that the Non-U.S. holder held our Class A Stock, and, in the case where shares of our Class A Stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Class A Stock at any time within the shorter of the five-year period preceding the redemption or such Non-U.S. holder’s holding period for the shares of our Class A Stock.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. In the event the Non-U.S. holder is a corporation for U.S. federal income tax purposes, such gain may also be subject to an additional “branch profits tax” at a 30% rate (or a lower applicable treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder in connection with a redemption treated as a sale will be subject to tax at generally applicable U.S. federal income tax rates. In addition, unless our Class A Stock is regularly traded on an established securities market, we may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such redemption. There can be no assurance that our Class A Stock will be treated as regularly traded on an established securities market. However, we believe that we are not and have not been at any time since our formation a United States real property holding company and we do not expect to be a United States real property holding corporation immediately after the Business Combination is completed.

FATCA Withholding Taxes. Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) impose a 30% withholding tax on payments of dividends (including constructive dividends received pursuant to a redemption of stock) on our Class A Stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements

(generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be able to obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Non-U.S. holders should consult their tax advisers regarding the effects of FATCA on a redemption of Class A Stock.

Information Reporting and Backup Withholding

Generally, information returns will be filed with the IRS in connection with payments resulting from our redemption of shares of Class A Stock.

Backup withholding of tax (currently at a rate of 24%) may apply to cash payments to which a U.S. holder is entitled to in connection with our redemption of shares of Class A Stock, unless the U.S. holder (i) is exempt from backup withholding and demonstrates this fact in a manner satisfactory to the paying agent or (ii) provides a taxpayer identification number, certifies that such number is correct and that such holder is not subject to backup withholding, and otherwise complies with the backup withholding rules. Backup withholding of tax may also apply to cash payments to which a Non-U.S. holder is entitled in connection with our redemption of shares of Class A Stock, unless the Non-U.S. holder submits an IRS Form W-8BEN (or other applicable IRS Form W-8), signed under penalties of perjury, attesting to such Non-U.S. holder’s status as non-U.S. person.

The amount of any backup withholding from a payment to a U.S. holder or Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Regulatory Matters

Under the HSR Act and the rules that have been promulgated thereunder by the FTC, certain transactions may not be consummated unless information has been furnished to the Antitrust Division and the FTC and certain waiting period requirements have been satisfied. The Business Combination is subject to these requirements and may not be completed until the expiration of a 30-day waiting period following the filing of the required Notification and Report Forms with the Antitrust Division and the FTC or until early termination is granted. If the FTC or the Antitrust Division makes a Second Request, the waiting period with respect to the Business Combination will be extended for an additional period of 30 calendar days, which will begin on the date on which the Company and Shay each certify compliance with the Second Request. Complying with a Second Request can take a significant period of time. On November 18, 2019, the Company and Shay filed the required forms under the HSR Act with the Antitrust Division and the FTC. The 30-day waiting period with respect to the Business Combination, which cannot expire on a Saturday, Sunday or a U.S. federal holiday, is expected to expire at 11:59 p.m. Eastern Time on December 18, 2019 unless the FTC and the Antitrust Division earlier terminate the waiting period or issue a Second Request.

At any time before or after consummation of the Business Combination, notwithstanding termination of the waiting period under the HSR Act, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Business Combination. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot assure you that the Antitrust Division, the FTC, any state attorney general, or any other government authority will not attempt to challenge the Business Combination on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result. Neither the Company nor Shay is aware of any material regulatory approvals or actions that are required for completion of the Business Combination other than the expiration or early termination of the waiting period under the HSR Act. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Vote Required for Approval

The Business Combination is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal and the Incentive Plan Proposal at the Special Meeting. Each of the proposals other than the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal, other than the Governance Proposal and the Adjournment Proposal, which are not conditioned on the approval of any other proposal set forth in this proxy statement.

This Business Combination Proposal (and consequently, the Merger Agreement and the transactions contemplated thereby, including the Business Combination) will be adopted and approved only if at least a majority of the votes cast by holders of outstanding shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting vote “FOR” the Business Combination Proposal. Failure to vote by proxy or to vote in person at the Special Meeting, abstentions and broker non-votes will have no effect on the Business Combination Proposal.

Our Initial Stockholders have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination. As of the record date, our Sponsor, directors and officers own 20% of our issued and outstanding shares of Common Stock.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT OUR STOCKHOLDERS VOTE “FOR”

THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL NO. 2—APPROVAL OF THE ISSUANCE OF MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK IN CONNECTION WITH THE BUSINESS COMBINATION AND THE PRIVATE PLACEMENT

Overview

Assuming the Business Combination Proposal is approved, a portion of the consideration to be paid to the Shay Stockholders in connection with the Business Combination will consist of the Stock Consideration, consisting of approximately 25,263,286 shares of Class A Stock (before adjusting for the cancellation of a portion of the shares of Class F Stock held by our Sponsor) to be issued without any general solicitation or advertising to a limited number of Shay Stockholders who are accredited investors, in a transaction not involving a public offering effected in reliance on the exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof, as set forth in and pursuant to the terms of the Merger Agreement. The Stock Consideration to be issued to the Shay Stockholders will be restricted securities bearing transfer restrictions, and the Shay Stockholders will have acquired such securities for their own respective accounts without a view to resell or distribute them.

In connection with the Business Combination, the Company entered into the Subscription Agreements with a limited number of accredited investors (as defined by Rule 501 of Regulation D), including our Sponsor, pursuant to which the Company intends to issue approximately 23,913,044 shares of Class A Stock in the Private Placement at $9.20 per share (subject to customary terms and conditions, including the closing of the Business Combination) in a transaction not involving a public offering effected in reliance on the exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof, for gross proceeds to the Company of approximately $220,000,005.

As contemplated by the Incentive Plan Proposal, we intend to reserve 7,781,063 shares for grants of awards under the Incentive Plan. For more information on the Incentive Plan Proposal, please see the section entitled “Proposal No. 6—Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve Under the Incentive Plan.”

The terms of the Stock Consideration, the Private Placement and the Incentive Plan are complex and only briefly summarized above. For further information, please see the full text of the Merger Agreement, which is attached as Annex A hereto and the form of the Registration Rights Agreement, which is attached as Annex E hereto. A copy of the form of the Subscription Agreements is attached as Annex K hereto. A copy of the form of the Incentive Plan is attached as Annex L hereto. The discussion herein is qualified in its entirety by reference to such documents.

Why the Company Needs Stockholder Approval

We are seeking stockholder approval in order to comply with Nasdaq Listing Rules 5635(a) and (d).

Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of common stock or other securities convertible into or exercisable for common stock, in connection with the acquisition of the stock or assets of another company, if such securities are not issued in a public offering and (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such securities, or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of such securities. Collectively, the Company may issue 20% or more of our outstanding Common Stock or securities representing 20% or more of the voting power, in each case outstanding before the issuance, pursuant to the issuance of Common Stock in connection with the Business Combination and the Private Placement. In addition, the Company intends to reserve for issuance shares of Class A Stock for potential future issuances of Class A Stock under the Incentive Plan.

Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the lower of (i) the closing price immediately preceding the signing of the binding agreement or (ii) the average closing price of the common stock for the give trading days immediately preceding the signing of the binding agreement, if the number of shares of common stock (or securities convertible into or exercisable for common stock) to be issued equals to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.

Effect of Proposal on Current Stockholders

If the Nasdaq Proposal is adopted, and assuming the Business Combination Proposal, the Charter Approval Proposal and the Incentive Plan Proposal are also approved, approximately (i) 23,913,044 shares of Class A Stock will be issued in connection with the Private Placement and (ii) 25,263,286 shares of Class A Stock (before adjusting for the cancellation of a portion of the shares of Class F Stock held by our Sponsor) will be issued as Stock Consideration pursuant to the terms of the Merger Agreement. In addition, 7,781,063 shares of Class A Stock will be reserved for grants of awards under the Incentive Plan. The issuance of such shares would result in significant dilution to our stockholders, and would afford our stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company.

Vote Required for Approval

The approval of the Nasdaq Proposal requires the affirmative vote of holders of at least a majority of the votes cast by holders of outstanding shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Failure to vote by proxy or to vote in person at the Special Meeting, abstentions and broker non-votes will have no effect on the Business Combination Proposal.

This Proposal No. 2 is conditioned upon the approval of the Business Combination Proposal. If the Business Combination Proposal is not approved, this Proposal No. 2 will have no effect, even if approved by our stockholders.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE NASDAQ PROPOSAL.

PROPOSAL NO. 3—APPROVAL OF THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Overview

Our stockholders are also being asked to adopt the Second Amended and Restated Certificate of Incorporation in the form attached hereto as Annex B, which, in the judgment of our Board, is necessary to adequately address the needs of the post-combination company.

The following is a summary of the key changes effected by the Second Amended and Restated Certificate of Incorporation, but this summary is qualified in its entirety by reference to the full text of the Second Amended and Restated Certificate of Incorporation, a copy of which is included as Annex B:

•	change the post-combination company’s name to PAE Incorporated;

•	change the purpose of the post-combination company to “any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware”;

•

decrease our total number of authorized shares of all classes of Common Stock from 220,000,000 shares to 210,000,000 shares, which would consist of (i) increasing the post-combination company’s Class A Stock from 200,000,000 shares to 210,000,000 shares and (ii) decreasing the post-combination company’s Class F Stock from 20,000,000 shares to zero shares (after giving effect to the conversion of each outstanding share of Class F Stock immediately prior to the closing of the Business Combination into one share of Class A Stock);

•	cause the conversion of our outstanding shares of Class F Stock into Class A Stock and make certain conforming changes;

•	cause the powers of the Board to be subject to the provisions of the DGCL and the Second Amended and Restated Certificate of Incorporation;

•	provide that the number of directors will be determined exclusively by the Board pursuant to a resolution adopted by a majority of the Board;

•	delete the prior provisions under Article IX (Business Combination Requirements; Existence) relating to our status as a blank check company;

•	provide that certain transactions are not “corporate opportunities” and that the Exempted Persons are not subject to the doctrine of corporate opportunity;

•

require the approval by affirmative vote of the holders of at least two-thirds of the Common Stock of the post-combination company to make any amendment to certain provisions of the Second Amended and Restated Certificate of Incorporation or bylaws, including any amendments to Article V (Board of Directors), Section 7.1 (Meetings), Section 7.3 (Action by Written Consent), Article VIII (Limited Liability; Indemnification), Article IX (Corporate Opportunity), Article X (Business Combinations) and Article XI (Amendment of Amended and Restated Certificate of Incorporation); and

•

provide that the post-combination company will not be governed by Section 203 of the DGCL and, instead, include a provision in the Second Amended and Restated Certificate of Incorporation that is substantially similar to Section 203 of the DGCL, but excludes the Excluded Parties from the definition of “interested stockholder,” and to make certain related changes. Upon consummation of the Business Combination, the Excluded Parties will become “interested stockholders” within the meaning of Section 203 of the DGCL, but will not be subject to the restrictions on business combinations set forth in Section 203, as our Board approved the Business Combination in which the Excluded Parties became interested stockholders prior to such time they became interested stockholders.

In addition, the amendments reflect that the certificate of incorporation of the post-combination company will be the Second Amended and Restated Certificate of Incorporation.

Reasons for the Amendments

Each of these amendments was negotiated as part of the Business Combination. The Board’s reasons for proposing each of these amendments to the certificate of incorporation are set forth below.

•

Amending Article I to change the post-combination company’s name to “PAE Incorporated.” Previously, the Company’s name was Gores Holdings III, Inc. The Board believes the name of the post-combination company should more closely align with the name of the post-Business Combination operating business and therefore has proposed the name change.

•

Amending Article II to provide that the purpose of the post-combination company is “to engage in any lawful act or activity for which corporations may be organized under the DGCL.” The Board believes this change is appropriate to remove language applicable to a blank check company.

•

Amending Section 4.1 to decrease our total number of authorized shares of all classes of Common Stock from 220,000,000 shares to 210,000,000 shares, which would consist of (i) increasing the post-combination company’s Class A Stock from 200,000,000 shares to 210,000,000 shares and (ii) decreasing the post-combination company’s Class F Stock from 20,000,000 shares to zero shares (after giving effect to the conversion of each outstanding share of Class F Stock immediately prior to the closing of the Business Combination into one share of Class A Stock). The amendment provides for the automatic conversion of the issued and outstanding Class F Stock, the elimination of the authorized Class F Stock and continues to provide for adequate authorized capital to provide flexibility for future issuances of Common Stock if determined by the Board to be in the best interests of the post-combination company without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

•

Amending Section 4.2 and deleting the prior Article IX to eliminate provisions specific to our status as a blank check company and to make conforming changes. These revisions are desirable because they will serve no purpose following the Business Combination.

•

Amending Section 5.1 to provide that the powers of the Board are subject to the provisions of the DGCL and the Second Amended and Restated Certificate of Incorporation. Previously, the Board’s powers were also limited by any bylaws adopted by the stockholders. The Board believes this change appropriately clarifies the scope of the Board’s powers.

•

Amending Section 5.2(a) to provide that the number of directors will be determined exclusively by the Board pursuant to a resolution adopted by a majority of the Board. The Board believes this change should be included in the Second Amended and Restated Certificate of Incorporation of the Company to clarify how the number of directors on our Board may be filled.

•

Amending the prior Article X and renumbering such article as Article IX to provide that certain transactions are not “corporate opportunities” and that each Exempted Person is not subject to the doctrine of corporate opportunity and does not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company or any of its subsidiaries. The prior Article X provided that the doctrine of corporate opportunity would not apply to the Company or any of its officers or directors. The Board believes that this change is appropriate because neither Platinum Equity nor their affiliates should be restricted from investing in or operating similar businesses because Platinum Equity would be unwilling or unable to enter into the Business Combination without such assurances due to their activities as investors in a wide range of companies.

•

Amending Article XI to require the approval by affirmative vote of the holders of at least two-thirds of the Common Stock of the post-combination company to make any amendment to certain provisions of the post-combination company certificate of incorporation or bylaws, including the following sections of the certificate: Article V (Board of Directors), Section 7.1 (Meetings), Section 7.3 (Action by Written Consent), Article VIII (Limited Liability; Indemnification), Article IX (Corporate Opportunity),

Article X (Business Combinations) and Article XI (Amendment of Amended and Restated Certificate of Incorporation). The Board believes this amendment protects key provisions of the proposed Second Amended and Restated Certificate of Incorporation from arbitrary amendment and prevents a simple majority of stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders.

•

Adding a new Article X to cause the post-combination company to not to be governed by Section 203 of the DGCL and, instead, include a provision in the Second Amended and Restated Certificate of Incorporation that is substantially similar to Section 203 of the DGCL, but excludes the Excluded Parties from the definition of “interested stockholder,” and to make certain related changes. The amendment is intended to shield stockholders from the coerciveness of front-end loaded two-tier offers by preventing the offeror from effecting the second step of the offer unless the target’s board of directors approves such transaction.

•

The post-combination company will not be subject to Section 203 of the DGCL, an anti-takeover law. Section 203 is a default provision of the DGCL that prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with “interested stockholders” (a person or group owning 15% or more of the corporation’s voting stock) for three years following the date that a person becomes an interested stockholder, unless: (i) before such stockholder becomes an “interested stockholder,” the Board approves the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation at the time of the transaction (excluding stock owned by certain persons); or (iii) at the time or after the stockholder became an interested stockholder, the Board and at least two-thirds of the disinterested outstanding voting stock of the corporation approves the transaction. While Section 203 is the default provision under the DGCL, the DGCL allows companies to opt out of Section 203 of the DGCL by including a provision in their certificate of incorporation expressly electing not to be governed by Section 203 of the DGCL.

•

The Board has elected to opt out of Section 203, but the Board believes that it is in the best interests of stockholders to have protections similar to those afforded by Section 203. These provisions will encourage any potential acquiror to negotiate with the Board and therefore provides an opportunity to possibly obtain a higher purchase price than would otherwise be offered in connection with a proposed acquisition of the post-combination company. Such provisions may make it more difficult for an acquirer to consummate certain types of unfriendly or hostile corporate takeovers or other transactions involving the corporation that have not been approved by the Board. The Board believes that while such provisions will provide some measure of protection against an interested stockholder that is proposing a two-tiered transaction structure that is unduly coercive, it would not ultimately prevent a potential takeover that enjoys the support of stockholders and will also help to prevent a third party from acquiring “creeping control” of the Company without paying a fair premium to all stockholders. Thus, the Board has determined that the provisions included in Article X, as amended, are in the best interests of the post-combination company.

•

The Second Amended and Restated Certificate of Incorporation, as amended, will contain provisions that have the same effect as Section 203, except that they provide that the Excluded Parties will not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to such restrictions. The Board has determined to exclude the Excluded Parties from the definition of “interested stockholder” because our Sponsor, an affiliate of The Gores Group, currently holds voting power in excess of and immediately following the Business Combination these parties will hold voting power in excess of the 15% threshold under Section 203, such that “creeping control” without paying a fair premium to all stockholders, which Section 203 of the DGCL is intended to prevent, would not be applicable to The Gores Group and Platinum Equity and their affiliates and transferees.

Assuming the adoption of this Proposal No. 3, the new Article X would become effective 12 months following the date and time at which the Second Amended and Restated Certificate of Incorporation is filed with the Delaware Secretary of State in accordance with Section 103 of the DGCL.

Vote Required for Approval

The approval of the Charter Approval Proposal requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Charter Approval Proposal will have the same effect as a vote “AGAINST” such Charter Approval Proposal.

This Proposal No. 3 is conditioned upon the approval of the Business Combination Proposal. If the Business Combination Proposal is not approved, this Proposal No. 3 will have no effect, even if approved by our stockholders.

As of the date of this proxy statement, our Initial Stockholders have agreed to vote any shares of Common Stock owned by them in favor of this proposal. As of the date hereof, our Sponsor, directors and officers own 20% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 3.

PROPOSAL NO. 4—APPROVAL OF CERTAIN GOVERNANCE PROVISIONS IN THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Overview

Our stockholders are also being asked to vote on a separate proposal with respect to certain governance provisions in the Second Amended and Restated Certificate of Incorporation, which are separately being presented in accordance with SEC guidance and which will be voted upon on a non-binding advisory basis. In the judgment of our Board, these provisions are necessary to adequately address the needs of the post-combination company. Accordingly, regardless of the outcome of the non-binding advisory vote on these proposals, the Company and Shay intend that the Second Amended and Restated Certificate of Incorporation in the form set forth on Annex B will take effect at consummation of the Business Combination, assuming adoption of Proposal No. 3.

Proposal No. 4A: Change the Stockholder Vote Required to Amend the Certificate of Incorporation of the Company

Description of Amendment

The additional amendment would require the approval by affirmative vote of the holders of at least two-thirds of the Common Stock of the post-combination company to make any amendment to certain provisions of the post-combination company certificate of incorporation or bylaws, including any amendments to Article V (Board of Directors), Section 7.1 (Meetings), Section 7.3 (Action by Written Consent), Article VIII (Limited Liability; Indemnification), Article IX (Corporate Opportunity), Article X (Business Combinations) and Article XI (Amendment of Amended and Restated Certificate of Incorporation).

Reasons for the Amendment

The amendment is intended to protect key provisions of the Second Amended and Restated Certificate of Incorporation from arbitrary amendment and to prevent a simple majority of stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders.

Proposal No. 4B: Election Not to be Governed by Section 203 of the DGCL

Description of Amendment

The additional amendment would cause the post-combination company to not to be governed by Section 203 of the DGCL and, instead, include a provision in the Second Amended and Restated Certificate of Incorporation that is substantially similar to Section 203 of the DGCL, but excludes the Excluded Parties from the definition of “interested stockholder,” and to make certain related changes. Upon consummation of the Business Combination, the Excluded Parties will become “interested stockholders” within the meaning of Section 203 of the DGCL, but will not be subject to the restrictions on business combinations set forth in Section 203, as our Board approved the Business Combination in which the Excluded Parties became interested stockholders prior to such time they became interested stockholders. Assuming the adoption of Proposal No. 3, the new Article X would become effective 12 months following the date and time at which the Second Amended and Restated Certificate of Incorporation is filed with the Delaware Secretary of State in accordance with Section 103 of the DGCL.

Reasons for the Amendment

The amendment is intended to shield stockholders from the coerciveness of front-end loaded two-tier offers by preventing the offeror from effecting the second step of the offer unless the target’s board of directors approves such transaction.

The post-combination company will not be subject to Section 203 of the DGCL, an anti-takeover law. Section 203 is a default provision of the DGCL that prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with “interested stockholders” (a person or group owning 15% or more of the corporation’s voting stock) for three years following the date that a person becomes an interested stockholder, unless: (i) before such stockholder becomes an “interested stockholder,” the Board approves the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation at the time of the transaction (excluding stock owned by certain persons); or (iii) at the time or after the stockholder became an interested stockholder, the Board and at least two-thirds of the disinterested outstanding voting stock of the corporation approves the transaction. While Section 203 is the default provision under the DGCL, the DGCL allows companies to opt out of Section 203 of the DGCL by including a provision in their certificate of incorporation expressly electing not to be governed by Section 203 of the DGCL.

The Board has elected to opt out of Section 203, but the Board believes that it is in the best interests of stockholders to have protections similar to those afforded by Section 203. These provisions will encourage any potential acquiror to negotiate with the Board and therefore provides an opportunity to possibly obtain a higher purchase price than would otherwise be offered in connection with a proposed acquisition of the post-combination company. Such provisions may make it more difficult for an acquirer to consummate certain types of unfriendly or hostile corporate takeovers or other transactions involving the corporation that have not been approved by the Board. The Board believes that while such provisions will provide some measure of protection against an interested stockholder that is proposing a two-tiered transaction structure that is unduly coercive, it would not ultimately prevent a potential takeover that enjoys the support of stockholders and will also help to prevent a third party from acquiring “creeping control” of the Company without paying a fair premium to all stockholders. Thus, the Board has determined that the provisions included in Article X, as amended, are in the best interests of the post-combination company.

The Second Amended and Restated Certificate of Incorporation will contain provisions that have the same effect as Section 203, except that they provide that the Excluded Parties will not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to such restrictions. The Board has determined to exclude The Gores Group and Platinum Equity and their affiliates and transferees from the definition of “interested stockholder” because our Sponsor, an affiliate of The Gores Group, currently holds voting power in excess of and immediately following the Business Combination Platinum Equity will hold voting power in excess of the 15% threshold under Section 203, such that “creeping control” without paying a fair premium to all stockholders, which Section 203 of the DGCL is intended to prevent, would not be applicable to the Excluded Parties.

Proposal No. 4C: Change in Authorized Shares

Description of Amendment

The amendment would decrease our total number of authorized shares of all classes of Common Stock from 220,000,000 shares to 210,000,000 shares, which would consist of (i) increasing the post-combination company’s Class A Stock from 200,000,000 shares to 210,000,000 shares and (ii) decreasing the post-combination company’s Class F Stock from 20,000,000 shares to zero shares (after giving effect to the conversion of each outstanding share of Class F Stock immediately prior to the closing of the Business Combination into one share of Class A Stock).

Reasons for the Amendment

The amendment provides for the automatic conversion of the issued and outstanding Class F Stock, the elimination of the authorized Class F Stock and continues to provide for adequate authorized capital to provide flexibility for future issuances of Common Stock if determined by the Board to be in the best interests of the post-combination company without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

Proposal No. 4D: Corporate Opportunity

Description of Amendment

The amendment would provide that certain transactions are not “corporate opportunities” and that each of Platinum Equity and the investment funds affiliated with Platinum Equity and their respective successors and affiliates and all of their respective partners, principals, directors, officers, members, managers, equity holders and/or employees, including any of the foregoing who serve as officers or directors of the Company (each, an “Exempted Person”) are not subject to the doctrine of corporate opportunity.

Reasons for Amendment

The amendment is intended to provide that certain transactions are not “corporate opportunities” and that each Exempted Person is not subject to the doctrine of corporate opportunity and does not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company or any of its subsidiaries. The prior Article X provided that the doctrine of corporate opportunity would not apply to the Company or any of its officers or directors. The Board believes that this change is appropriate because neither Platinum Equity nor their affiliates should be restricted from investing in or operating similar businesses because Platinum Equity would be unwilling or unable to enter into the Business Combination without such assurances due to their activities as investors in a wide range of companies.

Vote Required for Approval

The approval of the Governance Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Governance Proposal will have no effect on the Governance Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Governance Proposal.

As discussed above, a vote to approve the Governance Proposal is an advisory vote, and therefore, is not binding on the Company, Shay or their respective boards of directors. Accordingly, regardless of the outcome of the non-binding advisory vote, the Company and Shay intend that the proposed Second Amended and Restated Certificate of Incorporation, in the form set forth on Annex B and containing the provisions noted above, will take effect at consummation of the Business Combination, assuming adoption of Proposal No. 3.

As of the date of this proxy statement, our Initial Stockholders have agreed to vote any shares of Common Stock owned by them in favor of this proposal. As of the date hereof, our Sponsor, directors and officers own 20% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 4.

PROPOSAL NO. 5—ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS

Overview

Assuming the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal are approved at the Special Meeting, stockholders are being asked to elect five directors to our Board, effective upon the closing of the Business Combination, with each Class I director having a term that expires at the post-combination company’s annual meeting of stockholders in 2021, each Class II director having a term that expires at the post-combination company’s annual meeting of stockholders in 2022 and each Class III director having a term that expires at the post-combination company’s annual meeting of stockholders in 2023, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. The election of these directors is contingent upon approval of the Business Combination and the Nasdaq Proposal.

Our Board has nominated Mr. Hendrickson to serve as the sole Class I director, Messrs. Bader and Heller to serve as Class II directors and Messrs. Heinberg and Samson to serve as Class III directors. The following sets forth information regarding each nominee.

Louis Samson, age 47, is a Partner at Platinum Equity, where he leads its New York, Greenwich and London-based investment teams, manages the operations of those offices and is a member of Platinum Equity’s Investment Committee. Mr. Samson joined Platinum Equity in 2007. He oversees M&A transactions executed by his teams and, together with Platinum Equity’s Operations Team, also provides oversight to portfolio companies following their acquisition. Prior to joining Platinum Equity, Mr. Samson was a Managing Director in the Mergers & Acquisitions Group at CIBC World Markets, the investment banking subsidiary of the Canadian Imperial Bank of Commerce. Prior to his role at CIBC World Markets, Mr. Samson was a Mergers & Acquisitions attorney at Stikeman Elliot LLP, a Canadian law firm. Mr. Samson is a graduate of Ottawa University Law School and Le Petit Seminaire de Quebec College. Mr. Samson has been nominated to serve on the Company’s board of directors by Platinum Equity pursuant to the terms of the Merger Agreement, and is qualified to serve as a director due to his extensive corporate finance, banking and private equity experience.

John Heller, age 57, is the Chief Executive Officer of PAE and a Director of PAE since 2013. Prior to joining PAE, Mr. Heller served as Senior Vice President and Chief Operating Officer of Engility Corporation, a provider of engineering and logistics services to the U.S. military, from July 2012 to December 2013, after it was spun-off from L-3 Communications. Before this role, Mr. Heller served as President of the Professional Support Services Division of L-3 Communications, a provider of communication and electronic systems and products to the U.S. military, from April 2012 to July 2012, a position he accepted to support Engility’s transition to operating as an independent and publicly traded company. Before joining L-3 Communications, Mr. Heller held several leadership positions at Harris Corporation, a technology and defense contractor and information technology services provider, including President of Harris IT Services and Vice President and General Manager of the division’s Department of Defense programs. He also served as CEO of Netco, Inc. and president and chief operating officer of Multimax, Inc., a Cerberus Capital Management portfolio company. He led its sale to Harris Corporation in 2007. Mr. Heller started his career in the U.S. Army. He served five years in various leadership positions as a logistics officer. Following several years in the consulting field at Deloitte Consulting, Mr. Heller attained his first CEO position at Rentport, Inc., a portfolio company of Catterton Partners (now L Catterton), a venture capital and private equity firm.

Mr. Heller earned a Master’s degree in business administration from the University of Pittsburgh, and is a graduate of the U.S. Military Academy at West Point. He serves on the Business Alumni Association Board of Directors for the Joseph M. Katz Graduate School of Business and College of Business Administration at the University of Pittsburgh. In addition to serving his alma mater, Mr. Heller more recently joined the advisory council for American University’s Kogod School of Business and was elected to the Professional Services Council board of directors.

Paul T. Bader, age 61, has served as an adjunct professor at the Leventhal School of Accounting at the University of Southern California since January 2018. He was a partner in the New York office of Ernst & Young LLP until his retirement in 2016. Mr. Bader held several roles at Ernst & Young over the course of his career, including Partner in Charge of the NY International Tax Practice, Managing Partner of the NY Tax Practice, Managing Partner of Metro NY area, Vice Chair of the Americas M&A practice, Americas Private Equity practice and the Americas Director of Strategy. Mr. Bader spent the last seven years of his career at Ernst & Young consulting with digital media companies on their global operations. Mr. Bader currently serves on the board of directors and as a member of the nominating and governance committee and the audit committee chair of Key Energy Services, Inc. He has also served on the boards of Carnegie Hall, the Citizens Budget Commission and the American Red Cross. Mr. Bader received his B.S. in accounting and his M.A. in taxation from the University of Southern California. Mr. Bader is qualified to serve as a director due to his accounting expertise and significant experience advising public companies on accounting and financial reporting matters.

Marshall Heinberg, age 62, is the founder of, and since 2012 has served as Managing Director of, MAH Associates, LLC, which provides strategic advisory and consulting services to various companies. Since 2015 he has served as a Senior Advisor to Burford Capital, a litigation finance company. He has served as Chairman of the board of directors and compensation committee of Ecology and Environment, Inc. (“EEI”), a subsidiary of WSP Global, Inc. (“WSP”), since April 2017, and served as Executive Chairman from September 2018 until WSP completed its acquisition of EEI on December 31, 2019. Mr. Heinberg began his investment banking career in 1987 in the Corporate Finance Division of Oppenheimer & Co. Inc., which was acquired by the Canadian Imperial Bank of Commerce, or CIBC, in 1997. He served as Head of the Investment Banking Department and as a Senior Managing Director of Oppenheimer from 2008 until July 2012, and as the Head of U.S. Investment Banking at CIBC World Markets from 2001 until 2008. Mr. Heinberg currently serves on the board of directors of the publicly traded companies ChannelAdvisor Corporation and Galmed Pharmaceuticals Ltd. and as a director and member of the audit committee of Universal Biosensors, Inc. He also serves on the Board of Directors of Union Carbide Corporation, a subsidiary of The Dow Chemical Company. Mr. Heinberg received a B.S. in Economics from the Wharton School of Business at the University of Pennsylvania and a J.D. from Fordham Law School. Mr. Heinberg is qualified to serve as a director due to his significant experience serving on the boards of public companies and knowledge of global capital markets.

John P. Hendrickson, age 64, is a retired partner of McDermott Will & Emery where he practiced in the areas of employee benefits and executive compensation for 37 years. While at McDermott, Mr. Hendrickson also served as the head of the Employee Benefit and European Practice Group, served on the Management, Executive and Compensation Committees and chaired the Compensation Committee from 2008 through 2016. He is a graduate of South Dakota State University and Notre Dame Law School and serves on the Notre Dame Law School Advisory Counsel. Mr. Hendrickson is qualified to serve as a director based on his extensive experience counseling public companies on executive compensation and other employment matters.

Vote Required for Approval

If a quorum is present, directors are elected by a plurality of the votes cast, in person or by proxy. This means that the five director nominees who receive the most affirmative votes will be elected. Votes marked “FOR” a nominee will be counted in favor of that nominee. Proxies will have full discretion to cast votes for other persons in the event any nominee is unable to serve. Failure to vote by proxy or to vote in person at the Special Meeting, abstentions and broker non-votes will have no effect on the vote.

This Proposal No. 5 is conditioned upon the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal. If each of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal is not approved, this Proposal No. 5 will have no effect, even if approved by our stockholders.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR

STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE FIVE DIRECTOR

NOMINEES TO THE BOARD OF DIRECTORS IN THE DIRECTOR ELECTION PROPOSAL.

PROPOSAL NO. 6—APPROVAL OF THE INCENTIVE PLAN, INCLUDING THE AUTHORIZATION OF THE INITIAL SHARE RESERVE UNDER THE INCENTIVE PLAN

At the Special Meeting, stockholders will be asked to approve the PAE Incorporated 2020 Equity Incentive Plan. The Board of Directors adopted the Incentive Plan on January 20, 2020, subject to its approval by our stockholders. The Company anticipates that the initial share reserve to be authorized under the Incentive Plan should be sufficient for multiple years of future awards. If the stockholders approve the Incentive Plan, it will become effective upon the closing of the Business Combination.

The Incentive Plan

The purpose of the Incentive Plan is to enhance the post-combination company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the post-combination company by providing these individuals with equity ownership opportunities. We believe that the Incentive Plan is essential to our success. Equity awards are intended to motivate high levels of performance and align the interests of our directors, employees and consultants with those of our stockholders by giving directors, employees and consultants an equity stake in the post-combination company and providing a means of recognizing their contributions to the success of the post-combination company. Our Board and management believe that equity awards are necessary to remain competitive in our industry and are essential to recruiting and retaining the highly qualified employees who help the post-combination company meet its goals.

Summary of the Incentive Plan

This section summarizes certain principal features of the Incentive Plan. The summary is qualified in its entirety by reference to the complete text of the Incentive Plan, which is attached to this proxy statement as Annex L.

Eligibility and Administration

Our employees, consultants and directors, and employees and consultants of our subsidiaries, will be eligible to receive awards under the Incentive Plan. As of January 24, 2020, we had two executive officers and four directors. The post-combination company and its subsidiaries are expected to have approximately 16,000 employees and four non-employee directors who will be eligible to receive awards under the Incentive Plan.

The Incentive Plan will be administered by our Board, which may delegate its duties and responsibilities to one or more committees of our directors and/or officers (referred to collectively as the plan administrator), subject to the limitations imposed under the Incentive Plan, Section 16 of the Exchange Act, stock exchange rules and other applicable laws. The plan administrator will have the authority to take all actions and make all determinations under the Incentive Plan, to interpret the Incentive Plan and award agreements and to adopt, amend and repeal rules for the administration of the Incentive Plan as it deems advisable. The plan administrator will also have the authority to determine which eligible service providers receive awards, grant awards and set the terms and conditions of all awards under the Incentive Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the Incentive Plan.

Shares Available for Awards

An aggregate of 7,781,063 shares of Class A Stock will be available for issuance under the Incentive Plan, all of which may be issued upon the exercise of incentive stock options. Up to 3,200,000 shares of Class A Stock available for issuance under the Incentive Plan are to be issued as RSUs to the RSU Recipients as contemplated by the Merger Agreement. Such RSUs reduce the number of shares of Class A Stock that the Platinum Stockholders are otherwise entitled to receive pursuant to the Merger Agreement and therefore do not dilute any other stockholders of the Company. If an award under the Incentive Plan expires, lapses or is terminated, surrendered, repurchased, canceled without having been fully exercised or forfeited, any unused shares subject to the award will again be available for new grants under the Incentive Plan. Dividend equivalents paid in cash will not be counted against the number of shares reserved under the Incentive Plan. However, the Incentive Plan does not allow the shares available for grant under the Incentive Plan to be recharged or replenished with shares that:

•	are tendered or withheld to satisfy the exercise price of an option;

•	are tendered or withheld to satisfy tax withholding obligations for any awards;

•	are subject to a stock appreciation right but are not issued in connection with the stock settlement of the stock appreciation right; or

•	are purchased on the open market with cash proceeds from the exercise of options.

Awards granted under the Incentive Plan in substitution for any options or other stock or stock-based awards granted by an entity before the entity’s merger or consolidation with us (or any of our subsidiaries) or our (or any of our subsidiaries’) acquisition of the entity’s property or stock will not reduce the shares available for grant under the Incentive Plan, but will count against the maximum number of shares that may be issued upon the exercise of incentive stock options.

Awards

The Incentive Plan provides for the grant of stock options, including incentive stock options (“ISOs”), and nonqualified stock options (“NSOs”), stock appreciation rights (“SARs”), restricted stock, dividend equivalents, restricted stock units, and other stock or cash based awards. Certain awards under the Incentive Plan may constitute or provide for payment of “nonqualified deferred compensation” under Section 409A of the Code. All awards under the Incentive Plan will be set forth in award agreements, which will detail the terms and conditions of awards, including any applicable vesting and payment terms and post-termination exercise limitations. A brief description of each award type follows.

•

Stock Options and SARs. Stock options provide for the purchase of shares of Class A Stock in the future at an exercise price set on the grant date. ISOs, in contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The plan administrator will determine the number of shares covered by each option and SAR, the exercise price of each option and SAR and the conditions and limitations applicable to the exercise of each option and SAR. The exercise price of a stock option or SAR will not be less than 100% of the fair market value of the underlying share on the grant date (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute awards granted in connection with a corporate transaction. The term of a stock option or SAR may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders).

•

Restricted Stock, Restricted Stock Units and Dividend Equivalents. Restricted stock is an award of shares of Class A Stock that remain forfeitable unless and until specified conditions are met and which may be subject to a purchase price and are generally nontransferable. Restricted stock units are contractual promises to deliver shares of Class A Stock in the future, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by dividend equivalents that represent the right to receive the equivalent value of dividends paid on shares of Class A Stock. The plan administrator may provide that the delivery of the shares underlying restricted stock units will be deferred on a mandatory basis or at the election of the participant. The terms and conditions applicable to restricted stock, restricted stock units and dividend equivalents will be determined by the plan administrator, subject to the conditions and limitations contained in the Incentive Plan. Under the Incentive Plan, dividends payable with respect to restricted stock and dividend equivalents payable with respect to restricted stock units prior to the vesting of such restricted stock or restricted stock units, as applicable, will be paid out to the participant only to the extent that the applicable vesting conditions of the underlying award are subsequently satisfied and the restricted stock or restricted stock units, as applicable, vest.

•

Other Stock or Cash Based Awards. Other stock or cash based awards are awards of cash, fully vested shares of Class A Stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of Class A Stock or other property. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled. The plan administrator will determine the terms and conditions of other stock or cash based awards, which may include any purchase price, performance goal, transfer restrictions and vesting conditions.

Performance-Based Awards

The plan administrator may select performance criteria for an award to establish performance goals for a performance period. Performance criteria under the Incentive Plan may include, but are not limited to:

•	net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense);

•	gross or net sales or revenue or sales or revenue growth;

•	net income (either before or after taxes) or adjusted net income;

•	profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin;

•	budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus);

•	cash flow (including operating cash flow and free cash flow or cash flow return on capital);

•	return on assets;

•	return on capital or invested capital;

•	cost of capital;

•	return on stockholders’ equity;

•	total stockholder return;

•	return on sales;

•	costs, reductions in costs and cost control measures;

•	expenses;

•	working capital;

•	earnings or loss per share;

•	adjusted earnings or loss per share;

•	price per share or dividends per share (or appreciation in or maintenance of such price or dividends);

•	regulatory achievements or compliance;

•	implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments;

•	market share;

•	economic value or economic value added models;

•	division, group or corporate financial goals;

•	individual business objectives;

•	production or growth in production;

•	reserves or added reserves;

•	growth in reserves per share;

•	inventory growth;

•	environmental, health and/or safety performance;

•	effectiveness of hedging programs;

•	improvements in internal controls and policies and procedures;

•	customer satisfaction/growth;

•	customer service; employee satisfaction;

•	recruitment and maintenance of personnel;

•	human resources management;

•	supervision of litigation and other legal matters;

•	strategic partnerships and transactions;

•	financial ratios (including those measuring liquidity, activity, profitability or leverage);

•	debt levels or reductions;

•	sales-related goals;

•	financing and other capital raising transactions;

•	cash on hand;

•	acquisition activity;

•	investment sourcing activity; and

•	marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease.

Such performance goals also may be based solely by reference to the post-combination company’s performance or the performance of a subsidiary, division, business segment or business unit of the post-combination company or a subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. When determining performance goals, the plan administrator may provide for exclusion of the impact of an event or occurrence which the plan administrator determines should appropriately be excluded, including, without limitation, non-recurring charges or events, acquisitions or divestitures, changes in the corporate or capital structure, events unrelated to the business or outside of the control of management, foreign exchange considerations, and legal, regulatory, tax or accounting changes.

Repricing

Under the Incentive Plan, the plan administrator may not, except in connection with certain corporate transactions and events, without the approval of our stockholders, authorize the repricing of any outstanding option or SAR to reduce its price per share, or cancel any option or SAR in exchange for cash or another award when the price per share exceeds the Fair Market Value (as that term is defined in the Incentive Plan) of the underlying shares.

Certain Transactions

In connection with certain corporate transactions and events affecting our Class A Stock, including a change in control, or change in any applicable laws or accounting principles, the plan administrator has broad discretion to take action under the Incentive Plan to prevent the dilution or enlargement of intended benefits, facilitate the transaction or event or give effect to the change in applicable laws or accounting principles. This includes canceling awards for cash or property, accelerating the vesting of awards, providing for the assumption or substitution of awards by a successor entity, adjusting the number and type of shares subject to outstanding awards and/or with respect to which awards may be granted under the Incentive Plan and replacing or terminating awards under the Incentive Plan. In addition, in the event of certain non-reciprocal transactions with our stockholders, the plan administrator will make equitable adjustments to the Incentive Plan and outstanding awards as it deems appropriate to reflect the transaction.

Provisions of the Incentive Plan Relating to Director Compensation

The Incentive Plan provides that the plan administrator may establish compensation for non-employee directors from time to time subject to the Incentive Plan’s limitations. The plan administrator will from time to time determine the terms, conditions and amounts of all non-employee director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation or other compensation and the grant date fair value of any equity awards granted under the Incentive Plan as compensation for services as a non-employee director during any fiscal year may not exceed $750,000 increased to $1,000,000 in the fiscal year in which the Incentive Plan’s effective date occurs or in the fiscal year of a non-employee director’s initial service as a non-employee director.

Plan Amendment and Termination

Our Board may amend or terminate the Incentive Plan at any time; however, no amendment, other than an amendment that increases the number of shares available under the Incentive Plan, may materially and adversely affect an award outstanding under the Incentive Plan without the consent of the affected participant and stockholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws. The Incentive Plan will remain in effect until the tenth anniversary of the earlier of (i) the date our Board adopted the Incentive Plan and (ii) the date our stockholders approve the Incentive Plan, unless earlier terminated by our Board. No awards may be granted under the Incentive Plan after its termination.

Foreign Participants, Claw-back Provisions, Transferability and Participant Payments

The plan administrator may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures to address differences in laws, rules, regulations or customs of such foreign jurisdictions. All awards will be subject to any post-combination company claw-back policy as set forth in such claw-back policy or the applicable award agreement. Except as the plan administrator may determine or provide in an award agreement, awards under the Incentive Plan are generally non-transferrable, except by will or the laws of descent and distribution, or, subject to the plan administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant. With regard to tax withholding obligations arising in connection with awards under the Incentive Plan, and exercise price obligations arising in connection with the exercise of stock options under the Incentive Plan, the plan administrator may, in its discretion, accept cash, wire transfer or check, shares of Class A Stock that meet specified conditions, a promissory note, a “market sell order,” such other consideration as the plan administrator deems suitable or any combination of the foregoing.

Federal Income Tax Consequences

The following is a general summary of certain U.S. federal tax consequences of the Incentive Plan based on the Code as currently in effect and on existing judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences. Actual tax consequences to participants may be either more or less favorable than those described below depending on the participant’s particular circumstances.

Incentive Stock Options. No income will be recognized by a participant for federal income tax purposes upon the grant or exercise of an incentive stock option. The basis of shares transferred to a participant upon exercise of an incentive stock option is the price paid for the shares. If the participant holds the shares for at least one year after the transfer of the shares to the participant and two years after the grant of the option, the participant will recognize capital gain or loss upon sale of the shares received upon exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the participant will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares, or if less, the gain on disposition. Any additional gain realized by the participant upon the disposition will be a capital gain. The excess of the fair market value of shares received upon the exercise of an incentive stock option over the option price for the shares is generally an item of adjustment for the participant for purposes of the alternative minimum tax. Therefore, although no income is recognized upon exercise of an incentive stock option, a participant may be subject to alternative minimum tax as a result of the exercise.

Non-qualified Stock Options. No income is expected to be recognized by a participant for federal income tax purposes upon the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares. Income recognized upon the exercise of a non-qualified stock option will be considered compensation subject to withholding, if applicable, at the time the income is recognized. Non-qualified stock options are designed to provide the post-combination company with a deduction equal to the amount of ordinary income recognized by the participant at the time of the recognition by the participant, subject to the deduction limitations described below.

Stock Appreciation Rights. There is expected to be no federal income tax consequences to either the participant or the post-combination company upon the grant of SARs. Generally, the participant will recognize ordinary income subject to withholding, if applicable, upon the receipt of payment pursuant to SARs in an amount equal to the aggregate amount of cash and the fair market value of any common stock received. Subject to the deduction limitations described below, the post-combination company generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Restricted Stock. If the restrictions on an award of shares of restricted stock are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Code), the participant will not recognize income for federal income tax purposes at the time of the award unless the participant affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of this election, the participant will be required to include in income for federal income tax purposes on the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the shares of restricted stock on such date, less any amount paid for the shares. The post-combination company will generally be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the restricted stock is received, the participant will recognize ordinary income at the time of the receipt of the restricted stock, and the post-combination company will generally be entitled to a corresponding deduction, equal to the fair market value of the shares at the time, less the amount paid, if any, by the participant for the restricted stock. If a Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited, the participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock.

Dividends paid to a participant in respect of restricted stock will be additional compensation taxable as ordinary income to the participant subject to withholding, unless the participant made an effective election under Section 83(b). Subject to the deduction limitations described below, the post-combination company generally will be entitled to a corresponding tax deduction equal to the dividends includible in the participant’s income as compensation. If the participant has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the participant.

If the restrictions on an award of restricted stock are not of a nature that the shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the participant will recognize ordinary income for federal income tax purposes at the time of the transfer of the shares to the participant in an amount equal to the fair market value of the shares of restricted stock on the date of the transfer, less any amount paid therefor. The post-combination company will generally be entitled to a deduction at that time in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below.

Restricted Stock Units. There will be no federal income tax consequences to either the participant or the post-combination company upon the grant of restricted stock units. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of cash and/or transfer of shares of common stock in payment of the restricted stock units in an amount equal to the aggregate of the cash received and the fair market value of the common stock transferred. Subject to the deduction limitations described below, the post-combination company generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Generally, a participant will recognize ordinary income subject to withholding upon the payment of any dividend equivalents paid with respect to an award in an amount equal to the cash the participant receives. Subject to the deduction limitations described below, the post-combination company generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Other Stock or Cash Based Awards. With respect to other stock or cash based awards paid in cash or shares of common stock, participants will generally recognize ordinary income equal to the fair market value of the shares of common stock or the amounts of cash paid on the date on which delivery of shares or payment in cash is made to the participant and the post-combination company will generally be allowed a corresponding tax deduction at that time.

Excess Parachute Payments. Section 280G of the Code limits the deduction that the post-combination company may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment” within the meaning of Section 280G of the Code. Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the post-combination company. Accelerated vesting or payment of awards under the Incentive Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.

Application of Section 409A of the Code. Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “non-qualified deferred compensation” could include equity-based incentive programs, including some stock options, SARs and restricted stock unit programs. Generally speaking, Section 409A does not apply to incentive stock options, non-discounted non-qualified stock options and appreciation rights if no deferral is provided beyond exercise, or restricted stock.

The awards made pursuant to the Incentive Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A of the Code to the extent the awards granted under the Incentive Plan are not exempt from coverage. However, if the Incentive Plan fails to comply with Section 409A in operation, a participant could be subject to additional taxes and interest.

The foregoing summary of the income tax consequences in respect of the Incentive Plan is for general information only. Interested parties should consult their own advisors as to the specific tax consequences of their awards.

The Incentive Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not intended to be qualified under Section 401(a) of the Code.

New Incentive Plan Benefits

Named executive officers and certain other employees of the post-combination company will receive grants of restricted stock units following the date of this proxy; however, the benefits or amounts that may be received or allocated to such participants under the Incentive Plan are not currently determinable. For additional information regarding the restricted stock units, please see the section titled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement—Covenants of Shay.”

Required Vote and Board of Directors Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person or by proxy and entitled to vote at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Incentive Plan Proposal will have no effect on the Incentive Plan Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Incentive Plan Proposal.

This Proposal No. 6 is conditioned upon the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal. If each of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal is not approved, this Proposal No. 6 will have no effect, even if approved by our stockholders.

The Board believes that the proposed adoption of the Incentive Plan is in the best interests of the Company and its stockholders for the reasons stated above.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 6.

PROPOSAL NO. 7—THE ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal, if adopted, will allow our Board to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal or the Charter Approval Proposal, but no other proposal if the Business Combination Proposal, the Nasdaq Proposal or the Charter Approval Proposal are approved.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our stockholders, our Board may not be able to adjourn the Special Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal or any other proposal.

Vote Required for Approval

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of outstanding shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Adjournment Proposal will have no effect on the Adjournment Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Adjournment Proposal.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS

VOTE “FOR” THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT THE COMPANY

General

We are a blank check company incorporated on October 23, 2017 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to as a “business combination.” Prior to our entering into the Merger Agreement, our acquisition and value creation strategy was to identify, acquire and, after an initial business combination, to build a company in an industry or sector that complements the experience of our management team and can benefit from our operational expertise. Our acquisition selection process has leveraged our team’s network of potential transaction sources, ranging from owners and directors of private and public companies, private equity funds, investment bankers, lenders, attorneys, accountants and other trusted advisors across various sectors. We have neither engaged in any operations nor generated any revenue to date. Based on our business activities, we are a “shell company” as defined under the Exchange Act because we have no operations and nominal assets consisting solely of cash and/or cash equivalents.

On November 3, 2017, our Sponsor purchased an aggregate of 10,781,250 Founder Shares, for an aggregate purchase price of $25,000 or approximately $0.002 per share. Subsequently, our Sponsor transferred an aggregate of 75,000 Founder Shares to the Company’s independent directors. On October 22, 2018, following the expiration of the unexercised portion of the underwriter’s over-allotment option, our Sponsor forfeited 781,250 Founder Shares so that the Founder Shares held by our Initial Stockholders would represent 20% of our outstanding shares of Common Stock immediately following the consummation of our IPO.

On September 11, 2018 (the “IPO Closing Date”), we consummated our IPO of 40,000,000 public units of the Company, including 2,500,000 public units issued pursuant to the partial exercise of the underwriter’s over-allotment option. Each public unit consists of one share of Class A Stock, and one-third of one public warrant of the Company, each whole public warrant entitling the holder thereof to purchase one share of Class A Stock at an exercise price of $11.50 per share of Class A Stock. The public units were sold at a price of $10.00 per share, generating gross proceeds to us of $400,000,000. Simultaneously with the IPO Closing Date, we completed the private sale of an aggregate of 6,666,666 Private Placement Warrants to our Sponsor at a price of $1.50 per Private Placement Warrant, each exercisable to purchase one share of Class A Stock at $11.50 per share, generating gross proceeds to us of $10,000,000. The Private Placement Warrants have terms and provisions that are identical to those of the public warrants sold as part of the public units in the IPO, except that the Private Placement Warrants may be physical (cash) or net share (cashless) settled and are not redeemable so long as they are held by the Sponsor or its permitted transferees. The sale of the Private Placement Warrants was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

On the IPO Closing Date, $400,000,000 of the gross proceeds from the IPO and the sale of the Private Placement Warrants was deposited in the Trust Account with the Trustee. Of the $10,000,000 held outside of the Trust Account, $8,000,000 was used to pay underwriting discounts and commissions, $300,000 was used to repay notes payable to our Sponsor and the balance was available to pay accrued offering and formation costs, business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Funds held in the Trust Account have been invested only in U.S. government treasury bills with a maturity of one hundred and eighty (180) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, that invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earliest of: (i) the completion of an initial business combination; (ii) the redemption of any shares of Class A Stock properly tendered in connection with a stockholder vote to amend our current certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of such shares of Class A Stock if we do not complete an initial business combination by September 11, 2020; and (iii) the redemption of 100% of the shares of Class A Stock if we are unable to complete an initial business combination by September 11, 2020 (subject to applicable law).

On October 26, 2018, we announced that the holders of our public units may elect to separately trade the Class A Stock and public warrants included in the public units commencing on October 29, 2018 on the Nasdaq

Capital Market under the symbols “GRSH” and “GRSHW,” respectively. Those public units not separated will continue to trade on the Nasdaq under the symbol “GRSHU.”

Initial Business Combination

Nasdaq rules require that an initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in our Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with an initial business combination. Our Board has determined that the Business Combination meets the 80% test.

Redemption Rights for Holders of Public Shares

We are providing our public stockholders with the opportunity to redeem their public shares for cash equal to a pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the closing of the Business Combination, including interest not previously released to the Company to fund Regulatory Withdrawals and/or to pay its franchise and income taxes, divided by the number of then outstanding public shares, upon the consummation of the Business Combination, subject to the limitations described herein. As of September 30, 2019, the redemption price would have been approximately $10.18 per share. Our Initial Stockholders, including our Sponsor, and our other current directors and officers have agreed to waive their redemption rights with respect to their shares of Common Stock in connection with the consummation of the Business Combination. The Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Our Initial Stockholders have also agreed to waive their right to a conversion price adjustment with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination.

Submission of Our Initial Business Combination to a Stockholder Vote

The Special Meeting of our stockholders to which this proxy statement relates is to solicit your approval of the Business Combination. Unlike many other blank check companies, our public stockholders are not required to vote against the Business Combination in order to exercise their redemption rights. If the Business Combination is not completed, then public stockholders electing to exercise their redemption rights will not be entitled to receive such payments. Our Initial Stockholders, including our Sponsor, have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination.

Limitations on Redemption Rights

Notwithstanding the foregoing our current certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from exercising redemptions with respect to more than an aggregate of 20% of the shares of Class A Stock included in the public units sold in our IPO.

Employees

We currently have three executive officers. Members of our management team are not obligated to devote any specific number of hours to our matters, but they intend to devote as much of their time as they deem necessary to our affairs until we have completed an initial business combination. We presently expect our officers to devote such amount of time as they reasonably believe is necessary to our business, and the amount of time that Mr. Gores or any other members of our management will devote in any time period will vary based on the current stage of the business combination process.

Management

Directors and Officers

Our current directors and executive officers are as follows:

Name	Age	Title
Alec Gores	65	Chairman
Mark Stone	55	Chief Executive Officer
Andrew McBride	38	Chief Financial Officer and Secretary
Randall Bort	54	Director
William Patton	73	Director
Jeffrey Rea	54	Director

Alec Gores has been our Chairman since October 2017. Mr. Gores is the Founder, Chairman and Chief Executive Officer of The Gores Group, a global investment firm focused on acquiring businesses that can benefit from the firm’s operating expertise. Mr. Gores pioneered a new operational approach to private equity investing when he founded The Gores Group in 1987. Since then, the firm has acquired more than 100 businesses including a current portfolio of more than 20 active companies worldwide. Mr. Gores began his career as a self-made entrepreneur and operating executive. In 1978, he self-funded and founded Executive Business Systems (“EBS”), a developer and distributor of vertical business software systems. Within seven years, EBS had become a leading value-added reseller in Michigan and employed over 200 people. In 1986, CONTEL purchased EBS, and Mr. Gores subsequently began acquiring and operating non-core businesses from major corporations and building value in those entities, a decision that ultimately led to the founding of what has evolved into The Gores Group today. Under his leadership, The Gores Group has continued to acquire businesses in need of operational and financial resources, while creating value and working with management teams to establish an entrepreneurial environment as a foundation for sustainable growth. This philosophy has served the firm well. Mr. Gores served as the Chairman of the Board of Directors of Gores Holdings I from its inception in June 2015 until completion of the Hostess acquisition in November 2016. Additionally, Mr. Gores has served as the Chairman of the Board of Directors of Gores Holdings II until completion of the Verra Mobility acquisition in October 2018, and currently serves as CEO of Gores Metropoulos, Inc., a position he has held since the corporation’s inception in August 2018. Mr. Gores holds a degree in Computer Science from Western Michigan University. Mr. Gores’ significant investment and financial expertise make him well qualified to serve as a member of our Board.

Mark R. Stone has been our Chief Executive Officer since October 2017. Mr. Stone is a Senior Managing Director of The Gores Group. Mr. Stone is a member of the Investment Committee and a member of the Office of the Chairman of The Gores Group. Mr. Stone has worked at The Gores Group for more than ten years, primarily focusing on worldwide operations of all Gores’ portfolio companies and all Gores’ operational due diligence efforts. He has been a senior team member with key responsibility in several turnaround, value-oriented investment opportunities, including Stock Building Supply, a supplier of building materials and construction services to professional home builders and contractors in the United States; United Road Services, a provider of finished vehicle logistics services; and Sage Automotive Interiors, the largest North American manufacturer of high performance automotive seat fabrics. Mr. Stone has also been involved with the acquisitions, successful carve-outs and transformations of Lineage Power and VincoTech, manufacturers of telecom conversion products, electronic OEMs, power modules, GPS products and electronic manufacturing services, from TE Connectivity Ltd.; Therakos, a global leader in advanced technologies for extracorporeal photopheresis (ECP), from Johnson & Johnson; and Sagem Communications, a Paris-based manufacturer of set-top boxes, residential terminals, printers and other communications equipment, from the Safran Group. He has served as Executive Chairman and/or CEO of several portfolio companies including Siemens Enterprise Communications, a leading Munich-based global corporate telephony (PBX) and unified communications (UC) solutions provider, and Enterasys Networks, a global network solutions provider. Mr. Stone also served as the Chief Executive Officer of Gores Holdings I from its inception in June 2015 until completion of the Hostess acquisition in November 2016 and served as a Director of Hostess until April 2018. Additionally, Mr. Stone served as the Chief Executive

Officer of Gores Holdings II until completion of the Verra Mobility acquisition in October 2018. Prior to joining The Gores Group, Mr. Stone spent nearly a decade as a chief executive transforming businesses across the services, industrial and technology sectors. Mr. Stone spent five years with The Boston Consulting Group as a member of their high technology and industrial goods practices and served in the firm’s Boston, London, Los Angeles and Seoul offices. Mr. Stone earned a B.S. in Finance with Computer Science and Mathematics concentrations from the University of Maine and an M.B.A. in Finance from The Wharton School of the University of Pennsylvania.

Andrew McBride has been our Chief Financial Officer and Secretary since October 2017. Mr. McBride has served as Director, Finance and Tax at The Gores Group since February 2010, where he is responsible for tax due diligence and structuring of acquisitions, compliance, planning, financial management and portfolio company reporting. Mr. McBride also served as the Chief Financial Officer and Secretary of Gores Holdings I from January 2016 until completion of the Hostess acquisition in November 2016. Additionally, Mr. McBride served as the Chief Financial Officer and Secretary of Gores Holdings II until completion of the Verra Mobility acquisition in October 2018, and currently serves as CFO of Gores Metropoulos, Inc. from its inception in August 2018. Previously, from January 2008 to January 2010, Mr. McBride worked in the High Net Worth group at Ehrhardt, Keefe, Steiner, and Hottman, P.C. From January 2004 to January 2008, Mr. McBride was with KPMG, LLP, assisting international corporations with tax planning, structuring and compliance issues. Mr. McBride holds a B.S. in Accounting and Finance from the University of Notre Dame and is licensed as a Certified Public Accountant in the State of Colorado.

Randall Bort has served as a member of our Board since September 6, 2018. Mr. Bort is a Co-Founder of SandTree Holdings, LLC, a private commercial real estate investment firm. Previously, Mr. Bort was an investment banker at Drexel Burnham Lambert, BT Securities, Donaldson, Lufkin & Jenrette, Credit Suisse First Boston, The Mercanti Group and Imperial Capital. Mr. Bort has significant financial, transactional and capital markets experience across multiple industries and has worked both domestically and in Asia. Mr. Bort earned a B.A. in Economics and Mathematics from Claremont McKenna College and an M.B.A. in Finance and Entrepreneurial Management from The Wharton School of the University of Pennsylvania. Mr. Bort served as a member of the Board of Directors of Gores Holdings, Inc. from August 2015 until completion of the Hostess acquisition in November 2016. Additionally, Mr. Bort served as a member of the Board of Directors of Gores Holdings II until completion of the Verra Mobility acquisition in October 2018, and continues on as a member of the Board of Directors for Verra Mobility. He also serves on the Board of Directors of Gores Metropoulos, Inc. Mr. Bort also is a member of the Board of Trustees of Children’s Bureau, a non-profit organization based in Los Angeles focused on foster care and the prevention of child abuse. Mr. Bort’s significant investment and financial expertise make him well qualified to serve as a member of our Board.

William Patton has served as a member of our Board since September 6, 2018. Mr. Patton is Chairman, Chief Executive Officer and Co-Founder of The Four Star Group, a consulting and advisory firm focused on the civilian fields of Defense, Space, Military and Security. Mr. Patton has served as chairman, president and/or chief executive officer of a number of private and public companies including Unisys, Cado Systems, MAI Basic Four and Peerless Systems and has spent his entire career in the related fields of computer systems and telecommunications technology. Mr. Patton served as a member of the Board of Directors of Gores Holdings I from August 2015 until completion of the Hostess acquisition in November 2016. Additionally, Mr. Patton served as a member of the Board of Directors of Gores Holdings II until completion of the Verra Mobility acquisition in October 2018. Mr. Patton holds an undergraduate Business degree from Santa Monica City College and a B.S. in Petroleum Engineering from the Missouri School of Science & Technology graduating cum laude, and attended the Harvard Business School PMD Program. Mr. Patton was the Co-Founder and first President of the United States Academic Decathlon, now recognized as the nation’s largest high school competition emphasizing academic excellence including most of the United States and many international schools. Mr. Patton served as an officer and Ranger in the United States Army for nine years, attaining the rank of Major. Mr. Patton’s significant experience on the boards of a number of private and public companies makes him well qualified to serve as a member of our Board.

Jeffrey Rea has served as a member of our Board since September 6, 2018. Mr. Rea currently serves as a director of BMC Stock Holdings, Inc. (Nasdaq: STCK). Mr. Rea previously served as President, Chief Executive Officer and Director of Stock Building Supply Holdings, Inc. from November 2010 to December 1, 2015, at which time the company was merged with Building Materials Holding Corporation to create BMC Stock Holdings, Inc. Prior to that, Mr. Rea served as President of the specialty products group at TE Connectivity Ltd. from 2008 to 2010. Prior to that, Mr. Rea was the Senior Vice President of the building products group at Johns Manville, a global manufacturer of highly engineered materials and building products, which is owned by Berkshire Hathaway Company. Before joining Johns Manville, Mr. Rea served for 15 years in various leadership roles at General Electric Company, including general management, sales and marketing, distribution management and supply chain leadership positions. Mr. Rea also served for five years with its corporate audit staff. Mr. Rea served as a member of the Board of Directors of Gores Holdings I from March 2016 until completion of the Hostess acquisition in November 2016. Additionally, Mr. Rea served as a member of the Board of Directors of Gores Holdings II until completion of the Verra Mobility acquisition in October 2018, and continues on as a member of the Board of Directors for Verra Mobility. Mr. Rea received a degree in mechanical engineering from Rose-Hulman Institute of Technology. Mr. Rea’s significant investing and management experience makes him well qualified to serve as a member of our Board.

Stockholder Communications

Our Board has established a process for stockholders to send communications to our Board. Stockholders may communicate with our Board generally or a specific director at any time by writing to the Company’s Secretary, Gores Holdings III, Inc., 9800 Wilshire Blvd., Beverly Hills, California 90212. We review all messages received, and forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to our Board. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to our Board generally, to the Chairman of our Board. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to our Board.

Board Leadership Structure and Role in Risk Oversight

Our Board recognizes that the leadership structure and combination or separation of the Chief Executive Officer and Chairman roles is driven by the needs of the Company at any point in time. As a result, no policy exists requiring combination or separation of leadership roles and our governing documents do not mandate a particular structure. This has allowed our Board the flexibility to establish the most appropriate structure for the Company at any given time. Currently, our Chief Executive Officer and Chairman roles are separately held by Mr. Mark R. Stone and Mr. Alec Gores, respectively. In addition, none of the officers of the Company is a member of our Board and none of the directors of our Board is an officer of the Company.

Our Board is actively involved in overseeing our risk management process. Our Board focuses on our general risk management strategy and ensures that appropriate risk mitigation strategies are implemented by management. Further, operational and strategic presentations by management to our Board include consideration of the challenges and risks of our businesses, and our Board and management actively engage in discussion on these topics. In addition, each of our Board’s committees considers risk within its area of responsibility. For example, our Audit Committee provides oversight to legal and compliance matters and assesses the adequacy of our risk-related internal controls. In addition, our Compensation Committee considers risk and structures our executive compensation programs, if any, to provide incentives to appropriately reward executives for growth without undue risk taking.

Number and Terms of Office of Officers and Directors

Our Board consists of four directors. Our Board is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Randall Bort, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of William Patton and Jeffrey Rea, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Alec Gores, will expire at the third annual meeting of stockholders.

Our officers are appointed by the Board and serve at the discretion of the Board, rather than for specific terms of office. Our Board is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Treasurer and such other offices as may be determined by the Board.

Director Independence

Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Randall Bort, William Patton, and Jeffrey Rea are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Committees of the Board of Directors

Our Board has two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

Our Board has established an audit committee of the Board. Audit committee members include Randall Bort, William Patton and Jeffrey Rea. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Messrs. Bort, Patton and Rea qualify as independent directors under applicable rules.

Each member of the audit committee is financially literate and our Board has determined that Randall Bort qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•

pre-approving all audit and permitted non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•	setting clear hiring policies for employees or former employees of the independent auditors;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•

obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•

reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Our Board has established a compensation committee of the Board. Compensation committee members include Randall Bort, William Patton and Jeffrey Rea. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent. Randall Bort, William Patton and Jeffrey Rea are independent.

We have adopted a compensation committee charter which details the principal functions of the compensation committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving on an annual basis the compensation of all of our other officers;

•	reviewing on an annual basis our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees; and

•

if required, producing a report on executive compensation to be included in our annual proxy statement; and reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

It is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Committee Membership, Meetings and Attendance

Each of the Audit Committee and Compensation Committee of our Board is comprised entirely of independent directors.

From October 23, 2017 (inception) through December 31, 2018, the end of our fiscal year, our Audit Committee held two meetings, at which all members of the Audit Committee were present. Our Board or a committee thereof acted by written consent at least three times in fiscal year 2018. Our Compensation Committee did not hold meetings in fiscal year 2018.

We encourage all of our directors to attend our annual meetings of stockholders. This Special Meeting will be our first annual meeting.

Director Nominations

We do not have a standing nominating committee, though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605(e)(2) of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the Board. The Board believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. In accordance with Rule 5605(e)(1)(A) of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The Board will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to the Board should follow the procedures set forth in our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the Board or compensation committee of any entity that has one or more executive officers serving on our Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of our Class A Stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such Forms, we believe that during the year ended December 31, 2018 there were no delinquent filers.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, executive officers and employees that complies with the rules and regulations of the Nasdaq. The Code of Ethics codifies the business and ethical principles that govern all aspects of our business. We have previously filed copies of our form Code of Ethics, our form of Audit Committee Charter and our form of Compensation Committee Charter as exhibits to our registration statement in connection with our IPO. You may review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request to us in writing at 9800 Wilshire Blvd. Beverly Hills, California 90212 or by telephone at (310) 209-3010. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Conflicts of Interest

The Gores Group manages several investment vehicles. Funds managed by The Gores Group or its affiliates may compete with us for acquisition opportunities. If these funds decide to pursue any such opportunity, we may be precluded from procuring such opportunities. In addition, investment ideas generated within The Gores Group, including by Mr. Gores, may be suitable for both us and for a current or future fund of The Gores Group and may be directed to such investment vehicle rather than to us. Neither The Gores Group nor members of our management team who are also employed by certain affiliates of The Gores Group have any obligation to present us with any opportunity for a potential initial business combination of which they become aware, unless presented to such member solely in his or her capacity as an officer of the Company. The Gores Group and/or our management, in their capacities as officers or managing directors of The Gores Group or in their other endeavors, may be required to present potential initial business combinations to the related entities described above, current or future investment vehicles of The Gores Group, or third parties, before they present such opportunities to us.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present an initial business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of an initial business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor these fiduciary obligations under applicable law. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination. Our current certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our Company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

In addition, our Sponsor, officers and directors may participate in the formation of, or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, our Sponsor, officers or directors could have conflicts of interest in determining whether to present initial business combination opportunities to us or to any other blank check company with which they may become involved. In particular, an affiliate of our Sponsor is currently sponsoring another blank check company, Gores Metropoulos, Inc., which may seek to complete a business combination in an operating company in the consumer products and services industries, but may also pursue an acquisition opportunity in any industry or location. Further, one of our directors, Mr. Bort, serves as a director of Gores Metropoulos, Inc., Mr. Gores, our Chairman, serves as the Chief Executive Officer of Gores Metropoulos, Inc., and Mr. McBride, our Chief Financial Officer, serves as the Chief Financial Officer of Gores Metropoulos, Inc. Any such companies, including Gores Metropoulos Inc., may present additional conflicts of interest in pursuing an acquisition target. However, we do not believe that any potential conflicts would materially affect our ability to complete our initial business combination. Investors should also be aware of the following other potential conflicts of interest:

•	the fact that our Initial Stockholders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

•

the fact that our Initial Stockholders have agreed to waive their rights to conversion price adjustments with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination;

•

the fact that our Sponsor paid an aggregate of $25,000 for 10,781,250 Founder Shares and (after giving effect to the cancellation of (i) 781,250 Founder Shares on October 22, 2018 and (ii) approximately 3,000,000 Founder Shares at the time of the Business Combination) the remaining 7,000,000 Founder Shares will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $70,000,000 (after giving effect to the cancellation of approximately 3,000,000 Founder Shares) but, given the restrictions on such shares, we believe such shares have less value;

•

the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by September 11, 2020;

•

the fact that our Sponsor paid an aggregate of approximately $10,000,000 for its 6,666,666 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by September 11, 2020;

•

the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

•

if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•

the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by September 11, 2020;

•

that, as described in the Charter Approval Proposal and reflected in Annex B, our proposed Second Amended and Restated Certificate of Incorporation excludes The Gores Group and Platinum Equity and each of their successors, certain affiliates and each of their respective transferees as “interested parties” from the list of prohibited business combinations not in compliance with Section 203 of the DGCL;

•

that, at the closing of the Business Combination we will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees;

•

that Alec Gores has entered into a Subscription Agreement with the Company, pursuant to which Alec Gores has committed to purchase up to 3,557,416 shares of Class A Stock in the Private Placement for an aggregate commitment of approximately $32,728,227; and

•

the fact that Alec Gores, our Chairman, is the brother of Tom Gores, the Chief Executive Officer and Chairman of Platinum Equity, and that Tom Gores and certain other executives of Platinum Equity would participate in the Private Placement directly and/or indirectly through an investment in Platinum Equity. Platinum Equity currently holds a controlling stake in Shay through the Platinum Stockholders, which will receive a portion of the cash consideration and a portion of the stock consideration to be paid in connection with the Business Combination. Upon completion of the Business Combination, Platinum Equity will beneficially own 26.8% of our Class A Stock in the post-combination company. Pursuant to the Investor Rights Agreement, the Platinum Stockholders will also have the right to nominate up to two directors to the post-combination company’s board of directors, of whom one will initially be the current Chief Executive Officer of PAE Holding as a Class II director and the other who will initially be a representative of the Platinum Stockholders as a Class III director. The remaining three directors will be independent directors initially nominated by the Platinum Stockholders and reasonably acceptable to the Company. In addition, for so long as the Platinum Stockholders have the right to nominate a director, they will also have the right to: (i) designate the chairman of the board of directors of the post-combination company (who need not be a nominee of the Platinum Stockholders); (ii) appoint one representative to each committee of the board of the post-combination company other than the audit committee; (iii) subject to applicable law and stock exchange requirements, appoint one observer to each committee of the board of the post-combination company; and (iv) subject to applicable law and stock exchange requirements, require that the post-combination company board does not exceed five directors. The Platinum Stockholders’ right to nominate directors to the post-combination company’s board is subject to maintaining its ownership percentage of the total outstanding shares of Class A Stock at certain levels as discussed elsewhere in this proxy statement.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our current certificate of incorporation provides that the doctrine of corporate opportunity will not apply with respect to any of our officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have. Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties or contractual obligations that may present a conflict of interest:

Name of Individual	Entity Name	Entity’s Business	Affiliation
Alec Gores	The Gores Group, LLC(1)	Private equity and SPAC investments	Director and Officer
Mark Stone	The Gores Group, LLC(1)	Private equity and SPAC investments	Director and Officer
Andy McBride	The Gores Group, LLC(1)	Private equity and SPAC investments	Director and Officer
Randall Bort	None
William Patton	None
Jeffrey Rea	None
(1)	Includes all portfolio companies and certain other affiliates of The Gores Group as well as Gores Metropoulos, Inc.

Accordingly, if any of the above executive officers or directors become aware of an initial business combination opportunity which is suitable for any of the above entities to which he or she has then-current fiduciary or contractual obligations, he or she will honor these obligations to present such initial business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that any of the foregoing fiduciary duties or contractual obligations will materially affect our ability to complete our initial business combination. Our current certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our Company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our Sponsor, executive officers or directors. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA, or from an independent accounting firm, that such an initial business combination is fair to our Company from a financial point of view.

Our Initial Stockholders have agreed to vote their shares of Common Stock in favor of our Business Combination.

Limitation on Liability and Indemnification of Officers and Directors

Our current certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our current certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our current certificate of incorporation. Our bylaws also permit us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have obtained a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Audit Committee Report

Our Audit Committee has reviewed and discussed our audited financial statements with management, and has discussed with our independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board, which we refer to as “PCAOB,” Auditing Standard No. 1301, “Communications with Audit Committees,” referred to as PCAOB Auditing Standard No. 1301. Additionally, our Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based upon such review and discussion, our Audit Committee recommended to our Board that the audited financial statements for the year ended December 31, 2018 be included in our annual report on Form 10-K for the last fiscal year for filing with the SEC.

Submitted by:

Audit Committee of the Board of Directors,

Randall Bort

William Patton

Jeffrey Rea

Fees and Services

KPMG has audited our financial statements for the fiscal year ended December 31, 2018. The following is a summary of fees paid or to be paid to KPMG for services rendered since October 23, 2017 (inception) through December 31, 2018.

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by KPMG in connection with regulatory filings. The fees billed by KPMG for professional services rendered for the audit of our annual financial statements, review of the financial information included in our Forms 10-Q for the respective periods, the registration statement, the Form 8-K filed in connection with the closing of our IPO and other required filings with the SEC for the period from October 23, 2017 (inception) through December 31, 2018 totaled $155,500. The above amounts include interim procedures and audit fees, as well as attendance at Audit Committee meetings.

Audit-Related Fees. Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. We did not pay KPMG for audit-related fees for the period from October 23, 2017 (inception) through December 31, 2018.

Tax Fees. We did not pay KPMG for tax planning and tax advice for the period from October 23, 2017 (inception) through December 31, 2018.

All Other Fees. We did not pay KPMG for any other services for the period from October 23, 2017 (inception) through December 31, 2018.

Our Audit Committee has determined that the services provided by KPMG are compatible with maintaining the independence of KPMG as our independent registered public accounting firm.

Pre-Approval Policy

Our Audit Committee has approved all of the foregoing services. The Audit Committee shall review and, in its sole discretion, pre-approve all audit and permitted non-audit services to be performed by our independent auditors as provided under the Audit Committee charter.

THE COMPANY’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with our audited financial statements and the notes related thereto which are included elsewhere in this proxy statement. Certain information contained in the discussion and analysis set forth below includes forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed in the sections of this proxy statement entitled “Risk Factors” and “General Information—Cautionary Note Regarding Forward-Looking Statements.”

Overview

We are a blank check company incorporated on October 23, 2017 as a Delaware corporation and formed for the purpose of effecting a merger, Common Stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more target businesses. We completed our IPO on September 11, 2018. Since completing our IPO, we have reviewed a number of opportunities to enter into an initial business combination with an operating business, and intend to effectuate the Business Combination. We intend to effectuate the Business Combination using cash from the proceeds of our IPO, the sale of the Private Placement Warrants and the Private Placement.

Recent Developments

Proposed Shay Business Combination

On November 1, 2019, the Company entered into the Merger Agreement, which provides for the Business Combination, among other things. As a result of the First Merger, the Company will own 100% of the outstanding common stock of Shay and each share of common stock of Shay will be cancelled and converted into the right to receive a portion of the consideration. As a result of the Second Merger, the Company will own 100% of the outstanding interests in the Second Merger Sub. Following the closing of the Business Combination, the Company will own, directly or indirectly, all the stock of Shay and its subsidiaries and the Shay Stockholders will hold a portion of the Class A Stock.

The Merger Agreement

Merger Consideration

Pursuant to the Merger Agreement, the aggregate merger consideration payable to the Shay Stockholders will consist of (i) an amount in cash equal to the Closing Cash Payment Amount (as defined in the Merger Agreement), which is expected to be approximately $442 million, and (ii) a number of shares of newly-issued Class A Stock equal to the Closing Number of Securities (as defined in the Merger Agreement), which are expected to have a value of approximately $253 million before adjusting for the cancellation of a portion of the Founder Shares. The merger consideration payable to the Shay Stockholders is also subject to adjustment based on Shay’s working capital, cash, transaction expenses and indebtedness as of the closing date, among other adjustments contemplated by the Merger Agreement. Including assumed indebtedness (net of available cash) of Shay of approximately $572 million at the closing (after giving effect to the partial repayment of existing indebtedness as contemplated by the Merger Agreement), the aggregate purchase price to be paid by the Company to acquire Shay is expected to be approximately $1.4 billion.

In addition to the consideration to be paid at the closing of the transactions contemplated by the Merger Agreement, Shay Stockholders will be entitled to receive additional earn-out payments from the Company of up to an aggregate of four million shares of Class A Stock, if the price of Class A Stock trading on the Nasdaq exceeds certain thresholds during the five-year period following the completion of the Mergers.

Consummation of the transactions contemplated by the Merger Agreement is subject to customary closing conditions as well as specified cash availability conditions. The Merger Agreement also contains customary representations and warranties and may be terminated by the parties thereto as specified therein.

Subscription Agreements

On November 1, 2019, the Company entered into Subscription Agreements in the form attached hereto as Annex K with certain investors, pursuant to which the investors have agreed to purchase in the aggregate 23,913,044 shares of Class A common stock in the Private Placement for $9.20 per share. The anticipated gross proceeds from the Private Placement of approximately $220,000,005 will be used to partially fund the cash consideration to be paid to the Shay Stockholders. The Private Placement is conditioned on, among other things, the closing of the Business Combination.

In order to facilitate the Private Placement, Sponsor has agreed to the cancellation of 3,000,000 of its Founder Shares, and the shares of Class A Stock to be issued to the participants in the Private Placement will be issued at a discounted price of $9.20. The remaining Founder Shares will automatically be converted into shares of Class A Stock at the closing of the transactions contemplated by the Merger Agreement.

Results of Operations

For the nine months ended September 30, 2019, we had net income of $3,166,685. Our business activities during the quarter mainly consisted of identifying and evaluating prospective acquisition candidates for an initial business combination. We believe that we have sufficient funds available to complete our efforts to effect an initial business combination with an operating business by September 11, 2020. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination.

As indicated in the accompanying unaudited consolidated financial statements, at September 30, 2019, we had $1,108,749 in cash and deferred offering costs of $14,000,000. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete the Business Combination, or any initial business combination, will be successful.

Liquidity and Capital Resources

In November 2017, our Sponsor purchased an aggregate of 10,781,250 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.002 per share. Subsequently, our Sponsor transferred an aggregate of 75,000 Founder Shares to our independent directors. On October 22, 2018, following the expiration of the unexercised portion of the underwriter’s over-allotment option, our Sponsor forfeited 781,250 Founder Shares so that the remaining Founder Shares held by our Initial Stockholders represented 20.0% of the outstanding shares upon IPO Closing Date.

On September 11, 2018, we consummated our IPO of 40,000,000 public units at a price of $10.00 per public unit, including 2,500,000 public units as a result of the underwriter’s partial exercise of their over-allotment option, generating gross proceeds of $400 million. On the IPO Closing Date, we completed the private sale of an aggregate of 6,666,666 Private Placement Warrants, each exercisable to purchase one share of Class A Stock at $11.50 per share, to our Sponsor, at a price of $1.50 per Private Placement Warrant, generating gross proceeds, before expenses, of $10,000,000. After deducting the underwriting discounts and commissions (excluding any deferred underwriting commissions (the “Deferred Discount”), which amount will be payable upon consummation of an initial business combination) and the estimated offering expenses, the total net proceeds from our IPO and the sale of the Private Placement Warrants were $401,100,000, of which $400,000,000 (or $10.00 per share sold in the IPO) was placed in the Trust Account. The amount of proceeds not deposited in the

Trust Account was $1,100,000 at the closing of our IPO. Interest earned on the funds held in the Trust Account may be released to us to fund our Regulatory Withdrawals, subject to an annual limit of $750,000, for a maximum of 24 months and/or additional amounts necessary to pay our franchise and income taxes.

On November 3, 2017, our Sponsor agreed to loan to us an aggregate of $300,000 by the issuance of an unsecured promissory note (the “Note”) issued by us in favor of our Sponsor to cover organizational expenses related to our IPO. On November 3, 2017, the Company borrowed $150,000 against the Note, and on August 30, 2018, we borrowed an additional $150,000. This Note was non-interest bearing and payable on the earlier of November 30, 2018 or the completion of the IPO. These Notes were repaid in full upon the completion of the IPO.

As of September 30, 2019 and December 31, 2018, we had cash held outside of the Trust Account of $1,108,749 and $856,182, respectively, which is available to fund our working capital requirements. Additionally, interest earned on the funds held in the Trust Account may be released to us to fund our Regulatory Withdrawals, subject to an annual limit of $750,000, for a maximum of 24 months and/or additional amounts necessary to pay our franchise and income taxes.

At September 30, 2019 and December 31, 2018, we had current liabilities of $2,470,041 and $687,370 and working capital of ($1,227,177) and $375,661, respectively, largely due to amounts owed to professionals, consultants, advisors and others who are working on seeking an initial business combination as well as tax liabilities. Such work is continuing after September 30, 2019 and amounts are continuing to accrue.

We intend to use substantially all of the funds held in the Trust Account, including interest (which interest shall be net of Regulatory Withdrawals and taxes payable) to consummate our initial business combination. Moreover, we may need to obtain additional financing either to complete an initial business combination or because we become obligated to redeem a significant number of shares of our Common Stock upon completion of an initial business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of an initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the Trust Account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations. To the extent that our capital stock or debt is used, in whole or in part, as consideration to consummate our initial business combination, the remaining proceeds held in our Trust Account, if any, will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategy. Following the closing of the Business Combination, we do not expect there to be remaining proceeds in our Trust Account.

Off-balance sheet financing arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements as of September 30, 2019. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements.

We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or entered into any non-financial agreements involving assets as of September 30, 2019.

Contractual obligations

As of September 30, 2019 and December 31, 2018, we did not have any long-term debt obligations, capital lease obligations, operating lease obligations, purchase obligations or long-term liabilities. In connection with our IPO, we entered into an administrative services agreement to pay monthly recurring expenses of $20,000 to The

Gores Group for office space, utilities and secretarial support. The administrative services agreement terminates upon the earlier of the completion of an initial business combination or the liquidation of the Company.

The underwriter is entitled to underwriting discounts and commissions of 5.5%, of which 2.0% ($8,000,000) was paid at the closing of the Public Offering, and 3.5% ($14,000,000) was deferred (the “Deferred Discount”). The Deferred Discount will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes an initial business combination, subject to the terms of the underwriting agreement. The underwriter is not entitled to any interest accrued on the Deferred Discount.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with U.S. GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following as our critical accounting policies:

Offering costs

We comply with the requirements of the Accounting Standards Codification (the “ASC”) 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A—“Expenses of Offering.” Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to our IPO and were charged to stockholders’ equity upon completion of our IPO. Accordingly, on the IPO Closing Date, offering costs totaling approximately $22,756,432 (including $22,000,000 in underwriter’s fees), were charged to stockholders’ equity.

Redeemable Common Stock

All of the 40,000,000 shares of Class A Stock sold as part of the public units in our IPO contain a redemption feature which allows for the redemption of such shares in connection with our liquidation, if there is a stockholder vote or tender offer in connection with our initial business combination and in connection with certain amendments to our charter. In accordance with ASC 480, “Distinguishing Liabilities from Equity” (“ASC 480”), redemption provisions not solely within our control require common stock subject to redemption to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although we did not specify a maximum redemption threshold, our charter provides that the Company will not redeem our public shares in an amount that would cause our net tangible assets (stockholders’ equity) to be less than $5,000,001.

We recognize changes in redemption value immediately as they occur and adjust the carrying value of redeemable Common Stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable Common Stock are affected by charges against accumulated deficit.

Accordingly, at September 30, 2019, 38,714,829 of the 40,000,000 public shares are classified outside of permanent equity at their redemption value.

Net income/(loss) per common share

The Company has two classes of shares, Class A Stock and Class F Stock. Net income/(loss) per common share is computed utilizing the two-class method. The two-class method is an earnings allocation formula that determines earnings per share separately for each class of Common Stock based on an allocation of undistributed earnings per the rights of each class. As of September 30, 2019, we did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into Common Stock and then share in the earnings of the Company under the treasury stock method. As a result, diluted net income/(loss) per common share is the same as basic net income/(loss) per common share for the period.

Income taxes

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Recently issued accounting pronouncements not yet adopted

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements based on current operations of the Company. The impact of any recently issued accounting standards will be re-evaluated on a regular basis or if an initial business combination is completed where the impact could be material.

Quantitative and Qualitative Disclosures About Market Risk

Market risk is a broad term for the risk of economic loss due to adverse changes in the fair value of a financial instrument. These changes may be the result of various factors, including interest rates, foreign exchange rates, commodity prices and/or equity prices. Our business activities for the nine months ended September 30, 2019 consisted solely of organizational activities and activities relating to our Public Offering and the identification of a target company for our initial business combination. As of September 30, 2019, $407,067,134 (including accrued interest and subject to reduction by the Deferred Discount due at the consummation of our initial business combination) was held in the Trust Account for the purposes of consummating our initial business combination. As of September 30, 2019, investment securities in the Company’s Trust Account consist of $407,066,731 and in United States Treasury Bills and $403 in cash. As of September 30, 2019, the effective annualized interest rate generated by our investments was approximately 2.27%.

We have not engaged in any hedging activities during the nine months ended September 30, 2019. We do not expect to engage in any hedging activities with respect to the market risk to which we are exposed.

Controls and Procedures

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in company reports filed or submitted under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.

As required by Rules 13a-15 and 15d-15 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of September 30, 2019. Based upon their evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were effective.

During the most recently completed fiscal quarter, there has been no change in our internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PAE’S BUSINESS

Overview

PAE is a leading, highly diversified, global company that provides a broad range of operational solutions and outsourced services to meet the critical, enduring needs of the U.S. government, other allied governments, international organizations and companies. PAE merges technology with advanced business practices to deliver faster, smarter and more efficient managed services. Whether clients require high-profile support to operate the largest U.S. embassies around the world or need technical solutions for programs that monitor bioterrorism agents, PAE delivers for its customers. PAE leverages its scale, over 60 years of experience and talented global workforce of approximately 20,000 to provide the essential services PAE’s clients need to tackle some of the world’s toughest challenges.

Over PAE’s extensive history, it has delivered mission-critical services to the U.S. government and international partners. Leveraging PAE’s outstanding history and reputation, management has pursued strategic growth investments and acquisitions over the past six years to successfully grow and diversify the business into higher value-added and higher margin service markets. PAE has grown into a premier, highly diversified, trusted provider of outsourced solutions while helping to make the world a safer place. Over this six year period, PAE has more than doubled its revenue, grown the total number of existing contracts by over 170% and the total addressable market by nearly 100%. A significant part of this growth is in key national security markets where PAE is delivering higher value-added and higher margin solutions.

When PAE’s clients need support for critical missions around the globe, PAE has service offerings to meet their requirements in numerous areas, including counter-threat advisory services, training, systems testing, space development and operations, information optimization, business process outsourcing, technology, forensics, logistics, operations, maintenance and other essential services.

PAE’s business model is founded on deep-rooted relationships with key customers, a lean cost structure and a global presence with local knowledge and specialized technical expertise. PAE has a diversified set of long-term customer contracts that drive backlog and stable, visible growth with no single contract providing more than 7% of total revenue for the year ended December 31, 2018. In addition, PAE’s experienced management has grown its capabilities over the past decade through the successful identification and integration of carefully targeted acquisitions that aim to expand its markets and margins. PAE expects to continue to leverage its scale and capital structure in order to pursue additional acquisition opportunities that will further broaden its capabilities, customer access and addressable markets as PAE looks to participate in the consolidation of a fragmented industry and capitalize on synergy opportunities. PAE’s strong free cash flow generation and minimal capital requirements can provide substantial, incremental acquisition capacity and support de-leveraging efforts.

Based in Falls Church, Virginia, PAE operates through two primary segments – Global Mission Services (“GMS”) and National Security Solutions (“NSS”). Through its GMS segment, PAE supports complex and critical missions of the U.S. government, providing logistics and stability operations (including lifecycle logistics operations, humanitarian and stability operations), infrastructure management (including mission operations support, space development and operations, and test and training ranges) and force readiness (including vehicle maintenance and rotary and fixed wing aircraft support). Through its NSS segment, PAE provides enduring support for essential missions of the U.S. government with counter-threat solutions (including training support, intelligence mission support, and counter-terrorism solutions) and information optimization (including e-discovery support and immigration processing). GMS and NSS contributed 76% and 24%, respectively, to revenues for the nine months ended September 29, 2019. See the section entitled “PAE’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Segment Results” for further discussion of PAE’s segments.

Services and Solutions

Global Mission Services Segment

PAE’s GMS business generated approximately $1,969 million in revenue for the year ended December 31, 2018 and approximately $1,566 million in revenue for the nine months ended September 29, 2019. The GMS business provides support to the U.S. government globally through logistics and stability operations, infrastructure management and force readiness.

Within the logistics and stability operations service area, PAE provides lifecycle logistics operations and humanitarian and stability operations, primarily in remote areas of the world where few companies have the scale, knowledge and workforce to provide these services.

•

Through its Lifecycle Logistics Operations division, PAE provides logistics and logistics systems support and life support services to U.S. operations around the world. PAE has decades of global experience in mission-critical procurement, logistics material management and program management for customers including the DoS and U.S. Air Force. A notable example of PAE’s work is through the Baghdad Life Support Services (“BLiSS”) contract. Over the past six years, PAE has provided a diverse and complex set of life support and logistics services including food, fuel, firefighting and waste management to the DoS and DoD at multiple BLiSS sites in an area of the world that is remote and difficult to operate in. This contract is part of PAE’s far-reaching support for diplomatic missions at locations around the world where the U.S. government has a critical presence.

•

Through its Humanitarian and Stability Operations division, PAE supports U.S. government-sponsored stability operations and U.N. humanitarian response projects globally. Notable missions have included building, supplying, staffing and managing Ebola treatment units in Liberia during the 2015 crisis on behalf of the USAID as well as establishing camps and rebuilding supply chains in post-earthquake Haiti.

Within the infrastructure management operations area, PAE provides mission operations support, space development and operations as well as test and training range operation management and support.

•

Through its Mission Operations Support division, PAE provides infrastructure and facilities operations support to embassies and critical U.S., U.N. and allied country agencies. For several decades, PAE has supported the DoS in places where the U.S. government faces critical missions—including in Moscow, Beijing, Baghdad, and Kabul. PAE provides trusted, turnkey facilities operations and maintenance at U.S. embassies across the globe so that the U.S. government can carry out complex, nuanced diplomatic relations in a secure environment.

•

Through its Space Development and Operations division, PAE is responsible for the operation and maintenance of NASA facilities across the United States. PAE has proven its capabilities to NASA with repeated high marks for performance, which has earned PAE operations at four major NASA sites: Johnson Space Center, Kennedy Space Center, Michoud Assembly Facility and Stennis Space Center. PAE keeps Mission Control at Johnson Space Center up and running so that the International Space Station stays connected to earth, erects and maintains three-story towers to test rocket engines being developed to power the next lunar landing and transports parts via the Mississippi River and through the Gulf of Mexico to deliver critical parts to Kennedy Space Center.

•

Through its Test and Training Ranges division, PAE manages underwater, surface, land and aerial test and training ranges for the DoD and other government customers globally. With expertise in key operations and maintenance tool sets, innovative technology and management processes, PAE has forged strong relationships with the U.S. Navy, becoming a top provider of range services with 40-plus years of continued performance. PAE is a critical part of the Navy’s work to develop and introduce manned and unmanned aircraft into the fleet. PAE has provided technical support services to the Atlantic Test Range (“ATR”) and Atlantic Targets and Marine Operations for decades. Supporting the Naval Air Warfare Center Aircraft Division, PAE participates in many aspects of the Navy’s principal Research, Development, Test & Evaluation (“RDT&E”) programs and fleet support activities. ATR’s open-air range and ground test facilities developed for RDT&E also have tremendous application for fleet and warfighter pre-deployment systems training exercises.

Within the force readiness service area, PAE maintains and repairs military and civilian vehicle fleets and aircraft worldwide.

•

PAE manages and supports logistics and vehicle maintenance operations on a global basis with regional operation centers in strategically significant locations. PAE manages critical maintenance, repair and overhaul of aircraft, vehicles and associated ground equipment. PAE’s skilled technicians perform varied levels of support, supply, logistics, and technical expert services on numerous types and variants of aircraft and engine types. PAE maintains aircraft and other vehicles for U.S. and allied nation customers at locations across the globe. One notable example is the U.S. Army Tank-Automotive and Armaments Command National Maintenance Strategy contract performed in Afghanistan. With this contract, PAE supports the entire logistics supply chain and maintenance activity for a key U.S. government program to build the capacity of the Afghan Army and Police to help empower a stable and secure nation.

National Security Services Segment

PAE’s NSS business generated approximately $640 million in revenue for the year ended December 31, 2018 and approximately $501 million in revenue for the nine months ending September 29, 2019. The NSS business provides counter-threat and information optimization solutions both domestically and abroad.

Within the counter-threat solutions service area, PAE carries out training support, intelligence mission support and counter-terrorism solutions.

•	Through its Training Support division, PAE provides mission-critical training to support the diverse global needs of the U.S. government and other allied nations. PAE’s experience spans from training

Korean military engineers for the U.S. Army Corps of Engineers in the 1950s to training firefighting and counter-improvised explosive devices operations in Iraq and Afghanistan in the 2000s. Today, PAE’s training support includes providing technical expertise to develop and deliver Chemical Biological Radiological and Nuclear training to the Republic of Korea personnel. Further, PAE supports the Army Program Executive Office Simulation, Training and Instrumentation, providing global training, education and advisory assistance through the Enterprise Training Services Contract (“ETSC”).

•

Through its Intelligence Mission Support division, PAE executes a multi-disciplinary approach to providing services that support the functionality, comfort, safety and efficiency of classified U.S. government facilities around the world. A leader in global construction security services, PAE ensures sensitive locations maintain their integrity from the ground up through numerous phases and aspects of the building process. In multiple classified contracts, PAE supports new construction, renovation, operations and maintenance at classified facilities. In these settings, PAE facilitates access to sensitive government locations for vendors, deploys construction surveillance technicians and provides security monitoring services. Further, through its Construction Site Security (“CSS”) monitoring services, PAE provides security training to the U.S. Government that has been recognized and accredited by The International Association for Continuing Education and Training.

•

Through its Counter-Terrorism Solutions division, PAE supports the implementation of homeland security, defense and civil government missions by providing forensics support, equipment, materials and services to combat national security threats. PAE’s focus areas include terrorism, illicit drug trafficking, piracy, transnational organized crime and threat finance networks. On the Defense Threat Reduction Agency (“DTRA”) Cooperation Threat Reduction Integrating Contract contract, PAE provides a full spectrum of services, including counter-weapons of mass destruction support and border security solutions to the DoD.

Within the information optimization service area, PAE provides numerous business process outsourcing (“BPO”) services to government agencies including visa and passport application processing, immigration benefits processing and litigation services and systems support.

•

For customers that include the DOJ, DHS and DoS, PAE offers subject matter expertise with deep understanding of effective operational approaches, along with PAE’s use of technology to enable highly effective and efficient BPO solutions. PAE’s skilled facial recognition experts have performed millions of transactions to verify the identity of visa applicants. One notable example is the U.S. Citizenship and Immigration Services National Benefits Center contract through which PAE provides application processing and petition processing on behalf of the DHS.

PAE’s Strengths

Premier Brand Recognition

PAE has been a trusted provider of outsourced solutions for enduring missions of the U.S. government and international partners for more than 60 years and is able to leverage its brand, proven business model and expertise to win large contracts. PAE demonstrates its value as a dependable partner for its customers across large-scale, critical, complex and technically demanding projects, while maintaining high bid success and customer retention rates. PAE’s established technical expertise, global presence and leadership enable it to effectively guide its clients through their most critical operations with consistent high-quality work. PAE maintains a relational database to ensure it is providing consistent high-quality work. This tool enables easy management and monitoring of key performance indicators, allowing for continual tracking and improvement of performance data on a daily basis as well as transparency to the customer. This track record of excellence demonstrated across a broad-based capability set has resulted in valuable, long-term relationships with PAE’s customers that position it to secure repeat engagements and new opportunities. Customers understand PAE’s competitive strengths and that they can depend on PAE when dependability and know-how are key.

Recent contract wins have contributed to PAE’s recent business momentum and demonstrate PAE’s ability to win large, complex contracts.

•

In May 2019, PAE announced that its majority-owned joint venture was awarded a portion of the $82 billion Logistics Civil Augmentation Program (“LOGCAP”) V IDIQ contract to provide logistics support to the U.S. Army in six different global regions. As one of only four contract recipients and without having a seat on the previous LOGCAP IV contract, PAE successfully demonstrated its capability to provide logistics support to the U.S. government around the world.

•

In October 2018, PAE announced the win of a five-year contract award by the Army Contracting Command Orlando in partnership with Program Executive Office for Simulation, Training and Instrumentation for the ETSC. Through the arrangement, PAE provides training; military exercise planning, management and support; and systems and range operations and maintenance. PAE is one of only three large business awardees and will compete on task orders worth up to $2.4 billion through 2023.

Well-Established Platform Supported by Deep and Longstanding Customer Relationships

The foundation of PAE’s business is built on trusted relationships with its customers and its premier reputation as a provider of mission-critical services. PAE fulfills customer expectations on enduring, highly visible and critical government projects and serves a diverse set of government agencies for both classified and unclassified assignments, including the DoD, DoS, DHS, NASA, DoJ and intelligence community. PAE is able to perform these services given its long-term customer relationships, global scale, local business and legal knowledge, trust and security clearances and access to qualified and vetted personnel. These services have been established and enhanced over its 60-plus year history and require significant time, knowledge and investment to replicate.

As a result of PAE’s significant experience, it has been able to build out an extensive network of talent to provide these services. PAE has developed specialized training, global business culture, regional legal expertise and management in austere environments in order to place the right employees in roles where they are needed around the world. PAE’s contracts require hard-to-find capabilities, such as technical systems implementation and management, local contacts and knowledge of the local legal system and business culture. Many of PAE’s contracts contain strict requirements for vetted and cleared employees, including at Top Secret and higher clearance levels. Few companies possess the capabilities and extensive network of talent necessary to perform these services in many of the critical environments in which PAE operates.

PAE’s customers recognize the PAE brand as synonymous with global operational ability, integrity and trusted experience. PAE’s worldwide infrastructure supports lean and nimble operations that enable it to quickly, effectively and securely execute customer requests regardless of location, as evidenced by the work PAE performs in approximately 60 countries and across all seven continents. PAE’s long-tenured contracts have created a stable base business with its top contracts having a weighted average contract length of over seven years. PAE wins contracts because of the track record it has established over the past six decades and the close relationships it has built with its government customers.

PAE’s service to a broad range of U.S. government agencies includes projects for:

•

Department of Defense: PAE’s partnership with the DoD dates to PAE’s founding. PAE established this longstanding relationship with the DoD following World War II when it partnered with the U.S. government to rebuild parts of Asia and worked with U.S. agencies in Vietnam, where PAE’s employees were among the last to leave as Saigon fell. Today, PAE supports the DoD by maintaining logistics, vehicles and facilities around the world.

•

Intelligence Community: As a trusted supporter of the intelligence community for half a century, PAE has built a reputation as a world leader in secure construction site services, classified operations and maintenance, training, logistics analysis and operations and national security support.

•

Department of State: For many decades, PAE has been a critical partner to the DoS, and its work has included operations at embassies throughout the world and peacekeeping efforts in Africa. With a global footprint of committed professionals ready to get to work in austere conditions, PAE has developed a legacy of capability and trust.

•

NASA: With major contracts supporting four space centers, PAE is one of the largest facilities contractors for NASA, which is one of several civilian agencies PAE has partnered with for several decades.

•

Department of Homeland Security: PAE began working with DHS shortly after its creation in 2002, helping it to manage its vital missions. PAE provides DHS with data processing services, aircraft maintenance and facial recognition services, among others, and has been a critical part of its foundational success.

Highly Recurring Business Model with Large Portfolio of Diversified Contracts

PAE’s demonstrated ability to win large and complex contracts reflects its global operational capabilities and its lean cost structure. As of September 29, 2019, the existing backlog of PAE’s contracted work is $6.8 billion, or more than double its revenue for the previous 12 months. PAE’s backlog provides long-term visibility into a recurring and growing revenue base. The backlog has grown by 42% since December 31, 2015. Specifically in NSS, PAE’s higher-margin, faster-growing segment, the backlog has increased significantly since December 31, 2015 to $1.8 billion as of September 29, 2019, which represents 27% of PAE’s total backlog, up from 17% of total backlog as of December 31, 2015. PAE’s pipeline has increased from $17.5 billion in the year ended December 31, 2016 to $32.8 billion as of May 2019, an 87% increase. The NSS segment pipeline has grown by 289% over this period. PAE’s significant backlog and pipeline as well as its diverse contract mix result in strong visibility into a stable and growing contracted revenue base.

PAE has a diversified portfolio of more than 500 customer contracts, with no single contract providing more than 7% of total revenue for the year ended December 31, 2018. Moreover, PAE is deeply penetrated at many of its top customers with revenues across myriad contracts. In 2018, PAE generated revenue from 206 different DoD contracts and 108 DoS contracts. This diversity provides stability to PAE’s revenues and further protection against shifts in government spending priorities.

Industry Leading Free Cash Flow Conversion

With its highly efficient cost structure and minimal capital expenditure requirements to support continued growth (capital expenditures totaled approximately $6 million in each of the years ended December 31, 2017 and 2018), PAE is an industry leader in cash flow efficiency. PAE’s diverse portfolio of stable, mission-critical contracts provides long-term revenue visibility and supports predictable cash flow generation. PAE’s predictable cash flows and high free cash flow conversion support de-leveraging and offer capacity for meaningful mergers and acquisitions (“M&A”).

Proven Growth Strategy

PAE has successfully grown into a prominent service provider to the U.S. government on a global scale by expanding its capabilities with existing customers and acquiring new customers both organically and inorganically. In addition, PAE has a demonstrated track record of successfully acquiring and integrating businesses.

In 2013, PAE’s business was focused on opportunities within the three key GMS service areas of logistics and stability operations, infrastructure management and force readiness. From 2013 to 2018, aided by the expansion of the NSS capabilities, PAE expanded its reach from approximately 190 contracts in three service areas to more than 500 contracts in five service areas, while more than doubling its global workforce. PAE has nearly doubled its total addressable market during this time and developed or expanded relationships with national security-related government agencies including the DHS, DoJ, DTRA, intelligence community and United States Special Operations Command.

[1]

2013A includes Logistics & Stability Operations, Infrastructure Management and Force Readiness; 2018A includes Logistics & Stability Operations, Infrastructure Management, Force Readiness, Counter-Threat Solutions and Information Optimization

From 2013 to 2018, PAE demonstrated the ability to successfully execute on its acquisition strategy, with five acquisitions completed during that time. Most notably, these recent acquisitions contributed to the strategic expansion into information optimization and counter-threat solutions, the two core NSS service areas. For example, in the information optimization service area, the 2015 acquisition of the Global Security and Solutions (“GS&S”) business unit of US Investigations Services (“USIS”) delivered valuable access to the DHS and DoJ, and also added new litigation support, training and biometrics capabilities to PAE’s portfolio. Further, the 2017 acquisition of FCi Federal, LLC (“FCi”) enabled PAE to provide BPO and background investigation to U.S. civilian agency government customers. Within the counter-threat solutions service area, the 2015 acquisition of A-T Solutions, Inc. (“ATS”) expanded the reach of the NSS business to provide new opportunities with the DoD, especially in supporting the U.S. Army. Combined with PAE’s existing abilities, these acquired businesses, as well as additional acquisitions in the GMS segment, strategically expanded capabilities for PAE to further drive the expansion of PAE’s platform, enable new business wins and create enhanced customer relationships.

PAE endeavors to evolve with the market and continue to apply its growth strategy of thoughtful acquisitions while expanding existing contracts. PAE anticipates expanding its margin by maintaining operating discipline in the performance of its current contracts and through the continued evolution of its faster-growing, higher-margin NSS business. Potential acquisitions in higher value-added and higher margin market areas, including engineering, technology services and solutions, and cybersecurity, provide opportunities to continue to broaden capabilities, customer access and the addressable market as PAE looks to participate in the consolidation of a fragmented industry and capitalize on synergy opportunities to accelerate its expansion.

Attractive Sector Dynamics

Stable growth has continued to support attractive dynamics in the U.S. government services industry. PAE’s contracts are primarily critical, enduring missions with no end date or dependence on operational tempo and are derived primarily from stable parts of the U.S. government’s budget. Historically, spending in PAE’s key service areas has been less cyclical than defense spending focused on weapons modernization.

As the government continues to rely more heavily on contracted services, the spend outlook for PAE’s service offering end markets is positive and supported by estimates for growth in key customers’ budget allocations. According to Bloomberg Government data, contracted services spending by federal government agencies grew at a compound annual growth rate (“CAGR”) of approximately 8% per year from government fiscal year 2015 to government fiscal year 2018. In addition, base budget appropriations across PAE’s key government customers have grown steadily in recent years and maintain a positive outlook.

World-Class Talent and Management Team

PAE’s most important asset is its workforce, which numbered approximately 20,000 as of September 29, 2019. PAE’s base of diverse, committed and passionate personnel is critical to delivering its leading capabilities. PAE’s contracts require hard-to-find capabilities, such as technical know-how and local knowledge, in areas of the world where few companies have extensive networks of talent. Today, PAE’s workforce spans 60 countries and all seven continents. Many of PAE’s contracts require employees to be vetted by the U.S. government with some contracts requiring clearances at Top Secret and higher levels. PAE’s diverse teams understand its customers’ needs and are comprised of subject matter experts and professionals with deep customer knowledge and experience.

With a focus on superior performance and a culture of continuous improvement, PAE’s senior leaders have a track record of effective management and execution. Under the current leadership team, PAE has grown revenue at a CAGR of 15% from the year ended December 31, 2013 to the year ended December 31, 2018 and become a scaled services provider with over $2.6 billion in revenue for the year ended December 31, 2018. PAE’s leadership team has facilitated numerous acquisitions since 2013, generated enduring customer relationships with a reputation for strong performance and implemented a focus on lean cost structure and continuous improvement.

Led by John Heller, Chief Executive Officer, and Charles Peiffer, Chief Financial Officer, PAE’s senior leadership team has experience working at multiple public companies (including Engility Corporation following its spin-off from L-3 Communications and ITT, Inc.) across government services and other industries. PAE’s business segment presidents are also well-established leaders in the government services sector with years of industry experience. Charles Anderson, a retired major general in the U.S Army and the president of GMS, provides years of knowledge in global training, logistics and mission readiness. Chico Moline, the president of NSS, delivers significant information technology and global communication operations experience. Key to PAE’s success is its team of client executives, an elite group of leaders whose expertise is understanding and anticipating the needs of each of its clients. These leaders include an Air Force major general, an Army major general, a Navy rear admiral, a former chief financial officer of the DoS, a career Central Intelligence Agency officer and a former director of the DTRA. PAE’s executive leadership team averages over 30 years of industry or functional experience. The team demonstrates strong leadership capabilities in the markets PAE serves and the solutions and technology PAE delivers.

PAE’s Growth Strategies

PAE approaches business growth with a strategy of strengthening on-contract growth, assertive bidding to expand contract opportunities and enhancing margins and adding value through M&A, all elevated by robust growth in the federal services industry and government reliance on contract work.

On-Contract Growth

PAE values its existing contracts and has demonstrated the ability to expand them. Implementing efficiencies with PAE’s continuous improvement model widens margins as it increases the scope of work within established projects. PAE is committed to enhancing and optimizing its core business and improving financial performance, including revenue growth, margin expansion and positive cash flow, using the following strategies:

•	focusing on cross-selling services and solutions to its customers, including those added to its portfolio through acquisition;

•	streamlining operations and processes to optimize cost and customer deliverables, including with the use of:

•	Kaizen actions and the deployment of continuous improvement or lean principles to key contracts;

•	Smart Services such as Smart Workplace, Smart Maintenance, Smart Logistics and Smart Basing; and

•	Six Sigma certified teams and PAE’s Project Excellence team to devise key process improvements; and

•	rigorously managing its working capital to maximize cash flow.

Expanded Contract Opportunities

PAE is positioned to continue capitalizing on attractive growth prospects by expanding its contract opportunities. PAE’s bid strategy to drive growth resulted in an increase of bid submissions for new work in its NSS segment by over 900% between the year ended December 31, 2017 and 2018 and by over 100% from its GMS segment over the same period, resulting in more than $15 billion in total bids submitted in the year ended December 31, 2018.

Additionally, PAE’s growth strategy for new contracts maintains a balance of both IDIQ and non-IDIQ opportunities in its pipeline. PAE’s qualified pipeline opportunities increased 87% since the year ended December 31, 2016 and now total $32.8 billion as of May 2019, which excludes the more than $20 billion in IDIQ ceiling value. Notable IDIQ vehicles contributing to the high ceiling value include its Africa Peacekeeping Program (“AFRICAP”) contract, which supports the execution of foreign policy initiatives in Africa, as well as the recently won ETSC and LOGCAP V IDIQ contracts. PAE’s historical track record of driving growth on IDIQs highlights its success in winning new task orders once awarded a position on these contract vehicles.

PAE looks to extend its core markets through organically penetrating and expanding in market adjacencies that require its core services and solutions. This strategy extends the reach of its workforce and customer relationships to capture growing demand in market adjacencies. In assessing potential areas of expansion or entry into adjacent markets, PAE places paramount importance on growth in areas aligned with its strategy and core competencies.

Continued Value Creation through Mergers & Acquisitions

In recent years, PAE’s acquisitions have added higher-value, margin-enhancing contracts in new markets. PAE’s recent acquisitions, which established the NSS segment and added capabilities in the GMS segment, have contributed to expansion of PAE’s total addressable market from $19.7 billion in 2013 to $37.5 billion in 2018. PAE expects that further acquisitions will continue to play an important role in PAE’s growth. PAE’s acquisition pipeline is expected to provide a substantial opportunity to increase scale and broaden service offerings that could deliver a higher margin profile and expansion into multiple markets. As demonstrated by the five acquisitions since 2013, PAE’s management team also has the proven ability to integrate strategic acquisitions in order to realize operational efficiencies and organic growth.

PAE views its acquisition strategy as an opportunity to build scale, expand services and drive meaningful synergies. PAE looks to expand core capabilities, especially within the faster-growing, higher-margin NSS segment, with customer expansion, market share expansion and scale-driven competitive advantages. Acquisitions provide the opportunity to leverage the PAE brand and PAE’s deep relationships with customers to pursue larger awards using relevant experience and past performance PAE has gained through smaller, strategic acquisitions. Further, PAE has targeted acquisitions that would enable it to penetrate higher-margin adjacent markets such as healthcare claims management and information technologies, full-spectrum technical security solutions, and intelligence analytics. With the addition of new capabilities and ability to bid new customers and service areas, PAE’s aim is to continue evolving its faster-growing, higher-margin business areas, especially with a focus on the increasing potential of the NSS segment.

Equipped with a sophisticated acquisition program and robust pipeline of potential targets, PAE is well-positioned to capitalize on an abundance of government services assets in a fragmented industry. PAE’s objective is to continue to transform its business into a highly-scalable government services platform and increase revenue growth rates, margins and cash flows. PAE expects to continue to pursue opportunities for increased long-term revenue growth, including the acquisition of capabilities that will allow it to reach new customers and the expansion of its offerings for existing customers.

PAE’s History

PAE has a long history of providing critical services to its customers all over the world. PAE was founded in 1955 as an architecture and engineering firm to provide facility design and construction supervision services to the U.S. Army Corps of Engineers, Navy and Air Force based in Asia. PAE became one of the largest providers of diverse contract services to the Army during the Vietnam War era and employed thousands of personnel overseas.

By the 1980s, PAE had developed into a diversified government services firm capable of performing operations anywhere in the world. During these years, PAE’s services included providing operations and maintenance and related services to the U.S. Air Force in Spain, Greece, Japan and Honduras and to the U.S. Army Corps of Engineers in Saudi Arabia, and commercial oil support services in Thailand.

Following the Cold War, PAE significantly expanded its geographic presence. PAE worked on contracts in many new countries, including Afghanistan, Nigeria, Iraq, Liberia, Bosnia, East Timor, Zaire (now Democratic Republic of the Congo), the United Arab Emirates, Colombia, Bahrain, Sudan, Haiti, El Salvador and Ghana.

Acquisition History

In 2006, PAE LLC was acquired by Lockheed Martin Corporation (“LMC”). During its ownership period, LMC broadened PAE’s service capabilities and expanded its infrastructure. PAE Holding was incorporated in the state of Delaware in February 2011 by an affiliate of Lindsay Goldberg, LLC (“Lindsay Goldberg”), and in April 2011 acquired PAE LLC from LMC; Lindsay Goldberg focused on expanding PAE’s business, completing four acquisitions during the course of its ownership. Shay was incorporated in the state of Delaware in January 2016 by an affiliate of Platinum Equity, and in March 2016 its indirect subsidiary acquired PAE Holding from Lindsay Goldberg. During Platinum Equity’s ownership period, PAE has seen an increased focus on operational excellence and the continued pursuit of strategic initiatives. PAE executed targeted enhancements to its smart services platform for tech-enabled capabilities and innovative solutions that benefit its customers while expanding continuous improvement efforts to optimize its cost structure and competitiveness.

Through organic growth and acquisitions, PAE has developed into a prominent services provider to the U.S. government on a global scale. PAE has completed and integrated six significant acquisitions since 2011, most recently expanding its capabilities in international disaster response, adjudication support services and BPO. During this period, acquisitions allowed PAE to provide new services to existing customers while developing relationships with new customers and have helped PAE in its goal to continue growing its addressable markets and margins.

•

In October 2011, PAE completed the acquisition of Defense Support Services LLC (“DS2”), a provider of aviation and base operation services to the military services and other customers. The DS2 acquisition added platform, aviation systems and facility maintenance, repair and overhaul capabilities to PAE’s core offerings, as well as bolstered its base operations support and logistics capabilities.

•

In July 2013, PAE acquired the Applied Technology Division (“ATD”) of Computer Sciences Corporation. As a provider of space range and test and training range support services, adding ATD augmented PAE’s base operating services. Through the two strategic acquisitions of DS2 and ATD, PAE successfully leveraged the combined companies’ strong reputation, past performance and established customer relationships in the business capture process. PAE also spread costs across a significantly larger contract base and became more competitive in each of its markets.

•

In January 2015, PAE acquired the GS&S business unit of USIS, a mission support service provider for customers across the law enforcement, homeland security and classified communities. The acquisition of GS&S increased its existing level of support to the DHS, the DoJ and to several clients in the classified market, with multiple long-term contracts focused on identity management, infrastructure protection, information management and mission support.

•

In May 2015, PAE acquired ATS, a provider of highly specialized counter-threat services to government customers. The acquisition of ATS allowed PAE to gain key capabilities in specialized training, intelligence, technology and operations. Additionally, the ATS acquisition allowed PAE to support several new customers in the national security and law enforcement sectors as well as international customers.

•

In June 2017, PAE acquired FCi, a provider of adjudication support services and business-process outsourcing for DoS and DHS customers. The acquisition of FCi provided PAE with entry into an adjacent market with large addressable whitespace, increased penetration into DHS and expansion into the immigration business processes services market.

•

In February 2018, PAE acquired Macfadden & Associates, Inc. (“Macfadden”), a specialist in international disaster response. The acquisition of Macfadden allowed PAE to enhance its USAID capabilities and leverage Macfadden’s 30 years of experience in the development field.

Contracts

As of December 31, 2018, PAE had a contract base of more than 500 active contracts and task orders, which excludes classified contracts and contracts attributable to multiple geographies. While the DoD and DoS are PAE’s largest customers and accounted for 35% and 26% of its revenue for the year ended December 31, 2018, no single PAE contract represented more than 7% of revenue over the same time period.

Key GMS contracts include:

National Maintenance Strategy: PAE distinguishes itself by delivering solutions to the complex challenges of a National Maintenance Strategy created to build capacity for self-reliance in the Afghan security forces. PAE leads a team of nearly 3,500 personnel, the vast majority of whom are Afghan nationals, to provide training and mentoring to the Afghanistan National Defense Security Forces in maintenance, supply chain management and warehouse support at locations across Afghanistan. PAE’s Afghan employees fill vital positions throughout the program, from senior advisors and site managers to myriad functions in diverse fields including IT, finance, logistics, security and training.

Synergy Achieving Consolidation of Operations and Maintenance (“SACOM”): PAE is a trusted provider with a broad contracting presence at NASA. Through its SACOM contract, PAE operates the John C. Stennis Space Center in Hancock, Mississippi and the Michoud Assembly Facility in New Orleans, Louisiana. PAE keeps both locations functional to support the testing and manufacturing of rocket engines to power the next lunar landing. With what are essentially giant floating garages, PAE transports vehicle and engine parts throughout the Mississippi and Tennessee Rivers and through the Gulf of Mexico and the Intracoastal Waterway. PAE operates three-story test frames to simulate rocket launches. SACOM employs approximately 1,000 people at the two main locations.

Atlantic Test Range: PAE is a critical part of the U.S. Navy’s work to develop and introduce manned and unmanned aircraft into the fleet. For almost four decades, PAE has provided technical support services for the ATR and Atlantic Targets and Marine Operations. Supporting the Naval Air Warfare Center Aircraft Division, PAE participates in many aspects of the Navy’s principal research, development, test and evaluation programs.

Atlantic Undersea Test & Evaluation Center (“AUTEC”): PAE provides maintenance and operations support for the U.S. Navy’s AUTEC, which performs integrated three-dimensional hydrospace/aerospace trajectory measurements covering the entire spectrum of undersea simulated warfare. AUTEC was established on Andros Island in the Bahamas by the U.S. Navy during the Cold War because of its unique geography and its relative proximity to the United States. Since the 1960s, the Navy has used the range to identify sonar signatures of allied and enemy vessels. The “Tongue of the Ocean” is 6,000 feet deep, 72 miles long and 24 miles wide, which enables submarines to pass through. The site is a research and development lab as well as a training range for submarines, torpedoes, surface ships, fixed-wing aircraft and helicopters. Among other uses, AUTEC is essential to national security for testing and certifying the proficiency of U.S. Navy submarines, crews, tactics and weapons systems. PAE has served as the prime contractor on AUTEC since 2005.

Aviation Support Services—Colombian National Police: Since 2013, PAE has been a vital part of Colombia’s efforts to combat narcotrafficking. Under a DoS contract, PAE provides the Bureau for International Narcotics and Law Enforcement aviation maintenance support for rotary and fixed wing assets, including field maintenance, training and standardization services, logistics support and major procurement services in direct support of the Colombian National Police in Bogota, Colombia. Aircraft are a critical component of Colombia’s efforts to fight drug traffic, mitigate paramilitary dissidents and provide humanitarian response during times of crisis.

NASA Johnson Space Center Facility Support Services: PAE supports numerous facilities in multiple locations, including NASA’s 4 million-square-foot Mission Control Center, requiring constant power at all times to maintain communications with the International Space Station. Johnson Space Center is one of four NASA space centers where PAE provides operations and maintenance services. Nearly 350 PAE employees work to keep the center running 24 hours a day, year-round. Through the application of Lean Six Sigma continuous improvement principles, PAE has developed a more reliable and efficient way to keep the station online should local power fail in hurricane-prone Houston. Rather than powering the critical backup generator with an inertial flywheel that requires time to adequately power up the backup generators, PAE devised a system of lithium ion batteries that provides 2.5 megawatts of continuous power to ensure Mission Control maintains contact with astronauts at the International Space Station.

Baghdad Life Support Services: Through BLiSS, PAE ensures the Baghdad Embassy Compound and Baghdad Diplomatic Support Center have everything from bottled water to working plumbing. PAE provides management of postal services, food services, waste management, demilitarization operations, fuel services, supply chain oversight and reporting, recreation services, airfield and transportation services, warehouse operations and supplemental staffing and maintenance services for the Regional Security Office.

Africa Peacekeeping Program: PAE has filled more than 40 AFRICAP task orders in over two dozen countries across sub-Saharan Africa, with a distinguished record in executing highly complex and challenging training, logistics and construction operations in conflict and post-conflict environments. PAE’s training focuses on human rights with the goal of combatting gender-based violence and protecting children. PAE is working to develop African capacity for crisis management and counter-terrorism as it enhances local peacekeeping efforts. PAE provides the customer with peacekeeping support and monitoring services, capacity enhancement, planning procurement and logistics and life support.

Global Anti-Terrorism Assistance (“GATA”): PAE is on the frontlines of the global fight against terrorism. PAE provides qualified instructors and specialized equipment as part of the DoS’s Bureau of Diplomatic Security, Office of Anti-Terrorism Training Assistance. Instructors for GATA deploy to Africa, Central Asia and the Middle East to support police partner nations that are fighting terrorists. Through GATA, PAE teaches and equips first responder, special weapons and tactics, explosive incident and tactical responses, cybersecurity and forensics courses. This contract was PAE’s first major Diplomatic Security win.

National Science Foundation: Since 2012, PAE has maintained three U.S. Antarctic program stations, two ships and dozens of field camps to ensure scientists can continue their work in some of the world’s most frigid conditions. PAE’s staff of over 500 employees support a large number of projects from McMurdo, Amundsen-

Scott South Pole and Palmer stations, and vessels traveling from Chile to Palmer Station. Projects include managing equipment, warehousing, facility construction and maintenance of stations, vessels and field camps.

Key NSS contracts include:

Enterprise Training Services Contract: Over the last decade, PAE has offered holistic training programs in nearly 50 countries. PAE brings that expertise to the ETSC, which requires quick-response training for allied forces and operational training to specific U.S. Army units in a variety of environments. Through ETSC, its first large prime Army training contract, PAE provides training and training assistance; military exercise planning, management and support; and training systems and range operations and maintenance.

BioWatch: BioWatch is a multi-agency network of professionals committed to monitoring and detecting potential biological attacks of weaponized diseases, gases and other threats. The program counts on PAE’s expertise in counter-weapons of mass destruction to make up its stable of professionals dedicated to keeping Americans safe. The program conducts air-monitoring, analysis, notification procedures and risk assessment to locations across the United States. BioWatch’s work is critical in maintaining public safety and mitigating the potential impact of a bioterrorism attack.

Mail Transport Equipment Service Centers: PAE plays a critical role in keeping millions of pieces of mail processing per hour across the United States with operations in eight of 13 mail transport equipment service centers in the United States. Anything used to convey a piece of mail from its origin to its destination is considered “mail transport equipment”—letter trays, sacks, tubs, canvas carriers—and must be processed and serviced on a daily basis. PAE holds contracts to run equipment service centers in Philadelphia, Los Angeles, Chicago, Atlanta, Milwaukee, Jacksonville, Minneapolis and Edgerton, Kansas.

Technical Security Counter Measures (“TSCM”): Over the last several decades, PAE has evolved its support of multi-agency requirements for constructing and safeguarding new federal secure facilities with its innovative industry-leading CSS program. Six years ago, PAE implemented a TSCM security-continuum service to the CSS program. This expansion was implemented by fusing technical and physical security measures to ensure the integrity of facilities during construction. PAE provides radio frequency baseline scans, equipment, material and furniture scans, classroom instruction on best practices and equipment operation, and special duty assignments (vehicle scans) for multiple secured government facilities in the United States and abroad. The TSCM program has yielded significant new business for CSS, two of which are highlighted below:

Single Award Task Order Contract (“SATOC”): SATOC is a U.S. Army Corps of Engineers contract that provides security guard and patrol services to one of the largest U.S. government facility overseas.

Information Monitoring and Protection Services (“Lakenheath”): Lakenheath is a CSS program that provides security services and support for the U.S. presence within the United Kingdom.

Cooperation Threat Reduction Integrating Contract: Awarded by the Defense Threat Reduction Agency, PAE supports the cooperative threat reduction mission of reducing threats from weapons of mass destruction and related materials, technologies, facilities and expertise. PAE works with partner nations in preventing the proliferation of nuclear, chemical and biological weapons; facilitating the elimination, safe and secure transportation, and storage of nuclear, chemical and biological weapons among other safety and capability functions.

Restricted Contracts: PAE holds multiple contracts restricted from public disclosure for national security reasons. This business pertains to base operation support, plant management, groundskeeping and food preparation. These contracts operate globally in undisclosed locations.

Backlog

PAE views growth in total backlog as a key measure of its business growth. PAE defines backlog to include the following two components:

•

Funded: Funded backlog represents the revenue value of orders for services under existing contracts for which funding is appropriated or otherwise authorized less revenue previously recognized on these contracts.

•

Unfunded: Unfunded backlog represents the revenue value of orders for services under existing contracts for which funding has not been appropriated or otherwise authorized less revenue previously recognized on these contracts. Backlog includes (i) unexercised option years, to the extent their issuance or exercise is probable, as well as (ii) contract awards, to the extent PAE believes contract execution and funding is probable.

PAE does not include the ceiling amount of IDIQ contracts in backlog. Only awarded IDIQ task orders are included in backlog. PAE’s backlog includes orders under contracts that in some cases extend for several years. For example, the U.S. Congress generally appropriates funds for PAE’s U.S. federal government customers on a yearly basis, even though their contracts with PAE may call for performance that is expected to take a number of years to complete. As a result, PAE’s federal contracts typically are only partially funded at any point during their term and all or some of the work to be performed under the contracts may remain unfunded unless and until the U.S. Congress makes subsequent appropriations and the procuring agency allocates funding to the contract. As a result, while unfunded backlog has not yet been appropriated or otherwise authorized, substantially all unfunded backlog has historically converted to funded backlog.

As of September 29, 2019, PAE’s backlog was $6.8 billion (representing growth of 42% since December 31, 2015), of which $1.9 billion was funded and $4.8 billion was unfunded. NSS backlog was $1.8 billion (representing growth of 127% since December 31, 2015), and GMS backlog was $4.9 billion (representing growth of 25% since December 31, 2015).

Industry

As evidenced by consistent growth in federal services budgets in recent years, along with a positive outlook for the agencies PAE supports, the federal contracting industry has displayed resiliency across general economic cycles. While security threats from adversaries ebb and flow given political climates, PAE’s contracts are predominately funded from stable portions of the DoD budget with little dependence on wartime or emergency overseas contingency operations funding. Generally, PAE’s contractual work with the DoD reflects primarily sustainable, long-term critical missions not dependent upon operational tempo. DoD funding over the last 20 years shows that spend as a percentage of GDP does not materially change with party representation in the White House. In instances of defense spending pullback, which occurred seven times over this period, the change in annual DoD funding was relatively minor, with an average of only 2% decline year-over-year. As the federal government continues to increase its reliance on outsourced solutions, PAE is well-positioned to grow through on-contract expansion and new business opportunities.

The DoD, which accounted for 35% of PAE’s revenue for the year ended December 31, 2018, serves as a good example of dependable growth in government services. Reflecting the department’s sustained commitment to modernization and improved readiness for U.S. armed forces, DoD increased its spending on contracted services by 7% from government fiscal year 2016 to government fiscal year 2018. Over the past decade, base defense expenditures (excluding non-base overseas contingency operations and Global War on Terror funding) consistently have exceeded 3% of the gross domestic product. The DoD budget is forecasted to grow well into the next decade as the commitment to near-term readiness and modernization continues, driving expansion of PAE’s core markets.

Budget appropriations for other agencies PAE supports have seen similar increases over this time period. DHS, representing 13% of PAE’s revenue for the year ended December 31, 2018, has seen growth with heightened border security initiatives, ongoing cybersecurity concerns and a continuously expanding national security mandate. The intelligence community and agencies including NASA and DoS have seen their budgets increase as well.

By PAE’s estimates, its overall total addressable market will expand 4% per year through 2023 based on industry growth rates applied to PAE’s 2018 weighted average service area mix. However, PAE expects that NSS service areas will have higher growth rates during this time and looks to capitalize on this growth through continued expansion in the NSS space. PAE also expects to further expand its total addressable market by entering new fields through strategic M&A opportunities.

Competition

PAE operates in the public and private sectors to perform activities that are highly competitive in a variety of environments, across business lines and geographic boundaries. The industries in which PAE operates consist of a large number of enterprises ranging from small, niche-oriented companies to multi-billion dollar corporations that serve many government and commercial customers. Competition is measured by various factors, including services offered, experience, price, geographic reach and mobility. PAE’s competitive advantage stems from distinctive technical competencies, its established track record of past performance, domain expertise, experience in the industry, deep-rooted customer relationships and the size of PAE’s vetted workforce. PAE’s principal competitors include AECOM, Booz Allen Hamilton, CACI International Inc., Jacobs Engineering Group Inc., KBR, Inc., Leidos, Parsons Corporation and Science Applications International Corporation.

Employees

As of September 29, 2019, including its joint ventures, PAE’s workforce numbered approximately 20,000 across approximately 60 countries around the world and all seven continents. Approximately 78% of its employees are located in the United States. Approximately 24% of PAE’s workforce is covered by collective bargaining agreements. In addition, its executive leadership team averages over 30 years of industry or functional experience. PAE believes that its employee relations are generally good.

Properties

PAE’s headquarters are located in Falls Church, Virginia. As of September 29, 2019, PAE leased properties related to its operations in approximately 165 locations consisting of both corporate support locations and contract performance locations. PAE also has employees working at customer sites throughout the United States and in other countries. PAE’s management believes that its properties have been well maintained, are in good condition and are adequate to meet its current contractual requirements.

Regulatory Matters

U.S. Government Contracts

Government Procurement Regulations. PAE’s business is impacted by government procurement, anti-bribery, international trade, environmental, health and safety and other federal civil and criminal laws, regulations and requirements. Below is a summary of some of the significant laws and regulations that impact PAE’s business. This summary is not exhaustive and many other laws and regulations may apply, including those of jurisdictions outside the United States.

The services PAE provides to the U.S. Government are subject to FAR and agency FAR supplements, the Truthful Cost or Pricing Data requirements (commonly referred to as the Truth in Negotiations Act), CAS, the Services Contract Act, FCA, FCPA, export control requirements, U.S. Department of Defense security regulations, federal employment laws and regulations (including equal opportunity and affirmative action requirements), as well as many other laws and regulations. These laws and regulations affect how PAE transacts business with its clients and, in some instances, impose additional costs on PAE’s business operations. A violation of specific laws and regulations could lead to fines, contract termination or suspension of future contracts. Generally, PAE’s government clients can also terminate, renegotiate or modify any of their contracts with PAE at their convenience; and many of PAE’s government contracts are subject to renewal or extension annually.

•

The FAR sets forth policies, procedures and requirements for the acquisition of goods and services by the U.S. government. These regulations impose a broad range of requirements, many of which are unique to government contracting, including various procurement, import and export, security, contract pricing and cost, contract termination and adjustment, audit requirements and restrictions on organizational conflicts of interest. A contractor’s failure to comply with these regulations and requirements could result in reductions to the value of contracts, contract modifications or termination and the assessment of penalties and fines that could lead to suspension or debarment from government contracting or subcontracting for a period of time.

•

The FCA imposes civil liability and criminal fines on individuals or entities that knowingly submit, or cause to be submitted, false or fraudulent claims for payment to the government. Violations of the FCA and other similar laws may result in criminal fines, imprisonment and civil penalties for each false claim submitted and debarment from government contracting or subcontracting for a period of time. The FCA also allows private individuals to bring a suit on behalf of the U.S. government against an individual or entity for violations of the FCA. These suits, also known as qui tam actions, may be brought by, with only a few exceptions, any private citizen who has material information of a false claim that has not yet been previously disclosed.

•

The requirement for Truthful Cost or Pricing mandates that, when applicable, PAE provides current, accurate and complete cost or pricing data in connection with the negotiation of contracts, modifications or task orders that are not subject to full and open competition (e.g., a sole-source procurement).

•

The FCPA prohibits any United States individual or business from paying, offering or authorizing payment or offering of anything of value, directly or indirectly, to any foreign official, political party or candidate for the purpose of influencing any act or decision of the foreign entity in order to assist the individual or business in obtaining or retaining business. Other jurisdictions in which PAE does business have similar laws.

Bid Protests. Disappointed bidders and firms excluded from competition for U.S. government contracts and task orders can avail themselves of bid protest remedies by submitting a protest challenging the agency’s award decision to the agency, the Government Accountability Office bid protest office, or the U.S. Court of Federal Claims within specified time limits. Contract performance can be suspended while a protest is pending, and an awarded contract can be terminated for convenience if found to have been improperly awarded, typically requiring the agency to make a new award decision.

Cost Allowability. Under U.S. government regulations, certain costs, including certain financing costs, portions of research and development costs, lobbying expenses, certain types of legal expenses and certain marketing expenses related to the preparation of bids and proposals, are not allowed for pricing purposes and calculation of contract reimbursement rates under cost-reimbursement contracts. The U.S. government also regulates the methods by which allowable costs may be allocated under U.S. government contracts.

Classified Programs. PAE is involved in U.S. government programs that are classified by the U.S. government and is limited in its ability to provide information about such programs. The operating results of these classified programs are included in PAE’s financial statements. The business risks and considerations associated with these classified programs generally do not differ materially from those of PAE’s other U.S.

government contracts and generally are subject to the same oversight and internal controls as other U.S. government contracts.

U.S. Government Audits

PAE’s government contracts are subject to audits at various points in the contracting process. Pre-award audits may be performed prior to the award of cost-reimbursable contracts. The purpose of a pre-award audit is to determine the basis of the bid and provide the information required for the U.S. government to negotiate the contract effectively. In addition, the U.S. government may perform a pre-award audit to determine PAE’s capability to perform under a contract. During the performance of a contract, the U.S. government may have the right to examine PAE’s costs incurred on the contract, including any labor charges, material purchases and overhead charges. Upon completion of a cost-reimbursable contract, the U.S. government typically performs an incurred cost audit of all aspects of contract performance to ensure that PAE has performed the contract in a manner consistent with its proposal. The government also may perform a post-award audit for proposals that are subject to the requirements for Truthful Cost or Pricing Data to determine if the cost proposed and negotiated was accurate, current and complete as of the time of negotiations.

The U.S. government and its agencies, such as the DCAA, the DCMA, the DCSA, the Defense Criminal Investigative Service, the DoD Inspector General, the Special Inspector General for Afghanistan Reconstruction, the Special Inspector General for Iraq Reconstruction, the Office of Federal Contract Compliance Programs, and the DOL routinely audit and review PAE’s activities. These agencies review performance under PAE’s contracts, its cost structure and its compliance with applicable laws, regulations and standards, as well as the adequacy of, and its compliance with, PAE’s internal control systems and policies. In particular, the DCAA reviews the adequacy of, and PAE’s compliance with, PAE’s internal control systems and policies, including its labor, billing, accounting, purchasing, property, estimating, budgeting and planning, indirect vs. direct costs, and compensation and management information systems. The DCAA has the right to perform audits on PAE’s incurred costs on all flexibly priced contracts on an annual basis. An adverse finding under a DCAA audit could result in the disallowance of PAE’s costs under a U.S. government contract, termination of U.S. government contracts, forfeiture of profits, suspension of payments, fines and suspension, and prohibition from doing business with the U.S. government. Final approval of submitted yearly contract incurred costs may be years from the date of submission of the contract costs. PAE currently has ongoing audits of its incurred indirect costs in relation to certain contracts. See the sections entitled “Risk Factors—Risks Related to PAE’s Business—Risks Related to Performance and Operation—A negative audit or other investigations by the U.S. Government could adversely affect PAE’s ability to receive U.S. Government contracts and its future operating performance, and could result in financial or reputational harm, including disbarment from receiving government contracts” and “PAE’s Business—Legal Proceedings” for additional information.

At any given time, many of PAE’s contracts may be under review by the DCAA and other government agencies. PAE cannot predict the outcome of such ongoing audits and what, if any, impact such audits may have on its future operating performance.

Over the last few years, U.S. government contractors, including PAE, have seen a trend of increased scrutiny by the DCAA and other U.S. government agencies, and PAE expects that this trend will continue. If any of its internal control systems or policies are found non-compliant or inadequate, payments may be suspended under PAE’s contracts or it may be subjected to increased government scrutiny and approval that could delay or adversely affect its ability to invoice and receive timely payment on its contracts, perform contracts or compete for contracts with the U.S. government. These adverse outcomes could also occur if the DCAA cannot timely complete periodic reviews of PAE’s control systems.

International Operations

PAE’s contracts performed internationally may be subject to additional U.S. laws, regulations and policies, including the FCPA, in addition to the local laws of the jurisdictions in which PAE operates. To the extent that

PAE provides products, technical data and services outside the United States, it is also subject to U.S. laws and regulations governing international transactions. Those include but are not limited to: the International Traffic in Arms Regulations under the Arms Export Control Act, the Export Administration Regulations under the International Emergency Economic Powers Act, and financial and trade sanctions against embargoed countries and individuals and organizations that are specially designated national and blocked parties, which are administered by the Office of Foreign Assets Control within the Department of the Treasury.

PAE’s international operations are also subject to a multitude of local laws in the jurisdictions in which it operates. PAE must comply with foreign government laws, regulations and procurement policies and practices, which may differ from U.S. government requirements, including import-export control, labor laws, tax requirements, exchange controls, repatriation of earnings, and requirements to expend a portion of program funds in-country. In addition, international hostilities, political instability, and changes in currency values can also impact PAE’s international operations.

U.S. Government Contracting

The Competition in Contracting Act of 1984 generally requires U.S. government agencies to obtain “full and open competition” in selecting companies to perform most contracts. If a U.S. government agency has a requirement for goods or services, it typically posts its requirements on the FedBizOpps.gov website. Interested contractors submit information indicating their desire to perform the required services. The agency then solicits competitive offers from qualified contractors; in the case of negotiated procurements, it typically issues a formal request for a proposal (“RFP”). The RFP describes the desired goods or services and terms and conditions that will form the final agency contract. In negotiated procurements, the RFP includes the evaluation criteria the agency will use to determine which contractor will be selected for the contract. Offerors then submit proposals in response to the RFP, and the agency evaluates all the proposals, and, in its discretion, may ask for clarifications and engage in discussions with offerors.

Agencies may award negotiated contracts on a “best value” basis, which means that the contractor selected for the award should, in the agency’s judgment, provide the greatest overall benefit in response to the requirement, including technical merit, cost and relevant past performance considerations. This process can sometimes take a year or more. Alternatively, the RFP may specify the award decision will be made on the “lowest price technically acceptable” (“LPTA”) basis, which focuses more on price as the determining factor in an award decision. In the past decade, the LPTA basis was widely used by agencies, though in recent years, Congress has adopted some restrictions on its use.

In some cases, full and open competition is not required. Depending upon the circumstances, contracts can be awarded to contractors on a “sole-source” basis or with limited or restricted competition. For example, this can occur when the agency’s need for the services is of such an unusual and compelling urgency that the United States would be seriously injured unless the agency is permitted to limit the number of sources from which it solicits bids or proposals. A contract can also be awarded to a contractor on a sole-source basis, or limited or restricted competition, when the services needed by the agency are available from only one responsible source or only from a limited number of responsible sources and no other type of services will satisfy the needs of the agency. From time to time, PAE is awarded contracts on a sole-source basis.

Government contracts are generally classified as single-award contracts or multi-award contracts. In single-award contracts, PAE is chosen as the sole contractor under the applicable contract, whereas in multi-award contracts, it is one of multiple contractors.

Many of PAE’s U.S. government contracts are IDIQ contracts. IDIQ contracts are essentially umbrella contracts that set forth the basic terms and conditions under which an agency may order goods and services from one, and in many cases, more than one, contractor from time to time during the term of the IDIQ contract. Typically, these contracts will also specify the labor or skill categories that the government agency believes are necessary to perform the necessary contract work and may also specify the labor rates applicable for each contract labor and/or skill category.

A task order is issued by the agency to the holder or holders of the IDIQ award and calls for a specific set of services to be delivered by the contractor to a particular client agency. When task orders are issued under multi-award IDIQ contracts, each awardee is given a fair opportunity to be considered for the task order. The issuing agency will conduct a competition among the interested awardees and ultimately issue a task order to a single contractor. In PAE’s experience, the key factors in bidding successfully for these task orders are technical merit, cost, relevant past performance considerations and client trust. IDIQ contracts do not obligate the U.S. government to purchase goods or services above the minimum levels set forth in the contract.

From time to time PAE is also party to multi-agency contracts or government-wide acquisition contracts, which are IDIQs that permit the aggregation of the requirements of multiple agencies—or across the entire federal government—in a single contract. This type of contract is intended to encourage contractors to offer the best possible prices and to reduce the costs associated with awarding and administering multiple, separate contracts.

Legal Proceedings

PAE is involved in various legal proceedings, government audits, investigations, claims and disputes that arise in the normal course of business, including those related to employment matters, contractual relationships and other business matters. These legal proceedings seek various remedies, including claims for monetary damages in varying or unspecified amounts. In addition, awards of government contracts may be protested at the Government Accountability Office or Court of Federal Claims; and conversely, PAE may from time to time protest awards made to other companies. See the sections entitled “Risk Factors—Risks Related to PAE’s Business—Risks Related to Performance and Operations—PAE’s business could be adversely affected by bid protests” and “Risk Factors—Risks Related to PAE’s Industry—U.S. Government contracts differ materially from standard commercial contracts and may be subject to cancellation or delay by PAE’s customers without penalty” for additional information.

Although the outcome of any such matter is inherently uncertain and may be materially adverse, based on current information, PAE does not expect any of the currently ongoing audits, reviews, investigations, or litigation to have a material adverse effect on its financial condition or operating results. Its view of the matters not specifically disclosed could change in future periods as events unfold.

Listed below are descriptions of select significant matters with which PAE is currently involved.

Selected Pending Litigation

Patricia Scott and John Tudbury v. Pacific Architects and Engineers, Inc. et al., Case No. 13-cv-01844 (D.D.C.): In 2015, PAE was informed by the U.S. Department of Justice that a qui tam lawsuit had been filed under seal in 2013. The case was unsealed in 2016, but the DOJ chose not to intervene at that time. The lawsuit was brought by two former employees, alleging that PAE submitted false claims to the DoS for services PAE provided to the DoS under the CIVPOL contract in Lebanon and other countries in 2011. The lawsuit also alleged that the employees were terminated in retaliation for raising their complaints. On September 13, 2017, one of the employment retaliation claims was dismissed. On September 13, 2018, the relator was permitted to file a fourth amended complaint. On January 15, 2020, the district court granted PAE’s motion to dismiss the fourth amended complaint and dismissed with prejudice all of the relator’s claims except one claim for employment retaliation. At this stage of the lawsuit, PAE is not able to estimate the possible exposure.

LaCourse v. Defense Support Services, LLC, et al., 16-cv-00170 (N.D. Fla.): In March 2016, PAE was served with a lawsuit filed in Florida state court (Escambia County) by the widow (individually and as personal representative of the estate) of a pilot who died during an aircraft training mission in November 2014. The incident occurred in connection with PAE’s program located at Tyndall Air Force Base, where it has a contract with the U.S. Air Force to provide operations and maintenance. The case was removed to federal court in April 2016 and all defendants were dismissed for lack of personal jurisdiction, except Defense Support Services, LLC, which by that time had become PAE Aviation and Technical Services LLC. Plaintiff alleged damages in excess of $5 million and asserted claims for wrongful death caused by negligence, breach of contract and breach of warranty. On August 29, 2019, the court granted final summary judgment and dismissed the case, concluding that the government contractor defense applied and that PAE’s maintenance of the aircraft conformed to the Air Force’s standards. The plaintiff has appealed. The insurance company has taken control of the defense of this matter.

Moxie Holdings, Inc. and Sharon Virts (Plaintiff/Counterclaim Defendant) v. Pacific Architects and Engineers, LLC et al. (Defendant/Counterclaimant) v. Miller (Counterclaim Defendant), Case No. CL18003721-00 (Arlington County Circuit Court): On December 18, 2018, Sharon Virts (former owner of FCi Federal, Inc.) and Moxie Holdings, Inc. (collectively, “Moxie”) filed a lawsuit against Shay in Arlington County Circuit Court, alleging breach of a letter agreement and seeking specific performance arising from Shay’s refusal to release $10 million in escrow funds. On January 22, 2019, Shay filed a counterclaim, adding Scott Miller (former president and CEO of FCi) as a defendant and alleging that Moxie committed fraud, fraud in the inducement, and breach of contract when it made material misrepresentations concerning one of its government contracts during Shay’s acquisition of FCi in 2017 and seeking approximately $35 million in damages. A Second Amended Counterclaim was filed on October 21, 2019. The trial is currently scheduled for February 3, 2020. Pursuant to the Merger Agreement, the Shay Stockholders are entitled to control this matter following the closing of the Business Combination, are responsible for certain fees and expenses incurred by the Company and/or its subsidiaries following the closing of the Business Combination in connection with this matter, and will be entitled to any monetary damages recovered in connection with this matter.

Risk Insurance

PAE has tailored its casualty and property risk insurance programs to fit the business risk and to leverage costs of these solutions as part of its offerings to government customers. PAE has a high-deductible workers’ compensation policy to cover its domestic employees, and relies on Defense Base Act (the “DBA”) coverage for its international employees. DBA generally requires insurance coverage to be provided to persons employed at U.S. military bases outside of the United States, the cost of which is typically passed to PAE’s customers. PAE’s high-deductible approach extends to automobile liability and property coverage, which includes rented equipment, including cranes and machinery. PAE self-insures automotive property for its owned, leased and rented vehicles as its fleet auto safety program enables it to maintain very low losses. Government-furnished equipment is generally not insured per the government’s regulations.

PAE’s operations cover a wide range of types and geography. Therefore, PAE has implemented a diverse approach to specialty coverage, including aviation, marine, cargo, professional liability, kidnap and ransom, pollution, medical malpractice and business travel. PAE’s business travel policy is comprehensive given the significant numbers of expatriate employees and the environments in which they work. In addition, PAE has corporate coverages, including directors and officers, fiduciary, crime and employment practices liability.

PAE’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Stockholders of the Company should read the following discussion and analysis of PAE’s financial condition and results of operations together with the consolidated financial statements and related notes of Shay that are included elsewhere in this proxy statement. All references to the consolidated financial statements of PAE (including the financial condition and results of operations of PAE) refer to such consolidated financial statements of Shay. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties, including those set forth under the section entitled “Risk Factors” or in other parts of this proxy statement. Please also see the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Business Overview

PAE is a leading, highly diversified, global company that provides a broad range of operational solutions and outsourced services to meet the critical, enduring needs of the U.S. government, other allied governments, international organizations and companies. PAE merges technology with advanced business practices to deliver faster, smarter and more efficient managed services. Whether clients require high-profile support to operate the largest U.S. embassies around the world or need technical solutions for programs that monitor bioterrorism agents, PAE delivers for its customers. PAE leverages its scale, over 60 years of experience and talented global workforce of approximately 20,000 to provide the essential services PAE’s clients need to tackle some of the world’s toughest challenges.

Basis of Presentation

Shay was incorporated in the state of Delaware on January 8, 2016 by an affiliate of Platinum Equity. On March 14, 2016, Shay Merger Corporation, a wholly owned subsidiary of Shay, merged with and into PAE Holding with the latter surviving (the “Platinum Merger”). Shay had no operations prior to the Platinum Merger other than the issuance of debt and equity.

The term “Predecessor” refers to PAE Holding prior to the Platinum Merger. The term “Successor” refers to Shay and its subsidiaries from the date of incorporation. The Predecessor financial statements are for the Predecessor period from January 1, 2016 through March 14, 2016. The Successor’s consolidated financial statements are for the Successor years ended December 31, 2018 and 2017 and the period beginning on the incorporation date of Shay (January 8, 2016) and ending December 31, 2016. The Successor period includes certain expenses related to the Platinum Merger. See “Note 6. Business Combinations” of the notes to Shay’s consolidated financial statements.

PAE closes its books and records on the last Sunday of the calendar quarter, which was on September 29 for the third quarter of 2019 and September 30 for the third quarter of 2018, to align PAE’s financial closing with its business processes. The consolidated financial statements and tables of financial information included herein are labeled based on that convention. This practice only affects interim periods as PAE’s fiscal year ends on December 31.

PAE’s operations are organized into two reportable segments, Global Mission Services (“GMS”) and National Security Solutions (“NSS”).

•	The GMS segment generates revenues through contracts under which PAE provides customers with logistics and stability operations, force readiness and infrastructure management.

•	The NSS segment generates revenues through contracts under which PAE provides customers with counter-threat solutions and information optimization.

Segment performance is based on consolidated revenues and consolidated operating income. For additional information regarding PAE’s reportable segments, refer to “Note 18. Segment Reporting” of the notes to PAE’s consolidated financial statements.

Factors Affecting PAE’s Operating Results

PAE consummated several acquisitions during the periods presented below, which impacted its financial position and results of operations, including:

•

On December 22, 2016, PAE entered into a definitive agreement with American Operation Corporation to purchase an additional 85% interest in ISR. The acquisition closed on February 9, 2017. ISR is an Original Equipment Manufacturer and systems integrator for the Resolute Eagle, a long endurance Group 3 Unmanned Aircraft System for tactical Intelligence, Surveillance, and Reconnaissance applications.

•

On June 12, 2017, PAE acquired FCi Federal, LLC (“FCi”) which provides essential services for immigration and national security including adjudication support, eligibility verification and business process solutions services for U.S. Federal government agencies. FCi operates within PAE’s NSS segment. See “Note 6. Business Combinations” of the notes to PAE’s consolidated financial statements.

•

On February 1, 2018, PAE acquired Macfadden which provides program management, human resources services, financial management systems support, information technology solutions, knowledge management, travel coordination and communications support to enable U.S. Government humanitarian response to international disasters. Macfadden operates within PAE’s GMS segment.

In 2017, PAE identified certain indicators of goodwill impairment including contract repricing and lost recompetes. As a result, PAE performed interim impairment tests of goodwill and recorded a $86.9 million impairment charge. See “Note 9. Goodwill and Intangible Assets” of the notes to PAE’s consolidated financial statements.

During the third quarter of 2019, PAE’s management committed to a plan to sell or dispose of the assets of ISR. The assets held-for-sale were recorded in prepaid expenses and other current assets on PAE’s condensed consolidated balance sheet at the lower of carrying value or estimated fair value, less an estimate of costs to sell. As a result, PAE recorded a loss on ISR’s assets held-for-sale of approximately $32.0 million which was recorded in cost of revenues on PAE’s condensed consolidated statements of operations. On December 13, 2019, PAE completed the sale of substantially all of the assets of ISR. See “Note 7. Consolidated Variable Interest Entities” of the notes to PAE’s condensed consolidated financial statements.

Financial and Other Highlights

From December 31, 2018 to September 29, 2019, PAE’s overall contract backlog grew 11.7% from $6,057.9 million to $6,764.6 million, of which $1,946.8 million was funded. Backlog is PAE’s estimate of the amount of revenue that it expects to realize over the remaining life of awarded contracts and task orders; the funded backlog refers to the portion of uncompleted work that is currently under contract for which the funding has been appropriated by Congress and authorized for expenditure by the applicable agency. The total backlog consists of remaining performance obligations plus unexercised options. See “Note 4. Revenues” of the notes to PAE’s consolidated financial statements for more information.

The estimated value of PAE’s total backlog was as follows:

(In Thousands)	As of September 29, 2019	As of December 31, 2018
Global Mission Services:
Funded backlog	$1,498,423	$1,288,554
Unfunded backlog	3,429,946	3,317,054

Total GMS backlog	$4,928,369	$4,605,608

National Security Solutions:
Funded backlog	$448,377	$501,515
Unfunded backlog	1,387,811	950,818

Total NSS backlog	$1,836,188	$1,452,333

Total:
Funded backlog	$1,946,800	$1,790,069
Unfunded backlog	4,817,757	4,267,872

Total backlog	$6,764,557	$6,057,941

As of December 31, 2018, PAE had a contract base of more than 500 active contracts and task orders, which excludes classified contracts and contracts attributable to multiple geographies. PAE served as the prime contractor on approximately 94% of its contracts. The DoD and DoS are PAE’s largest customers and accounted for 35% and 26% of its revenue in 2018, respectively. In terms of earnings by market, infrastructure management, force readiness, and logistics and stability operations were PAE’s largest contributors, representing 36%, 21% and 18% of its revenue, respectively. PAE’s long-tenured contracts have created a sticky base business with its top contracts having a weighted average contract length of over 7 years as of September 29, 2019. Revenue from these long-running contracts is steady as PAE’s contracts are predominately funded from stable portions of the DoD budget with little dependence on wartime or emergency overseas contingency operations funding.

PAE’s customer diversity, backlog, multi-year contract terms, leading track record of winning re-competitions and new business opportunities, and limited reliance on DoD-directed Overseas Contingency Operation funding provides PAE with visible and predictable future revenues bolstered by free cash-flow generation.

Trends and Factors Affecting PAE’s Future Performance

External Factors

Over most of the last two decades, the U.S. Government has increased its reliance on the private sector for a wide range of professional and support services. This increased use of outsourcing by the U.S. Government has been driven by a variety of factors including lean-government initiatives launched in the 1990s, surges in demand during times of national crisis, the increased complexity of missions conducted by the U.S. military and the DoS, increased focus of the U.S. military on war-fighting efforts and the loss of skills within the government caused by workforce reductions and retirements.

Although the size of future U.S. Government department and agency budgets remains subject to change, current indications are that overall U.S. Government spending will remain consistent. PAE believes the following industry trends will result in continued strong demand in the target markets for the types of services it provides:

•

the continued transformation of military forces, leading to increased outsourcing of non-combat functions, including life-cycle asset management functions ranging from organizational to depot level maintenance;

•	an increased level of coordination between the DoS and DoD on key national security initiatives and foreign policies;

•	increased maintenance, overhaul and upgrade needs to support aging military platforms.

Current Economic Conditions

PAE believes that its industry and customer base are less likely to be affected by many of the factors generally affecting business and consumer spending. PAE’s contract awards typically extend five years, including options, and it has a strong history of being awarded a majority of these contract options. Additionally, since PAE’s primary customers are departments and agencies within the U.S. Government, it has not historically had significant issues collecting its receivables. However, PAE cannot be certain that the economic environment or other factors will not adversely impact its business, financial condition or results of operations in the future.

Tax Cuts and Jobs Act

On December 22, 2017, the President signed the Tax Cuts and Jobs Act (the “Tax Act”) into law. The Tax Act lowered the U.S. corporate income tax rate from 35% to 21% effective January 1, 2018. PAE has substantially completed its provisional analysis of the income tax effects of the Tax Act and recorded a reasonable estimate of such effects on its December 31, 2017 consolidated financial statements. During 2018, PAE refined its calculations, evaluated changes in interpretations and assumptions made, applied additional guidance issued by the U.S. Government, and evaluated actions and related accounting policy decisions previously made. As of December 31, 2018, PAE completed its accounting for all of the enactment-date income tax effects of the Tax Act and did not identify any material changes to the provisional analysis.

Inflation and Pricing

Most of PAE’s contracts provide for estimates of future labor costs to be escalated for any option periods, while the non-labor costs in its contracts are normally considered reimbursable at cost. PAE’s property and equipment consists principally of computer systems equipment, machinery and transportation equipment, leasehold improvements, and furniture and fixtures. PAE does not expect the overall impact of inflation on replacement costs of its property and equipment to be material to its future results of operations or financial condition.

Primary Components of Operating Results

Revenues

The majority of PAE’s revenues are generated from contracts with the U.S. Government and its agencies. PAE enters into a variety of contract types, including fixed price, cost reimbursable, and time and materials contracts.

Cost of revenues

Cost of revenues includes costs related to labor, material, subcontract labor and other costs that are allowable and allocable to contracts under federal procurement standards.

Selling, general and administrative expenses

Selling, general and administrative expenses primarily consist of (i) fringe benefits related to the contract costs; (ii) salaries and wages plus associated fringe benefits and occupancy costs related to executive and senior management, business development, bid and proposal, contracts administration, finance and accounting, human resources, recruiting, information systems support, legal and corporate governance; and (iii) unallowable costs under applicable procurement standards that are not allocable to contracts for billing purposes. Unallowable costs do not generate revenue but are necessary for business operations.

Results of Operations

Comparison of Results for the Nine-Month Period Ended September 29, 2019 (unaudited), and September 30, 2018 (unaudited)

	Nine Months Ended
(In Thousands)	September 29, 2019	September 30, 2018	Dollar Change	Percent Change
Revenues	$2,066,808	$1,936,428	$130,380	6.7%
Cost of revenues	1,623,634	1,467,383	156,251	10.6%
Selling, general and administrative expenses	394,689	405,641	(10,952)	(2.7%)
Amortization of intangible assets	25,029	26,819	(1,790)	(6.7%)

Total operating expenses	2,043,352	1,899,843	143,509	7.6%
Program profit	23,456	36,585	(13,129)	(35.9%)
Other income, net	6,530	1,475	5,055	NM

Operating income	29,986	38,060	(8,074)	(21.2%)
Interest expense, net	(65,260)	(62,215)	(3,045)	4.9%

Loss before income taxes	(35,274)	(24,155)	(11,119)	46.0%
Provision for income taxes	(1,877)	(4,910)	3,033	(61.8%)

Net loss	(33,397)	(19,245)	(14,152)	73.5%
Noncontrolling interest in earnings of ventures	1,819	2,101	(282)	(13.4%)

Net loss attributed to Shay Holding Corporation	$(35,216)	$(21,346)	$(13,870)	65.0%

NM = Not meaningful

Revenues

The increase in revenues for the nine months ended September 29, 2019 as compared to the nine months ended September 30, 2018, was primarily attributable to $61.2 million in new business wins and $54.7 million of increased volumes and material deliveries from PAE’s GMS segment.

Cost of revenues

The increase in cost of revenues for the nine months ended September 29, 2019 as compared to the nine months ended September 30, 2018, was primarily driven by the increased revenues reported above and a $32.0 million loss on ISR’s assets held-for-sale.

Selling, general and administrative expenses

The decrease in selling, general and administrative expenses for the nine months ended September 29, 2019 as compared to the nine months ended September 30, 2018, was primarily driven by a revision of PAE’s disclosure statement, effective January 1, 2019, which increased direct charging and reduced selling, general and administrative expenses.

Amortization of intangible assets

The decrease in amortization of intangible assets for the nine months ended September 29, 2019 as compared to the nine months ended September 30, 2018, was primarily driven by a $1.0 million decrease in customer relationship amortization associated with PAE’s GMS segment and a $0.7 million decrease driven by the sale of PAE’s NSS software business in 2019.

Other income, net

The increase in other income for the nine months ended September 29, 2019 as compared to the nine months ended September 30, 2018, was primarily driven by a $7.7 million release of a reserve in PAE’s NSS segment, originally established for a legacy contract acquired in a business combination in 2015, partially offset by a $2.8 million loss on the sale of PAE’s NSS software business in 2019.

Interest expense, net

The increase in interest expense for the nine months ended September 29, 2019 as compared to the nine months ended September 30, 2018, was driven by higher year-over-year interest rates under PAE’s term loans and increased revolver activity during the first quarter of 2019 as a result of the U.S. Government shutdown.

Net loss

The increase in net loss for the nine months ended September 29, 2019 as compared to the nine months ended September 30, 2018, was primarily driven by lower operating income and increased interest expense, net.

Comparison of Results for the Years Ended December 31, 2018 (audited) and December 31, 2017 (audited)

(In Thousands)	December 31, 2018	December 31, 2017	Dollar Change	Percent Change
Revenues	$2,608,562	$2,331,586	$276,976	11.9%
Cost of revenues	1,991,622	1,765,972	225,650	12.8%
Selling, general and administrative expenses	536,019	477,941	58,078	12.2%
Amortization of intangible assets	35,780	34,259	1,521	4.4%
Goodwill impairment	—	86,928	(86,928)	NM

Total operating expenses	2,563,421	2,365,100	198,321	8.4%

Program profit (loss)	45,141	(33,514)	78,655	NM
Other income, net	4,980	21,322	(16,342)	(76.6%)

Operating income (loss)	50,121	(12,192)	62,313	NM
Interest expense, net	(84,360)	(74,466)	(9,894)	13.3%

Loss before income taxes	(34,239)	(86,658)	52,419	(60.5%)
Provision for income taxes	(2,661)	(38,584)	35,923	(93.1%)

Net loss	(31,578)	(48,074)	16,496	(34.3%)
Noncontrolling interest in earnings of ventures	2,881	4,728	(1,847)	(39.1%)

Net loss attributed to Shay Holding Corporation	$(34,459)	$(52,802)	$18,343	(34.7%)

NM = Not meaningful

Revenues

The increase in revenues for fiscal year 2018 as compared to fiscal year 2017 was primarily attributable to full year impact of $150.3 million for PAE’s Afghanistan national maintenance strategy program, $66.6 million related to the acquisition of FCi and $53.4 million related to the Macfadden acquisition.

Cost of revenues

The increase in cost of revenues for fiscal year 2018 as compared to fiscal year 2017 was consistent with the increase of revenues reported above and primarily attributable to new business wins for PAE’s GMS segment.

Selling, general and administrative expenses

The increase in selling, general and administrative expenses for fiscal year 2018 as compared to fiscal year 2017 was primarily attributable to $20.7 million in expenses related to ISR startup activities, $13.7 million in expenses related to the FCi acquisition, and $11.9 million in expenses related to the Macfadden acquisition. See “Note 6. Business Combinations” of the notes to PAE’s consolidated financial statements.

Goodwill impairment

There was no goodwill impairment recognized by PAE during fiscal year 2018 compared to a goodwill impairment of $86.9 million in 2017. The goodwill impairment in 2017 was associated with PAE’s NSS and GMS businesses. See “Note 9. Goodwill and Intangible Assets” of the notes to PAE’s consolidated financial statements.

Other income, net

The decrease in other income, net for fiscal year 2018 as compared to fiscal year 2017 was primarily driven by the 2017 release of a $6.1 million reserve for a legacy contract from a business PAE acquired in 2015 and a $5.4 million gain on disposal of assets.

Interest expense, net

The rise in interest expense in fiscal year 2018 as compared to fiscal year 2017 was driven by the full year impact in 2018 of the increased borrowings in the second quarter of 2017 in conjunction with the FCi acquisition. See “Note 13. Debt” of the notes to PAE’s consolidated financial statements.

Provision for income taxes

The decrease in provision for income taxes benefit for fiscal year 2018 as compared to fiscal year 2017 was primarily driven by the remeasurement of deferred taxes liabilities as a result of the 2017 Tax Act that lowered PAE’s corporate income tax rate from 35% to 21%, a permanent item for a non-deductible goodwill impairment and the establishment of a valuation allowance on the disallowed interest expense for 2018 tax year.

Net loss

The decrease in net loss for fiscal year 2018 as compared to fiscal year 2017 was driven by the goodwill impairment charge of $86.9 million that occurred during 2017 partially offset by increased interest expense, decreased other income, net and a lower provision for income taxes in 2018.

Comparison of Results for the Periods Ended December 31, 2017 (audited), December 31, 2016 (audited), and March 14, 2016 (audited)

	Successor		Predecessor
(In Thousands)	December 31, 2017	January 8, 2016 to December 31, 2016	January 1, 2016 to March 14, 2016	Dollar Change*	Percent Change*
Revenues	$2,331,586	$1,808,537	$420,870	$102,179	4.6%
Cost of revenues	1,765,972	1,376,379	314,721	74,872	4.4%
Selling, general and administrative expenses	477,941	363,095	112,026	2,820	0.6%
Amortization of intangible assets	34,259	25,931	5,374	2,954	9.4%
Goodwill impairment	86,928	—	—	86,928	NM

Total operating expenses	2,365,100	1,765,405	432,121	167,574	7.6%

Program (loss) profit	(33,514)	43,132	(11,251)	(65,395)	(205.1%)
Other income (expense), net	21,322	(4,080)	(490)	25,892	NM

Operating (loss) income	(12,192)	39,052	(11,741)	(39,503)	(144.6%)
Interest expense, net	(74,466)	(53,123)	(6,908)	(14,435)	24.0%

Loss before income taxes	(86,658)	(14,071)	(18,649)	(53,938)	164.8%
Provision for income taxes	(38,584)	(6,563)	(4,482)	(27,539)	249.3%

Net loss	(48,074)	(7,508)	(14,167)	(26,399)	121.8%
Noncontrolling interest in earnings of ventures	4,728	755	79	3,894	466.9%

Net loss attributed to Shay Holding Corporation	$(52,802)	$(8,263)	$(14,246)	$(30,293)	134.6%

NM = Not meaningful

*	Amounts are calculated on the basis of combining the 2016 Predecessor and Successor periods.

Revenues

Revenues were $2,331.6 million for the twelve months ended December 31, 2017, as compared to revenues of $420.9 million for the period January 1, 2016 to March 14, 2016 and $1,808.5 million for the period of January 8, 2016 to December 31, 2016. The combined increase in revenues of $102.2 million, or 4.6%, in fiscal year 2017 from fiscal year 2016 was primarily attributable to the second quarter 2017 acquisition of FCi, which increased revenue by $111.5 million, partially offset by $7.5 million decreased volume from PAE’s counter-terrorism and $4.2 million related to its DoS Iraq programs.

Cost of revenues

Cost of revenues were $1,766.0 million for the twelve months ended December 31, 2017, as compared to $314.7 million for the period January 1, 2016 to March 14, 2016 and $1,376.4 million for the period of January 8, 2016 to December 31, 2016. The combined increase in cost of revenues of $74.9 million, or 4.4%, in fiscal year 2017 from fiscal year 2016 was primarily attributable to the costs associated with the acquisition of FCi during the second quarter 2017.

Selling, general and administrative expenses

Selling, general and administrative expenses were $477.9 million for the twelve months ended December 31, 2017, as compared to $112.0 million for the period January 1, 2016 to March 14, 2016 and

$363.1 million for the period of January 8, 2016 to December 31, 2016. The combined decrease in selling, general and administrative expenses of $2.8 million, or 0.6%, in fiscal year 2017 from fiscal year 2016 was primarily attributable to expenses incurred related to the Platinum Merger.

Amortization of intangible assets

Amortization of intangible assets was $34.3 million for the twelve months ended December 31, 2017, as compared to $5.4 million for the period January 1, 2016 to March 14, 2016 and $25.9 million for the period of January 8, 2016 to December 31, 2016. The combined increase in amortization of intangible assets of $3.0 million, or 9.4%, in the fiscal year 2017 from fiscal year 2016 was primarily attributable to the application of purchase accounting in connection with the acquisition of FCi in the second quarter 2017.

Goodwill impairment

Goodwill impairment was $86.9 million for the twelve months ended December 31, 2017, as compared to the period of January 1, 2016 to March 14, 2016 and for the period of January 8, 2016 to December 31, 2016 where no goodwill impairment was recognized by PAE. This increase was attributable to impairment of the goodwill associated with PAE’s NSS and GMS segments in 2017. See “Note 9. Goodwill and Intangible Assets” of the notes to PAE’s consolidated financial statements.

Other income (expense), net

Other income, net was $21.3 million for the twelve months ended December 31, 2017, as compared to other expense, net of $0.5 million for the period January 1, 2016 to March 14, 2016 and other expense, net of $4.1 million for the period of January 8, 2016 to December 31, 2016. The combined increase in other income, net of $25.9 million in the fiscal year 2017 from fiscal year 2016 was primarily attributable to a $9.3 million expense incurred in 2016 related to non-service pension cost, the 2017 release of a $6.1 million reserve for a legacy contract from a business PAE acquired in 2015, and a $5.4 million gain on disposal of assets in 2017.

Interest expense

Interest expense was $74.5 million for the twelve months ended December 31, 2017, as compared to $6.9 million for the period January 1, 2016 to March 14, 2016 and $53.1 million for the period of January 8, 2016 to December 31, 2016. The combined increase in interest expense of $14.4 million, or 24.0%, in the fiscal year 2017 from fiscal year 2016 was primarily attributable to the full year impact of the increased term loan borrowings in the second and fourth quarters of 2016. See “Note 13. Debt” of the notes to PAE’s consolidated financial statements.

Provision for income taxes

Provision for income taxes was $38.6 million for the twelve months ended December 31, 2017, as compared to $4.5 million for the period January 1, 2016 to March 14, 2016 and $6.6 million for the period of January 8, 2016 to December 31, 2016. The combined decrease in provision for income taxes of $27.5 million in the fiscal year 2017 from fiscal year 2016 was primarily attributable to the lower tax rate resulting from the Tax Act and non-deductible goodwill impairment.

Net loss

Net loss was $48.1 million for the twelve months ended December 31, 2017, as compared to $14.2 million for the period January 1, 2016 to March 14, 2016 and $7.5 million for the period of January 8, 2016 to December 31, 2016. The combined increase in net loss of $26.4 million in the fiscal year 2017 from fiscal year 2016 was primarily attributable to the goodwill impairment charges in 2017 partially offset by decrease in provision for income taxes, the increase in other income, net, and the decreases in selling, general and administrative expenses discussed above.

PAE’s Segments

Comparison of Results by Segments for the Nine-Month Period Ended September 29, 2019 (unaudited), and September 30, 2018 (unaudited)

	Nine Months Ended
(In thousands)	September 29, 2019		September 30, 2018
	Revenues	% of Total Revenues	Revenues	% of Total Revenues
GMS	$1,566,138	75.8	$1,446,441	74.7
NSS	500,670	24.2	489,987	25.3
Headquarters/Other	—	—	—	—

Consolidated revenues	$2,066,808	100.0	$1,936,428	100.0

	Operating Income (Loss)	Profit Margin %	Operating Income (Loss)	Profit Margin %
GMS	$77,449	3.7	$67,923	3.5
NSS	(23,270)	(1.1)	(7,284)	(0.4)
Headquarters/Other	(24,193)		(22,579)

Consolidated operating income	$29,986		$38,060

Global Mission Services Segment Results

Revenues

Revenues for the nine months ended September 29, 2019 increased by $119.7 million, or 8.3%, from the comparable period in 2018. This increase was predominantly driven by $61.2 million related to new business wins in PAE’s base and operations support programs, $31.3 million of increased material deliveries from its Afghanistan national maintenance strategy program, and $23.4 million related to equipment deliveries at PAE’s expeditionary support and stabilization programs.

Operating Income

Operating income for the nine months ended September 29, 2019 increased by $9.5 million, or 14.0% from the comparable period in 2018. This increase was primarily driven by $6.5 million of improved performance from PAE’s base operations support programs and $3.0 million related to improved performance from its aviation programs.

National Security Solutions Segment Results

Revenues

Revenues for the nine months ended September 29, 2019 increased by $10.7 million, or 2.2%, from the comparable period in 2018. This increase was primarily driven by $15.6 million of new business wins from PAE’s counter-terrorism programs, partially offset by $5.9 million in reduced volumes from its business process solutions programs.

Operating Income

Operating income for the nine months ended September 29, 2019 decreased by $16.0 million, or 219.5%, from the comparable period in 2018. This decrease was primarily due to a $32.0 million loss on ISR’s assets held-for-sale, partially offset by a reduction of $10.7 million in startup and other associated costs related to ISR and by $4.2 million of improved performance from PAE’s business process solutions programs.

Comparison of Results by Segments for the Years Ended December 31, 2018 (audited) and December 31, 2017 (audited)

(In thousands)	December 31, 2018		December 31, 2017
	Revenues	% of Total Revenues	Revenues	% of Total Revenues
GMS	$1,968,843	75.5	$1,787,198	76.7
NSS	639,719	24.5	544,388	23.3
Headquarters/Other	—	—	—	—

Consolidated revenues	$2,608,562	100.0	$2,331,586	100.0

	Operating Income (Loss)	Profit Margin %	Operating Income (Loss)	Profit Margin %
GMS	$89,141	3.4	$22,417	1.0
NSS	(12,556)	(0.5)	(15,783)	(0.7)
Headquarters/Other	(26,464)		(18,826)

Consolidated operating income (loss)	$50,121		$(12,192)

Global Mission Services Segment Results

Revenues

Revenues for the twelve months ended December 31, 2018 increased by $181.6 million, or 10.2%, from the comparable period in 2017. The increase was predominantly driven by $150.3 million of the full year impact from PAE’s new programs and $53.4 million related to the acquisition of Macfadden, partially offset by decreases of $13.0 million from PAE’s DoS operations Iraq, $8.8 million from its Asia pacific programs and $0.5 million from its expeditionary support and stabilization programs related to reduced volumes.

Operating income

Operating income for the twelve months ended December 31, 2018 increased by $66.7 million from the comparable period in 2017. The increase was primarily driven by goodwill impairment charges of $60.2 million in 2017, partially offset by $6.6 million related to increased volume from PAE’s DoS operations Iraq programs.

National Security Solutions Segment Results

Revenues

Revenues for the twelve months ended December 31, 2018 increased by $95.3 million, or 17.5%, from the comparable period in 2017. The increase was primarily driven by the acquisition of FCi during the second quarter of 2017, which generated revenues of $66.6 million, and $28.7 million of improved volume in PAE’s counter-terrorism programs.

Operating loss

Operating loss for the twelve months ended December 31, 2018 decreased by $3.2 million from the comparable period in 2017. The decrease was primarily due to new business wins of $3.2 million from PAE’s business process solutions.

Comparison of Results by Segments for the Periods Ended December 31, 2017 (audited), December 31, 2016 (audited), and March 14, 2016 (audited)

	Successor				Predecessor
(In thousands)	December 31, 2017		January 8, 2016 to December 31, 2016		January 1, 2016 to March 14, 2016
	Revenues	% of Total Revenues	Revenues	% of Total Revenues	Revenues	% of Total Revenues
GMS	$1,787,198	76.7	$1,442,224	79.7	$341,073	81.0
NSS	544,388	23.3	366,313	20.3	79,797	19.0
Headquarters/Other	—	—	—	—	—	—

Consolidated revenues	$2,331,586	100.0	$1,808,537	100.0	$420,870	100.0

	Operating Income (Loss)	Profit Margin %	Operating Income (Loss)	Profit Margin %	Operating Income (Loss)	Profit Margin %
GMS	$22,417	1.0	$64,117	3.5	$12,266	2.9
NSS	(15,783)	(0.7)	20,298	1.1	7,137	1.7
Headquarters/Other	(18,826)		(45,363)		(31,144)

Consolidated operating (loss) income	$(12,192)		$39,052		$(11,741)

Global Mission Services Segment Results

Revenues

Revenues were $1,787.2 million for the twelve months ended December 31, 2017, as compared to revenues of $341.1 million for the period January 1, 2016 to March 14, 2016 and $1,442.2 million for the period of January 8, 2016 to December 31, 2016. The combined increase in revenues of $3.9 million, or 0.2%, in fiscal year 2017 from fiscal year 2016 was primarily attributable to $43.6 million in increased volume from PAE’s base operations support programs, partially offset by $31.1 million reduced volume from its expeditionary support and stabilization programs, $4.4 related to lower volumes in its aviation programs, and $4.2 million in its DoS operations Iraq.

Operating income

Operating income was $22.4 million for the twelve months ended December 31, 2017, as compared to operating income of $12.3 million for the period January 1, 2016 to March 14, 2016 and $64.1 million for the period of January 8, 2016 to December 31, 2016. The combined decrease in operating income of $54.0 million in fiscal year 2017 from fiscal year 2016 was primarily attributable to goodwill impairment charges of $60.2 million, offset partially by $2.5 million related to increased volumes and $1.9 million PAE’s expeditionary support and stabilization programs.

National Security Solutions Segment Results

Revenues

Revenues were $544.4 million for the twelve months ended December 31, 2017, as compared to revenues of $79.8 million for the period January 1, 2016 to March 14, 2016 and $366.3 million for the period of January 8, 2016 to December 31, 2016. The combined increase in revenues of $98.3 million, or 22.0%, in fiscal year 2017 from fiscal year 2016 was primarily attributable to the acquisition of FCi in the second quarter of 2017, which generated $111.5 million in revenues. These gains were partially offset by $13.4 million in reduced revenues associated with reduced volumes from PAE’s counter-terrorism programs.

Operating (loss) income

Operating loss was $15.8 million for the twelve months ended December 31, 2017, as compared to operating income of $7.1 million for the period January 1, 2016 to March 14, 2016 and $20.3 million for the period of January 8, 2016 to December 31, 2016. The combined decrease in operating income of $43.2 million in fiscal year 2017 from fiscal year 2016 was primarily attributable to goodwill impairment charges of $26.7 million, and $11.8 million of startup costs related to PAE’s ISR program.

Liquidity and Capital Resources

As of September 29, 2019, PAE had cash and cash equivalents totaling $91.9 million. and $116.4 million of availability under its Asset Based Revolving Loan Credit Facility (“ABL”).

As of December 31, 2018, PAE had cash and cash equivalents totaling $51.1 million. and $56.8 million of availability under its ABL.

PAE’s primary sources of liquidity are cash flow from operations and borrowings under its credit facilities to provide capital necessary for financing working capital requirements, capital expenditures and making selective strategic acquisitions.

PAE expects the combination of its current cash, cash flow from operations, and the available borrowing capacity under its ABL to continue to meet its normal working capital requirements, capital expenditures and other cash requirements. However, significant increases or decreases in revenues, accounts receivable and accounts payable can affect PAE’s liquidity. PAE’s accounts receivable and accounts payable levels can be affected by changes in the level of contract work it performs, by the timing of large materials purchases, and subcontractor efforts used in its contracts. Government funding delays can cause delays in PAE’s ability to invoice for revenues earned, presenting a potential negative impact on liquidity.

Pursuant to the terms of the Merger Agreement, PAE will be required to pay down its outstanding indebtedness under its existing credit facilities such that the total indebtedness under such facilities minus cash on hand at the consummation of the Merger will be no greater than $572.1 million.

Cash Flows Analysis

Comparison of Results for the Nine-Month Period Ended September 29, 2019 (unaudited), and September 30, 2018 (unaudited)

Total Company:

(In Thousands)	Nine months ended
	September 29, 2019	September 30, 2018	Dollar Change
Net cash provided by (used in) operating activities	$128,877	$(16,589)	$145,466
Net cash used in investing activities	(6,200)	(13,708)	7,508
Net cash used in financing activities	(80,344)	(19,355)	(60,989)
Effect of exchange rate changes on cash and cash equivalents	(1,486)	(412)	(1,074)

Net increase (decrease) in cash and cash equivalents	$40,847	$(50,064)	$90,911

Net cash provided by operating activities

The increase in cash provided by operating activities for the nine months ended September 29, 2019 from the comparable period in 2018 was primarily attributable to the collection of receivables driven by the recovery from the U.S. Government shutdown, the effects of which impacted PAE beginning at the end of 2018, along with a favorable change in accounts payable due to improved payment terms.

Net cash used in investing activities

The decrease in cash used in investing activities for the nine months ended September 29, 2019 from the comparable period in 2018 was primarily due to the acquisition of Macfadden during the first quarter of 2018 for $11.3 million and the $1.8 million in proceeds from the 2019 sale of PAE’s NSS software business, offset by a $5.6 million increase in expenditures for property and equipment.

Net cash used in financing activities

The increase in cash used in financing activities for the nine months ended September 29, 2019 from the comparable period in 2018 was driven by $68.0 million in net repayments on short-term and long-term debt borrowings partially offset by $5.4 million in contributions from PAE’s venture partners.

Comparison of Results for the Years Ended December 31, 2018 (audited) and December 31, 2017 (audited)

Total Company:

(In Thousands)	December 31, 2018	December 31, 2017	Dollar Change
Net cash (used in) provided by operating activities	$(56,841)	$93,979	$(150,820)
Net cash used in investing activities	(16,551)	(132,601)	116,050
Net cash provided by (used in) financing activities	32,847	(91,893)	124,740
Effect of exchange rate changes on cash and cash equivalents	(1,940)	176	(2,116)

Net decrease in cash and cash equivalents	$(42,485)	$(130,339)	$87,854

Net cash (used in) provided by operating activities

The decrease in net cash used in operating activities for fiscal year 2018 compared to fiscal year 2017 was primarily driven by unfavorable change in accounts receivable of $178.1 million, partially offset by increases in accounts payable and accrued expenses of $49.4 million as a result of the U.S. Government shutdown in 2018, along with increased funding of ISR startup activities of $20.1 million during 2018.

Net cash used in investing activities

The decrease in net cash used in investing activities for the fiscal year 2018 compared to fiscal year 2017 was primarily driven by the $128.4 million acquisition of FCi, net of cash acquired, in 2017.

Net cash provided by (used in) financing activities

The increase in net cash provided by financing activities for the fiscal year 2018 compared to fiscal year 2017 was driven by a $180.6 million dividend to stockholders in 2017 offset by a $76.7 million decrease in net borrowings on long-term debt.

Comparison of Results for the Periods Ended December 31, 2017 (audited), December 31, 2016 (audited), and March 14, 2016 (audited)

Total Company:

(In Thousands)	Successor		Predecessor	Dollar Change*
	December 31, 2017	January 8, 2016 to December 31, 2016	January 1, 2016 to March 14, 2016
Net cash provided by operating activities	$93,979	$42,035	$15,478	$36,466
Net cash used in investing activities	(132,601)	(400,655)	(2,524)	270,578
Net cash (used in) provided by financing activities	(91,893)	582,768	(1,966)	(672,695)
Effect of exchange rate changes on cash and cash equivalents	176	(227)	52	351

Net (decrease) increase in cash and cash equivalents	$(130,339)	$223,921	$11,040	$(365,300)

*	Amounts are calculated on the basis of combining the 2016 Predecessor and Successor periods.

Net cash provided by operating activities

Net cash provided by operating activities was $94.0 million for the twelve months ended December 31, 2017, as compared to net cash provided by operating activities of $15.5 million for the period January 1, 2016 to March 14, 2016 and $42.0 million for the period of January 8, 2016 to December 31, 2016. The increase in operating cash flow was primarily attributable to faster collections in accounts receivable.

Net cash used in investing activities

Net cash used in investing activities was $132.6 million during the twelve months ended December 31, 2017, as compared to net cash used in investing activities of $2.5 million for the period January 1, 2016 to March 14, 2016 and $400.7 million for the period of January 8, 2016 to December 31, 2016. The reduction in cash used in investing activities is primarily attributable to the Platinum Merger during 2016.

Net cash (used in) provided by financing activities

Net cash used in financing activities was $91.9 million during the twelve months ended December 31, 2017, as compared to net cash used in financing activities of $2.0 million for the period January 1, 2016 to March 14, 2016 and provided by financing activities of $582.8 million for the period of January 8, 2016 to December 31, 2016. The primary reason for the change from 2017 as compared to fiscal year 2016 was the additional borrowings made in 2016 associated with the Platinum Merger.

Financing

Long-term debt consisted of the following:

(In Thousands)	As of December 31,
	2018	2017
First Term Loan	$536,582	$566,392
Second Term Loan	265,329	268,000
Revolving Credit Facility	70,097	—
Insurance Financing Note	—	1,966

Total debt	872,008	836,358
Unamortized discount and debt issuance costs	(30,256)	(38,637)

Total debt, net of discount and debt issuance costs	841,752	797,721
Less current maturities of long-term debt	(21,718)	(23,394)

Total long-term debt, net of current	$820,034	$774,327

On June 12, 2017, PAE amended its existing credit facilities to finance the purchase of FCi. The amended credit agreement (the “Amended Credit Agreement”) provided for additional borrowings of $95 million and $58 million on the First Term Loan and Second Term Loan, respectively. The Amended Credit Agreement also provided for a $50 million increase in the borrowing capacity of the ABL. The total borrowing capacity of the ABL is $150 million. Debt issuance costs of approximately $6.0 million were capitalized, which resulted in a reduction in the carrying value of the debt on the consolidated balance sheets in connection with the Amended Credit Agreement.

The Amended Credit Agreement requires PAE to comply with specified financial covenants under certain circumstances, including the maintenance of certain leverage ratios.

The Amended Credit Agreement also contains various non-financial covenants, including affirmative covenants with respect to reporting requirements and maintenance of business activities, and negative covenants that, among other things, may limit or impose restrictions on PAE’s ability to alter the character of its business, consolidate, merge, or sell assets, incur liens or additional indebtedness, make investments, and undertake certain additional actions.

PAE was in compliance with the financial covenants under its credit agreements as of September 29, 2019. See “Note 13. Debt” of the notes to PAE’s consolidated financial statements.

On July 3, 2017, PAE entered into a note payable to finance certain insurance premiums. The amount financed was approximately $5.9 million, payable over the succeeding three quarters, including interest of 3.4% per annum. The insurance financing note was paid down during the first quarter of 2018.

Pursuant to the terms of the Merger Agreement, PAE will be required to pay down its outstanding indebtedness under its existing credit facilities such that the total indebtedness under such facilities minus cash on hand at the consummation of the Merger will be no greater than $572.1 million.

Off-Balance Sheet Arrangements

PAE has outstanding performance guarantees and cross-indemnity agreements in connection with certain aspects of its business. PAE also has letters of credit outstanding principally related to performance guarantees on contracts and surety bonds outstanding principally related to performance and subcontractor payment bonds as described in “Note 13. Debt” of the notes to PAE’s consolidated financial statements.

PAE has entered into various joint venture arrangements to provide architectural, engineering, program management, construction management and operations and maintenance services. The ownership percentage of these joint ventures is typically representative of the work to be performed or the amount of risk assumed by each joint venture partner. Some of these joint ventures are considered variable interest entities. PAE has consolidated all joint ventures over which it has control. For all others, PAE’s portion of the earnings are recorded in equity in earnings of joint ventures. See “Note 10. Equity Method Investments” and “Note 11. Consolidated Variable Interest Entities” of the notes to PAE’s consolidated financial statements.

PAE does not believe that it has any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that would be material to investors.

Contractual Obligations

The following contractual obligations table summarizes PAE’s contractual obligations as of September 29, 2019.

(In Thousands)	Last Three Months of 2019	Calendar Years
		2020	2021	2022	2023	Thereafter	Total
Bank loan debt	$7,453	$29,810	$47,310	$447,152	$265,329	—	$797,054
Operating leases	11,416	44,495	41,578	36,241	32,349	72,737	238,816

Total	$18,869	$74,305	$88,888	$483,393	$297,678	$72,737	$1,035,870

Estimated cash requirements for interest on PAE’s bank loan debt are approximately $36.4 million for the remaining two quarterly payments in 2019 and $72.0 million for 2020.

Recently Issued Accounting Pronouncements

For a description of recently announced accounting standards, including the expected dates of adoption and estimated effects, if any, on PAE’s consolidated financial statements, see “Note 3. Recent Accounting Pronouncements” of the notes to PAE’s consolidated financial statements.

Critical Accounting Policies

PAE’s discussion and analysis of its financial condition and results of operations are based upon its consolidated financial statements, which are prepared in conformity with U.S. generally accepted accounting principles (“GAAP”). The preparation of these financial statements in accordance with GAAP requires the use of estimates and assumptions which affect the reported amounts in the consolidated financial statements. Due to the size and nature of many of PAE’s programs, the estimation of total revenues and cost at completion is subject to a wide range of variables, including assumptions for schedule and technical issues. Actual results may differ from PAE’s management’s estimates.

The Successor financial information may not be comparable to the Predecessor information as a result of the effect of the revaluation of the assets and liabilities to their estimated fair value at the date of the Platinum Merger.

PAE has identified the following accounting policies as critical because they require significant judgments and assumptions about highly complex and inherently uncertain matters and the use of reasonably different estimates and assumptions could have a material impact on its results of operations or financial condition.

•	Revenue Recognition

•	Goodwill and Indefinite-Lived Intangibles

•	Income Taxes

Revenue Recognition for 2018

As described in “Note 3. Recent Accounting Pronouncements” of the notes to PAE’s consolidated financial statements, PAE adopted Accounting Standards Codification 606 effective January 1, 2018, which changed the way it recognizes revenue.

The majority of PAE’s revenues are generated from contracts with the U.S. Government and its agencies. PAE enters into a variety of contract types, including fixed price, cost reimbursable, and time and materials contracts.

PAE accounts for a contract when it has been approved by all parties in the arrangement, the rights of the parties and payment terms are identified, and collectability of consideration is probable. At contract inception, PAE identifies distinct goods or services promised in the contract, referred to as performance obligations, and then determines the transaction price for the contract.

PAE’s contracts contain promises to provide distinct goods or services to its customers. These represent separate performance obligations and units of account. PAE’s management evaluates whether a single contract should be accounted for as more than one performance obligation or whether two or more contracts should be combined and accounted for as one single arrangement at the outset of the contract. Most of PAE’s contracts consist of providing a complex set of interrelated goods and services that together provide a single deliverable or solution to the customer, and accordingly are accounted for as a single performance obligation. PAE also may engage with a customer on a contract where multiple distinct goods or services may be provided. In such circumstance, multiple performance obligations exist, and PAE would allocate the contract’s transaction price to the individual performance obligations based on estimated relative standalone selling price. The primary method used to estimate standalone selling price is the expected cost plus a margin approach, under which PAE forecasts expected costs of satisfying a performance obligation and then adds an appropriate margin for that distinct good or service promised.

Revenue is recognized when, or as, the performance obligation is satisfied. For substantially all of PAE’s contracts, PAE satisfies its performance obligations over time as its customer simultaneously receives and consumes benefits. Revenue is recognized over time when there is a continuous transfer of control to the customer.

For U.S. Government contracts, this continuous transfer of control to the customer is supported by clauses in the contract that allow the U.S. Government to unilaterally terminate the contract for convenience, pay for costs incurred plus a reasonable profit and take control of any work in process. When control is transferred over time, revenue is recognized based on the extent of progress towards completion of the performance obligation. Based on the nature of the products and services provided in the contract, PAE uses judgment to determine if an input measure or output measure best depicts the transfer of control over time.

For services contracts, performance obligations are typically satisfied as services are rendered and PAE uses a contract cost-based input method to measure progress. Contract costs include labor, material and allocable indirect expenses. Revenue is recognized proportionally as contract costs are incurred plus estimated fees. If a contract does not meet the criteria for recognizing revenue over time, revenue is recognized at the point in time when control of the good or service is transferred to the customer. Control is considered to have transferred when PAE has a right to payment and the customer has legal title.

PAE reviews the progress and execution of performance obligations under the estimate at completion process. As part of this process, PAE reviews information including, but not limited to, key contract terms and conditions, program schedule, progress towards completion, identified risks and opportunities and the related changes in estimates of revenues and costs. The risks and opportunities include judgments about the ability and cost to achieve the contract milestones and other technical contract requirements. PAE must make assumptions and estimates regarding labor productivity and availability, the complexity of the work to be performed, the availability of materials, the length of time to complete the performance obligation, execution by subcontractors, the availability and timing of funding from customers and overhead cost rates, among other variables. A significant change in one or more of these estimates could affect the profitability of PAE’s contracts.

Goodwill and Indefinite-Lived Intangibles

PAE evaluates goodwill for potential impairment annually on the first day of the fourth quarter or if an event occurs or circumstances change that indicate that the fair value of a reportable segment may have fallen below its carrying value. The evaluation includes comparing the fair value of each of the reportable segments using a discounted cash flow methodology, or other fair value measures as considered appropriate in the circumstances, to its net book value, including goodwill. If the net book value exceeds the fair value, PAE will measure impairment by comparing the derived fair value of goodwill to its’ carrying value, and any impairment is recorded in the current period.

During the first quarter of 2018, PAE committed to a plan to sell its software business, part of the NSS segment, and accordingly classified the related assets and liabilities of that business as held for sale. There was no impairment recognized as a result of the decision to commit to the sale of the software business. In addition, the software business is not material and the financial results were not classified in discontinued operations. The software business was sold on April 5, 2019.

In the fourth quarter of 2018, PAE performed the annual impairment test for the NSS segment, and the results indicated that no impairment existed. As of the date of PAE’s annual impairment test, the NSS segment exceeded its carrying value by a margin of approximately 5.5%. PAE’s NSS segment is at risk for impairment should there be any business deterioration, contract cancellations or terminations, or negative changes in market factors, which would cause PAE’s revenues to decline below current projections.

Income Taxes

Income taxes are accounted for using the asset and liability method whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of assets and liabilities, and their respective tax bases, and operating loss and tax credit carry forwards. PAE accounts for tax contingencies in accordance with ASC 740-10-25, Income Taxes – Recognition. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities due to a change in tax rates is recognized in income in the period that includes the enactment date. Estimates of the realizability of deferred tax assets are based on the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies. PAE’s effective tax rate will be higher due to establishment of valuation allowance on the disallowed interest expense. Any interest or penalties incurred in connection with income taxes are recorded as part of income tax expense for financial reporting purposes.

Quantitative and Qualitative Disclosures About Market Risks

PAE is subject to market risk, primarily relating to potential losses arising from adverse changes in interest rates and foreign currency exchange rates.

Interest Rate Risk

Exposure to market risk for changes in interest rates relates to PAE’s outstanding debt. PAE is exposed to interest rate risk, primarily through its borrowing activities under its credit facilities.

Currency Exchange Rate Risk

Exposure to market risk for foreign currency exchange rate risk is related to receipts from customers, payments to suppliers and intercompany loans denominated in foreign currencies. Accordingly, fluctuations in the relative value of the U.S. Dollar (“USD”) to other currencies may negatively impact revenues and margins expressed in consolidated USD terms. PAE currently does not enter into foreign currency hedge contracts to manage foreign currency exchange rate risk because, to date, exchange rate fluctuations have had minimal impact on its operating results and cash flows, as its contracts are generally denominated in USD.

Commodity Price Risk

PAE purchases commodities, including fuel, food and water, for use in some of its contracts. PAE typically purchases these commodities at market prices, and as a result is affected by market price fluctuations. PAE has decided not to hedge these exposures as they are deemed immaterial.

PAE MANAGEMENT

Executive Officers

The names, ages, and current positions of our current executive officers are listed in the table below. PAE expects that these executive officers will continue as executive officers following the Business Combination.

Name	Position	Age
John E. Heller	Chief Executive Officer	57
Charles D. Peiffer	Executive Vice President & Chief Financial Officer	64
Paul W. Cobb, Jr.	Executive Vice President & General Counsel	55
Patricia M.C. Munchel	Executive Vice President & Chief Human Resources Officer	44
Rene Moline	President, National Security Solutions	58
Charles D. Anderson	President, Global Mission Services	61

John E. Heller

Mr. Heller has served as the Chief Executive Officer of PAE and a Director of PAE since 2013. Prior to joining PAE, Mr. Heller served as Senior Vice President and Chief Operating Officer of Engility Corporation, a provider of engineering and logistics services to the U.S. military, from July 2012 to December 2013, after it was spun-off from L-3 Communications. Before this role, Mr. Heller served as President of the Professional Support Services Division of L-3 Communications, a provider of communication and electronic systems and products to the U.S. military, from April 2012 to July 2012, a position he accepted to support Engility’s transition to operating as an independent and publicly traded company. Before joining L-3 Communications, Mr. Heller held several leadership positions at Harris Corporation, a technology and defense contractor and information technology services provider, including President of Harris IT Services and Vice President and General Manager of the division’s Department of Defense programs. He also served as CEO of Netco, Inc. and president and chief operating officer of Multimax, Inc., a Cerberus Capital Management portfolio company. He led its sale to Harris Corporation in 2007. Mr. Heller started his career in the U.S. Army. He served five years in various leadership positions as a logistics officer. Following several years in the consulting field at Deloitte Consulting, Mr. Heller attained his first CEO position at Rentport, Inc., a portfolio company of Catterton Partners (now L Catterton), a venture capital and private equity firm.

Mr. Heller earned a Master’s degree in business administration from the University of Pittsburgh, and is a graduate of the U.S. Military Academy at West Point. He serves on the Business Alumni Association Board of Directors for the Joseph M. Katz Graduate School of Business and College of Business Administration at the University of Pittsburgh. In addition to serving his alma mater, Mr. Heller more recently joined the advisory council for American University’s Kogod School of Business and was elected to the Professional Services Council board of directors.

Charles D. Peiffer

Mr. Peiffer has served as the Executive Vice President and Chief Financial Officer of PAE since 2014. Prior to being named to this position, Mr. Peiffer served as the Senior Vice President and CFO at IAP Worldwide Services Inc. from 2009 to 2014, a leading provider of facility management, contingency support, power solutions and technical services. Prior to his position at IAP, Mr. Peiffer served as Vice President of Finance and CFO from 2003 to 2009 at Fluid Technologies, an operating segment of ITT, Inc., a specialty component producer for the aerospace, transportation, energy and industrial markets. In addition, Mr. Peiffer has held financial leadership roles at Avaya Communications, Lucent Technologies, AlliedSignal, Lockheed Martin, Martin Marietta and General Electric. Mr. Peiffer earned his Master’s degree in Banking and Finance from Saint Joseph’s University and his Bachelor’s degree in Business and Accounting from Philadelphia University.

Paul W. Cobb, Jr.

Mr. Cobb has served as the Executive Vice President and General Counsel of PAE since 2012. Prior to joining PAE, Mr. Cobb served as the Deputy General Counsel of BAE Systems, Inc. between 2004 and 2012, and as the Deputy General Counsel (Legal Counsel) of the Department of Defense between 2001 and 2004. Before his service with the Department of Defense, Mr. Cobb was a partner in the Washington, D.C. office of Jenner & Block LLP, an international law firm. Mr. Cobb was the Judicial Fellow at the Administrative Office of the United States Courts from 1995 to 1996. Between 1991 and 1995, he served on active duty in the United States Army as an attorney in the Army General Counsel’s office. Mr. Cobb began his legal career as a law clerk for the Hon. Thomas A. Clark of the United States Court of Appeals for the Eleventh Circuit in Atlanta, Georgia. Mr. Cobb graduated from Yale Law School and is a summa cum laude graduate of Duke University, which he attended on an Army R.O.T.C. scholarship. He is a member of the board of directors of Blue Star Families, Inc., a non-profit corporation that provides support to families of U.S. military personnel.

Patricia M.C. Munchel

Mrs. Munchel joined PAE in September 2014 as the Vice President of Talent Management and Human Resources, a position she held until December 2014. She currently serves as the company’s Executive Vice President and Chief Human Resources Officer, a position she’s held since January 2015. Prior to joining PAE, Mrs. Munchel served as an executive human resources leader at Harris Corporation, a technology and defense contractor and information technology services provider, from 2007 to 2014. During her tenure at Harris Corporation, Mrs. Munchel also served as the division human resources leader for Harris IT Services and the Department of Defense business unit. Mrs. Munchel joined Harris Corporation in 2007 through the acquisition of Multimax, Inc., a computer software and packaging services company, where she was the Director of Human Resources from 2004 to 2007. Prior to that, Mrs. Munchel held senior human resources leadership roles for eight years with SAIC, MCI WorldCom and UUNET. Mrs. Munchel earned her Bachelor’s degree from James Madison University with continued graduate studies at the University of Virginia. She currently serves on the board of advisors for James Madison University’s School of Liberal Arts and Social Sciences.

Rene Moline

Rene (Chico) Moline joined PAE in June 2017 and has served as the President of PAE’s National Security Solutions business unit since January 2018. Prior to joining PAE, Mr. Moline served as Senior Vice President of Information Technology and Network Communication Services of Vectrus, Inc., a global government services company. Prior to his role at Vectrus, Inc., Mr. Moline served as Vice President and General Manager of the Department of Defense programs of the Harris IT Services division at Harris Corporation. He joined Harris Corporation through the acquisition of Multimax, Inc. in 2007 as the executive leader of the Navy and U.S. Marine Corps programs. Mr. Moline graduated from the University of Richmond with a Bachelor’s degree in economics and holds a Master of Business Administration degree from Virginia Polytechnic Institute and State University.

Charles D. Anderson

Charles (Chuck) Anderson has served as the President of PAE’s Global Mission Services business unit since January 2018. Mr. Anderson also served as the President of PAE’s Technical Services business unit in 2017. Before joining PAE, Mr. Anderson served as the Senior Vice President of Facility and Logistics Services at Vectrus, Inc., a global government services company. Prior to this role at Vectrus, Inc., Mr. Anderson served as the Vice President and General Manager in the Mission Systems division of Exelis, Inc., a global aerospace, defense, information and services company. Mr. Anderson retired from the United States Army in February 2012 at the rank of Major General after 32 years of service. In his last active duty role, he served as the Commanding General of Division West at Fort Hood, Texas. Mr. Anderson earned a Bachelor’s degree from the U.S. Military Academy at West Point, as well as Master’s degrees in Strategic Studies from the U.S. Army War College, business administration from Long Island University, physical education from Indiana University and systems management from the University of Southern California.

EXECUTIVE COMPENSATION

PAE

The following disclosure concerns PAE’s philosophy, programs and processes related to the compensation paid or awarded for 2019 to PAE’s named executive officers, including the elements of PAE’s compensation program for named executive officers, material compensation decisions made under that program during 2019 and the material factors considered in making those decisions.

PAE’s named executive officers for 2019 are:

•	John E. Heller, Chief Executive Officer;

•	Charles D. Peiffer, Chief Financial Officer;

•	Paul W. Cobb, Jr., General Counsel;

•	Charles Anderson, President, GMS;

•	Rene Moline, President, NSS.

Compensation Philosophy, Objectives and Rewards

A key objective of PAE’s compensation program is to allow PAE to retain and, as needed, attract qualified executives. PAE believes that its ability to keep its senior executive team intact is tied to its compensation programs. Additionally, for PAE to be appropriately positioned to attract new talent as needed, PAE must be prepared to be, and be perceived as, an employer that offers competitive compensation.

To achieve its compensation objectives, PAE provides executives with a compensation package consisting primarily of the following fixed and variable elements:

Compensation Element	Compensation Objective
Base Salary	Recognize performance of job responsibilities and attract and retain individuals with superior talent
Annual Leadership Incentive Compensation	Provide short-term incentives to attain financial measures
Long-Term Incentive Compensation	Promote the maximization of stockholder value by aligning the interests of employees and stockholders

Determination of Compensation

Since its acquisition by an affiliate of Platinum Equity, PAE’s executive compensation program has been administered by Platinum Equity in its role as PAE’s principal stockholder, in consultation with PAE’s Chief Executive Officer (“CEO”), and with assistance from PAE’s Chief Human Resources Officer (“CHRO”) and PAE’s Chief Financial Officer (“CFO”). PAE’s CEO typically provides compensation recommendations to Platinum Equity and discusses with Platinum Equity the compensation and performance of executive officers other than himself. PAE’s CEO bases his recommendations, among other things, on financial and operational data provided by the CFO and CHRO, his subjective review of the performance of the executive officers, PAE’s overall performance against its applicable corporate goals, an officer’s contributions to such performance, internal pay equity considerations and the competitiveness of the market for each officer’s services. In developing the recommendations for Platinum Equity, the CEO, CFO and CHRO review each element of PAE’s executive compensation program and the aggregate level of compensation and refer to a mix of private market data and public company data for a compensation peer group identified in consultation with a third-party compensation consultant retained by PAE and directed by management. Platinum Equity evaluates any recommended compensation adjustment or awards to executive officers and ultimately determines PAE’s named executive officer’s compensation based on its business judgement, industry knowledge and a subjective determination of individual contributions and performance.

Role of Compensation Consultant

In 2018, PAE engaged Korn Ferry Hay Group (“Korn Ferry”), a global organizational consulting firm, to conduct an in-depth competitive compensation analysis for its top executives. Korn Ferry met with, reported to and was directed by PAE’s CEO, CHRO and CFO (except with respect to their own compensation) throughout this process. As part of its analysis, Korn Ferry:

•

assessed PAE’s overall executive compensation program as compared to the market, including compensation levels, annual pay mix, long term incentive mix and performance metrics for short- and long-term incentive compensation plans for PAE’s industry and among companies with which PAE competes for talent; and

•	examined how PAE’s pay and performance align with those of a compensation peer group of companies, based on one-year and three-year time periods and CEO target versus realized total compensation.

Platinum Equity, in consultation with PAE’s CEO, reviewed the 2018 compensation assessments prepared by Korn Ferry when determining compensation for 2019. Korn Ferry did not perform work for PAE during 2019.

In addition, PAE engaged Willis Towers Watson in 2019 to validate the company’s continued use of the 2018 Korn Ferry compensation assessment and peer group during 2019. Willis Towers Watson met with, reported to and was directed by PAE’s CEO, CHRO and CFO throughout this process. Willis Towers Watson received in excess of $120,000 for performed work for PAE in 2019 that was unrelated to executive or director compensation consulting.

Competitive Compensation Assessment

In performing the compensation analysis described above, Korn Ferry utilized private survey data relating to the compensation practices of other companies within the aerospace/defense, automotive and technology industries. Neither PAE nor Platinum Equity was made aware of the actual companies comprising the survey data, which was anonymized and general. Korn Ferry also relied on publicly available data for a group of 12 publicly traded companies in the engineering and construction, aerospace and defense, environmental and facilities services and research and consulting services industries. The companies were selected by PAE management, after consulting with and based on the advice of Korn Ferry, to use as the compensation peer group for purposes of Korn Ferry’s analysis and consisted of:

Booz Allen Hamilton Holding	Mantech International Corp
CACI International Inc	Maximus, Inc.
Cubic Corporation	Perspecta Inc.
Engility Holdings, Inc.	Science Applications International Corp
ICF International, Inc.	Unisys Corporation
KBR, Inc.	Vectrus, Inc.

In addition to industry, selection criteria for the compensation peer group included revenue, operating income, net income, cash flow and debt to income ratio levels. The compensation peer group consisted of companies with levels both above and below PAE’s own levels of these criteria. Prior to Korn Ferry’s 2018 competitive analysis of PAE’s executive compensation, PAE engaged Equilar to perform an executive compensation review that also leveraged a peer group of companies in the same industry.

The following companies were removed from the compensation peer group for 2018 to better align the constituent companies with the selection criteria discussed above: AECOM, BAE Systems plc, CH2M HILL Companies, Ltd., CSRA Inc., Curtiss-Wright Corporation, Harris Corporation, Leidos Holdings, Inc., Rockwell Collins, Inc., Stantec Inc. and Tetra Tech, Inc.

Elements of PAE’s Executive Compensation Program

For 2019, the primary elements of PAE’s named executive officers’ compensation were base salary, annual leadership incentive compensation and long-term incentive compensation.

Base Salaries

The base salaries of PAE’s named executive officers are an important part of their total compensation package and are intended to reflect their respective positions, duties and responsibilities. Base salary is a visible and stable fixed component of PAE’s compensation program. Annual base salaries have historically been based on, among other factors, a named executive officer’s knowledge, experience, expertise, perceived abilities and expected contributions. The factors considered are not assigned specific weights.

The 2019 annual base salary of each named executive officer is listed below. Based on Korn Ferry’s competitive compensation assessment, the recommendations of PAE’s CEO and the additional factors described above, Platinum Equity elected to maintain the 2019 annual base salaries for the named executive officers at their 2018 levels.

Named Executive Officer	2019 Annual Base Salary
John E. Heller	$732,009
Charles D. Peiffer	$537,602
Paul W. Cobb, Jr.	$400,545
Charles Anderson	$412,000
Rene Moline	$325,000

Annual Leadership Incentive Compensation

To maintain a competitive compensation program and motivate PAE’s named executive officers to attain short-term financial performance metrics while making progress towards longer-term growth and other goals, PAE provides the named executive officers with the opportunity to earn a significant portion of their overall compensation in the form of annual cash bonuses under PAE’s Leadership Incentive Compensation Plan (“LICP”). Each named executive officer has an annual target bonus amount under the LICP that is expressed as a percentage of the named executive officer’s annual base salary earned for the year. Platinum Equity, after consulting with PAE’s CEO, selects a mix of the company’s financial objectives as the performance criteria on which LICP annual awards are earned. Annual incentive bonuses under the LICP are calculated as the product of (i) a named executive officer’s target annual incentive bonus amount (the “Target Incentive Bonus”), multiplied by (ii) a percentage equal to the overall weighted sum of the financial target achievements for the fiscal year adjusted for the financial performance of the business (the “Financial Performance Factor”), multiplied by (iii) a percentage representing the overall individual performance factor for the year (the “Individual Performance Factor”), which is a holistic, subjective measure of each named executive officer’s overall performance and contribution for the year. The Target Incentive Bonus, the financial measures and related target levels and weighting, and the Individual Performance Factor for each named executive officer are determined by Platinum Equity after taking into consideration the recommendations of PAE’s CEO (except with respect to his own LICP award).

For 2019, Platinum Equity selected PAE’s Adjusted EBITDA and days sales outstanding (“DSO”) as the financial performance criteria for the named executive officers’ LICP awards. Adjusted EBITDA is a non-GAAP financial measure that PAE calculates as net income adjusted to exclude net interest expense, tax expense, depreciation and amortization and related party expenses, and further adjusted to eliminate the impact of certain items that are not considered indicative of PAE’s ongoing operating performance. DSO is a non-GAAP financial measure that PAE calculates as accounts receivable divided by the sum of the last three months of revenue multiplied by the accounting days included in the last three months. In this calculation, accounts receivable may be adjusted to eliminate the impact of certain items that PAE does not consider indicative of its ongoing operating performance. PAE calculates DSO each month and averages the monthly DSO numbers over the performance year to determine if PAE has achieved the target set by Platinum Equity. No bonuses are payable under the 2019 LICP to the named executive officers unless PAE achieved a minimum of 75% of the Adjusted EBITDA objective, and each named executive officer’s annual incentive bonus payout under the LICP is capped at 200% of the named executive officer’s Target Incentive Bonus. The following table identifies PAE’s financial performance targets under the 2019 LICP, as well as the relative weighting of each performance metric as a percentage of the named executive officers’ overall annual 2019 LICP awards. PAE’s actual results against the 2019 LICP goals and the awards earned by our named executive officers for 2019 under the LICP have not yet been determined. PAE expects these determinations to be made in February 2020.

Metric	Target	Weighting
EBITDA	$165,700,000	70%
DSO	64 days	30%

For each performance metric, there was a range of potential payouts based on the level of performance actually achieved. The following table shows the threshold, target and maximum achievement levels for each 2019 performance metric and the corresponding payout levels. Payout levels between the stated levels of achievement are determined based on linear interpolation.

Performance Metric	Threshold	Target	Maximum
EBITDA
Achievement Level (% of target)	90%	100%	130%
Payout Level (% of target)	60%	100%	200%
DSO
Achievement Level (DSO achieved)	69.99	64	61
Payout Level (% of target)	50%	100%	211%

Individual performance of the named executive officers for the 2019 LICP is expected to be evaluated based on the named executive officer’s performance against the performance criteria described below, with three categories of company-wide goals used for individual assessments: “Contribute to Growth,” “Demonstrate Integrity,” and “Perform with Excellence.” Each named executive officer is expected to receive an Individual Performance Factor rating based on his or her performance on the company-wide goals, as well as achievement of individual goals, as applicable, and accomplishments in each of the three categories.

For 2019, the company-wide goal “Contribute to Growth” includes performance criteria relating to achieving organic growth through new business and recompete wins, maintaining an effective and competitive operating cost structure, and implementing an efficient recruitment, retention and development environment. The performance criteria for the “Demonstrate Integrity” goal includes building and maintaining a culture based on individual character, teamwork and accountability, ensuring a safe, secure, respectful and compliant operating environment, and embracing diversity and inclusiveness. Under the company-wide goal of “Perform with Excellence,” executives are measured on the following objectives: consistently meeting or exceeding program performance requirements, improving customer relationships, and using continuous improvement to enhance PAE’s performance internally and with customers.

Mr. Heller’s individual performance criteria for 2019 included the attainment and overachievement of financial targets and improving overall profitability of the business. Key projects included optimizing business processes to improve operational performance, marketing and preparing the company for a change in control, leveraging investments in enterprise systems and business workflows.

Mr. Peiffer’s individual performance criteria for 2019 included driving working capital and profit margin initiatives, improving DSO, supporting the company’s strategy around growth, merger and acquisition activities to include the integration of Macfadden, reducing the monthly close cycle, implementing and upgrading financial systems to include workflows, transforming the quality, health and safety focus, establishing company analytics through dashboards and improved metrics and continuing to lead the company’s compliance and risk management to include its internal audit function.

Mr. Cobb’s individual performance criteria for 2019 related to the overall leadership and management of the legal, contracts, security, ethics and export control functions of PAE, as well as his contributions to the three overarching company goals. In particular, his individual performance criteria included increasing the alignment of the contracts and legal functions with business development and operations, leading activities in support of the company’s sale process, improving outcomes of contract award protests, bolstering the effectiveness and reach of the ethics and compliance program, increasing the performance of the export control function, strengthening litigation management, boosting international registration processes, and restructuring the security function.

Mr. Anderson’s individual performance criteria for 2019 included being measured on achieving EBITDA and Revenue targets, end-of-year achievement of DSO, his work on continuous improvement initiatives with a focus on Lean Six Sigma practices, safety metrics, contract performance scores from customers, the integration of the Macfadden acquisition, and overall growth of the business.

Mr. Moline’s individual performance criteria included being measured on year over year growth of revenue and EBITDA, DSO reductions, his contributions to contractor performance assessment reporting system (or CPARS)  scores, organic growth, backlog growth, recompete and new business win rates. Continuous improvement, margin expansion targets, attrition, recruiting, security and the sale of ISR were additional focuses for Mr. Moline for 2019.

The following table sets out each named executive officer’s base pay and target award under the 2019 LICP. PAE’s actual results against the 2019 LICP goals and the awards earned by our named executive officers for 2019 under the LICP have not yet been determined. PAE expects these determinations to be made in February 2020.

Name	Base Pay	Target Bonus %
John E. Heller	$732,009	100%
Charles D. Peiffer	$537,602	75%
Paul W. Cobb, Jr.	$400,545	75%
Charles Anderson	$412,000	75%
Rene Moline	$325,000	75%

Long-Term Incentive Compensation

PAE believes that employees in a position to make a substantial contribution to the long-term success of the company should have a significant stake in that success. Long-term compensation creates a pay-for-performance culture among PAE’s executives that provides an incentive to contribute to the continued growth and development of PAE’s business and aligns the interests of executives with those of its stockholders.

PAE’s named executive officers have been granted performance units under the Participation Plan. These performance units represent the right to receive a payment upon the occurrence of a “Qualifying Event,” under and within the meaning of the Participation Plan, either in the form of a cash payment or, at Platinum Equity’s discretion, a payment in securities depending on the type of consideration paid in connection with the Qualifying Event. None of PAE’s named executive officers received grants of performance units in 2019.

Please refer to the section titled “Potential Payments upon Termination or a Change in Control—2016 Participation Plan” below for additional information regarding the Participation Plan and the treatment in the potential Business Combination of the performance units held by PAE’s named executive officers under the Participation Plan.

Retirement Plans and Other Employee Benefits

PAE sponsors a 401(k) defined contribution plan in which its named executive officers may participate, subject to limits imposed by the Code, to the same extent as its other full-time employees. Under this plan for 2019, participants, including named executive officers, received an annual matching contribution of 50% of their voluntary contributions up to 6% of their eligible annual income as determined by the Code. PAE believes that providing a vehicle for tax-deferred retirement savings though its 401(k) plan adds to the overall desirability of its executive compensation package and further incentivizes its executive officers, including its named executive officers, in accordance with PAE’s compensation policies.

PAE’s named executive officers are generally eligible to participate in the same employee benefit plans and programs as other full-time employees, subject to the terms and eligibility requirements of those plans. However, PAE provides its executive officers, including the named executive officers, with higher levels of coverage under its life insurance, accidental death and dismemberment, long term disability, business travel accident insurance and personal liability plans than PAE provides to non-executive employees generally. In addition, during 2019, PAE’s named executive officers were also eligible for up to $15,000 per year in reimbursements for airline club memberships, travel application fees, estate planning, legal advice, financial advisory service fees, tax preparation, executive health programs and alumni or philanthropic donations. PAE believes its executive benefit programs are reasonable and appropriate to support its compensation objectives, namely providing competitive compensation that enables PAE to attract and retain top talent, and to support the well-being and financial security of its executives to the benefit of the company. For more detail on the benefits that PAE’s named executive officers receive over and above those provided to employees generally, refer to the “2019 Summary Compensation Table” and the accompanying footnotes.

PAE did not provide tax gross-up payments to cover its named executive officers’ personal income taxes pertaining to any of the compensation or benefits paid or provided by the company for 2019.

Employment, Severance or Change in Control Agreements

PAE considers maintenance of a strong management team essential to its success. To that end, PAE recognizes that the uncertainty that may exist among management with respect to their “at-will” employment with PAE could result in the departure or distraction of management personnel to the company’s detriment. Accordingly, PAE determined that severance arrangements are appropriate to encourage the continued attention and dedication of certain members of its management team and to allow them to focus on the value to stockholders of strategic alternatives without concern for the impact on their continued employment. Each of PAE’s named executive officers has entered into an employment agreement or letter agreement that entitles the named executive officer to severance payments and benefits in the event of certain terminations of employment. For more detail on the terms of these agreements, refer to section titled “—Potential Payments Upon Termination or a Change in Control” below.

2019 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(2)	Total
John E. Heller, Chief Executive Officer	2019	$732,009	—	—	$21,148	$753,157
	2018	$725,105	—	$781,969	$19,912	$1,526,986
Charles D. Peiffer, Chief Financial Officer	2019	$537,602	—	—	$32,235	$569,837
	2018	$583,764	—	$430,720	$18,140	$1,032,624
Paul W. Cobb, Jr., General Counsel	2019	$400,545		—	$16,574	$417,119
	2018	$398,987	$50,000	$320,912	$14,552	$784,451
Charles Anderson, President, GMS	2019	$412,000		—	$14,311	$426,311
	2018	$410,619	$100,000	$382,619	$17,926	$911,164
Rene Moline, President, NSS	2019	$325,000		—	$14,554	$339,554

(1)

Amounts represent the annual incentive compensation awarded in recognition of performance under the LICP. For additional information regarding the LICP for 2019, refer to the 2019 Grants of Plan-Based Awards table below. PAE’s actual results against the 2019 LICP goals and the awards earned by our named executive officers for 2019 under the LICP have not yet been determined. PAE expects these determinations to be made in February 2020.

(2)	Amounts for 2019 consist of the components outlined in the table below.

Name and Principal Position	401k Match ($)	Travel Insurance ($)(1)	Executive Benefits – Reimbursed ($)(2)	Enhanced Executive H&W Benefits ($)(3)	Charitable Donations $(4)	Total All Other Compensation ($)
John E. Heller, Chief Executive Officer	$5,872	$5,302	$3,300	$5,174	$1,500	$21,148
Charles D. Peiffer, Chief Financial Officer	$8,400	$2,419	$15,000	$6,416	—	$32,235
Paul W. Cobb, Jr., General Counsel	$7,941	$2,419	$1,040	$5,174	—	$16,574
Charles Anderson, President, GMS	$7,982	$2,419	$2,175	$1,734	—	$14,311
Rene Moline, President, NSS	$6,313	$2,419	$648	$5,174	—	$14,554

(1)	Amounts represent the cost to PAE of providing enhanced business travel accident insurance coverage.
(2)	Amounts represent reimbursements for estate and financial planning and/or airline club memberships.
(3)	Amounts represent the cost to PAE of providing enhanced executive health and welfare benefits.
(4)

Amount represents charitable donations made by PAE at the named executive officer’s direction. PAE provides each named executive officer the opportunity to request up to $1,500 in charitable donations annually.

2019 Grants of Plan-Based Awards

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)

Name	Threshold ($)	Target ($)	Maximum ($)
John Heller	$109,801	$732,009	$1,464,018
Charles Peiffer	$60,480	$403,201	$806,403
Paul W. Cobb, Jr.	$45,061	$300,409	$600,818
Charles Anderson	$46,350	$309,000	$618,000
Rene Moline	$36,562	$243,750	$487,500

(1)

Represent awards under the LICP for 2019. The threshold amount is calculated based on threshold level achievement of the EBITDA and DSO goals. The maximum amount payable under the LICP is 200% of the executive’s annual target bonus. For additional information regarding the LICP for 2019, refer to the “Compensation Discussion and Analysis—Elements of PAE’s Executive Compensation Program— Annual Leadership Incentive Compensation” above.

Outstanding Equity Awards at 2019 Fiscal Year End

None of PAE’s named executive officers held equity awards as of December 31, 2019.

Option Exercises and Stock Vested in 2019

None of PAE’s named executive officers exercised any option awards or vested in any stock awards in 2019.

2019 Pension Benefits Table

None of PAE’s named executive officers participated in any defined benefit pension plans in 2019.

2019 Nonqualified Deferred Compensation Table

None of PAE’s named executive officers participated in any non-qualified deferred compensation plans in 2019.

Potential Payments upon Termination or a Change in Control

Employment Agreements and Offer Letters

PAE has entered into an employment agreement or offer letter with each of its named executive officers that entitles the named executive officer to severance payments and benefits in the event of certain terminations of employment. The material terms of these arrangements are described below.

John E. Heller

PAE entered into an employment agreement with Mr. Heller on March 14, 2016, pursuant to which PAE employs Mr. Heller as its Chief Executive Officer. The employment agreement has a term that renews on March 14 each year for an additional one year period unless Mr. Heller or the company delivers written notice of non-renewal at least 60 days prior to the expiration of the then current term.

If PAE terminates Mr. Heller’s employment without “cause” or he resigns for “good reason,” subject to his execution and non-revocation of a release in favor of the company, he is entitled to receive (i) an amount equal to 1.5 times the sum of his then current base salary and average bonus over the three fiscal years prior to his termination of employment, payable in installments for 18 months following Mr. Heller’s termination of employment, (ii) a prorated portion of his annual performance bonus based on the portion of the year he was employed by the company and according to actual performance, payable in a lump sum when annual performance bonuses are paid to similarly situated employees of the Company, (iii) up to 18 months’ continued medical and dental coverage at the same benefit and cost-sharing levels as are provided to active senior management employees of PAE, (iv) 18 months of life insurance coverage at the same benefit and cost-sharing levels as are provided to active senior management employees of PAE, and (v) outplacement services for up to two years following his termination of employment.

The employment agreement also includes restrictive covenants pursuant to which Mr. Heller has agreed to refrain from competing with PAE or soliciting its customers or employees during his employment and for 18 months following termination of his employment and from disclosing PAE’s proprietary information during or at any time following his employment.

For purposes of Mr. Heller’s employment agreement:

•

“cause” means, subject to notice and cure rights: (i) an intentional failure to perform reasonably assigned duties; (ii) personal dishonesty or willful misconduct in the performance of duties, which causes or threatens to cause material injury to the company or any of its affiliates; (iii) breach of fiduciary duties owed the company or any of its affiliates resulting in personal profit to the executive; (iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses); or (v) an act involving fraud or breach of any applicable regulations of competent authorities in relation to trading or dealing with stocks, securities, or investments or any willful or grossly negligent act resulting in an investigation by the Securities and Exchange Commission, in case for this clause “(v),” that the Board determines in its reasonable and good faith discretion materially adversely affects the company or any of its affiliates or the executive’s ability to perform duties under the employment agreement; and

•

“good reason” means, subject to notice and cure rights, any of the following without the executive’s prior written approval: (i) a material reduction in base salary or target bonus opportunity; (ii) subject to the terms and conditions of the applicable plan(s), a failure by the company to continue to provide retirement, fringe and welfare benefits that are substantially similar in the aggregate to those afforded to senior management employees of the company; (iii) a material adverse change in duties or responsibilities; (iv) a relocation of the executive’s principal place of business of 50 miles or more, provided that such relocation also increases the executive’s commute by at least 25 miles; (v) delivery to the executive by the company of a notice of non-renewal of the employment agreement; or (vi) a failure to pay the executive’s base salary and other amounts earned within ten days after the date such compensation is due.

Charles D. Peiffer and Paul W. Cobb, Jr.

PAE entered into employment agreements with each of Mr. Peiffer and Mr. Cobb on March 14, 2016, pursuant to which PAE employs Mr. Peiffer as its Chief Financial Officer and Mr. Cobb as its Senior Vice President and General Counsel. The employment agreements each have a term that renews on March 14 each year for an additional one year period unless the executive or the company delivers written notice of non-renewal at least 60 days prior to the expiration of the then current term.

If PAE terminates Mr. Peiffer’s or Mr. Cobb’s employment without “cause” or he resigns for “good reason,” subject to his execution and non-revocation of a release in favor of the company, he is entitled to receive the following termination payments (i) an amount equal to his then current base salary, payable in installments for 12 months following the termination of employment, (ii) a prorated portion of his annual performance bonus based on the portion of the year he was employed by the company and according to actual performance, payable at the time annual performance bonuses are paid to similarly situated employees of the company, and (iii) up to 12 months’ continued medical and dental coverage at the same benefit and cost levels as are generally provided to active senior management employees of PAE.

Mr. Peiffer’s and Mr. Cobb’s employment agreements also include restrictive covenants, pursuant to which the executive has agreed to refrain from competing with PAE or soliciting PAE’s customers or employees during his employment and for 12 months following termination of his employment and from disclosing PAE’s proprietary information during or at any time following his employment.

For purposes of Mr. Peiffer’s and Mr. Cobb’s employment agreements, “cause” and “good reason” have substantially the same meaning as in Mr. Heller’s employment agreement.

Charles Anderson and Rene Moline

Mr. Anderson and Mr. Moline are party to employment offer letters with PAE, pursuant to which PAE employs Mr. Anderson as President, GMS and Mr. Moline as PAE’s President, NSS. If PAE terminates Mr. Anderson or Mr. Moline for reasons other than cause, disability or death, the named executive officer is eligible to receive severance benefits equal to 12 months of annual base salary, subject to the execution of an appropriate release.

Potential Value of Termination Benefits

The following table shows potential payments to PAE’s named executive officers under the various severance and other arrangements and agreements that were in effect on December 31, 2019 for various scenarios involving a termination of employment, assuming a December 31, 2019 termination date.

	Form of Payment
Name/Triggering Event	Cash Severance ($)	Prorated Bonus ($)	Benefit Continuation ($)	Long Term Disability ($)	Outplacement Services ($)	Total($)
John E. Heller
Death/Disability(1)	—	$732,009	—	$15,000		$747,009
Involuntary Termination(2)	$2,518,311	$732,009	$80,575	—	$15,000	$3,345,895
Charles D. Peiffer
Death/Disability(1)	—	$403,201	—	$15,000	—	$418,201
Involuntary Termination(2)	$537,602	$403,201	—	—	—	$940,803
Paul W. Cobb, Jr.
Death/Disability(1)	—	$300,409	—	$15,000	—	$315,409
Involuntary Termination(2)	$400,545	$300,409	$15,719	—	—	$716,672
Charles Anderson
Death/Disability(1)	—	—	—	$15,000	—	$15,000
Involuntary Termination(2)	$412,000	—	—	—	—	$412,000
Rene Moline
Death/Disability(1)	—	—	—	$15,000		$15,000
Involuntary Termination(2)	$325,000	—	—			$325,000

(1)

On termination due to death or disability, the executive is entitled to a prorated portion of his annual performance bonus based on the portion of the year he was employed by PAE and according to actual performance. The amount shown in the “Prorated Bonus” column is based on the named executive officer’s 2019 target annual bonus. Because termination is assumed to occur on December 31, 2019, this amount represents the named executive officer’s full 2019 target annual bonus. PAE’s actual results against the 2019 LICP goals and the awards earned by our named executive officers for 2019 under the LICP have not yet been determined. PAE expects these determinations to be made in February 2020. On termination due to disability, the executive is entitled to a payment in the amount shown in the “Long Term Disability” column, which is in addition to the disability benefits generally applicable to the company’s other full-time employees under the company’s disability benefit programs.

(2)

Represents amounts payable on termination without cause or, for Messrs. Heller, Peiffer and Cobb, resignation for good reason. Amounts for benefits continuation are based on elections in effect as of the assumed termination date of December 31, 2019, and for Mr. Heller, include the value of 18 months’ continued life insurance coverage. Mr. Peiffer did not participate in PAE’s health plans during 2019. Refer to the description of the named executive officer’s employment agreement above for a description of these rights.

2016 Participation Plan

PAE’s named executive officers, as well as other senior employees of the company, have been granted performance units under the Participation Plan. The performance units represented the right to receive a payment upon the occurrence of a “Qualifying Event” (as defined in the Participation Plan) either in the form of cash or, in Platinum Equity’s discretion, a payment in securities in lieu of cash if the Qualifying Event involves consideration in the form of publicly traded stock. In connection with the entry into the Merger Agreement, PAE agreed to terminate the Participation Plan effective immediately prior to the closing of the transactions contemplated by the Merger Agreement. Participants in the Participation Plan, including the named executive officers, have entered into termination agreements pursuant to which they will receive a lump-sum payment promptly following the closing of the transactions contemplated by the Merger Agreement in exchange for a release of claims relating to the Participation Plan. The payment amounts for each named executive officer cannot currently be determined and will be determined prior to closing based on a formula established in the Participation Plan that utilizes the cash received by stockholders in the transactions contemplated by the Merger Agreement.

Other Change in Control Payments

Other than with respect to the Participation Plan, PAE’s named executive officers are not entitled to any payments or benefits upon a change in control.

Awards of Company Restricted Stock Units

Under the terms of the Merger Agreement, the Company has agreed to issue RSUs representing the right to receive up to an aggregate of 3,200,000 shares of its Class A Stock (which number will be subject to equitable adjustment in the event of any stock split, reverse stock split, stock dividend or other similar event after the date hereof and prior to the date such RSUs are issued) to the RSU Recipients and provided that the Company’s stockholders have approved an equity incentive plan permitting the issuance of the RSUs. The RSUs will vest in a single installment on the first anniversary of the closing of the transactions contemplated by the Merger Agreement. If before the RSUs vest or are issued, a Change of Control (as defined in the Merger Agreement) of the Company occurs or the employment of an employee designated for receipt of RSUs is terminated without “Cause” or due to the employee’s death, “Disability” or resignation for “Good Reason” (in each case as such terms (or terms of similar effect) are defined in the employee’s employment agreement or offer letter with PAE or, if no such employment agreement or offer letter exists or if such employment agreement or offer letter does not define such term (or a term of similar effect), as determined by the board of directors of the Company in good faith), then, (i) if the Change of Control or employment termination, as applicable, occurs following the closing and prior to the date the RSUs are issued, such RSU Recipient will be paid, within 30 days following the occurrence of the Change of Control or employment termination, as applicable, a lump-sum cash payment in an amount equal to the number of RSUs designated for issuance to such RSU Recipient multiplied by the closing price per share of Class A Stock on the Nasdaq on the last trading date immediately preceding the date the Change of Control or employment termination, as applicable, occurs, less applicable withholdings or (ii) if the Change of Control or employment termination, as applicable, occurs on or after the date the RSUs are issued, all RSUs issued to such RSU Recipient will become fully vested and non-forfeitable as of immediately prior to the Change of Control or employment termination, as applicable. The number of RSUs, if any, to be issued to the named executive officers has not yet been determined.

Director Compensation

PAE did not pay its directors any compensation for serving on the Board of Directors during 2019.

MANAGEMENT AFTER THE BUSINESS COMBINATION

Management and Board of Directors

The Company expects that the current executive officers of PAE will become executive officers of the post-combination company following the Business Combination. For biographical information regarding the current executive officers of Shay, who the Company anticipates will be the executive officers of the post-combination company, please see the section entitled “—Information about Anticipated Executive Officers and Directors upon the Closing of the Business Combination.” The following persons are anticipated to be the directors and executive officers of the post-combination company, which will be renamed “PAE Incorporated” following the Business Combination:

Name	Position	Age
John E. Heller	Chief Executive Officer and Director	57
Charles D. Peiffer	Executive Vice President & Chief Financial Officer	64
Paul W. Cobb, Jr.	Executive Vice President & General Counsel	55
Patricia M.C. Munchel	Executive Vice President & Chief Human Resources Officer	44
Rene Moline	President, National Security Solutions	58
Charles D. Anderson	President, Global Mission Services	61
Louis Samson	Director	47
Paul T. Bader	Director	61
Marshall Heinberg	Director	62
John P. Hendrickson	Director	64

Information about Anticipated Executive Officers and Directors Upon the Closing of the Business Combination

John E. Heller

Mr. Heller has served as the Chief Executive Officer of PAE and a Director of PAE since 2013. Prior to joining PAE, Mr. Heller served as Senior Vice President and Chief Operating Officer of Engility Corporation, a provider of engineering and logistics services to the U.S. military, from July 2012 to December 2013, after it was spun-off from L-3 Communications. Before this role, Mr. Heller served as President of the Professional Support Services Division of L-3 Communications, a provider of communication and electronic systems and products to the U.S. military, from April 2012 to July 2012, a position he accepted to support Engility’s transition to operating as an independent and publicly traded company. Before joining L-3 Communications, Mr. Heller held several leadership positions at Harris Corporation, a technology and defense contractor and information technology services provider, including President of Harris IT Services and Vice President and General Manager of the division’s Department of Defense programs. He also served as CEO of Netco, Inc. and president and chief operating officer of Multimax, Inc., a Cerberus Capital Management portfolio company. He led its sale to Harris Corporation in 2007. Mr. Heller started his career in the U.S. Army. He served five years in various leadership positions as a logistics officer. Following several years in the consulting field at Deloitte Consulting, Mr. Heller attained his first CEO position at Rentport, Inc., a portfolio company of Catterton Partners (now L Catterton), a venture capital and private equity firm.

Mr. Heller earned a Master’s degree in business administration from the University of Pittsburgh, and is a graduate of the U.S. Military Academy at West Point. He serves on the Business Alumni Association Board of Directors for the Joseph M. Katz Graduate School of Business and College of Business Administration at the University of Pittsburgh. In addition to serving his alma mater, Mr. Heller more recently joined the advisory council for American University’s Kogod School of Business and was elected to the Professional Services Council board of directors.

Charles D. Peiffer

Mr. Peiffer has served as the Executive Vice President and Chief Financial Officer of PAE since 2014. Prior to being named to this position, Mr. Peiffer served as the Senior Vice President and CFO at IAP Worldwide Services Inc. from 2009 to 2014, a leading provider of facility management, contingency support, power solutions and technical services. Prior to his position at IAP, Mr. Peiffer served as Vice President of Finance and CFO from 2003 to 2009 at Fluid Technologies, an operating segment of ITT, Inc., a specialty component producer for the aerospace, transportation, energy and industrial markets. In addition, Mr. Peiffer has held financial leadership roles at Avaya Communications, Lucent Technologies, AlliedSignal, Lockheed Martin, Martin Marietta and General Electric. Mr. Peiffer earned his Master’s degree in Banking and Finance from Saint Joseph’s University and his Bachelor’s degree in Business and Accounting from Philadelphia University.

Paul W. Cobb, Jr.

Mr. Cobb has served as the Executive Vice President and General Counsel of PAE since 2012. Prior to joining PAE, Mr. Cobb served as the Deputy General Counsel of BAE Systems, Inc. between 2004 and 2012, and as the Deputy General Counsel (Legal Counsel) of the Department of Defense between 2001 and 2004. Before his service with the Department of Defense, Mr. Cobb was a partner in the Washington, D.C. office of Jenner & Block LLP, an international law firm. Mr. Cobb was the Judicial Fellow at the Administrative Office of the United States Courts from 1995 to 1996. Between 1991 and 1995, he served on active duty in the United States Army as an attorney in the Army General Counsel’s office. Mr. Cobb began his legal career as a law clerk for the Hon. Thomas A. Clark of the United States Court of Appeals for the Eleventh Circuit in Atlanta, Georgia. Mr. Cobb graduated from Yale Law School and is a summa cum laude graduate of Duke University, which he attended on an Army R.O.T.C. scholarship. He is a member of the board of directors of Blue Star Families, Inc., a non-profit corporation that provides support to families of U.S. military personnel.

Patricia M.C. Munchel

Mrs. Munchel joined PAE in September 2014 as the Vice President of Talent Management and Human Resources, a position she held until December 2014. She currently serves as PAE’s Executive Vice President and Chief Human Resources Officer, a position she’s held since January 2015. Prior to joining PAE, Mrs. Munchel served as an executive human resources leader at Harris Corporation, a technology and defense contractor and information technology services provider, from 2007 to 2014. During her tenure at Harris Corporation, Mrs. Munchel also served as the division human resources leader for Harris IT Services and the Department of Defense business unit. Mrs. Munchel joined Harris Corporation in 2007 through the acquisition of Multimax, Inc., a computer software and packaging services company, where she was the Director of Human Resources from 2004 to 2007. Prior to that, Mrs. Munchel held senior human resources leadership roles for eight years with SAIC, MCI WorldCom and UUNET. Mrs. Munchel earned her Bachelor’s degree from James Madison University with continued graduate studies at the University of Virginia. She currently serves on the board of advisors for James Madison University’s School of Liberal Arts and Social Sciences.

Rene Moline

Rene (Chico) Moline joined PAE in June 2017 and has served as the President of PAE’s National Security Solutions business unit since January 2018. Prior to joining PAE, Mr. Moline served as Senior Vice President of Information Technology and Network Communication Services of Vectrus, Inc., a global government services company. Prior to his role at Vectrus, Inc., Mr. Moline served as Vice President and General Manager of the Department of Defense programs of the Harris IT Services division at Harris Corporation. He joined Harris Corporation through the acquisition of Multimax, Inc. in 2007 as the executive leader of the Navy and U.S. Marine Corps programs. Mr. Moline graduated from the University of Richmond with a Bachelor’s degree in economics and holds a Master of Business Administration degree from Virginia Polytechnic Institute and State University.

Charles D. Anderson

Charles (Chuck) Anderson has served as the President of PAE’s Global Mission Services business unit since January 2018. Mr. Anderson also served as the President of PAE’s Technical Services business unit in 2017. Before joining PAE, Mr. Anderson served as the Senior Vice President of Facility and Logistics Services at Vectrus, Inc., a global government services company. Prior to this role at Vectrus, Inc., Mr. Anderson served as the Vice President and General Manager in the Mission Systems division of Exelis, Inc., a global aerospace, defense, information and services company. Mr. Anderson retired from the United States Army in February 2012 at the rank of Major General after 32 years of service. In his last active duty role, he served as the Commanding General of Division West at Fort Hood, Texas. Mr. Anderson earned a Bachelor’s degree from the U.S. Military Academy at West Point, as well as Master’s degrees in Strategic Studies from the U.S. Army War College, business administration from Long Island University, physical education from Indiana University and systems management from the University of Southern California.

Louis Samson

Louis Samson is a Partner at Platinum Equity, where he leads its New York, Greenwich and London-based investment teams, manages the operations of those offices and is a member of Platinum Equity’s Investment Committee. Mr. Samson joined Platinum Equity in 2007. He oversees M&A transactions executed by his teams and, together with Platinum Equity’s Operations Team, also provides oversight to portfolio companies following their acquisition. Prior to joining Platinum Equity, Mr. Samson was a Managing Director in the Mergers & Acquisitions Group at CIBC World Markets, the investment banking subsidiary of the Canadian Imperial Bank of Commerce. Prior to his role at CIBC World Markets, Mr. Samson was a Mergers & Acquisitions attorney at Stikeman Elliot LLP, a Canadian law firm. Mr. Samson is a graduate of Ottawa University Law School and Le Petit Seminaire de Quebec College. Mr. Samson has been nominated to serve on the Company’s board of directors by Platinum Equity pursuant to the terms of the Merger Agreement, and is qualified to serve as a director due to his extensive corporate finance, banking and private equity experience.

Paul T. Bader

Paul T. Bader has served as an adjunct professor at the Leventhal School of Accounting at the University of Southern California since January 2018. He was a partner in the New York office of Ernst & Young LLP until his retirement in 2016. Mr. Bader held several roles at Ernst & Young over the course of his career, including Partner in Charge of the NY International Tax Practice, Managing Partner of the NY Tax Practice, Managing Partner of Metro NY area, Vice Chair of the Americas M&A practice, Americas Private Equity practice and the Americas Director of Strategy. Mr. Bader spent the last seven years of his career at Ernst & Young consulting with digital media companies on their global operations. Mr. Bader currently serves on the board of directors and as a member of the nominating and governance committee and the audit committee chair of Key Energy Services, Inc. He has also served on the boards of Carnegie Hall, the Citizens Budget Commission and the American Red Cross. Mr. Bader received his B.S. in accounting and his M.A. in taxation from the University of Southern California. Mr. Bader is qualified to serve as a director due to his accounting expertise and significant experience advising public companies on accounting and financial reporting matters.

Marshall Heinberg

Marshall Heinberg is the founder of, and since 2012 has served as Managing Director of, MAH Associates, LLC, which provides strategic advisory and consulting services to various companies. Since 2015 he has served as a Senior Advisor to Burford Capital, a litigation finance company. He has served as Chairman of the board of directors and compensation committee of Ecology and Environment, Inc. (“EEI”), a subsidiary of WSP Global, Inc. (“WSP”), since April 2017, and served as Executive Chairman from September 2018 until WSP completed its acquisition of EEI on December 31, 2019. Mr. Heinberg began his investment banking career in 1987 in the Corporate Finance Division of Oppenheimer & Co. Inc., which was acquired by the Canadian Imperial Bank of Commerce, or CIBC, in 1997. He served as Head of the Investment Banking Department and as a Senior Managing Director of Oppenheimer from 2008 until July 2012, and as the Head of U.S. Investment Banking at

CIBC World Markets from 2001 until 2008. Mr. Heinberg currently serves on the board of directors of the publicly traded companies ChannelAdvisor Corporation and Galmed Pharmaceuticals Ltd. and as a director and member of the audit committee of Universal Biosensors, Inc. He also serves on the Board of Directors of Union Carbide Corporation, a subsidiary of The Dow Chemical Company. Mr. Heinberg received a B.S. in Economics from the Wharton School of Business at the University of Pennsylvania and a J.D. from Fordham Law School. Mr. Heinberg is qualified to serve as a director due to his significant experience serving on the boards of public companies and knowledge of global capital markets.

John P. Hendrickson

John P. Hendrickson is a retired partner of McDermott Will & Emery where he practiced in the areas of employee benefits and executive compensation for 37 years. While at McDermott, Mr. Hendrickson also served as the head of the Employee Benefit and European Practice Group, served on the Management, Executive and Compensation Committees and chaired the Compensation Committee from 2008 through 2016. He is a graduate of South Dakota State University and Notre Dame Law School and serves on the Notre Dame Law School Advisory Counsel. Mr. Hendrickson is qualified to serve as a director based on his extensive experience counseling public companies on executive compensation and other employment matters.

Classified Board of Directors

In accordance with our current certificate of incorporation, our Board is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term.

As discussed above, in connection with the Business Combination, Messrs. John Heller, Louis Samson, Paul T. Bader, Marshall Heinberg and John P. Hendrickson have each been nominated to serve as directors of the post-combination company upon completion of the Business Combination.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, executive officers and employees that complies with the rules and regulations of the Nasdaq. The Code of Ethics codifies the business and ethical principles that govern all aspects of our business. We have previously filed copies of our form Code of Ethics, our form of Audit Committee Charter and our form of Compensation Committee Charter as exhibits to our registration statement in connection with our IPO. You may review these documents by accessing our public filings at the SEC’s website at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request to us in writing at 9800 Wilshire Blvd., Beverly Hills, California 90212 or by telephone at (310) 209-3010. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Compensation of Executive Officers and Directors Following the Business Combination

Following completion of the Business Combination, the Company expects the Board or Compensation Committee will adopt an executive compensation program designed to align compensation with business objectives and the creation of stockholder value, while enabling PAE to attract, motivate and retain individuals who contribute to long-term success, and that consists of three primary components: base salary, an annual cash incentive bonus and long-term compensation in the form of equity grants under the Incentive Plan. The executive compensation program actually adopted will depend on the judgment of the members of the Board and its Compensation Committee and may differ from that set forth in this summary.

Base Salaries

It is expected that PAE’s named executive officers’ base salary will initially continue as described under “Executive Compensation—PAE—Elements of PAE’s Executive Compensation Program—Base Salaries” subject to the terms of the employment agreements described under “Potential Payments upon Termination or a Change in Control—Employment Agreements and Offer Letters” and will be reviewed periodically by the Compensation Committee.

Annual Bonuses

The Company expects to use annual cash incentive bonuses for the named executive officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year and anticipates that, near the beginning of each year, the Compensation Committee may select performance targets, target amounts, target award opportunities and other terms and conditions of the bonus opportunities for the named executive officers, subject to the terms of any employment agreement. Following the end of each year, the Compensation Committee or the Board will determine the extent to which performance targets were achieved and, if applicable, the amount of the award that is payable to each of PAE’s named executive officers.

Long-Term Compensation

The Company intends to use equity-based awards to reward long-term performance of the named executive officers and believes that providing a meaningful portion of the total compensation package in the form of equity-based awards will align the incentives of named executive officers with the interests of our stockholders and serve to motivate and retain the individual executives. Equity-based awards will be awarded under the Incentive Plan, which is being submitted to our stockholders for approval. For a description of the Incentive Plan, please see the section of this proxy statement under the heading “Proposal 6: Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve Under the Incentive Plan.”

Employment Agreements

The Company anticipates that the employment agreements for the named executive officers will remain in place following the Business Combination. Such employment agreements may be reviewed, and if necessary revised, by the Compensation Committee or the Board after the Business Combination to ensure that the agreements are appropriate for the Company’s objectives and circumstances.

Other Compensation

The Company expects to continue to maintain various employee benefit plans, including medical and 401(k) plans, in which the named executive officers will participate.

Director Compensation Following the Business Combination

Following the completion of the Business Combination, the Board or the Compensation Committee will determine the annual compensation of non-employee directors. The Company anticipates that any director compensation plan adopted will include both equity and cash components, be competitive with relevant comparison companies, and support best practices in director compensation plan design.

DESCRIPTION OF SECURITIES

The following summary of the material terms of the post-combination company’s securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. The full text of the proposed Second Amended and Restated Certificate of Incorporation is attached as Annex B to this proxy statement. We urge you to read our Second Amended and Restated Certificate of Incorporation in its entirety for a complete description of the rights and preferences of the post-combination company’s securities following the Business Combination.

Authorized and Outstanding Stock

The Second Amended and Restated Certificate of Incorporation authorizes the issuance of 211,000,000 shares of capital stock, consisting of (i) 210,000,000 shares of Common Stock, consisting entirely of 210,000,000 shares of Class A Stock, $0.0001 par value per share (after giving effect to the conversion of each outstanding share of Class F Stock immediately prior to the closing of the Business Combination into one share of Class A Stock) and (ii) 1,000,000 shares of preferred stock, par value $0,0001 per share. The outstanding shares of our Common Stock are, and the shares of Common Stock issuable in connection with the Business Combination pursuant to the Merger Agreement and the Private Placement will be, duly authorized, validly issued, fully paid and non-assessable. As of the record date for the Special Meeting, there were 50,000,000 shares of Common Stock outstanding, held of record by approximately 5 holders of Common Stock, no shares of preferred stock outstanding and 19,999,999 warrants outstanding held of record by approximately 2 holders of warrants. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Common Stock

Class A Stock

The Second Amended and Restated Certificate of Incorporation provides that the Class A Stock will have identical rights, powers, preferences and privileges to current Class A Stock.

Class F Stock

The Second Amended and Restated Certificate of Incorporation provides that each share of Class F Stock outstanding immediately prior to the filing of the Second Amended and Restated Certificate of Incorporation will automatically convert into one share of Class A Stock and, concurrently with such conversion, the number of authorized shares of Class F Stock will be reduced to zero.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the current certificate of incorporation and the Second Amended and Restated Certificate of Incorporation, the holders of Common Stock possess or will possess, as applicable, all voting power for the election of our directors and all other matters requiring stockholder action and are entitled or will be entitled, as applicable, to one vote per share on matters to be voted on by stockholders. The holders of Class A Stock shall at all times vote together as one class on all matters submitted to a vote of the holders of Common Stock under both the current certificate of incorporation and the Second Amended and Restated Certificate of Incorporation.

Dividends

Subject to the rights, if any of the holders of any outstanding shares of preferred stock, under both the current certificate of incorporation and the Second Amended and Restated Certificate of Incorporation, holders of Common Stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by our Board in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the post-combination company under both the current certificate of incorporation and the Second Amended and Restated Certificate of Incorporation, the holders of Common Stock will be entitled to receive all the remaining assets of the post-combination company available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by them, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

Under the current certificate of incorporation, our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our Common Stock.

Election of Directors

Our Board is currently divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the Class I directors will expire at our first annual meeting of stockholders. The term of office of the Class II directors will expire at the second annual meeting of stockholders. The term of office of the Class III directors will expire at the third annual meeting of stockholders. However, if the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal and the Incentive Plan Proposal are approved at the Special Meeting, this structure will change.

Following the completion of the Business Combination, the structure of the Board will change, as discussed in greater detail in “Proposal No. 5—Election of Directors To The Board Of Directors.” Under the terms of the Second Amended and Restated Certificate of Incorporation, upon the effectiveness thereof, the term of the Class I Directors in place at such time will expire at the first annual meeting of the stockholders of the post-combination company following the effectiveness of the Second Amended and Restated Certificate of Incorporation; the term of the Class II Directors in place at such time will expire at the second annual meeting of the stockholders of the post-combination company following the effectiveness of the Second Amended and Restated Certificate of Incorporation; and the term of the Class III Directors in place at such time will expire at the third annual meeting of the stockholders of the post-combination company following the effectiveness of the Second Amended and Restated Certificate of Incorporation.

Under both the current certificate of incorporation and the Second Amended and Restated Certificate of Incorporation, there is no cumulative voting with respect to the election of directors, with the result that directions will be elected by a plurality of the votes cast at a meeting of stockholders by holders of our Common Stock.

Preferred Stock

Our Second Amended and Restated Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Capital Stock Prior to the Business Combination

We are providing stockholders with the opportunity to redeem all or a portion of their public shares of Class A Stock upon the consummation of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount on deposit in the Trust Account as of two business days prior to the closing of the Business Combination, including interest not previously released to the Company to fund Regulatory Withdrawals and/or to pay its franchise and income taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. Our Initial Stockholders, directors and officers have agreed to waive their redemption rights with respect to their shares of Common Stock in connection with the consummation of the Business Combination. Our Initial Stockholders have also agreed to waive their right to a conversion price adjustment with respect to any shares of our common stock they may hold in connection with the consummation of the Business Combination.

We will consummate the Business Combination only if a majority of our outstanding shares of Common Stock entitled to vote and actually cast thereon at the Special Meeting are voted in favor of the Business Combination Proposal at the Special Meeting. However, the participation of our Sponsor, officers and directors, or their affiliates in privately negotiated transactions (as described in this proxy statement), if any, could result in the approval of the Business Combination even if a majority of the stockholders vote, or indicate their intention to vote, against the Business Combination.

Our Initial Stockholders have agreed to vote their shares of Common Stock in favor of the Business Combination. As of the date of filing this proxy statement, our Initial Stockholders, directors and officers do not currently hold any public shares. Public stockholders may elect to redeem their public shares whether they vote for or against the Business Combination.

Pursuant to our current certificate of incorporation, if we are unable to consummate a business combination by September 11, 2020, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than 10 business days thereafter subject to lawfully available funds therefor, redeem our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Company to fund Regulatory Withdrawals and/or to pay its franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our Initial Stockholders, officers and directors have agreed to waive their redemption rights with respect to the Founder Shares: (a) in connection with the consummation of a business combination; (b) if we fail to consummate our initial business combination by September 11, 2020; (c) in connection with a tender offer; and (d) otherwise upon our liquidation or in the event our Board resolves to liquidate the Trust Account and ceases to pursue the consummation of a business combination prior to September 11, 2020. Our Initial Stockholders have also agreed to waive their right to a conversion price adjustment with respect to any shares of our common stock they may hold in connection with the consummation of the Business Combination. However, if our Initial Stockholders or any of our officers, directors or affiliates acquire public shares, they will be entitled to redemption rights with respect to such public shares if we fail to consummate our initial business combination within the required time period.

In the event of a liquidation, dissolution or winding up of the Company after our initial business combination, holders of our Common Stock are entitled to share ratably in proportion to the number of shares of Class A Stock (on an as converted basis with respect to the Class F Stock) in all assets remaining available for distribution to them after payment of the debts and other liabilities and after provision is made for each class of stock, if any, having preference over the Common Stock.

Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to our Common Stock, except that upon the consummation of our initial business combination, subject to the limitations described herein, we will provide our stockholders with the opportunity to redeem their shares of our Class A Stock for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the closing of the Business Combination, including any amounts representing interest earned on the Trust Account, less any interest released to us released to fund Regulatory Withdrawals and/or to pay its franchise and income taxes.

Founder Shares

The Founder Shares are identical to the shares of Class A Stock, and holders of Founder Shares have the same stockholder rights as public stockholders, except that: (i) the Founder Shares are subject to certain transfer restrictions, as described in more detail below; and (ii) our Initial Stockholders, directors and officers have entered into a letter agreement with us, pursuant to which they have agreed (a) to waive their redemption rights with respect to their shares of Common Stock in connection with the completion of our business combination and (b) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete our business combination by September 11, 2020, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if we fail to complete our business combination within such time period; (iii) the Founder Shares are shares of our Class F Stock that will automatically convert into shares of our Class A Stock at the time of our initial business combination, or at any time prior thereto at the option of the holder, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein our Initial Stockholders have to waive their right to a conversion price adjustment with respect to any shares of our common stock they may hold in connection with the consummation of the Business Combination; and (iv) are subject to registration rights. Our Initial Stockholders, officers and directors have agreed to vote their shares of Common Stock in favor of our Business Combination. With certain limited exceptions, the Founder Shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our Sponsor, each of whom will be subject to the same transfer restrictions) until 180 days after the completion of our initial business combination.

Warrants

Public Warrants

Each whole public warrant entitles the registered holder to purchase one share of our Class A Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the IPO or 30 days after the completion of our initial business combination. For example, if a warrant holder holds one public warrant, such public warrant will be exercisable for one share of the company’s Class A Stock. Pursuant to the warrant agreement, a warrant holder may exercise its public warrants only for a whole number of shares of Class A Stock. This means that only a whole public warrant may be exercised at any given time by a warrant holder. No fractional public warrants will be issued upon separation of the units and only whole public warrants will trade. The public warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to deliver any shares of Class A Stock pursuant to the exercise of a public warrant and will have no obligation to settle such public warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Stock underlying the public warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No public warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their public warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a public warrant, the holder of such public warrant will not be entitled to exercise such public warrant and such public warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised public warrants, the purchaser of a unit containing such public warrant will have paid the full purchase price for the unit solely for the share of Class A Stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than 15 business days, after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A Stock issuable upon exercise of the public warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the public warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our Class A Stock is at the time of any exercise of a public warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their public warrants to do so a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our best efforts to register the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants for Cash. Once the public warrants become exercisable, we may call the public warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per public warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the last reported sale price of the Class A Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date we send to the notice of redemption to the warrant holder.

If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the public warrants, each warrant holder will be entitled to exercise his, her or its public warrant prior to the scheduled redemption date. However, the price of the Class A Stock may fall below the $18.00 redemption trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption of Warrants for Class A Stock. Commencing ninety days after the public warrants become exercisable, we may redeem the outstanding public warrants:

•	in whole and not in part;

•

at a price equal to a number of shares of Class A Stock to be determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A Stock except as otherwise described below;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last reported sale price of our Class A Stock equals or exceeds $10.00 per share (as adjusted per share splits, share dividends, reorganizations, reclassifications, recapitalizations and the like) on the trading day prior to the date on which we send the notice of redemption to the warrant holders.

The numbers in the table below represent the “redemption prices,” or the number of shares of Class A Stock that a warrant holder will receive upon redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A Stock on the corresponding redemption date, determined based on the average of the last reported sales price for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of public warrants, and the number of months that the corresponding redemption date precedes the expiration date of the public warrants, each as set forth in the table below.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a public warrant is adjusted as set forth below. The adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a public warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a public warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a public warrant.

Redemption Date (period to expiration of warrants)	Fair Market Value of Class A Common Stock
	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.365
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.365
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.365
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.365
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.365
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.364
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.364
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.364
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.364
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.364
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.364
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.364
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.364
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.363
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.363
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.363
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.362
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.362
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The “fair market value” of our Class A Stock shall mean the average last reported sale price of our Class A Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of public warrants.

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A Stock to be issued for each public warrant redeemed will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365- or 366-day year, as applicable. For example, if the average last reported sale price of our Class A Stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the public warrants is $11.00 per share, and at such time there are 57 months until the expiration of the public warrants, we may choose to, pursuant to this redemption feature, redeem the public warrants at a “redemption price” of 0.277 shares of Class A Stock for each whole public warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average last reported sale price of our Class A Stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the public warrants is $13.50 per share, and at such time there are 38 months until the expiration of the public warrants, we may choose to, pursuant to this redemption feature, redeem the public warrants at a “redemption price” of 0.298 Class A Stock for each whole public warrant. Finally, as reflected in the table above, we can redeem the public warrants for no consideration in the event that the public warrants are “out of the money” (i.e., the trading price of our Class A Stock is below the exercise price of the public warrants) and about to expire.

Any public warrants held by our officers or directors will be subject to this redemption feature, except that such officers and directors shall only receive “fair market value” for such public warrants so redeemed (“fair market value” for such public warrants held by our officers or directors being defined as the last reported sale price of the public warrants on such redemption date).

This redemption feature differs from the typical warrant redemption features used in other blank check offerings, which typically only provide for a redemption of public warrants for cash (other than the Private Placement Warrants) when the trading price for the Class A Stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding public warrants to be redeemed when the shares of Class A Stock are trading at or above $10.00 per share, which may be at a time when the trading price of our Class A Stock is below the exercise price of the public warrants. We have established this redemption feature to provide the public warrants with an additional liquidity feature, which provides us with the flexibility to redeem the public warrants for shares of Class A Stock, instead of cash, for “fair value” without the public warrants having to reach the $18.00 per share threshold set forth above. Holders of the public warrants will, in effect, receive a number of shares representing fair value for their public warrants based on an option pricing model with a fixed volatility input as of September 6, 2018. This redemption right provides us not only with an additional mechanism by which to redeem all of the outstanding public warrants, in this case, for Class A Stock, and therefore have certainty as to (i) our capital structure as the public warrants would no longer be outstanding and would have been exercised or redeemed and (ii) to the amount of cash provided by the exercise of the public warrants and available to us, and also provides a ceiling to the theoretical value of the public warrants as it locks in the “redemption prices” we would pay to warrant holders if we chose to redeem public warrants in this manner. We will effectively be required to pay fair value to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the public warrants for Class A Stock if we determine it is in our best interest to do so. As such, we would redeem the public warrants in this manner when we believe it is in our best interest to update our capital structure to remove the public warrants and pay fair value to the warrant holders. In particular, it would allow us to quickly redeem the public warrants for Class A Stock, without having to negotiate a redemption price with the warrant holders, which in some situations, may allow us to more quickly and easily close an initial business combination. In addition, the warrant holders will have the ability to exercise the public warrants prior to redemption if they should choose to do so.

As stated above, we can redeem the public warrants when the shares of Class A Stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with fair value (in the form of Class A Stock). If we choose to redeem the public warrants when the Class A Stock are trading at a price below the exercise price of the public warrants, this could result in the warrant holders receiving fewer Class A Stock than they would have received if they had chosen to wait to exercise their public warrants for Class A Stock if and when such Class A Stock were trading at a price higher than the exercise price of $11.50.

No fractional shares of Class A Stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A Stock to be issued to the holder.

Redemption procedures and cashless exercise. If we call the public warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its public warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their public warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of public warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Stock issuable upon the exercise of our public warrants. If our management takes advantage of this option, all holders of public warrants would pay the exercise price by surrendering their public warrants for that number of shares of Class A Stock equal to the quotient obtained by dividing (i) the product of the number of shares of Class A Stock underlying the public warrants, multiplied by the difference between the exercise price of the public warrants and the “fair market value” (defined below) by (ii) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of public warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Stock to be received upon exercise of the public warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the public warrants after our initial business combination. If we call our public warrants for redemption and our management does not take advantage of this option, our Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their public warrants on a cashless basis, as described in more detail below.

A holder of a public warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such public warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A Stock outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments. If the number of outstanding shares of Class A Stock is increased by a stock dividend payable in shares of Class A Stock, or by a split-up of shares of Class A Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Stock issuable on exercise of each public warrant will be increased in proportion to such increase in the outstanding shares of Class A Stock. A rights offering to holders of Class A Stock entitling holders to purchase shares of Class A Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Stock equal to the product of (i) the number of shares of Class A Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Stock) multiplied by (ii) one minus the quotient of (a) the price per share of Class A Stock paid in such rights offering divided by (b) the fair market value. For these purposes (1) if the rights offering is for securities convertible into or exercisable for Class A Stock, in determining the price payable for Class A Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) fair market value means the volume weighted average price of Class A Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Class A Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the public warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Stock on account of such shares of Class A Stock (or other shares of our capital stock into which the public warrants are convertible), other than (i) as described above; (ii) certain ordinary cash dividends; (iii) to satisfy the redemption rights of the holders of Class A Stock in connection with a proposed initial business combination; (iv) to satisfy the redemption rights of the holders of Class A Stock in connection with a stockholder vote to amend the Company’s current certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of Class A Stock if the Company does not complete a business combination within 24 months from the closing of the IPO, or (v) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Stock in respect of such event.

If the number of outstanding shares of our Class A Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Stock issuable on exercise of each public warrant will be decreased in proportion to such decrease in outstanding shares of Class A Stock.

Whenever the number of shares of Class A Stock purchasable upon the exercise of the public warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Stock purchasable upon the exercise of the public warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Stock (other than those described above or that solely affects the par value of such shares of Class A Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the public warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the public warrants and in lieu of the shares of our Class A Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the public warrants would have received if such holder had exercised their public warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each public warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the Company in connection with redemption rights held by stockholders of the Company as provided for in the Company’s current certificate of incorporation or as a result of the repurchase of shares of Class A Stock by the company if a proposed initial business combination is presented to the stockholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor rule)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act (or any successor rule)) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule)) more than 50% of the outstanding shares of Class A Stock, the holder of a public warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the public warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of Class A Stock in such a transaction is payable in the form of Class A Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the public warrant properly exercises the public warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the public warrant.

The public warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement pertaining to our IPO, for a complete description of the terms and conditions applicable to the public warrants. The warrant agreement provides that the terms of the public warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The public warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of public warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Stock and any voting rights until they exercise their public warrants and receive shares of Class A Stock. After the issuance of shares of Class A Stock upon exercise of the public warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrants may be exercised only for a whole number of shares of Class A Stock. No fractional shares will be issued upon exercise of the public warrants. If, upon exercise of the public warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A Stock to be issued to the warrant holder. As a result, warrant holders not purchasing public warrants in multiples of three warrants will not obtain value from the fractional interest that will not be issued.

Private Placement Warrants

Our Sponsor purchased 6,666,666 Private Placement Warrants at a price of $1.50 per Private Placement Warrant for an aggregate purchase price of $10,000,000 in a private placement that occurred on the IPO closing date. The Private Placement Warrants (including the Class A Stock issuable upon exercise of the Private Placement Warrants) are not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions, to our officers and directors and other persons or entities affiliated with our Sponsor) and they may be physical (cash) or net share (cashless) settled and will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the public warrants. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the public warrants.

If holders of the Private Placement Warrants elect to exercise their warrants on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our Sponsor and permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders are permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of Class A Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Dividends

We have not paid any cash dividends on our Common Stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our Board at such time. In addition, our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Transfer Agent and Warrant Agent

The Transfer Agent for our Common Stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law, the Company’s Certificate of Incorporation and Bylaws

Provisions of the DGCL and our current certificate of incorporation and bylaws as well as provisions of the Second Amended and Restated Certificate of Incorporation could make it more difficult to acquire the post-combination company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the post-combination company to first negotiate with the board of directors. We believe that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of our Board to maximize stockholder value. However, these provisions may delay, deter or prevent a merger or acquisition of us that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price of the Common Stock.

We are currently subject to the provisions of Section 203 of the DGCL, which we refer to as “Section 203,” regulating corporate takeovers. Assuming the approval of Proposal No. 3 at the Special Meeting, we will no longer be subject to Section 203 upon the effectiveness of Proposal No. 3. Instead, we would “opt out” of Section 203 and, instead, our Second Amended and Restated Certificate of Incorporation would include a provision that is substantially similar to Section 203, but excludes the Excluded Parties from the definition of “interested stockholder,” and make certain related changes. Upon consummation of the Business Combination, the Excluded Parties will become “interested stockholders” within the meaning of Section 203, but will not be subject to the restrictions on business combinations set forth in Section 203, as our Board approved the Business

Combination in which the Excluded Parties became interested stockholders prior to such time they became interested stockholders. Assuming adoption of Proposal No. 3 at the Special Meeting, the provisions set forth in Proposal No. 3 with regards to Section 203 would take effect 12 months after the filing of the Second Amended and Restated Certificate of Incorporation with the Delaware Secretary of State.

Section 203 prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with (i) a stockholder who owns fifteen percent (15%) or more of our outstanding voting stock (otherwise known as an “interested stockholder”); (ii) an affiliate of an interested stockholder; or (iii) an associate of an interested stockholder, in each case, for three years following the date that such stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Assuming the approval of Proposal No. 3, our Second Amended and Restated Certificate of Incorporation will require the approval by affirmative vote of the holders of at least two-thirds of the Common Stock of the post-combination company to make any amendment to key provisions of the post-combination company certificate of incorporation or bylaws.

In addition, both our current certificate of incorporation and our Second Amended and Restated Certificate of Incorporation provide for certain other provisions that may have an anti-takeover effect:

•	There is no cumulative voting with respect to the election of directors.

•	Our Board is empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances.

•	Directors may only be removed from the Board for cause.

•	A prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders.

•

A prohibition on stockholders calling a special meeting and the requirement that a meeting of stockholders may only be called by members of our Board, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

•

Our authorized but unissued Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Rule 144 and Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

In general, Rule 144 of the Securities Act, which we refer to as “Rule 144”, permits the resale of restricted securities without registration under the Securities Act if certain conditions are met. Rule 144 is not available for the resale of restricted securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, including us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met at the time of such resale:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

We anticipate that following the consummation of the Business Combination, we will no longer be a shell company, and as long as the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of our restricted securities.

If the above conditions have been met and Rule 144 is available, a person who has beneficially owned restricted shares of our Common Stock or warrants for at least one year would be entitled to sell their securities pursuant to Rule 144, provided that such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale. If such persons are our affiliates at the time of, or at any time during the three months preceding, a sale, such persons would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of Common Stock or warrants, as applicable, then outstanding; or

•	the average weekly reported trading volume of the Common Stock or warrants, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates under Rule 144, when available, will also limited by manner of sale provisions and notice requirements.

As of the date of this proxy statement, we had 50,000,000 shares of Common Stock outstanding. Of these shares, 40,000,000 shares sold in our IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the 10,000,000 Founder Shares owned by our Initial Stockholders are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. If the Business Combination is approved, the shares of our Common Stock we issue to the Private Placement Investors pursuant to the Subscription Agreements will be restricted securities for purposes of Rule 144.

As of the date of this proxy statement, there are 19,999,999 warrants of the Company outstanding, consisting of 13,333,333 public warrants originally sold as part of the units issued in the Company’s IPO and 6,666,666 Private Placement Warrants that were sold by the Company to our Sponsor in a private sale prior to the Company’s IPO. Each warrant is exercisable for one share of our Class A Stock, in accordance with the terms of the warrant agreement governing the warrants. Of these warrants, 13,333,333 are public warrants and are freely tradable, except for any warrants purchased by one of our affiliates within the meaning of Rule 144 under the

Securities Act. In addition, we will be obligated to file no later than 15 business days after the closing of the Business Combination a registration statement under the Securities Act covering the 13,333,333 shares of our Class A Stock that may be issued upon the exercise of the public warrants, and cause such registration statement to become effective and maintain the effectiveness of such registration statement until the expiration of the warrants.

We expect Rule 144 to be available for the resale of the above noted restricted securities as long as the conditions set forth in the exceptions listed above are satisfied following the Business Combination.

Registration Rights

At the closing of the Business Combination, the Company will enter into the Registration Rights Agreement, substantially in the form attached as Annex E to this proxy statement, with the Restricted Stockholders. Pursuant to the terms of the Registration Rights Agreement, (i) any outstanding share of Class A Stock or any other equity security (including the Private Placement Warrants and including shares of Class A Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Restricted Stockholder as of the date of the Registration Rights Agreement or thereafter acquired by a Restricted Stockholder (including the shares of Class A Stock issued upon conversion of the Class F Stock and upon exercise of any Private Placement Warrants) and shares of Class A Stock issued or issuable as Earn-Out Shares to the Shay Stockholders and (ii) any other equity security of the Company issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise will be entitled to registration rights.

The Registration Rights Agreement provides that the Company will, within 30 days after the consummation of the transactions contemplated by the Merger Agreement, file with the SEC a shelf registration statement registering the resale of the shares of Common Stock held by the Restricted Stockholders and will use its reasonable best efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but in no event later than 60 days following the filing deadline. The Restricted Gores Stockholders and the Shay Stockholders are each entitled to make up to six demands for registration, excluding short form demands, that the Company register shares of Common Stock held by these parties. In addition, the Restricted Stockholders have certain “piggy-back” registration rights. The Company will bear the expenses incurred in connection with the filing of any registration statements filed pursuant to the terms of the Registration Rights Agreement. The Company and the Restricted Stockholders agree in the Registration Rights Agreement to provide customary indemnification in connection with any offerings of Common Stock effected pursuant to the terms of the Registration Rights Agreement.

Our Initial Stockholders entered into a letter agreement pursuant to which they agreed to restrictions on the transfer of their securities issued in the Company’s IPO, which (i) in the case of the Class F Stock is 180 days after the completion of the Business Combination, and (ii) in the case of the Private Placement Warrants and the respective Class A Stock underlying the Private Placement Warrants is 30 days after the completion of the Business Combination.

The Shay Stockholders have each signed separate letters with the Company agreeing to be bound by restrictions on the transfer of their Class A Stock acquired pursuant to the Merger Agreement for 180 days after the completion of the Business Combination.

The foregoing summary of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement as set forth in Annex E.

Listing of Securities

We intend to apply to continue the listing of our Class A Stock and public warrants on Nasdaq under the symbols “PAE” and “PAEW,” respectively, upon the closing of the Business Combination.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to the Company regarding (i) the actual beneficial ownership of our Common Stock as of the record date (pre-Business Combination) and (ii) expected beneficial ownership of our Common Stock immediately following consummation of the Business Combination (post-Business Combination), assuming that no public shares of the Company are redeemed, and alternatively the maximum number of shares of the Company are redeemed, by:

•	each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding shares of our Common Stock;

•	each of our current officers and directors;

•	each person who will become a named officer or director of the post-combination company; and

•	all officers and directors of the Company, as a group, and of the post-combination company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares.

The beneficial ownership of our Common Stock pre-Business Combination is based on 50,000,000 shares of Common Stock (including Founder Shares) issued and outstanding as of January 21, 2020.

The expected beneficial ownership of shares of our Common Stock post-Business Combination, assuming none of our public shares are redeemed, has been determined based upon the following: (i) no Company stockholder has exercised its redemption rights to receive cash from the Trust Account in exchange for their shares of Class A Stock and we have not issued any additional shares of our Class A Stock; (ii) there will be an aggregate of 117,263,285 shares of our Common Stock issued and outstanding at the closing of the Business Combination; (iii) approximately 23,913,044 shares of Class A Stock have been issued in conjunction with the Private Placement; (iv) approximately 25,263,286 shares of Class A Stock have been issued to the Shay Stockholders as part of the Stock Consideration (before adjusting for the cancellation of a portion of the shares of Class F Stock held by our Sponsor); (v) approximately 3,000,000 Founder Shares have been cancelled by our Sponsor; and (vi) all public warrants and Private Placement Warrants have been exercised. Additionally, the table below does not include any RSUs that may be granted to the RSU Recipients.

The expected beneficial ownership of shares of our Common Stock post-Business Combination assuming approximately 4,623,491 public shares have been redeemed has been determined based on the following: (i) Company stockholders (other than the stockholders listed in the table below) have exercised their redemption rights with respect to approximately 4,623,491 shares of our Class A Stock; (ii) there will be an aggregate of approximately 117,316,508 shares of our Common Stock issued and outstanding at the closing of the Business Combination; (iii) approximately 23,913,044 shares of Class A Stock have been issued in conjunction with the Private Placement; (iv) approximately 29,970,000 shares of Class A Stock have been issued to the Shay Stockholders as part of the Stock Consideration (before adjusting for the cancellation of a portion of the shares of Class F Stock held by our Sponsor); (v) approximately 3,000,000 Founder Shares have been cancelled by our Sponsor; and (vi) all public warrants and Private Placement Warrants have been exercised. Additionally, the table below does not include any RSUs that may be granted to the RSU Recipients.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock or Common Stock beneficially owned by them.

			After the Business Combination
	Before the Business Combination		Assuming No Redemption		Assuming Redemption of 4.6 Million Shares of Class A Stock
Name and Address of Beneficial Owners(1)(2)	Number of Shares	%	Number of Shares	%	Number of Shares	%
Gores Sponsor III, LLC(3)(4)	9,925,000	19.9	11,487,167	9.8	11,487,167	9.8
Alec Gores(3)(4)	9,925,000	19.9	15,044,583	12.8	15,044,583	12.8
Davidson Kempner Capital Management LP(5)	2,800,000	7.0	2,800,000	2.4	2,800,000	2.4
Highbridge Capital Management, LLC(6)	2,500,000	6.3	2,500,000	2.1	2,500,000	2.1
Integrated Core Strategies(7)	2,949,999	7.4	2,949,999	2.5	2,949,999	2.5
Element Capital Management, LLC(8)	3,500,000	8.8	3,500,000	3.0	3,500,000	3.0
Mark Stone	—	*	168,148	*	168,148	*
Andrew McBride	—	*	10,870	*	10,870	*
Randall Bort(3)	25,000	*	25,000	*	25,000	*
William Patton(3)	25,000	*	25,000	*	25,000	*
Jeffrey Rea(3)	25,000	*	25,000	*	25,000	*
Louis Samson(11)(12)	—	—	371,085	*	371,085	*
Platinum Equity Investors(9)	—	—	26,090,521	22.2	30,750,843	26.2
Platinum Equity, LLC(9)(10)(11)	—	—	28,595,341	24.4	33,255,663	28.3
John Heller(12)	—	—	140,511	*	165,609	*
Charles Peiffer(12)	—	—	33,539	*	39,530	*
Paul W. Cobb, Jr.(12)	—	—	24,104	*	28,409	*
Charles Anderson(12)	—	—	—	—	—	—
Rene Moline(12)	—	—	—	—	—	—
Patricia M.C. Munchel(12)	—	—	—	—	—	—
Paul T. Bader	—	—	—	—	—	—
Marshall Heinberg	—	—	—	—	—	—
John P. Hendrickson	—	—	—	—	—	—
All directors and executive officers as a group(13)	10,000,000	20.0	569,239	*	604,633	*

*	Less than one percent.
(1)	Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is 9800 Wilshire Blvd., Beverly Hills, California 90212.
(2)

This table is based on 50,000,000 shares of Common Stock outstanding as of December 26, 2019. Beneficial ownership is determined in accordance with the rules of the SEC. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares.

(3)

Represents Founder Shares which are automatically convertible into shares of Class A Stock at the time of our Business Combination on a one-for-one basis, subject to adjustment. Percentage ownership assumes all shares are converted to Class A Stock.

(4)

Represents shares held by our Sponsor which is controlled indirectly by Mr. Gores. Mr. Gores may be deemed to beneficially own 9,925,000 Founder Shares and ultimately exercises voting and dispositive power of the securities held by our Sponsor. Voting and disposition decisions with respect to such securities are made by Mr. Gores. Mr. Gores disclaims beneficial ownership of these securities except to the extent of any pecuniary interest therein.

(5)

According to Schedule 13G filed on September 17, 2018. The business address of Davidson Kempner Capital Management LP is 520 Madison Avenue, 30th Floor, New York, New York 10022. Messrs. Thomas L. Kemper, Jr. and Anthony A. Yoseloff are responsible for voting and disposition decisions related to the securities reported therein.

(6)

According to Schedule 13G/A filed on February 14, 2019. The business address of Highbridge Capital Management, LLC is 40 West 57th Street, 32nd Floor, New York, New York 10019. John Oliva is the managing director of Highbridge Capital Management, LLC (the trading manager of 1992 MSF International Ltd.) and may be deemed responsible for voting and disposition decisions related to the securities reported therein.

(7)

According to Schedule 13G/A filed on January 3, 2019. The business address of Integrated Core Strategies (US) LLC is 666 Fifth Avenue, New York, New York 10103. Mr. Israel A. Englander controls the managing member of Millennium Group Management LLC (the managing member of Millennium Management LLC, the general partner of the managing member of Integrated Core Strategies

(US) LLC) and may be deemed to be responsible for voting and disposition decisions related to the securities reported therein. Mr. Englander disclaims beneficial ownership of these securities.
(8)

According to Schedule 13G filed on October 12, 2018. The business address of Element Capital Management, LLC is 600 Lexington Avenue, 34th Floor, New York, New York 10022. Jeffrey Talpins is the managing principal of Element Capital Management, LLC and may be deemed to be responsible for voting and disposition decisions related to the securities reported therein. Mr. Talpins disclaims beneficial ownership of these securities except to the extent of any pecuniary interest therein.

(9)

Consists of shares of Common Stock held by Platinum Equity Capital Shay Partners I, L.P., Platinum Equity Capital Shay Partners II, L.P., Platinum Equity Capital Partners-A III, L.P., Platinum Equity Capital Partners-B III, L.P., Platinum Equity Capital Partners-C III, L.P. (collectively, the “Platinum Funds”) and Platinum Shay Principals, LLC. Platinum Equity Partners III, LLC is the general partner of each of the Platinum Funds. Platinum Equity Investment Holdings III, LLC is the senior managing member of each of Platinum Shay Principals, LLC and Platinum Equity Partners III, LLC. Platinum Equity, LLC is the sole member of Platinum Equity Investment Holdings Manager III, LLC, which is the sole manager of Platinum Equity Investment Holdings III, LLC. Tom Gores is the Chairman and Chief Executive Officer of Platinum Equity, LLC. As a result, Mr. Gores and each of the foregoing entities may be deemed to share voting and investment power with respect to all shares of Common Stock of the Company held by Platinum Shay Principals, LLC and each of the Platinum Funds. The address of each entity and individual named in this footnote is 360 North Crescent Drive, Beverly Hills, California 90210.

(10)

Includes 2,504,820 shares of Common Stock held directly by Platinum Equity, LLC. Tom Gores is the Chairman and Chief Executive Officer of Platinum Equity, LLC. As a result, Mr. Gores may be deemed to share voting and investment power with respect to all shares of Common Stock of the Company held by Platinum Equity, LLC. The address of each entity and individual named in this footnote is 360 North Crescent Drive, Beverly Hills, California 90210.

(11)	Owns interests in entities which own direct or indirect non-controlling interests in our Sponsor and therefore disclaims any beneficial ownership of Common Stock owned by our Sponsor.
(12)	The business address of each of the directors and officers of the post-combination company is 7799 Leesburg Pike, Suite 300 North, Falls Church, Virginia 22043.
(13)

Pre-Business Combination includes the following 6 individuals: Randall Bort (director), Alec Gores (director), William Patton (director), Jeffrey Rea (director), Mark Stone (officer) and Andrew McBride (officer). Post-Business Combination includes the following 10 individuals: Louis Samson (director), Paul T. Bader (director), Marshall Heinberg (director), John P. Hendrickson (director), John Heller (director and officer), Charles Peiffer (officer), Paul W. Cobb, Jr. (officer), Patricia M.C. Munchel (officer), Rene Moline (officer) and Charles D. Anderson (officer).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Related Party Transactions

Founder Shares

On November 3, 2017, our Sponsor purchased 10,781,250 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.002 per share. Subsequently, our Sponsor transferred an aggregate of 75,000 Founder Shares to the Company’s independent directors. On October 22, 2018, our Sponsor forfeited 781,250 Founder Shares following the expiration of the unexercised portion of the underwriter’s over-allotment option so that the Founder Shares held by our Initial Stockholders would represent 20% of our outstanding shares of Common Stock following the consummation of our IPO.

Transfer Restrictions—With certain limited exceptions, the Founder Shares will not be transferable, assignable or salable by our Sponsor until 180 days after the completion of an initial business combination.

Rights—The Founders Shares are identical to the shares of Class A Stock included in the public units, except that: (i) the Founder Shares are subject to certain transfer restrictions, as described above; (ii) our Initial Stockholders, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (a) to waive their redemption rights with respect to their shares of Common Stock in connection with the completion of an initial business combination, and (b) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by September 11, 2020 (although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if we fail to complete our initial business combination within such time period); and (iii) the Founder Shares are convertible into shares of Class A Stock at any time at the option of the holder and automatically convert into shares of Class A Stock at the time of the Business Combination, as described in the Company’s current certificate of incorporation.

Voting—Our Initial Stockholders have agreed to vote their shares of Common Stock in favor of the Business Combination.

Redemption—Our Initial Stockholders have agreed to waive their redemption rights with respect to their shares of Common Stock in connection with the consummation of our initial business combination. Additionally, our Initial Stockholders have agreed to waive their redemption rights with respect to their Founder Shares if we fail to consummate our initial business combination by September 11, 2020, although they will be entitled to redemption rights upon liquidation with respect to any public shares they may own.

Cancellation—In order to facilitate the Business Combination, our Sponsor has agreed to cancel 3,000,000 Founder Shares, 1,086,956 shares of which will be cancelled and automatically converted into Class A Stock on a one-for-one basis to be issued to the Shay Stockholders as additional Stock Consideration and 1,913,044 shares of which will be cancelled in respect of the Private Placement representing a portion of the total number of shares of Class A Stock that the Company has agreed to sell to the participants in the Private Placement (pursuant to subscription agreements entered into in connection therewith) at a discounted price of $9.20 per share. The remaining Founder Shares will automatically convert into shares of Class A Stock on a one-for-one basis at the closing of the transactions contemplated by the Merger Agreement and will continue to be subject to the transfer restrictions applicable to the Founder Shares.

Private Placement Warrants

On the IPO Closing Date, our Sponsor purchased 6,666,666 Private Placement Warrants at a price of $1.50 per warrant, or $10,000,000. Each Private Placement Warrant entitles the holder to purchase one share of Class A Stock at an exercise price of $11.50 per share of Class A Stock. The Private Placement Warrants may not be redeemed by the Company so long as they are held by our Sponsor or its permitted transferees. If any Private

Placement Warrants are transferred to holders other than our Sponsor or its permitted transferees, such Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the public units sold in the IPO. Our Sponsor and its permitted transferees have the option to exercise the Private Placement Warrants on a physical (cash) or net share (cashless) basis.

The Initial Stockholders have agreed, subject to certain limited exceptions, not to transfer, assign or sell any Private Placement Warrants and the Class A Stock underlying such Private Placement Warrants until 30 days after the completion of our initial business combination.

If we do not complete an initial business combination by September 11, 2020, the proceeds of the sale of the Private Placement Warrants will be used to fund the redemption of our Class A Stock, subject to the requirements of applicable law, and the Private Placement Warrants will expire worthless.

Registration Rights

The holders of Founder Shares, Private Placement Warrants and warrants issued upon conversion of working capital loans, if any, have registration rights (in the case of the Founder Shares, only after conversion of such shares to Class A Stock) pursuant to a registration rights agreement entered into by the Company, the Sponsor and the other security holders named therein on September 6, 2018. These holders will also have certain demand and “piggy back” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

At the closing of the Business Combination, the Company will enter into the Registration Rights Agreement, substantially in the form attached as Annex E to this proxy statement, with the Restricted Stockholders, which will replace the existing registration rights agreement. Pursuant to the Registration Rights Agreement, the Restricted Stockholders and their permitted transferees will be entitled to certain registration rights. These holders will also have certain demand and “piggy back” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements, subject to certain exceptions. For more information about the Registration Rights Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination.”

Related Party Notes

On November 3, 2017, our Sponsor loaned us an aggregate of $150,000 by the issuance of an unsecured promissory note for $150,000 to cover expenses related to the IPO, and on August 30, 2018, the Sponsor loaned the Company an additional $150,000 by the issuance of a second unsecured promissory note for $150,000 to cover expenses related to the IPO. These notes were non-interest bearing and payable on the earlier of November 30, 2018 or the completion of the IPO. These notes were repaid in full upon the IPO Closing Date.

We may pay our Sponsor, or any of our existing officers or directors, or any entity with which they are affiliated, a finder’s fee, consulting fee or other compensation in connection with identifying, investigation and completing our initial business combination. These individuals will also be reimbursed for any out of pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable initial business combinations. Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, officers, directors or our or their affiliates and will determine which fees and expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on payments that may be made to our Sponsor, officers, directors or any of their respective affiliates.

In addition, in order to finance transaction costs in connection with our initial business combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our Sponsor or an affiliate of our Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the Trust Account.

After the completion of our Business Combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. For a discussion of our executive compensation arrangements after the closing of the Business Combination, please see the section entitled “Management After the Business Combination.”

Related Party Payments

Glendon Partners, Inc., an affiliate of the Company (“Glendon”), provided due diligence services to the Company in connection with the Business Combination. As of November 1, 2019, the date of the Merger Agreement, Glendon incurred approximately $666,570 in fees and out-of-pocket expenses in providing such due diligence services. Glendon will continue to incur fees relating to the Business Combination until the closing of the Business Combination. The Company intends to pay all of Glendon’s fees and out-of-pocket expenses incurred by Glendon in connection with its provision of services to the Company.

Administrative Services Agreement

On September 6, 2018, the Company entered into an agreement to pay monthly recurring expenses to The Gores Group of $20,000 for office space, utilities and secretarial support. Services commenced on September 7, 2018, the date our securities were first listed on the Nasdaq, and will terminate upon the earlier of the consummation by the Company of a business combination or the liquidation of the Company.

For the nine months ended September 30, 2019 and year ending December 31, 2018, the Company paid The Gores Group $180,000 and $76,000, respectively.

Relationship with Sponsor

Our Sponsor is controlled indirectly by Mr. Alec Gores, one of our directors. Through his indirect ownership of our Sponsor, Mr. Gores may be deemed to beneficially own 9,925,000 Founder Shares and ultimately exercises voting and dispositive power of securities held by our Sponsor. Voting and disposition decisions with respect to such securities are made by Mr. Gores. Mr. Gores disclaims beneficial ownership of these securities, except to the extent of any pecuniary interest therein.

Mr. Gores is also the Founder, Chairman and Chief Executive Officer of The Gores Group, an affiliate of our Sponsor. Pursuant to an administrative services agreement entered into as of September 6, 2018, we have agreed to pay to The Gores Group $20,000 a month for office space, utilities and secretarial support. See “—Administrative Services Agreement.”

Relationship with Platinum Equity

Mr. Gores, our Chairman, is the brother of Tom Gores, the Chief Executive Officer and Chairman of Platinum Equity.

PAE Related Party Transactions

Transactions between Platinum Equity and Shay

Shay and Platinum Equity Advisors, LLC (“Platinum Advisors”) are parties to a Corporate Advisory Services Agreement, dated March 14, 2016, entered into in connection with the Platinum Merger pursuant to which Platinum Advisors provides certain advisory, consulting, management, administrative and strategic services to PAE. Platinum Advisors receives certain management fees in return for such services rendered. Pursuant to such agreement, Shay paid Platinum Advisors an aggregate of $5.0 million in fees and related expenses during the year ended December 31, 2018 and an aggregate of $3.8 million in fees and related expenses in the nine months ended September 29, 2019. Platinum Advisors is also providing PAE with additional transaction-related financial advisory services in connection with the Business Combination for which Shay expects to pay Platinum Advisors $15.0 million. The Corporate Advisory Services Agreement is expected to be terminated in connection with the closing of the Business Combination.

Shay Stockholders Agreement

Each of: (i) Shay; (ii) the Platinum Stockholders; and (iii) John Heller, Charles Peiffer, Paul W. Cobb, Jr., Michael Fox and Karl E. Williams, Trustee of the Karl E. Williams Revocable Trust dated May 1, 2012, are parties to a Stockholders Agreement, dated as of March 14, 2016, pursuant to which certain Shay Stockholders have tag-along rights, drag-along rights and registration rights. The Platinum Stockholders (together with certain of their affiliates) also have certain repurchase rights and drag-along rights pursuant to this agreement. The parties have agreed to terminate this agreement in connection with the closing of the Business Combination and in connection with the execution of the Registration Rights Agreement as discussed below.

Registration Rights Agreement

Shay and certain of the Company’s stockholders will enter into the Registration Rights Agreement in connection with the closing of the Business Combination. Please see the section entitled “Proposal No. 1—Approval of the Business Combination—Related Agreements—Registration Rights Agreement” for additional information.

Investor Rights Agreement

The Company and the Platinum Stockholders will enter into an Investor Rights Agreement in connection with the closing of the Business Combination. Please see the section entitled “Proposal No. 1—Approval of the Business Combination—Related Agreements—Investor Rights Agreement” for additional information.

Policies and Procedures for Related Party Transactions

As a private company, Shay does not have a formal written related party transaction policy. The post-combination company will implement policies and procedures with respect to the approval of related party transactions in connection with the closing of the Business Combination.

PRICE RANGE OF SECURITIES AND DIVIDENDS

The Company

Price Range of the Company’s Securities

Our public units, each of which consists of one share of our Class A Stock, par value $0.0001 per share, and one-third of one public warrant, each whole public warrant entitling the holder thereof to purchase one share of our Class A Stock, began trading on Nasdaq under the symbol “GRSHU” on September 7, 2018. On October 26, 2018, we announced that holders of our public units could elect to separately trade the Class A Stock and the public warrants included in the public units, or to continue to trade the public units without separating them. On October 29, 2018, the Class A Stock and public warrants began trading on Nasdaq under the symbols “GRSH” and “GRSHW,” respectively. Each public warrant entitles the holder to purchase one share of our Class A Stock at a price of $11.50 per share, subject to adjustments as described in our final prospectus dated January 12, 2017, which was filed with the SEC. Warrants may only be exercised for a whole number of shares of Class A Stock and will become exercisable 30 days after the completion of an initial business combination. Our public warrants will expire five years after the completion of an initial business combination or earlier upon redemption or liquidation as described in our prospectus.

The following table sets forth, for the calendar quarter indicated, the high and low sales prices per unit, Class A Stock and public warrants as reported on Nasdaq for the periods presented.

	Public Units (GRSHU)		Class A Stock (GRSH)		Public Warrants (GRSHW)
	High	Low	High	Low	High	Low
Fiscal 2019:
Quarter ended 3/31/2019	$10.4752	$10.00	$10.04	$9.61	$1.65	$1.1632
Quarter ended 6/30/2019	$10.47	$10.30	$10.10	$9.80	$1.51	$1.33
Quarter ended 9/30/2019	$10.60	$10.45	$10.13	$10.00	$1.50	$1.25
Quarter ended 12/31/2019	$11.09	$10.53	$10.43	$10.07	$1.55	$1.30
Fiscal 2018:
Quarter ended 9/30/2018(1)	$10.21	$10.15	—	—	—	—
Quarter ended 12/31/2018	$10.25	$10.01	$9.75	$9.60	$1.70	$1.20

(1)	Beginning on September 7, 2018 with respect to GRSHU, October 29, 2018 with respect to GRSH and GSHW.

On October 31, 2019, the trading date before the public announcement of the Business Combination, the Company’s public units, Class A Stock and public warrants closed at $10.62, $10.10 and $1.50, respectively.

Dividend Policy of the Company

The Company has not paid any cash dividends on its Common Stock to date and does not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of the Board at such time. In addition, the Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. The Company’s ability to declare dividends is further limited by restrictive covenants associated with the Rollover Credit Agreements.

Shay

Historical market price information regarding Shay is not provided because there is no public market for its securities. For information about distributions paid by Shay to its equityholders, please see the section entitled “PAE’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Cash Flows from Financing Activities.”

INDEPENDENT REGISTERED ACCOUNTING FIRMS

Representatives of our independent registered accounting firm, KPMG, will be present at the annual meeting of the Company’s stockholders. The representatives will have the opportunity to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

APPRAISAL RIGHTS

Appraisal rights are not available to holders of our shares of Common Stock in connection with the Business Combination.

HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

•

If the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at Gores Holdings III, Inc., 9800 Wilshire Blvd., Beverly Hills, California 90212 or by telephone at (310) 209-3010, to inform us of his or her request; or

•	If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our securities is Continental Stock Transfer & Trust Company.

SUBMISSION OF STOCKHOLDER PROPOSALS

Our Board is aware of no other matter that may be brought before the Special Meeting. Under Delaware law, only business that is specified in the notice of Special Meeting to stockholders may be transacted at the Special Meeting.

FUTURE STOCKHOLDER PROPOSALS

We anticipate that the 2021 annual meeting of stockholders will be held no later than June 2021. For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2021 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and our bylaws. Such proposals must be received by the Company at its executive offices a reasonable time before the Company begins to print and mail its 2021 annual meeting proxy materials in order to be considered for inclusion in the Company’s proxy materials for the 2021 annual meeting.

In addition, our bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be delivered to us at the principal executive offices of the Company not later than the close of business on the 90th nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the opening of business on the 120th day before the meeting and not later than the later of (i) the close of business on the 90th day before the meeting or (ii) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company. Nominations and proposals also must satisfy other requirements set forth in the bylaws. The chairman of our Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC public reference room located at 100 F Street, N.E., Room 1580 Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

If you would like additional copies of this proxy statement or if you have questions about the Business Combination or the proposals to be presented at the Special Meeting, you should contact the Company at the following address and telephone number:

Gores Holdings III, Inc.

9800 Wilshire Blvd.

Beverly Hills, California 90212

(310) 209-3010

Attention: Mark Stone

Email: mstone@gores.com

You may also obtain these documents by requesting them in writing or by telephone from the Company’s proxy solicitation agent at the following address and telephone number:

Morrow Sodali

470 West Avenue

Stamford, Connecticut 06902

Individuals, please call toll-free: (800) 662-5200

Banks and brokerage, please call: (203) 658-9400

Email: grsh.info@investor.morrowsodali.com

If you are a stockholder of the Company and would like to request documents, please do so by January 31, 2020, in order to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

All information contained in this proxy statement relating to the Company has been supplied by the Company, and all such information relating to PAE has been supplied by PAE. Information provided by either the Company or PAE does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement of the Company for the Special Meeting. We have not authorized anyone to give any information or make any representation about the Business Combination, the Company or PAE that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement, unless the information specifically indicates that another date applies.

INDEX TO CONSOLIDATED FINANCIAL INFORMATION

Page
Gores Holdings III, Inc.

Unaudited Financial Statements
Condensed Balance Sheets (Unaudited) as of September 30, 2019 and December 31, 2018	FS-2
Condensed Statements of Operations (Unaudited) for the three and nine months ended September 30, 2019 and 2018	FS-3
Condensed Statements of Changes in Stockholders’ Equity (Unaudited) for the three and nine months ended September 30, 2019 and 2018	FS-4
Condensed Statements of Cash Flows (Unaudited) for the nine months ended September 30, 2019 and 2018	FS-5
Notes to Condensed Financial Statements (Unaudited)	FS-6

Audited Financial Statements
Report of Independent Registered Public Accounting Firm	FS-17
Balance Sheets as of December 31, 2018 and 2017	FS-18
Statements of Operations For the Year ended December 31, 2018 and For the Period from October 23, 2017 (inception) to December 31, 2017	FS-19
Statements of Changes In Stockholders’ Equity For the Year ended December 31, 2018 and for the Period from October 23, 2017 (inception) to December 31, 2017	FS-20
Statements of Cash Flows For the Year ended December 31, 2018 and For the Period from October 23, 2017 (inception) to December 31, 2017	FS-21
Notes to Financial Statements	FS-22

Shay Holding Corporation

Unaudited Financial Statements
Condensed Consolidated Balance Sheets (Unaudited) as of September 29, 2019 and December 31, 2018	FS-32
Condensed Consolidated Statements of Operations (Unaudited) for the Three and Nine Months ended September 29, 2019 and September 30, 2018	FS-33
Condensed Consolidated Statements of Comprehensive Income (Loss) for the Three and Nine months ended September 29, 2019 and September 30, 2018	FS-34
Condensed Consolidated Statements of Equity (Unaudited) for the Three and Nine Months ended September 29, 2019 and 2018	FS-35
Condensed Consolidated Statements of Cash Flows (Unaudited) for the Nine Months ended September 29, 2019 and September 30, 2018	FS-36
Notes to Condensed Consolidated Financial Statements (Unaudited)	FS-37

Audited Financial Statements
Report of Independent Registered Public Accounting Firm	FS-48
Consolidated Balance Sheets as of December 31, 2018 and 2017	FS-49

Consolidated Statements of Operations for the Years ended December  31, 2018 and 2017 and for the Periods from January 8, 2016 (inception) to December 31, 2016 and from January 1, 2016 to March 14, 2016 (Predecessor)

FS-50

Consolidated Statements of Comprehensive Loss for the Years ended December 31, 2018 and 2017 and for the Periods from January 8, 2016 (inception) to December 31, 2016 and from January 1, 2016 to March 14, 2016 (Predecessor)

FS-51

Consolidated Statements of Equity for the Years ended December  31, 2018 and 2017 and for the Periods from January 8, 2016 (inception) to December 31, 2016 and from January 1, 2016 to March 14, 2016 (Predecessor)

FS-52

Consolidated Statements of Cash Flows for the Years ended December  31, 2018 and 2017 and for the Periods from January 8, 2016 (inception) to December 31, 2016 and from January 1, 2016 to March 14, 2016 (Predecessor)

FS-53
Notes to Consolidated Financial Statements	FS-54

GORES HOLDINGS III, INC.

CONDENSED BALANCE SHEETS

	September 30, 2019 (unaudited)	December 31, 2018 (audited)
CURRENT ASSETS:
Cash and cash equivalents	$1,108,749	$856,182
Prepaid assets	134,115	206,849

Total current assets	1,242,864	1,063,031
Deferred tax asset	308,341	—
Investments and cash held in Trust Account	407,067,134	402,605,952

Total assets	$408,618,339	$403,668,983

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses, formation and offering costs	$1,872,153	$25,658
Current income tax payable	567,888	461,662
State franchise tax accrual	30,000	200,050

Total current liabilities	2,470,041	687,370
Deferred underwriting compensation	14,000,000	14,000,000

Total liabilities	16,470,041	14,687,370

Commitments and Contingencies:
Class A subject to possible redemption, 38,714,829 and 38,398,161 shares at September 30, 2019 and December 31, 2018, respectively (at redemption value of $10 per share)	387,148,290	383,981,610
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued or outstanding	—	—
Common stock
Class A common stock, $0.0001 par value; 200,000,000 shares authorized, 1,285,171 and 1,601,839 shares issued and outstanding (excluding 38,714,829 and 38,398,161 shares subject to possible redemption) at September 30, 2019 and December, 31, 2018, respectively	129	160
Class F common stock, $0.0001 par value; 20,000,000 shares authorized, 10,000,000 shares issued and outstanding	1,000	1,000
Additional paid-in capital	119,149	3,285,798
Retained earnings	4,879,730	1,713,045

Total stockholders’ equity	5,000,008	5,000,003

Total liabilities and stockholders’ equity	$408,618,339	$403,668,983

See accompanying notes to the unaudited, condensed, interim financial statements.

GORES HOLDINGS III, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Professional fees and other expenses	(2,236,058)	(44,312)	(2,590,951)	(63,629)
State franchise taxes, other than income tax	(50,000)	(10,591)	(150,000)	(11,791)

Net loss from operations	(2,286,058)	(54,903)	(2,740,951)	(75,420)
Other income—interest income	2,098,351	382,026	6,964,986	382,026

Income/(loss) before income taxes	$(187,707)	$327,123	$4,224,035	$306,606

Income tax	39,418	(75,501)	(1,057,350)	(75,501)

Net income attributable to common shares	$(148,289)	$251,622	$3,166,685	$231,105

Net income/(loss) per ordinary share:
Class A ordinary shares—basic and diluted	$0.01	$0.04	$0.10	$0.12

Class F ordinary shares—basic and diluted	$(0.04)	$(0.01)	$(0.08)	$(0.01)

See accompanying notes to the unaudited, condensed, interim financial statements.

GORES HOLDINGS III, INC.

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Unaudited)

	Three Months Ended September 30, 2018
	Class A Ordinary Shares		Class F Ordinary Shares		Additional Paid-In Capital	Accumulated Deficit	Shareholders’ Equity
	Shares	Amount	Shares	Amount
Balance at June 30, 2018	—	$—	10,781,250	$1,078	$23,922	$(44,201)	$(19,201)
Proceeds from initial public offering of Units on September 11, 2018 at $10.00 per Unit	40,000,000	4,000	—	—	399,996,000	—	400,000,000
Sale of 6,666,666 Private Placement Warrants to Sponsor on September 11, 2018 at $1.50 per Private Placement Warrant	—	—	—	—	10,000,000	—	10,000,000
Underwriters discounts	—	—	—	—	(8,000,000)	—	(8,000,000)
Offering costs charged to additional paid-in capital	—	—	—	—	(731,922)	—	(731,922)
Deferred underwriting compensation	—	—	—	—	(14,000,000)	—	(14,000,000)
Class A common stock subject to possible redemption; 38,241,399 shares at a redemption price of $10.00	(38,250,049)	(3,825)	—	—	(382,496,665)	—	(382,500,490)
Net income	—	—	—	—	—	251,622	251,622

Balance at September 30, 2018	1,749,951	$175	10,781,250	$1,078	$4,791,335	$207,421	$5,000,009

	Nine Months Ended September 30, 2018
Balance at January 1, 2018	—	$—	10,781,250	$1,078	$23,922	$(23,684)	$1,316
Proceeds from initial public offering of Units on September 11, 2018 at $10.00 per Unit	40,000,000	4,000	—	—	399,996,000	—	400,000,000
Sale of 6,666,666 Private Placement Warrants to Sponsor on September 11, 2018 at $1.50 per Private Placement Warrant	—	—	—	—	10,000,000	—	10,000,000
Underwriters discounts	—	—	—	—	(8,000,000)	—	(8,000,000)
Offering costs charged to additional paid-in capital	—	—	—	—	(731,922)	—	(731,922)
Deferred underwriting compensation	—	—	—	—	(14,000,000)	—	(14,000,000)
Class A common stock subject to possible redemption; 38,241,399 shares at a redemption price of $10.00	(38,250,049)	(3,825)	—	—	(382,496,665)	—	(382,500,490)
Net income	—	—	—	—	—	231,105	231,105

Balance at September 30, 2018	1,749,951	$175	10,781,250	$1,078	$4,791,335	$207,421	$5,000,009

	Three Months Ended September 30, 2019
	Class A Ordinary Shares		Class F Ordinary Shares		Additional Paid-In Capital	Retained Earnings	Shareholders’ Equity
	Shares	Amount	Shares	Amount
Balance at June 30, 2019	1,275,644	$128	10,000,000	$1,000	$23,880	$5,028,019	$5,053,027
Change in proceeds subject to possible redemption to 38,714,829 shares at redemption value	9,527	1	—	—	95,269	—	95,270
Net income	—	—	—	—	—	(148,289)	(148,289)

Balance at September 30, 2019	1,285,171	$129	10,000,000	$1,000	$119,149	$4,879,730	$5,000,008

	Nine Months Ended September 30, 2019
Balance at January 1, 2019	1,601,839	$160	10,000,000	$1,000	$3,285,798	$1,713,045	$5,000,003
Change in proceeds subject to possible redemption to 38,714,829 shares at redemption value	(316,668)	(31)	—	—	(3,166,649)	—	(3,166,680)
Net income	—	—	—	—	—	3,166,685	3,166,685

Balance at September 30, 2019	1,285,171	$129	10,000,000	$1,000	$119,149	$4,879,730	$5,000,008

See accompanying notes to the unaudited, condensed, interim financial statements

GORES HOLDINGS III, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Cash flows from operating activities:
Net income	$3,166,685	$231,105
Changes in deferred income tax	(308,341)	—
Changes in state franchise tax accrual	(170,050)	11,182
Changes in prepaid assets	72,734	(23,417)
Changes in deferred offering costs associated with public offering	—	153,198
Changes in income taxes payable	106,226	75,501
Changes in accrued expenses, formation and offering costs	1,846,495	266,210

Net cash provided by operating activities	4,713,749	713,779

Cash flows from investing activities:
Cash deposited in Trust Account	—	(400,000,000)
Interest reinvested in Trust Account	(4,461,182)	(382,026)

Net cash used in investing activities	(4,461,182)	(400,382,026)

Cash flows from financing activities:
Proceeds from sale of Units in initial public offering	—	400,000,000
Proceeds from sale of Private Placement Warrants to Sponsor	—	10,000,000
Repayment of notes and advances payable—related party	—	(150,000)
Payment of underwriter’s discounts and commissions	—	(8,000,000)
Payment of accrued offering costs	—	(731,922)

Net cash provided by financing activities	—	401,118,078

Increase in cash	252,567	1,449,831
Cash at beginning of period	856,182	109,737

Cash at end of period	$1,108,749	$1,559,568

Supplemental disclosure of non-cash financing activities:
Deferred underwriting compensation	$—	$14,000,000
Offering costs included in accrued expenses	—	343,319
Cash paid for income and state franchise taxes	1,579,515	608

See accompanying notes to the unaudited, condensed, interim financial statements.

GORES HOLDINGS III, INC.

NOTES TO THE UNAUDITED, CONDENSED, INTERIM FINANCIAL STATEMENTS

1.	Organization and Business Operations

Organization and General

Gores Holdings III, Inc. (the “Company”) was incorporated in Delaware on October 23, 2017. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar Business Combination with one or more businesses (the “Business Combination”). The Company has neither engaged in any operations nor generated any operating revenue to date. The Company’s management has broad discretion with respect to the Business Combination. The Company’s Sponsor is Gores Sponsor III, LLC, a Delaware limited liability company (the “Sponsor”). The Company has selected December 31st as its fiscal year-end.

At September 30, 2019, the Company had not commenced any operations. All activity for the period from October 23, 2017 (inception) through September 30, 2019 relates to the Company’s formation and initial public offering (“Public Offering”) described below and efforts directed toward locating a suitable Business Combination. The Company completed the Public Offering on September 11, 2018 (the “IPO Closing Date”). The Company will not generate any operating revenues until after the completion of its Business Combination, at the earliest. Subsequent to the Public Offering, the Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Public Offering and the sale of the Private Placement Warrants (as defined below) held in the Trust Account (as defined below).

Proposed PAE Business Combination

On November 1, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, EAP Merger Sub, Inc. (“First Merger Sub”), EAP Merger Sub II, LLC (“Second Merger Sub”), Shay Holding Corporation, the ultimate parent of Pacific Architects and Engineers, LLC (“PAE”), and Platinum Equity Advisors, LLC, in its capacity as the stockholder representative (the “Stockholder Representative”), which provides for, among other things, (i) the merger of First Merger Sub with and into PAE, with PAE continuing as the surviving corporation (the “First Merger”) and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of PAE with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity (the “Second Merger” and, together with the First Merger, the “Mergers” and, together with the other transactions contemplated by the Merger Agreement, the “Proposed Business Combination”). As a result of the First Merger, the Company will own 100% of the outstanding common stock of PAE and each share of common stock of PAE will be cancelled and converted into the right to receive a portion of the consideration. As a result of the Second Merger, the Company will own 100% of the outstanding interests in the Second Merger Sub. Following the closing of the Proposed Business Combination, the Company will own, directly or indirectly, all the stock of PAE and its subsidiaries and the PAE stockholders as of immediately prior to the effective time of the First Merger (the “PAE Stockholders”) will hold a portion of the Company’s Class A common stock.

The Merger Agreement

Merger Consideration

Pursuant to the Merger Agreement, the aggregate merger consideration payable to the PAE Stockholders will consist of: (a) an amount in cash equal to the Closing Cash Payment Amount (as defined in the Merger Agreement), which is expected to be approximately $444 million; and (b) a number of shares of newly-issued Company Class A common stock equal to the Closing Number of Securities (as defined in the Merger Agreement), which are expected to have a value of approximately $251 million before adjusting for the

GORES HOLDINGS III, INC.

NOTES TO THE UNAUDITED, CONDENSED, INTERIM FINANCIAL STATEMENTS

cancellation of a portion of the shares of Class F common stock of the Company issued to Sponsor pursuant to that certain Securities Subscription Agreement, dated November 3, 2017, by and between Sponsor and the Company (the “Founder Shares”). The merger consideration payable to the PAE Stockholders is also subject to adjustment based on PAE’s working capital, cash, transaction expenses and indebtedness as of the closing date, among other adjustments contemplated by the Merger Agreement. Including assumed indebtedness (net of available cash) of PAE of approximately $572 million at the closing (after giving effect to the partial repayment of existing indebtedness as contemplated by the Merger Agreement), the aggregate purchase price to be paid by the Company to acquire PAE is expected to be approximately $1.4 billion.

In addition to the consideration to be paid at the closing of the transactions contemplated by the Merger Agreement, PAE Stockholders will be entitled to receive additional earn-out payments from the Company of up to an aggregate of four million shares of Company Class A common stock, if the price of Class A common stock trading on the Nasdaq exceeds certain thresholds during the five-year period following the completion of the Mergers.

Consummation of the transactions contemplated by the Merger Agreement is subject to customary closing conditions as well as specified cash availability conditions. The Merger Agreement also contains customary representations and warranties and may be terminated by the parties thereto as specified therein.

Private Placement Subscription Agreements

On November 1, 2019, the Company entered into subscription agreements with certain investors, pursuant to which the investors have agreed to purchase in the aggregate 23,913,044 shares of Class A common stock in a private placement for $9.20 per share (the “Private Placement”). The anticipated gross proceeds from the Private Placement of approximately $220,000,000 will be used to partially fund the cash consideration to be paid to PAE. The Private Placement is conditioned on, among other things, the closing of the Proposed Business Combination.

In order to facilitate the Private Placement, Sponsor has agreed to the cancellation of 3,000,000 of its Founder Shares and the shares of Class A common stock to be issued to the participants in the Private Placement will be issued at a discounted price of $9.20. The remaining Founder Shares will automatically be converted into shares of Class A common stock at the closing of the transactions contemplated by the Merger Agreement.

Financing

Upon the closing of the Public Offering and the sale of the Private Placement Warrants, an aggregate of $400,000,000 was placed in a Trust Account with Continental Stock Transfer & Trust Company acting as trustee (the “Trust Account”).

The Company intends to finance the Proposed Business Combination with the net proceeds from its $400,000,000 Public Offering and its sale of $10,000,000 of Private Placement Warrants and the Private Placement.

Trust Account

Funds held in the Trust Account can be invested only in U.S. government treasury bills with a maturity of one hundred and eighty (180) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, that invest only in direct U.S. government obligations. As of September 30, 2019, the Trust Account consisted of cash and treasury bills.

GORES HOLDINGS III, INC.

NOTES TO THE UNAUDITED, CONDENSED, INTERIM FINANCIAL STATEMENTS

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to fund regulatory compliance requirements and other costs related thereto (a “Regulatory Withdrawal”), subject to an annual limit of $750,000, for a maximum 24 months and/or additional amounts necessary to pay franchise and income taxes, if any, none of the funds held in trust will be released until the earliest of: (i) the completion of the Business Combination; or (ii) the redemption of any public shares of common stock properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of such public shares of common stock if the Company does not complete the Business Combination within 24 months from the closing of the Public Offering; or (iii) the redemption of 100% of the public shares of common stock if the Company is unable to complete a Business Combination within 24 months from the closing of the Public Offering, subject to the requirements of law and stock exchange rules.

Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating a Business Combination. The Business Combination must be with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (less any deferred underwriting commissions and taxes payable on interest income earned) at the time of the Company signing a definitive agreement in connection with the Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination, including the Proposed Business Combination.

The Company, after signing a definitive agreement for a Business Combination, is required to either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest income but less taxes payable, or (ii) provide stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest income but less taxes payable. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval, unless a vote is required by law or under NASDAQ rules. If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of common stock voted are in favor of the Business Combination. In accordance with the Company’s charter, the Company will not redeem its public shares of common stock in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its public shares of common stock and the related Business Combination, and instead may search for an alternate Business Combination. For business and other reasons, the Company has elected to provide its stockholders with the opportunity to have their public shares redeemed in connection with a stockholder vote to approve the Proposed Business Combination rather than a tender offer.

As a result of the foregoing redemption provisions and as discussed in further detail in Note 2, the public shares of common stock will be recorded at the redemption amount and classified as temporary equity, in accordance with ASC 480, “Distinguishing Liabilities from Equity” (“ASC 480”) in subsequent periods.

GORES HOLDINGS III, INC.

NOTES TO THE UNAUDITED, CONDENSED, INTERIM FINANCIAL STATEMENTS

The Company will have 24 months from the IPO Closing Date to complete its Business Combination. If the Company does not complete a Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares of common stock for a per share pro rata portion of the Trust Account, including interest income, but less taxes payable (less up to $100,000 of such net interest income to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its remaining stockholders, as part of its plan of dissolution and liquidation. The Sponsor and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they waived their rights to participate in any redemption with respect to their Founder Shares (as defined below); however, if the Sponsor or any of the Company’s officers, directors or affiliates acquire public shares of common stock, they will be entitled to a pro rata share of the Trust Account in the event the Company does not complete a Business Combination within the required time period.

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Public Offering.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

2.	Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (“SEC”), and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position as of September 30, 2019 and the results of operations and cash flows for the periods presented. Operating results for the nine months ended September 30, 2019 are not necessarily indicative of results that may be expected for the full year or any other period. The accompanying unaudited financial statements should be read in conjunction with the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC on March 18, 2019.

Net Income/(Loss) Per Common Share

The Company has two classes of shares, which are referred to as Class A common stock and Class F common stock. Net income/(loss) per common share is computed utilizing the two-class method. The two-class

GORES HOLDINGS III, INC.

NOTES TO THE UNAUDITED, CONDENSED, INTERIM FINANCIAL STATEMENTS

method is an earnings allocation formula that determines earnings per share separately for each class of common stock based on an allocation of undistributed earnings per the rights of each class. At September 30, 2019, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company under the treasury stock method. As a result, diluted net income/(loss) per common share is the same as basic net income/(loss) per common share for the period. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net income/(loss) per share for each class of common stock:

	For the Three Months Ended September 30, 2019		For the Three Months Ended September 30, 2018		For the Nine Months Ended September 30, 2019		For the Nine Months Ended September 30, 2018
	Class A	Class F	Class A	Class F	Class A	Class F	Class A	Class F
Basic and diluted net income/(loss) per share:
Numerator:
Allocation of net income/(loss)	$300,529	$(448,818)	$332,628	$(81,006)	$3,924,556	$(757,871)	$358,373	$(127,268)

Denominator:
Weighted-average shares outstanding	40,000,000	10,000,000	8,696,000	10,781,250	40,000,000	10,000,000	2,932,000	10,781,250
Basic and diluted net income/(loss) per share	$0.01	$(0.04)	$0.04	$(0.01)	$0.10	$(0.08)	$0.12	$(0.01)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution and the Trust Account, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A—“Expenses of Offering.” Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Public Offering and were charged to stockholders’ equity upon the completion of the Public Offering. Accordingly, on the IPO Closing Date, offering costs of approximately $22,756,432 (including $22,000,000 in underwriter’s fees), were charged to stockholders’ equity.

Redeemable Common Stock

As discussed in Note 3, all of the 40,000,000 shares of class A common stock sold as part of the Units in the Public Offering contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the

GORES HOLDINGS III, INC.

NOTES TO THE UNAUDITED, CONDENSED, INTERIM FINANCIAL STATEMENTS

Business Combination and in connection with certain amendments to the Company’s charter. In accordance with ASC 480, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that currently, the Company will not redeem its public shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital.

Accordingly, at September 30, 2019, 38,714,829 of the 40,000,000 public shares are classified outside of permanent equity at their redemption value.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

For those liabilities or benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax liabilities as income tax expense. No amounts were accrued for the payment of interest and penalties at September 30, 2019.

The Company may be subject to potential examination by U.S. federal, states or foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income amounts in various tax jurisdictions and compliance with U.S. federal, states or foreign tax laws.

The Company is incorporated in the State of Delaware and is required to pay franchise taxes to the State of Delaware on an annual basis.

GORES HOLDINGS III, INC.

NOTES TO THE UNAUDITED, CONDENSED, INTERIM FINANCIAL STATEMENTS

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of six months or less to be cash equivalents. The Company continually monitors its positions with and the credit quality of the financial institutions with which it invests. As of the balance sheet date, and periodically throughout the year, the Company has maintained balances in various operating accounts in excess of federally insured limits.

Investments and Cash Held in Trust Account

At September 30, 2019, the Company had $407,067,134 in the Trust Account which may be utilized for Business Combinations. At September 30, 2019, the Trust Account consisted of both cash and treasury bills.

Recently issued accounting pronouncements not yet adopted

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements based on current operations of the Company. The impact of any recently issued accounting standards will be re-evaluated on a regular basis or if a business combination is completed where the impact could be material.

Going Concern Consideration

If the Company does not complete its Business Combination by September 11, 2020, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the common stock sold as part of the units in the Public Offering, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of franchise and income taxes payable and less up to $100,000 of such net interest which may be distributed to the Company to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s Board of Directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit in the Public Offering. In addition if the Company fails to complete its Business Combination by September 11, 2020, there will be no redemption rights or liquidating distributions with respect to the warrants, which will expire worthless.

In addition, at September 30, 2019 and December 31, 2018, the Company had current liabilities of $2,470,041 and $687,370, respectively, and working capital of ($1,227,177) and $375,661, respectively, largely due to amounts owed to professionals, consultants, advisors and others who are working on seeking a Business Combination as described in Note 1 as well as tax liabilities. Such work is continuing after September 30, 2019 and amounts are continuing to accrue.

GORES HOLDINGS III, INC.

NOTES TO THE UNAUDITED, CONDENSED, INTERIM FINANCIAL STATEMENTS

3.	Public Offering

Public Units

On September 11, 2018, the Company sold 40,000,000 units at a price of $10.00 per unit (the “Units”), including 2,500,000 Units as a result of the underwriter’s partial exercise of its over-allotment option, generating gross proceeds of $400,000,000. Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value, and one-third of one redeemable Class A common stock purchase warrant (the “Warrants”). Each Whole Warrant entitles the holder to purchase one share of Class A common stock for $11.50 per share. Each Warrant will become exercisable on the later of 30 days after the completion of the Business Combination or 12 months from the closing of the Public Offering and will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete the Business Combination on or prior to the 24-month period allotted to complete the Business Combination, the Warrants will expire at the end of such period. The Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. The Company did not register the shares of common stock issuable upon exercise of the Warrants under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities law. Under the terms of the warrant agreement, the Company has agreed to use its best efforts to file a registration statement under the Securities Act following the completion of the Business Combination covering the shares of common stock issuable upon exercise of the Warrants. The Company paid an upfront underwriting discount of 2.00% ($8,000,000) of the per Unit offering price to the underwriter at the closing of the Public Offering, with an additional fee (the “Deferred Discount”) of 3.50% ($14,000,000) of the per Unit offering price payable upon the Company’s completion of a Business Combination. The Deferred Discount will become payable to the underwriter from the amounts held in the Trust Account solely in the event the Company completes its Business Combination.

4.	Related Party Transactions

Founder Shares

On November 3, 2017, the Sponsor purchased 10,781,250 shares of Class F common stock (the “Founder Shares”) for an aggregate purchase price of $25,000, or approximately $0.002 per share. Subsequently, the Sponsor transferred an aggregate of 75,000 Founder Shares to the Company’s independent directors (together with the Sponsor, the “Initial Stockholders”). On October 22, 2018, the Sponsor forfeited 781,250 Founder Shares following the expiration of the unexercised portion of underwriter’s over-allotment option, so that the Founder Shares held by the Initial Stockholders would represent 20.0% of the outstanding shares of common stock following completion of the Public Offering. The Founder Shares are identical to the common stock included in the Units sold in the Public Offering except that the Founder Shares will automatically convert into shares of Class A common stock at the time of the Business Combination on a one-for-one basis, subject to adjustment as described in the Company’s amended and restated certificate of incorporation.

Private Placement Warrants

The Sponsor purchased from the Company an aggregate of 6,666,666 warrants at a price of $1.50 per warrant (a purchase price of $10,000,000) in a private placement that occurred simultaneously with the Public Offering (the “Private Placement Warrants”). Each Private Placement Warrant entitles the holder to purchase one share of Class A common stock at $11.50 per share. A portion of the purchase price of the Private Placement Warrants was added to the proceeds from the Public Offering to be held in the Trust Account pending completion of the Business Combination.

GORES HOLDINGS III, INC.

NOTES TO THE UNAUDITED, CONDENSED, INTERIM FINANCIAL STATEMENTS

The Private Placement Warrants have terms and provisions that are identical to those of the public warrants sold as part of the units in the IPO, except that the Private Placement Warrants may be physical (cash) or net share (cashless) settled and are not redeemable so long as they are held by the Sponsor or its permitted transferees.

If the Company does not complete a Business Combination, then the Private Placement Warrants proceeds will be part of the liquidation distribution to the public stockholders and the Private Placement Warrants will expire worthless.

Registration Rights

The holders of Founder Shares, Private Placement Warrants and warrants issued upon conversion of working capital loans, if any, have registration rights (in the case of the Founder Shares, only after conversion of such shares to common shares) pursuant to a registration rights agreement entered into by the Company, the Sponsor and the other security holders named therein on September 6, 2018. These holders will also have certain demand and “piggy back” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Sponsor Loan

On November 3, 2017, the Sponsor agreed to loan the Company an aggregate of $300,000 by the issuance of an unsecured promissory note (the “Note”) issued by the Company in favor of the Sponsor to cover organizational expenses related to the Proposed Offering. On November 3, 2017, the Company borrowed $150,000 against the Note, and on August 30, 2018, the Company borrowed an additional $150,000. This Note was non-interest bearing and payable on the earlier of November 30, 2018 or the completion of the Public Offering. These Notes were repaid in full upon the completion of the Public Offering.

Administrative Services Agreement

The Company entered into an administrative services agreement on September 6, 2018, pursuant to which it agreed to pay to an affiliate of the Sponsor $20,000 a month for office space, utilities, and secretarial support. Services commenced on the date the securities were first listed on the NASDAQ Capital Market and will terminate upon the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company.

For the nine months ended September 30, 2019 and year ending December 31, 2018, the Company paid the affiliate $180,000 and $76,000, respectively.

5.	Deferred Underwriting Compensation

The Company is committed to pay a deferred underwriting discount totaling $14,000,000 or 3.50% of the gross offering proceeds of the Public Offering, to the underwriter upon the Company’s consummation of a Business Combination. The underwriter is not entitled to any interest accrued on the Deferred Discount, and no Deferred Discount is payable to the underwriter if there is no Business Combination.

6.	Income Taxes

Income tax expense during interim periods is based on applying an estimated annual effective income tax rate to year-to-date income, plus any significant unusual or infrequently occurring items which are recorded in the interim period. The Company’s effective tax rate is estimated to be 21%.

GORES HOLDINGS III, INC.

NOTES TO THE UNAUDITED, CONDENSED, INTERIM FINANCIAL STATEMENTS

The computation of the annual estimated effective tax rate at each interim period requires certain estimates and significant judgment including, but not limited to, the expected operating income for the year, projections of the proportion of income earned and taxed in various jurisdictions, permanent and temporary differences, and the likelihood of recovering deferred tax assets generated in the current year. The accounting estimates used to compute the provision for income taxes may change as new events occur, more experience is obtained, additional information becomes known or as the tax environment changes.

The Company has evaluated tax positions taken or expected to be taken in the course of preparing the financial statements to determine if the tax positions are “more likely than not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the “more likely than not” threshold would be recorded as a tax benefit or expense in the current year. The Company has concluded that there was no impact related to uncertain tax positions on the results of its operations for the period ended September 30, 2019. As of September 30, 2019, the Company has no accrued interest or penalties related to uncertain tax positions. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company’s conclusions regarding tax positions will be subject to review and may be adjusted at a later date based on factors including, but not limited to, ongoing analyses of tax laws, regulations, and interpretations thereof.

7.	Fair Value Measurement

The Company complies with FASB ASC 820, Fair Value Measurements, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. ASC 820 determines fair value to be the price that would be received to sell an asset or would be paid to transfer a liability (i.e., the exit price) in an orderly transaction between market participants at the measurement date.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of September 30, 2019, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and includes situations where there is little, if any, market activity for the asset or liability:

Description	September 30, 2019	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investments and cash held in Trust Account	407,067,134	407,067,134	—	—

Total	$407,067,134	$407,067,134	$—	$—

8.	Stockholders’ Equity

Common Stock

The Company is authorized to issue 220,000,000 shares of common stock, consisting of 200,000,000 shares of Class A common stock, par value $0.0001 per share and 20,000,000 shares of Class F common stock, par value $0.0001 per share. Holders of the Company’s common stock are entitled to one vote for each share of

GORES HOLDINGS III, INC.

NOTES TO THE UNAUDITED, CONDENSED, INTERIM FINANCIAL STATEMENTS

common stock and vote together as a single class. At September 30, 2019, there were 40,000,000 shares of Class A common stock (inclusive of the 38,714,829 shares subject to redemption) and 10,000,000 shares of Class F common stock issued and outstanding.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. At September 30, 2019, there were no shares of preferred stock issued and outstanding.

9.	Subsequent Events

Management has performed an evaluation of subsequent events through the date of issuance of the condensed financial statements, noting no items which require adjustment or disclosure other than those set forth in the preceding notes to the condensed financial statements.

GORES HOLDINGS III, INC.

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors

Gores Holdings III, Inc.:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Gores Holdings III, Inc. (the Company) as of December 31, 2018 and 2017, the related statements of operations, changes in stockholders’ equity, and cash flows for the year ended December 31, 2018 and the period from October 23, 2017 (inception) to December 31, 2017, and the related notes (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the year ended December 31, 2018 and the period from October 23, 2017 (inception) to December 31, 2017, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG LLP

We have served as the Company’s auditor since 2017.

Denver, Colorado

March 18, 2019

GORES HOLDINGS III, INC.

BALANCE SHEETS

	December 31, 2018	December 31, 2017
CURRENT ASSETS:
Cash and cash equivalents	$856,182	$109,737
Deferred offering costs	—	153,198
Prepaid assets	206,849	—

Total current assets	1,063,031	262,935
Investments and cash held in Trust Account	402,605,952	—

Total assets	$403,668,983	$262,935

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses, formation and offering costs	$25,658	$111,011
State franchise tax accrual	200,050	608
Notes and advances payable—related party	—	150,000
Income tax payable	461,662	—

Total current liabilities	687,370	261,619
Deferred underwriting compensation	14,000,000	—

Total liabilities	$14,687,370	$261,619

Commitments and Contingencies:
Class A subject to possible redemption, 38,398,161 and -0- shares at December 31, 2018 and December 31, 2017, respectively (at redemption value of $10 per share)	383,981,610	—
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued or outstanding	—	—
Common stock
Class A common stock, $0.0001 par value; 200,000,000 shares authorized, 1,601,839 and -0- shares issued and outstanding (excluding 38,398,161 and -0- shares subject to possible redemption) at December 31, 2018 and December, 31, 2017, respectively	160	—
Class F common stock, $0.0001 par value; 20,000,000 shares authorized, 10,000,000 shares issued and outstanding	1,000	1,078
Additional paid-in-capital	3,285,798	23,922
Retained earnings/(accumulated deficit)	1,713,045	(23,684)

Total stockholders’ equity	5,000,003	1,316

Total liabilities and stockholders’ equity	$403,668,983	$262,935

See accompanying notes to financial statements.

GORES HOLDINGS III, INC.

STATEMENTS OF OPERATIONS

	Year ended December 31, 2018	For the Period from October 23, 2017 (inception) to December 31, 2017
Professional fees and other expenses	(210,619)	(23,076)
State franchise taxes, other than income tax	(200,050)	(608)

Loss from operations	(410,669)	(23,684)
Other income—interest income	2,609,060	—

Net income/(loss) before income taxes	$2,198,391	$(23,684)

Provision for income tax	(461,662)	—

Net income/(loss) attributable to common shares	$1,736,729	$(23,684)

Net income/(loss) per ordinary share:
Class A ordinary shares—basic and diluted	$0.21	$—

Class F ordinary shares—basic and diluted	$(0.05)	$(0.00)

See accompanying notes to financial statements.

GORES HOLDINGS III, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Year Ended December 31, 2018 and for the Period from

October 23, 2017 (inception) to December 31, 2017

	Class A Ordinary Shares		Class F Ordinary Shares		Additional Paid-In Capital	Accumulated Deficit/Retained Earnings	Shareholder’s Equity
	Shares	Amount	Shares	Amount
Balance at October 23, 2017 (inception)	—	$—	—	$—	$—	$—	$—
Proceeds from sale of Class F common stock to Sponsor in November 2017	—	—	10,781,250	1,078	23,922	—	25,000
Net loss for the period ended December 31, 2017	—	—	—	—	—	(23,684)	(23,684)

Balance at December 31, 2017	—	$—	10,781,250	$1,078	$23,922	$(23,684)	$1,316

Forfeited Class F Common stock by Sponsor	—	$—	(781,250)	$(78)	$78	$—	$—
Proceeds from initial public offering of Units on September 11, 2018 at $10.00 per Unit	40,000,000	4,000	—	—	399,996,000	—	400,000,000
Sale of 6,666,666 Private Placement Warrants to Sponsor on September 11, 2018 at $1.50 per Private Placement Warrant	—	—	—	—	10,000,000	—	10,000,000
Underwriter’s discounts	—	—	—	—	(8,000,000)	—	(8,000,000)
Offering costs charged to additional paid-in capital	—	—	—	—	(756,432)	—	(756,432)
Deferred underwriting compensation	—	—	—	—	(14,000,000)	—	(14,000,000)
Class A common stock subject to possible redemption; 38,398,161 shares at a redemption price of $10.00	(38,398,161)	(3,840)	—	—	(383,977,770)	—	(383,981,610)
Net income	—	—	—	—	—	1,736,729	1,736,729

Balance at December 31, 2018	1,601,839	$160	10,000,000	$1,000	$3,285,798	$1,713,045	$5,000,003

See accompanying notes to financial statements.

GORES HOLDINGS III, INC.

STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2018	For the Period from October 23, 2017 (inception) to December 31, 2017
Cash flows from operating activities:
Net income/(loss)	$1,736,729	$(23,684)
Changes in state franchise tax accrual	199,442	608
Changes in prepaid assets	(206,849)	—
Changes in deferred offering costs	153,198	(153,198)
Changes in income taxes payable	461,662	—
Changes in accrued expenses, formation and offering costs	(85,353)	111,011

Net cash provided by/(used in) operating activities	2,258,829	(65,263)

Cash flows from investing activities:
Cash deposited in Trust Account	(400,000,000)	—
Interest reinvested in Trust Account	(2,605,952)	—

Net cash used in investing activities	(402,605,952)	—

Cash flows from financing activities:
Proceeds from sale of Units in initial public offering	400,000,000	—
Proceeds from sale of Private Placement Warrants to Sponsor	10,000,000	—
Proceeds from notes and advances payable—related party	—	150,000
Proceeds from sale of Class F common stock to Sponsor	—	25,000
Repayment of notes and advances payable—related party	(150,000)	—
Payment of underwriter’s discounts and commissions	(8,000,000)	—
Payment of accrued offering costs	(756,432)	—

Net cash provided by financing activities	401,093,568	175,000

Increase in cash	746,445	109,737
Cash at beginning of period	109,737	—

Cash at end of period	$856,182	$109,737

Supplemental disclosure of non-cash financing activities:
Deferred underwriting compensation	$14,000,000	$—
Offering costs included in accrued expenses	$—	$88,011
Cash paid for income and state franchise taxes	$608	$—

See accompanying notes to financial statements.

GORES HOLDINGS III, INC.

NOTES TO FINANCIAL STATEMENTS

1.	Organization and Business Operations

Organization and General

Gores Holdings III, Inc. (the “Company”) was incorporated in Delaware on October 23, 2017. The Company was formed for the purpose of effecting a merger, Capital Stock exchange, asset acquisition, stock purchase, reorganization or similar Business Combination with one or more businesses (the “Business Combination”). The Company has neither engaged in any operations nor generated any revenue to date. The Company’s management has broad discretion with respect to the Business Combination. The Company’s Sponsor is Gores Sponsor III, LLC, a Delaware limited liability company (the “Sponsor”). The Company has selected December 31 as its fiscal year-end.

As of December 31, 2018, the Company had not commenced any operations. All activity for the year ended December 31, 2018 relates to the Company’s formation and initial public offering (“Public Offering”) described below and efforts directed toward locating a suitable Business Combination. The Company completed the Public Offering on September 11, 2018 (the “IPO Closing Date”). The Company will not generate any operating revenues until after the completion of its Business Combination, at the earliest. Subsequent to the Public Offering, the Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Public Offering and the sale of the Private Placement Warrants (as defined below) held in the Trust Account (as defined below).

Financing

Upon the IPO Closing Date closing of the Public Offering and the sale of the Private Placement Warrants, an aggregate of $400,000,000 was placed in a Trust Account with Continental Stock Transfer & Trust Company (the “Trust Account”) acting as trustee.

Trust Account

Funds held in the Trust Account can be invested only in U.S. government treasury bills with a maturity of one hundred and eighty (180) days or less or in money market funds meeting certain conditions under Rule 2a 7 under the Investment Company Act of 1940, as amended, that invest only in direct U.S. government obligations. As of December 31, 2018, the Trust Account consisted of cash and treasury bills.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to fund regulatory compliance requirements and other costs related thereto (a “Regulatory Withdrawal”), subject to an annual limit of $750,000 for a maximum 24 months and/or to pay franchise and income taxes, if any, none of the funds held in trust will be released until the earliest of: (i) the completion of the Business Combination; or (ii) the redemption of any public shares of common stock properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of such public shares of common stock if the Company does not complete the Business Combination within 24 months from the IPO Closing Date; or (iii) the redemption of 100% of the public shares of common stock if the Company is unable to complete a Business Combination within 24 months from the IPO Closing Date, subject to the requirements of law and stock exchange rules.

Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended

GORES HOLDINGS III, INC.

NOTES TO FINANCIAL STATEMENTS

to be generally applied toward consummating a Business Combination. The Business Combination must be with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (less any deferred underwriting commissions (the “Deferred Discount”) and taxes payable on interest income earned) at the time of the Company signing a definitive agreement in connection with the Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination.

The Company, after signing a definitive agreement for a Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest income but less taxes payable, or (ii) provide stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest income but less taxes payable. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval, unless a vote is required by law or under NASDAQ rules. If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. Currently, the Company will not redeem its public shares of common stock in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its public shares of common stock and the related Business Combination, and instead may search for an alternate Business Combination.

As a result of the foregoing redemption provisions, the public shares of common stock subject to redemption will be recorded at redemption amount and classified as temporary equity, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”) in subsequent periods.

The Company will have 24 months from the IPO Closing Date to complete its Business Combination. If the Company does not complete a Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares of common stock for a per share pro rata portion of the Trust Account, including interest income, but less taxes payable (less up to $100,000 of such net interest income to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its remaining stockholders, as part of its plan of dissolution and liquidation. The Sponsor and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they waived their rights to participate in any redemption with respect to their Founder Shares (as defined below); however, if the Sponsor or any of the Company’s officers, directors or affiliates acquire public shares of common stock, they will be entitled to a pro rata share of the Trust Account in the event the Company does not complete a Business Combination within the required time period.

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Public Offering.

GORES HOLDINGS III, INC.

NOTES TO FINANCIAL STATEMENTS

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

2.	Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (“SEC”), and reflect all adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position as of December 31, 2018 and 2017 and the results of operations and cash flows for the periods presented.

Net Income/(Loss) Per Common Share

The Company has two classes of shares, which are referred to as Class A common stock (the “Common Stock”) and Class F common stock (the “Founder Shares”). Net income/(loss) per common share is computed utilizing the two-class method. The two-class method is an earnings allocation formula that determines earnings per share separately for each class of common stock based on an allocation of undistributed earnings per the rights of each class. As of December 31, 2018, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company under the treasury stock method. As a result, diluted net income/(loss) per common share is the same as basic net income/(loss) per common share for the period. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net income/(loss) per share for each class of common stock:

	Year Ended December 31, 2018		For the period from October 23, 2017 (inception) to December 31, 2017
	Class A	Class F	Class A	Class F
Basic and diluted net income/(loss) per share:
Numerator:
Allocation of net income/(loss)	$2,140,135	$(403,406)	$—	$(23,684)

Denominator:
Weighted-average shares outstanding	10,300,000	8,919,047	—	10,781,250
Basic and diluted net income/(loss) per share	$0.21	$(0.05)	$—	$(0.00)

GORES HOLDINGS III, INC.

NOTES TO FINANCIAL STATEMENTS

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution as well as the Trust Account, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A—“Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Public Offering and were charged to stockholders’ equity upon the completion of the Public Offering. Accordingly, as of the IPO Closing Date, offering costs totaling approximately $22,756,432 , have been charged to stockholders’ equity.

Redeemable Common Stock

As discussed in Note 3, all of the 40,000,000 shares of Common Stock sold as part of the Units in the Public Offering contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation. In accordance with ASC 480, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company did not specify a maximum redemption threshold, its amended and restated certificate of incorporation provides that currently, the Company will not redeem its public shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital.

Accordingly, as of December 31, 2018, 38,398,161 of the 40,000,000 public shares are classified outside of permanent equity at their redemption value.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

GORES HOLDINGS III, INC.

NOTES TO FINANCIAL STATEMENTS

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company accounts for uncertainty in income taxes by recognizing the tax benefit from an uncertain tax position only if it is more than likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The Company measures the tax benefits recognized in the financial statements from such a position based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. The application of income tax law is inherently complex. Laws and regulations in this area are voluminous and are often ambiguous. As such, the Company is required to make many subjective assumptions and judgments regarding income tax exposures. Interpretations of and guidance surrounding income tax law and regulations change over time and may result in changes to the Company’s subjective assumptions and judgments, which can materially affect amounts recognized in the balance sheets and statements of operations. The Company recognizes interest and penalties related to uncertain tax positions in other income (expense). No penalties or interest were recorded during the year ended December 31, 2018 or for the period from October 23, 2017 (inception) to December 31, 2017.

The Company may be subject to potential examination by U.S. federal, states or foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income amounts in various tax jurisdictions and compliance with U.S. federal, states or foreign tax laws.

The Company is incorporated in the State of Delaware and is required to pay franchise taxes to the State of Delaware on an annual basis.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with and the credit quality of the financial institutions with which it invests. As of the balance sheet dates, and periodically throughout the year, the Company has maintained balances in various operating accounts in excess of federally insured limits.

Investments and Cash Held in Trust Account

As of December 31, 2018, the Company had $402,605,952 in the Trust Account which may be utilized for Business Combinations. As of December 31, 2018, the Trust Account consisted of both cash and treasury bills.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay taxes, if any, none of the funds held in trust will be released until the earlier of: (i) the completion of the Business Combination; (ii) the redemption of any public shares of common stock properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of

GORES HOLDINGS III, INC.

NOTES TO FINANCIAL STATEMENTS

incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of such public shares of common stock if the Company does not complete the Business Combination within 24 months from the IPO Closing Date; or (iii) the redemption of 100% of the public shares of common stock if the Company is unable to complete a Business Combination within 24 months from the IPO Closing Date, subject to the requirements of law and stock exchange rules.

Recently issued accounting pronouncements not yet adopted

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements based on current operations of the Company. The impact of any recently issued accounting standards will be re-evaluated on a regular basis or if a business combination is completed where the impact could be material.

Going Concern Consideration

If the Company does not complete its Business Combination by September 11, 2020, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the common stock sold as part of the units in the Public Offering, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of franchise and income taxes payable and less up to $100,000 of such net interest which may be distributed to the Company to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s Board of Directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit (the “Units”) in the Public Offering. In addition if the Company fails to complete its Business Combination by September 11, 2020, there will be no redemption rights or liquidating distributions with respect to the warrants, which will expire worthless.

In addition, as of December 31, 2018 and December 31, 2017, the Company had current liabilities of $687,370 and $261,619, respectively, and working capital of $375,661 and $1,316, respectively, largely due to amounts owed to professionals, consultants, advisors and others who are working on seeking a Business Combination as described in Note 1. Such work is continuing after December 31, 2018 and amounts are continuing to accrue.

3.	Public Offering

Public Units

On September 11, 2018, the Company sold 40,000,000 units at a price of $10.00 per Unit, including 2,500,000 Units as a result of the underwriter’s partial exercise of their over-allotment option, generating gross proceeds of $400,000,000. Each Unit consists of one share of the Company’s Common Stock, $0.0001 par value, and one one-third of one redeemable Common Stock purchase warrant (the “Warrants”). Each whole Warrant

GORES HOLDINGS III, INC.

NOTES TO FINANCIAL STATEMENTS

entitles the holder to purchase one share of Common Stock for $11.50 per share. Each Warrant will become exercisable on the later of 30 days after the completion of the Business Combination or 12 months from IPO Closing Date and will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete the Business Combination on or prior to the 24-month period allotted to complete the Business Combination, the Warrants will expire at the end of such period. The Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. The Company did not register the shares of common stock issuable upon exercise of the Warrants under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities law. Under the terms of the warrant agreement, the Company has agreed to use its best efforts to file a registration statement under the Securities Act following the completion of the Business Combination covering the shares of common stock issuable upon exercise of the Warrants. The Company paid an upfront underwriting discount of 2.00% ($8,000,000) of the per Unit offering price to the underwriters at IPO Closing Date, with an additional fee (the “Deferred Discount”) of 3.50% ($14,000,000) of the per Unit offering price payable upon the Company’s completion of a Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its Business Combination.

4.	Related Party Transactions

Founder Shares

On November 3, 2017, the Sponsor purchased 10,781,250 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.002 per share. Subsequently, the Sponsor transferred an aggregate of 75,000 Founder Shares to the Company’s independent directors (together with the Sponsor, the “Initial Stockholders”). On October 22, 2018, the Sponsor forfeited 781,250 Founder Shares following the expiration of the unexercised portion of underwriter’s over-allotment option, so that the Founder Shares held by the Initial Stockholders would represent 20.0% of the outstanding shares of common stock following completion of the Public Offering. The Founder Shares are identical to the common stock included in the Units sold in the Public Offering except that the Founder Shares will automatically convert into shares of Common Stock at the time of the Business Combination on a one-for-one basis, subject to adjustment as described in the Company’s amended and restated certificate of incorporation.

Private Placement Warrants

The Sponsor purchased from the Company an aggregate of 6,666,666 warrants at a price of $1.50 per warrant (a purchase price of $10,000,000) in a private placement that occurred simultaneously with the Public Offering (the “Private Placement Warrants”). Each Private Placement Warrant entitles the holder to purchase one share of Common Stock at $11.50 per share. A portion of the purchase price of the Private Placement Warrants was added to the proceeds from the Public Offering to be held in the Trust Account pending completion of the Business Combination.

The Private Placement Warrants have terms and provisions that are identical to those of the Warrants sold as part of the Units in the Public Offering, except that the Private Placement Warrants may be physical (cash) or net share (cashless) settled and are not redeemable so long as they are held by the Sponsor or its permitted transferees.

If the Company does not complete a Business Combination, then the Private Placement Warrants proceeds will be part of the liquidation distribution to the public stockholders and the Private Placement Warrants will expire worthless.

GORES HOLDINGS III, INC.

NOTES TO FINANCIAL STATEMENTS

Registration Rights

The holders of Founder Shares, Private Placement Warrants and Warrants issued upon conversion of working capital loans, if any, have registration rights (in the case of the Founder Shares, only after conversion of such shares to common shares) pursuant to a registration rights agreement entered into by the Company, the Sponsor and the other security holders named therein on September 6, 2018. These holders will also have certain demand and “piggy back” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Sponsor Loan

On November 3, 2017, the Sponsor loaned the Company an aggregate of $150,000 by the issuance of an unsecured promissory note for $150,000 to cover expenses related to the Public Offering, and on August 30, 2018, the Sponsor loaned the Company an additional $150,000 by the issuance of a second unsecured promissory note for $150,000 to cover expenses related to the Public Offering. These Notes were non-interest bearing and payable on the earlier of November 30, 2018 or the completion of the Public Offering. These Notes were repaid in full upon the completion of the Public Offering.

Administrative Services Agreement

The Company entered into an administrative services agreement on September 6, 2018, pursuant to which it agreed to pay to an affiliate of the Sponsor $20,000 a month for office space, utilities, and secretarial support. Services commenced on the date the securities were first listed on the NASDAQ Capital Market and will terminate upon the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company.

5.	Deferred Underwriting Compensation

The Company is committed to pay a deferred underwriting discount totaling $14,000,000 or 3.50% of the gross offering proceeds of the Public Offering, to the underwriter upon the Company’s consummation of a Business Combination. The underwriter is not entitled to any interest accrued on the Deferred Discount, and no Deferred Discount is payable to the underwriter if there is no Business Combination.

6.	Income Taxes

Effective Tax Rate Reconciliation

A reconciliation of the statutory federal income tax expense to the income tax expense from continuing operations provided at December 31, 2018 and December 31, 2017 as follows:

	Year Ended December 31, 2018	For the period from October 23, 2017 (inception) to December 31, 2017
Income tax expense at the federal statutory rate	$461,662	$(4,846)
State income taxes—net of federal income tax benefits	(14,907)	(844)
Change in valuation allowance	14,907	5,690

Total income tax expense (benefit)	$461,662	$—

GORES HOLDINGS III, INC.

NOTES TO FINANCIAL STATEMENTS

Current/Deferred Taxes

The provision for income taxes consisted of the following for the year ended December 31, 2018 and the year ended December 31, 2017:

	Year Ended December 31, 2018	For the period from October 23, 2017 (inception) to December 31, 2017
Current income tax expense
Federal	$461,662	$—
State	—	—

Total Current income tax expense	$461,662	$—

Deferred income tax expense
Federal	$—	$—
State	—	—

Total Deferred income tax expense	$—	$—

Total income tax expense	$461,662	$—

Deferred Tax Assets and Liabilities

Significant components of the Company’s deferred tax assets and liabilities as of December 31, 2018, and December 31, 2017 are as follows:

	Year Ended December 31, 2018	For the period from October 23, 2017 (inception) to December 31, 2017
Deferred Tax Assets (Liabilities):
Tax Attribute Carryovers	$20,597	$5,690
Valuation Allowance	(20,597)	(5,690)

Net Deferred Tax Asset (Liability)	$—	$—

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Act”) was signed into law making significant changes to the Internal Revenue Code. The Act contains reform to the corporate tax law including reducing the corporate tax rate to 21%, eliminating the 2-year carryback for net operating losses, and creating an indefinite carryforward period for the net operating losses limited to 80% of taxable income. Due to the Act, the deferred tax balances were calculated using a federal effective tax rate of 21%.

7.	Investments and cash held in Trust

As of December 31, 2018, investment securities in the Company’s Trust Account consist of $402,476,920 in United States Treasury Bills and $129,032 in cash.

8.	Fair Value Measurements

The Company complies with FASB ASC 820, Fair Value Measurements, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and

GORES HOLDINGS III, INC.

NOTES TO FINANCIAL STATEMENTS

liabilities that are re-measured and reported at fair value at least annually. ASC 820 determines fair value to be the price that would be received to sell an asset or would be paid to transfer a liability (i.e., the exit price) in an orderly transaction between market participants at the measurement date.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2018, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and includes situations where there is little, if any, market activity for the asset or liability:

Description	December 31, 2018	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investments and cash held in Trust Account	402,605,952	402,605,952	—	—

Total	$402,605,952	$402,605,952	$—	$—

9.	Stockholders’ Equity

Common Stock

The Company is authorized to issue 220,000,000 shares of common stock, consisting of 200,000,000 shares of Class A Common Stock, par value $0.0001 per share and 20,000,000 of Class F Common Stock, par value $0.0001 per share. Holders of the Company’s common stock are entitled to one vote for each share of common stock and vote together as a single class. At December 31, 2018, there were 40,000,000 shares of Class A common stock (inclusive of the 38,398,161 shares subject to redemption) and 10,000,000 shares of Class F Common Stock issued and outstanding.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. At December 31, 2018, there were no shares of preferred stock issued and outstanding.

10.	Subsequent Events

Management has performed an evaluation of subsequent events through the date of issuance of the financial statements, noting no items which require adjustment or disclosure other than those set forth in the preceding notes to the financial statements.

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(In thousands, except share and par value amounts)

	September 29, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$91,944	$51,097
Accounts receivable, net	450,536	516,168
Prepaid expenses and other current assets	53,804	76,477

Total current assets	596,284	643,742

Property and equipment, net	32,658	41,463
Investments	18,908	18,870
Purchased intangibles, net	188,640	218,105
Goodwill	409,401	408,025
Operating lease right-of-use assets, net	171,242	—
Other noncurrent assets	13,941	17,676

Total assets	$1,431,074	$1,347,881

Liabilities and equity
Current liabilities:
Accounts payable	$125,304	$124,032
Accrued expenses	120,054	107,079
Customer advances and billings in excess of costs	62,053	28,307
Salaries, benefits and payroll taxes	114,548	113,037
Accrued taxes	15,363	18,898
Current portion of long-term debt	21,935	21,718
Operating lease liabilities, current portion	38,247	—
Other current liabilities	29,508	52,207

Total current liabilities	527,012	465,278

Deferred income taxes, net	12,177	14,038
Long-term debt, net	740,912	820,034
Long-term operating lease liabilities	138,710	—
Other long-term liabilities	8,802	17,046

Total liabilities	1,427,613	1,316,396

Stockholders’ equity:
Common stock, $0.01 par value per share: 500,000 shares authorized (Class A 400,000 and Class B 100,000); 282,047 issued and outstanding (Class A 280,771 and Class B 1,276)	3	3
Additional paid-in capital	101,742	101,742
Accumulated deficit	(130,778)	(95,562)
Accumulated other comprehensive loss	(1,430)	(2,138)

Total Shay Holding Corporation (deficit) equity	(30,463)	4,045
Noncontrolling interests	33,924	27,440

Total liabilities and equity	$1,431,074	$1,347,881

See accompanying notes.

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(In thousands)

	Three Months Ended		Nine Months Ended
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018
Revenues	$697,717	$712,738	$2,066,808	$1,936,428
Cost of revenues	565,703	548,817	1,623,634	1,467,383
Selling, general and administrative expenses	133,215	144,387	394,689	405,641
Amortization of intangible assets	8,176	9,268	25,029	26,819

Total operating expenses	707,094	702,472	2,043,352	1,899,843

Program (loss) profit	(9,377)	10,266	23,456	36,585
Other (expense) income, net	(1,148)	(61)	6,530	1,475

Operating (loss) income	(10,525)	10,205	29,986	38,060
Interest expense, net	(20,983)	(22,464)	(65,260)	(62,215)

Loss before income taxes	(31,508)	(12,259)	(35,274)	(24,155)
Provision for income taxes	117	(1,813)	(1,877)	(4,910)

Net loss	(31,625)	(10,446)	(33,397)	(19,245)
Noncontrolling interest in earnings of ventures	545	1,132	1,819	2,101

Net loss attributed to Shay Holding Corporation	$(32,170)	$(11,578)	$(35,216)	$(21,346)

See accompanying notes.

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Comprehensive Loss

(In thousands)

	Three Months Ended		Nine Months Ended
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018
Net loss	$(31,625)	$(10,446)	$(33,397)	$(19,245)

Other comprehensive (loss) income:
Change in foreign currency translation adjustment, net of tax	(432)	249	(557)	349
Other, net	422	(843)	1,265	—

Other comprehensive (loss) income	(10)	(594)	708	349

Comprehensive loss	(31,635)	(11,040)	(32,689)	(18,896)
Comprehensive income attributed to noncontrolling interests	298	992	1,523	1,834

Comprehensive loss attributed to Shay Holding Corporation	$(31,933)	$(12,032)	$(34,212)	$(20,730)

See accompanying notes.

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Equity

(In thousands, except share data)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Shay Holding Corporation Equity	Noncontrolling Interests	Total Equity
	Shares	Amount
Balance at June 30, 2019	282,047	$3	$101,742	$(98,608)	$(1,420)	$1,717	$33,378	$35,095
Net (loss) income	—	—	—	(32,170)	—	(32,170)	545	(31,625)
Other comprehensive (loss) income, net	—	—	—	—	(10)	(10)	1	(9)

Balance at September 29, 2019	282,047	$3	$101,742	$(130,778)	$(1,430)	$(30,463)	$33,924	$3,461

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Shay Holding Corporation Equity	Noncontrolling Interests	Total Equity
	Shares	Amount
Balance at June 24, 2018	282,047	$3	$101,742	$(70,871)	$(1,820)	$29,054	$27,198	$56,252
Net (loss) income	—	—	—	(11,578)	—	(11,578)	1,132	(10,446)
Other comprehensive loss, net	—	—	—	—	(594)	(594)	—	(594)
Distributions to venture partners and other	—	—	—	—	—	—	(1,225)	(1,225)

Balance at September 30, 2018	282,047	$3	$101,742	$(82,449)	$(2,414)	$16,882	$27,105	$43,987

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Shay Holding Corporation Equity	Noncontrolling Interests	Total Equity
	Shares	Amount
Balance at December 31, 2018	282,047	$3	$101,742	$(95,562)	$(2,138)	$4,045	$27,440	$31,485
Net (loss) income	—	—	—	(35,216)	—	(35,216)	1,819	(33,397)
Other comprehensive income, net	—	—	—	—	708	708	7	715
Net contributions from noncontrolling interests	—	—	—	—	—	—	5,400	5,400
Distributions to venture partners and other	—	—	—	—	—	—	(742)	(742)

Balance at September 29, 2019	282,047	$3	$101,742	$(130,778)	$(1,430)	$(30,463)	$33,924	$3,461

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Shay Holding Corporation Equity	Noncontrolling Interests	Total Equity
	Shares	Amount
Balance at December 31, 2017	282,047	$3	$101,742	$(61,248)	$(2,763)	$37,734	$28,705	$66,439
Net (loss) income	—	—	—	(21,346)	—	(21,346)	2,101	(19,245)
Cumulative effect due to adoption of new accounting standard	—	—	—	145	—	145	(1,339)	(1,194)
Other comprehensive income (loss), net	—	—	—	—	349	349	(3)	346
Distributions to venture partners and other	—	—	—	—	—	—	(2,359)	(2,359)

Balance at September 30, 2018	282,047	$3	$101,742	$(82,449)	$(2,414)	$16,882	$27,105	$43,987

See accompanying notes.

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Nine Months Ended
	September 29, 2019	September 30, 2018
Operating activities
Net loss	$(33,397)	$(19,245)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	9,468	11,238
Amortization of intangible assets	25,029	25,912
Amortization of debt issuance cost	6,096	6,313
Net undistributed income from unconsolidated ventures	(2,253)	346
Deferred income taxes, net	(1,872)	(23,339)
Loss on assets held-for-sale	32,016	—
Other non-cash activities	3,582	(1,301)
Changes in operating assets and liabilities, net of effect of business combinations:
Accounts receivable, net	65,752	(51,804)
Accounts payable	1,310	35,002
Accrued expenses	12,217	(669)
Customer advances and billings in excess of costs	34,179	(12,242)
Salaries, benefits and payroll taxes	1,569	(1,267)
Prepaid expenses and other current assets	(1,145)	11,973
Other current and noncurrent liabilities	(17,172)	(6,776)
Investments	3,314	8,631
Other noncurrent assets	(6,289)	(556)
Accrued taxes	(3,527)	1,195

Net cash provided by (used in) operating activities	128,877	(16,589)
Investing activities
Expenditures for property and equipment	(8,421)	(2,860)
Other investing activities, net	2,221	(10,848)

Net cash used in investing activities	(6,200)	(13,708)
Financing activities
Net contributions from noncontrolling interests	5,400	—
Repayments on short-term debt	—	(1,966)
Borrowings on long-term debt	161,409	42,000
Repayments on long-term debt	(246,411)	(57,029)
Other financing activities, net	(742)	(2,360)

Net cash used in financing activities	(80,344)	(19,355)
Effect of exchange rate changes on cash and cash equivalents	(1,486)	(412)

Net increase (decrease) in cash and cash equivalents	40,847	(50,064)
Cash and cash equivalents at beginning of period	51,097	93,582

Cash and cash equivalents at end of period	$91,944	$43,518

See accompanying notes.

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 29, 2019 and December 31, 2018

1. Organization, Description of Business and Basis of Presentation

Unless the context otherwise indicates, references herein to “the Company” refer to Shay Holding Corporation (“Shay Holding”) and its consolidated subsidiaries. Shay Holding was incorporated in the state of Delaware on January 8, 2016 by an affiliate of Platinum Equity, LLC (“Platinum”). On March 14, 2016, Shay Merger Corporation, a wholly owned subsidiary of Shay Holding, merged with and into PAE Holding Corporation (“PAE Holding”) with the latter surviving (the “Merger”). Shay Holding had no operations prior to the merger other than the issuance of debt and equity.

Shay Holding and its subsidiaries provide integrated support solutions, including defense and military readiness, diplomacy, peacekeeping, development, host nation capacity building, aircraft and ground equipment maintenance and logistics, and operations and maintenance of facilities and infrastructure. Customers include agencies of the U.S. Government, such as the Department of Defense (“DoD”) and Department of State (“DoS”), allied foreign governments, and international organizations such as the United Nations.

The Company’s operations are organized into the following two reportable segments:

•

Global Mission Services (“GMS”): GMS provides infrastructure and logistics management, international logistics and stabilization support, and aircraft and vehicle readiness and sustainment support. The reportable segment focuses on customer relationships with DoD, DoS, National Aeronautics and Space Administration, United Nations, and other federal agencies for work in the continental United States and outside of the continental United States (“OCONUS”).

•

National Security Solutions (“NSS”): NSS provides counter-threat solutions, business process outsourcing, adjudication support services and full life cycle support for complex legal matters. NSS focuses on customer relationships in the areas of intelligence, defense and security, and with civilian agencies.

The Company separately presents the costs associated with certain corporate functions as Corporate, which primarily include costs that are not reimbursed by the Company’s U.S. Government customers.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements. In management’s opinion, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for the interim periods are not necessarily indicative of the results that may be expected for the full fiscal year. These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the year ended December 31, 2018.

The Company closes its books and records on the last Sunday of the calendar quarter to align its financial closing with its business processes, which was on September 29, 2019 and September 30, 2018. The condensed consolidated financial statements and disclosures included herein are labeled based on that convention. This practice only affects interim periods, as the Company’s fiscal year ends on December 31.

These condensed consolidated financial statements are prepared in conformity with GAAP, which requires the use of estimates and assumptions, including assumptions to determine the fair value of acquired assets and liabilities, recoverability of long-lived assets and goodwill, and anticipated contract costs and revenues utilized in

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 29, 2019 and December 31, 2018

the earnings recognition process, which affect the reported amounts in the condensed consolidated financial statements and accompanying notes. Due to the size and nature of many of the Company’s programs, the estimation of total revenues and cost at completion is subject to a wide range of variables, including assumptions for schedule and technical issues. Actual results may differ from management’s estimates.

2. Recent Accounting Pronouncements

Accounting Pronouncements Adopted

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842), which supersedes the current lease guidance under Accounting Standards Codification (“ASC”) 840. ASC 842 increases transparency and comparability among organizations by requiring the recognition of lease assets and lease liabilities on the balance sheet and disclosure of key information about leasing arrangements for both lessees and lessors. Management adopted the ASU on January 1, 2019, electing to use the package of practical expedients permitted under the transition guidance which allows for the carry forward of historical lease classification for existing leases on the adoption date and does not require the assessment of existing lease contracts to determine whether the contracts contain a lease or initial direct costs. Prior periods were not retrospectively adjusted.

The adoption of this standard resulted in the recognition of right-of-use (“ROU”) assets and lease liabilities for operating leases on the condensed consolidated balance sheet. There was no cumulative impact to retained earnings and the January 1, 2019 adoption of ASC 842 did not have a material impact to either of the condensed consolidated statements of operations or cash flows.

The cumulative effect of the changes made to the Company’s opening condensed consolidated balance sheet for the adoption of ASC 842 were as follows (in thousands):

	Balance at December 31, 2018	Adjustment for ASC 842	Balance at January 1, 2019
Assets:
Operating lease right-of-use assets, net	$—	165,455	$165,455

Liabilities:
Operating lease liabilities, current portion	$—	41,531	$41,531
Long-term lease operating liabilities	—	135,403	135,403
Other long-term liabilities	17,046	(11,479)	5,567

Accounting Pronouncements Not Yet Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost, replacing the existing incurred loss impairment model. The new standard is effective for reporting periods beginning after December 15, 2019, with early adoption permitted. Management is currently evaluating the expected impact to the condensed consolidated financial statements and related disclosures.

In August 2018, the FASB issued ASU No. 2018-15, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 29, 2019 and December 31, 2018

Arrangement that is a Service Contract, which requires customers in a cloud computing arrangement that is a service contract to follow the internal-use software guidance in ASC 350-40 to determine which implementation costs to defer and recognize as an asset. The ASU is effective for reporting periods beginning after December 15, 2019, with early adoption permitted. Management is currently evaluating the expected impact to the condensed consolidated financial statements and related disclosures.

3. Significant Accounting Policy Updates

As described in “Note 2. Recent Accounting Pronouncements” above, the Company adopted ASC 842 effective January 1, 2019, which changed the way the Company accounts for its leases. Significant accounting policies that were impacted by the adoption of ASC 842 are discussed below.

Leases

The Company’s leases are generally for facilities and office space and are classified as operating leases. A contract is determined to be a leasing arrangement at inception. If a lease arrangement is determined to exist, a ROU asset and corresponding lease liability are recorded on the balance sheet at the lease commencement date based on the present value of lease payments over the lease term. A ROU asset represents the right to control the use of an identified asset over the lease term and a lease liability represents the obligation to make lease payments arising from the lease.

The Company uses the incremental borrowing rate on the lease commencement date to determine the present value of lease payments. Operating lease expenses for the Company’s operating leases are recognized on a straight-line basis over the lease term. Certain operating leases may contain renewal or termination options that are reasonably certain of exercise.

Lease and non-lease components are accounted for together as a single lease component for operating leases.

The Company’s leases may also include variable lease payments, such as for insurance and taxes, which are not included in measuring ROU assets and lease liabilities and are recorded as variable lease expense in the period incurred. Payments for maintenance costs, utilities, or other variable payments that pertain to non-lease components are expensed as incurred and not reflected in the ROU assets and lease liabilities.

4. Revenues

Disaggregated Revenues

Disaggregated revenues by customer-type were as follows (in thousands):

	Three Months Ended September 29, 2019
	GMS	NSS	Total
DoD	$220,480	$46,941	$267,421
Other government agencies	284,218	94,105	378,323
Commercial and non-U.S. customers	30,937	21,036	51,973

Total	$535,635	$162,082	$697,717

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 29, 2019 and December 31, 2018

	Nine Months Ended September 29, 2019
	GMS	NSS	Total
DoD	$635,531	$162,409	$797,940
Other government agencies	839,680	277,008	1,116,688
Commercial and non-U.S. customers	90,927	61,253	152,180

Total	$1,566,138	$500,670	$2,066,808

	Three Months Ended September 30, 2018
	GMS	NSS	Total
DoD	$236,191	$55,385	$291,576
Other government agencies	293,329	86,754	380,083
Commercial and non-U.S. customers	23,028	18,051	41,079

Total	$552,548	$160,190	$712,738

	Nine Months Ended September 30, 2018
	GMS	NSS	Total
DoD	$583,833	$164,913	$748,746
Other government agencies	797,772	270,476	1,068,248
Commercial and non-U.S. customers	64,836	54,598	119,434

Total	$1,446,441	$489,987	$1,936,428

Disaggregated revenues by contract-type were as follows (in thousands):

	Three Months Ended September 29, 2019
	GMS	NSS	Total
Cost-reimbursible	$274,776	$26,864	$301,640
Fixed-price	220,142	66,548	286,690
Time and materials	40,717	68,670	109,387

Total	$535,635	$162,082	$697,717

	Nine Months Ended September 29, 2019
	GMS	NSS	Total
Cost-reimbursible	$870,155	$72,566	$942,721
Fixed-price	571,132	215,143	786,275
Time and materials	124,851	212,961	337,812

Total	$1,566,138	$500,670	$2,066,808

	Three Months Ended September 30, 2018
	GMS	NSS	Total
Cost-reimbursible	$340,326	$25,737	$366,063
Fixed-price	166,008	69,053	235,061
Time and materials	46,214	65,400	111,614

Total	$552,548	$160,190	$712,738

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 29, 2019 and December 31, 2018

	Nine Months Ended September 30, 2018
	GMS	NSS	Total
Cost-reimbursible	$898,061	$67,413	$965,474
Fixed-price	441,708	221,700	663,408
Time and materials	106,672	200,874	307,546

Total	$1,446,441	$489,987	$1,936,428

Disaggregated revenues by geographic location were as follows (in thousands):

	Three Months Ended September 29, 2019
	GMS	NSS	Total
United States	$299,306	$160,412	$459,718
International	236,329	1,670	237,999

Total	$535,635	$162,082	$697,717

	Nine Months Ended September 29, 2019
	GMS	NSS	Total
United States	$817,437	$496,220	$1,313,657
International	748,701	4,450	753,151

Total	$1,566,138	$500,670	$2,066,808

	Three Months Ended September 30, 2018
	GMS	NSS	Total
United States	$300,505	$159,211	$459,716
International	252,043	979	253,022

Total	$552,548	$160,190	$712,738

	Nine Months Ended September 30, 2018
	GMS	NSS	Total
United States	$730,404	$486,639	$1,217,043
International	716,037	3,348	719,385

Total	$1,446,441	$489,987	$1,936,428

Remaining Performance Obligations

The Company’s remaining performance obligations balance represents the expected revenue to be recognized for the satisfaction of remaining performance obligations on existing contracts. This balance excludes unexercised contract option years and task orders that may be issued underneath an indefinite delivery, indefinite quantity contract. The remaining performance obligations balance as of September 29, 2019 was $1,898.9 million.

The company expects to recognize approximately 89.4% of the remaining performance obligations balance as revenue over the next year and the remaining 10.6% thereafter.

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 29, 2019 and December 31, 2018

5. Contract Assets and Contract Liabilities

Contract assets primarily consist of unbilled receivables which represent rights to payment for work or services completed but not billed as of the reporting date. Contract assets are classified as unbilled receivables within accounts receivable, net on the consolidated balance sheets.

Contract liabilities are advances and milestone payments from customers on certain contracts that exceed revenue earned to date. Contract liabilities are reported as customer advances and billings in excess of costs on the consolidated balance sheets.

The components of contract assets and contract liabilities consisted of the following (in thousands):

	September 29, 2019	December 31, 2018
Contract assets	$310,877	$340,238
Contract liabilities	$62,053	$28,307

The decrease in contract assets of $29.4 million during the nine months ended September 29, 2019 was primarily due to the timing of billings, offset by revenue recognized related to the satisfaction of performance obligations.

The increase in contract liabilities of $33.7 million during the nine months ended September 29, 2019 was primarily due to the timing of advance payments from customers offset by revenue recognized during the period.

During the three months and nine months ended September 29, 2019, the Company recognized $1.5 million and $21.2 million, respectively, relating to amounts that were previously included in the beginning balance of contract liabilities. During the three months and nine months ended September 30, 2018, the Company recognized $6.5 million and $29.4 million, respectively, relating to amounts that were previously included in the beginning balance of contract liabilities.

6. Leases

At September 29, 2019, the Company had ROU assets, net of $171.2 million and lease liabilities of $177.0 million recorded on the condensed consolidated balance sheet.

The Company’s total lease cost is recorded primarily within selling, general and administrative expenses (“SG&A”) on the condensed consolidated statements of operations. During the three and nine months ended September 29, 2019, the Company recognized operating lease costs of approximately $15.1 million and $41.5 million, respectively.

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 29, 2019 and December 31, 2018

The Company’s future minimum operating lease payments for noncancelable operating leases were as follows (in thousands):

As of September 29, 2019
Remainder of 2019	$11,416
2020	44,495
2021	41,578
2022	36,241
2023	32,349
Thereafter	72,737

Total future minimum lease payments	238,816
Less imputed interest	(61,859)

Present value of minimum lease payments	176,957
Less current maturities of lease liabilities	(38,247)

Long-term lease liabilities	$138,710

The weighted-average remaining lease term and the weighted-average discount rate for the Company’s operating leases were approximately 7.4 years and 7.2%, respectively, at September 29, 2019.

The Company made cash payments of approximately $34.8 million for operating leases for the nine months ended September 29, 2019, which are included in cash flows from operating activities in the condensed consolidated statement of cash flows.

7. Consolidated Variable Interest Entities

The Company has entered into ventures and investments that allow it to participate in projects in areas where it is advantageous or required by law to partner with a local organization. See “Note 2. Summary of Significant Accounting Policies” from the consolidated financial statements for the year ended December 31, 2018 for the Company’s significant judgments and assumptions used in determining when the Company must consolidate a variable interest entity (“VIE”).

The Company is the majority shareholder and primary beneficiary of PAE (New Zealand) Limited, ATOM Training Ltd., PAE-Perini LLC, Syncom Space Services LLC, PAE ISR LLC (“ISR”), and PAE-SGT Partners LLC and these entities are consolidated. The Company is also the primary beneficiary of PAE Korea Limited, and this entity is consolidated. As the primary beneficiary, the Company has a risk and obligation to absorb any losses significant to the VIEs. The use of the assets of the VIEs to settle the Company’s obligations is subject to the VIEs’ Board of Directors’ approval.

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 29, 2019 and December 31, 2018

The cash flows generated by these VIEs are included within the Company’s condensed consolidated statements of cash flows. The condensed consolidated balance sheets include the following amounts from these consolidated VIEs for the periods ended September 29, 2019 and December 31, 2018 (in thousands):

	September 29, 2019	December 31, 2018
Assets
Total assets	$125,918	$133,762

Liabilities and equity
Total liabilities	$167,395	$139,736
Total equity	(41,477)	(5,974)

Total liabilities and equity	$125,918	$133,762

The condensed consolidated statements of operations include the following amounts from consolidated VIEs for the three months and nine months ended September 29, 2019 and September 30, 2018 (in thousands):

	Three Months Ended		Nine Months Ended
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018
Income statements
Revenues	$95,121	$77,517	$248,170	$195,628
Cost of revenues	106,560	60,598	228,513	154,529
Selling, general and administrative expenses	24,100	28,406	63,828	66,918

Total operating expenses	130,660	89,004	292,341	221,447

Program loss	(35,539)	(11,487)	(44,171)	(25,819)
Other expense, net	(237)	262	(1,090)	(593)

Net loss	$(35,776)	$(11,225)	$(45,261)	$(26,412)

On December 22, 2016, the Company entered into a definitive agreement with American Operation Corporation to purchase an additional 85% interest in ISR. The acquisition closed on February 9, 2017. ISR is an Original Equipment Manufacturer and systems integrator for the Resolute Eagle, a long endurance Group 3 Unmanned Aircraft System for tactical Intelligence, Surveillance, and Reconnaissance applications. ISR is a component of the Company’s NSS operating segment.

During the third quarter of 2019, management committed to a plan to sell or dispose of the assets of ISR. On October 5, 2019, the Company entered into a Letter of Intent to sell substantially all of the assets of ISR. Depreciation for these assets ceased on the date they were designated as held for sale. The assets held-for-sale were recorded in prepaid expenses and other current assets on the condensed consolidated balance sheet at the lower of carrying value or estimated fair value, less an estimate of costs to sell. As a result, the Company recorded a loss on ISR’s assets held-for-sale of approximately $32.0 million which was recorded in cost of revenues on the condensed consolidated statements of operations.

For the three months and nine months ended September 29, 2019, the Company recognized $4.4 million and $16.4 million, respectively, of pretax losses relating to ISR prior to the loss on assets held-for-sale. For the three

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 29, 2019 and December 31, 2018

months and nine months ended September 30, 2018, the Company recognized $12.0 million and $27.0 million, respectively, of pretax losses relating to ISR.

On December 13, 2019, Shay completed the sale of substantially all of the assets of ISR.

8. Segment Reporting

The Company’s operations and reportable segments are organized around the nature of the products and services provided to customers. The Company defines its reportable segments based on the way the chief operating decision maker (“CODM”), currently its Chairman and Chief Executive Officer, manages the operations of the Company for purposes of allocating resources and assessing performance.

The GMS operating segment provides OCONUS support to the U.S. Government and its partners to advance foreign policy objectives, in addition to providing sustainment, training and readiness support. The NSS operating segment provides a wide-ranging portfolio of offerings that support all facets of national security, including intelligence, homeland security and civil government missions.

While the CODM uses a variety of different measures to evaluate the Company’s segments, the primary measures used to evaluate segment performance are revenues and operating income. As a result, “Interest expense, net” and “Provision for income taxes” as reported on the condensed consolidated statements of operations are not allocated to the Company’s operating segments.

The following table shows information by reportable segment for the periods presented (in thousands):

	Three Months Ended		Nine Months Ended
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018
Revenues
GMS	$535,635	$552,548	$1,566,138	$1,446,441
NSS	162,082	160,190	500,670	489,987
Corporate	—	—	—	—

Total revenues	$697,717	$712,738	$2,066,808	$1,936,428

Operating income
GMS	$26,000	$29,903	$77,449	$67,923
NSS	(26,402)	(16,641)	(23,270)	(7,284)
Corporate	(10,123)	(3,057)	(24,193)	(22,579)

Total operating income	$(10,525)	$10,205	$29,986	$38,060

Amortization of intangible assets
GMS	$4,140	$4,946	$12,539	$13,853
NSS	4,036	4,322	12,490	12,966
Corporate	—	—	—	—

Total amortization of intangible assets	$8,176	$9,268	$25,029	$26,819

Under U.S. Government cost accounting standards, indirect costs including depreciation expense are collected in numerous indirect cost pools, which are then collectively allocated out to the Company’s reportable segments

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 29, 2019 and December 31, 2018

based on a representative causal or beneficial relationship of the costs in the pool to the costs in the base. While depreciation expense is a component of the allocated costs, the allocation process precludes depreciation expense from being specifically identified by the Company’s individual reportable segments. For this reason, depreciation expense by reportable segment is not presented separately above.

Asset information by segment is not a key measure of performance used by the CODM, and as such, segment assets are not presented.

Less than 10% of the Company’s revenues and tangible long-lived assets are generated by or owned by entities outside of the United States. Therefore, additional segment financial information by geographic location is not presented.

9. Legal Proceedings, Commitments, and Contingencies

The Company is a party to, or has property subject to, litigation and other proceedings. Management believes the probability is remote that the outcome of the matters will have a material adverse effect on its operations as a whole, notwithstanding that the unfavorable resolution of any matter may have a material effect on net earnings in a future period. The Company cannot predict the outcome of legal proceedings and loss or range of loss contingencies with certainty.

10. Related-Party Transactions

During the three and nine months ended September 29, 2019, the Company recognized management fees, advisory fees, and expenses of approximately $1.3 million and $3.8 million, respectively. During the three and nine months ended September 30, 2018, the Company recognized management fees, advisory fees, and expenses of approximately $1.3 million and $3.8 million, respectively. These expenses are for services rendered by Platinum, which are recorded in SG&A in the condensed consolidated statements of operations and included in accrued expenses on the condensed consolidated balance sheets.

11. Income Taxes

The Company’s effective income tax rates were (0.4%) and 5.3% for the three and nine months ended September 29, 2019, respectively, and 14.8% and 20.3% for the three and nine months ended September 30, 2018, respectively. The provision for income taxes for the three and nine months ended September 29, 2019 differed from the U.S. federal statutory rate computed by applying the U.S. federal statutory rate to income or loss before income taxes primarily due to a disallowed interest deduction, non-deductible settlement paid to the U.S. Government, non-deductible goodwill and the effect of foreign operations offset by a benefit from foreign derived intangible income. The provision for income taxes for the three and nine months ended September 30, 2018 differed from the U.S. federal statutory rate computed by applying the U.S. federal statutory rate to income or loss before income taxes primarily due to noncontrolling interests and the effect of foreign operations.

12. Subsequent Event

On November 1, 2019, the Company and Gores Holdings III, Inc. (“Gores”), a publicly traded special purpose acquisition company, and certain other related parties entered into a merger agreement. Pursuant to the merger agreement, after giving effect to any redemption by the public stockholders of Gores, Shay Holding will receive an aggregate merger consideration of approximately $400 million in cash held in Gores’s trust account together

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Unaudited)

September 29, 2019 and December 31, 2018

with approximately $220 million in private placement proceeds, which will be used to pay cash consideration to the stockholders of the Company, pay transaction expenses and reduce the Company’s existing indebtedness to approximately $572 million. The aggregate purchase price is expected to be approximately $1,427 million. Alec Gores, Chairman of the Board of Directors of Gores, is the brother of Tom Gores, the Chief Executive Officer and Chairman of Platinum. Tom Gores and certain other executives of Platinum are expected to participate in the private placement. Shay Holding expects to pay transaction costs related to the merger of approximately $28 million and incur approximately $15 million in compensation expense associated with the Plan.

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of Shay Holding Corporation and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Shay Holding Corporation and subsidiaries (the Company) as of December 31, 2018 and 2017 (Successor), the related consolidated statements of operations, comprehensive loss, equity and cash flows for the years ended December 31, 2018 and 2017 (Successor), for the period from January 8, 2016 to December 31, 2016 (Successor), and for the period from January 1, 2016 to March 14, 2016 (Predecessor) and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2018 and 2017 (Successor), and the results of its operations and its cash flows for the years ended December 31, 2018 and 2017 (Successor), for the period from January 8, 2016 to December 31, 2016 (Successor), and for the period from January 1, 2016 to March 14, 2016 (Predecessor) in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2011.

Tysons, VA

November 22, 2019

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands except share and par value amounts)

	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$51,097	$93,582
Accounts receivable, net	516,168	404,404
Prepaid expenses and other current assets	76,477	71,292

Total current assets	643,742	569,278

Property and equipment, net	41,463	53,346
Investments	18,870	30,946
Purchased intangibles, net	218,105	248,810
Goodwill	408,025	412,684
Other noncurrent assets	17,676	14,314

Total assets	$1,347,881	$1,329,378

Liabilities and equity
Current liabilities:
Accounts payable	$124,032	$88,070
Accrued expenses	107,079	93,810
Customer advances and billings in excess of costs	28,307	46,056
Salaries, benefits and payroll taxes	113,037	104,041
Accrued taxes	18,898	29,247
Current portion of long-term debt	21,718	23,394
Other current liabilities	52,207	54,986

Total current liabilities	465,278	439,604

Deferred income taxes, net	14,038	28,708
Long-term debt, net	820,034	774,327
Other long-term liabilities	17,046	20,300

Total liabilities	1,316,396	1,262,939

Stockholders’ equity:
Common stock, $0.01 par value per share: 500,000 shares authorized (Class A 400,000 and Class B 100,000); 282,047 issued and outstanding (Class A 280,771 and Class B 1,276)	3	3
Additional paid-in capital	101,742	101,742
Accumulated deficit	(95,562)	(61,248)
Accumulated other comprehensive loss	(2,138)	(2,763)

Total Shay Holding Corporation stockholders’ equity	4,045	37,734
Noncontrolling interests	27,440	28,705

Total liabilities and equity	$1,347,881	$1,329,378

See accompanying notes.

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands)

	Successor			Predecessor
	December 31, 2018	December 31, 2017	January 8, 2016 to December 31, 2016	January 1, 2016 to March 14, 2016
Revenues	$2,608,562	$2,331,586	$1,808,537	$420,870

Cost of revenues	1,991,622	1,765,972	1,376,379	314,721
Selling, general and administrative expenses	536,019	477,941	363,095	112,026
Amortization of intangible assets	35,780	34,259	25,931	5,374
Goodwill impairment	—	86,928	—	—

Total operating expenses	2,563,421	2,365,100	1,765,405	432,121

Program profit (loss)	45,141	(33,514)	43,132	(11,251)
Other income (expense), net	4,980	21,322	(4,080)	(490)

Operating income (loss)	50,121	(12,192)	39,052	(11,741)
Interest expense, net	(84,360)	(74,466)	(53,123)	(6,908)

Loss before income taxes	(34,239)	(86,658)	(14,071)	(18,649)
Provision for income taxes	(2,661)	(38,584)	(6,563)	(4,482)

Net loss	(31,578)	(48,074)	(7,508)	(14,167)
Noncontrolling interest in earnings of ventures	2,881	4,728	755	79

Net loss attributed to Shay Holding Corporation	$(34,459)	$(52,802)	$(8,263)	$(14,246)

See accompanying notes.

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Consolidated Statements of Comprehensive Loss

(In thousands)

	Successor			Predecessor
	December 31, 2018	December 31, 2017	January 8, 2016 to December 31, 2016	January 1, 2016 to March 14, 2016
Net loss	$(31,578)	$(48,074)	$(7,508)	(14,167)

Other comprehensive income (loss):
Change in foreign currency translation adjustment, net of tax	(1,061)	1,103	(227)	45
Other, net	1,686	(3,795)	—	1,347

Other comprehensive income (loss)	625	(2,692)	(227)	1,392

Comprehensive loss	(30,953)	(50,766)	(7,735)	(12,775)
Comprehensive income attributed to noncontrolling interests	2,656	5,056	781	761

Comprehensive loss attributed to Shay Holding Corporation	$(33,609)	$(55,822)	$(8,516)	$(13,536)

See accompanying notes.

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Consolidated Statements of Equity

(In thousands, except share data)

	Predecessor
	Common Stock		Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Total Shay Holding Corporation Equity	Noncontrolling Interests	Total Equity
	Shares	Amount
Balance at December 31, 2015	212,927	$2,130	$132,701	$58,757	$(2,844)	$190,744	$21,102	$211,846
Net (loss) income	—	—	—	(14,246)	—	(14,246)	79	(14,167)
Other comprehensive income, net	—	—	—	—	710	710	682	1,392
Distributions to venture partners	—	—	—	—	—	—	(1,041)	(1,041)
Equity contributions from venture partners	—	—	—	—	—	—	4,075	4,075

Balance at March 14, 2016	212,927	$2,130	$132,701	$44,511	$(2,134)	$177,208	$24,897	$202,105

	Successor
	Class A and Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Shay Holding Corporation Equity	Noncontrolling Interests	Total Equity
	Shares	Amount
Balance at January 8, 2016	—	$—	$—	$—	$—	$—	$—	$—
Initial equity contributions and acquired noncontrolling interests	282,047	3	283,320	—	—	283,323	28,410	311,733
Net (loss) income	—	—	—	(8,263)	—	(8,263)	755	(7,508)
Other comprehensive (loss) income, net	—	—	—	—	(254)	(254)	27	(227)
Dividends to stockholders	—	—	(1,028)	—	—	(1,028)	—	(1,028)
Distributions to venture partners	—	—	—	—	—	—	(3,426)	(3,426)
Equity contributions from venture partners	—	—	—	—	—	—	19,791	19,791

Balance at December 31, 2016	282,047	3	282,292	(8,263)	(254)	273,778	45,557	319,335
Net (loss) income	—	—	—	(52,802)	—	(52,802)	4,728	(48,074)
Other comprehensive loss, net	—	—	—	—	(2,692)	(2,692)	—	(2,692)
Dividends to stockholders	—	—	(180,550)	—	—	(180,550)	—	(180,550)
Distributions to venture partners and other	—	—	—	(183)	183	—	(23,830)	(23,830)
Equity contributions from venture partners	—	—	—	—	—	—	2,250	2,250

Balance at December 31, 2017	282,047	3	101,742	(61,248)	(2,763)	37,734	28,705	66,439
Net (loss) income	—	—	—	(34,459)	—	(34,459)	2,881	(31,578)
Cumulative effect due to adoption of new accounting standard	—	—	—	145	—	145	(1,340)	(1,195)
Other comprehensive income, net	—	—	—	—	625	625	—	625
Distributions to venture partners and other	—	—	—	—	—	—	(2,806)	(2,806)

Balance at December 31, 2018	282,047	$3	$101,742	$(95,562)	$(2,138)	$4,045	$27,440	$31,485

See accompanying notes.

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

	Successor			Predecessor
	December 31, 2018	December 31, 2017	January 8, 2016 to December 31, 2016	January 1, 2016 to March 14, 2016
Operating activities
Net loss	$(31,578)	$(48,074)	$(7,508)	$(14,167)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization of property and equipment	14,459	11,653	9,825	1,754
Amortization of intangible assets	33,817	33,061	58,742	5,374
Loss on goodwill impairment	—	86,928	—	—
Amortization of debt issuance cost	8,382	8,168	4,322	878
Net undistributed loss (income) from unconsolidated ventures	180	(6,747)	(4,086)	(715)
Deferred income taxes, net	(14,801)	(45,945)	(21,137)	9,356
Other non-cash activities, net	380	(4,922)	24,813	11,420
Changes in operating assets and liabilities, net of effect of business combinations:
Accounts receivable, net	(101,178)	76,954	145	(25,138)
Accounts payable	35,404	10,268	15,712	3,157
Accrued expenses	12,058	(12,227)	636	22,710
Customer advances and billings in excess of costs	(15,004)	13,058	6,456	4,202
Salaries, benefits and payroll taxes	7,510	9,722	(16,362)	6,333
Prepaid expenses and other current assets	355	(4,165)	(5,391)	4,153
Other current and noncurrent liabilities	(8,628)	(41,679)	(30,725)	3,269
Investments	12,973	3,956	2,029	856
Other noncurrent assets	(688)	695	611	(4,050)
Accrued taxes	(10,482)	3,275	3,953	(13,914)

Net cash (used in) provided by operating activities	(56,841)	93,979	42,035	15,478
Investing activities
Expenditures for property and equipment	(5,702)	(9,660)	(11,185)	(2,614)
Acquisition of PAE Holdings from LG, net of cash acquired	—	—	(389,517)	—
Acquisition of FCi Federal, net of cash acquired	—	(128,448)	—	—
Other investing activities, net	(10,849)	5,507	47	90

Net cash used in investing activities	(16,551)	(132,601)	(400,655)	(2,524)
Financing activities
Net contributions from noncontrolling interests	—	2,250	19,791	4,075
Distributions to venture partners	(2,803)	(23,971)	(3,426)	(1,041)
Dividends to stockholders	—	(180,550)	(1,028)	—
Initial equity contributions	—	—	281,819	—
Borrowings on short-term debt	—	5,948	314,524	—
Repayments on short-term debt	(1,966)	(3,982)	(314,524)	—
Borrowings on long-term debt	107,097	238,000	1,257,000	125,000
Repayments on long-term debt	(69,481)	(123,608)	(911,365)	(130,000)
Debt acquisition fees	—	(5,980)	(60,023)	—

Net cash provided by (used in) financing activities	32,847	(91,893)	582,768	(1,966)
Effect of exchange rate changes on cash and cash equivalents	(1,940)	176	(227)	52

Net (decrease) increase in cash and cash equivalents	(42,485)	(130,339)	223,921	11,040
Cash and cash equivalents at beginning of period	93,582	223,921	—	36,235

Cash and cash equivalents at end of period	$51,097	$93,582	$223,921	$47,275

Supplemental cash flow information
Cash paid for interest	$74,579	$70,022	$24,092	$231
Cash paid for taxes	$19,093	$8,263	$8,742	$642

See accompanying notes.

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2018 and 2017 and periods from January 1, 2016 through March 14, 2016 and from January 8, 2016 through December 31, 2016

1. Description of Business

Unless the context otherwise indicates, references herein to “we,” “our,” “us,” or “the Company” refer to Shay Holding Corporation (“Shay Holding”) and its consolidated subsidiaries. Shay Holding was incorporated in the state of Delaware on January 8, 2016 by an affiliate of Platinum Equity, LLC (“Platinum”). On March 14, 2016, Shay Merger Corporation, a wholly owned subsidiary of Shay Holding, merged with and into PAE Holding Corporation (“PAE Holding”) with the latter surviving (the “Merger”). Shay Holding had no operations prior to the Merger other than the issuance of debt and equity.

Shay Holding and its subsidiaries provide integrated support solutions, including defense and military readiness, diplomacy, peacekeeping, development, host nation capacity building, aircraft and ground equipment maintenance and logistics, and operations and maintenance of facilities and infrastructure. Customers include agencies of the U.S. Government, such as the Department of Defense (“DoD”) and Department of State (“DoS”), allied foreign governments, and international organizations such as the United Nations.

The term “Predecessor” refers to PAE Holding prior to the Merger. The term “Successor” refers to Shay Holding and its subsidiaries (collectively, the “Company”) from the date of incorporation. The Predecessor financial statements are for the Predecessor period from January 1, 2016 through March 14, 2016. The Successor’s consolidated financial statements are for the Successor years ended December 31, 2018 and 2017 and the period beginning on the incorporation date of Shay Holding (January 8, 2016) and ending December 31, 2016. The Successor period includes certain expenses related to the Merger (see “Note 6. Business Combinations”).

Effective January 1, 2018, the Company’s operations are organized into the following two reportable segments:

•

Global Mission Services (“GMS”): GMS provides infrastructure and logistics management, international logistics and stabilization support, and aircraft and vehicle readiness and sustainment support. The segment focuses on customer relationships with DoD, DoS, National Aeronautics and Space Administration, United Nations, and other federal agencies for work in the continental United States and outside of the continental United States (“OCONUS”).

•

National Security Solutions (“NSS”): NSS provides counter-threat solutions, business process outsourcing, adjudication support services and full life cycle support for complex legal matters. NSS focuses on customer relationships in the areas of intelligence, defense and security, and with civilian agencies.

Prior to January 1, 2018, the Company’s operations and reportable segments were organized around the markets served and the nature of the services provided to customers. However, the Company believes the current operating and reporting structure more accurately reflects results and provides useful information to investors. Accordingly, historical segment results and financial information presented for the year ended December 31, 2017 and the Successor period ended December 31, 2016 and the Predecessor period ended March 14, 2016 have been recast to reflect the new reportable segments.

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements of Shay Holding include the accounts of Shay Holding and subsidiaries and ventures of which the Company owns more than 50% or otherwise controls. All intercompany amounts have

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2018 and 2017 and periods from January 1, 2016 through March 14, 2016 and from January 8, 2016 through December 31, 2016 been eliminated in consolidation. The following significant accounting policies apply to Shay Holding and its Predecessor.

Use of Estimates

These consolidated financial statements are prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), which requires the use of estimates and assumptions, including assumptions to determine the fair value of acquired assets and liabilities, recoverability of long-lived assets and goodwill, and anticipated contract costs and revenues utilized in the earnings recognition process, which affect the reported amounts in the consolidated financial statements and accompanying notes. Due to the size and nature of many of the Company’s programs, the estimation of total revenues and cost at completion is subject to a wide range of variables, including assumptions for schedule and technical issues. Actual results may differ from management’s estimates.

The Successor financial information may not be comparable to the Predecessor information as a result of the effect of the revaluation of the assets and liabilities to their estimated fair value at the date of the Merger.

Revenue Recognition for 2018

As described in “Note 3. Recent Accounting Pronouncements,” the Company adopted Accounting Standards Codification (“ASC”) 606 effective January 1, 2018 using the modified retrospective approach, which changed the way the Company recognizes revenue.

The majority of the Company’s revenues are generated from contracts with the U.S. Government and its agencies. The Company enters into a variety of contract types, including fixed price, cost reimbursable, and time and materials contracts.

The Company accounts for a contract when it has been approved by all parties in the arrangement, the rights of the parties and payment terms are identified, and collectability of consideration is probable. At contract inception, the Company identifies distinct goods or services promised in the contract, referred to as performance obligations, and then determines the transaction price for the contract.

The transaction price can be a fixed or variable amount, and contracts can contain award fees, incentive fees or other provisions that can either increase or decrease the transaction price. These variable amounts generally are awarded upon achievement of certain performance metrics, program milestones or cost targets and can be based upon customer discretion. The Company estimates variable consideration at the most likely amount to which it expects to be entitled. Estimated amounts are included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. The Company’s estimates of variable consideration and determination of whether to include estimated amounts in the transaction price are based largely on an assessment of anticipated performance and historical, current and forecasted information that is reasonably available.

The Company’s contracts contain promises to provide distinct goods or services to its customers. These represent separate performance obligations and units of account. Management evaluates whether a single contract should be accounted for as more than one performance obligation or whether two or more contracts should be combined and accounted for as one single arrangement at the outset of the contract. Most of the Company’s contracts consist of providing a complex set of interrelated goods and services that together provide a single deliverable or

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2018 and 2017 and periods from January 1, 2016 through March 14, 2016 and from January 8, 2016 through December 31, 2016 solution to the customer, and accordingly are accounted for as a single performance obligation. The Company also may engage with a customer on a contract where multiple distinct goods or services may be provided. In such circumstance, multiple performance obligations exist, and the Company would allocate the contract’s transaction price to the individual performance obligations based on estimated relative standalone selling price. The primary method used to estimate standalone selling price is the expected cost plus a margin approach, under which the Company forecasts expected costs of satisfying a performance obligation and then adds an appropriate margin for that distinct good or service promised.

Revenue is recognized when, or as, the performance obligation is satisfied. For substantially all of the Company’s contracts, the Company satisfies its performance obligations over time as the Company’s customer simultaneously receives and consumes benefits. Revenue is recognized over time when there is a continuous transfer of control to the customer.

For U.S. Government contracts, this continuous transfer of control to the customer is supported by clauses in the contract that allow the U.S. Government to unilaterally terminate the contract for convenience, pay for costs incurred plus a reasonable profit and take control of any work in process. When control is transferred over time, revenue is recognized based on the extent of progress towards completion of the performance obligation. Based on the nature of the products and services provided in the contract, the Company uses judgment to determine if an input measure or output measure best depicts the transfer of control over time.

For services contracts, performance obligations are typically satisfied as services are rendered and the Company uses a contract cost-based input method to measure progress. Contract costs include labor, material and allocable indirect expenses. Revenue is recognized proportionally as contract costs are incurred plus estimated fees. If a contract does not meet the criteria for recognizing revenue over time, revenue is recognized at the point in time when control of the good or service is transferred to the customer. Control is considered to have transferred when the Company has a right to payment and the customer has legal title.

Contracts are often modified to account for changes in contract specifications and requirements. Contract modifications impact a performance obligation when the modification either creates new, or changes the existing, enforceable rights and obligations. The effect of a contract modification on the transaction price and the measure of progress for the performance obligation to which it relates is recognized as an adjustment to revenue under the cumulative catch-up method. Significant changes in one or more estimates could affect the profitability of a contract. Adjustments are recognized in estimated profit on contracts in the period identified. If at any time the estimate of contract profitability indicates an anticipated loss on the contract, the Company recognizes that loss in the period it is identified.

Management reviews the progress and execution of performance obligations under the estimate at completion process. As part of this process, management reviews information including, but not limited to, key contract terms and conditions, program schedule, progress towards completion, identified risks and opportunities and the related changes in estimates of revenues and costs. The risks and opportunities include management’s judgment about the ability and cost to achieve the contract milestones and other technical contract requirements. Management must make assumptions and estimates regarding labor productivity and availability, the complexity of the work to be performed, the availability of materials, the length of time to complete the performance obligation, execution by subcontractors, the availability and timing of funding from customers and overhead cost rates, among other variables. A significant change in one or more of these estimates could affect the profitability of the Company’s contracts.

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2018 and 2017 and periods from January 1, 2016 through March 14, 2016 and from January 8, 2016 through December 31, 2016

Revenue Recognition for 2017 and 2016

The following describes the Company’s revenue recognition policy under ASC 605.

U.S. Government Contracts

The Company generally recognizes revenues of products and services to the U.S. Government using the percentage-of-completion method of accounting, applying either an output method, such as achieving major milestones, or an input method, such as the ratio of costs incurred to the estimate of total costs upon completion of the contract. Under certain construction-type contracts, where it is not practicable to make reasonably dependable estimates, the Company recognizes revenue using the completed contract method. Completion of these contracts is deemed to have occurred following customer acceptance of contract deliverables.

When adjustments in estimated contract revenue or estimated costs at completion are required, the Company recognizes any changes from prior estimates by recording adjustments in the current period for the inception-to-date effect of the changes on current and prior periods. When estimates of total costs to be incurred on a contract exceed total estimates of revenue to be earned, the Company records a provision for the entire loss on the contract in the period the loss is determined. In accordance with U.S. GAAP, the Company evaluates its contracts for combining or segmenting.

The Company enters into a variety of contract types, including fixed price, cost reimbursable, and time and materials contracts. Revenue related to work the Company performs on contracts at risk, which is work the Company performs at the customer’s request prior to the customer formalizing funding, is not recognized as revenue until it can be reliably estimated, and its realization is probable.

Non-U.S. Government Contracts

For those contracts where the U.S. Government is not the customer, the Company generally records revenue on a straight-line basis over the period of contract performance, unless evidence suggests that the revenue is earned, or the obligations are fulfilled in a different pattern. Costs that the Company incurs under these types of contracts are generally expensed as incurred. Award and incentive fees related to the Company’s performance on these contracts are recognized when they are fixed or determinable, generally upon constructive notice of the award by the customer.

For those contracts that are essentially under commercial terms and conditions, the Company generally recognizes revenue upon delivery and passage of title. Shipping and handling costs charged to the customers are recognized as revenues and cost of revenues at the time products are delivered to the customers.

Multiple Element Arrangements

The Company’s contracts where the U.S. Government is not the customer may include the delivery of a combination of one or more of its service offerings. In these instances, the Company determines whether arrangements with multiple elements should be treated as separate units of accounting, based on whether the delivered items have value to the customer on a stand-alone basis, and if delivery or performance of the undelivered items is considered probable and substantially within its control. Revenue is allocated to each element of the arrangement based on the relative selling price method. The selling price for a deliverable is based

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2018 and 2017 and periods from January 1, 2016 through March 14, 2016 and from January 8, 2016 through December 31, 2016 on its vendor-specific objective evidence (“VSOE”), if available, third-party evidence (“TPE”) if VSOE is not available, or its best estimate of selling price if neither VSOE nor TPE is available. The Company considers relevant internal and external market factors when it is required to estimate selling prices. The Company considers a deliverable to have stand-alone value if the item is sold separately, is sold by another vendor, or could be resold by the customer. Furthermore, the Company’s revenue arrangements generally do not include a general right of return relative to delivered products.

Operating Expenses

Operating expenses include all cost of revenues, selling, general and administrative expenses (“SG&A”), and amortization of intangible assets. Cost of revenues includes costs related to labor, material, subcontract labor and other costs that are allowable and allocable to contracts under federal procurement standards. SG&A primarily consists of (i) fringe benefits related to the contract costs; (ii) salaries and wages plus associated fringe benefits and occupancy costs related to executive and senior management, business development, bid and proposal, contracts administration, finance and accounting, human resources, recruiting, information systems support, legal and corporate governance; and (iii) unallowable costs under applicable procurement standards that are not allocable to contracts for billing purposes. Unallowable costs do not generate revenue, but are necessary for business operations.

Fair Value of Financial Instruments

Fair value is the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction between marketplace participants at the measurement date. The valuation techniques the Company utilized to measure the fair value of financial instruments are based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect internal market assumptions.

These two types of inputs create the following fair value hierarchy:

Level 1 – Quoted prices for identical instruments in active markets.

Level 2 – Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 – Significant inputs to the valuation model are unobservable.

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, and amounts included in other current assets and current liabilities that meet the definition of a financial instrument approximate fair value because of the short-term nature of these amounts.

The carrying value of the Company’s outstanding debt obligations approximates its fair value. The fair value of long-term debt is calculated using Level 2 inputs, based on interest rates available for debt with terms and maturities similar to the Company’s existing debt arrangements.

Cash and Cash Equivalents

The Company considers cash on deposit and all highly liquid investments with original maturities of three months or less at the date of purchase to be cash and cash equivalents.

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2018 and 2017 and periods from January 1, 2016 through March 14, 2016 and from January 8, 2016 through December 31, 2016

Accounts Receivable, net

Amounts billed and due from customers are classified as billed receivables and are classified as billed receivables within accounts receivable, net on the consolidated balance sheets. The Company recognizes an allowance for doubtful accounts when collectability is uncertain. Billed receivables balances are written off when management has deemed the balance uncollectible after exhausting all reasonable means of collection.

Contract Assets

Contract assets primarily consist of unbilled receivables which represent rights to payment for work or services completed but not billed as of the reporting date. Contract assets are classified as unbilled receivables within accounts receivable, net on the consolidated balance sheets.

Contract Liabilities

Contract liabilities are advances and milestone payments from customers on certain contracts that exceed revenue earned to date. Contract liabilities are reported as customer advances and billings in excess of costs on the consolidated balance sheets.

Concentration of Credit Risk

The Company’s receivables are highly concentrated with agencies of the U.S. Government. Approximately 95% and 94% of receivables as of December 31, 2018 and 2017, respectively, were generated from contracts with the U.S. Government. Approximately 94% of revenues for the years ended December 31, 2018 and 2017, the Successor period ended December 31, 2016 and the Predecessor period ended March 14, 2016, respectively, were related to contracts with the U.S. Government. The Company believes that credit risk related to its accounts receivable is limited due to a large number of customers in differing segments and agencies of the U.S. Government, as well as the creditworthiness of the U.S. Government. The majority of the allowance relates to two contracts for the years ended December 31, 2018 and 2017.

Property and Equipment

Property and equipment are recorded at cost. The Company calculates depreciation and amortization using a straight-line method over the estimated useful lives of assets. The estimated useful life of machinery and equipment is 4 to 20 years, computer software and equipment is 3 to 7 years, transportation equipment is 4 to 11 years, furniture and fixtures is 5 to 12 years, and leasehold improvements is 3 to 16 years.

Goodwill

Goodwill represents the excess of the fair value of consideration transferred, plus the fair value of any non-controlling interests in the acquiree, over the fair value of the net assets acquired and liabilities assumed as of the acquisition date. Goodwill is not amortized, but instead is tested annually for impairment at the reporting unit level and tested more frequently if events or circumstances indicate that the carrying value may not be recoverable. The Company’s policy is to perform its annual goodwill impairment evaluation as of the first day of the fourth quarter of its fiscal year. The results of the Company’s annual goodwill impairment test for 2018 indicated that no impairment existed. In 2017, the Company identified indicators of goodwill impairment and

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2018 and 2017 and periods from January 1, 2016 through March 14, 2016 and from January 8, 2016 through December 31, 2016 performed interim impairment tests of goodwill resulting in goodwill impairment. See “Note 9. Goodwill and Intangible Assets” for additional information. For the periods ended December 31, 2016 and March 14, 2016, there was no impairment of goodwill recognized.

The evaluation includes comparing the fair value of each of the reporting units using a discounted cash flow methodology, or other fair value measures as considered appropriate in the circumstances, to its net book value, including goodwill. If the net book value exceeds the fair value, the Company will measure impairment by comparing the derived fair value of goodwill to its carrying value, and any impairment is recorded in the current period.

Intangible Assets

Intangible assets consist of customer relationships, technology and trade name and are recognized at their estimated fair values at the date of acquisition. The Company amortizes intangible assets using an accelerated method which best approximates the proportion of the future cash flows estimated to be generated in each period over the estimated useful lives of the applicable assets. On an annual basis, the Company evaluates this method to ensure continued appropriateness unless the estimated useful lives are determined to be indefinite or the estimated cash flows indicate another pattern of amortization should be used. Acquired intangibles are amortized over the following periods:

Customer relationships	6-12 years
Technology	3-5 years
Trade name	10 years

Impairment of Certain Long-Lived Assets

The Company reviews the carrying values of long-lived assets other than goodwill for impairment if events or changes in the facts and circumstances indicate that their carrying values may not be recoverable. The Company assesses impairment by comparing the estimated undiscounted future cash flows of the related assets to the carrying value. If an asset is determined to be impaired, the Company would recognize an impairment charge in the current period for the difference between the fair value of the asset and the carrying amount. For the years ended December 31, 2018 and 2017, the Successor period ended December 31, 2016 and the Predecessor period ended March 14, 2016, there was no impairment of long-lived assets.

Segment Reporting

The Company’s operations and reportable segments are organized around the nature of the products and services provided to customers. The Company defines its reportable segments based on the way the chief operating decision maker (“CODM”), currently its Chairman and Chief Executive Officer, manages the operations of the Company for purposes of allocating resources and assessing performance. Although information regarding certain capabilities and markets served may be discussed for purposes of promoting an understanding of the business, the Company manages its business and allocates resources based on the two segments.

The Company separately presents the costs associated with certain corporate functions as Corporate, which primarily include costs that are not reimbursed by the Company’s U.S. Government customers.

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2018 and 2017 and periods from January 1, 2016 through March 14, 2016 and from January 8, 2016 through December 31, 2016

Consolidated Investments and Equity Method Investments

The Company consolidates an investment when it has determined that the investment is a variable interest entity (“VIE”) and that the Company is the primary beneficiary. This determination is made at the inception of the Company’s involvement with the investment, in accordance with U.S. GAAP, and is evaluated continuously as facts and circumstances change. The Company considers both qualitative and quantitative factors to form a conclusion as to whether it, or another interest holder, has the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance. The Company also considers qualitative and quantitative factors to determine if it, or another interest holder, has the obligation to absorb losses of the VIE or the right to receive benefits from the VIE which could be significant to the VIE. The Company also consolidates ventures that are not VIEs when it has a controlling interest.

When the Company consolidates an entity that is not wholly owned, the Company reports the minority interests in the entity as noncontrolling interests in the equity section of the consolidated balance sheets. The Company has included the noncontrolling interest in earnings of ventures within the consolidated net income and deducted the same amount to derive net income attributable to the Company.

Other investments are accounted for under the equity method of accounting. These investments consist of ventures determined to be VIEs when the Company is not deemed to be the primary beneficiary and ventures that are not VIEs that the Company accounts for under the voting interest model when the Company has significant influence but not control. Significant influence generally is presumed to exist when the Company’s ownership in the investee is 20% or greater, unless other factors indicate otherwise. Under the equity method of accounting, the Company’s share of the net earnings or losses of the investee is included in other income, net on the accompanying consolidated statements of operations.

The aggregate carrying amount of certain investments in equity investees exceeded the underlying equity in their net assets. The amount in excess of carrying amount is amortized using an accelerated method which best approximates the proportion of the future cash flows estimated to be generated in each period over the remaining life of the contracts performed by the equity investees. The Company evaluates the equity method investments for impairment whenever events or changes in circumstances indicate that the carrying amounts of such investments may not be recoverable. If a decline in the value of an equity method investment is determined to be other than temporary, a loss is recorded in earnings in the current period. For the years ended December 31, 2018 and 2017, the Successor period ended December 31, 2016 and the Predecessor period ended March 14, 2016, the Company did not record an impairment of equity method investments.

Foreign Currency Translation

The assets and liabilities of the Company’s foreign subsidiaries whose functional currency is other than the U.S. dollar are translated at the exchange rate in effect on the reporting date, while income and expenses are translated at the weighted-average exchange rate during the period. The Company’s primary practice is to negotiate contracts in the same currency in which the predominant expenses are incurred, thereby mitigating the exposure to foreign currency fluctuations. The net translation gains and losses are not included in determining net income, but are accumulated as a separate component of equity. Foreign currency transaction gains and losses are included in other income, net in the accompanying consolidated statements of operations.

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2018 and 2017 and periods from January 1, 2016 through March 14, 2016 and from January 8, 2016 through December 31, 2016

Income Taxes

Income taxes are accounted for using the asset and liability method whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of assets and liabilities, and their respective tax bases, and operating loss and tax credit carry forwards. The Company accounts for tax contingencies in accordance with ASC 740-10- 25, Income Taxes – Recognition. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities due to a change in tax rates is recognized in income in the period that includes the enactment date. Estimates of the realizability of deferred tax assets are based on the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies. Any interest or penalties incurred in connection with income taxes are recorded as part of income tax expense for financial reporting purposes.

Comprehensive Income (Loss)

Comprehensive income (loss) is the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Other comprehensive income (loss) refers to revenue, expenses, and gains and losses that, under U.S. GAAP, are included in comprehensive income (loss), but excluded from the determination of net income (loss).

Foreign currency translation and pension and other postretirement benefit adjustments are the only elements of comprehensive income (loss) and accumulated other comprehensive loss.

3. Recent Accounting Pronouncements

Accounting Pronouncements Adopted

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the guidance in ASC 605, Revenue Recognition, and requires entities to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. The ASU is effective for annual reporting periods beginning after December 15, 2017 and is to be applied retrospectively. Management adopted the ASU on January 1, 2018, applying the modified retrospective transition method to those contracts which were not completed as of that date. The adoption of ASC 606 did not have a material impact on the Company’s consolidated statements. Upon adoption, the Company recognized the cumulative effect of adopting this guidance as an adjustment to its opening balance of retained earnings as of January 1, 2018. Prior periods were not retrospectively adjusted. The adoption of ASC 606 did not have a significant impact on the Company’s revenue recognition policy as revenues on the majority of the Company’s contracts continue to be recognized over time.

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2018 and 2017 and periods from January 1, 2016 through March 14, 2016 and from January 8, 2016 through December 31, 2016

The cumulative effect of the changes made to the Company’s opening consolidated balance sheet for the adoption of ASC 606 was as follows (in thousands):

	Balance at December 31, 2017	Adjustment for ASC 606	Balance at January 1, 2018
Assets:
Accounts receivable, net	$404,404	$3,767	$408,171

Liabilities:
Accrued expenses	$93,810	$1,224	$95,034
Other current liabilities	54,986	3,607	58,593
Deferred income taxes, net	28,708	131	28,839

Stockholders’ equity:
Accumulated deficit	$(61,248)	$145	$(61,103)
Noncontrolling interests	28,705	(1,340)	27,365

Accounting Pronouncements Not Yet Adopted

In August 2018, the FASB issued ASU No. 2018-15, Intangibles – Goodwill and Other – Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement that is a Service Contract, which requires customers in a cloud computing arrangement that is a service contract to follow the internal-use software guidance in ASC 350-40 to determine which implementation costs to defer and recognize as an asset. The ASU is effective for reporting periods beginning after December 15, 2019, with early adoption permitted. Management is currently evaluating the expected impact to the consolidated financial statements and related disclosures.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), that increases transparency and comparability among organizations by requiring the recognition of lease assets and lease liabilities on the balance sheet and disclosure of key information about leasing arrangements for both lessees and lessors. The ASU is effective for annual periods ending December 15, 2018 and is to be applied retrospectively. Management intends to adopt the ASU on January 1, 2019, applying the modified retrospective transition method and electing to use the package of practical expedients provided under ASU No. 2018-11, Targeted Improvements. Upon adoption, the Company will recognize the cumulative effect of adopting this guidance as an adjustment to its opening balance of retained earnings as of January 1, 2019. Prior periods will not be retrospectively adjusted.

Upon adoption of the new standard, the Company estimates the recognition of right-of-use (“ROU”) assets of approximately $165.5 million and lease liabilities of approximately $176.9 million related to its operating leases, with immaterial changes to other balance sheet accounts. The Company does not anticipate a significant impact to the consolidated statements of operations or cash flows upon adoption of the new standard. The Company’s accounting for capital leases will remain substantially unchanged.

4. Revenues

Dual Reporting

The effects to the consolidated financial statements as of and for the year ended December 31, 2018 were immaterial as a result of applying ASC 606.

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2018 and 2017 and periods from January 1, 2016 through March 14, 2016 and from January 8, 2016 through December 31, 2016

Remaining Performance Obligations

The Company’s remaining performance obligations balance represents the expected revenue to be recognized for the satisfaction of remaining performance obligations on existing contracts. This balance excludes unexercised contract option years and task orders that may be issued underneath an indefinite delivery, indefinite quantity contract. The remaining performance obligations balance as of December 31, 2018 was $2,214.9 million.

The company expects to recognize approximately 87.6% of the remaining performance obligations balance as revenue over the next year and the remaining 12.4% thereafter.

Disaggregated Revenues

Disaggregated revenues by customer-type for the year ended December 31, 2018 were as follows (in thousands):

	GMS	NSS	Total
DoD	$784,532	$205,404	$989,936
Other government agencies	1,096,193	359,977	1,456,170
Commercial and non-U.S. customers	88,118	74,338	162,456

Total	$1,968,843	$639,719	$2,608,562

Disaggregated revenues by contract-type for the year ended December 31, 2018 were as follows (in thousands):

	GMS	NSS	Total
Cost-reimbursible	$1,229,707	$90,061	$1,319,768
Fixed-price	595,127	281,859	876,986
Time and materials	144,009	267,799	411,808

Total	$1,968,843	$639,719	$2,608,562

Disaggregated revenues by geographic location for the year ended December 31, 2018 were as follows (in thousands):

	GMS	NSS	Total
United States	$1,013,830	$635,158	$1,648,988
International	955,013	4,561	959,574

Total	$1,968,843	$639,719	$2,608,562

5. Contract Assets and Contract Liabilities

The components of contract assets and contract liabilities consisted of the following (in thousands):

	2018	2017
Contract assets	$340,238	$240,715
Contract liabilities	$28,307	$46,056

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2018 and 2017 and periods from January 1, 2016 through March 14, 2016 and from January 8, 2016 through December 31, 2016

The increase in contract assets of $99.5 million during 2018 was primarily due to the recognition of revenue related to the satisfaction of performance obligations. The Company expects to bill customers for the majority of the December 31, 2018 contract assets during 2019.

The decrease in contract liabilities of $17.7 million during 2018 was primarily due to revenue recognized in excess of payments received on these performance obligations. During 2018, the Company recognized revenues of $29.5 million relating to amounts that were previously included in the beginning balance of contract liabilities.

6. Business Combinations

FCi Federal, Inc. Acquisition

On March 31, 2017, the Company entered into a definitive agreement with Moxie Holdings, Inc. for the acquisition of 100% of the outstanding stock of FCi Federal, Inc. (“FCi”) for approximately $141.0 million. FCi provides essential services for immigration and national security including adjudication support, eligibility verification and business process outsourcing services for U.S. Federal government agencies. The acquisition closed on June 12, 2017. The Company financed the acquisition through the issuance of debt (see “Note 13. Debt”). The Company incurred acquisition-related costs of approximately $12.3 million of which approximately $6.0 million is related to debt issuance costs.

The transaction was accounted for as a business combination. The purchase price was allocated based on the estimated fair values as of the acquisition date. Goodwill is the excess of the purchase price over the fair values of the assets acquired and the liabilities assumed. The Company’s goodwill is the result of the assembled workforces, which includes the human capital of the management, administrative, marketing and business development, engineering and technical employees of the acquired businesses. The success of the Company’s businesses, including its ability to retain existing business and to compete successfully for and win new business, is primarily dependent on the assembled workforces, rather than on productive capital (property and equipment, technology and intellectual property). Therefore, because intangible assets for assembled workforces are part of goodwill in accordance with the accounting standards for business combinations, the substantial majority of the intangible assets for the acquisition are recognized as goodwill. The goodwill is deductible for tax purposes.

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2018 and 2017 and periods from January 1, 2016 through March 14, 2016 and from January 8, 2016 through December 31, 2016

The allocation of the purchase price is as follows (in thousands):

Purchase consideration:
Total cash purchase price		$141,036

Fair value of assets acquired and liabilities assumed:
Cash	$12,589
Accounts receivable	38,332
Prepaid expenses and other current assets	868
Property and equipment	2,385
Purchased intangibles	33,900
Other noncurrent assets	7,194
Accounts payable	(3,310)
Accrued expenses	(5,051)
Customer advances and billings in excess of costs	(1,875)
Salaries, benefits and payroll taxes	(9,032)
Other current liabilities	(9,445)

Net assets acquired		66,555

Excess purchase price allocated to goodwill:		$74,481

Shay Merger

On March 14, 2016, the Company acquired PAE Holding through the merger of Shay Merger Corporation (“Shay Merger”), a wholly-owned subsidiary of Shay Holding, with and into PAE Holding. The Merger was financed through the issuance of approximately $423 million long-term debt (see “Note 13. Debt”) and approximately $437 million contribution of cash, totaling approximately $860 million. In the Predecessor period ended March 14, 2016, PAE Holding incurred merger related costs of approximately $18.1 million, which were recorded in SG&A in the consolidated statements of operations. In the Successor period ended December 31, 2016, Shay Merger paid $15 million of merger related costs to Platinum Equity Advisors, LLC, of which $10.5 million were recorded in SG&A in the consolidated statements of operations, approximately $1.1 million were recorded in interest expense, net in the consolidated statements of operations, and approximately $3.4 million, related to deferred financing costs, were capitalized, which resulted in a reduction in the carrying value of the debt on the consolidated balance sheets.

The Merger was accounted for as a business combination. The purchase price was allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of the Merger date. The identifiable intangible assets are customer relationships, trade name, and technology. These intangible assets are amortized over a useful life consistent with the Company’s expected future cash flows.

With the assistance of an independent valuation firm, the Company assessed the fair value of the customer relationships, trade name, and technology. The customer relationships, trade name, and technology were valued using the excess earnings method of the income approach. This method requires several judgments and assumptions to determine the fair value of the intangible assets including discount rates, customer attrition rates, useful lives of assets and expected levels of cash flows, earnings and revenues. A discount rate of 10.0% was utilized in the determination of the fair value of the identifiable intangible assets.

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2018 and 2017 and periods from January 1, 2016 through March 14, 2016 and from January 8, 2016 through December 31, 2016

Goodwill is the excess of the purchase price over the fair values of the assets acquired and the liabilities assumed. The Company’s goodwill is the result of the assembled workforces, which includes the human capital of the management, administrative, marketing and business development, engineering and technical employees of the acquired businesses. The success of the Company’s businesses, including its ability to retain existing business and to compete successfully for and win new business, is primarily dependent on the assembled workforces, rather than on productive capital (property and equipment, technology and intellectual property). Therefore, because intangible assets for assembled workforces are part of goodwill in accordance with the accounting standards for business combinations, the substantial majority of the intangible assets for the Merger are recognized as goodwill. The goodwill is not deductible for tax purposes.

Purchase consideration:
Total cash purchase price		$436,792

Fair value of assets acquired and liabilities assumed:
Cash	$47,275
Accounts receivable	442,685
Prepaid expenses and other current assets	72,411
Investment	29,326
Property and equipment	43,151
Purchased intangibles	275,100
Other noncurrent assets	49,150
Accounts payable	(57,978)
Accrued expenses	(100,159)
Customer advances and billings in excess of costs	(24,067)
Salaries, benefits and payroll taxes	(101,370)
Other current liabilities	(98,667)
Deferred taxes	(95,790)
Long-term debt	(374,365)
Other long-term liabilities	(61,081)
Noncontrolling interest	(28,410)

Net assets acquired		17,211

Excess purchase price allocated to goodwill:		$419,581

Pro Forma Financial Information

From the June 12, 2017 acquisition date through December 31, 2017, FCi generated $113.8 million of revenues and a net loss of $0.3 million. FCi’s net loss includes the impact of $2.3 million of amortization of intangibles.

From the March 14, 2016 acquisition date through December 31, 2016, PAE Holding generated $1.8 billion of revenues and a net loss of $1.6 million. PAE Holding’s net loss includes the impact of $25.9 million of amortization of intangibles and $46.3 million of interest expense. Shay Holding had no operations prior to the Merger other than the issuance of debt and equity.

The following pro forma results are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisition occurred at the beginning of the years presented or the

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2018 and 2017 and periods from January 1, 2016 through March 14, 2016 and from January 8, 2016 through December 31, 2016 results which may occur in the future. The following unaudited pro forma results of operations assume the FCi acquisition had occurred on January 1, 2016 and the Shay Merger had occurred on January 1, 2015 (in thousands):

	Year ended December 31,
	2017	2016
	(unaudited)
Revenues	$2,418,931	$2,447,854
Net (loss) income	(41,859)	15,261

Significant pro forma adjustments incorporated into the pro forma results above include the recognition of additional amortization expense related to acquired intangible assets and contract market intangibles.

7. Accounts Receivable, net

The components of accounts receivable, net consisted of the following (in thousands):

	2018	2017
Billed receivables	$177,321	$165,600
Unbilled receivables	340,238	240,715
Less allowance for doubtful accounts	(1,391)	(1,911)

Total accounts receivable, net	$516,168	$404,404

8. Property and Equipment, Net

Property and equipment consisted of the following components (in thousands):

	2018	2017
Assets not yet in service	$2,559	$2,386
Leasehold improvements	8,609	8,725
Machinery and equipment	15,068	16,704
Computer software and equipment	32,769	30,398
Transportation equipment	13,835	13,600
Furniture and fixtures	2,822	2,868

Property and equipment, gross	75,662	74,681
Less accumulated depreciation and amortization	(34,199)	(21,335)

Total property and equipment, net	$41,463	$53,346

For the years ended December 31, 2018 and 2017, the Successor period ended December 31, 2016 and the Predecessor period ended March 14, 2016, depreciation expense was approximately $14.5 million, $11.7 million, $9.8 million and $1.8 million, respectively.

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2018 and 2017 and periods from January 1, 2016 through March 14, 2016 and from January 8, 2016 through December 31, 2016

9. Goodwill and Intangible Assets

Goodwill

The following table presents changes in the carrying amount of goodwill by reportable segment for the periods presented (in thousands):

	GMS	NSS	Total
Balance as of December 31, 2016	$266,515	$153,066	$419,581
Acquisitions(1)	2,503	77,528	80,031
Goodwill impairment(2)	(60,232)	(26,696)	(86,928)

Balance as of December 31, 2017	$208,786	$203,898	$412,684
Acquisitions	21	—	21
Other	(214)	(4,466)	(4,680)

Balance as of December 31, 2018	$208,593	$199,432	$408,025

(1)	Primarily relates to the FCi acquisition. See “Note 6. Business Combinations” for additional information.
(2)	Relates to interim impairment charges recorded during the year due to contract repricing and lost recompetes associated with the GMS and NSS segments, respectively.

Intangible Assets

Intangible assets were comprised of the following (in thousands):

	2018
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer relationships	$294,700	$(88,902)	$205,798
Technology	3,300	(3,300)	—
Trade name	16,900	(4,593)	12,307

Total	$314,900	$(96,795)	$218,105

	2017
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer relationships	$290,100	$(55,806)	$234,294
Technology	3,300	(1,589)	1,711
Trade name	15,600	(2,795)	12,805

Total	$309,000	$(60,190)	$248,810

As of December 31, 2018, customer relationships and trade name have weighted average remaining useful lives of 11.0 and 9.6 years, respectively.

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2018 and 2017 and periods from January 1, 2016 through March 14, 2016 and from January 8, 2016 through December 31, 2016

Future expected amortization expense of intangible assets is as follows (in thousands):

As of December 31, 2018
2019	$33,836
2020	33,250
2021	32,843
2022	32,758
2023	25,306
Thereafter	60,112

Total	$218,105

10. Equity Method Investments

The Company accounts for its non-consolidated ventures under the equity method of accounting and includes its net equity interest in investments on the consolidated balance sheets. Equity interest in the net income or loss from non-consolidated investments is recorded in other income, net on the accompanying consolidated statements of operations.

Landmarc Support Services Limited (“Landmarc”) is a venture between Interserve (Defence) Ltd. and the Company. The Company owns 49% of the venture. The purpose of the venture is to provide global mission services specializing in support services in military training, targetry, and explosives handling.

Canadian Base Operators, Inc. (“CBO”) is a venture between Black & McDonald, Ltd. and the Company. The venture was formed to operate and maintain Canadian training centers under contract with the Canadian Department of National Defense. The Company owns 50% of two centers and 25% of one center.

Kings Bay Support Services, LLC (“Kings Bay”) is a venture between Aptim Federal Services LLC and the Company. The Company owns 35% ownership of the venture. The venture provides base operations support services at the Naval Submarine Base in Kings Bay, Georgia.

The Company has five other non-consolidated ventures, of which its ownership percentages range from 30-50%. These ventures are not individually significant for separate disclosure.

The Company’s ownership in significant non-consolidated entities and the amounts included in investments and other income, net in the consolidated financial statements were as follows (in thousands):

	2018	2017
Investments
Landmarc	$6,722	$9,821
CBO	5,102	5,987
Kings Bay	3,032	5,820
Other	4,014	9,318

Total	$18,870	$30,946

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2018 and 2017 and periods from January 1, 2016 through March 14, 2016 and from January 8, 2016 through December 31, 2016

	Successor			Predecessor
	December 31, 2018	December 31, 2017	January 8, 2016 to December 31, 2016	January 1, 2016 to March 14, 2016
Other income, net
Landmarc	$568	$3,314	$1,380	$358
CBO	794	1,196	702	22
Kings Bay	538	1,263	338	102
Other	(2,080)	826	1,666	231

Total	$(180)	$6,599	$4,086	$713

The following summarizes the balance sheets and income statements of all the equity investments as of and for the years ended December 31 (in thousands):

	2018	2017
Assets
Total assets	$66,303	$87,517

Liabilities and equity
Total liabilities	$32,820	$31,779
Total equity	33,483	55,738

Total liabilities and equity	$66,303	$87,517

	Successor			Predecessor
	December 31, 2018	December 31, 2017	January 8, 2016 to December 31, 2016	January 1, 2016 to March 14, 2016
Income statements
Revenues	$244,479	$254,716	$276,674	$113,169
Cost of revenues	226,002	232,324	260,097	107,665

Program profit	18,477	22,392	16,577	5,504
Provision for income taxes	2,864	3,583	2,305	763

Net income	$15,613	$18,809	$14,272	$4,741

As of December 31, 2018 and 2017, the aggregate carrying amount of the Company’s investments in equity affiliates exceeded the underlying equity in its net assets by approximately $5.6 million and $13.0 million, respectively. Included in other income, net is approximately $4.5 million, $2.0 million, $1.6 million and $0.6 million of amortization related to the excess of carrying amount of the Company’s investments over the underlying equity in its net assets for the years ended December 31, 2018 and 2017, the Successor period ended 2016 and the Predecessor period ended March 14, 2016, respectively.

11. Consolidated Variable Interest Entities

The Company has entered into ventures and investments that allow it to participate in projects in areas where it is advantageous or required by law to partner with a local organization. See “Note 2. Summary of Significant

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2018 and 2017 and periods from January 1, 2016 through March 14, 2016 and from January 8, 2016 through December 31, 2016

Accounting Policies” for the Company’s significant judgments and assumptions used in determining when the Company must consolidate a VIE.

The Company is the majority shareholder and primary beneficiary of PAE (New Zealand) Limited, ATOM Training Ltd., PAE-Perini LLC, Syncom Space Services LLC, and PAE ISR LLC (“ISR”), and these entities are consolidated. The Company is also the primary beneficiary of PAE Korea Limited, and this entity is consolidated. As the primary beneficiary, the Company has a risk and obligation to absorb any losses significant to the variable interest entities. The use of the assets of the VIEs to settle the Company’s obligations is subject to the VIEs’ Board of Directors’ approval.

The cash flows generated by these VIEs are included within the Company’s consolidated statements of cash flows. The consolidated balance sheets and income statements include the following amounts from these consolidated VIEs for the periods presented (in thousands):

	2018	2017
Assets
Total assets	$133,762	$110,729

Liabilities and equity
Total liabilities	$139,736	$78,140
Total equity	(5,974)	32,589

Total liabilities and equity	$133,762	$110,729

	Successor			Predecessor
	December 31, 2018	December 31, 2017	January 8, 2016 to December 31, 2016	January 1, 2016 to March 14, 2016
Income statements
Revenues	$259,386	$254,637	$157,198	$17,404
Cost of revenues	205,730	205,187	118,419	13,209
Selling, general and administrative expenses	84,473	61,473	36,945	3,660

Total operating expenses	290,203	266,660	155,364	16,869

Program (loss) profit	(30,817)	(12,023)	1,834	535
Other expense, net	(1,093)	(1,255)	(230)	(28)

Net (loss) income	$(31,910)	$(13,278)	$1,604	$507

The net losses in the years ended December 31, 2018 and December 31, 2017 primarily relate to ISR start up activities.

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2018 and 2017 and periods from January 1, 2016 through March 14, 2016 and from January 8, 2016 through December 31, 2016

12. Other Current Liabilities

Other current liabilities consisted of the following (in thousands):

	2018	2017
Reserves	$24,018	$22,855
Accrued foreign taxes	7,237	9,115
Accrued losses on contracts	10,483	9,299
Other	10,469	13,717

Total current liabilities	$52,207	$54,986

13. Debt

Long-term debt consisted of the following (in thousands):

	2018	2017
First Term Loan	$536,582	$566,392
Second Term Loan	265,329	268,000
Revolving Credit Facility	70,097	—
Insurance Financing Note	—	1,966

Total debt	872,008	836,358
Unamortized discount and debt issuance costs	(30,256)	(38,637)

Total debt, net of discount and debt issuance costs	841,752	797,721
Less current maturities of long-term debt	(21,718)	(23,394)

Total long-term debt, net of current	$820,034	$774,327

Credit Agreement

On March 15, 2016, the Company entered into a new debt facility (“Credit Agreement”) to finance the Merger. The Credit Agreement provides for a $125 million revolving credit facility (including a $10 million swing line loan facility) (“Revolver”) and a $440 million term loan facility (“Tranche A”). The maturity date of the Revolver and Tranche A is March 14, 2021.

Debt issuance costs of approximately $20.5 million were capitalized, which resulted in a reduction in the carrying value of the debt on the consolidated balance sheets in connection with the Credit Agreement.

On October 20, 2016, the Company refinanced its existing credit facility and entered into new credit facilities (“New Credit Agreement”). The New Credit Agreement provides for a $100 million revolving credit facility, a $500 million first lien term loan credit facility (“First Term Loan”), and a $210 million second term loan credit facility (“Second Term Loan”). The maturity date of the Revolver is October 20, 2021. The maturity date of the First Term Loan is October 20, 2022. The maturity date of the Second Term Loan is October 20, 2023.

Debt issuance costs of approximately $39.5 million were capitalized, which resulted in a reduction in the carrying value of the debt on the consolidated balance sheets in connection with the New Credit Agreement. In

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2018 and 2017 and periods from January 1, 2016 through March 14, 2016 and from January 8, 2016 through December 31, 2016 connection with the refinancing, the Company recognized a loss on debt extinguishment of approximately $14.9 million which is included in interest expense, net in the consolidated statement of operations for the period ended December 31, 2016.

On June 12, 2017, the Company amended its existing credit facilities to finance the purchase of FCi. The amended credit agreement (“Amended Credit Agreement”) provided for an additional $95 million and $58 million on the First Term Loan and Second Term Loan, respectively. The Amended Credit Agreement also provided for a $50 million increase in the borrowing capacity of the Revolver. The total borrowing capacity of the Revolver is $150 million. Debt issuance costs of approximately $6.0 million were capitalized, which resulted in a reduction in the carrying value of the debt on the consolidated balance sheets in connection with the Amended Credit Agreement.

The Amended Credit Agreement requires the Company to comply with specified financial covenants under certain circumstances, including the maintenance of certain leverage ratios.

The Amended Credit Agreement also contains various non-financial covenants, including affirmative covenants with respect to reporting requirements and maintenance of business activities, and negative covenants that, among other things, may limit or impose restrictions on the Company’s ability to alter the character of the business, consolidate, merge, or sell assets, incur liens or additional indebtedness, make investments, and undertake certain additional actions.

The Company was in compliance with the financial covenants under the Company’s credit agreements as of December 31, 2018 and 2017, respectively.

On July 3, 2017, the Company entered into a note payable to finance certain insurance premiums. The amount financed was approximately $5.9 million, payable over the succeeding three quarters, including interest of 3.4% per annum. The insurance financing note was repaid during the first quarter of 2018.

Future principal maturities of the Company’s long-term debt are summarized as follows (in thousands):

As of December 31, 2018
2019	$29,810
2020	29,810
2021	99,907
2022	447,152
2023	265,329

Total	$872,008

As of December 31, 2018, the available borrowing capacity under the Revolver was approximately $56.8 million.

Interest Rates on Term Loans and Revolver

The interest rate per annum applicable to the First Term Loan is equal to either the Base Rate or the LIBO Rate, in each case, plus (i) 4.50% in the case of the Base Rate loans and (ii) 5.50% in the case of LIBO Rate loans.

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2018 and 2017 and periods from January 1, 2016 through March 14, 2016 and from January 8, 2016 through December 31, 2016

The interest rate per annum applicable to the Second Term Loan is equal to either the Base Rate or the LIBO Rate, in each case, plus (i) 8.50% in the case of the Base Rate loans and (ii) 9.50% in the case of LIBO Rate loans.

The Base Rate is defined as a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus one half of one percent, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the LIBO Rate for a LIBO Rate loan with a one month Interest Period commencing on such day plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. The LIBO Rate is defined as the rate per annum equal to the London Interbank Offered Rate or a comparable or successor rate, whichever rate is approved by the Administrative Agent.

The interest rate per annum applicable to the Revolver is equal to either a Base Rate or a LIBOR plus (i) a range of 0.75% to 1.25% in the case of Base Rate loans and (ii) a range of 1.75% to 2.25% in the case of LIBO Rate loans, each based on Average Availability as of the first day of each quarter.

As of December 31, 2018 and December 31, 2017, the applicable interest rate on the First Term Loan was 8.12% and 7.12%, respectively. As of December 31, 2018 and December 31, 2017, the applicable interest rate on the Second Term Loan was 12.12% and 11.12%, respectively.

Letters of Credit

The Company had thirteen and twelve outstanding letters of credit for program and insurance requirements totaling approximately $20.3 million and $18.6 million as of December 31, 2018 and 2017, respectively.

14. Share-Based Compensation

On May 23, 2016, the Company adopted the 2016 Participation Plan (the “Plan”). The purpose of the Plan is to provide incentive compensation to key employees by granting performance units (“Units”). The Units are valued on the date of grant by the Compensation Committee and vest over a specified period in individual grant agreements, which is generally five years. Participants in the Plan are entitled to receive compensation for their vested Units in the event a qualifying event occurs. There are two qualifying events defined in the Plan: (1) a “qualifying sale event” in which there is a sale of some or all of the Company’s stock, and (2) a “qualifying distribution event” in which the Company pays a cash dividend to Shay’s ultimate shareholders. During the year ended December 31, 2018, 3.3 million Units were granted and 7.4 million Units were forfeited. As of December 31, 2018, 15.2 million Units have vested. During the year ended December 31, 2017, 9.9 million Units were granted and 2.6 million Units were forfeited. As of December 31, 2017, 6.9 million Units had vested. The Company is accounting for the Plan in accordance with ASC Topic 718, Compensation – Stock Compensation. Since the occurrence of future qualifying events was not determinable as of December 31, 2018, no liability or expense has been recognized.

15. Retirement Plans

Defined Contribution Plan

The Company maintains retirement plans under Section 401(k) of the Internal Revenue Code for its current employees. The plans are defined contribution plans that allow employees to contribute up to the annual Internal

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2018 and 2017 and periods from January 1, 2016 through March 14, 2016 and from January 8, 2016 through December 31, 2016

Revenue Service dollar limit. The Company’s largest plan has a discretionary, non-uniform matching contribution where its match varies by business unit, location, employee classification, or contract. The matching contribution ranged from 0% to 50% on the first 6% of employee contributions for the years ended December 31, 2018 and 2017. The matching contribution ranged from 0% to 50% on the first 8% of employee contributions for the Successor period ended December 31, 2016 and the Predecessor period ended March 14, 2016. Each participant is immediately fully vested in both the employee contribution and the Company’s matching contribution.

Total retirement plan expense for the 401(k) plans recognized by the Company during the years ended December 31, 2018 and 2017, the Successor period ended December 31, 2016 and the Predecessor period ended March 14, 2016 was approximately $20.3 million, $12.9 million, $8.8 million and $2.3 million, respectively, which is recorded in SG&A in the accompanying consolidated statements of operations.

16. Leases

The Company rents certain facilities and equipment under operating leases. For the years ended December 31, 2018 and 2017, the Successor period ended December 31, 2016 and the Predecessor period ended March 14, 2016, rent expense was approximately $41.7 million, $39.2 million, $39.3 million and $8.9 million respectively. The Company’s leasing arrangements may contain clauses for rent escalation. Future minimum lease commitments are as follows (in thousands):

As of December 31, 2018
2019	$35,591
2020	31,898
2021	29,551
2022	24,667
2023	21,442
Thereafter	34,944

Total	$178,093

17. Legal Proceedings, Commitments, and Contingencies

The Company is a party to, or has property subject to, litigation and other proceedings. Management believes the probability is remote that the outcome of the matters will have a material adverse effect on its operations as a whole, notwithstanding that the unfavorable resolution of any matter may have a material effect on net earnings in a future period. The Company cannot predict the outcome of legal proceedings and loss or range of loss contingencies with certainty.

18. Segment Reporting

The GMS operating segment provides OCONUS support to the U.S. Government and its partners to advance foreign policy objectives, in addition to providing sustainment, training and readiness support. The NSS operating segment provides a wide-ranging portfolio of offerings that support all facets of national security, including intelligence, homeland security and civil government missions.

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2018 and 2017 and periods from January 1, 2016 through March 14, 2016 and from January 8, 2016 through December 31, 2016

While the CODM uses a variety of different measures to evaluate the Company’s segments, the primary measures used to evaluate segment performance are revenues and operating income. As a result, “Interest expense, net” and “Provision for income taxes” as reported on the consolidated statements of operations are not allocated to the Company’s operating segments.

The following table shows information by reportable segment for the periods presented (in thousands):

	Successor			Predecessor
	December 31, 2018	December 31, 2017	January 8, 2016 to December 31, 2016	January 1, 2016 to March 14, 2016
Revenues
GMS	$1,968,843	$1,787,198	$1,442,224	$341,073
NSS	639,719	544,388	366,313	79,797
Corporate	—	—	—	—

Total revenues	$2,608,562	$2,331,586	$1,808,537	$420,870

Operating income (loss)
GMS	$89,141	$22,417	$64,117	$12,266
NSS	(12,556)	(15,783)	20,298	7,137
Corporate	(26,464)	(18,826)	(45,363)	(31,144)

Total operating income (loss)	$50,121	$(12,192)	$39,052	$(11,741)

Amortization of intangible assets
GMS	$18,492	$16,869	$13,519	$2,985
NSS	17,288	17,390	12,412	2,389
Corporate	—	—	—	—

Total amortization of intangible assets	$35,780	$34,259	$25,931	$5,374

Under U.S. Government cost accounting standards, indirect costs including depreciation expense are collected in numerous indirect cost pools, which are then collectively allocated out to the Company’s reportable segments based on a representative causal or beneficial relationship of the costs in the pool to the costs in the base. While depreciation expense is a component of the allocated costs, the allocation process precludes depreciation expense from being specifically identified by the Company’s individual reportable segments. For this reason, depreciation expense by reportable segment is not presented separately above.

Asset information by segment is not a key measure of performance used by the CODM and therefore segment assets are not presented.

Less than 10% of the Company’s revenues and tangible long-lived assets are generated by or owned by entities outside of the United States. Therefore, additional segment financial information by geographic location is not presented.

19. Related-Party Transactions

During the years ended December 31, 2018 and 2017, the Company recognized management fees, transaction and advisory fees, and expenses of approximately $5.0 million and $10.5 million, respectively, for services

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2018 and 2017 and periods from January 1, 2016 through March 14, 2016 and from January 8, 2016 through December 31, 2016 rendered by Platinum, which are recorded in SG&A in the consolidated statements of operations and included in accrued expenses on the consolidated balance sheets. During the Successor period ended December 31, 2016, the Company paid fees of $5.0 million to Platinum relating to the October 20, 2016 debt refinancing (see “Note 13. Debt”), of which approximately $0.7 million was expensed in interest expense, net in the consolidated statements of operations and approximately $4.3 million was capitalized and included in current portion of long-term debt and long-term debt, net on the consolidated balance sheets. The Company also recognized management fees and expenses of approximately $5.3 million for services rendered by Platinum, which are expensed in SG&A in the consolidated statements of operations and included in accrued expenses on the consolidated balance sheets. In May 2017, Shay Holding paid a dividend of approximately $180.5 million to Platinum.

20. Other Income, net

The components of other income, net consisted of the following (in thousands):

	Successor			Predecessor
	December 31, 2018	December 31, 2017	January 8, 2016 to December 31, 2016	January 1, 2016 to March 14, 2016
Net earnings of equity method investments	$(180)	$6,599	$4,086	$713
Gain on sale of fixed assets and other	5,160	14,723	(8,166)	(1,203)

Total	$4,980	$21,322	$(4,080)	$(490)

21. Income Taxes

On December 22, 2017, the President signed the Tax Cuts and Jobs Act (the “Tax Act”) into law. The Tax Act lowered the U.S. corporate income tax rate from 35% to 21% effective January 1, 2018. The Company substantially completed its provisional analysis of the income tax effects of the Tax Act and recorded an estimated tax benefit of $39.5 million on the December 31, 2017 consolidated financial statements. During 2018, the Company refined its calculations, evaluated changes in interpretations and assumptions that had been made, applied additional guidance issued by the U.S. Government, and evaluated actions and related accounting policy decisions previously made. As of December 31, 2018, the Company completed its accounting for all of the enactment-date income tax effects of the Tax Act and did not identify any material changes to the provisional analysis.

The global intangible low-taxed income (“GILTI”) tax rules impose a new anti-deferral tax on certain foreign earnings which applies to tax years beginning after December 31, 2017. Under U.S. GAAP, the Company is allowed to make an accounting policy choice in accounting for the GILTI. The Company has elected to account for GILTI as a current-period expense when incurred instead of factoring such amounts into a company’s measurement of its deferred taxes. As of December 31, 2018, no GILTI related adjustment was recorded.

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2018 and 2017 and periods from January 1, 2016 through March 14, 2016 and from January 8, 2016 through December 31, 2016

The domestic and foreign components of loss before income taxes were as follows (in thousands):

	Successor			Predecessor
	December 31, 2018	December 31, 2017	January 8, 2016 to December 31, 2016	January 1, 2016 to March 14, 2016
Domestic	$(94,924)	$(137,771)	$(56,076)	$(30,209)
Foreign	60,685	51,113	42,005	11,560

Loss before income taxes	$(34,239)	$(86,658)	$(14,071)	$(18,649)

The components of the provision for income taxes were as follows (in thousands):

	Successor			Predecessor
	December 31, 2018	December 31, 2017	January 8, 2016 to December 31, 2016	January 1, 2016 to March 14, 2016
Current:
Federal	$—	$312	$—	$(14,801)
State	—	—	—	(99)
Foreign	6,991	8,486	10,234	2,312

Total current expense (benefit)	6,991	8,798	10,234	(12,588)

Deferred:
Federal	(9,652)	(47,382)	(16,797)	6,536
State	—	—	—	1,570
Foreign	—	—	—	—

Total deferred (benefit) expense	(9,652)	(47,382)	(16,797)	8,106

Provision for income taxes	$(2,661)	$(38,584)	$(6,563)	$(4,482)

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2018 and 2017 and periods from January 1, 2016 through March 14, 2016 and from January 8, 2016 through December 31, 2016

The differences between the amount of tax computed at the federal statutory rate and the provision for income taxes were as follows (in thousands):

	Successor			Predecessor
	December 31, 2018	December 31, 2017	January 8, 2016 to December 31, 2016	January 1, 2016 to March 14, 2016
Amount computed at statutory federal income tax rate	$(7,471)	$(29,899)	$(5,744)	$(6,527)
Increases (decreases) in tax resulting from:
Impact of Tax Act	—	(39,499)	—	—
Change in valuation allowance	7,026	—	—	—
Minority interests	—	—	(2,455)	—
Transaction costs	—	—	1,089	1,183
Stock compensation deduction	—	—	526	—
Goodwill impairment	—	30,425	—	—
Effects of foreign operations	(735)	1,703	—	401
State tax expense	—	—	—	956
Other permanent differences, net	(1,481)	(1,314)	21	(495)

Provision for income taxes	$(2,661)	$(38,584)	$(6,563)	$(4,482)

During the years ended December 31, 2018 and 2017 and the Successor period ended December 31, 2016, the Company recognized a state income tax (benefit) expense of approximately $(1.3) million, $1.2 million and $(2.3) million, respectively, which are recorded in SG&A in the consolidated statements of operations.

The Company is subject to income taxes in the U.S. and various state and foreign jurisdictions. Tax statutes and regulations within each jurisdiction are subject to interpretation and require the application of significant judgment. The Company’s consolidated federal income tax returns through March 14, 2016 are no longer subject to audit. However, the Company is subject to U.S. Federal, state, and foreign tax examinations for years ranging from 1993 to 2017. The Company does not expect the resolution of these examinations to have a material impact on its results of operations, financial condition or cash flows.

As of December 31, 2018 and 2017, the Company had foreign tax credit carryforwards for federal tax purposes of approximately $33.1 million and $30.0 million, respectively, which will expire from 2024 to 2028. The Company is limited to the amount of interest expense it can deduct on its 2018 tax return. The disallowed interest can be carried forward indefinitely. However, the Company is expected to have an interest expense deduction limitation in each of the future years. Based on the projected interest expense deduction limitation, management concluded that it is more likely than not that most of the disallowed and carried forward interest deduction will not be realized, and as a result, the Company has recorded a valuation allowance of approximately $7.7 million. As of December 31, 2018, and 2017, the Company had net operating loss (“NOL”) carryforwards for state tax purposes of approximately $73.4 million and $111.1 million, respectively, which will expire from 2019 to 2023. Based on projections of future apportioned state taxable income, management concluded that it is more likely than not that all of the state tax credit carryforwards and state NOL will not be realized, and as a result, the Company has recorded a valuation allowance of approximately $2.6 million to offset the state tax attributes.

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2018 and 2017 and periods from January 1, 2016 through March 14, 2016 and from January 8, 2016 through December 31, 2016

The Company has recorded other receivables from third parties related to the indemnification of certain international contingent tax liabilities, net of tax benefit, of approximately $13.6 million and $13.7 million as of December 31, 2018 and 2017, respectively.

The tax effects of temporary differences that give rise to deferred taxes are presented below (in thousands):

	2018	2017
Deferred tax assets
Accrued compensation benefits	$7,529	$7,195
Reserves	5,547	4,837
Net operating loss and credit carryover	6,153	15,054
Foreign tax credit carryover	33,082	29,989
Deferred rent	2,616	1,703
Tax reserve benefit	4,548	6,047
Interest carryover	9,479	—
Other	4,402	6,162
Valuation allowance	(10,343)	(2,607)

Deferred tax assets, net of valuation allowance	63,013	68,380

Deferred tax liabilities
Depreciation	(4,265)	(5,087)
Prepaid expenses	(2,209)	(5,021)
Unbilled receivables	(34,101)	(44,510)
Intangible assets	(34,837)	(39,157)
Investment in unconsolidated foreign subsidiary	(1,639)	(3,313)

Total deferred tax liabilities	(77,051)	(97,088)

Net deferred tax liabilities	$(14,038)	$(28,708)

The changes in the unrecognized tax benefits, excluding accrued interest and penalties, were as follows (in thousands):

	2018	2017
Beginning of the year	$3,614	$3,614
Reductions due to settlements	(1,352)	—

End of the year	$2,262	$3,614

Interest and penalties related to unrecognized tax benefits are included as a component of the provision for income taxes. During the years ended December 31, 2018 and 2017, the Company had unrecognized tax benefits of approximately $6.8 million and $8.7 million, respectively, including interest and penalties of approximately $4.5 million and $5.1 million, respectively. The Company believes its unrecognized tax benefits will decrease by approximately $2.0 million over the next 12 months due to audit settlements. The Company files income tax returns in U.S. Federal jurisdictions and various state and foreign jurisdictions, and is subject to U.S. Federal, state, and foreign tax examinations for years ranging from 1993 to 2017.

SHAY HOLDING CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2018 and 2017 and periods from January 1, 2016 through March 14, 2016 and from January 8, 2016 through December 31, 2016

22. Subsequent Events

During the third quarter of 2019, management committed to a plan to sell or dispose of the assets of ISR. As a result, these assets were designated as held for sale, and the Company recorded a loss on assets held-for-sale of approximately $32 million. Shay expects to enter into a definitive agreement to sell these assets during the fourth quarter of 2019.

On November 1, 2019, the Company and Gores Holdings III, Inc. (“Gores”), a publicly traded special purpose acquisition company, and certain other related parties entered into a merger agreement. Pursuant to the merger agreement, after giving effect to any redemption by the public stockholders of Gores, Shay Holding will receive an aggregate merger consideration of approximately $400 million in cash held in Gores’s trust account together with approximately $220 million in private placement proceeds, which will be used to pay cash consideration to the stockholders of the Company, pay transaction expenses and reduce the Company’s existing indebtedness to approximately $572 million. The aggregate purchase price is expected to be approximately $1,427 million. Alec Gores, Chairman of the Board of Directors of Gores, is the brother of Tom Gores, the Chief Executive Officer and Chairman of Platinum. Tom Gores and certain other executives of Platinum are expected to participate in the private placement. Shay Holding expects to pay transaction costs related to the merger of approximately $28 million and incur approximately $15 million in compensation expense associated with the Plan.

Annex A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

GORES HOLDINGS III, INC.,

EAP MERGER SUB, INC.,

EAP MERGER SUB II, LLC,

SHAY HOLDING CORPORATION,

and

PLATINUM EQUITY ADVISORS, LLC,

IN ITS CAPACITY AS THE STOCKHOLDER REPRESENTATIVE

DATED AS OF NOVEMBER 1, 2019

A-i

A-ii

EXHIBITS

Exhibit A	Form of Parent A&R Charter
Exhibit B	Form of Parent A&R Bylaws
Exhibit C	Form of A&R Registration Rights Agreement
Exhibit D	Form of Investor Rights Agreement
Exhibit E	Form of Investor Representation Letter
Exhibit F-1	Form of Current Employee Participation Plan Release
Exhibit F-2	Form of Terminated Employee Participation Plan Release
Exhibit G	Form of Escrow Agreement
Exhibit H	Form of Subscription Agreement

SCHEDULES

Schedule A	Defined Terms
Schedule B	Illustrative Calculation of Closing Working Capital

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of November 1, 2019, by and among Gores Holdings III, Inc., a Delaware corporation (“Parent”), EAP Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“First Merger Sub”), EAP Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Parent (“Second Merger Sub”), Shay Holding Corporation, a Delaware corporation (the “Company”), and Platinum Equity Advisors, LLC, a Delaware limited liability company, in its capacity as the Stockholder Representative hereunder (in such capacity, the “Stockholder Representative”). Each of the Company, Parent, First Merger Sub, Second Merger Sub and the Stockholder Representative shall individually be referred to herein as a “Party” and, collectively, the “Parties”. The term “Agreement” as used herein refers to this Agreement and Plan of Merger, as the same may be amended from time to time, and all schedules, exhibits and annexes hereto (including the Company Disclosure Letter and the Parent Disclosure Letter, as defined herein). Defined terms used in this Agreement are listed alphabetically in Schedule A, together with the section and, if applicable, subsection in which the definition of each such term is located.

RECITALS

WHEREAS, Parent is a blank check company incorporated in Delaware for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and the General Limited Liability Company Act of the State of Delaware (“DLLCA”) and other applicable Legal Requirements (collectively, as applicable based on context, the “Applicable Legal Requirements”), the Parties intend to enter into a business combination transaction by which: (a) First Merger Sub will merge with and into the Company (the “First Merger”), with the Company being the surviving corporation of the First Merger (the Company, in its capacity as the surviving corporation of the First Merger, is sometimes referred to as the “Surviving Corporation”); and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with Second Merger Sub being the surviving company of the Second Merger (Second Merger Sub, in its capacity as the surviving company of the Second Merger, is sometimes referred to as the “Surviving Entity”).

WHEREAS, for U.S. federal income tax purposes, each of the Parties intends that the First Merger and the Second Merger, taken together, will constitute an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement be, and hereby is, adopted as a “plan of reorganization” for the purposes of Section 368 of the Code and Treasury Regulations Section 1.368-2(g).

WHEREAS, the board of directors of the Company has unanimously: (a) determined that it is in the best interests of the Company and the stockholders of the Company, and declared it advisable, to enter into this Agreement providing for the Mergers in accordance with the DGCL and DLLCA, as applicable; (b) approved this Agreement and the Transactions, including the Mergers in accordance with the DGCL and DLLCA, as applicable, on the terms and subject to the conditions of this Agreement; and (c) adopted a resolution recommending the plan of merger set forth in this Agreement be adopted by the stockholders of the Company.

WHEREAS, all of the stockholders of the Company will approve and adopt this Agreement, the First Merger and the other Transactions in accordance with Section 251 of the DGCL (the “Company Stockholder Approval”) and agree to be bound by all of the terms of this Agreement through a unanimous written consent and joinder (the “Stockholder Consent and Joinder”) pursuant to Section 228 of the DGCL, as promptly as practicable after the execution and delivery of this Agreement, and in any event within 24 hours.

WHEREAS, the board of directors of Parent has unanimously: (a) determined that it is in the best interests of Parent and the stockholders of Parent, and declared it advisable, to enter into this Agreement providing for the Mergers in accordance with the DGCL and DLLCA, as applicable; (b) approved this Agreement and the Transactions, including the Mergers in accordance with the DGCL and DLLCA, as applicable, on the terms and subject to the conditions of this Agreement; and (c) adopted a resolution recommending the plan of merger set forth in this Agreement be adopted by the stockholders of Parent (the “Parent Recommendation”).

WHEREAS, prior to the Closing, Parent shall: (a) subject to obtaining the approval of the Parent Stockholder Matters, adopt the Second Amended and Restated Certificate of Incorporation of Parent (the “Parent A&R Charter”) in the form attached hereto as Exhibit A; and (b) amend and restate the existing bylaws of Parent (the “Parent A&R Bylaws”) in the form attached hereto as Exhibit B.

WHEREAS, on or about the date hereof, Parent has obtained commitments from certain investors for a private placement of Parent Class A Stock (as defined herein) (the “PIPE Investment”), such private placement to be consummated immediately prior to the consummation of the Transactions.

WHEREAS, in connection with the consummation of the First Merger, Parent and the Company Stockholders will enter into an amended and restated Registration Rights Agreement (the “A&R Registration Rights Agreement”) in the form attached hereto as Exhibit C and an Investor Rights Agreement (the “Investor Rights Agreement”) in the form attached hereto as Exhibit D.

WHEREAS, in connection with the consummation of the First Merger, each Company Stockholder will enter into an Investor Representation Letter (the “Investor Representation Letter”) in the form attached hereto as Exhibit E.

WHEREAS, as an inducement to Parent’s willingness to enter into this Agreement, prior to the execution and delivery of this Agreement, the Company has entered into a Current Employee Participation Plan Release in the form attached hereto as Exhibit F-1 (the “Current Employee Plan Release”) or a Terminated Employee Participation Plan Release in the form attached hereto as Exhibit F-2 (the “Terminated Employee Participation Plan Release” and, together with the Current Employee Plan Release, the “Participation Plan Releases”), as applicable, with each of the individuals participating in the Pacific Architects and Engineers Incorporated 2016 Participation Plan (the “Participation Plan”), in each case, pursuant to which each such individual releases the Company (and its successors) from all claims with respect to amounts due under the Participation Plan in exchange for a right to receive a lump sum cash payment in connection with Closing in an amount determined as set forth in the Participation Plan Releases.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I.

THE CLOSING TRANSACTIONS

Section 1.1 Closing. Unless this Agreement shall have been terminated pursuant to Section 9.1, the consummation of the Transactions (the “Closing”), other than the filing of the Certificates of Merger (as defined below), shall take place at the offices of Latham & Watkins LLP, Suite 1000, 555 11th Street, NW, Washington, DC 20004 at a time and date to be specified in writing by the Parties, which shall be no later than the third Business Day after the satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other time, date and location as the Parties agree in writing (the date on which the Closing occurs, the “Closing Date”). The Parties agree that the Closing signatures may be transmitted by email pdf files.

Section 1.2 Parent Financing Certificate. Not more than two Business Days prior to the Closing, Parent shall deliver to the Stockholder Representative written notice (the “Parent Financing Certificate”) setting forth: (a) the aggregate amount of cash proceeds that will be required to satisfy any exercise of the Parent Stockholder Redemptions; (b) the amount of Parent Cash and Parent Transaction Costs as of the Closing; and (c) the number of shares of Parent Class A Stock to be outstanding as of the Closing after giving effect to the Parent Stockholder Redemptions and the issuance of shares of Parent Class A Stock pursuant to the Subscription Agreements.

Section 1.3 Closing Documents.

(a) At the Closing, Parent, First Merger Sub or Second Merger Sub, as applicable, shall deliver to the Stockholder Representative:

(i) a certified copy of the Parent A&R Charter and the Parent A&R Bylaws;

(ii) a copy of the A&R Registration Rights Agreement, duly executed by Parent;

(iii) a copy of the Second Certificate of Merger, duly executed by the Second Merger Sub;

(iv) copies of resolutions and actions taken by Parent’s, First Merger Sub’s and Second Merger Sub’s board of directors and stockholders (or managers and members, as applicable) in connection with the approval of this Agreement and the Transactions;

(v) a copy of the Escrow Agreement, duly executed by Parent and the Escrow Agent;

(vi) a copy of the Investor Rights Agreement, duly executed by Parent; and

(vii) (A) all other documents, instruments or certificates required to be delivered by Parent at or prior to the Closing pursuant to Section 8.2; and (B) such other documents or certificates as shall reasonably be required by the Stockholder Representative and its counsel in order to consummate the Transactions.

(b) At the Closing, the Company or the Stockholder Representative, as applicable, shall deliver to Parent:

(i) a copy of the First Certificate of Merger, duly executed by the Company;

(ii) a copy of the A&R Registration Rights Agreement, duly executed by the Company Stockholders;

(iii) a copy of the Escrow Agreement, duly executed by the Stockholder Representative;

(iv) a copy of the Investor Representation Letter, duly executed by the Company Stockholders;

(v) a copy of the Investor Rights Agreement, duly executed by the Stockholder Representative;

(vi) copies of resolutions and actions taken by the Company’s board of directors and the Company Stockholders in connection with the approval of this Agreement and the Transactions, including the termination of the Participation Plan as contemplated by Section 7.8;

(vii) a schedule reflecting: (A) a calculation of the Closing Cash Payment Amount, the Closing Number of Securities and the Deleveraging Amount, in each case, based upon the amounts contained in the Parent Financing Certificate and the Estimated Adjustment Statement; (B) each Company Stockholder’s Pro Rata Share, expressed as a percentage; and (C) each Company Stockholder’s Pro Rata Share of: (1) the Closing Cash Payment Amount; (2) the Adjustment Escrow Amount; (3) the Earn Out Shares to be issued upon the occurrence of each Triggering Event in accordance with Article III; and (4) the Closing Number of Securities; and

(viii) (A) all other documents, instruments or certificates required to be delivered by the Company at or prior to the Closing pursuant to Section 8.3; and (B) such other documents or certificates as shall reasonably be required by Parent and its counsel in order to consummate the Transactions.

Section 1.4 Closing Transactions. At the Closing and on the Closing Date, the Parties shall cause the consummation of the following transactions in the following order, upon the terms and subject to the conditions of this Agreement:

(a) Parent shall make any payments required to be made by Parent in connection with the Parent Stockholder Redemption.

(b) Parent shall pay, or cause to be paid, all Parent Transaction Costs to the applicable payees, to the extent not paid prior to the Closing.

(c) Parent shall contribute to First Merger Sub: (i) the amount of cash remaining in the Trust Account; and (ii) the PIPE Investment Amount after giving effect to the Parent Stockholder Redemption and the payment of all Parent Transaction Costs.

(d) The certificate of merger with respect to the First Merger shall be prepared and executed in accordance with the relevant provisions of the DGCL (the “First Certificate of Merger”) and filed with the Secretary of State of the State of Delaware.

(e) The certificate of merger with respect to the Second Merger shall be prepared and executed in accordance with the relevant provisions of the DLLCA (the “Second Certificate of Merger” and, together with the First Certificate of Merger, the “Certificates of Merger”) and filed with the Secretary of State of the State of Delaware.

(f) Parent shall deposit (or cause to be deposited) with the Exchange Agent the Closing Cash Payment Amount and the Closing Number of Securities.

(g) Parent shall deposit (or cause to be deposited) with the Escrow Agent the Adjustment Escrow Amount.

(h) Parent shall (on behalf of the Company) pay, or, cause to be paid, all amounts included in the Estimated Company Transaction Costs Adjustment Amount, to the extent not paid by the Company prior to the Closing, to the applicable payees as set forth on the Estimated Adjustment Statement, by wire of immediately available funds; provided, that: (i) the amounts included in the Estimated Company Transaction Costs Adjustment Amount may be paid promptly after the Closing Date as necessary; and (ii) Parent shall (on behalf of the Company) pay, or cause to be paid, any amounts included in the Estimated Company Transaction Costs Adjustment Amount that represent compensation to employees to the Company for payment to the applicable service provider at the time required by the applicable arrangement through the Company’s payroll system.

(i) Parent shall (on behalf of the Company) pay, or cause to be paid, all Participation Plan Costs to the Company for payment to the applicable participant in the Participation Plan through the Company’s payroll system.

(j) Parent shall pay or cause to be paid to the Surviving Entity the Deleveraging Amount.

ARTICLE II.

THE MERGERS

Section 2.1 Effective Times. Subject to the terms and subject to the conditions of this Agreement, on the Closing Date the Company and First Merger Sub shall cause the First Merger to be consummated by filing the First Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with the applicable provisions of the DGCL (the time of such filing, or such later time as may be agreed in writing by the Company and Parent and specified in the First Certificate of Merger, being the “Effective Time”). As soon as practicable following the Effective Time and in any case on the same day as the Effective Time, the Surviving Corporation and Second Merger Sub shall cause the Second Merger to be consummated by filing the Second Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with the applicable provisions of the DLLCA (the time of such filing, or such later time as may be agreed in writing by the Company and Parent and specified in the Second Certificate of Merger, being the “Second Effective Time”).

Section 2.2 The Mergers.

(a) At the Effective Time, upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the DGCL, First Merger Sub and the Company shall consummate the First Merger, pursuant to which First Merger Sub shall be merged with and into the Company, following which the separate corporate existence of First Merger Sub shall cease and the Company shall continue as the Surviving Corporation after the First Merger and as a direct, wholly-owned subsidiary of Parent (provided, that references to the Company for periods after the Effective Time until the Second Effective Time shall include the Surviving Corporation).

(b) At the Second Effective Time, upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the DLLCA, the Surviving Corporation shall be merged with and into Second Merger Sub, following which the separate corporate existence of the Surviving Corporation shall cease and Second Merger Sub shall continue as the Surviving Entity after the Second Merger and as a direct, wholly-owned subsidiary of Parent (provided, that references to the Company or the Surviving Corporation for periods after the Second Effective Time shall include the Surviving Entity).

Section 2.3 Effect of the Mergers.

(a) At the Effective Time, the effect of the First Merger shall be as provided in this Agreement, the First Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of First Merger Sub and the Company shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Corporation, which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of First Merger Sub and the Company set forth in this Agreement to be performed after the Effective Time.

(b) At the Second Effective Time, the effect of the Second Merger shall be as provided in this Agreement, the Second Certificate of Merger and the applicable provisions of the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Second Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Second Merger Sub and the Surviving Corporation shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Entity, which shall include the assumption by the Surviving Entity of any and all agreements, covenants, duties and obligations of Surviving Entity and the Surviving Corporation set forth in this Agreement to be performed after the Second Effective Time.

Section 2.4 Governing Documents. Subject to Section 7.13, at the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall be amended to read the same as the certificate of incorporation and bylaws of First Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be “PAE Pinnacle Holding Corporation”. Subject to Section 7.13, at the Second Effective Time, the certificate of formation and operating agreement of Second Merger Sub shall be the certificate of formation and operating agreement of the Surviving Entity until thereafter amended in accordance with its terms and as provided by Applicable Legal Requirements, except that the name of the Surviving Entity shall be “PAE Pinnacle Holdings, LLC”.

Section 2.5 Directors and Officers of the Surviving Corporation and the Surviving Entity. Immediately after the Effective Time, the board of directors and executive officers of the Surviving Corporation shall be the board of directors and executive officers of First Merger Sub immediately prior to the Effective Time. Immediately after the Second Effective Time, the executive officers and managers of the Surviving Entity shall be the executive officers and managers as set forth in the operating agreement of the Surviving Entity.

Section 2.6 Merger Consideration.

(a) Upon the terms and subject to the conditions of this Agreement, the aggregate consideration to be paid to the Company Stockholders (subject to adjustment in accordance with Section 2.11) shall be: (i) the Final Merger Consideration; (ii) the contingent right to receive the Earn Out Shares following the Closing in accordance with Article III, and (iii) the right to receive any amount payable to the Company Stockholders pursuant to Section 7.15, Section 7.16 or Section 7.22 (collectively, the “Total Consideration”).

(b) The Final Merger Consideration shall be paid in the form of: (i) an amount in cash equal to the Closing Cash Payment Amount; (ii) the Closing Number of Securities; and (iii) any amount payable to the Company Stockholders pursuant to Section 2.11. Each Company Stockholder shall be entitled to receive such Company Stockholder’s Pro Rata Share of the Closing Cash Payment Amount, the Closing Number of Securities, any amount payable to the Company Stockholders pursuant to Section 2.11, Section 7.15, Section 7.16 or Section 7.22 and any Earn Out Shares in accordance with Article III.

Section 2.7 Effect of the First Merger on the Company Common Stock. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the First Merger and without any further action on the part of Parent, First Merger Sub, the Company, the Company Stockholders or the holders of any of the securities of Parent, the following shall occur:

(a) Each share of Company Common Stock (other than Excluded Shares) issued and outstanding immediately prior to the Effective Time will be cancelled and automatically deemed for all purposes to represent the right to receive a portion of the Total Consideration, with each Company Stockholder being entitled to receive its Pro Rata Share of: (i) the Closing Cash Payment Amount; (ii) the Closing Number of Securities; (iii) and any amount payable to the Company Stockholders pursuant to Section 2.11, Section 7.15, Section 7.16 or Section 7.22; and (iv) any Earn Out Shares in accordance with Article III, in each case, without interest, upon surrender of stock certificates representing all of such Company Stockholder’s Company Common Stock (each, a “Certificate”) and delivery of the other documents required pursuant to Section 2.9. As of the Effective Time, each Company Stockholder shall cease to have any other rights in and to the Company, the Surviving Corporation or the Surviving Entity, and each Certificate relating to the ownership of shares of Company Common Stock (other than Excluded Shares) shall thereafter represent only the right to receive the applicable portion of the Total Consideration.

(b) No fraction of a share of Parent Class A Stock will be issued by virtue of the First Merger, and each Company Stockholder who would otherwise be entitled to a fraction of a share of Parent Class A Stock (after aggregating all fractional shares of Parent Class A Stock that otherwise would be received by such Company Stockholder) shall receive from Parent, in lieu of such fractional share: (i) one share of Parent Class A Stock if the aggregate amount of fractional shares of Parent Class A Stock such Company Stockholder would otherwise be entitled to is equal to or exceeds 0.50; or (ii) no shares of Parent Class A Stock if the aggregate amount of fractional shares of Parent Class A Stock such Company Stockholder would otherwise be entitled to is less than 0.50.

(c) Each issued and outstanding share of common stock of First Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation, which shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of First Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(d) Each share of Company Common Stock held in the Company’s treasury or owned by Parent, First Merger Sub, Second Merger Sub or the Company immediately prior to the Effective Time (each an “Excluded Share”), shall be cancelled and no consideration shall be paid or payable with respect thereto.

(e) The numbers of shares of Parent Class A Stock that the Company Stockholders are entitled to receive as a result of the First Merger and as otherwise contemplated by this Agreement shall be adjusted to reflect appropriately the effect of any stock split, split-up, reverse stock split, stock dividend or distribution (including any dividend or distribution of securities convertible into Parent Class A Stock), extraordinary cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Class A Stock occurring on or after the date hereof and prior to the Closing.

Section 2.8 Effect of the Second Merger. Upon the terms and subject to the conditions of this Agreement, at the Second Effective Time, by virtue of the Second Merger and without any action on the part of any Party or any Company Stockholder or the holders of any shares of capital stock of Parent, the Surviving Corporation or Second Merger Sub: (a) each share of common stock of the Surviving Corporation issued and outstanding immediately prior to the Second Effective Time shall be cancelled and shall cease to exist without any conversion thereof or payment therefor; and (b) the membership interest of Second Merger Sub outstanding immediately prior to the Second Effective Time shall be converted into and become the membership interest of the Surviving Entity, which shall constitute one hundred percent (100%) of the outstanding equity of the Surviving Entity. From and after the Second Effective Time, the membership interests of the Second Merger Sub shall be deemed for all purposes to represent the number of membership interests into which they were converted in accordance with the immediately preceding sentence.

Section 2.9 Surrender of Company Certificates and Disbursement of Closing Consideration.

(a) Subject to this Section 2.9, at the Effective Time, Parent shall deliver, or cause to be delivered to each Company Stockholder such Company Stockholder’s Pro Rata Share of: (i) the Closing Cash Payment Amount minus the Adjustment Escrow Amount; and (ii) the Closing Number of Securities (collectively, the “Closing Consideration”).

(b) Prior to the Effective Time, Parent shall appoint a commercial bank or trust company (the “Exchange Agent”) for the purpose of exchanging Certificates for each Company Stockholder’s portion of the Closing Consideration.

(c) At the Effective Time, Parent shall deposit with the Exchange Agent the aggregate amount of the cash portion of the Closing Consideration and make available the aggregate amount of the equity portion of the Closing Consideration. Such cash and equity deposited with the Exchange Agent shall be referred to in this Agreement as the “Exchange Fund”. At the Effective Time, Parent shall deliver irrevocable instructions to the Exchange Agent to deliver the Closing Consideration out of the Exchange Fund in the manner it is contemplated to be issued or paid pursuant to this Article II.

(d) Promptly after the Effective Time (and in any event within five Business Days thereafter), the Exchange Agent shall mail to each Company Stockholder (other than holders of Excluded Shares): (i) a letter of transmittal in customary form specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.9(g)) to the Exchange Agent, such letter of transmittal to be in such form and have such other provisions as Parent and the Stockholder Representative may reasonably agree; and (ii) instructions for surrendering the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.9(g)) to the Exchange Agent (the “Surrender Documentation”); provided, however, that the Exchange Agent shall not be required to deliver the Surrender Documentation to any Company Stockholder that has delivered its Surrender Documentation with respect to such Company Stockholder’s Certificates to the Exchange Agent at least two Business Days prior to the Closing Date. Upon surrender of a Certificate (or affidavit of loss in lieu of the

Certificate as provided in Section 2.9(g)) to the Exchange Agent in accordance with the terms of the Surrender Documentation, the Exchange Agent will deliver to the holder of such Certificate in exchange therefor such holder’s portion of the Closing Consideration in accordance with Section 2.9(a) hereof, with: (A) any cash portion of the Closing Consideration being delivered via wire transfer of immediately available funds in accordance with instructions provided by such Company Stockholder in the letter of transmittal; and (B) the equity portion of the Closing Consideration being delivered via book-entry issuance, in each case, less any required Tax withholdings as provided in Section 2.12; provided, however, that if the holder of such Certificate delivers to the Exchange Agent the Surrender Documentation with respect to such Company Stockholder’s Certificates at least two Business Days prior to the Closing Date, the Exchange Agent shall deliver to the holder of such Certificate in exchange therefor such holder’s portion of the Closing Consideration covered by such Surrender Documentation in accordance with clauses (A) and (B) of this sentence on the Closing Date or as promptly as practicable thereafter. The Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each Certificate shall represent after the Effective Time for all purposes only the right to receive the applicable portion of the Total Consideration attributable to such Certificate. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, the applicable portion of the Total Consideration to be delivered upon due surrender of the Certificate may be issued to such transferee if the Certificate formerly representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable.

(e) From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation, the Surviving Entity, Parent or the Exchange Agent for transfer, it shall be cancelled and deemed exchanged for (without interest and after giving effect to any required Tax withholdings as provided in Section 2.12) the portion of the Total Consideration represented by such Certificate.

(f) Any portion of the Exchange Fund (including the proceeds of any investments of the Exchange Fund) that remains unclaimed by the Company Stockholders for 180 days after the Effective Time shall be delivered to the Surviving Entity. Any Company Stockholder who has not theretofore complied with this Article II shall thereafter look only to the Surviving Entity for payment of their respective portion of the Total Consideration (after giving effect to any required Tax withholdings as provided in Section 2.12) upon due surrender of its Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.9(g)), without any interest thereon. Notwithstanding the foregoing, none of the Surviving Corporation, the Surviving Entity, Parent, the Exchange Agent or any other Person shall be liable to any former Company Stockholder for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Legal Requirements.

(g) In the event any Certificate shall have been lost, stolen or destroyed: (i) upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed; and (ii) if required by Parent, the posting by such Person of a bond in customary amount and upon such terms as may be required by Parent as indemnity against any claim that may be made against it, the Surviving Corporation or the Surviving Entity with respect to such Certificate, the Exchange Agent will issue the portion of the Total Consideration attributable to such Certificate (after giving effect to any required Tax withholdings as provided in Section 2.12).

Section 2.10 Adjustment Escrow Deposit. At the Closing, Parent shall deposit with the Escrow Agent an amount equal to $12,500,000 (the “Adjustment Escrow Amount”) into a designated non-interest bearing account the (“Adjustment Escrow Account”), by wire transfer of immediately available funds in U.S. dollars. Pursuant to an escrow agreement to be entered into on the Closing Date by and among Parent, the Stockholder Representative and the Escrow Agent in substantially the form attached hereto as Exhibit G (the “Escrow Agreement”), Parent and the Stockholder Representative will appoint the Escrow Agent to hold the Adjustment

Escrow Amount until the final determination of the Final Merger Consideration and disburse the Adjustment Escrow Amount as provided herein and in the Escrow Agreement.

Section 2.11 Closing Calculations; Adjustment.

(a) No later than three Business Days prior to the Closing Date, the Company shall deliver to Parent a statement (the “Estimated Adjustment Statement”) setting forth the Company’s good faith estimate of: (i) the Closing Working Capital (such estimate, the “Estimated Closing Working Capital”); (ii) the Closing Rollover Indebtedness Amount (the “Estimated Rollover Indebtedness Amount”); (iii) the Company Transaction Costs Adjustment Amount (the “Estimated Company Transaction Costs Adjustment Amount”); (iv) the Company Cash (the “Estimated Company Cash”); and (v) the Tax Overpayment/Underpayment Amount (the “Estimated Tax Overpayment/Underpayment Amount”), together with instructions that list the applicable bank accounts designated to facilitate payment by Parent of the amounts included in the Estimated Company Transaction Costs Adjustment Amount and all relevant supporting documentation used by Company in calculating such amounts. Notwithstanding the foregoing, the Company will consider in good faith Parent’s comments to the Estimated Adjustment Statement, and if any adjustments are made to the Estimated Adjustment Statement prior to the Closing, such adjusted Estimated Adjustment Statement shall thereafter become the Estimated Adjustment Statement for all purposes of this Agreement; provided, for the avoidance of doubt, that, following the Company’s consideration in good faith of Parent’s comments to the Estimated Adjustment Statement, the Company may determine, in its sole and absolute discretion, not to make any adjustments to the Estimated Adjustment Statement, in which case the Estimated Adjustment Statement shall be the Estimated Adjustment Statement delivered by the Company to Parent. The Estimated Adjustment Statement and the determinations contained therein shall be prepared in accordance with the applicable definitions contained in this Agreement.

(b) Within 90 days after the Closing Date, Parent will prepare, or cause to be prepared, and deliver to the Stockholder Representative an unaudited statement (the “Adjustment Statement”), which shall set forth Parent’s good faith calculation of each of the Closing Working Capital, the Company Transaction Costs Adjustment Amount, Company Cash, the Tax Overpayment/Underpayment Amount and the Closing Rollover Indebtedness Amount. To the extent any amounts in the calculation of the foregoing are not U.S. dollars, such amounts shall be converted to U.S. dollars using the average exchange rate to U.S. dollars for the Closing Date as reported by Bloomberg L.P. Solely for illustrative purposes, an example of the calculation of Closing Working Capital, as if the Closing Date were June 30, 2019, is attached as Schedule B hereto using the applicable provisions of this Agreement and based upon the balance sheet of the Company as of such date.

(c) Upon receipt from Parent, the Stockholder Representative shall have 60 days to review the Adjustment Statement (the “Adjustment Review Period”). At the request of the Stockholder Representative, Parent shall: (i) reasonably cooperate and assist, and shall cause its Subsidiaries, including the Surviving Entity, and each of their respective Representatives to reasonably cooperate and assist, the Stockholder Representative and its Representatives in the review of the Adjustment Statement (including by requesting their respective accountants to deliver to the Stockholder Representative and its Representatives copies of their work papers relating to the Surviving Entity); and (ii) provide the Stockholder Representative and its Representatives with any information reasonably requested by the Stockholder Representative that is necessary for their review of the Adjustment Statement. If the Stockholder Representative disagrees with Parent’s computation of the Closing Working Capital, the Company Transaction Costs Adjustment Amount, Company Cash, the Tax Overpayment/Underpayment Amount or the Closing Rollover Indebtedness Amount (each as set forth in the Adjustment Statement), the Stockholder Representative shall, on or prior to the last day of the Adjustment Review Period, deliver a written notice to Parent (the “Adjustment Notice of Objection”) that sets forth the Stockholder Representative’s objections to Parent’s calculation of the Closing Working Capital, the Company Transaction Costs Adjustment Amount, Company Cash, the Tax Overpayment/Underpayment Amount and the Closing Rollover Indebtedness Amount, as applicable. Any Adjustment Notice of Objection shall specify those items or amounts with which the Stockholder Representative disagrees and shall set forth the Stockholder Representative’s calculation of the Closing Working Capital, the Company Transaction Costs Adjustment

Amount, Company Cash, the Tax Overpayment/Underpayment Amount or the Closing Rollover Indebtedness Amount, as applicable, based on such objections (it being understood that the Stockholder Representative shall be deemed to have accepted Parent’s calculation of any amounts set forth on the Adjustment Statement to which the Stockholder Representative does not object in the Adjustment Notice of Objection).

(d) If the Stockholder Representative does not deliver an Adjustment Notice of Objection to Parent with respect to an item contained in the Adjustment Statement within the Adjustment Review Period, the Stockholder Representative shall be deemed to have accepted Parent’s calculation of the underlying item of the Closing Working Capital, the Company Transaction Costs Adjustment Amount, Company Cash, the Tax Overpayment/Underpayment Amount and the Closing Rollover Indebtedness Amount, as applicable, and such calculation shall be final, conclusive and binding on the Parties. If the Stockholder Representative delivers an Adjustment Notice of Objection to Parent within the Adjustment Review Period, Parent and the Stockholder Representative shall, during the 30 days following such delivery or any mutually agreed extension thereof, use their good faith efforts to reach agreement on the disputed items and amounts in order to determine the amount of the disputed Closing Working Capital, the Company Transaction Costs Adjustment Amount, Company Cash, the Tax Overpayment/Underpayment Amount or the Closing Rollover Indebtedness Amount, as applicable. If, at the end of such period or any mutually agreed extension thereof, Parent and the Stockholder Representative are unable to resolve their disagreements, they shall jointly retain and refer their disagreements to a nationally recognized independent accounting firm mutually acceptable to Parent and the Stockholder Representative (such firm or individual, the “Independent Expert”). The Parties shall instruct the Independent Expert promptly to review this Section 2.11, as well as the Adjustment Statement, Adjustment Notice of Objection and any other materials reasonably requested by the Independent Expert, and to determine, solely with respect to the disputed items and amounts so submitted, whether and to what extent, if any, the Closing Working Capital, the Company Transaction Costs Adjustment Amount, Company Cash, the Tax Overpayment/Underpayment Amount or the Closing Rollover Indebtedness Amount, as applicable, set forth in the Adjustment Statement requires adjustment pursuant to the terms of this Agreement. The Independent Expert shall base its determination solely on written submissions by Parent and the Stockholder Representative and not on an independent review. Parent and the Stockholder Representative shall make available to the Independent Expert all relevant books and records and other items reasonably requested by the Independent Expert. As promptly as practicable, but in no event later than 45 days after its retention, the Independent Expert shall deliver to Parent and the Stockholder Representative a report that sets forth its resolution of the disputed items and amounts and its calculation of the Closing Working Capital, the Company Transaction Costs Adjustment Amount, Company Cash, the Tax Overpayment/Underpayment Amount or the Closing Rollover Indebtedness Amount, as applicable; provided, however, that the Independent Expert may not assign a value to any item greater than the greatest value for such item claimed by Parent, on one hand, and the Stockholder Representative, on the other hand, nor less than the smallest value for such item claimed by Parent, on one hand, and the Stockholder Representative, on the other hand. The decision of the Independent Expert shall be final, conclusive and binding on the Parties. The costs and expenses of the Independent Expert shall be allocated between Stockholder Representative, on the one hand, and the Stockholder Representative, on the other hand, based upon the percentage that the portion of the aggregate contested amount not awarded to each Party bears to the aggregate amount actually contested by such Party, as determined by the Independent Expert.

(e) For purposes of this Agreement, “Final Closing Working Capital”, “Final Company Transaction Costs Adjustment Amount”, “Final Company Cash”, “Final Tax Overpayment/Underpayment Amount” and “Final Rollover Indebtedness Amount” mean the amount of such items: (i) as shown in the Adjustment Statement delivered by Parent to the Stockholder Representative pursuant to Section 2.11(b) if no Adjustment Notice of Objection with respect thereto is timely delivered by the Stockholder Representative to Parent pursuant to Section 2.11(d); or (ii) if an Adjustment Notice of Objection is so delivered: (A) as agreed by Parent and the Stockholder Representative pursuant to Section 2.11(d); or (B) in the absence of such agreement, as determined in the Independent Expert’s report delivered pursuant to Section 2.11(d).

(f) Within five Business Days after the Final Merger Consideration has been finally determined pursuant to this Section 2.11 (the date of such determination, the “Final Adjustment Settlement Date”):

(i) if the Final Merger Consideration is less than the Estimated Merger Consideration: (A) Parent shall be entitled to receive a payment in cash out of the Adjustment Escrow Account in an amount equal to the lesser of: (1) such difference; and (2) the total amount of the Adjustment Escrow Funds; and (B) subject to Section 7.22(c), each Company Stockholder shall be entitled to receive its Pro Rata Share of the balance of any remaining Adjustment Escrow Funds after the payment to Parent pursuant to clause (A); and in no event shall any Company Stockholder have any liability under this Section 2.11 in excess of such Company Stockholder’s Pro Rata Share of the Adjustment Escrow Funds; and

(ii) if the Final Merger Consideration is equal to or greater than the Estimated Merger Consideration: (A) subject to Section 7.22(c), each Company Stockholder shall be entitled receive its Pro Rata Share of the Adjustment Escrow Funds; and (B) Parent shall, or shall cause the Surviving Entity to, pay to each Company Stockholder an amount equal to such Company Stockholder’s Pro Rata Share of the amount of such difference.

(g) Any payment required to be made: (i) from the Adjustment Escrow Account to Parent pursuant to this Section 2.11 shall be made by wire transfer of immediately available funds in U.S. dollars to the account of Parent or the Surviving Entity designated in writing by Parent at least one Business Day prior to such transfer; and (ii) from the Adjustment Escrow Account or by Parent or the Surviving Entity on behalf of Parent, in each case, pursuant to this Section 2.11 shall be made by wire transfer of immediately available funds in U.S. dollars to the account(s) designated in writing by the Stockholder Representative at least one Business Day prior to such transfer.

(h) Any payments made pursuant to this Section 2.11 shall be treated as an adjustment to the Total Consideration by the Parties for Tax purposes, unless otherwise required by Tax law.

Section 2.12 Withholding Taxes. Notwithstanding anything in this Agreement to the contrary, Parent, First Merger Sub, Second Merger Sub, the Company, the Surviving Corporation, the Surviving Entity, the Exchange Agent and their Affiliates shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement, any amount required to be deducted and withheld with respect to the making of such payment under Applicable Legal Requirements; provided, that if Parent, First Merger Sub, Second Merger Sub, any of their respective Affiliates, or any party acting on their behalf determines that any payment to the Company Stockholders hereunder is subject to deduction and/or withholding, then Parent shall provide notice to the Stockholder Representative as soon as reasonably practicable after such determination. To the extent that amounts are so withheld and paid over to the appropriate Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Any amounts so withheld shall be timely remitted to the applicable Governmental Entity.

Section 2.13 Taking of Necessary Action; Further Action. If, at any time after the Effective Time or the Second Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation following the First Merger and the Surviving Entity following the Second Merger with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, First Merger Sub and Second Merger Sub, the officers and directors or members, as applicable, (or their designees) of the Company, First Merger Sub and Second Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

Section 2.14 Stockholder Representative Expenses. At least three Business Days prior to the Closing Date, the Stockholder Representative may provide to Parent a written estimate of the aggregate amount of the fees and expenses incurred, or that the Stockholder Representative reasonably believes in good faith will in the future be incurred, by the Stockholder Representative on behalf of the Company Stockholders in connection with the preparation, negotiation and execution of this Agreement or the consummation of the transactions contemplated hereby or otherwise in its capacity as the Stockholder Representative (such fees and expenses, the “Stockholder Representative Expenses”). On the Closing Date, Parent shall pay to the Stockholder Representative or to such other Persons (and in such amounts) as may be designated by the Stockholder Representative, by wire transfer to an account or accounts designated by the Stockholder Representative in writing at least three Business Days prior to the Closing Date, immediately available funds in the amount of such Stockholder Representative Expenses and such amount shall be included as a Company Transaction Cost in the Company Transaction Costs Adjustment Amount.

Section 2.15 Tax Treatment of the Mergers. For U.S. federal income tax purposes (and for purposes of any applicable state or local Tax that follows the U.S. federal income tax treatment), the Parties will prepare and file all Tax Returns consistent with the treatment of the Mergers, taken together, as a reorganization within the meaning of Section 368(a) of the Code (or comparable provision of state and local Tax law) and will not take any inconsistent position on any Tax Return, or, at the Stockholder Representative’s direction, cost and expense, during the course of any audit, litigation or other proceeding with respect to Taxes, except as otherwise required by applicable Law (in the case of Parent, the Company or Surviving Entity, as determined by Parent in good faith). The Parties agree to use Ernst and Young to prepare and file the Company’s, the Surviving Entity’s and the Parent’s U.S. federal, state, and local income tax returns for at least the tax years ending on or before the Closing Date (or if the year doesn’t end for state or local tax purposes, the tax year including the Closing Date), including the tax returns that include the reporting of the Transactions.

ARTICLE III.

EARN OUT

Section 3.1 Issuance of Earn Out Shares.

(a) Following the Closing, and as additional consideration for the Mergers and the other Transactions, within five Business Days after the occurrence of a Triggering Event, Parent shall issue or cause to be issued to each Company Stockholder (in accordance with its respective Pro Rata Share) the following shares of Parent Class A Stock (which shall be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to Parent Class A Stock occurring on or after the Closing, the “Earn Out Shares”), upon the terms and subject to the conditions set forth in this Agreement and the other Transaction Agreements:

(i) upon the occurrence of Triggering Event I, a one-time issuance of 1,000,000 Earn Out Shares;

(ii) upon the occurrence of Triggering Event II, a one-time issuance of 1,000,000 Earn Out Shares;

(iii) upon the occurrence of Triggering Event III, a one-time issuance of 1,000,000 Earn Out Shares; and

(iv) upon the occurrence of Triggering Event IV, a one-time issuance of 1,000,000 Earn Out Shares.

(b) For the avoidance of doubt, the Company Stockholders shall be entitled to receive Earn Out Shares upon the occurrence of each Triggering Event; provided, however, that each Triggering Event shall only occur once, if at all, and in no event shall the Company Stockholders be entitled to receive more than an aggregate of 4,000,000 Earn Out Shares.

Section 3.2 Acceleration Event. If, during the Earn Out Period, there is a Change of Control that will result in the holders of Parent Class A Stock receiving a per share price equal to or in excess of the applicable Common

Share Price required in connection with any Triggering Event (an “Acceleration Event”), then immediately prior to the consummation of such Change of Control: (a) any such Triggering Event that has not previously occurred shall be deemed to have occurred; and (b) Parent shall issue the applicable Earn Out Shares to the Company Stockholders (in accordance with their respective Pro Rata Share), and the recipients of such issued Earn Out Shares shall be eligible to participate in such Change of Control.

Section 3.3 Tax Treatment of Earn Out Shares. Any issuance of Earn Out Shares, including any issuance of Earn Out Shares made upon the occurrence of an Acceleration Event pursuant to Section 3.2, shall be treated as an adjustment to the Total Consideration by the Parties for Tax purposes, unless otherwise required by Tax law.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

Except as set forth in the letter dated as of the date of this Agreement delivered by the Company to Parent, First Merger Sub and Second Merger Sub prior to or in connection with the execution and delivery of this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent, First Merger Sub and Second Merger Sub as of the date hereof and as of the Closing Date as follows:

Section 4.1 Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the Legal Requirements of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except as would not be material to the Group Companies, taken as a whole. The Company is duly licensed or qualified to do business in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified, except where the failure to be so licensed or qualified or in good standing would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. Complete and correct copies of the certificate of incorporation and by-laws (or other comparable governing instruments with different names) (collectively referred to herein as “Charter Documents”) of the Company as amended and currently in effect, have been made available to Parent or its representatives.

Section 4.2 Company Subsidiaries; Company Minority Owned JVs.

(a) The Company’s direct and indirect Subsidiaries, together with their jurisdiction of incorporation or organization, as applicable, are listed on Schedule 4.2(a) of the Company Disclosure Letter (the “Company Subsidiaries”). Each Company Subsidiary has been duly formed or organized and is validly existing under the Legal Requirements of its respective jurisdiction of incorporation or organization and has the requisite power and authority to own, lease and operate its assets and properties and to conduct its business as now being conducted, except where the failure to be so formed, organized or existing, or to have such power and authority, would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. The Company has previously provided to Parent or its representatives true and complete copies of the Charter Documents of the Company Subsidiaries, as amended and currently in effect.

(b) Except as set forth on Schedule 4.2(b) of the Company Disclosure Letter, each Company Subsidiary is duly licensed or qualified to do business and, where applicable, is in good standing as a foreign corporation (or other entity, if applicable) in each jurisdiction in which it is conducting business, or the operation, ownership or leasing of its property or the character of its activities is such as to require it to be so licensed or qualified, except where the failure to be so licensed or qualified or in good standing would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole.

(c) Each of the Company’s direct and indirect 50% or minority owned joint ventures, together with their jurisdiction of incorporation or organization, as applicable, are listed on Schedule 4.2(c) of the Company

Disclosure Letter (the “Company Minority Owned JVs”). To the Knowledge of the Company, each Company Minority Owned JV has been duly formed or organized and is validly existing under the Legal Requirements of its respective jurisdiction of incorporation or organization and has the requisite power and authority to own, lease and operate its assets and properties and to conduct its business as now being conducted, except where the failure to be so formed, organized or existing, or to have such power and authority, would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. The Company has previously made available to Parent true and complete copies of the Charter Documents of each of the Company Minority Owned JVs, as amended and currently in effect. Except as set forth on Schedule 4.2(c) of the Company Disclosure Letter, to the Knowledge of the Company, each Company Minority Owned JV is duly licensed or qualified to do business and, where applicable, is in good standing as a foreign corporation (or other entity, if applicable) in each jurisdiction in which it is conducting business, or the operation, ownership or leasing of its property or the character of its activities is such as to require it to be so licensed or qualified, except where the failure to be so licensed or qualified or in good standing would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. Except as set forth on Schedule 4.2(c) of the Company Disclosure Letter, the execution, delivery and performance of this Agreement and the consummation of the Transactions does not and will not: (i) to the knowledge of the Company, violate any provision of, or result in the breach of, any Applicable Legal Requirement to which any of the Company Minority Owned JVs is subject or by which any property or asset of any of the Company Minority Owned JVs is bound; (ii) conflict with or violate the Charter Documents of any of the Company Minority Owned JVs; (iii) to the Knowledge of the Company, violate any provision of or result in a breach, default or acceleration of, or require a consent under, any material Contracts to which any of the Company Minority Owned JVs are a party, or terminate or result in the termination of any such Contract, or result in the creation of any Lien under any such Contract upon any of the properties or assets of any of the Company Minority Owned JVs, or constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, default, acceleration, termination or creation of a Lien; or (iv) to the Knowledge of the Company, result in a violation or revocation of any required Approvals (as defined below), except to the extent that the occurrence of any of the foregoing items set forth in clauses (iii) or (iv) would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. To the Knowledge of the Company, each Company Minority Owned JV: (A) has complied with and is not in violation of any Applicable Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business; (B) has not violated, and is not in default with respect to, any Order or any Approval; (C) maintains all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted; and (D) is not subject to any pending or any threatened Legal Proceedings, except to the extent that the violation or occurrence, as applicable, of any of the foregoing items set forth in clauses (A)-(D), individually or in the aggregate, has not been and would not reasonably be expected to be material to the Group Companies, taken as a whole.

Section 4.3 Capitalization.

(a) The authorized capital stock of the Company consists of: (i) 400,000 shares of Class A Common Stock, of which 279,267.66 shares are issued and outstanding as of the date of this Agreement; and (ii) 100,000 shares of Class B Common Stock, of which 2,780 shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights. Each share of Company Common Stock has been issued in compliance in all material respects with: (A) Applicable Legal Requirements; and (B) the Company’s Charter Documents. Schedule 4.3(a) of the Company Disclosure Letter contains a true and correct list of all Company Common Stock owned by each Company Stockholder, and the respective class(es) thereof.

(b) The Company has previously provided to Parent a list, dated as of October 17, 2019, that is true and correct as of such date, setting forth the name of each holder of any outstanding performance units granted under the Participation Plan (each a “Performance Unit”), the number of Performance Units held by each holder and the applicable grant value. Other than the Participation Plan, there are no stock appreciation, phantom stock, stock-based performance unit, profit participation, restricted stock, restricted stock unit or other equity-based compensation award or similar rights with respect to the Company. The Company has not granted any outstanding options, warrants, rights or other securities convertible into or exchangeable or exercisable for shares of the Company Common Stock, or any other commitments or agreements providing for the issuance of additional shares, the sale of treasury shares, or for the repurchase or redemption of shares of Company Common Stock, and there are no agreements of any kind which may obligate the Company to issue, purchase, register for sale, redeem or otherwise acquire any of its capital stock. Except for this Agreement, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreements or understandings with respect to the shares of Company Common Stock.

(c) The outstanding shares of capital stock (or other equity interests) of each of the Company Subsidiaries have been duly authorized and validly issued and (if applicable) are fully paid and nonassessable (where such concepts are applicable) and have not been issued in violation of any preemptive or similar rights. The Company or one or more of its wholly owned Subsidiaries own of record and beneficially all the issued and outstanding shares of capital stock (or other equity interests) of such Company Subsidiaries free and clear of any Liens other than (i) as may be set forth on Schedule 4.3(c); (ii) for any restrictions on sales of securities under applicable securities laws; and (iii) Permitted Liens. There are no outstanding options, warrants, rights or other securities convertible into or exercisable or exchangeable for any shares of capital stock (or other equity interests) of such Company Subsidiaries, any other commitments or agreements providing for the issuance of additional shares (or other equity interests), the sale of treasury shares, or for the repurchase or redemption of such Company Subsidiaries’ shares of capital stock (or other equity interests), or any agreements of any kind which may obligate any Company Subsidiary to issue, purchase, register for sale, redeem or otherwise acquire any of its shares of capital stock (or other equity interests). Except for the equity interests of the Company Subsidiaries set forth on Schedule 4.2(a) of the Company Disclosure Letter, the equity interests of the Company Minority Owned JVs set forth on Schedule 4.2(c) of the Company Disclosure Letter, and as otherwise set forth on Schedule 4.3(c) of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries owns, directly or indirectly, any ownership, equity, profits or voting interest in any Person or have any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other Contract, binding understanding, option, warranty or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

(d) Except as provided for in this Agreement, as a result of the consummation of the Transactions, no shares of capital stock, warrants, options or other securities of the Company are issuable and no rights in connection with any shares, warrants, options or other securities of the Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

Section 4.4 Due Authorization. The Company has all requisite corporate power and authority to: (a) execute, deliver and perform this Agreement and the other Transaction Agreements to which it is a party; and (b) carry out the Company’s obligations hereunder and thereunder and to consummate the Transactions (including the Mergers), in each case, subject to the consents, approvals, authorizations and other requirements described in Section 4.5. The execution and delivery by the Company of this Agreement and the other Transaction Agreements to which it is a party and the consummation by the Company of the Transactions (including the Mergers) have been duly and validly authorized by all requisite action, including approval by the Board of Directors of the Company and, following receipt of the Company Stockholder Approval, the Company Stockholders as required by the DGCL, and no other corporate proceeding on the part of the Company is necessary to authorize this Agreement. This Agreement and the other Transaction Agreements to which it is a party have been duly and validly executed and delivered by the Company and (assuming this Agreement constitutes a legal, valid and binding obligation of each of Parent, First Merger Sub and Second Merger Sub) constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (collectively, the “Remedies Exception”).

Section 4.5 No Conflict; Governmental Consents and Filings.

(a) Except as set forth on Schedule 4.5(a) of the Company Disclosure Letter, subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 4.5(b), the execution, delivery and performance of this Agreement (including the consummation by the Company of the Transactions) and the other Transaction Agreements to which the Company is a party by the Company do not and will not: (i) violate any provision of, or result in the breach of, any Applicable Legal Requirement to which any of the Group Companies is subject or by which any property or asset of any of the Group Companies is bound; (ii) conflict with or violate the Charter Documents of any of the Group Companies; (iii) violate any provision of or result in a breach, default or acceleration of, or require a consent under, any Company Material Contract or Material Current Government Contract, or terminate or result in the termination of any Company Material Contract or Material Current Government Contract, or result in the creation of any Lien under any Company Material Contract or Material Current Government Contract upon any of the properties or assets of any of the Group Companies, or constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, default, acceleration, termination or creation of a Lien; or (iv) result in a violation or revocation of any required Approvals, except to the extent that the occurrence of any of the foregoing items set forth in clauses (iii) or (iv) would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole.

(b) Assuming the truth and completeness of the representations and warranties of Parent contained in this Agreement, no consent, notice, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of the Company with respect to the Company’s execution, delivery or performance of this Agreement, any of the other Transaction Agreements to which it is a party or the consummation by the Company of the Transactions (including the Mergers), except for: (i) applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) or any similar foreign law; (ii) any consents, notices, approvals, authorizations, designations, declarations or filings, the absence of which would not reasonably be expected to have a Company Material Adverse Effect; (iii) compliance with any applicable requirements of the securities laws; (iv) as otherwise disclosed on Schedule 4.5(b) or Schedule 8.1(c) of the Company Disclosure Letter; (v) the filing of the First Certificate of Merger in accordance with the DGCL; and (vi) the filing of the Second Certificate of Merger in accordance with the DLLCA.

Section 4.6 Legal Compliance; Approvals.

(a) Each of the Group Companies has during the past five years complied with, and is not currently in violation of, any Applicable Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not been and are not reasonably likely to be material to the Group Companies, taken as a whole. No written, or to the Knowledge of the Company, oral notice of non-compliance with any Applicable Legal Requirements has been received during the past three years by any of the Group Companies.

(b) Each Group Company is in possession of all franchises, grants, authorizations, licenses, permits, consents, certificates, approvals and orders from Governmental Entities (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole.

Section 4.7 Government Contracts.

(a) Schedule 4.7(a) of the Company Disclosure Letter sets forth a list of each Current Government Contract in existence as of the date hereof that involves aggregate payments to the Company or any of the

Company Subsidiaries that are reasonably expected to be in excess of $10,000,000 (each, a “Material Current Government Contract”). Each Current Government Contract was legally awarded to the Company or a Company Subsidiary, as applicable. Each Current Government Contract: (i) is a legal, valid binding obligation of the Company or such Company Subsidiary, as applicable; and (ii) is in full force and effect and enforceable against the Company or such Company Subsidiary, as applicable, in accordance with its terms.

(b) Except as set forth on Schedule 4.7(b) of the Company Disclosure Letter, (i) none of the Group Companies is in breach or default of any Current Government Contract, and, to the Knowledge of the Company, no event has occurred which, with the giving of notice or the lapse of time or both, would constitute such a breach or default by any of the Group Companies; (ii) as of the date hereof, no Current Government Contract is currently the subject of bid or award protest proceedings; (iii) each of the Group Companies is in compliance with all applicable statutory and regulatory requirements, including the Federal Acquisition Regulation, the Cost Accounting Standards, the Truth in Negotiations Act and the Anti-Kickback Act, where and as applicable to each Current Government Contract and their associated quotations, bids and proposals; (iv) each representation, certification or disclosure statements made by or submitted on behalf of any of the Group Companies in connection with a Current Government Contract was current, accurate and complete in all material respects as of the date of submission; (v) as of the date hereof, no Governmental Entity nor any prime contractor or higher tier subcontractor under a Current Government Contract (including any Current Government Contract that involved aggregate payments to the Company or any of the Company Subsidiaries in excess of $5,000,000 for which work has been completed but which have not completed the closeout process pursuant to FAR 4.804-5) has disallowed in writing any costs claimed by any of the Group Companies under such Current Government Contracts that remains unresolved as of the date hereof and is not provided for in, or otherwise reflected or reserved for on the Financial Statements or disclosed in the notes thereto; (vi) no Governmental Entity has within the 12 months prior to the date hereof made any written claim for any price adjustment or any other written request for a reduction in the price of any such Current Government Contracts (including any Current Government Contract that involved aggregate payments to the Company or any of the Company Subsidiaries in excess of $5,000,000 for which work has been completed but which have not completed the closeout process pursuant to FAR 4.804-5) that is not provided for in, or otherwise reflected or reserved for on the Financial Statements or disclosed in the notes thereto; and (vii) there are no outstanding formal disputes between any Group Company, on the one hand, and any Governmental Entity, prime contractor, or subcontractor, on the other hand, arising under any Current Government Contract, except to the extent that the occurrence of any of the foregoing items set forth in clauses (i)-(vii), individually or in the aggregate, have not been and would not reasonably be expected to be material to the Group Companies, taken as a whole.

(c) Except as set forth on Schedule 4.7(c) of the Company Disclosure Letter and except for such matters that, individually or in the aggregate, have not been and would not reasonably be expected to be material to the Group Companies, taken as a whole, during the last three years: (i) none of the Group Companies has received any cure notice, show cause notice or other written communication terminating any Current Government Contract for default or convenience or threatening such action; (ii) none of the Group Companies has received any outstanding Level III or IV corrective action request or any unresolved letters of concern from a Governmental Entity under any Current Government Contract; (iii) none of the Group Companies has received any written notice of an unresolved significant weakness or deficiency with respect to the cost accounting system of any of the Group Companies; (iv) none of the Group Companies has received any written notice of any audits, investigations, reviews, inspections, surveys or examinations of records by any Governmental Entity with respect to a Current Government Contract (other than in the ordinary course of business, including such routine audits by the DCAA, DCMA, SIGAR, GSA and the United States Office of Federal Contract Compliance Programs); and (v) none of the Group Companies has made any mandatory disclosure to any Governmental Entity with respect to any irregularity, misstatement, significant overpayment, or violation of law arising under or relating to any Current Government Contract.

(d) Except as set forth on Schedule 4.7(d), neither the Group Companies nor any of their directors, officers or current employees has been during the past five years or is now suspended or debarred, or proposed for suspension or debarment from government contracting.

(e) The Group Companies are, and for the past five years have been, in compliance in all material respects with the National Industrial Security Program Operating Manual (Department of Defense Instruction 5520.22-M).

Section 4.8 Financial Statements.

(a) Set forth on Schedule 4.8 are: (i) the audited consolidated balance sheets as of December 31, 2018 and 2017 and consolidated statements of operations and comprehensive loss, changes in equity and cash flows of PAE Holding Corporation and its Subsidiaries for the twelve-month periods ended December 31, 2018, 2017 and 2016 together with the auditor’s reports thereon (the “Audited Financial Statements”); and (ii) an unaudited consolidated balance sheet as of June 30, 2019 and statements of operations and comprehensive loss and cash flows of PAE Holding Corporation and its Subsidiaries as of and for the six-month periods ended June 30, 2019 and 2018 (the “Interim Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”). The Financial Statements present fairly, in all material respects, the consolidated financial position and results of operations of PAE Holding Corporation and its Subsidiaries as of the dates and for the periods indicated in such Financial Statements in conformity with GAAP (except in the case of the Interim Financial Statements for the absence of footnotes and other presentation items and for normal year-end adjustments).

(b) PAE Holding Corporation has established and maintained a system of internal controls. To the Knowledge of the Company, such internal controls are sufficient to provide reasonable assurance regarding the reliability of PAE Holding Corporation’s financial reporting and the preparation of PAE Holding Corporation’s financial statements for external purposes in accordance with GAAP.

(c) There are no outstanding loans or other extensions of credit made by the Company to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

Section 4.9 No Undisclosed Liabilities. There is no liability, debt or obligation (absolute, accrued, contingent or otherwise) of any of the Group Companies of a type required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except for liabilities, debts and obligations: (a) provided for in, or otherwise reflected or reserved for on the Financial Statements or disclosed in the notes thereto; (b) that have arisen since the date of the most recent balance sheet included in the Financial Statements in the ordinary course of the operation of business of the Group Companies; (c) incurred in connection with the transactions contemplated by this Agreement; or (d) which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.10 Absence of Certain Changes or Events. Except as contemplated by this Agreement, since December 31, 2018 through the date of this Agreement, each of the Group Companies has conducted its business in the ordinary course consistent with past practice and there has not been: (a) any Company Material Adverse Effect; (b) any purchase, redemption or other acquisition by the Company of any of the shares of Company Common Stock or any other securities of the Company or any options, warrants, calls or rights to acquire any such Company Common Stock or other securities; (c) any split, combination or reclassification of any of the shares of Company Common Stock; (d) any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP or Applicable Legal Requirements; (e) any change in the auditors of the Company; (f) any issuance of shares of Company Common Stock; (g) any revaluation by the Company of any of its assets, including any sale of assets of the Company other than with respect to sales in the ordinary course of business; or (h) any action taken or agreed upon by any of the Group Companies that would be prohibited by Section 6.1 (other than clauses (a), (c), (d), (i) and, to the extent related to the foregoing clauses, (p) thereof) if such action were taken on or after the date hereof without the consent of Parent.

Section 4.11 Litigation. Except as set forth on Schedule 4.11 of the Company Disclosure Letter or as would not be material to the Group Companies, taken as a whole, as of the date hereof, there are: (a) no pending or, to the Knowledge of the Company, threatened, Legal Proceedings against any of the Group Companies or any of its properties or assets, or any of the directors or officers of any of the Group Companies with regard to their actions as such; (b) to the Knowledge of the Company, other than with respect to audits, examinations or investigations in the ordinary course of business conducted by a Governmental Entity pursuant to a Current Government Contract, no pending or threatened in writing, audits, examinations or investigations by any Governmental Entity against any of the Group Companies with regard to their actions as such; (c) no pending or threatened in writing Legal Proceedings by any of the Group Companies against any third party; (d) no settlements or similar agreements that imposes any material ongoing obligations or restrictions on any of the Group Companies; and (e) no Orders imposed or, to the Knowledge of the Company, threatened to be imposed upon any of the Group Companies or any of their respective properties or assets, or any of the directors or officers of any of the Group Companies with regard to their actions as such.

Section 4.12 Company Benefit Plans.

(a) Schedule 4.12(a) of the Company Disclosure Letter sets forth a complete list of each material Company Benefit Plan, including all employment contracts or offer letters unless any such arrangement (i) relates to an employee who is not an officer of PAE Holding Corporation; (ii) is in a form substantially similar to a form of employment contract or offer letter identified on Schedule 4.12(a) of the Company Disclosure Letter (which schedule includes a general description of groups of employees that has entered into agreements on such forms); or (iii) provides for a severance or notice period of 90 days or less (other than as required by Applicable Legal Requirements). “Company Benefit Plan” means each “employee benefit plan” as defined in Section 3(3) of ERISA, and any other agreement, arrangement, plan, policy or program providing compensation or other benefits to any current or former director, officer, employee or other service provider, which is maintained, sponsored or contributed to by the Company or any of the Company Subsidiaries or under which the Company or any of the Company Subsidiaries has any obligation or liability; provided that no “multiemployer plan,” within the meaning of Section 3(37) or 4001(a)(3) of ERISA shall be a Company Benefit Plan hereunder.

(b) With respect to each Company Benefit Plan on Schedule 4.12(a) of the Company Disclosure Letter, the Company has made available to Parent or its representatives copies of: (i) such Company Benefit Plan, or the applicable form listed on Schedule 4.12(a) of the Company Disclosure Letter, and any trust agreement relating to such plan; (ii) the most recent summary plan description for such Company Benefit Plan for which such summary plan description is required; (iii) the most recent annual report on Form 5500 and all attachments thereto filed with the Internal Revenue Service with respect to such Company Benefit Plan (if applicable); (iv) the most recent determination or opinion letter, if any, issued by the Internal Revenue Service with respect to such Company Benefit Plan; and (v) any material non-routine correspondence with any Governmental Entity regarding any Company Benefit Plan during the past three years. In addition, the Company has provided to Parent or its representatives a schedule summarizing all outstanding retention, change in control bonuses, change in control severance or other similar payment obligations of the Group Companies that is true and accurate in all material respects as of October 17, 2019 (the “Retention Award Summary”) and the Company has made available to Parent or its representatives a copy of each agreement listed in the Retention Award Summary.

(c) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole: (i) each Company Benefit Plan has been administered in accordance with its terms and all Applicable Legal Requirements, including ERISA and the Code; (ii) all contributions required to be made with respect to any Company Benefit Plan on or before the date hereof have been made; and (iii) to the Knowledge of the Company, no non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA and Section 4975 of the Code) has occurred or is reasonably expected to occur with respect to any Company Benefit Plan. Each Company Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code: (A) has received a favorable determination or opinion letter as to its qualification; or (B) has been established under a standardized master and prototype or volume submitter plan for which a current favorable Internal Revenue Service advisory letter or opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer, and nothing has occurred and no circumstances exist that would reasonably be expected to result in the loss of the qualification of such plan under Section 401(a) of the Code.

(d) Except as set forth on Schedule 4.12(d), neither the Company nor its subsidiaries has, within the past six years, sponsored, been obligated to contribute to, or has any reasonable expectation of current or contingent liability in respect of: (i) an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA (including any “multiemployer plan” within the meaning of Section (3)(37) of ERISA); (ii) a “multiple employer plan” as defined in Section 413(c) of the Code; or (iii) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(e) With respect to any “multiemployer plan” within the meaning of Section (3)(37) or 4001(a)(3) of ERISA to which the Company or its subsidiaries contributes or would reasonably be expected to have any current or contingent liability in respect of (a “Multiemployer Plan”): (i) except as would not result in material liability, all contributions due from the Company, its subsidiaries or any of their respective ERISA Affiliates to any such plan have been timely made; (ii) none of the Company, its subsidiaries or their respective ERISA Affiliates has incurred any withdrawal liability under Title IV of ERISA which remains unsatisfied; (iii) no Multiemployer Plan is in “reorganization” or “insolvent” (as those terms are defined in Sections 4241 and 4245 of ERISA, respectively) or has been determined to be in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 or Title IV of ERISA; and (iv) the Company has provided a copy of (A) the notice under Section 101(l) of ERISA pertaining to its estimated withdrawal liability under Title IV of ERISA most recently received by the Company, (B) the applicable union contract which provides for the Company’s funding obligations; and (C) any material non-routine correspondence with any Governmental Entity during the past three years. If the Company or any Company Subsidiary incurred withdrawal liability costs under any Multiemployer Plan (other than the I.A.M. National Pension Fund) in connection with a Current Government Contract, to the Knowledge of the Company, it is reasonably expected that the Company would be reimbursed for such withdrawal liability costs by the U.S. Government under Federal Acquisition Regulation 31.205-6 (Compensation for Personal Services).

(f) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole, with respect to the Company Benefit Plans or their administrators or fiduciaries: (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of the Company, threatened; and (ii) to the Knowledge of the Company, no facts or circumstances exist that would reasonably be expected to give rise to any such actions, suits or claims.

(g) None of the Company Benefit Plans provides for, and the Group Companies have no liability in respect of, post-retiree health, welfare or life insurance benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state or other Legal Requirements and at the sole expense of such participant or the participant’s beneficiary.

(h) Neither the execution and delivery of this Agreement nor the consummation of the Transactions will, either alone or in connection with any other event(s): (i) result in any payment or benefit becoming due to any current or former employee, contractor or director of the Company or its subsidiaries or under any Company Benefit Plan; (ii) increase any amount of compensation or benefits otherwise payable to any current or former employee, contractor or director of the Company or its subsidiaries or under any Company Benefit Plan; (iii) result in the acceleration of the time of payment, funding or vesting of any benefits to any current or former employee, contractor or director of the Company or its subsidiaries or under any Company Benefit Plan; or (iv) result in any limit on the right to merge, amend or terminate any Company Benefit Plan; provided, that the foregoing shall not include arrangements entered into by Parent prior to the Closing Date.

(i) Neither the execution and delivery of this Agreement nor the consummation of the Transactions shall, either alone or in connection with any other event(s), give rise to any “excess parachute payment” as defined in Section 280G(b)(1) of the Code or any excise tax owing under Section 4999 of the Code.

(j) The Company maintains no obligations to gross-up or reimburse any individual for any tax or related interest or penalties incurred by such individual, including under Sections 409A or 4999 of the Code or otherwise.

(k) Each Company Benefit Plan which is a “nonqualified deferred compensation plan” subject to Section 409A of the Code has been established, operated and maintained in compliance with Section 409A of the Code in all material respects.

(l) All Performance Units have been granted and administered in all material respects in accordance with the Participation Plan, the applicable Performance Unit agreement and Applicable Legal Requirements. As of the Closing, the Participation Plan will be terminated and of no further force or effect, and the Company will not have any liability with respect thereto, other than the Participation Plan Costs.

Section 4.13 Labor Relations.

(a) Except for the Contracts listed on Schedule 4.13(a) of the Company Disclosure Letter, no Group Company is a party to any collective bargaining agreement.

(b) There have been no strikes, work stoppages, slowdowns, lockouts, arbitrations, or material grievances or other labor disputes (including unfair labor practice charges, grievances, or complaints) pending, or, to the Knowledge of the Company, threatened against or involving the Company involving any employee, except for those which would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole.

(c) Except as otherwise listed on Schedule 4.13(c) of the Company Disclosure Letter, as of the date hereof, there are no complaints, charges or claims against the Company pending or, to Knowledge of the Company, threatened before any Governmental Entity based on, arising out of, in connection with or otherwise relating to the employment, termination of employment or failure to employ by the Company, of any individual, except for those complaints, charges or claims which would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole.

(d) The Company is, and for the past three years, has been, in compliance with all Legal Requirements relating to the employment of labor, including all such Legal Requirements relating to wages (including minimum wage and overtime), hours or work, child labor, discrimination, civil rights, withholdings and deductions, classification and payment of employees, independent contractors, and consultants, employment equity, the federal Worker Adjustment and Retraining Notification Act (“WARN”) and any similar state or local “mass layoff” or “plant closing” Legal Requirement, collective bargaining, occupational health and safety, workers’ compensation, and immigration, except for instances of noncompliance which would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. There has been no “mass layoff” or “plant closing” (as defined by WARN) with respect to the Company within the six months prior to the date of this Agreement and no such events are reasonably expected to occur prior to Closing.

(e) During the past five years, to the Knowledge of the Company, there have been no employment discrimination or employment harassment allegations raised, brought, threatened, or settled relating to any appointed officer or director of PAE Holding Corporation involving or relating to his or her services provided to PAE Holding Corporation. The policies and practices of the Group Companies comply with all federal, state, and local Laws concerning employment discrimination and employment harassment, except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole.

(f) The execution and delivery of this Agreement and the other Transaction Agreements and the performance of this Agreement and the Transactions do not require the Company to seek or obtain any consent, engage in consultation with, or issue any notice to any unions or labor organizations.

Section 4.14 Real Property; Tangible Property.

(a) Schedule 4.14(a) of the Company Disclosure Letter lists, as of the date of this Agreement, all real property owned by the Group Companies (the “Owned Real Property”). The Company or one of the Company Subsidiaries has good and marketable fee simple title to all Owned Real Property, subject only to any Permitted Liens.

(b) Schedule 4.14(b) of the Company Disclosure Letter lists, as of the date of this Agreement, all material real property leased by the Group Companies (the “Leased Real Property”). The Company or one of the Company Subsidiaries has a valid, binding and enforceable leasehold estate in, and enjoys peaceful and undisturbed possession of, all Leased Real Property and each of the leases, lease guarantees, agreements and documents related to any Leased Real Property, including all amendments, terminations and modifications thereof (collectively, the “Company Real Property Leases”), is in full force and effect. The Company has made available to Parent true, correct and complete copies of all material Company Real Property Leases. None of the Group Companies is in breach of or default under any Company Real Property Lease, and, to the Knowledge of the Company, no event has occurred and no circumstance exists which, if not remedied, and whether with or without notice or the passage of time or both, would result in such a breach or default, except for such breaches or defaults as would not individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. None of the Group Companies has received written notice from, or given any written notice to, any lessor of such Leased Real Property of, nor is there any default, event or circumstance that, with notice or lapse of time, or both, would constitute a default by the party that is the lessee or lessor of such Leased Real Property. No party to any Company Real Property Lease has exercised any termination rights with respect thereto.

(c) The Company or one of the Company Subsidiaries owns and has good and marketable title to, or a valid leasehold interest in or right to use, all of its material tangible assets or personal property, free and clear of all Liens other than: (i) Permitted Liens; and (ii) the rights of lessors under any leases. The material tangible assets or personal property (together with the Intellectual Property rights and contractual rights) of the Group Companies: (A) constitute all of the assets, rights and properties that are necessary for the operation of the businesses of the Group Companies as they are now conducted, and taken together, are adequate and sufficient for the operation of the businesses of the Group Companies as currently conducted; and (B) have been maintained in all material respects in accordance with generally applicable accepted industry practice, are in good working order and condition, except for ordinary wear and tear and as would not, individually or in the aggregate, reasonably be expected to be material to the business of the Group Companies, taken as a whole.

Section 4.15 Taxes.

(a) All material Tax Returns required to be filed by the Group Companies have been filed, and all such Tax Returns are true, correct and complete in all material respects.

(b) The Group Companies have paid all material amounts of their Taxes which are due and payable.

(c) The Group Companies have complied in all material respects with all Applicable Legal Requirements relating to the withholding and remittance of all material amounts of Taxes and all material amounts of Taxes required by Applicable Legal Requirements to be withheld by the Group Companies have been withheld and paid over to the appropriate Governmental Entity.

(d) No deficiency for any material amount of Taxes has been asserted or assessed by any Governmental Entity in writing against any Group Company (nor to the Knowledge of the Company is there any), which deficiency has not been paid or resolved. No material audit or other proceeding by any Governmental Entity is currently pending or threatened in writing against any Group Company with respect to any Taxes due from such entities.

(e) There are no liens for material amounts of Taxes (other than Permitted Liens) upon any of the assets of the Group Companies.

(f) As of the Closing Date, the accrued and unpaid federal, state, local and foreign income Taxes (determined using income tax principles and not GAAP) of the Group Companies with respect to the taxable year (or portion thereof) ending on the Closing Date and the taxable year of each Group Company immediately preceding the taxable year (or portion thereof) ending on the Closing Date, will not materially exceed the amount taken into account pursuant to clause (b) of the definition of Tax Overpayment/Underpayment Amount for purposes of calculating the Estimated Tax Overpayment/Underpayment Amount.

(g) There are no Tax indemnification agreements or Tax sharing agreements under which any Group Company could be liable after the Closing Date for the Tax liability of any Person other than one or more of the Group Companies, except for customary agreements or arrangements with customers, vendors, lessors, lenders and the like or other agreements, in each case, that do not relate primarily to Taxes.

(h) None of the Group Companies have constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the past two years.

(i) None of the Group Companies has entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(j) No Group Company: (i) has any liability for the Taxes of another Person (other than any Group Company) pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Tax law) or as a transferee or a successor; or (ii) has ever been a member of an affiliated, consolidated, combined or unitary group filing for U.S. federal, state or local income Tax purposes, other than a group the common parent of which was and is the Company (or another Group Company).

(k) No Group Company has consented to extend the time in which any material Tax may be assessed or collected by any Governmental Entity (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business), which extension is still in effect.

(l) No Group Company has, or since January 1, 2015, has had, a permanent establishment in any country other than the country of its organization, or is, or since January 1, 2015, has been, subject to income Tax in a jurisdiction outside the country of its organization, in each case, where it is required to file a material income Tax Return and does not file such Tax Return.

(m) No Group Company will be required to include any material item of income in, or exclude any material item or deduction from, taxable income for any taxable period beginning after the Closing Date or, in the case of any taxable period beginning on or before and ending after the Closing Date, the portion of such period beginning after the Closing Date, as a result of: (i) an installment sale or open transaction disposition that occurred on or prior to the Closing Date; (ii) any change in method of accounting on or prior to the Closing Date, including by reason of the application of Section 481 of the Code (or any analogous provision of state, local or foreign Tax law); (iii) other than in the ordinary course of business a prepaid amount received or deferred revenue recognized on or prior to the Closing Date; (iv) to the Knowledge of the Company, any intercompany transaction described in Treasury Regulations under Section 1502 (or any corresponding or similar provision of state or local Tax law); or (v) any closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign Tax law.

(n) No Group Company has made an election described in Section 965(h) of the Code.

(o) No claim has been made in writing (nor to the Knowledge of the Company has any claim been made) by any Governmental Entity in a jurisdiction in which any Group Company does not file Tax Returns that is or may be subject to Tax by, or required to file Tax Returns in, that jurisdiction.

Section 4.16 Environmental Matters. Each of the Group Companies is, and for the past five years has been, in compliance with all Environmental Laws, except for any such instance of non-compliance that would not reasonably be expected to be material to the Group Companies taken as a whole. The Group Companies have obtained, hold, are, and for the past five years have been, in material compliance with all permits required under applicable Environmental Laws to permit the Group Companies to operate their assets in a manner in which they are now operated and maintained and to conduct the business of the Group Companies as currently conducted, except where the absence of, or failure to be in material compliance with, any such permit would not reasonably be expected to be material to the Group Companies, taken as a whole. Except as set forth on Schedule 4.16 of the Company Disclosure Letter, there are no written claims or notices of violation pending or, to the Knowledge of the Company, threatened against any of the Group Companies alleging violations of or liability under any Environmental Law, except for any such claim or notice that would not reasonably be expected to be material to the Group Companies. Neither the Group Companies nor, to the Knowledge of the Company, any other Person has disposed of or released any Hazardous Material at, on or under the any facility currently or formerly owned or operated by any of the Group Companies or any third-party site, in each case in a manner that would be reasonably likely to give rise to a material liability of the Group Companies for investigation costs, cleanup costs, response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees under any Environmental Laws. None of the Group Companies has agreed to indemnify any Person or assumed by Contract the liability of any third party arising under Environmental Law. The Group Companies have made available to Parent copies of all material written environmental reports, audits, assessments, liability analyses, memoranda and studies in the possession of, or conducted by, the Group Companies with respect to compliance or liabilities under Environmental Law.

Section 4.17 Brokers; Third Party Expenses. No broker, finder, investment banker or other Person is entitled to, nor will be entitled to, either directly or indirectly, any brokerage fee, finders’ fee or other similar commission, for which Parent or any of the Group Companies would be liable in connection with the transactions contemplated by this Agreement or the Transactions based upon arrangements made by any of the Group Companies or any of their Affiliates.

Section 4.18 Intellectual Property.

(a) Schedule 4.18(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement, each subsisting, of registered Patent and Patent application, registered Trademark and application for Trademark registration, registered Copyright, internet domain name, and material unregistered Trademark which any of the Group Companies has (or purports to have) an ownership interest or an exclusive license or similar exclusive right in any field or territory, whether in the United States or internationally (in each case setting forth the applicable jurisdiction, title, application and registration or serial number and date, and record owner and, if different, the legal owner and beneficial owner).

(b) The Company or one of the Company Subsidiaries owns, or has the right to use pursuant to a valid license, sublicense, or other written agreement all Intellectual Property used in or necessary for the conduct and operation of the business of the Group Companies, as presently conducted and as proposed to be conducted immediately following the Closing. The Company or one of its Subsidiaries is the sole and exclusive owner of all right, title and interest in and to all Owned Intellectual Property (subject to non-exclusive licenses that have been granted therein in the ordinary course of business) free and clear of all Liens (other than Permitted Liens).

(c) The Group Companies, the conduct and operation of the business of the Group Companies as presently conducted and as proposed to be conducted immediately following the Closing (including the creation, licensing, marketing, importation, offering for sale, sale, or use of the products and services of the business of the

Group Companies), and the Owned Intellectual Property has not infringed, misappropriated (or constituted or resulted from a misappropriation of) or otherwise violated, and are not infringing, misappropriating (or constitute or result from the misappropriation of) or otherwise violating any Intellectual Property other than Patents of any Person or, to the Knowledge of the Company, any Patents of any Person. None of the Group Companies has received from any Person in the past three years any written (or to the Knowledge of the Company, oral) notice, charge, complaint, claim or other assertion (i) of any infringement, misappropriation or other violation of any Intellectual Property of any Person or (ii) contesting the use, ownership, validity or enforceability of any of the Owned Intellectual Property. To the Knowledge of the Company, no other Person has infringed, misappropriated or violated, or is infringing, misappropriating or violating, any Intellectual Property of any of the Group Companies, and no such claims have been made in writing against any Person by any of the Group Companies in the past three years. None of the Owned Intellectual Property is subject to any pending or outstanding Order, settlement, consent order or other disposition of dispute that adversely restricts the use, transfer or registration of, or adversely affects the validity or enforceability of, any Owned Intellectual Property.

(d) To the Knowledge of the Company, no past or present director, officer or employee of any of the Group Companies owns (or has any claim, or any right (whether or not currently exercisable) to any ownership interest, in or to) any material Owned Intellectual Property. Each of the present employees, consultants and independent contractors of the Group Companies who are engaged in creating or developing for or on behalf of such Group Company any material Owned Intellectual Property in the course of such Person’s employment or engagement has executed and delivered a written agreement, pursuant to which such Person has: (i) agreed to hold all confidential information of such Group Company in confidence both during and after such Person’s employment or retention, as applicable; and (ii) presently assigned to such Group Company all of such Person’s rights, title and interest in and to all Intellectual Property created or developed for such Group Company in the course of such Person’s employment or retention thereby. To the Knowledge of the Company, there is no material uncured breach by any such Person with respect to material Intellectual Property under any such agreement.

(e) Each of the Group Companies, as applicable, has taken adequate and commercially reasonable steps to maintain the secrecy, confidentiality and value of all Trade Secrets constituting Owned Intellectual Property and all Trade Secrets of any Person to whom any Group Company has a contractual confidentiality obligation with respect to such Trade Secrets. No Trade Secret that is material to the business of the Group Companies has been authorized to be disclosed, or, to the Knowledge of the Company, has been disclosed to any other Person, other than as subject to a written agreement restricting the disclosure and use of such Trade Secret. No source code constituting Owned Intellectual Property has been delivered, licensed or made available by any Group Company to, or accessed by, any escrow agent or other Person, other than employees or contractors of such Group Company subject to written agreements restricting the disclosure and use of such source code.

(f) No open source software is or has been included, incorporated or embedded in, linked to, combined, made available or distributed with, or used in the development, maintenance, operation, delivery or provision of any computer software constituting Owned Intellectual Property, in each case, in a manner that requires or obligates any Group Company to: (i) disclose, contribute, distribute, license or otherwise make available to any Person (including the open source community) any source code constituting Owned Intellectual Property; (ii) license any computer software constituting Owned Intellectual Property for making modifications or derivative works; (iii) disclose, contribute, distribute, license or otherwise make available to any Person any computer software constituting Owned Intellectual Property for no or nominal charge; or (iv) grant a license to, or refrain from asserting or enforcing any of, its Patents. Each Group Company is in compliance with the terms and conditions of all relevant licenses for open source software used in the business of the Group Companies.

(g) No Governmental Entity has any: (i) ownership interest or exclusive license in or to any material Owned Intellectual Property; (ii) “unlimited rights” (as defined in 48 C.F.R. § 52.227-14 and in 48 C.F.R. § 252.227-7013(a)) in or to any of the software set forth in Schedule 4.18(g)(ii) of the Company Disclosure Letter; or (iii) “march in rights” (pursuant to 35 U.S.C. § 203) in or to any Patents constituting material Owned Intellectual Property.

(h) The Company or one of the Company Subsidiaries owns or has a valid right to access and use pursuant to a written agreement all Company IT Systems. The Company IT Systems: (i) are adequate in all material respects for the operation and conduct of the business of the Group Companies as currently conducted; and (ii) to the Knowledge of the Company, do not contain any viruses, worms, Trojan horses, bugs, faults or other devices, errors, contaminants or effects that (A) materially disrupt or adversely affect the functionality of the Company IT Systems, except as disclosed in their documentation or (B) enable or assist any Person to access without authorization any Company IT Systems. To the Knowledge of the company, during the past three years, there has been no unauthorized access to or breach or violation of any Company IT Systems. In the last two years, there have been no failures, breakdowns, continued substandard performance, data loss, material outages, material unscheduled downtime or other adverse events affecting any such Company IT Systems that have caused or could reasonably be expected to result in the substantial disruption of or interruption in or to the use of such Company IT Systems or the conduct and operation of the business of the Group Companies.

(i) Neither the execution and delivery of this Agreement nor the consummation of the Transactions (either alone or in combination with any other event) will result in the: (i) loss or impairment of, or any Lien on, any Owned Intellectual Property or material Licensed Intellectual Property; (ii) release, disclosure or delivery of any source code constituting Owned Intellectual Property to any Person; (iii) grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any Owned Intellectual Property; or (iv) payment of any additional consideration to, or the reduction of any payments from, any Person with respect to any Owned Intellectual Property or material Licensed Intellectual Property.

Section 4.19 Privacy.

(a) The Group Companies and any Person acting for or on the Group Companies’ behalf has at all times during the past five years (in the case of any such Person, during the time such Person was acting for or on behalf of any of the Group Companies) materially complied, as applicable to the Group Companies, with: (i) all applicable Privacy Laws; (ii) all of the Group Companies’ policies and notices regarding Personal Information (“Group Companies’ Privacy Notices”); and (iii) all of the Group Companies’ obligations regarding Personal Information under any Material Contracts. None of the Group Companies has received in the five years prior to the date of this Agreement any written notice of any claims (including written notice from third parties acting on its or their behalf), of or been charged with, the violation of, any Privacy Laws. To the Knowledge of the Company, none of the Group Companies’ Privacy Notices have contained any material omissions or been misleading or deceptive.

(b) Each of the Group Companies has during the past five years used reasonable efforts to: (i) implement and maintain in all material respects reasonable safeguards to protect Personal Information and other confidential data in its possession or under its control against loss, theft, misuse or unauthorized access, use, modification or disclosure; and (ii) require all third-party service providers, outsourcers, processors or other third parties who process, store or otherwise handle Personal Information for or on behalf of such Group Company that obligate such Persons to comply with applicable Privacy Laws in all material respects and to take reasonable steps to protect and secure Personal Information from loss, theft, misuse or unauthorized access, use, modification or disclosure. To the Knowledge of the Company, any third party who has provided Personal Information to such Group Company during the past five years has done so in compliance with applicable Privacy Laws, including providing any notice and obtaining any consent required under such Privacy Laws.

(c) To the Knowledge of the Company, during the past three years, there have been no breaches, security incidents, misuse of or unauthorized access to or disclosure of any Personal Information in the possession or control of any of the Group Companies or collected, used or processed by or on behalf of the Group Companies and none of the Group Companies have provided or been legally or contractually required to provide any notices to any Person in connection with a disclosure of Personal Information in the last three years. During the past three years, the Group Companies have implemented reasonable disaster recovery and business continuity plans, and taken actions consistent with such plans, to the extent required, to safeguard the data and Personal Information in its possession or control. The Company has conducted commercially reasonable data security testing or audits at reasonable and appropriate intervals and has resolved or remediated any material data security issues or vulnerabilities identified. To the Knowledge of the Company, neither any of the Group Companies nor any third party acting at the direction or authorization of such Group Companies has paid: (i) any perpetrator of any data breach incident or cyber-attack; or (ii) any third party with actual or alleged information about a data breach incident or cyber-attack, pursuant to a request for payment from or on behalf of such perpetrator or other third party.

Section 4.20 Agreements, Contracts and Commitments.

(a) Schedule 4.20 of the Company Disclosure Letter sets forth a true, correct and complete list of each Company Material Contract (as defined below) that is in effect as of the date of this Agreement. For purposes of this Agreement, “Company Material Contract” of the Group Companies shall mean each Company IP Contract, each Company Real Property Lease and each of the following Contracts to which any of the Group Companies is a party:

(i) Each Contract (other than purchase orders with suppliers or customers entered into in the ordinary course of business) that the Company reasonably anticipates will involve annual payments or consideration furnished by or to any of the Group Companies of more than $3,000,000;

(ii) Each note, debenture, other evidence of indebtedness, guarantee, loan, credit or financing agreement or instrument or other contract for money borrowed by any of the Group Companies from a third party, in each case, having an outstanding principal amount in excess of $1,000,000, including the Existing Credit Agreements, but excluding guarantees of performance under Government Contracts entered into in the ordinary course of business;

(iii) Each Contract for the acquisition of any Person or any business division thereof or the disposition of any material assets of any of the Group Companies (other than in the ordinary course of business), in each case, whether by merger, purchase or sale of stock or assets or otherwise (other than Contracts for the purchase or sale of inventory or supplies entered into in the ordinary course of business) occurring in the last five years;

(iv) Each obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

(v) Each collective bargaining agreement with any labor union;

(vi) Each employment or consulting (with respect to an individual, independent contractor) Contract providing for annual base salary or consulting fee payments in excess of $300,000, excluding any such employment, consulting, or management Contract that either: (A) is terminable by the Company or the applicable Company Subsidiary at will; or (B) provides for severance, notice and/or garden leave obligations of 90 days or less or such longer period as is required by Applicable Legal Requirements;

(vii) Each lease, rental agreement, installment and conditional sale agreement, or other Contract that, in each case, (A) provides for the ownership of, leasing of, title to, use of, or any leasehold or other interest in any personal property; and (B) involves annual payments in excess of $500,000;

(viii) Each joint venture Contract, partnership agreement or limited liability company agreement with a third party (in each case, other than with respect to wholly owned Company Subsidiaries);

(ix) Each Contract other than teaming agreements entered into in connection with the pursuit of a specific Government Contract or subcontract thereto or customary non-disclosure agreements that purports to limit or contains covenants expressly limiting in any material respect the freedom of any of the Group Companies to: (A) compete with any Person in a product line or line of business; (B) operate in any geographic area; or (C) solicit customers;

(x) Each Contract (other than those made in the ordinary course of business): (A) providing for the grant of any preferential rights to purchase or lease any asset of the Group Companies; or (B) providing for any right (exclusive or non-exclusive) to sell or distribute any material product or service of any of the Group Companies;

(xi) Each Contract pursuant to which any of the Group Companies licenses material Intellectual Property from a third party, other than click-wrap, shrink-wrap and off-the-shelf software licenses, and any other software licenses that are available on standard terms to the public generally with license, maintenance, support and other fees less than $1,000,000 per year; and

(xii) Each obligation to register any Company Common Stock or other securities of the Company with any Governmental Entity.

(b) All Company Material Contracts are: (i) in full force and effect, subject to the Remedies Exception; and (ii) represent the valid and binding obligations of the Company or one of the Company Subsidiaries party thereto and, to the Knowledge of the Company, represent the valid and binding obligations of the other parties thereto. True, correct and complete copies of all Company Material Agreements have been made available to Parent. None of the Group Companies nor, to the Knowledge of the Company, any other party thereto, is in breach of or default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any of the Company Material Contracts, and no party to any Company Material Contract has given any written or, to the Knowledge of the Company, oral, claim or notice of any such breach, default or event, which individually or in the aggregate, would be reasonably likely to be material to the Group Companies, taken as a whole.

Section 4.21 Insurance. Schedule 4.21 of the Company Disclosure Letter contains a list of all material policies of property, fire and casualty, product liability, workers’ compensation, and other forms of insurance held by, or for the benefit of, the Group Companies as of the date of this Agreement (collectively, the “Insurance Policies”), which policies are in full force and effect. True and complete copies of the Insurance Policies (or, to the extent such policies are not available, policy binders) have been made available to Parent or its representatives. None of the Group Companies has received any written notice from any insurer under any of the Insurance Policies, canceling, terminating or materially adversely amending any such policy or denying renewal of coverage thereunder and all premiums on such insurance policies due and payable as of the date hereof have been paid. There is no pending material claim by any Group Company against any insurance carrier for which coverage has been denied or disputed by the applicable insurance carrier (other than a customary reservation of rights notice).

Section 4.22 Affiliate Matters. Except: (a) the Company Benefit Plans; (b) Contracts relating to labor and employment matters set forth on Schedule 4.13 of the Company Disclosure Letter; (c) Contracts between or among the Group Companies; and (d) Contracts entered into on an arm’s length basis and in the ordinary course of business between any of the Group Companies, on the one hand, and the direct or indirect portfolio companies of investment funds advised or managed by Platinum Equity Advisors, LLC or any of its Affiliates, on the other hand, none of the Group Companies is party to any Contract with any: (i) present or former officer, director, employee or Company Stockholder or a member of his or her immediate family of any of the Group Companies; or (ii) Affiliate of the Company. To the Knowledge of the Company, no present or former officer, director, employee, Company Stockholder or holder of derivative securities of the Company (each, an “Insider”) or any member of an Insider’s immediate family is, directly or indirectly, interested in any Contract with any of the Group Companies (other than such Contracts as relate to any such Person’s ownership of Company Common Stock or other securities of the Company or such Person’s employment or consulting arrangements with the Group Companies).

Section 4.23 Certain Provided Information. The information relating to the Group Companies supplied by the Company for inclusion in the Proxy Statement will not, as of the date on which the Proxy Statement (or any amendment or supplement thereto) is first distributed to holders of Parent Class A Stock or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to: (a) statements made or incorporated by reference therein based on information supplied by Parent, First Merger Sub or Second Merger Sub for inclusion or incorporation by reference in the Proxy Statement or any Parent SEC Reports or Additional Parent SEC Reports; or (b) any projections or forecasts included in the Proxy Statement.

Section 4.24 Indebtedness. Schedule 4.24 of the Company Disclosure Letter sets forth the outstanding principal amount of Rollover Indebtedness as of the date hereof. Schedule 4.24 of the Company Disclosure Letter also sets forth the principal amount of all of the outstanding Indebtedness, as of the date hereof, of the Group Companies, other than the Rollover Indebtedness.

Section 4.25 Absence of Certain Business Practices. For the past five years: (a) the Group Companies and their respective directors and officers and, to the Knowledge of the Company, their respective employees, agents, and any other Persons acting for or on behalf of the Group Companies have been in compliance with all applicable Specified Business Conduct Laws; and (b) none of the Group Companies has: (i) received written notice of or made a voluntary, mandatory or directed disclosure to any Governmental Entity relating to any actual or potential violation of any Specified Business Conduct Law; or (ii) been a party to or the subject of any pending or, to the Knowledge of the Company, threatened Legal Proceeding or, to the Knowledge of the Company, investigation by or before any Governmental Entity related to any actual or potential violation of any Specified Business Conduct Law. None of the Group Companies, nor any of their respective directors or officers, nor to the Knowledge of the Company, any of their respective employees, agents, or any other Person acting for or on behalf of the Group Companies is the subject or target of any sanctions or the target of restrictive export controls administered by the U.S. government, the United Nations Security Council, Her Majesty’s Treasury of the United Kingdom, or the European Union.

Section 4.26 Disclaimer of Other Warranties. THE COMPANY HEREBY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN ARTICLE V, NONE OF PARENT, FIRST MERGER SUB, SECOND MERGER SUB OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, TO THE COMPANY, ANY OF ITS AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO PARENT, FIRST MERGER SUB, SECOND MERGER SUB OR ANY OF THEIR RESPECTIVE BUSINESSES, ASSETS OR PROPERTIES OF THE FOREGOING, OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, FUTURE RESULTS, PROPOSED BUSINESSES OR FUTURE PLANS. WITHOUT LIMITING THE FOREGOING AND NOTWITHSTANDING ANYTHING TO THE CONTRARY: (A) NONE OF PARENT, FIRST MERGER SUB, SECOND MERGER SUB OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES SHALL BE DEEMED TO MAKE TO THE COMPANY, COMPANY STOCKHOLDERS, OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES ANY REPRESENTATION OR WARRANTY OTHER THAN AS EXPRESSLY MADE BY PARENT, FIRST MERGER SUB AND SECOND MERGER SUB TO THE COMPANY IN ARTICLE V; AND (B) NONE OF PARENT, FIRST MERGER SUB, SECOND MERGER SUB NOR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES, HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE TO THE COMPANY, COMPANY STOCKHOLDERS, OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO: (I) THE INFORMATION DISTRIBUTED OR MADE AVAILABLE TO THEM BY OR ON BEHALF OF PARENT, FIRST MERGER SUB OR SECOND MERGER SUB IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS; (II) ANY MANAGEMENT PRESENTATION, CONFIDENTIAL INFORMATION MEMORANDUM OR SIMILAR DOCUMENT; OR (III) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR SIMILAR ITEM RELATING TO PARENT, FIRST MERGER SUB, SECOND MERGER SUB OR ANY OF THEIR BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING. THE

COMPANY HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY PROMISE, REPRESENTATION OR WARRANTY THAT IS NOT EXPRESSLY SET FORTH IN ARTICLE V OF THIS AGREEMENT. THE COMPANY ACKNOWLEDGES THAT IT HAS CONDUCTED, TO ITS SATISFACTION, AN INDEPENDENT INVESTIGATION AND VERIFICATION OF PARENT, FIRST MERGER SUB, SECOND MERGER SUB AND THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING AND, IN MAKING ITS DETERMINATION THE COMPANY HAS RELIED ON THE RESULTS OF ITS OWN INDEPENDENT INVESTIGATION AND VERIFICATION, IN ADDITION TO THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY EXPRESSLY AND SPECIFICALLY SET FORTH IN ARTICLE V OF THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION 4.26, CLAIMS AGAINST PARENT, FIRST MERGER SUB, SECOND MERGER SUB OR ANY OTHER PERSON SHALL NOT BE LIMITED IN ANY RESPECT IN THE EVENT OF INTENTIONAL FRAUD IN THE MAKING OF THE REPRESENTATIONS AND WARRANTIES IN ARTICLE V BY SUCH PERSON.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF PARENT, FIRST MERGER SUB AND

SECOND MERGER SUB

Except: (a) as set forth in the letter dated as of the date of this Agreement and delivered by Parent, First Merger Sub and Second Merger Sub to the Company on or prior to the date of this Agreement (the “Parent Disclosure Letter”); and (b) as disclosed in the Parent SEC Reports filed with the SEC prior to the date of this Agreement (to the extent the qualifying nature of such disclosure is readily apparent from the content of such Parent SEC Reports) excluding disclosures referred to in “Forward-Looking Statements”, “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements, Parent, First Merger Sub and Second Merger Sub represent and warrant to the Company as of the date hereof and as of the Closing Date as follows:

Section 5.1 Organization and Qualification.

(a) Each of Parent, First Merger Sub and Second Merger Sub is a company duly incorporated or organized, validly existing and in good standing under the laws of the State of Delaware, and as of immediately prior to the Closing, will be a company duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) Each of Parent, First Merger Sub and Second Merger Sub has the requisite corporate or limited liability power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except as would not be material to Parent, First Merger Sub and Second Merger Sub, taken as a whole.

(c) None of Parent, First Merger Sub or Second Merger Sub are in violation of any of the provisions of their respective Charter Documents.

(d) Each of Parent, First Merger Sub and Second Merger Sub is duly qualified or licensed to do business as a foreign corporation or limited liability company and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary. Each jurisdiction in which Parent, First Merger Sub and Second Merger Sub are so qualified or licensed is listed on Schedule 5.1(d) of the Parent Disclosure Letter.

Section 5.2 Parent Subsidiaries. Parent has no direct or indirect Subsidiaries or participations in joint ventures or other entities, and does not own, directly or indirectly, any equity interests or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated, other than First

Merger Sub and Second Merger Sub. Neither First Merger Sub nor Second Merger Sub has any assets or properties of any kind, does not now conduct and has never conducted any business, and has and will have at the Closing no obligations or liabilities of any nature whatsoever, except for such obligations as are imposed under this Agreement. Each of First Merger Sub and Second Merger Sub is an entity that has been formed solely for the purpose of engaging in the Transactions.

Section 5.3 Capitalization.

(a) As of the date of this Agreement: (i) 1,000,000 preference shares, par value $0.0001 per share, of Parent (“Parent Preferred Stock”) are authorized and no shares are issued and outstanding; (ii) 200,000,000 Class A common shares of Parent, par value $0.0001 per share (“Parent Class A Stock”), are authorized and 40,000,000 are issued and outstanding; (iii) 20,000,000 Class F common shares of Parent, par value $0.0001 per share (“Parent Class F Stock” and, together with the Parent Preferred Stock and the Parent Class A Stock, the “Parent Shares”), are authorized and: (A) 10,000,000 are issued and outstanding; (B) in connection with the closing of the Transactions, Parent has committed to cancel an aggregate of 3,000,000 shares of Parent Class F Stock; and (C) upon the closing of the transactions contemplated by the Subscription Agreements, Parent has committed to issue 23,913,044 shares of Parent Class A Stock to the PIPE Investors; (iv) 6,666,666 warrants to purchase one share of Parent Class A Stock (the “Private Placement Warrants”) are outstanding; and (v) 13,333,333 warrants to purchase one share of Parent Class A Stock (the “Public Warrants”, collectively with the Private Placement Warrants, the “Parent Warrants”) are outstanding. All outstanding Parent Class A Stock, Parent Class F Stock, Private Placement Warrants and Public Warrants have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights.

(b) The authorized capital stock of First Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share (the “First Merger Sub Common Stock”). As of the date hereof, 1,000 shares of First Merger Sub Common Stock are issued and outstanding. All outstanding shares of First Merger Sub Common Stock have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights, and are held by Parent.

(c) As of the date hereof, all outstanding membership interests of Second Merger Sub have been duly authorized, validly issued and are not subject to preemptive rights and are held by Parent.

(d) Except for the Parent Warrants and the Subscription Agreements, there are no outstanding options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments or Contracts of any kind to which Parent, First Merger Sub or Second Merger Sub is a party or by which any of them is bound obligating Parent, First Merger Sub or Second Merger Sub to issue, deliver or sell, or cause to be issued, delivered or sold, additional Parent Shares, First Merger Sub Common Stock, Second Merger Sub membership interests or any other shares of capital stock or membership interests other interest or participation in, or any security convertible or exercisable for or exchangeable into Parent Shares, First Merger Sub Common Stock, Second Merger Sub membership interests or any other shares of capital stock or membership interests or other interest or participation in Parent, First Merger Sub or Second Merger Sub.

(e) Each Parent Share, share of First Merger Sub Common Stock and Second Merger Sub membership interest and Parent Warrant: (i) has been issued in compliance in all material respects with: (A) Applicable Legal Requirements; and (B) the Charter Documents of Parent, First Merger Sub or Second Merger Sub, as applicable; and (ii) was not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any Applicable Legal Requirements, the Charter Documents of Parent, First Merger Sub or Second Merger Sub, as applicable or any Contract to which any of Parent, First Merger Sub or Second Merger Sub is a party or otherwise bound by.

(f) All outstanding shares of capital stock of the Subsidiaries of Parent are owned by Parent, or a direct or indirect wholly-owned Subsidiary of Parent, free and clear of all Liens (other than Permitted Liens).

(g) Subject to approval of the Parent Stockholder Matters, the shares of Parent Class A Stock to be issued by Parent in connection with the Transactions, upon issuance in accordance with the terms of this Agreement will be duly authorized, validly issued, fully paid and nonassessable, and will not be subject to any preemptive rights of any other stockholder of Parent and will be capable of effectively vesting in the Company Stockholders title to all such securities, free and clear of all Liens (other than Liens arising pursuant to applicable securities Legal Requirements).

(h) Each holder of any of Parent Shares initially issued to the Sponsor in connection with Parent’s initial public offering: (i) is obligated to vote all of such Parent Shares in favor of approving the Transactions; and (ii) is not entitled to elect to redeem any of such Parent pursuant to the Parent Organizational Documents.

(i) Except as set forth in the Parent Organizational Documents and in connection with the Transactions, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreements or understandings to which Parent is a party or by which Parent is bound with respect to any ownership interests of Parent.

(j) The holders of the Parent Class F Stock have waived any adjustment to the Initial Conversion Ratio (as defined in the Parent Charter).

Section 5.4 Authority Relative to this Agreement. Each of Parent, First Merger Sub and Second Merger Sub has the requisite power and authority to: (a) execute, deliver and perform this Agreement and the other Transaction Agreements to which it is a party, and each ancillary document that it has executed or delivered or is to execute or deliver pursuant to this Agreement; and (b) carry out its obligations hereunder and thereunder and, to consummate the Transactions (including the Mergers). The execution and delivery by Parent, First Merger Sub and Second Merger Sub of this Agreement and the other Transaction Agreements to which each of them is a party, and the consummation by Parent, First Merger Sub and Second Merger Sub of the Transactions (including the Mergers) have been duly and validly authorized by all necessary corporate or limited liability company action on the part of each of Parent, First Merger Sub and Second Merger Sub, and no other proceedings on the part of Parent, First Merger Sub or Second Merger Sub are necessary to authorize this Agreement or the other Transaction Agreements to which each of them is a party or to consummate the transactions contemplated thereby, other than approval of the Parent Stockholder Matters. This Agreement and the other Transaction Agreements to which each of them is a party have been duly and validly executed and delivered by Parent, First Merger Sub and Second Merger Sub and, assuming the due authorization, execution and delivery thereof by the other Parties, constitute the legal and binding obligations of Parent, First Merger Sub and Second Merger Sub (as applicable), enforceable against Parent, First Merger Sub and Second Merger Sub (as applicable) in accordance with their terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies.

Section 5.5 No Conflict; Required Filings and Consents.

(a) Neither the execution, delivery nor performance by Parent, First Merger Sub and Second Merger Sub of this Agreement or the other Transaction Agreements to which each of them is a party, nor (assuming approval of the Parent Stockholder Matters is obtained) the consummation of the Transactions shall: (i) conflict with or violate their respective Charter Documents; (ii) assuming that the consents, approvals, orders, authorizations, registrations, filings or permits referred to in Section 5.5(b) are duly and timely obtained or made, conflict with or violate any Applicable Legal Requirements; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair their respective rights or alter the rights or obligations of any third party under, or give to others any rights of consent, termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any of the properties or assets of Parent or any of its Subsidiaries pursuant to, any Parent Material Contracts, except, with respect to clause (iii), as would not, individually or in the aggregate, have a Parent Material Adverse Effect.

(b) The execution and delivery by each of Parent, First Merger Sub and Second Merger Sub of this Agreement and the other Transaction Agreements to which it is a party, does not, and the performance of its obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except: (i) for the filing of the Certificates of Merger in accordance with the DGCL and DLLCA, as applicable; (ii) for applicable requirements, if any, of the Securities Act, the Exchange Act, blue sky laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Parent is qualified to do business; (iii) for the filing of any notifications required under the HSR Act and the expiration of the required waiting period thereunder; (iv) as otherwise disclosed on Schedule 8.1(c) of the Company Disclosure Letter; and (v) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, or prevent the consummation of the Mergers.

Section 5.6 Compliance; Approvals. Since its incorporation or organization, as applicable, each of Parent, First Merger Sub and Second Merger Sub has complied in all material respects with and has not been in violation of any Applicable Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business. Since the date of its incorporation or organization, as applicable, to the Knowledge of Parent, no investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries has been pending or threatened. No written, or to the Knowledge of Parent, oral notice of non-compliance with any Applicable Legal Requirements has been received by any of Parent, First Merger Sub or Second Merger Sub. Each of Parent, First Merger Sub and Second Merger Sub is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to be material to Parent, First Merger Sub and Second Merger Sub, taken as a whole.

Section 5.7 Parent SEC Reports and Financial Statements.

(a) Parent has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Parent with the SEC under the Exchange Act or the Securities Act since Parent’s incorporation to the date of this Agreement, together with any amendments, restatements or supplements thereto (all of the foregoing filed prior to the date of this Agreement, the “Parent SEC Reports”), and will have filed all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement through the Closing Date (the “Additional Parent SEC Reports”). All Parent SEC Reports, Additional Parent SEC Reports, any correspondence from or to the SEC or Nasdaq (other than such correspondence in connection with the initial public offering of Parent) and all certifications and statements required by: (i) Rule 13a-14 or 15d-14 under the Exchange Act; or (ii) 18 U.S.C. § 1350 (Section 906) of the Sarbanes-Oxley Act with respect to any of the foregoing (collectively, the “Certifications”) are available on the SEC’s Electronic Data-Gathering, Analysis and Retrieval system (EDGAR) in full without redaction. Parent has heretofore furnished to the Company true and correct copies of all amendments and modifications that have not been filed by Parent with the SEC to all agreements, documents and other instruments that previously had been filed by Parent with the SEC and are currently in effect. The Parent SEC Reports were, and the Additional Parent SEC Reports will be, prepared in accordance with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Parent SEC Reports did not, and the Additional Parent SEC Reports will not, at the time they were or are filed, as the case may be, with the SEC contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Certifications are each true and correct. Parent maintains disclosure controls and procedures required by Rule 13a-15(e) or 15d-15(e) under the Exchange Act. Each director and executive officer of Parent has filed with the SEC on a timely basis all statements required with respect to Parent by Section 16(a) of the Exchange Act and the rules and regulations thereunder. As used in this Section 5.7, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC or Nasdaq.

(b) The financial statements and notes contained or incorporated by reference in the Parent SEC Reports fairly present, and the financial statements and notes to be contained in or to be incorporated by reference in the Additional Parent SEC Reports will fairly present, the financial condition and the results of operations, changes in stockholders’ equity and cash flows of Parent as at the respective dates of, and for the periods referred to, in such financial statements, all in accordance with: (i) GAAP; and (ii) Regulation S-X or Regulation S-K, as applicable, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the omission of notes to the extent permitted by Regulation S-X or Regulation S-K, as applicable. Parent has no off-balance sheet arrangements that are not disclosed in the Parent SEC Reports. No financial statements other than those of Parent are required by GAAP to be included in the consolidated financial statements of Parent.

Section 5.8 Absence of Certain Changes or Events. Except as set forth in Parent SEC Reports filed prior to the date of this Agreement, and except as contemplated by this Agreement, since December 31, 2017, there has not been: (a) any Parent Material Adverse Effect; (b) any declaration, setting aside or payment of any dividend on, or other distribution in respect of, any of Parent’s capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent’s capital stock or any other securities of Parent or any options, warrants, calls or rights to acquire any such shares or other securities; (c) any split, combination or reclassification of any of Parent’s capital stock; (d) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP (or any interpretation thereof) or Applicable Legal Requirements; (e) any change in the auditors of Parent; (f) any issuance of capital stock of Parent; (g) any revaluation by Parent of any of its assets, including, without limitation, any sale of assets of Parent other than in the ordinary course of business; or (h) any action taken or agreed upon by Parent or any of its Subsidiaries that would be prohibited by Section 6.2 if such action were taken on or after the date hereof without the consent of the Stockholder Representative.

Section 5.9 Litigation. There are no Legal Proceedings pending or, to the Knowledge of Parent, threatened in writing against or otherwise relating to Parent or any of its Subsidiaries, before any Governmental Entity: (a) challenging or seeking to enjoining, alter or materially delay the Transactions; or (b) that would, individually or in the aggregate, reasonably be expected to be material to Parent.

Section 5.10 Business Activities. Since their respective incorporation, none of Parent, First Merger Sub or Second Merger Sub has conducted any business activities other than activities: (a) in connection with its organization; or (b) directed toward the accomplishment of a business combination. Except as set forth in the Parent Organizational Documents, there is no Contract or Order binding upon Parent, First Merger Sub or Second Merger Sub or to which any of them is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of it, any acquisition of property by it or the conduct of business by it as currently conducted or as currently contemplated to be conducted (including, in each case, following the Closing).

Section 5.11 Parent Material Contracts. Schedule 5.11 of the Parent Disclosure Letter sets forth a true, correct and complete list of each “material contract” (as such term is defined in Regulation S-K of the SEC) to which Parent, First Merger Sub or Second Merger Sub is party (the “Parent Material Contracts”), other than any such Parent Material Contract that is listed as an exhibit to Parent’s annual report on Form 10-K for the year ended December 31, 2018.

Section 5.12 Parent Listing. The issued and outstanding Parent Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Markets (“Nasdaq”) under the symbol “GRSHU”. The issued and outstanding shares of Parent Class A Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “GRSH”. The issued and outstanding Parent Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “GRSHW”. Parent is a member in good standing with Nasdaq. There is no action or proceeding pending or, to the Knowledge of Parent, threatened in writing against Parent by Nasdaq or the SEC with respect to any intention by such entity to deregister the Parent Units, the shares of Parent Class A Stock or Parent Warrants or terminate the listing of Parent on Nasdaq. None of Parent or any of its Affiliates has taken any action in an attempt to terminate the registration of the Parent Units, the Parent Class A Stock or Parent Warrants under the Exchange Act.

Section 5.13 PIPE Investment Amount. Exhibit H sets forth true, accurate and complete copies of each of the subscription agreements (the “Subscription Agreements”) entered into by Parent with the applicable investors named therein (collectively, the “PIPE Investors”), pursuant to which the PIPE Investors have committed to provide equity financing to Parent in the aggregate amount of $220,000,000 (the “PIPE Investment Amount”). The PIPE Investment Amount, together with the amount in the Trust Account at the Closing, are in the aggregate sufficient to enable Parent to: (a) pay all cash amounts required to be paid by Parent or its Subsidiaries under or in connection with this Agreement; and (b) pay any and all fees and expenses of or payable by Parent with respect to the Transactions. To Parent’s Knowledge with respect to each PIPE Investor, the Subscription Agreements are in full force and effect and have not been withdrawn or terminated, or otherwise amended or modified, in any respect, and no withdrawal, termination, amendment or modification is contemplated by Parent. Each Subscription Agreement is a legal, valid and binding obligation of Parent and, to Parent’s Knowledge, each PIPE Investor. The Subscription Agreements provide that the Stockholder Representative is a third-party beneficiary thereof and is entitled to enforce such agreements. There are no other agreements, side letters, or arrangements between Parent and any PIPE Investor relating to any Subscription Agreement, that could affect the obligation of the PIPE Investors to contribute to Parent the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreements, and, as of the date hereof, Parent does not know of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in any Subscription Agreement not being satisfied, or the PIPE Investment Amount not being available to Parent, on the Closing Date. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent under any material term or condition of any Subscription Agreement and, as of the date hereof, Parent has no reason to believe that it will be unable to satisfy in all material respects on a timely basis any term or condition of closing to be satisfied by it contained in any Subscription Agreement. The Subscription Agreements contain all of the conditions precedent (other than the conditions contained in the other Transaction Agreements) to the obligations of the PIPE Investors to contribute to Parent the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreements on the terms therein.

Section 5.14 Trust Account.

(a) As of October 31, 2019, Parent had $408,585,719.03 in a trust account (the “Trust Account”), maintained and invested pursuant to that certain Investment Management Trust Agreement (the “Trust Agreement”) effective as of September 6, 2018, by and between Parent and Continental Stock Transfer & Trust Company, a New York corporation (“Continental”) for the benefit of its public stockholders, with such funds invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Other than pursuant to the Trust Agreement and the Subscription Agreements, the obligations of Parent under this Agreement are not subject to any conditions regarding Parent’s, its Affiliates’, or any other Person’s ability to obtain financing for the consummation of the Transactions.

(b) The Trust Agreement has not been amended or modified and, to the Knowledge of Parent with respect to Continental, is valid and in full force and effect and is enforceable in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. Parent has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by Parent or, to the Knowledge of Parent, the Trustee. There are no separate Contracts, side letters or other understandings (whether written or unwritten, express or implied): (i) between Parent and Continental that would cause the description of the Trust Agreement in the Parent SEC Reports to be inaccurate in any material respect; or (ii) to the Knowledge of Parent, that would entitle any Person (other than stockholders of Parent holding Parent Class A Stock sold in Parent’s initial public offering who shall have elected to redeem their shares of Parent Class A Stock pursuant to Parent’s Charter Documents) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except: (A) to pay income and franchise taxes from any interest income earned in the Trust Account; and (B) to redeem Parent Class A Stock in accordance with the provisions of Parent’s Charter Documents. There are no Legal Proceedings pending or, to the Knowledge of Parent, threatened in writing with respect to the Trust Account.

Section 5.15 Taxes.

(a) All material Tax Returns required to be filed by Parent have been filed and all such Tax Returns are true, correct and complete in all material respects.

(b) Parent has paid all material amounts of its Taxes which are due and payable.

(c) Parent has complied in all material respects with all Applicable Legal Requirements relating to withholding and remittance of all material amounts of Taxes and all material amounts of Taxes required by Applicable Legal Requirements to be withheld by Parent have been withheld and paid over to the appropriate Governmental Entity.

(d) No deficiency for any material amount of Taxes has been asserted or assessed by any Governmental Entity in writing against Parent (nor to the Knowledge of Parent is there any), which deficiency has not been paid or resolved. No material audit or other proceeding by any Governmental Entity is currently pending or threatened in writing against Parent with respect to any Taxes due from Parent.

(e) There are no Tax indemnification agreements or Tax sharing agreements under which Parent could be liable after the Closing Date for the Tax liability of any Person other than Parent, First Merger Sub or Second Merger Sub, except for customary agreements or arrangements with customers, vendors, lessors, lenders and the like or other agreements, in each case, that do not relate primarily to Taxes.

(f) Parent has not consented to extend the time in which any material Tax may be assessed or collected by any Governmental Entity (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business), which extension is still in effect.

(g) Parent will not be required to include any material item of income in, or exclude any material item or deduction from, taxable income for any taxable period beginning after the Closing Date or, in the case of any taxable period beginning on or before and ending after the Closing Date, the portion of such period beginning after the Closing Date, as a result of: (i) an installment sale or open transaction disposition that occurred on or prior to the Closing Date; (ii) any change in method of accounting on or prior to the Closing Date, including by reason of the application of Section 481 of the Code (or any analogous provision of state, local or foreign Tax law); or (iii) any closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign Tax law.

(h) There are no liens for material amounts of Taxes (other than Permitted Liens) upon any of Parent’s assets.

Section 5.16 Information Supplied. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy Statement will, at the date mailed to stockholders of Parent or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to: (a) statements made or incorporated by reference therein based on information supplied by the Company or the Company Subsidiaries for inclusion or incorporation by reference in the Proxy Statement; or (b) any projections or forecasts included in the Proxy Statement.

Section 5.17 Employees; Benefit Plans. Other than any former officers or as described in the Parent SEC Reports, Parent has never had any employees. Other than reimbursement of any out-of-pocket expenses incurred by Parent’s officers and directors in connection with activities on Parent’s behalf in an aggregate amount not in excess of the amount of cash held by Parent outside of the Trust Account, Parent has no unsatisfied material liability with respect to any employee. Parent does not currently maintain or have any direct liability under any benefit plan, and neither the execution and delivery of this Agreement or the other Transaction Agreements nor the consummation of the Transactions will: (a) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of Parent; or (b) result in the acceleration of the time of payment or vesting of any such benefits.

Section 5.18 Board Approval; Stockholder Vote. The board of directors of Parent and First Merger Sub (including any required committee or subgroup of the board of directors of Parent or First Merger Sub, as applicable) and the sole member of Second Merger Sub have, as of the date of this Agreement, unanimously: (a) approved and declared the advisability of this Agreement, the other Transaction Agreements and the consummation of the Transactions; and (b) determined that the consummation of the Transactions is in the best interest of, as applicable, the stockholders of Parent or First Merger Sub (as applicable) and the sole member of Second Merger Sub. Other than the approval of the Parent Stockholder Matters, no other corporate proceedings on the part of Parent are necessary to approve the consummation of the Transactions.

Section 5.19 Title to Assets. Subject to the restrictions on use of the Trust Account set forth in the Trust Agreement, Parent owns good and marketable title to, or holds a valid leasehold interest in, or a valid license to use, all of the assets used by Parent in the operation of its business and which are material to Parent, free and clear of any Liens (other than Permitted Liens).

Section 5.20 Affiliate Transactions. Except as described in the Parent SEC Reports, no Contract between Parent, on the one hand, and any of the present or former directors, officers, employees, stockholders or warrant holders or Affiliates of Parent (or an immediate family member of any of the foregoing), on the other hand, will continue in effect following the Closing, other than any such Contract that is not material to Parent.

Section 5.21 Brokers. Other than fees or commissions for which Parent will be solely responsible, none of Parent, First Merger Sub, Second Merger Sub, nor any of their respective Affiliates, including Sponsor, has any liability or obligation to pay, or is entitled to receive, any fees or commissions to any broker, finder or agent with respect to the Transactions.

Section 5.22 Disclaimer of Other Warranties. PARENT, FIRST MERGER SUB AND SECOND MERGER SUB HEREBY ACKNOWLEDGE THAT, EXCEPT AS EXPRESSLY PROVIDED IN ARTICLE IV, NONE OF THE COMPANY, ANY OF ITS SUBSIDIARIES OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, TO PARENT, FIRST MERGER SUB, SECOND MERGER SUB, ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO THE COMPANY STOCKHOLDERS (OR ANY HOLDER OF DERIVATIVE SECURITIES OF THE COMPANY), ANY OF THE GROUP COMPANIES OR ANY OF THE DIRECTORS, OFFICERS, EMPLOYEES, BUSINESSES, ASSETS OR PROPERTIES OF THE FOREGOING, OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, FUTURE RESULTS, PROPOSED BUSINESSES OR FUTURE PLANS. WITHOUT LIMITING THE FOREGOING AND NOTWITHSTANDING ANYTHING TO THE CONTRARY: (A) NONE OF THE COMPANY, ANY OF ITS SUBSIDIARIES OR ANY OF THEIR RESPECTIVE AFFILIATES OR

REPRESENTATIVES SHALL BE DEEMED TO MAKE TO PARENT, FIRST MERGER SUB, SECOND MERGER SUB, OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES ANY REPRESENTATION OR WARRANTY OTHER THAN AS EXPRESSLY MADE BY THE COMPANY TO PARENT, FIRST MERGER SUB AND SECOND MERGER SUB IN ARTICLE IV; AND (B) NONE OF THE COMPANY NOR ANY OF ITS SUBSIDIARIES, NOR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES, HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE TO PARENT, FIRST MERGER SUB, SECOND MERGER SUB, OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO: (1) THE INFORMATION DISTRIBUTED OR MADE AVAILABLE TO PARENT OR ITS REPRESENTATIVES BY OR ON BEHALF OF THE COMPANY IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS; (2) ANY MANAGEMENT PRESENTATION, CONFIDENTIAL INFORMATION MEMORANDUM OR SIMILAR DOCUMENT; OR (3) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR SIMILAR ITEM RELATING TO THE COMPANY, ANY OF ITS SUBSIDIARIES AND/OR THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING. EACH OF PARENT, FIRST MERGER SUB AND SECOND MERGER SUB HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY PROMISE, REPRESENTATION OR WARRANTY THAT IS NOT EXPRESSLY SET FORTH IN ARTICLE IV OF THIS AGREEMENT. EACH OF PARENT, FIRST MERGER SUB AND SECOND MERGER SUB ACKNOWLEDGES THAT IT HAS CONDUCTED, TO ITS SATISFACTION, AN INDEPENDENT INVESTIGATION AND VERIFICATION OF THE COMPANY, ITS SUBSIDIARIES AND THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING AND, IN MAKING ITS DETERMINATION TO PROCEED WITH THE TRANSACTIONS, EACH OF PARENT, FIRST MERGER SUB AND SECOND MERGER SUB HAS RELIED ON THE RESULTS OF ITS OWN INDEPENDENT INVESTIGATION AND VERIFICATION, IN ADDITION TO THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY EXPRESSLY AND SPECIFICALLY SET FORTH IN ARTICLE IV OF THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION 5.22, CLAIMS AGAINST THE COMPANY OR ANY OTHER PERSON SHALL NOT BE LIMITED IN ANY RESPECT IN THE EVENT OF INTENTIONAL FRAUD IN THE MAKING THE OF THE REPRESENTATIONS AND WARRANTIES IN ARTICLE IV BY SUCH PERSON.

ARTICLE VI.

CONDUCT PRIOR TO THE CLOSING DATE

Section 6.1 Conduct of Business by the Company and the Company Subsidiaries. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Company shall, and shall cause the Company Subsidiaries to, carry on its business in the ordinary course consistent with past practice, except: (a) to the extent that Parent shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed); or (b) as expressly contemplated by this Agreement or the Company Disclosure Letter. Without limiting the generality of the foregoing, except as required or expressly permitted by the terms of this Agreement or as set forth on Schedule 6.1 of the Company Disclosure Letter, or as required by Applicable Legal Requirements, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Company shall not, and shall cause the Company Subsidiaries not to, do any of the following:

(a) except as otherwise required by any existing Company Benefit Plan, this Agreement (including in respect of the Participation Plan) or Applicable Legal Requirements: (i) increase or grant any increase in the compensation, bonus, fringe or other benefits of, or pay, grant or promise any bonus to, any current or former employee, director or independent contractor except (A) for any such Person with an annual base salary or wage rate of less than $100,000 in the ordinary course of business consistent with past practice or (B) for any increases in the rate of base salary or wage that does not exceed 5% (or such other percentage as mutually agreed upon by Parent and the Company) of such Person’s current base salary or wage pursuant to (1) annual adjustments in the ordinary course of business consistent with past practice, or (2) in connection with any promotion or material increase in responsibility of any officer or employee in the ordinary course of business consistent with past practice; (ii) grant or pay any severance or change in control pay or benefits to, or otherwise increase the severance or change in control pay or benefits of, any current or former employee, director or independent contractor; (iii) enter into, amend (other than immaterial amendments) or terminate any Company Benefit Plan or any employee benefit plan, policy, program, agreement, trust or arrangement that would have constituted an Company Benefit Plan if it had been in effect on the date of this Agreement (other than annual renewal of welfare plans in the ordinary course of business consistent with past practice that does not result in a material increase in cost to the Group Companies); (iv) take any action to accelerate the vesting or payment of, or otherwise fund or secure the payment of, any compensation or benefits under any Company Benefit Plan; or (v) grant any equity or equity-based compensation awards;

(b) (i) transfer, sell, assign, license, sublicense, encumber, impair, abandon, fail to diligently maintain, transfer or otherwise dispose of any right, title or interest of the Company in any Owned Intellectual Property or Licensed Intellectual Property, in each case, that is material to any of the businesses of the Group Companies; (ii) extend, amend, waive, cancel or modify any material rights in or to any Owned Intellectual Property or Licensed Intellectual Property, in each case, that is material to any business of the Group Companies; (iii) fail to diligently prosecute the Patent applications owned by the Company other than applications the Company, in the exercise of its good faith business judgment, has determined to abandon; or (iv) divulge, furnish to or make accessible any Trade Secrets constituting Owned Intellectual Property or any Trade Secrets of any Person to whom any Group Company has a confidentiality obligation to any third party who is not subject to an enforceable written agreement to maintain the confidentiality of such Trade Secrets, other than, in each of (i) through (iii), in the ordinary course of business consistent with past practices; provided, that in no event shall the Company license on an exclusive basis or sell any Owned Intellectual Property;

(c) except for transactions solely among the Group Companies: (i) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock; (ii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any membership interests, capital stock or any other equity interests, as applicable, in any Group Company; (iii) grant, issue sell or otherwise dispose, or authorize to issue sell, or otherwise dispose any membership interests, capital stock or any other equity interests (such as stock options, stock units, restricted stock or other Contracts for the purchase or acquisition of such capital stock), as applicable, in any Group Company; (iv) declare, set aside or pay any dividend or make any other distribution; or (v) issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or ownership interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or other ownership interests, or enter into other agreements or commitments of any character obligating it to issue any such shares, equity securities or other ownership interests or convertible or exchangeable securities;

(d) amend its Charter Documents, or form or establish any Subsidiary;

(e) (i) merge, consolidate or combine with any Person; or (ii) acquire or agree to acquire by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

(f) sell, lease, license, sublicense, abandon, divest, transfer, cancel, abandon or permit to lapse or expire, dedicate to the public, or otherwise dispose of, or agree to do any of the foregoing, or otherwise dispose of assets or properties, other than any sale, lease or disposition in the ordinary course of business consistent with past practice except as set forth on Schedule 6.1(f) of the Company Disclosure Letter;

(g) (i) issue or sell any debt securities or rights to acquire any debt securities of any of the Group Companies or guarantee any debt securities of another Person; (ii) make, incur, create or assume any loans, advances or capital contributions to, or investments in, or guarantee any Indebtedness of, any Person other than any of the Group Companies except for loans, advances or capital contributions pursuant to and in accordance with the terms of agreements or legal obligations existing as of the date of this Agreement, in each case set forth on Schedule 6.1(e) of the Company Disclosure Letter; (iii) except in the ordinary course of business consistent with past practice, create any material Liens on any material property or assets of any of the Group Companies in connection with any Indebtedness thereof (other than Permitted Liens); (iv) fail to comply with the terms of the Existing Credit Agreements or take any action, or omit to take any action, that would constitute or result in a default or event of default under the Existing Credit Agreements; (v) cancel or forgive any Indebtedness owed to any of the Group Companies; or (vi) make, incur or commit to make or incur any capital expenditures, other than in the ordinary course of business consistent with past practice;

(h) release, assign, compromise, settle or agree to settle any Legal Proceeding material to the Group Companies or their respective properties or assets; provided, that nothing contained herein shall restrict the ability of the Group Companies to release, assign, compromise, settle or agree to settle any Legal Proceedings in accordance with Section 7.16 or so long as such settlement is solely monetary in nature and any payments related to such settlement are made prior to the Closing, included as Current Liabilities in the determination of Final Closing Working Capital or otherwise reflected as a reduction to the Final Merger Consideration;

(i) (i) except in the ordinary course of business consistent with past practices: (A) modify, amend or terminate in a manner that is materially adverse to the applicable Group Companies, taken as a whole, any Company Material Contract or Material Current Government Contract (other than pursuant to (1) offers, bids or proposals made by any Group Company on or prior to the date hereof that, if accepted, would result in a Government Contract or (2) requirements from any Governmental Entity to modify the scope of work under any Government Contract); (B) enter into any Contract that would have been a Company Material Contract or Material Current Government Contract (other than pursuant to offers, bids or proposals made by any Group Company on or prior to the date hereof that, if accepted, would result in a Government Contract) had it been entered into prior to the date of this Agreement; (C) waive, delay the exercise of, release or assign any material rights or claims under any Company Material Contract or Material Current Government Contract; or (D) incur or enter into a Contract requiring the Company to make any capital expenditures in excess of $3,000,000 in any 12-month period; or (ii) modify or amend any material term under the Existing Credit Agreements (other than in connection with obtaining the Existing Credit Agreement Consents) or terminate or allow the termination of the Existing Credit Agreements or any commitments thereunder (other than in connection with obtaining the Existing Credit Agreement Consents);

(j) except as required by U.S. GAAP (or any interpretation thereof) or Applicable Legal Requirements, make any change in accounting methods, principles or practices;

(k) (i) make or rescind any material Tax election; (ii) settle or compromise any material Tax claim; (iii) change (or request to change) any method of accounting for Tax purposes; (iv) file any material amended Tax Return; (v) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material Taxes may be issued (other than any extension pursuant to an extension to file any Tax Return); (vi) knowingly surrender any claim for a refund of Taxes; or (vii) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar Legal Requirement) with any Governmental Entity;

(l) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, restructuring, recapitalization, dissolution or winding-up of the Company or any Company Subsidiary other than as contemplated by Section 7.22;

(m) subject to clause (c) above, enter into or amend any agreement with, or pay, distribute or advance any assets or property to, any of its officers, directors, employees, partners, stockholders or other Affiliates, other than payments or distributions relating to obligations in respect of arms-length commercial transactions pursuant to the agreements set forth on Schedule 6.1(m) of the Company Disclosure Letter as existing on the date of this Agreement;

(n) engage in any material new line of business;

(o) implement any employee layoffs, plant closings, or similar events that individually or in the aggregate would give rise to any obligations or liabilities on the part of the Group Companies under WARN or any similar state or local “mass layoff” or “plant closing” Legal Requirement, other than in the ordinary course of business consistent with past practice as a result of the expiration or termination of a Government Contract without renewal, a government shutdown or the reduction in the scope of work of a Government Contract; or

(p) agree in writing or otherwise agree, commit or resolve to take any of the actions described in Sections 6.1(a) through (o) above.

Nothing contained in this Agreement shall give Parent, directly or indirectly, any right to control or direct the operations of the Group Companies prior to the Closing. Prior to the Closing, each of the Company and Parent shall exercise, consistent with the other terms and conditions of this Agreement, complete control and supervision over their respective businesses.

Section 6.2 Conduct of Business by Parent, First Merger Sub and Second Merger Sub. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, Parent shall, and shall cause its Subsidiaries to, carry on its business in the ordinary course consistent with past practice, except to the extent that the Stockholder Representative shall otherwise consent in writing or as contemplated by this Agreement (including as contemplated by the PIPE Investment). Without limiting the generality of the foregoing, except as required or permitted by the terms of this Agreement or as required by Applicable Legal Requirements, without the prior written consent of the Stockholder Representative, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, Parent shall not, and shall cause its Subsidiaries not to, do any of the following:

(a) declare, set aside or pay dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock (or warrant) or split, combine or reclassify any capital stock (or warrant), effect a recapitalization or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or warrant, or effect any like change in capitalization;

(b) purchase, redeem or otherwise acquire, directly or indirectly, any equity securities of Parent or any of its Subsidiaries;

(c) other than in connection with the PIPE Investment, grant, issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or enter into other agreements or commitments of any character obligating it to issue any such shares of capital stock or equity securities or convertible or exchangeable securities;

(d) amend its Charter Documents or form or establish any Subsidiary;

(e) (i) merge, consolidate or combine with any Person; or (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, or enter into any joint ventures, strategic partnerships or alliances;

(f) incur any Indebtedness or guarantee any such Indebtedness of another Person or Persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Parent, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, in each case, except in the ordinary course of business consistent with past practice; provided, however, that Parent shall be permitted to incur Indebtedness (which shall constitute Parent Transaction Costs) from its Affiliates and stockholders in order to meet its reasonable capital requirements, with any such loans to be made only as reasonably required by the operation of Parent in due course on a non-interest basis and otherwise on arm’s-length terms and conditions and repayable at Closing;

(g) except as required by GAAP (or any interpretation thereof) or Applicable Legal Requirements, make any change in accounting methods, principles or practices;

(h) (i) make or rescind any material Tax election (ii) settle or compromise any material Tax claim; (iii) change (or request to change) any method of accounting for Tax purposes; (iv) file any material amended Tax Return; (v) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material Taxes may be issued (other than any extension pursuant to an extension to file any Tax Return); (vi) knowingly surrender any claim for a refund of Taxes; or (vii) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar Legal Requirement) with any Governmental Entity;

(i) create any material Liens on any material property or assets of Parent, First Merger Sub or Second Merger Sub;

(j) liquidate, dissolve, reorganize or otherwise wind up the business or operations of Parent, First Merger Sub or Second Merger Sub;

(k) commence, settle or compromise any Legal Proceeding;

(l) engage in any material new line of business;

(m) amend the Trust Agreement or any other agreement related to the Trust Account; or

(n) agree in writing or otherwise agree, commit or resolve to take any of the actions described in Sections 6.2(a) through (m) above.

ARTICLE VII.

ADDITIONAL AGREEMENTS

Section 7.1 Proxy Statement; Special Meeting.

(a) Proxy Statement.

(i) As promptly as practicable following the execution and delivery of this Agreement, Parent shall, in accordance with this Section 7.1(a), prepare and file with the SEC, in preliminary form, a proxy statement in connection with the Transactions (as amended or supplemented, the “Proxy Statement”) to be sent to the stockholders of Parent in advance of the Special Meeting, for the purpose of, among other things: (A) providing Parent’s stockholders with the opportunity to redeem shares of Parent Class A Stock (the “Parent Stockholder Redemption”); and (B) soliciting proxies from holders of Parent Class A Stock to vote at the Special Meeting in favor of: (1) the adoption of this Agreement and approval of the Transactions; (2) the issuance of shares of Parent Class A Stock in connection with Section 2.6; (3) the amendment and restatement of the Parent Organizational Documents in the form of the Parent A&R Charter attached hereto as Exhibit A; (4) the approval of the adoption of a management equity incentive plan pursuant to which Parent is permitted to issue the Restricted Stock Units in accordance with Section 7.24; and (5) any other proposals the Parties deem necessary or desirable to consummate the Transactions (collectively, the “Parent Stockholder Matters”). Without the prior written consent of the Stockholder Representative and the Company (each such consent not to be unreasonably withheld, conditioned or delayed), the Parent Stockholder Matters shall be the only matters (other than procedural matters) which Parent shall propose to be acted on by the Parent’s stockholders at the Special Meeting. The Proxy Statement will comply as to form and substance with the applicable requirements of the Exchange Act and the rules and regulations thereunder. Parent shall file the definitive Proxy Statement with the SEC and cause the Proxy Statement to be mailed to its stockholders of record, as of the record date to be established by the board of directors of Parent, as promptly as practicable (but in no event later than five Business Days except as otherwise required by Applicable Legal Requirements) following the earlier to occur of: (Y) in the event the preliminary Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act; or (Z) in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC (such earlier date, the “Proxy Clearance Date”).

(ii) Prior to filing with the SEC, Parent will make available to the Company drafts of the Proxy Statement and any other documents to be filed with the SEC, both preliminary and final, and any amendment or supplement to the Proxy Statement or such other document and will provide the Company with a reasonable opportunity to comment on such drafts and shall consider such comments in good faith. Parent shall not file any such documents with the SEC without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed). Parent will advise the Company promptly after it receives notice thereof, of: (A) the time when the Proxy Statement has been filed; (B) in the event the preliminary Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act; (C) in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC; (D) the filing of any supplement or amendment to the Proxy Statement; (E) the issuance of any stop order by the SEC; (F) any request by the SEC for amendment of the Proxy Statement; (G) any comments from the SEC relating to the Proxy Statement and responses thereto; and (H) requests by the SEC for additional information. Parent shall promptly respond to any SEC comments on the Proxy Statement and shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC under the Exchange Act as promptly as practicable; provided, that prior to responding to any requests or comments from the SEC, Parent will make available to the Company drafts of any such response and provide the Company with a reasonable opportunity to comment on such drafts.

(iii) If, at any time prior to the Special Meeting, there shall be discovered any information that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Parent shall promptly file an amendment or supplement to the Proxy Statement containing such information. If, at any time prior to the Closing, the Company discovers any information, event or circumstance relating to the Company, its business or any of its Affiliates, officers, directors or employees that should be set forth in an amendment or a supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then Company shall promptly inform Parent of such information, event or circumstance.

(iv) Parent shall make all necessary filings with respect to the Transactions under the Securities Act, the Exchange Act and applicable “blue sky” laws, and any rules and regulations thereunder. The Company agrees to promptly provide Parent with all information concerning the business, management, operations and financial condition of the Company and the Company Subsidiaries, in each case, reasonably requested by Parent for inclusion in the Proxy Statement. The Company shall cause the officers and employees of the Company and the Company Subsidiaries to be reasonably available to Parent and its counsel in connection with the drafting of the Proxy Statement and responding in a timely manner to comments on the Proxy Statement from the SEC.

(b) Parent shall, as promptly as practicable following the Proxy Clearance Date, establish a record date (which date shall be mutually agreed with the Stockholder Representative) for, duly call and give notice of, the Special Meeting. Parent shall convene and hold a meeting of Parent’s stockholders (the “Special Meeting”), for the purpose of obtaining the approval of the Parent Stockholder Matters, which meeting shall be held not more than 45 days after the date on which Parent mails the Proxy Statement to its stockholders. Parent shall use its reasonable best efforts to obtain the approval of the Parent Stockholder Matters at the Special Meeting, including by soliciting proxies as promptly as practicable in accordance with Applicable Legal Requirements for the purpose of seeking the approval of the Parent Stockholder Matters. Subject to the proviso in the following sentence, Parent shall include the Parent Recommendation in the Proxy Statement. The board of directors of Parent shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Parent Recommendation (a “Change in Recommendation”); provided, that the board of directors may make a Change in Recommendation if it determines in good faith, after consultation with its outside legal counsel, that a failure to make a Change in Recommendation would reasonably be expected to constitute a breach by the board of directors of its fiduciary obligations to Parent’s stockholders under Applicable Legal Requirements. Parent agrees that its obligation to establish a record date for, duly call, give notice of, convene and hold the Special Meeting for the purpose of seeking approval of the Parent Stockholder Matters shall not be affected by any Change in Recommendation, and Parent agrees to establish a record date for, duly call, give notice of, convene and hold the Special Meeting and submit for the approval of its stockholders the matters contemplated by the Proxy Statement as contemplated by this Section 7.1(b), regardless of whether or not there shall have occurred any Change in Recommendation. Notwithstanding anything to the contrary contained in this Agreement, Parent shall be entitled to postpone or adjourn the Special Meeting: (i) to ensure that any supplement or amendment to the Proxy Statement that the board of directors of Parent has determined in good faith is required by Applicable Legal Requirements is disclosed to Parent’s stockholders and for such supplement or amendment to be promptly disseminated to Parent’s stockholders prior to the Special Meeting; (ii) if, as of the time for which the Special Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Parent Class A Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Special Meeting; or (iii) in order to solicit additional proxies from stockholders for purposes of obtaining approval of the Parent Stockholder Matters; provided, that in the event of a postponement or adjournment pursuant to clauses (i) or (ii) above, the Special Meeting shall be reconvened as promptly as practicable following such time as the matters described in such clauses have been resolved.

(c) Company Stockholder Approval. The Company shall solicit the Company Stockholder Approval via the Stockholder Consent and Joinder. In connection therewith, as promptly as practicable, the board of directors of the Company shall set a record date for determining the stockholders required to execute such Stockholder Consent and Joinder. The Company shall, through its board of directors, recommend to its stockholders that they provide the Company Stockholder Approval and execute the Stockholder Consent and Joinder. The Company will provide Parent with a copy of the executed Stockholder Consent and Joinder.

Section 7.2 Regulatory Approvals. As promptly as practicable after the date of this Agreement, Parent and the Company shall (a) each prepare and file the notification required of it under the HSR Act within 10 Business

Days after the date hereof, and (b) as promptly as reasonably practicable, prepare and file the notification pursuant to the Act Against Restraints of Competition of 1958, as amended (the “German Competition Law”), in each case, in connection with the Transactions and shall promptly and in good faith respond to all information requested of it by the U.S. Federal Trade Commission, U.S. Department of Justice, the German Bundeskartellamt or any other Governmental Entity in connection with such notification and otherwise cooperate in good faith with each other and such Governmental Entities. Each Party will promptly furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any filing or submission that is necessary under the HSR Act and will use reasonable best efforts to cause the expiration or termination of the applicable waiting periods as soon as practicable. Each Party will promptly furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any filing or submission that is necessary under the HSR Act, the German Competition Law or any other Antitrust Laws and will use reasonable best efforts to cause the expiration or termination of the applicable waiting periods or obtain the applicable approvals as soon as practicable. Each Party will promptly provide the other with copies of all substantive written communications (and memoranda setting forth the substance of all substantive oral communications) between each of them, any of their Affiliates and their respective agents, representatives and advisors, on the one hand, and any Governmental Entity, on the other hand, with respect to this Agreement or the Transactions. Without limiting the foregoing, Parent and the Company shall: (i) promptly inform the other of any communication to or from the U.S. Federal Trade Commission, the U.S. Department of Justice, the German Bundeskartellamt or any other Governmental Entity regarding the Transactions; (ii) permit each other to review in advance any proposed substantive written communication to any such Governmental Entity and incorporate reasonable comments thereto; (iii) give the other prompt written notice of the commencement of any Legal Proceeding with respect to such transactions; (iv) not agree to participate in any substantive meeting or discussion with any such Governmental Entity in respect of any filing, investigation or inquiry concerning this Agreement or the Transactions unless, to the extent reasonably practicable, it consults with the other Party in advance and, to the extent permitted by such Governmental Entity, gives the other Party the opportunity to attend; (v) keep the other reasonably informed as to the status of any such Legal Proceeding; and (vi) promptly furnish each other with copies of all correspondence, filings (except for filings made under the HSR Act) and written communications between such Party and their Affiliates and their respective agents, representatives and advisors, on one hand, and any such Governmental Entity, on the other hand, in each case, with respect to this Agreement and the Transactions. Parent, on the one hand, and the Company, on the other hand, shall each pay 50% of any filing fees required by Governmental Entities, including with respect to any registrations, declarations and filings required in connection with the execution and delivery of this Agreement, the performance of the obligations hereunder and the consummation of the Transactions, including filing fees in connection with filings under the HSR Act and the German Competition Law.

Section 7.3 Other Filings; Press Release.

(a) As promptly as practicable after execution of this Agreement, Parent will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, the form and substance of which shall be approved in advance in writing by the Company.

(b) Promptly after the execution of this Agreement, Parent and the Company shall also issue a joint press release announcing the execution of this Agreement.

(c) Parent shall prepare a draft Current Report on Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by the Company and its accountant, and such other information that may be required to be disclosed with respect to the Transactions in any report or form to be filed with the SEC (“Closing Form 8-K”), the form and substance of which shall be approved in advance in writing by the Stockholder Representative. Prior to Closing, Parent and the Company shall prepare a joint press release announcing the consummation of the Transactions hereunder (“Closing Press Release”). Concurrently with the Closing, Parent shall issue the Closing Press Release. Concurrently with the Closing, or as soon as practicable thereafter, Parent shall file the Closing Form 8-K with the SEC.

Section 7.4 Confidentiality; Communications Plan; Access to Information.

(a) Parent and the Company acknowledge that they are parties to the Confidentiality Agreement, the terms of which are incorporated herein by reference. Following Closing, the Confidentiality Agreement shall be superseded in its entirety by the provisions of this Agreement; provided, however, that if for any reason this Agreement is terminated prior to the Closing, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms. Beginning on the date hereof and ending on the second anniversary of this Agreement, each Party agrees to maintain in confidence any non-public information received from the other Parties, and to use such non-public information only for purposes of consummating the Transactions. Such confidentiality obligations will not apply to: (i) information which was known to one Party or its agents or representatives prior to receipt from the Company or the Company Stockholders, on the one hand, or Parent, First Merger Sub or Second Merger Sub, on the other hand, as applicable; (ii) information which is or becomes generally known to the public without breach of this Agreement or an existing obligation of confidentiality; (iii) information acquired by a Party or their respective agents or representatives from a third party who was not bound to an obligation of confidentiality; (iv) information developed by such Party independently without any reliance on the non-public information received from any other Party; (v) disclosure required by Applicable Legal Requirement or stock exchange rule; or (vi) disclosure consented to in writing by Parent, First Merger Sub or Second Merger Sub (in the case of the Company Stockholders and, prior to the Closing, the Company) or the Stockholder Representative (in the case of Parent, First Merger Sub or Second Merger Sub and, following the Closing, the Company).

(b) Parent and the Company shall reasonably cooperate to create and implement a communications plan regarding the Transactions (the “Communications Plan”) promptly following the date hereof. Notwithstanding the foregoing, none of the Parties will make any public announcement or issue any public communication regarding this Agreement, any other Transaction Agreement or the Transactions or any matter related to the foregoing, without the prior written consent of the Stockholder Representative, in the case of a public announcement by Parent, or Parent, in the case of a public announcement by the Company Stockholders or the Company (such consents, in either case, not to be unreasonably withheld, conditioned or delayed), except: (i) if such announcement or other communication is required by Applicable Legal Requirements, in which case the disclosing Party shall, to the extent permitted by Applicable Legal Requirements, first allow such other Parties to review such announcement or communication and have the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith; (ii) in the case of the Company or the Company Stockholders, Parent and their respective Affiliates, if such announcement or other communication is made in connection with fundraising or other investment related activities and is made to such Person’s direct and indirect investors or potential investors or financing sources subject to an obligation of confidentiality; (iii) to the extent provided for in the Communications Plan, internal announcements to employees of the Group Companies; (iv) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with Section 7.3 or this Section 7.4(b); (v) announcements and communications to Governmental Entities in connection with registrations, declarations and filings relating to the Transactions required to be made under this Agreement; and (vi) communications to customers and suppliers of the Group Companies for purposes of seeking any consents and approvals required in connection with the Transactions.

(c) The Company will afford Parent and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Company during the period prior to the Closing to obtain all information concerning the business, including the status of business development efforts, properties, results of operations and personnel of the Company, as Parent may reasonably request in connection with the consummation of the Transactions; provided, however, that any such access shall be conducted in a manner not to interfere with the businesses or operations of the Company. Parent will afford the Company and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Parent during the period prior to the Closing to obtain all information concerning the business, including properties, results of operations and personnel of Parent, as the Company may reasonably request in connection with the consummation of the Transactions; provided, however, that any such access shall be conducted in a manner not to interfere with the businesses or operations of Parent.

Section 7.5 Reasonable Best Efforts.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Mergers and the other Transactions, including using reasonable best efforts to accomplish the following: (i) the taking of all commercially reasonable acts necessary to cause the conditions precedent set forth in Article VIII to be satisfied; (ii) the obtaining of all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all commercially reasonable steps as may be necessary to avoid any Legal Proceeding; (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the Transactions, including any other consents, approvals or waivers from third parties referred to on Schedule 4.5(b) of the Company Disclosure Letter, other than as provided in Section 7.5(b); (iv) the termination of each agreement set forth on Schedule 7.5(a) of the Company Disclosure Letter; (v) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (vi) the execution or delivery of any additional instruments reasonably necessary to consummate, and to fully carry out the purposes of, the Transactions. This obligation shall include, on the part of Parent, sending a termination letter to Continental substantially in the applicable form attached to the Trust Agreement (the “Trust Termination Letter”).

(b) Upon the terms and subject to the conditions set forth in this Agreement, the Company agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done all things necessary, proper or advisable to consummate and make effective, on or prior to the Closing Date, the obtaining of the Existing Credit Agreement Consents (it being understood and agreed that (i) the obtaining of the Existing Credit Agreement Consents shall solely be the responsibility of the Company and (ii) in no event shall the Company have any liability for monetary damages to Parent, First Merger Sub or Second Merger Sub as a result of the failure to obtain any such consents, approvals or waivers, including the Existing Credit Agreement Consents). Parent shall and shall cause its Representatives to reasonably cooperate with the Company’s efforts under this Section 7.5(b), including by providing any documentation and other information as may be required under applicable “know your customer” and anti-money laundering rules and regulations.

(c) Notwithstanding anything herein to the contrary, nothing in this Section 7.5 shall be deemed to require Parent or the Company to agree to any divestiture by itself or any of its Affiliates of shares of capital stock or of any business, assets or property, the imposition of any limitation on the ability of any of them to conduct their business or to own or exercise control of their respective assets, properties and capital stock, or the incurrence of any liability or expense.

Section 7.6 No Parent Securities Transactions. Neither the Company nor any of its controlled Affiliates, directly or indirectly, shall engage in any transactions involving the securities of Parent prior to the time of the making of a public announcement regarding all of the material terms of the business and operations of the Company and the Transactions. The Company shall use its reasonable best efforts to require each of its officers, directors, employees, agents, advisors, contractors, associates, clients, customers and representatives, to comply with the foregoing requirement.

Section 7.7 No Claim Against Trust Account. For and in consideration of Parent entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, each of the Company and the

Stockholder Representative hereby irrevocably waives any right, title, interest or claim of any kind it has or may have in the future in or to the Trust Account and agrees not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, this Agreement and any negotiations, contracts or agreements with Parent; provided, that: (a) nothing herein shall serve to limit or prohibit the Company’s or the Stockholder Representative’s right to pursue a claim against Parent pursuant to this Agreement for legal relief against monies or other assets of Parent held outside the Trust Account or for specific performance or other equitable relief in connection with the Transactions or for intentional fraud in the making of the representations and warranties in Article V; and (b) nothing herein shall serve to limit or prohibit any claims that the Company or the Stockholder Representative may have in the future pursuant to this Agreement against Parent’s assets or funds that are not held in the Trust Account.

Section 7.8 Participation Plan. Prior to the Closing, the Company shall have taken all necessary corporate action to terminate, effective immediately prior to the Closing and contingent upon the consummation of the Transactions, the Participation Plan in a manner such that the sole liability shall be the Participation Plan Cost.

Section 7.9 Disclosure of Certain Matters. Each of Parent, First Merger Sub, Second Merger Sub, the Company and the Stockholder Representative will promptly provide the other Parties with prompt written notice of any event, development or condition of which they have Knowledge that: (a) is reasonably likely to cause any of the conditions set forth in Article VIII not to be satisfied; or (b) would require any amendment or supplement to the Proxy Statement.

Section 7.10 Securities Listing. Parent will use its reasonable best efforts to cause the shares of Parent Class A Stock issued in connection with the Transactions to be approved for listing on Nasdaq at Closing. During the period from the date hereof until the Closing, Parent shall use its reasonable best efforts to keep the Parent Class A Stock and Parent Warrants listed for trading on Nasdaq. After the Closing, Parent shall use commercially reasonable efforts to: (a) continue the listing for trading of the Parent Class A Stock, Parent Units, and Parent Warrants on Nasdaq; and (b) in the event any Earn Out Shares become issuable pursuant to Article III, cause such Earn Out Shares to be approved for listing on Nasdaq.

Section 7.11 No Solicitation.

(a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Company shall not, and shall cause its Subsidiaries and the Company Stockholders not to (and each Company Stockholder has acknowledged to the Company that it shall not), and shall direct its employees, agents, officers, directors, representatives and advisors (collectively, “Representatives”) not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions, negotiations or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any Person (other than Parent and its agents, representatives, advisors) concerning any merger, sale of ownership interests and/or assets of the Company, recapitalization or similar transaction (each, a “Company Business Combination”); (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to a Company Business Combination; or (iii) commence, continue or renew any due diligence investigation regarding a Company Business Combination. In addition, the Company shall, and shall cause its Subsidiaries and the Company Stockholders to, and shall cause their respective Representatives to, immediately cease any and all existing discussions or negotiations with any Person with respect to any Company Business Combination. Notwithstanding the foregoing, nothing in this Agreement shall prohibit the Company, any Company Subsidiary or the Company Stockholders from engaging in and consummating any activity contemplated by Section 7.22.

(b) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, Parent, First Merger Sub and Second Merger Sub shall not, and shall direct their respective Representatives not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any Person (other than the Company, the Company Stockholders and their respective Representatives) concerning any merger, purchase of ownership interests or assets of Parent, recapitalization or similar business combination transaction (each, a “Parent Business Combination”); (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to a Parent Business Combination; or (iii) commence, continue or renew any due diligence investigation regarding a Parent Business Combination. Parent, First Merger Sub and Second Merger Sub shall, and shall cause their respective Representatives to, immediately cease any and all existing discussions or negotiations with any Person with respect to any Parent Business Combination.

(c) Each Party shall promptly (and in no event later than 24 hours after becoming aware of such inquiry, proposal, offer or submission) notify the other Parties (and in the case of Parent’s receipt of a Parent Business Combination proposal, Parent shall also provide notice to the Stockholder Representative) if it or, to its Knowledge, any of its or its Representatives receives any inquiry, proposal, offer or submission with respect to a Company Business Combination or Parent Business Combination, as applicable (including the identity of the Person making such inquiry or submitting such proposal, offer or submission), after the execution and delivery of this Agreement. If either Party or its Representatives receives an inquiry, proposal, offer or submission with respect to a Company Business Combination or Parent Business Combination, as applicable, such Party shall provide the other Parties with a copy of such inquiry, proposal, offer or submission (and in the case of Parent’s receipt, Parent shall also provide copies to the Stockholder Representative).

Section 7.12 Trust Account. Upon satisfaction or waiver of the conditions set forth in Article VIII and provision of notice thereof to Continental (which notice Parent shall provide to Continental in accordance with the terms of the Trust Agreement): (a) in accordance with and pursuant to the Trust Agreement, at the Closing, Parent: (i) shall cause the documents, opinions and notices required to be delivered to Continental pursuant to the Trust Agreement to be so delivered, including providing Continental with the Trust Termination Letter; and (ii) shall use its reasonable best efforts to cause Continental to, and Continental shall thereupon be obligated to, distribute the Trust Account as directed in the Trust Termination Letter, including all amounts payable to: (A) to stockholders who elect to have their Parent Class A Stock converted to cash in accordance with the provisions of Parent’s Charter Documents; (B) for income tax or other tax obligations of Parent prior to Closing; (C) for any Parent Transaction Costs; and (D) as repayment of loans and reimbursement of expenses to directors, officers and stockholders of Parent; and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 7.13 Directors’ and Officers’ Liability Insurance.

(a) Parent agrees that all rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors or officers, as the case may be, of any Group Company (each, together with such person’s heirs, executors or administrators, a “D&O Indemnified Party”), as provided in their respective Charter Documents or in any indemnification agreement with any Group Company set forth on Schedule 7.13(a) of the Company Disclosure Letter shall survive the Closing and shall continue in full force and effect. For a period of six years from the Closing Date, Parent shall cause the Group Companies to maintain in effect the exculpation, indemnification and advancement of expenses provisions of such Group Company’s Charter Documents as in effect immediately prior to the Closing Date or in any indemnification agreements of each Group Company with any D&O Indemnified Party as in effect immediately prior to the Closing Date, and Parent shall, and shall cause the Group Companies to, not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any D&O Indemnified Party; provided, however, that all rights to indemnification or advancement of expenses in respect of any Legal Proceedings pending or asserted or any claim made within such period shall continue until the disposition of such Legal Proceeding or resolution of such claim. From and after the Closing Date, Parent shall cause the Group Companies to honor, in accordance with their respective terms, each of the covenants contained in this Section 7.13 without limit as to time.

(b) Prior to the Closing, the Company shall purchase a “tail” or “runoff” directors’ and officers’ liability insurance policy (the “D&O Tail”) in respect of acts or omissions occurring prior to the Effective Time covering each such Person that is a director or officer of a Group Company currently covered by a directors’ and officers’ liability insurance policy of one or more Group Companies on terms with respect to coverage, deductibles and amounts no less favorable than those of such policy in effect on the date of this Agreement for the six-year period following the Closing. Parent shall, and shall cause the Surviving Entity to, maintain the D&O Tail in full force and effect for its full term and cause all obligations thereunder to be honored by the Group Companies, as applicable, and no other party shall have any further obligation to purchase or pay for such insurance pursuant to this Section 7.13(b).

(c) The rights of each D&O Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such person may have under the Charter Documents of any Group Company, any other indemnification arrangement, any Legal Requirement or otherwise. The obligations of Parent and the Group Companies under this Section 7.13 shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnified Party without the consent of such D&O Indemnified Party. The provisions of this Section 7.13 shall survive the Closing and expressly are intended to benefit, and are enforceable by, each of the D&O Indemnified Parties, each of whom is an intended third-party beneficiary of this Section 7.13.

(d) If Parent or, after the Closing, any Group Company, or any of their respective successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, proper provision shall be made so that the successors and assigns of Parent or such Group Company, as applicable, assume the obligations set forth in this Section 7.13.

Section 7.14 280G Approval. To the extent that any “disqualified individual” (within the meaning of Section 280G(c) of the Code and the regulations thereunder) has the right to receive any payments or benefits that could be deemed to constitute “parachute payments” (within the meaning of Section 280G(b)(2)(A) of the Code and the regulations thereunder), then, the Company will: (a) no later than six days prior to the Closing Date, solicit and use its reasonable best efforts to obtain from each such “disqualified individual” a waiver of such disqualified individual’s rights to some or all of such payments or benefits (the “Waived 280G Benefits”) so that any remaining payments and/or benefits shall not be deemed to be “excess parachute payments” (within the meaning of Section 280G of the Code and the regulations thereunder); and (b) no later than three days prior to the Closing Date, with respect to each individual who agrees to the waiver described in clause (a), submit to a vote of holders of the equity interests of the Company entitled to vote on such matters, in the manner required under Section 280G(b)(5) of the Code and the regulations promulgated thereunder, along with adequate disclosure intended to satisfy such requirements (including Q&A 7 of Section 1.280G-1 of such regulations), the right of any such “disqualified individual” to receive the Waived 280G Benefits. Prior to, and in no event later than four days prior to soliciting such waivers and approval, the Company shall provide drafts of such waivers and approval materials to Parent for its reasonable review and comment, and the Company shall consider in good faith any changes reasonably requested by Parent. No later than seven days prior to soliciting the waivers, the Company shall provide Parent with the calculations and related documentation to determine whether and to what extent the vote described in this Section 7.12 is necessary in order to avoid the imposition of Taxes under Section 4999 of the Code. Prior to the Closing Date, the Company shall deliver to Parent evidence that a vote of the stockholders of the Company was solicited in accordance with the foregoing and whether the requisite number of votes of the stockholders of the Company was obtained with respect to the Waived 280G Benefits or that the vote did not pass and the Waived 280G Benefits will not be paid or retained.

Section 7.15 Tax Matters.

(a) Parent will pay to the Company Stockholders (by wire transfer of immediately available funds) any Transaction Tax Benefit, or any portion thereof, within five (5) Business Days of filing the U.S. federal income Tax Return for the applicable year, to the extent that any such Transaction Tax Benefit, or any portion thereof, is realized by Parent, any Group Company (after the Closing) or their respective Affiliates in any taxable year ending on or prior to December 31, 2022. For this purpose, a “Transaction Tax Benefit” is, without duplication, (i) any refund actually received (or applied as a credit) with respect to Taxes of any Group Company for a Pre-Closing Tax Period attributable to a Transaction Tax Deduction and any interest received thereon net of any Taxes with respect thereto and (ii) any reduction in the liability for Taxes of Parent or any Group Company or any of their respective Affiliates with respect to any taxable period (or portion thereof) beginning after the Closing Date resulting from (A) the carryforward of a net operating loss generated in the Pre-Closing Tax Period to the extent attributable to the Transaction Tax Deductions and (B) any Transaction Tax Deductions deductible in a taxable period beginning after the Closing Date by reason of the vesting of any Restricted Stock Units issued, or other amounts payable pursuant to Section 7.24 (“Post-Closing TTDs”) (in each case determined on a “with” and “without” basis), in each case which Transaction Tax Benefit was not taken into account in the calculation of the Tax Overpayment/Underpayment Amount. For purposes of clause (ii) of the immediately preceding sentence, Parent, the Group Companies or any of their respective Affiliates will be deemed to realize a Transaction Tax Benefit as a result of a reduction in Tax liabilities in a taxable period (or portion thereof) beginning after the Closing Date to the extent that (i) the aggregate actual Tax liabilities of Parent, the Group Companies or any of their respective Affiliates taking the net operating losses generated in a Pre-Closing Tax Period and Post-Closing TTDs into account exceed (ii) the aggregate hypothetical Tax liabilities of Parent, the Group Companies or their respective Affiliates without taking such net operating losses and Post-Closing TTDs into account. In connection with the foregoing, Parent agrees to cause the Group Companies, as soon as reasonably practicable after the Closing Date, to apply for a refund of estimated Tax paid (including pursuant to IRS Form 4466 and any comparable or similar non-U.S. Return or Tax form), if applicable, and to utilize any net operating losses from the Pre-Closing Tax Period.

(b) All Tax Returns with respect to a Pre-Closing Tax Period that affect the amount of any Transaction Tax Benefit shall be prepared in accordance with the past practices of the applicable Group Company (unless otherwise required by Legal Requirement) and shall be provided to the Stockholder Representative at least thirty (30) days prior to filing for review and approval by the Stockholder Representative (such approval not to be unreasonably withheld, conditioned or delayed); provided that the Stockholder Representative’s review and approval rights shall be limited to any items that impact the amount of any Transaction Tax Benefit. If Parent and the Stockholder Representative have not agreed to the content of any such Tax Return prior to the due date (taking into account extensions) for such Tax Return, Parent shall be permitted to file such Tax Return without the Stockholder Representative’s consent; provided that if the Independent Expert determines that such Tax Return should have reflected a greater number of Transaction Tax Benefits, Parent’s obligation to make payments to the Company Stockholders pursuant to Section 7.15(a) of this Agreement shall be determined based on the amount of Transaction Tax Benefits that the Independent Expert determines should have been reflected on such Tax Return. Parent and the Company Stockholders agree that for purposes of such Tax Returns, all Transaction Tax Deductions will be allocable to the Pre-Closing Tax Period (or, in the case of any Post-Closing TTDs, to the first taxable period in which such Post-Closing TTDs are deductible under applicable Law) to the extent provided in Section 7.15(c). With respect to each Tax Return for a Post-Closing Tax Period, Parent agrees to provide, upon request by the Stockholder Representative, a written calculation, along with reasonable supporting detail, of the determination of the Transaction Tax Benefit with respect to such Tax Return. Any dispute regarding the calculation of the Transaction Tax Benefit shall be referred to an Independent Expert (which may be the same or different from the Independent Expert chosen for purposes of resolving any dispute under Section 2.11) for final resolution.

(c) The Parties agree that, notwithstanding anything to the contrary in this Agreement or otherwise: (i) except as provided in clause (ii) of this Section 7.15(c), any Taxes for a Straddle Period with respect to the Group Companies shall be apportioned between the Pre-Closing Tax Period and the Post-Closing Tax Period based on the actual operations of such entity, as the case may be, by a closing of the books of such entity, as if the Closing Date were the end of a Tax year (and, for such purpose, the Tax period of any partnership or pass-through entity, or any controlled foreign corporation within the meaning of Section 957(a) of the Code, in which a Group Company holds a beneficial interest shall be deemed to terminate as of the Closing Date), and each such portion of such period shall be deemed to be a taxable period (whether or not it is in fact a taxable period); (ii) in the case of any Taxes imposed on a periodic basis (e.g., any real property, personal property or similar ad valorem Taxes) that are payable for a Straddle Period, the portion of such Tax which relates to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the taxable period ending on (and including) the Closing Date and the denominator of which is the number of days in the entire taxable period; (iii) any Transaction Tax Deductions (other than Post-Closing TTDs) shall be treated as deductible in the taxable period ending on the Closing Date to the maximum extent permitted by Tax law based on a “more likely than not” or higher level of comfort, and it shall be assumed that neither Parent nor any of its Affiliates (including after the Closing the Group Companies) shall have applied the so called “next day rule” under Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) to such deductions; (iv) any Post-Closing TTDs shall be treated as deductible in the first taxable period in which such Post-Closing TTDs are permitted to be deducted by Tax law based on a “more likely than not” or higher level of comfort, (v) the election under Revenue Procedure 2011-29, 2011-18 I.R.B. to apply the 70% safe harbor to any “success based fee” as defined in Treasury Regulation Section 1.263(a)-5(f) incurred in connection with the Transactions shall be made for U.S. federal income tax purposes (and, as applicable, for state and local income Tax purposes); and (vi) other than as provided in clauses (iii), (iv) and (v) of this Section 7.15(c), any gain, income, deduction or loss from transactions outside the ordinary course of business occurring on the Closing Date but after the Closing shall be treated as occurring after the Closing Date.

(d) Parent agrees that it shall not make (or cause any of its Affiliates to make) any election under Section 338 or 336(e) of the Code, or any similar provision of state, local or foreign Tax law, with respect to the Transactions.

(e) Parent covenants that it will file a consolidated U.S. federal income Tax Return with the applicable Group Companies for the period starting on the day following the Closing Date and, for U.S. federal income Tax purposes, and the applicable Group Companies will become members of the affiliated group of corporations of which Parent is the common parent or of which Parent is a member on the day following the Closing Date.

(f) All transfer, documentary, sales, use, stamp, registration, excise, recording, registration value added and other such similar Taxes and fees (including any penalties and interest) that become payable in connection with or by reason of the execution of this Agreement and the Transactions shall be borne and paid by the Parent. Parent shall timely file any Tax Return or other document with respect to such Taxes or fees (and the Stockholder Representative and Parent shall reasonably cooperate with respect thereto as necessary).

(g) On the Closing Date, the Company shall provide Parent with a certificate on behalf of the Company, prepared in a manner consistent and in accordance with the requirements of Treasury Regulation Sections 1.897-2(g), (h) and 1.1445-2(c)(3), certifying that no interest in the Company is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “U.S. real property interest” within the meaning of Section 897(c) of the Code, and a form of notice to the Internal Revenue Service prepared in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2); provided, that, notwithstanding anything to the contrary, Parent’s sole remedy in the event the Company fails to deliver such certificate shall be to make a proper withholding of Tax to the extent required by applicable Tax law.

(h) Each Company Stockholder shall be entitled to its Pro Rata Share of any payments made pursuant to Section 7.15(a), and all such payments shall be treated as an adjustment to the Total Consideration by the Parties for Tax purposes, unless otherwise required by Tax law.

Section 7.16 Seller Retained Claims.

(a) Each of the Parties acknowledges that the Company and/or one or more of the Company Subsidiaries has made the Seller Retained Claims.

(b) Parent agrees that all monetary damages that are hereafter recovered by the Company or any of the Company Subsidiaries in connection with the Seller Retained Claims shall be for the sole benefit of the Company Stockholders. Accordingly, Parent hereby agrees that, notwithstanding any other provision contained herein: (i) prior to the Closing, the Company and the Company Subsidiaries shall have the right to settle the Seller Retained Claims on terms it deems acceptable, subject to Parent’s prior approval (not to be unreasonably withheld, conditioned or delayed); and (ii) following the Closing the Stockholder Representative shall be entitled to control the Seller Retained Claims (including any litigation relating thereto or settlement thereof) on terms it deems acceptable in its sole discretion and to direct counsel in connection therewith. In the event that any amounts are received by the Surviving Entity or one or more of the Company Subsidiaries in respect of the Seller Retained Claims following the Closing Date (with the exception of amounts received pursuant to representation and warranty insurance policies), Parent shall cause such amounts (net of any Taxes with respect thereto which, in the case of income Taxes, to the extent includable in the Taxable income of the Surviving Entity or any of the Company Subsidiaries, shall be calculated based on an assumed cash Tax rate of 24%) to be paid to the Stockholder Representative for further payment to the Company Stockholders (whether by directing the payor of any such amounts to pay such amounts directly to the Stockholder Representative or by promptly paying over to the Stockholder Representative any such amounts received by Parent or any of its Affiliates (including the Surviving Entity or any of the Company Subsidiaries), or otherwise).

(c) From and after the Closing, Parent shall, and shall cause the Surviving Entity and the Company Subsidiaries to, reasonably cooperate with the Stockholder Representative in the resolution and/or settlement of the Seller Retained Claims (including with respect to any litigation in relation thereto) and shall not settle, compromise or discharge any such claim (or permit the Surviving Entity or the Company Subsidiaries to take any such action) that would reasonably be expected to adversely affect the Company Stockholders’ rights under this Section 7.16. Parent shall afford to the Stockholder Representative and its counsel and other representatives reasonable access to all of their respective properties, books, contracts, and records, and appropriate officers and employees of the Surviving Entity and the Company Subsidiaries, necessary or useful for the pursuit and/or settlement of the Seller Retained Claims. Upon reasonable request by the Stockholder Representative in writing, the Surviving Entity shall: (i) on behalf of itself and its Affiliates, successors and assigns, execute a customary general release with the applicable parties to the Seller Retained Claims, their Affiliates, successors and assigns, as applicable, in respect of such claims; and (ii) agree to the release of all or a portion of the Indemnity Escrowed Funds (including executing any written instructions to the escrow agent in connection with such release). Parent further agrees that it will not agree to release (including executing any written instructions to the escrow agent in connection with such release) the Indemnity Escrowed Funds other than: (A) at the written direction of the Stockholder Representative or (B) pursuant to a final order issued by a court of competent jurisdiction.

(d) Any payments made pursuant to this Section 7.16 shall be treated by all parties hereto as adjustments to the Final Merger Consideration for Tax purposes, except as otherwise required by Tax law.

(e) All out-of-pocket fees and expenses incurred by the Stockholder Representative or by Parent, the Surviving Entity or any Company Subsidiary at the request of the Stockholder Representative in connection with or related to the Seller Retained Claims (but excluding, for the avoidance of doubt any amount paid prior to the Closing Date or accrued as a current liability as of the Closing Date and are reflected in the Final Closing Working Capital Adjustment Amount) shall be paid or reimbursed to the Surviving Entity (as the case may be) by the Stockholder Representative promptly upon receipt of the applicable invoice related to such fees, expenses or costs.

Section 7.17 Subscription Agreements.

(a) Parent shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, or any replacements of, the Subscription Agreements in a manner materially adverse to the Company or the Company Stockholders. Parent shall use its commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Subscription Agreements on the terms and conditions described therein, including maintaining in effect the Subscription Agreements and using its commercially reasonable efforts to: (i) satisfy in all material respects on a timely basis all conditions and covenants applicable to Parent in the Subscription Agreements and otherwise comply with its obligations thereunder; (ii) in the event that all conditions in the Subscription Agreements (other than conditions that Parent or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, consummate transactions contemplated by the Subscription Agreements at or prior to Closing; and (iii) enforce its rights under the Subscription Agreements in the event that all conditions in the Subscription Agreements (other than conditions that Parent or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, to cause the applicable PIPE Investors to contribute to Parent the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreements at or prior to the Closing. Without limiting the generality of the foregoing, Parent shall give the Company or the Stockholder Representative, prompt (and, in any event within three Business Days) written notice: (A) of any amendment to any Subscription Agreement (together with a copy of such amendment); (B) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by any party to any Subscription Agreement known to Parent; (C) of the receipt of any written notice or other written communication from any party to any Subscription Agreement with respect to any actual, potential or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any Subscription Agreement or any provisions of any Subscription Agreement; and (D) if Parent does not expect to receive all or any portion of the PIPE Investment Amount on the terms, in the manner or from the sources contemplated by the Subscription Agreements. The Subscription Agreements contain all of the conditions precedent to the obligations of the PIPE Investors to contribute to Parent the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreements on the terms therein.

(b) Parent shall use its commercially reasonable efforts to cause the PIPE Investors to contribute the PIPE Investment Amount at or prior to the Closing if all conditions set forth in the applicable Subscription Agreement have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing and other than conditions that Parent or any of its Affiliates control the satisfaction of). Parent shall use its commercially reasonable efforts to take, or cause to be taken, all actions required to obtain the PIPE Investment Amount contemplated by the Subscription Agreements, including enforcing the rights of Parent under the Subscription Agreements.

Section 7.18 Section 16 Matters. Prior to the Effective Time, Parent shall take all reasonable steps as may be required or permitted to cause any acquisition or disposition of the Parent Class A Stock that occurs or is deemed to occur by reason of or pursuant to the Transactions by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent to be exempt under Rule 16b-3 promulgated under the Exchange Act, including by taking steps in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matters.

Section 7.19 Board of Directors. The Parties shall use commercially reasonable efforts to ensure that the persons listed on Schedule 7.19 of the Company Disclosure Letter and the other persons identified by the applicable Party (as if the Investor Rights Agreement were in effect) following the date hereof are elected and appointed as directors of Parent effective immediately after the Closing; provided, that any such persons not listed on Schedule 7.19 of the Company Disclosure Letter shall be identified as promptly as practicable following the date hereof (but in no event later than the date on which the Proxy Statement is filed with the SEC).

Section 7.20 Deleveraging Amount.

(a) Simultaneously with the Closing, the Company shall obtain the Existing Term Loan Upsizing Amendment and apply the Existing Term Loan Upsizing to the repayment of Indebtedness under the Existing Second Lien Credit Agreement.

(b) Simultaneously with the Closing: (i) Parent shall pay or cause to be paid to the Surviving Entity the Deleveraging Amount; and (ii) immediately thereafter, Parent shall cause the Surviving Entity to pay to lenders under the Existing Second Lien Credit Agreement an aggregate amount equal to the Deleveraging Amount.

Section 7.21 ITAR and NISPOM Notifications. Prior to and after the Closing Date Parent and the Company shall furnish each other such information and assistance as is required for: (a) the Company to file its notice with the State Department, Directorate of Defense Trade Controls, under Section 122.4(a)(2) of the International Traffic in Arms Regulations (“ITAR”, and such notice, an “ITAR Notice”) within five (5) Business Days after the Closing Date; and (b) the Company to submit a notice of changed conditions to the Defense Counterintelligence and Security Agency (“DCSA”) under Section 1-302(g) of the NISPOM (a “NISPOM Notice”). The Company shall submit an ITAR Notice with respect to the transactions contemplated hereby, in form and substance reasonably acceptable to the Stockholder Representative, to the State Department, Directorate of Defense Trade Controls, within five days after the Closing Date. The Company shall submit a NISPOM Notice with respect to the transactions contemplated hereby to DCSA on or before the Closing Date.

Section 7.22 PAE-ISR Joint Venture.

(a) Each of the Parties acknowledges that the Company has decided to sell all or substantially all of the business of, or otherwise discontinue the business conducted by, its majority-owned joint venture PAE ISR LLC (“ISR”). Accordingly, notwithstanding any other provision contained herein, prior to the Closing Date, unless otherwise agreed by Parent in writing, the Company shall either (i) sell, transfer or otherwise dispose of the business of ISR (through a sale of equity, assets or otherwise), and/or (ii) terminate operations of ISR effective prior to the Closing in order to effect an orderly liquidation of the assets of ISR. For a period of 90 days after the Closing Date (the “Post-Closing ISR Disposition Period”), the Stockholder Representative shall have the right (at the sole cost and expense of the Stockholder Representative) to control the sale or other disposition of any assets remaining after such sale or the termination of operation of ISR (the “Post-Closing ISR Disposition”). If, prior to the Closing Date, the Company and/or the Stockholder Representative determine that the Post-Closing ISR Disposition will be necessary, the Company shall deliver to Parent, no later than three Business Days prior to the Closing Date, a good faith and appropriately detailed description of (A) any outstanding assets of ISR that are required to be disposed of during the Post-Closing ISR Disposition Period and (B) the proposal to dispose of such outstanding assets during the Post-Closing ISR Disposition Period (the “Post-Closing ISR Disposition Plan”). In the event that such assets have not been sold or otherwise transferred on or prior to the expiration of the Post-Closing ISR Disposition Period, the Surviving Entity shall have no further obligation to the Stockholder Representative or the Company Stockholders with respect thereto and may sell or otherwise dispose of such remaining assets in its sole discretion. During the Post-Closing ISR Disposition Period, the Surviving Entity shall reasonably cooperate with the Stockholder Representative to sell any such assets and shall pay the proceeds of such sale (net of (i) any Taxes with respect thereto (which, in the case of income Taxes, shall be calculated based on an assumed cash Tax rate of 24% on the aggregate amount of gain (and net of loss) recognized as a result of sale of ISR assets during the ISR Disposition Period) or other out of pocket expenses of the Surviving Entity or ISR payable in connection with such sale or (ii) any other liabilities of ISR (other than any intercompany payables or other amounts owed to the Company or its Subsidiaries), except to the extent any such Taxes, expenses or other liabilities are accrued on the Closing Balance Sheet) to the Stockholder Representative for further payment to the Company Stockholders. To the extent that any liability of ISR has not been satisfied on or prior to the Closing Date (other than any intercompany payables or other amounts owed to the Company or its Subsidiaries), a current liability shall be accrued on the Adjustment Statement in the calculation of Closing Working Capital whether or not required in accordance with GAAP and the Surviving Entity shall cause ISR to satisfy such liability or obligation up to the amount accrued thereon.

(b) Prior to the Closing Date, to the extent the sale of the ISR business is sold in accordance with Section 7.22(a)(i) in a transaction structured as a sale of the equity interests of ISR, unless otherwise agreed by Parent in writing, the Company shall:

(i) Use commercially reasonable efforts to cause ISR to file at the U.S. Patent and Trademark Office a written request for abandonment or withdrawal of the trademark application for “PAE ISR” (U.S. Serial No. 88,232,125) filed on December 17, 2018;

(ii) provide to Parent: (A) copies of such filings set forth above in Section 7.22(b)(i); and (B) proof that such filings had been received by the U.S. Patent and Trademark Office or other applicable Governmental Entity; and

(iii) cause PAE Applied Technologies LLC, a Delaware limited liability company (“PAE AT”), to formally notify ISR (by way of written notice pursuant to Section 14.5 of the Third Amended and Restated Limited Liability Company Operating Agreement, dated February 9, 2017, by and among PAE AT, ISR and the other parties thereto (the “ISR Operating Agreement”)) of ISR’s obligation to promptly cease using “PAE” in the conduct of ISR’s business.

(c) To the extent that any liability or obligation of ISR has not been included as a current liability in the Final Closing Working Capital Adjustment Amount or otherwise fully satisfied or otherwise provided for on or prior to the Closing Date, whether such liability or obligation is known as of the Closing Date or arises thereafter, the Company Stockholders, severally and not jointly, shall, for a period of 12 months following the Closing Date (the “ISR Indemnification Period”), assume and remain solely liable for, and neither Parent, the Surviving Entity nor any of the Company Subsidiaries shall have any liability related to, any and all Losses (the “ISR Losses”) up to an aggregate maximum amount of $10,000,000 (the “ISR Indemnity Cap”) to the extent related to, arising from or attributable to the business of ISR or the operation thereof conducted prior to the Closing Date or the Post-Closing ISR Disposition. In such event and during the ISR Indemnification Period, the Company Stockholders, severally and not jointly, shall indemnify, reimburse, compensate and hold harmless Parent, the Surviving Entity and/or the Company Subsidiaries, as applicable, from and against all ISR Losses up to the ISR Indemnity Cap; provided, that Parent, the Surviving Entity and the Company Subsidiaries shall be entitled to indemnification under this Section 7.22(c) solely: (i) with respect to any claim made under this Section 7.22(c) that is finally and fully resolved prior to the Final Adjustment Settlement Date, from the Adjustment Escrow Funds (to be paid in accordance with the Escrow Agreement on the same date any amounts are paid from the Adjustment Escrow Funds under Section 2.11(f)) to the extent funds are available therefor after paying any amount to be paid to Parent in accordance with Section 2.11(f)(i)(A); or (ii)(A) to the extent any claim under this Section 7.22(c) is not finally and fully resolved prior to, or is first made on or after, the Final Adjustment Settlement Date; or (B) with respect to any claim made under this Section 7.22(c) that is finally and fully resolved prior to the Final Adjustment Settlement Date, to the extent the amount that remains payable in respect of such claim exceeds the remaining Adjustment Escrow Funds (after taking into account any Adjustment Escrow Funds payable to Buyer under Section 2.11(f) and clause (i) of this proviso), then in each case under this clause (ii), from proceeds actually received by the Company Stockholders from the sale or other disposition of Parent Class A Stock received hereunder, promptly following the receipt of such proceeds from such sale or other disposition. For the avoidance of doubt: (1) in the event that Parent, the Surviving Entity or any Company Subsidiary makes a claim for indemnification pursuant to this Section 7.22(c) during the ISR Indemnification Period, such claim shall be preserved until its full and final resolution and Parent, the Surviving Entity or such Company Subsidiary, as applicable, shall remain entitled to recover any related ISR Losses hereunder (subject to the ISR Indemnity Cap) notwithstanding the expiration of the ISR Indemnification Period; and (2) in no event shall any Adjustment Escrow Funds be payable in respect of any claim under this Section 7.22(c) that is not finally and fully resolved prior to the Final Adjustment Settlement Date and the pendency of any such claim shall not delay the distribution of the Adjustment Escrow Funds in accordance with Section 7.22(c).

(d) Any payments made pursuant to this Section 7.22 shall be treated by all parties hereto as adjustments to the Final Merger Consideration for Tax purposes, except as otherwise required by Tax law. For

Tax purposes, each of the Parties agrees that ISR and the assets and liabilities thereof shall be treated as assets and liabilities of the applicable Subsidiary of the Surviving Entity until the date on which such assets are sold, and such liabilities are settled.

Section 7.23 Release.

(a) Effective upon and following the Closing, Parent, on its own behalf and on behalf of its respective Affiliates and Representatives, generally, irrevocably, unconditionally and completely releases and forever discharges each Company Stockholder, each of their respective Affiliates and each of their and their respective Affiliates’ respective Related Parties, and each of their respective successors and assigns and each of their respective Related Parties (collectively, the “Company Stockholder Released Parties”) from all disputes, claims, losses, controversies, demands, rights, liabilities, actions and causes of action of every kind and nature, whether known or unknown, arising from any matter concerning any Group Company occurring prior to the Closing Date (other than as contemplated by this Agreement), including for controlling equityholder liability or breach of any fiduciary duty relating to any pre-Closing actions or failures to act by the Company Stockholder Released Parties; provided, however, that nothing in this Section 7.23 shall release any Company Stockholder Released Parties from: (i) their obligations under this Agreement or the other Transaction Agreements; or (ii) as applicable, any disputes, claims, losses, controversies, demands, rights, liabilities, breaches of fiduciary duty, actions and causes of action arising out of such Company Stockholder Released Party’s employment by any Group Company.

(b) Effective upon and following the Closing, each Company Stockholder, on its own behalf and on behalf of each of its Affiliates and Representatives, generally, irrevocably, unconditionally and completely releases and forever discharges Parent and each Group Company, each of their respective Affiliates and each of their and their respective Affiliates’ respective Related Parties, and each of their respective successors and assigns and each of their respective Related Parties (collectively, the “Parent Released Parties”) from all disputes, claims, losses, controversies, demands, rights, liabilities, actions and causes of action of every kind and nature, whether known or unknown, arising from any matter concerning any Group Company occurring prior to the Closing Date (other than as contemplated by this Agreement, including with respect to Section 7.13); provided, however, that nothing in this Section 7.23 shall release the Parent Released Parties from their obligations: (i) under this Agreement or the other Transaction Agreements or (ii) with respect to any salary, bonuses, vacation pay or employee benefits accrued pursuant to a Company Benefit Plan in effect as of the date of this Agreement or any expense reimbursement pursuant to a policy of the Group Companies in effect as of the date of this Agreement and consistent with past practice.

Section 7.24 Restricted Stock Units.

(a) Prior to the Closing, the Seller Representative shall deliver to Parent a schedule (the “RSU Allocation Schedule”) setting forth a proposed allocation of restricted stock units (the “Restricted Stock Units”) representing the right to receive up to 3,200,000 shares of Parent Class A Stock (which amount shall be subject to equitable adjustment in the event of any stock split, reverse stock split, stock dividend or other similar event after the date hereof and prior to the date such Restricted Stock Units are issued) to be issued to the officers and employees of the Company and its Subsidiaries designated thereon after the Closing Date.

(b) At the Special Meeting, Parent shall solicit approval from Parent’s stockholders of a management equity plan that permits the issuance of the Restricted Stock Units set forth on the RSU Allocation Schedule and, subject to approval of such management equity plan by Parent’s stockholders in accordance with Applicable Legal Requirements, shall (i) cause the issuance and sale of securities under such management equity plan to be registered with the SEC on a Form S-8 Registration Statement as soon as reasonably practicable following the Closing Date and (ii) upon or as soon as reasonably practicable following the effectiveness of such Form S-8 Registration Statement, issue the number of Restricted Stock Units to each employee and officer designated thereon to the extent that such employee or officer is employed by Parent or its Subsidiaries on the date of issuance. Subject to Section 7.24(c) and the recipient’s continued employment until the vesting date, all such Restricted Stock Units shall vest in a single installment on the first anniversary of the Closing Date.

(c) In the event that on or before the date the Restricted Stock Units vest or are issued, a Change of Control occurs or the Company or its Subsidiary terminates the employment of any person designated on the RSU Allocation Schedule without “Cause” or any such person’s employment is terminated due to death or “Disability” or such person’s resignation for “Good Reason” (in each case as such terms (or terms of similar effect) are defined in such person’s employment agreement or offer letter with the Company or its Subsidiary or, if no such employment agreement or offer letter exists or if such employment agreement or offer letter does not define such term (or a term of similar effect), as determined by the board of directors of Parent in good faith), Parent shall cause (i) if the Change of Control or employment termination, as applicable, occurs following the Closing Date and prior to the date the Restricted Stock Units are issued, such person to be paid, within 30 days following the occurrence of the Change of Control or employment termination, as applicable, a lump-sum cash payment in an amount equal to the number of Restricted Stock Units designated for issuance to such person multiplied by the closing price per share of Parent Class A Stock on the Nasdaq on the last trading date immediately preceding the date the Change of Control or employment termination, as applicable, occurs, less applicable withholdings or (ii) if the Change of Control or employment termination, as applicable, occurs on or after the date the Restricted Stock Units are issued, all Restricted Stock Units issued to such person to become fully vested and non-forfeitable as of immediately prior to the Change of Control or employment termination, as applicable.

ARTICLE VIII.

CONDITIONS TO THE TRANSACTION

Section 8.1 Conditions to Obligations of Each Party’s Obligations. The respective obligations of each Party to this Agreement to effect the Mergers and the other Transactions shall be subject to the satisfaction at or prior to the Closing of the following conditions:

(a) At the Special Meeting (including any adjournments thereof), the Parent Stockholder Matters shall have been duly adopted by the stockholders of Parent in accordance with the DGCL, the Parent Organizational Documents and the Nasdaq rules and regulations.

(b) Parent shall have at least $5,000,001 of net tangible assets following the exercise by the holders of Parent Class A Stock issued in Parent’s initial public offering of securities and outstanding immediately before the Closing of their right to convert their Parent Class A Stock held by them into a pro rata share of the Trust Account in accordance with Parent Organizational Documents.

(c) All applicable waiting periods (and any extensions thereof) under the HSR Act will have expired or otherwise been terminated, and the Parties will have received or have been deemed to have received all other necessary pre-closing authorizations, consents, clearances, waivers and approvals of all Governmental Entities in connection with the execution, delivery and performance of this Agreement and the Transactions set forth on Schedule 8.1(c) of the Company Disclosure Letter.

(d) No provision of any Applicable Legal Requirement prohibiting, enjoining, restricting or making illegal the consummation of the Transactions shall be in effect and no temporary, preliminary or permanent restraining Order enjoining, restricting or making illegal the consummation of the Transactions will be in effect or shall be threatened in writing by a Governmental Entity.

(e) The shares of Parent Class A Stock to be issued in connection with the Closing shall be approved for listing upon the Closing on Nasdaq subject to the requirement to have a sufficient number of round lot holders.

(f) The Company shall have (i) received and delivered to Parent at or prior to Closing fully executed copies of the Existing Credit Agreement Consents (in form and substance reasonably satisfactory to Parent) and (ii) either (A) repaid at or prior to the Closing an outstanding amount of Indebtedness under the Existing Second Lien Credit Agreement equal to the Deleveraging Amount or (B) delivered to Parent at or prior to Closing evidence that the Company has amended the Existing Term Loan Credit Agreement in accordance with the terms thereof to provide that, at or prior to Closing, the aggregate principal amount thereunder is increased up to an amount equal to the Target Rollover Indebtedness plus the Estimated Company Cash (such amendment, the “Existing Term Loan Upsizing Amendment”), and the proceeds from such increase in the principal amount thereof (the “Existing Term Loan Upsizing”), together with the Deleveraging Amount, shall be used to repay Indebtedness under the Existing Second Lien Credit Agreement.

Section 8.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate and effect the Mergers and the other Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a) The Fundamental Representations of Parent shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” or any similar limitation contain herein) on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and all other representations and warranties of Parent set forth in Article V hereof shall be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” or any similar limitation contained herein) on and as of the date of this Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties of Parent to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Parent Material Adverse Effect.

(b) Parent, First Merger Sub and Second Merger Sub shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, in each case in all material respects.

(c) Parent shall have delivered to the Company a certificate, signed by an executive officer of Parent and dated as of the Closing Date, certifying as to the matters set forth in Section 8.2(a) and Section 8.2(b).

(d) No Parent Material Adverse Effect shall have occurred since the date of this Agreement.

(e) The persons listed on Schedule 8.2(e) of the Company Disclosure Letter shall have resigned from all of their positions and offices with Parent, First Merger Sub and Second Merger Sub.

(f) Parent shall have delivered or shall stand ready to deliver all of the certificates, instruments, Contracts and other documents specified to be delivered by it hereunder, including copies of the documents to be delivered by Parent pursuant to Section 1.3(a), duly executed by Parent, First Merger Sub and Second Merger Sub, as applicable.

(g) The Parent Charter shall be amended and restated in the form of the Parent A&R Charter and the Parent Bylaws shall be amended and restated in the form of the Parent A&R Bylaws.

(h) Parent shall have made appropriate arrangements to have the Trust Account, less amounts paid and to be paid pursuant to Section 7.12, available to Parent for payment of the Closing Cash Payment Amount, the Company Transaction Costs and the Parent Transaction Costs at the Closing.

(i) The funds contained in the Trust Account, together with the PIPE Investment Amount, shall equal or exceed the Company’s Required Funds.

Section 8.3 Additional Conditions to the Obligations of Parent, First Merger Sub and Second Merger Sub. The obligations of Parent, First Merger Sub and Second Merger Sub to consummate and effect the Mergers and the other Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

(a) The Fundamental Representations of the Company shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation contain herein) on and as of the date of this Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and all other representations and warranties of the Company set forth in Article IV hereof shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation contained herein) on and as of the date of this Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Company Material Adverse Effect.

(b) The Company shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

(c) The Company shall have delivered to Parent a certificate, signed by an executive officer of the Company and dated as of the Closing Date, certifying as to the matters set forth in Section 8.3(a) and Section 8.3(b).

(d) No Company Material Adverse Effect shall have occurred since the date of this Agreement.

(e) The Company or the Stockholder Representative shall have delivered, or caused to be delivered, or shall stand ready to deliver all of the certificates, instruments, Contracts and other documents specified to be delivered by it hereunder, including copies of the documents to be delivered by the Company or the Stockholder Representative pursuant to Section 1.3(b), duly executed by the Company or the Stockholder Representative, as applicable.

(f) The funds contained in the Trust Account, together with the PIPE Investment Amount, shall equal or exceed Parent’s Required Funds.

(g) The operations of ISR will have been terminated (through a sale or otherwise) and, if necessary, the Company shall have delivered to Parent the Post-Closing ISR Disposition Plan; provided that, for the avoidance of doubt, the liquidation of assets and/or the settlement of liabilities and obligations of ISR in accordance with the Post-Closing ISR Disposition Plan, shall not constitute “operations” for the purpose of this Section  8.3(g).

ARTICLE IX.

TERMINATION

Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of Parent and the Stockholder Representative at any time;

(b) by either Parent or the Stockholder Representative if the Transactions shall not have been consummated by June 1, 2020 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any Party whose action or failure to act has been a principal cause of or resulted in the failure of the Transactions to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c) by either Parent or the Stockholder Representative if a Governmental Entity shall have issued an Order or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions, including the Mergers, which Order or other action is final and nonappealable;

(d) by the Stockholder Representative, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Parent, First Merger Sub or Second Merger Sub, or if any representation or warranty of Parent, First Merger Sub or Second Merger Sub shall have become untrue, in either case such that the conditions set forth in Article VIII would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that if such breach by Parent, First Merger Sub or Second Merger Sub is curable by Parent, First Merger Sub or Second Merger Sub prior to the Closing, then the Stockholder Representative must first provide written notice of such breach and may not terminate this Agreement under this Section 9.1(d) until the earlier of: (i) 30 days after delivery of written notice from the Stockholder Representative to Parent of such breach; and (ii) the Outside Date; provided, further, that each of Parent, First Merger Sub and Second Merger Sub continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Stockholder Representative may not terminate this Agreement pursuant to this Section 9.1(d) if: (A) it shall have materially breached this Agreement and such breach has not been cured; or (B) if such breach by Parent, First Merger Sub or Second Merger Sub is cured during such 30-day period);

(e) by Parent, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of the Company or the Stockholder Representative or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Article VIII would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that if such breach is curable by the Company or the Stockholder Representative prior to the Closing, then Parent must first provide written notice of such breach and may not terminate this Agreement under this Section 9.1(e) until the earlier of: (i) 30 days after delivery of written notice from Parent to the Stockholder Representative of such breach; and (ii) the Outside Date; provided, further, that the Company or the Stockholder Representative, as applicable, continue to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 9.1(e) if: (A) it shall have materially breached this Agreement and such breach has not been cured; or (B) if such breach by the Company is cured during such 30-day period);

(f) by either Parent or the Stockholder Representative, if, at the Special Meeting (including any adjournments thereof), the Parent Stockholder Matters are not duly adopted by the stockholders of Parent by the requisite vote under the DGCL and the Parent Organizational Documents;

(g) by the Stockholder Representative, if the Parent Stockholder Redemption results in the condition set forth in Section 8.2(i) becoming incapable of being satisfied at the Closing;

(h) by Parent, if the Parent Stockholder Redemption results in the condition set forth in Section 8.3(f) becoming incapable of being satisfied at the Closing; or

(i) by Parent, if the Company Stockholder Approval shall not have been obtained within 24 hours following the execution and delivery of this Agreement.

Section 9.2 Notice of Termination; Effect of Termination.

(a) Any termination of this Agreement under Section 9.1 above will be effective immediately upon the delivery of written notice of the terminating Party to the other Parties.

(b) In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect and the Transactions shall be abandoned, except for and subject to the following: (i) Section 7.4, Section 7.7, this Section 9.2, Article XI (General Provisions) and the Confidentiality Agreement shall survive the termination of this Agreement; and (ii) nothing herein shall relieve any Party from liability for any intentional breach of this Agreement or intentional fraud in the making of the representations and warranties in this Agreement.

ARTICLE X.

NO SURVIVAL

Section 10.1 No Survival. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and all rights, claims and causes of action (whether in contract or in tort or otherwise, or whether at law or in equity) with respect thereto shall terminate at the Closing. Notwithstanding the foregoing, neither this Section 10.1 nor anything else in this Agreement to the contrary shall limit: (a) the survival of any covenant or agreement of the Parties which by its terms is required to be performed or complied with in whole or in part after the Closing, which covenants and agreements shall survive the Closing in accordance with their respective terms; or (b) any claim against any Person with respect to intentional fraud in the making of the representations and warranties by such Person in Article IV or Article V, as applicable.

ARTICLE XI.

GENERAL PROVISIONS

Section 11.1 Stockholder Representative.

(a) The Stockholder Representative shall act as the representative of the Company Stockholders in respect of all matters arising under this Agreement or the Transaction Agreements, and shall be authorized to act, or refrain from acting, with respect to any actions to be taken by or on behalf of any Company Stockholder or the Stockholder Representative, including to enforce any rights granted to any Company Stockholder hereunder, in each case as the Stockholder Representative believes is necessary or appropriate under this Agreement and the Transaction Agreements, for and on behalf of the Company Stockholders. The Company Stockholders shall be bound by all such actions taken by the Stockholder Representative and no Company Stockholder shall be permitted to take any such actions. The Stockholder Representative is serving as the Stockholder Representative solely for purposes of administrative convenience, and is not personally liable (except in its capacity as a Company Stockholder hereunder) for any of the obligations of the Company, any of its Subsidiaries or any of Company Stockholders hereunder, and Parent (on behalf of itself and its Affiliates) agrees that it will not look to the Stockholder Representative or the underlying assets of the Stockholder Representative for the satisfaction of any obligations of the Company, any of its Subsidiaries or any of the Company Stockholders. The Stockholder Representative shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken, in connection with the performance by the Stockholder Representative of the Stockholder Representative’s duties or the exercise by the Stockholder Representative of the Stockholder Representative’s rights and remedies under this Agreement or any Transaction Agreement, except in the case of its bad faith or willful misconduct. No bond shall be required of the Stockholder Representative. The Stockholder Representative may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Stockholder Representative shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any Transaction Agreement. Without limiting the generality of the foregoing, the Stockholder Representative shall have the full power and authority to interpret all the terms and provisions of this Agreement and the Transaction Agreements, and to consent to any amendment hereof or thereof on behalf of all Company Stockholders and their respective successors. Parent shall be entitled to rely on all statements, representations, decisions of, and actions taken or omitted to be taken by, the Stockholder Representative relating to this Agreement or any Transaction Agreement.

(b) The Company Stockholders will indemnify and hold harmless the Stockholder Representative from and against any and all Losses arising out of or in connection with the Stockholder Representative’s execution and performance of this Agreement and the Transaction Agreement, in each case as such Loss is suffered or incurred; provided, that in the event that any such Loss is finally adjudicated to have been directly caused by the gross negligence or willful misconduct of the Stockholder Representative, the Stockholder Representative will reimburse the Company Stockholders the amount of such indemnified Loss to the extent attributable to such gross negligence or willful misconduct. The Stockholder Representative shall be entitled to reimbursement by the Company Stockholders from funds paid to it under Section 2.14, released from the Adjustment Escrow Account for the benefit of the Company Stockholders and/or otherwise received by it in its capacity as the Stockholder Representative pursuant to or in connection with this Agreement (including for the benefit of the Company Stockholders), for all reasonable expenses, disbursements and advances (including fees and disbursements of its counsel, experts and other agents and consultants) incurred by the Stockholder Representative in such capacity. In the event that the Stockholder Representative determines, in its sole and absolute discretion, that the funds paid to the Stockholder Representative pursuant to Section 2.14 or otherwise exceed the Stockholder Representative Expenses, the Stockholder Representative shall pay such excess amount to the Company Stockholders (pro rata in accordance with the number of shares of Company Common Stock held by each of them immediately prior to the Effective Time) as an addition to the Final Merger Consideration; provided, however, that notwithstanding anything to the contrary in this Agreement or the Escrow Agreement, in no event shall such excess amount become payable to Parent or the Surviving Entity. In no event will the Stockholder Representative be required to advance its own funds on behalf of the Company Stockholders or otherwise. The Company Stockholders acknowledge and agree that the foregoing indemnities will survive the resignation or removal of the Stockholder Representative or the termination of this Agreement.

(c) The Stockholder Representative may resign at any time by giving 30 days’ notice to Parent and the Company Stockholders; provided, however, in the event of the resignation or removal of the Stockholder Representative, a new Stockholder Representative (who shall be reasonably acceptable to Parent) shall be appointed by the vote or written consent of the Company Stockholders who held of a majority of the Company Common Stock of the Company immediately prior to the Effective Time.

Section 11.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date delivered, if delivered by email, with confirmation of transmission; or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

if to Parent, First Merger Sub or Second Merger Sub, to:

Gores Holdings III, Inc.

9800 Wilshire Blvd.

Beverly Hills, CA 90212

Attention: Mark Stone

E-mail: mstone@gores.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

201 Redwood Shores Parkway

Redwood Shores, CA 94065

Attention: Kyle C. Krpata

James R. Griffin

Email: kyle.krpata@weil.com / james.griffin@weil.com

if to the Company, prior to the Closing, to:

Shay Holding Corporation

1 Greenwich Office Park

North Building, Floor 2

Greenwich, CT 06831

Attention: Louis Samson

Email: LSamson@platinumequity.com

and

PAE Holding Corporation

c/o Platinum Equity, LLC

360 North Crescent Drive, South Building

Beverly Hills, California 90210

Attention: Kris Agarwal

Email: KAgarwal@platinumequity.com

with a copy (which shall not constitute notice) to:

PAE Holding Corporation

7799 Leesburg Pike, Suite 300 North

Falls Church, VA 22043

Attention: Paul W. Cobb, Jr.

E-mail: Whit.Cobb@pae.com

and

Latham & Watkins LLP

555 Eleventh Street, N.W., Suite 1000

Washington, D.C. 20004-1304

Attention: David S. Dantzic

Email: David.Dantzic@lw.com

and to the Stockholder Representative.

if to the Stockholder Representative, to:

Platinum Equity Advisors, LLC

c/o Platinum Equity, LLC

360 North Crescent Drive, South Building

Beverly Hills, California 90210

Attention: Kris Agarwal

Email: KAgarwal@platinumequity.com

and

Platinum Equity Advisors, LLC

1 Greenwich Office Park

North Building, Floor 2

Greenwich, CT 06831

Attention: Louis Samson

Email: LSamson@platinumequity.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

555 Eleventh Street, N.W., Suite 1000

Washington, D.C. 20004-1304

Attention: David S. Dantzic

Email: David.Dantzic@lw.com

or to such other address or to the attention of such Person or Persons as the recipient Party has specified by prior written notice to the sending Party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

Section 11.3 Interpretation. The words “hereof,” “herein,” “hereinafter,” “hereunder,” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular section or subsection of this Agreement and reference to a particular section of this Agreement will include all subsections thereof, unless, in each case, the context otherwise requires. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The words “made available” mean that the subject documents or other materials were included in and available at the “Project Pinnacle” online datasite hosted by Merrill at least two Business Days prior to the date of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. The word “or” shall be disjunctive but not exclusive. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. References to a particular statute or regulation including all rules and regulations thereunder and any predecessor or successor statute, rule, or regulation, in each case as amended or otherwise modified from time to time. All references to currency amounts in this Agreement shall mean United States dollars.

Section 11.4 Counterparts; Electronic Delivery. This Agreement, the Transaction Agreements and each other document executed in connection with the Transactions, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery by electronic transmission to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

Section 11.5 Entire Agreement; Third Party Beneficiaries. This Agreement, the other Transaction Agreements and any other documents and instruments and agreements among the Parties as contemplated by or referred to herein, including the Exhibits and Schedules hereto: (a) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof; and (b) other than the rights, at and after the Effective Time, of Persons pursuant to the provisions of Section 7.13 and Section 11.15 (which will be for the benefit of the Persons set forth therein), are not intended to confer upon any other Person other than the Parties any rights or remedies.

Section 11.6 Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Legal Requirement: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

Section 11.7 Other Remedies; Specific Performance. Except as otherwise provided herein, prior to the Closing, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each Party shall be entitled to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction and immediate injunctive relief to prevent breaches of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the Parties. Each of the Parties hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each Party hereby further agrees that in the event of any action by any other party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds. Parent acknowledges and agrees that the Stockholder Representative shall be entitled to bring an action for specific enforcement to cause Parent to seek to enforce the provisions of the Subscription Agreements to the fullest extent permissible pursuant to such Subscription Agreements as if it were a party thereto.

Section 11.8 Governing Law. This Agreement and the consummation the Transactions, and any action, suit, dispute, controversy or claim arising out of this Agreement and the consummation of the Transactions, or the validity, interpretation, breach or termination of this Agreement and the consummation of the Transactions, shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

Section 11.9 Consent to Jurisdiction; Waiver of Jury Trial.

(a) Except as provided in Sections 2.11(d) and 7.15, each of the Parties irrevocably consents to the exclusive jurisdiction and venue of the courts of the State of Delaware or the federal courts located in the State of Delaware in connection with any matter based upon or arising out of this Agreement, the other Transaction Agreements and the consummation of the Transactions, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Person and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Each Party and any Person asserting rights as a third-party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any legal dispute, that: (i) such Person is not personally subject to the jurisdiction of the above named courts for any reason; (ii) such Legal Proceeding may not be brought or is not maintainable in such court; (iii) such Person’s property is exempt or immune from execution; (iv) such Legal Proceeding is brought in an inconvenient forum; or (v) the venue of such Legal Proceeding is improper. Each Party and any Person asserting rights as a third-party beneficiary hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each Party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 11.2. Notwithstanding the foregoing in this Section 11.9, any Party may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(b) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT, EACH OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

Section 11.10 Rules of Construction. Each of the Parties agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and each Party hereto and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

Section 11.11 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the Transactions are consummated, each Party will pay its own costs and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of this Agreement and the Transaction Agreements and the consummation of the Transactions.

Section 11.12 Assignment. No Party may assign, directly or indirectly, including by operation of law, either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties. Subject to the first sentence of this Section 11.12, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 11.13 Amendment. This Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of the Parties.

Section 11.14 Extension; Waiver. At any time prior to the Closing, Parent (on behalf of itself, First Merger Sub and Second Merger Sub), on the one hand, and the Stockholder Representative (on behalf of itself, the Company and the Company Stockholders) may, to the extent not prohibited by Applicable Legal Requirements: (a) extend the time for the performance of any of the obligations or other acts of the other Party; (b) waive any inaccuracies in the representations and warranties made to the other Party contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right. In the event any provision of any of the other Transaction Agreement in any way conflicts with the provisions of this Agreement (except where a provision therein expressly provides that it is intended to take precedence over this Agreement), this Agreement shall control.

Section 11.15 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, this Agreement may only be enforced against, and any Legal Proceeding for breach of this Agreement may only be made against, the entities that are expressly identified herein as Parties to this Agreement, and no Related Party of a Party shall have any liability for any liabilities or obligations of the Parties for any Legal Proceeding (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any oral representations made or alleged to be made in connection herewith. No Party shall have any right of recovery in respect hereof against any Related Party of a Party and no personal liability shall attach to any Related Party of a Party through such Party, whether by or through attempted piercing of the corporate veil, by the enforcement of any judgment, fine or penalty or by virtue of any Legal Requirement or otherwise. The provisions of this Section 11.15 are intended to be for the benefit of, and enforceable by the Related Parties of the Parties and each such Person shall be a third-party beneficiary of this Section 11.15. This Section 11.15 shall be binding on all successors and assigns of Parties.

Section 11.16 Legal Representation. Parent hereby agrees on behalf of its directors, members, partners, officers, employees and Affiliates (including after the Closing, the Company), and each of their respective successors and assigns (all such parties, the “Waiving Parties”), that Latham & Watkins LLP (or any successor) may represent the Company Stockholders or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Company) (collectively, the “Platinum Group”), in each case, in connection with any Legal Proceeding or obligation arising out of or relating to this Agreement, any Transaction Agreement or the Transactions, notwithstanding its representation (or any continued representation) of the Group Companies or other Waiving Parties, and each of Parent and the Company on behalf of itself and the Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty or any other objection arising therefrom or relating thereto. Parent and the Company acknowledge that the foregoing provision applies whether or not Latham & Watkins LLP provides legal services to any Group Companies after the Closing Date. Each of Parent and the Company, for itself and the Waiving Parties, hereby further irrevocably acknowledges and agrees that all communications, written or oral, between any Group Company or any member of the Platinum Group and its counsel, including Latham & Watkins LLP, made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Legal Proceeding arising out of or relating to, this Agreement, any Transaction Agreements or the Transactions, or any matter relating to any of the foregoing, are privileged communications that do not pass to the Company notwithstanding the Mergers, and instead survive, remain with and are controlled by the Platinum Group (the “Privileged Communications”), without any waiver thereof. Parent and the Company, together with any of their respective Affiliates, Subsidiaries, successors or assigns, agree that no Person may use or rely on any of the Privileged Communications, whether located in the records or email server of the Company or otherwise (including in the knowledge or the officers and employees of the Company), in any Legal Proceeding against or involving any of the Parties after the Closing, and Parent and the Company agree not to assert that any privilege has been waived as to the Privileged Communications, whether located in the records or email server of the Company or otherwise (including in the knowledge of the officers and employees of the Company).

Section 11.17 Disclosure Letters and Exhibits. The Company Disclosure Letter and Parent Disclosure Letter shall each be arranged in separate parts corresponding to the numbered and lettered sections and subsections in this Agreement, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular provision set forth in the corresponding numbered or lettered Section or subsection of this Agreement, except to the extent that: (a) such information is cross-referenced in another part of the Company Disclosure Letter or Parent Disclosure Letter, as applicable; or (b) it is reasonably apparent on the face of the disclosure (without any independent knowledge on the part of the reader regarding the matter disclosed) that such information qualifies another provision in this Agreement. The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Company Disclosure Letter and Parent Disclosure Letter is not intended to imply that such amounts (or higher or lower amounts) are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Company Disclosure Letter or Parent Disclosure Letter in any dispute or controversy between the Parties as to whether any obligation, item, or matter not described herein or included in Company Disclosure Letter or the Parent Disclosure Letter is or is not material for purposes of this Agreement. The inclusion of any item in the Company Disclosure Letter or Parent Disclosure Letter shall not be deemed to constitute an acknowledgment by the Company or Parent, as applicable, that the matter is required to be disclosed by the terms of this Agreement, nor shall such disclosure be deemed (a) an admission of any breach or violation of any Contract or Legal Requirement, (b) an admission of any liability or obligation to any third party, or (c) to establish a standard of materiality. The disclosure of any items or information that is not required by this Agreement to be so included is solely for informational purposes and the convenience of Parent, First Merger Sub and Second Merger Sub or the Company, as applicable. In addition, under no circumstances shall the disclosure of any matter in this Company Disclosure Letter or Parent Disclosure Letter, where a representation or warranty of the Company or Parent, as applicable, is limited or qualified by the materiality of the matters to which the representation or warranty is given or by Material Adverse Effect, imply that any other undisclosed matter having a greater value or other significance is material or would have a Material Adverse Effect. Neither the Company nor Parent shall be prejudiced in any manner whatsoever, and no presumptions shall be created, by virtue of the disclosure of any matter in the Company Disclosure Letter or Parent Disclosure Letter, as applicable, which otherwise is not required to be disclosed by this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

GORES HOLDINGS III, INC.

By:	/s/ Mark Stone
Name: Mark Stone
Title: Chief Executive Officer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

EAP MERGER SUB, INC.

By:	/s/ Mark Stone
Name: Mark Stone
Title: Chief Executive Officer and President

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

EAP MERGER SUB II, LLC

By:	/s/ Mark Stone
Name: Mark Stone
Title: Chief Executive Officer and President

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

SHAY HOLDING CORPORATION

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: President and Treasurer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

PLATINUM EQUITY ADVISORS, LLC

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Executive Vice President, Chief Financial Officer, and Treasurer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

SCHEDULE A

DEFINED TERMS

Section 1.1. Defined Terms. Terms defined in this Agreement are organized alphabetically as follows, together with the Section and, where applicable, paragraph, number in which definition of each such term is located:

“A&R Registration Rights Agreement”	Recitals

“Acceleration Event”	Section 3.2

“Additional Parent SEC Reports”	Section 5.7(a)

“Additional Share Amount”	Schedule A, Section 1.2

“Adjustment Escrow Account”	Section 2.10

“Adjustment Escrow Amount”	Section 2.10

“Adjustment Escrow Funds”	Schedule A, Section 1.2

“Adjustment Notice of Objection”	Section 2.11(c)

“Adjustment Review Period”	Section 2.11(c)

“Adjustment Statement”	Section 2.11(b)

“Affiliate”	Schedule A, Section 1.2

“Agreement”	Preamble

“Antitrust Laws”	Schedule A, Section 1.2

“Applicable Legal Requirements”	Recitals

“Approvals”	Section 4.6

“Audited Financial Statements”	Section 4.8(a)

“Base Value”	Schedule A, Section 1.2

“Business Day”	Schedule A, Section 1.2

“Cash and Cash Equivalents”	Schedule A, Section 1.2

“Certificate”	Section 2.7(a)

“Certificates of Merger”	Section 1.4(d)

“Certifications”	Section 5.7(a)

“Change in Recommendation”	Section 7.1(b)

“Change of Control”	Schedule A, Section 1.2

“Charter Documents”	Section 4.1

“Class A Common Stock”	Schedule A, Section 1.2

“Class B Common Stock”	Schedule A, Section 1.2

“Closing”	Section 1.1

“Closing Cash Payment Amount”	Schedule A, Section 1.2

“Closing Consideration”	Section 2.9(a)

“Closing Date”	Section 1.1

“Closing Form 8-K”	Section 7.3(c)

“Closing Number of Securities”	Schedule A, Section 1.2

“Closing Press Release”	Section 7.3(c)

“Closing Rollover Indebtedness Amount”	Schedule A, Section 1.2

“Closing Securities Payment Amount”	Schedule A, Section 1.2

“Closing Working Capital”	Schedule A, Section 1.2

“Code”	Schedule A, Section 1.2

“Common Share Price”	Schedule A, Section 1.2

“Communications Plan”	Section 7.4(b)

“Company”	Preamble

“Company Benefit Plan”	Section 4.12(a)

“Company Business Combination”	Section 7.11

“Company Cash”	Schedule A, Section 1.2

“Company Common Stock”	Schedule A, Section 1.2

“Company Disclosure Letter”	Article IV, Preamble

“Company Material Adverse Effect”	Schedule A, Section 1.2

“Company Material Contract”	Section 4.20(a)

“Company Minority Owned JVs”	Section 4.2(c)

“Company Real Property Leases”	Section 4.14(b)

“Company Stockholder”	Schedule A, Section 1.2

“Company Stockholder Approval”	Recitals

“Company Stockholder Released Parties”	Section 7.23(a)

“Company Subsidiaries”	Section 4.2(a)

“Company Transaction Costs”	Schedule A, Section 1.2

“Company Transaction Costs Adjustment Amount”	Schedule A, Section 1.2

“Company’s Required Funds”	Schedule A, Section 1.2

“Confidentiality Agreement”	Schedule A, Section 1.2

“Continental”	Section 5.14(a)

“Contract”	Schedule A, Section 1.2

“Current Assets”	Schedule A, Section 1.2

“Current Employee Participation Plan Release”	Recitals

“Current Government Contract”	Schedule A, Section 1.2

“Current Liabilities”	Schedule A, Section 1.2

“D&O Indemnified Party”	Section 7.13(a)

“D&O Tail”	Section 7.13(b)

“DCSA”	Section 7.21

“Deleveraging Amount”	Schedule A, Section 1.2

“DGCL”	Recitals

“DLLCA”	Recitals

“Earn Out Period”	Schedule A, Section 1.2

“Earn Out Shares”	Section 3.1(a)

“Effective Time”	Section 2.1

“Environmental Law”	Schedule A, Section 1.2

“ERISA”	Schedule A, Section 1.2

“ERISA Affiliate”	Schedule A, Section 1.2

“Escrow Agent”	Schedule A, Section 1.2

“Escrow Agreement”	Section 2.10

“Estimated Adjustment Statement”	Section 2.11(a)

“Estimated Closing Working Capital”	Section 2.11(a)

“Estimated Closing Working Capital Adjustment Amount”	Schedule A, Section 1.2

“Estimated Company Cash”	Section 2.11(a)

“Estimated Company Transaction Costs Adjustment Amount”	Section 2.11(a)

“Estimated Merger Consideration”	Schedule A, Section 1.2

“Estimated Rollover Indebtedness Amount”	Section 2.11(a)

“Estimated Tax Overpayment/Underpayment Amount”	Section 2.11(a)

“Exchange Act”	Schedule A, Section 1.2

“Exchange Agent”	Section 2.9(b)

“Exchange Fund”	Section 2.9(c)

“Excluded Share”	Section 2.7(d)

“Existing ABL Credit Agreement”	Schedule A, Section 1.2

“Existing Credit Agreements”	Schedule A, Section 1.2

“Existing Credit Agreement Consents”	Schedule A, Section 1.2

“Existing Second Lien Credit Agreement”	Schedule A, Section 1.2

“Existing Term Loan Credit Agreement”	Schedule A, Section 1.2

“Existing Term Loan Credit Agreement Indebtedness”	Schedule A, Section 1.2

“Existing Term Loan Upsizing”	Section 8.1(f)

“Existing Term Loan Upsizing Amendment”	Section 8.1(f)

“Final Adjustment Settlement Date”	Section 2.11(f)

“Final Closing Working Capital”	Section 2.11(e)

“Final Closing Working Capital Adjustment Amount”	Schedule A, Section 1.2

“Final Company Cash”	Section 2.11(e)

“Final Company Transaction Costs Adjustment Amount”	Section 2.11(e)

“Final Merger Consideration”	Schedule A, Section 1.2

“Final Rollover Indebtedness Amount”	Section 2.11(e)

“Financial Statements”	Section 4.8(a)

“First Certificate of Merger”	Section 1.4(d)

“First Merger”	Recitals

“First Merger Sub”	Preamble

“First Merger Sub Common Stock”	Section 5.3(b)

“Fully Diluted Company Shares”	Schedule A, Section 1.2

“Fundamental Representations”	Schedule A, Section 1.2

“GAAP”	Schedule A, Section 1.2

“German Competition Law”	Section 7.2

“Governmental Entity”	Schedule A, Section 1.2

“Group Companies”	Schedule A, Section 1.2

“Group Companies’ Privacy Notices”	Section 4.19(a)

“Hazardous Material”	Schedule A, Section 1.2

“HSR Act”	Section 4.5(b)

“Indebtedness”	Schedule A, Section 1.2

“Independent Expert”	Section 2.11(d)

“Initial Allotment”	Section 7.16(d)

“Insider”	Section 4.22

“Insurance Policies”	Section 4.21

“Intellectual Property”	Schedule A, Section 1.2

“Interim Financial Statements”	Section 4.8(a)

“Investor Representation Letter”	Recitals

“Investor Rights Agreement”	Recitals

“ISR”	Section 7.22(a)

“ISR Indemnification Period”	Section 7.22(c)

“ISR Indemnity Cap”	Section 7.22(c)

“ISR Losses”	Section 7.22(c)

“ISR Operating Agreement”	Section 7.22(b)(iii)

“ITAR”	Section 7.21

“ITAR Notice”	Section 7.21

“Knowledge”	Schedule A, Section 1.2

“Leased Real Property”	Section 4.14(b)

“Legal Proceeding”	Schedule A, Section 1.2

“Legal Requirements”	Schedule A, Section 1.2

“Lien”	Schedule A, Section 1.2

“Losses”	Schedule A, Section 1.2

“Lower Band Amount”	Schedule A, Section 1.2

“Material Current Government Contract”	Section 4.7(a)

“Mergers”	Recitals

“Nasdaq”	Section 5.12

“NISPOM Notice”	Section 7.21

“OFAC”	Schedule A, Section 1.2

“Order”	Schedule A, Section 1.2

“Outside Date”	Section 9.1(b)

“Owned Real Property”	Section 4.14(a)

“PAE AT”	Section 7.22(b)(iii)

“Parent”	Preamble

“Parent A&R Bylaws”	Recitals

“Parent A&R Charter”	Recitals

“Parent Business Combination”	Section 7.11(b)

“Parent Cash”	Schedule A, Section 1.2

“Parent Class A Stock”	Section 5.3(a)

“Parent Class F Stock”	Section 5.3(a)

“Parent Disclosure Letter”	Article V

“Parent Financing Certificate”	Section 1.2

“Parent Material Contracts”	Section 5.11

“Parent Material Adverse Effect”	Schedule A, Section 1.2

“Parent Organizational Documents”	Schedule A, Section 1.2

“Parent Preferred Stock”	Section 5.3(a)

“Parent Recommendation”	Recitals

“Parent Released Parties”	Section 7.23(b)

“Parent SEC Reports”	Section 5.7(a)

“Parent Shares”	Section 5.3(a)

“Parent Stockholder Matters”	Section 7.1(a)(i)

“Parent Stockholder Redemption”	Section 7.1(a)(i)

“Parent Transaction Costs”	Schedule A, Section 1.2

“Parent Units”	Schedule A, Section 1.2

“Parent Warrants”	Section 5.3(a)

“Parent’s Required Funds”	Schedule A, Section 1.2

“Participation Plan”	Recitals

“Participation Plan Costs”	Schedule A, Section 1.2

“Participation Plan Releases”	Recitals

“Parties”	Preamble

“Performance Unit”	Section 4.3(b)

“Permitted Lien”	Schedule A, Section 1.2

“Person”	Schedule A, Section 1.2

“PIPE Investment”	Recitals

“PIPE Investment Amount”	Section 5.13

“PIPE Investors”	Section 5.13

“Platinum Group”	Section 11.16

“Post-Closing ISR Disposition”	Section 7.22(a)

“Post-Closing ISR Disposition Period”	Section 7.22(a)

“Post-Closing ISR Disposition Plan”	Section 7.22(a)

“Post-Closing Tax Period”	Schedule A, Section 1.2

“Post-Closing TTDs”	Section 7.15(a)

“Pre-Closing Tax Period”	Schedule A, Section 1.2

“Private Placement Warrants”	Section 5.3(a)

“Privileged Communications”	Section 11.16

“Pro Rata Share”	Schedule A, Section 1.2

“Proxy Clearance Date”	Section 7.1(a)(i)

“Proxy Statement”	Section 7.1(a)(i)

“Public Warrants”	Section 5.3(a)

“Related Parties”	Schedule A, Section 1.2

“Remedies Exception”	Section 4.4

“Representatives”	Section 7.11(a)

“Restricted Cash”	Schedule A, Section 1.2

“Restricted Stock Units”	Section 7.24(a)

“Retention Award Summary”	Section 4.12(b)

“Rollover Indebtedness”	Schedule A, Section 1.2

“RSU Allocation Schedule”	Section 7.24(a)

“SEC”	Schedule A, Section 1.2

“Second Certificate of Merger”	Section 1.4(d)

“Second Effective Time”	Section 2.1

“Second Merger”	Recitals

“Second Merger Sub”	Preamble

“Securities Act”	Schedule A, Section 1.2

“Seller Retained Claims”	Schedule A, Section 1.2

“Seller Retained Claims Accrual Amount”	Schedule A, Section 1.2

“Special Meeting”	Section 7.1(b)

“Specified Business Conduct Laws”	Schedule A, Section 1.2

“Sponsor”	Schedule A, Section 1.2

“Stockholder Consent and Joinder”	Recitals

“Stockholder Representative”	Preamble

“Stockholder Representative Expenses”	Section 2.14

“Straddle Period”	Schedule A, Section 1.2

“Subscription Agreements”	Section 5.13

“Subsidiary”	Schedule A, Section 1.2

“Surrender Documentation”	Section 2.9(d)

“Surviving Corporation”	Recitals

“Surviving Entity”	Recitals

“Target Rollover Indebtedness”	Schedule A, Section 1.2

“Target Working Capital”	Schedule A, Section 1.2

“Tax Overpayment/Underpayment Amount”	Schedule A, Section 1.2

“Tax Return”	Schedule A, Section 1.2

“Tax/Taxes”	Schedule A, Section 1.2

“Terminated Employee Participation Plan Release”	Recitals

“Total Consideration”	Section 2.6(a)

“Transaction Agreements”	Schedule A, Section 1.2

“Transaction Tax Benefits”	Section 7.15(a)

“Transaction Tax Deductions”	Schedule A, Section 1.2

“Transactions”	Schedule A, Section 1.2

“Treasury Regulations”	Schedule A, Section 1.2

“Triggering Event I”	Schedule A, Section 1.2

“Triggering Event II”	Schedule A, Section 1.2

“Triggering Event III”	Schedule A, Section 1.2

“Triggering Event IV”	Schedule A, Section 1.2

“Triggering Events”	Schedule A, Section 1.2

“Trust Agreement”	Section 5.14(a)

“Trust Account”	Section 5.14(a)

“Trust Termination Letter”	Section 7.5

“Upper Band Amount”	Schedule A, Section 1.2

“Waiving Parties”	Section 11.16

“Waived 280G Benefits”	Section 7.14

“WARN”	Section 4.13(d)

“Within the Band Amount”	Schedule A, Section 1.2

Section 1.2. Additional Terms. For purposes of this Agreement, the following capitalized terms have the following meanings:

“Additional Share Amount” shall mean an aggregate number of 1,086,956 shares of Parent Class A Stock.

“Adjustment Escrow Funds” shall mean, at any given time after Closing, the funds remaining in the one or more accounts in which the Escrow Agent has deposited the Adjustment Escrow Amount in accordance with the Escrow Agreement, including remaining amounts of interest actually earned.

“Affiliate” shall mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Antitrust Laws” shall mean the HSR Act, the German Competition Law, and any federal, state or foreign law, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade or the significant impediment of effective competition, including merger control procedures.

“Base Value” shall mean an amount equal to $1,426,800,000.

“Business Day” shall mean any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York are authorized or required by Legal Requirements to close.

“Cash and Cash Equivalents” shall mean the cash and cash equivalents, including checks, money orders, marketable securities, short-term instruments, negotiable instruments, funds in time and demand deposits or similar accounts on hand, in lock boxes, in financial institutions or elsewhere, together with all accrued but unpaid interest thereon, and all bank, brokerage or other similar accounts. For the avoidance of doubt: (a) Cash and Cash Equivalents shall be determined in accordance with GAAP using the accounting principles, methodologies and policies of the Group Companies consistent with past practice; and (b) the amount of Cash and Cash Equivalents as of any given time shall be: (i) decreased by: (A) any Restricted Cash; (B) the minority share (as determined based upon common equity ownership or the distribution waterfall contained in the organizational documents of any Person other than the Company or its Subsidiaries as of the Closing Date) of any Cash and Cash Equivalents in joint ventures that are majority owned by the Company; and (C)any checks, drafts and wires issued as of such time that have not yet cleared; and (ii) increased by (A) the Company’s share (as determined based upon common equity ownership of the Company or its Subsidiaries as of the Closing Date) of any Cash and Cash Equivalents in Company Minority Owned JVs; and (B) any deposits in transit as of such time that have not yet cleared.

“Change of Control” shall mean any transaction or series of transactions the result of which is: (a) the acquisition by any Person or “group” (as defined in the Exchange Act) of Persons of direct or indirect beneficial ownership of securities representing 50% or more of the combined voting power of the then outstanding securities of Parent; (b) a merger, consolidation, reorganization or other business combination, however effected, resulting in any Person or “group” (as defined in the Exchange Act) acquiring at least 50% of the combined voting power of the then outstanding securities of Parent or the surviving Person outstanding immediately after such combination; or (c) a sale of all or substantially all of the assets of Parent.

“Class A Common Stock” shall mean the shares of Class A Voting Common Stock, par value $0.01 per share, of the Company.

“Class B Common Stock” shall mean the shares of Class B Non-Voting Common Stock, par value $0.01 per share, of the Company.

“Closing Cash Payment Amount” shall mean an amount equal to: (a) Parent Cash as of the Closing (after giving effect to any payments to be made in connection with the Parent Stockholder Redemption); minus (b) the Parent Transaction Costs, to the extent not paid prior to the Closing; minus (c) the Deleveraging Amount; minus (d) the Estimated Company Transaction Costs Adjustment Amount; minus (e) the Participation Plan Costs.

“Closing Number of Securities” shall mean the shares of Parent Class A Stock issued to the Company Stockholders as part of the Final Merger Consideration, which shall be a number of shares of Parent Class A stock equal to: (a) an amount equal to the quotient of the Closing Securities Payment Amount divided by $10; plus (b) the Additional Share Amount; minus (c) the number of Restricted Stock Units set forth on the RSU Allocation Schedule to be issued following the Closing in accordance with Section 7.24(b).

“Closing Rollover Indebtedness Amount” shall mean, as of 12:01 a.m., Eastern Time, on the Closing Date, the aggregate amount of the Rollover Indebtedness.

“Closing Securities Payment Amount” shall mean an amount equal to: (a) the Estimated Merger Consideration; minus (b) the Closing Cash Payment Amount.

“Closing Working Capital” shall mean, as of 12:01 a.m., Eastern Time, on the Closing Date: (a) the aggregate amount of Current Assets; less (b) the aggregate amount of Current Liabilities, in each case, as calculated in accordance with GAAP using the accounting principles, methodologies and policies of the Group Companies consistent with past practice and as further adjusted for the exclusions detailed in the definitions of Current Assets and Current Liabilities. Solely for illustrative purposes, an example of the calculation of Closing Working Capital, as if the Closing Date were June 30, 2019, is attached as Schedule B hereto using the applicable provisions of this Agreement and based upon the balance sheet of the Company as of such date.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Share Price” shall mean the share price equal to the volume weighted average closing sale price of one share of Parent Class A Stock as reported on Nasdaq (or the exchange on which the shares of Parent Class A Stock are then listed) for a period of at least 10 days out of 20 consecutive trading days ending on the trading day immediately prior to the date of determination (as adjusted as appropriate to reflect any stock splits, reverse stock splits, stock dividends (including any dividend or distribution of securities convertible into Parent Class A Stock), extraordinary cash dividend (which adjustment shall be subject to the reasonable mutual agreement of Parent and the Stockholder Representative), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change or transaction with respect to Parent Class A Stock).

“Company Cash” shall mean, as of 12:01 a.m., Eastern Time, on the Closing Date, an amount equal to all Cash and Cash Equivalents of the Group Companies.

“Company Common Stock” shall mean the Class A Common Stock and the Class B Common Stock.

“Company IP Contract” means any Contract to which any Group Company is a party or by which any Group Company is bound or under which any Group Company has any obligation or under which any Group Company has any right or interest that (a) contains any assignment or license of, or any covenant not to assert or enforce, any material Intellectual Property or (b) pursuant to which any material Intellectual Property is or was developed by, with or for any Group Company (in each case excluding (i) non-exclusive licenses to “off the shelf” third party computer software that is licensed on generally available, standard commercial terms and (ii) licenses for open source software).

“Company IT Systems” shall mean all computer systems, software, firmware, hardware, networks, interfaces, platforms, related systems, databases, websites and equipment owned or licensed by any Group Company to process, store, maintain, backup or operate data, information and functions that are used in connection with the business of the Group Companies, but excluding, for the avoidance of doubt, any computer systems, software, firmware, hardware, networks, interfaces, platforms, related systems, databases, websites and equipment owned or licensed by customers of any Group Company.

“Company Material Adverse Effect” shall mean any change, event, or occurrence, that, individually or when aggregated with other changes, events, or occurrences: (a) has had a materially adverse effect on the business, assets, financial condition or results of operations of the Group Companies, taken as a whole; or (b) is reasonably likely to prevent or materially delay the ability of the Company to consummate the Transactions; provided, however, that no change, event, occurrence or effect arising out of or related to any of the following, alone or in combination, shall be taken into account in determining whether a Company Material Adverse Effect pursuant to clause (a) has occurred: (i) acts of war, sabotage, civil unrest or terrorism, or any escalation or worsening of any such acts of war, sabotage, civil unrest or terrorism, or changes in global, national, regional, state or local political or social conditions; (ii) earthquakes, hurricanes, tornados, pandemics or other natural or man-made disasters; (iii) changes attributable to the public announcement or pendency of the Transactions (including the impact thereof on relationships with customers, suppliers, employees or Governmental Entities); (iv) changes or proposed changes in Applicable Legal Requirements, regulations or interpretations thereof or decisions by courts or any Governmental Entity after the date of this Agreement; (v) changes or proposed changes in GAAP (or any interpretation thereof) after the date of this Agreement; (vi) any downturn in general economic conditions, including changes in the credit, debt, securities, financial, capital or reinsurance markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets), in each case, in the United States or anywhere else in the world; (vii) events or conditions generally affecting the industries and markets in which the Company operates; (viii) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (viii) shall not prevent a determination that any change, event, or occurrence underlying such failure has resulted in a Company Material Adverse Effect; or (ix) any actions required to be taken, or required not to be taken, pursuant to the terms of this Agreement; provided, however, that if a change or effect related to clauses (iv) through (vii) disproportionately adversely affects the Group Companies, taken as a whole, compared to other Persons operating in the same industry as the Group Companies, then such disproportionate impact may be taken into account in determining whether a Company Material Adverse Effect has occurred.

“Company Stockholder” shall mean a holder of a share of Company Common Stock issued and outstanding immediately prior to the Effective Time.

“Company Transaction Costs” shall mean all fees, costs and expenses of the Group Companies, in each case, incurred prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement, the other Transaction Agreements and the consummation of the Transactions, including: (a) all bonuses, change in control payments, retention or similar payments payable as a result of the consummation of the Transactions pursuant to arrangements (whether written or oral) entered into prior to the Closing Date whether payable before (to the extent unpaid), on or following the Closing Date, and the employer portion of payroll Taxes payable as a result of the foregoing amounts; (b) all severance payments, retirement payments or similar payments or success fees payable pursuant to arrangements (whether written or oral) entered into prior to the Closing Date in connection with or anticipation of the consummation of the Transactions whether payable before (to the extent unpaid), on or following the Closing Date and the employer portion of payroll Taxes payable as a result of the foregoing amounts; (c) all transaction, deal, brokerage, financial advisory or any similar fees payable in connection with or anticipation of the consummation of the Transactions; (d) all costs, fees and expenses related to the D&O Tail; and (e) the Stockholder Representative Expenses, but excluding (i) any and all costs, fees and expenses incurred in connection with the preparation and filing of the Proxy Statement (and any registration statement filed with the SEC in connection therewith) and the review and/

or approval thereof by the SEC, (ii) any and all costs, fees and expenses incurred in connection with the listing on Nasdaq of the shares of Parent Class A Stock issued in connection with the Transactions, (iii) any transfer, documentary, sales, use, stamp, registration, excise, recording, registration value added and other similar Taxes and fees (including any penalties or interest) payable in connection with the Transactions, (iv) the Participation Plan Costs, (v) any and all costs, fees and expenses incurred in connection with obtaining the Existing Credit Agreement Consents (including, without limitation, any consent fees or other similar amounts payable to the lenders in connection therewith), (vi) any and all costs, fees and expenses arising from the issuance or vesting of the Restricted Stock Units, or the payment of any amount in accordance with Section 7.24, and (vii) any other amounts payable by Parent hereunder.

“Company Transaction Costs Adjustment Amount” shall mean (a) the amount of all Company Transaction Costs other than Company Transaction Costs paid by the Company prior to the Closing Date minus (b) $5,000,000.

“Company’s Required Funds” shall mean an amount equal to $580,000,000.

“Confidentiality Agreement” shall mean that certain Confidentiality Agreement, dated April 18, 2019, by and between Gores Holdings III, Inc. and PAE Holding Corporation, as amended and joined from time to time.

“Contract” shall mean any contract, subcontract, agreement, indenture, note, bond, loan or credit agreement, instrument, installment obligation, lease, mortgage, deed of trust, license, sublicense, commitment, power of attorney, guaranty or other legally binding commitment, arrangement, understanding or obligation, whether written or oral, in each case, as amended and supplemented from time to time and including all schedules, annexes and exhibits thereto.

“Current Assets” shall mean the current assets of the Group Companies as determined in accordance with GAAP using the accounting principles, methodologies and policies of the Group Companies consistent with past practice and as further adjusted for the exclusions detailed below. For the avoidance of doubt, Current Assets shall exclude all cash and restricted cash (as determined in accordance with GAAP and not the definitions of Cash and Cash Equivalents and Restricted Cash as set forth in this Agreement), current income Tax assets, deferred Tax assets, any Seller Retained Claims, fair value adjustments to lease assets, any assets owned by ISR and any lease assets from adoption of ASC 842 lease accounting.

“Current Government Contract” means any Government Contract the period of performance of which has not yet expired or been terminated.

“Current Liabilities” shall mean the current liabilities of the Group Companies, including the Seller Retained Claims Accrual Amount, as determined in accordance with GAAP using the accounting principles, methodologies and policies of the Group Companies consistent with past practice and as further adjusted for the exclusions detailed below. For the avoidance of doubt, Current Liabilities shall exclude any Rollover Indebtedness, any Company Transaction Costs and any liabilities or obligations expressly excluded from the Company Transaction Costs pursuant to clauses (i) through (vi) of the definition thereof, any Participation Plan Costs, any liabilities related to any Restricted Cash, the impact of any outstanding checks, drafts and wires, which will reduce Cash and Cash Equivalents and not be reclassified to accounts payable as could be required under GAAP, current income Tax liabilities and deferred Tax liabilities, fair value adjustments to lease liabilities and any lease liabilities from adoption of ASC 842 lease accounting.

“Deleveraging Amount” shall mean: (a) the Estimated Rollover Indebtedness Amount; minus (b) the Target Rollover Indebtedness; minus (c) the Estimated Company Cash.

“Earn Out Period” shall mean the time period between the Closing Date and the five-year anniversary of the Closing Date.

“Environmental Law” shall mean any and all applicable Legal Requirements relating to pollution, Hazardous Materials, or the protection of the environment, natural resources, or human health and safety.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Company or any of its Subsidiaries is treated as a single employer under Section 414 of the Code.

“Escrow Agent” shall mean Deutsche Bank Trust Company Americas, or such other escrow agent as is mutually agreed upon by Parent and the Company.

“Estimated Closing Working Capital Adjustment Amount” shall mean if: (a) Estimated Closing Working Capital is Within the Band Amount, $0; (b) Estimated Closing Working Capital is less than the Lower Band Amount, the amount (which shall be negative) equal to: (i) Estimated Closing Working Capital; minus (ii) the Lower Band Amount; and (c) Estimated Closing Working Capital is greater than the Upper Band Amount, the amount (which shall be positive) equal to: (i) Estimated Closing Working Capital; minus (ii) the Upper Band Amount.

“Estimated Merger Consideration” shall mean an amount equal to: (a) the Base Value; plus (b) the Estimated Closing Working Capital Adjustment Amount; plus (c) the Estimated Company Cash; plus (d) the Estimated Tax Overpayment/Underpayment Amount; minus (e) the Estimated Rollover Indebtedness Amount; minus (f) the Estimated Company Transaction Costs Adjustment Amount; minus (g) the Participation Plan Costs.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing ABL Credit Agreement” means that certain Revolving Credit Agreement, dated as of October 20, 2016 (as amended, amended and restated, supplemented or otherwise modified on or prior to the date hereof), by and among Shay Intermediate Holding II Corporation, PAE Holding Corporation, certain other borrowers from time to time party thereto, certain financial institutions from time to time party thereto and Bank of America, N.A., as the administrative agent and the collateral agent.

“Existing Credit Agreement Consents” shall mean effective consents, waivers or amendments under and in accordance with the terms of the Existing Credit Agreements, which consents, waivers or amendments shall be in form and substance reasonably satisfactory to each of Parent and the Company and shall expressly permit the Transactions.

“Existing Credit Agreements” shall mean the (i) Existing Term Loan Credit Agreement, (ii) the Existing Second Lien Credit Agreement and (iii) the Existing ABL Credit Agreement.

“Existing Second Lien Credit Agreement” means that certain Second Lien Term Loan Credit Agreement, dated as of October 20, 2016 (as amended, restated, supplemented or otherwise modified from time to time on or prior to the date hereof) by and among Shay Intermediate Holding II Corporation, PAE Holding Corporation, certain financial institutions from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent.

“Existing Term Loan Credit Agreement” means that certain First Lien Term Loan Credit Agreement, dated as of October 20, 2016 (as amended, amended and restated, supplemented or otherwise modified on or prior to the date hereof), by and among Shay Intermediate Holding II Corporation, PAE Holding Corporation, certain other borrowers from time to time party thereto, certain financial institutions from time to time party thereto and Bank of America, N.A., as the administrative agent and the collateral agent.

“Final Closing Working Capital Adjustment Amount” shall mean if: (a) Final Closing Working Capital is Within the Band Amount, $0; (b) Final Closing Working Capital is less than the Lower Band Amount, the amount (which shall be negative) equal to: (i) Final Closing Working Capital; minus (ii) the Lower Band Amount; and (c) Final Closing Working Capital is greater than the Upper Band Amount, the amount (which shall be positive) equal to: (i) Final Closing Working Capital; minus (ii) the Upper Band Amount.

“Final Merger Consideration” shall mean an amount equal to: (a) the Base Value; plus (b) the Final Closing Working Capital Adjustment Amount; plus (c) the Final Company Cash; plus (d) the Final Tax Overpayment/Underpayment Amount; minus (e) the Final Rollover Indebtedness Amount; minus (f) the Final Company Transaction Costs Adjustment Amount; minus (g) the Participation Plan Costs.

“Fully Diluted Company Shares” shall mean the total number of issued and outstanding shares of Company Common Stock, but excluding any Excluded Shares.

“Fundamental Representations” shall mean: (a) in the case of the Company, the representations and warranties contained in Section 4.1 (Organization and Qualification); Section 4.3 (Capitalization); Section 4.4 (Due Authorization); and Section 4.17 (Brokers; Third Party Expenses); and (b) in the case of Parent, the representations and warranties contained in Section 5.1 (Organization and Qualification); Section 5.2 (Parent Subsidiaries); Section 5.3 (Capitalization); Section 5.4 (Authority Relative to this Agreement); and Section 5.10 (Business Activities).

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Government Contract” shall mean any prime contract, subcontract, purchase order, task order, delivery order, basic ordering agreement, pricing agreement, letter contract or other similar written arrangement of any kind, including all amendments, modifications and options thereunder or relating thereto between the Company or a Company Subsidiary, on the one hand, and: (a) any Governmental Entity; (b) any prime contractor of a Governmental Entity in its capacity as a prime contractor; or (c) any subcontractor at any tier performing work that is directly charged to any contract of a type described in clauses (a) or (b) above, on the other hand. A task or delivery order under a Government Contract shall not constitute a separate Government Contract, for purposes of this definition, but shall be part of the Government Contract to which it relates.

“Governmental Entity” shall mean any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

“Group Companies” shall mean the Company and all of its direct and indirect Subsidiaries.

“Hazardous Material” means any substance, material or waste that is listed, classified, defined, characterized or otherwise regulated by a Governmental Entity as a “toxic substance,” “hazardous substance,” “hazardous material” or words of similar meaning or effect, including any radioactive materials.

“Indebtedness” shall mean any of the following: (a) any indebtedness for borrowed money; (b) any obligations evidenced by bonds, debentures, notes or other similar instruments; (c) any obligations to pay the deferred purchase price of property or services, except trade accounts payable and other current liabilities; (d) any obligations as lessee under capitalized leases; (e) any obligations, contingent or otherwise, under acceptance, letters of credit or similar facilities to the extent drawn; (f) any guaranty of any of the foregoing; (g) any accrued interest, fees and charges in respect of any of the foregoing; and (h) any prepayment premiums and penalties actually due and payable, and any other fees, expenses, indemnities and other amounts actually payable as a result of the prepayment or discharge of any of the foregoing.

“Indemnity Escrowed Funds” has the meaning set forth on Schedule 7.16(a) of the Company Disclosure Letter.

“Intellectual Property” shall mean all worldwide rights, title and interest in or relating to intellectual property, whether protected, created or arising under the laws of the United States or any other jurisdiction, including: (a) all patents and patent applications, including provisional patent applications and similar filings and any and all substitutions, divisions, continuations, continuations-in-part, divisions, reissues, renewals, extensions, reexaminations, patents of addition, supplementary protection certificates, utility models, inventors’ certificates, or the like and any foreign equivalents of the foregoing (including certificates of invention and any applications therefor) (collectively, “Patents”); (b) all trademarks, business marks, service marks, brand names, trade dress rights, logos, corporate names, and trade names, and other source or business identifiers and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, along with all applications, registrations, intent-to-use registrations or similar reservations of marks, renewals and extensions thereof (collectively, “Trademarks”); (c) all registered and unregistered copyrights, applications for registration of copyright, works of authorship, literary works, computer software (including all source code, object code, firmware, development tools, files, records and data, and all documentation related to any of the foregoing), pictorial and graphic works, reversions and moral rights (collectively, “Copyrights”); (d) all internet domain names and social media accounts; (e) trade secrets, know-how, technology, discoveries and improvements, know-how, proprietary rights, formulae, confidential and proprietary information, technical information, techniques, inventions (including conceptions and/or reductions to practice), designs, drawings, procedures, processes, models, formulations, manuals and systems, whether or not patentable or copyrightable (collectively “Trade Secrets”); (f) data, databases and data collections; and (g) all other intellectual property, intellectual property rights, proprietary information and proprietary rights.

“Knowledge” shall mean the actual knowledge or awareness as to a specified fact or event, following reasonable inquiry, of: (a) with respect to the Company, the individuals listed on Schedule 1.2 of the Company Disclosure Letter; and (b) with respect to Parent, First Merger Sub or Second Merger Sub, the individuals listed on Schedule 1.2 of the Parent Disclosure Letter.

“Legal Proceeding” shall mean any action, suit, hearing, claim, charge, audit, lawsuit, litigation, investigation (formal or informal), inquiry, arbitration or proceeding (in each case, whether civil, criminal or administrative or at law or in equity) by or before a Governmental Entity.

“Legal Requirements” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, treaty, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling, injunction, judgment, order, assessment, writ or other legal requirement, administrative policy or guidance, or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien, restriction or charge of any kind (including, any conditional sale or other title retention agreement or lease in the nature thereof, any agreement to give any security interest and any restriction relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership).

“Licensed Intellectual Property” shall mean all Intellectual Property licensed to any of the Group Companies.

“Losses” shall mean any and all deficiencies, judgments, settlements, losses, damages, interest, fines, penalties, Taxes, costs and expenses (including reasonable legal, accounting and other costs and expenses of professionals incurred in connection with investigating, defending, settling or satisfying any and all demands, claims, actions, causes of action, suits, proceedings, assessments, judgments or appeals, and in seeking indemnification, compensation or reimbursement therefor).

“Lower Band Amount” shall mean an amount equal to $105,000,000.

“OFAC” means the U.S. Treasury Department Office of Foreign Assets Control.

“Order” shall mean any award, injunction, judgment, regulatory or supervisory mandate, order, writ, decree or ruling entered, issued, made, or rendered by any Governmental Entity that possesses competent jurisdiction.

“Owned Intellectual Property” means all Intellectual Property which any of the Group Companies has (or purports to have) an ownership interest or an exclusive license or similar exclusive right in any field or territory.

“Parent Cash” shall mean, as of the date of determination: (a) all amounts in the Trust Account; plus (b) all other Cash and Cash Equivalents of Parent; plus (c) the PIPE Investment Amount.

“Parent Material Adverse Effect” shall mean any change, event, or occurrence, that, individually or when aggregated with other changes, events, or occurrences: (a) has had a materially adverse effect on the business, assets, financial condition or results of operations of Parent, First Merger Sub and Second Merger Sub, taken as a whole; or (b) is reasonably likely to prevent or delay the ability of Parent, First Merger Sub or Second Merger Sub to consummate the Transactions; provided, however, that no change or effect related to any of the following, alone or in combination, shall be taken into account in determining whether a Parent Material Adverse Effect has occurred pursuant to clause (a): (i) changes or proposed changes in Applicable Legal Requirements, regulations or interpretations thereof or decisions by courts or any Governmental Entity after the date of this Agreement; (ii) changes or proposed changes in GAAP (or any interpretation thereof) after the date of this Agreement; or (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial, capital or reinsurance markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets), in each case, in the United States or anywhere else in the world.

“Parent Organizational Documents” shall mean the Amended and Restated Certificate of Incorporation of Parent, dated as of September 6, 2018 (the “Parent Charter”) and the Bylaws of Parent (the “Parent Bylaws”) any other similar organization documents of Parent, as each may be amended, modified or supplemented.

“Parent Transaction Costs” shall mean: (a) all fees, costs and expenses of Parent incurred prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement, the other Transaction Agreements and the consummation of the Transactions, whether paid or unpaid prior to the Closing; and (b) any Indebtedness of Parent or its Subsidiaries owed to its Affiliates or stockholders; provided that Parent Transaction Costs may not exceed $30,000,000.

“Parent’s Required Funds” shall mean an amount equal to $530,000,000.

“Parent Units” shall mean equity securities of Parent each consisting of one share of Parent Class A Stock and one-third of one Public Warrant.

“Participation Plan Costs” shall mean all payments to be made pursuant to the terms of the Participation Plan Releases.

“Permitted Lien” shall mean: (a) Liens for current period Taxes not yet delinquent or for Taxes that are being contested in good faith by appropriate proceedings and in each case that are sufficiently reserved for on the Financial Statements in accordance with GAAP; (b) statutory and contractual Liens of landlords with respect to leased real property; (c) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course and: (i) not yet delinquent; or (ii) that are being contested in good faith through appropriate proceedings; (d) in the case of leased real property, zoning, building, or other restrictions, variances, covenants, rights of way, encumbrances, easements and other irregularities in title, none of which, individually or in the aggregate, interfere in any material respect with the present use of or occupancy of the affected parcel by any of the Group Companies; (e) Liens securing the Indebtedness of any of the Group Companies; (f) in the case of Intellectual Property, third party non-exclusive license agreements entered into in the ordinary course; (g) Liens incurred in connection with capital lease obligations of any of the Group Companies; and (h) all exceptions, restrictions, easements, imperfections of title, charges, rights-of-way and other Liens of record that do not materially interfere with the present use of the assets of the Group Companies, taken as a whole.

“Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

“Personal Information” shall mean, in addition to any definition for any similar term (e.g., “personally identifiable information” or “PII”) provided by Applicable Legal Requirement, or by the Group Companies in any of its privacy policies, notices or Contracts, all information that identifies, could be used to identify or is otherwise associated with an individual person or device, whether or not such information is associated with an identifiable individual. Personal Information may relate to any individual, including a current, prospective, or former customer, end user or employee of any Person, and includes information in any form or media, whether paper, electronic, or otherwise.

“Post-Closing Tax Period” means any taxable period beginning after the Closing Date (or the portion of any Straddle Period beginning after the Closing Date)

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date (or the portion of any Straddle Period ending on the Closing Date).

“Privacy Laws” shall mean any and all Applicable Legal Requirements, legal requirements and self-regulatory guidelines (including of any applicable foreign jurisdiction) relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (both technical and physical), disposal, destruction, disclosure or transfer (including cross-border) of Personal Information, including the Federal Trade Commission Act, EU-U.S. Privacy Shield, Swiss-U.S. Privacy Shield, General Data Protection Regulation (GDPR), Regulation 2016/679/EU on the protection of natural persons with regard to the processing of personal data and on the free movement of such data and any and all Applicable Legal Requirements relating to breach notification in connection with Personal Information.

“Pro Rata Share” shall mean for each Company Stockholder, a percentage determined by dividing the total number of shares of Company Common Stock held by a Company Stockholder as of the Effective Time (but excluding the Excluded Shares) by the Fully Diluted Company Shares.

“Related Parties” shall mean, with respect to a Person, such Person’s former, current and future direct or indirect equityholders, controlling Persons, shareholders, optionholders, members, general or limited partners, Affiliates, Representatives, and each of their respective successors and assigns.

“Restricted Cash” shall mean restricted cash as determined in accordance with GAAP.

“Rollover Indebtedness” shall mean, as of the applicable date of determination, all of the outstanding Indebtedness of the Group Companies under the Existing Credit Agreements; provided, that for purposes of determining the Rollover Indebtedness, no contingent reimbursement obligations with respect to any letters of credit or similar credit support of an Group Company shall be considered Indebtedness of the Group Companies.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Specified Business Conduct Laws” means: (a) the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act, and other Applicable Legal Requirements relating to bribery or corruption; (b) all Legal Requirements imposing trade sanctions on any Person, including, all Legal Requirements administered by OFAC, all sanctions laws or embargos imposed or administered by the U.S. Department of State, the United

Nations Security Council, Her Majesty’s Treasury or the European Union and all anti-boycott or anti-embargo laws; (c) all Legal Requirements relating to the import, export, re-export, transfer of information, data, goods, and technology, including the Export Administration Regulations administered by the U.S. Department of Commerce and the International Traffic in Arms Regulations administered by the U.S. Department of State; and (d) the Money Laundering Control Act, the Currency and Foreign Transactions Reporting Act, The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and other Applicable Legal Requirements relating to money laundering.

“Seller Retained Claims” shall mean the claims set forth on Schedule 7.16(a) of the Company Disclosure Letter.

“Seller Retained Claims Accrual Amount” shall mean an amount equal to $50,000; provided that such amount does not include any fees or expenses to be reimbursed by the Stockholder Representative pursuant to Section 7.16(e).

“Sponsor” shall mean Gores Sponsor III LLC, a Delaware limited liability company.

“Straddle Period” means any taxable period beginning on or before and ending after the Closing Date.

“Subsidiary” shall mean, with respect to any Person, any partnership, limited liability company, corporation or other business entity of which: (a) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; (b) if a partnership, limited liability company or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof; or (c) in any case, such Person controls the management thereof.

“Target Rollover Indebtedness” shall mean an amount equal to $572,100,000.

“Target Working Capital” shall mean an amount equal to $108,750,000.

“Tax” or “Taxes” shall mean: (a) any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, license, sales, use, estimated, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, net worth, employment, escheat and unclaimed property obligations, excise and property taxes, assessments, stamp, environmental, registration, governmental charges, duties, levies and other similar charges, in each case, imposed by a Governmental Entity, (whether disputed or not) together with all interest, penalties and additions imposed by a Governmental Entity with respect to any such amounts; and (b) any liability in respect of any items described in clause (a) payable by reason of Contract transferee liability, operation of law or Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under law) or otherwise.

“Tax Overpayment/Underpayment Amount” shall mean, with respect to the Company and its Subsidiaries, the difference (which can be a positive or negative number) between: (a) an amount equal to the federal, state, local, and foreign income Tax refunds to the extent not yet received by the Group Companies in cash (determined using income tax principles and not GAAP) with respect to the taxable year (or portion thereof) ending on the Closing Date, and the taxable year of each Group Company immediately preceding the taxable year (or portion thereof) ending on the Closing Date, resulting from an overpayment of Taxes with respect to such year (or portion thereof) (whether such overpayments results from payment of estimated Taxes, application of an overpayment with respect to a prior year to such year or otherwise); and (b) the accrued but unpaid federal, state, local and foreign income Taxes (determined using income tax principles and not GAAP) of the Group Companies with respect to the taxable year (or portion thereof) ending on the Closing Date, and the taxable year of each Group Company immediately preceding the taxable year (or portion thereof) ending on the Closing Date; provided: (i) that the amounts described in clause (a) and (b) shall, notwithstanding anything to the contrary in this Agreement, be calculated in accordance with Section 7.15(c) of this Agreement and be determined based on the historic tax filing positions and consistent with past practice of the Group Companies; and (ii) for the avoidance of doubt, no refunds included under clause (a) shall be treated as reducing any amounts in clause (b) for purposes of calculating clause (b), even if such refunds are so applied.

“Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes that is filed or required to be filed with a Governmental Entity, including any schedule or attachment thereto and any amendment thereof.

“Transaction Agreements” shall mean this Agreement, the A&R Registration Rights Agreement, the Subscription Agreements, the Confidentiality Agreement, the Parent A&R Charter, the Investor Representation Letter, the Investor Rights Agreement, the Escrow Agreement and all the agreements documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto.

“Transaction Tax Deductions” shall mean the Tax deductions attributable to: (a) the aggregate expenses resulting from the payment of any bonuses, any payments for any restricted stock, non-qualified options or stock appreciation rights, or any other compensatory payments management, advisory, consulting, accounting or legal fees and any other costs, payments or expenses, in each case, that are Company Transaction Costs; (b) the vesting of any Restricted Stock Units issued, or other amounts payable, pursuant to Section 7.24; (c) any capitalized financing costs and expenses (including any loan fees, any costs related to the redemption of any Indebtedness, any costs related to interest rate collar agreements, prepayment penalties or premiums and any accrued (and not previously deducted) original issue discount on any Indebtedness of any Group Company); and (d) any Participation Plan Costs, in each case which: (i) may become currently deductible by the Group Companies in connection with the transactions contemplated hereby; or (ii) in the case of Restricted Stock Units issued, or other amounts payable, pursuant to Section 7.24, become deductible by the Group Companies after the Closing Date.

“Transactions” shall mean the transactions contemplated pursuant to this Agreement, including the Mergers.

“Treasury Regulations” means the regulations promulgated by the U.S. Department of the Treasury pursuant to and in respect of provisions of the Code.

“Triggering Event I” shall mean the date on which the Common Share Price is greater than $13.00 after the Closing Date, but within the Earn Out Period.

“Triggering Event II” shall mean the date on which the Common Share Price is greater than $15.50 after the Closing Date, but within the Earn Out Period.

“Triggering Event III” shall mean the date on which the Common Share Price is greater than $18.00 after the Closing Date, but within the Earn Out Period.

“Triggering Event IV” shall mean the date on which the Common Share Price is greater than $20.50 after the Closing Date, but within the Earn Out Period.

“Triggering Events” shall mean Triggering Event I, Triggering Event II, Triggering Event III and Triggering Event IV, collectively.

“Upper Band Amount” shall mean an amount equal to $112,500,000.

“Within the Band Amount” shall mean greater than or equal to the Lower Band Amount and less than or equal to the Upper Band Amount.

SCHEDULE B

ILLUSTRATIVE CALCULATION OF WORKING CAPITAL

EXHIBIT A

Form of Parent Amended and Restated Charter

EXHIBIT B

Form of Parent Amended and Restated Bylaws

EXHIBIT C

Form of Amended and Restated Registration Rights Agreement

EXHIBIT D

Form of Investor Rights Agreement

EXHIBIT E

Form of Investor Representation Letter

EXHIBIT F-1

Form of Current Employee Participation Plan Release

EXHIBIT F-2

Form of Terminated Employee Participation Plan Release

EXHIBIT G

Form of Escrow Agreement

EXHIBIT H

Form of Subscription Agreement

Annex B

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GORES HOLDINGS III, INC.

[●]

Gores Holdings III, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.    The name of the Corporation is “Gores Holdings III, Inc.” The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 23, 2017 (the “Original Certificate”). The Corporation filed an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware on September 6, 2018 (the “First Amended and Restated Certificate”).

2.    This Second Amended and Restated Certificate of Incorporation (this “Second Amended and Restated Certificate”) was duly adopted by the Board of Directors of the Corporation (the “Board”) and the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”).

3.    This Second Amended and Restated Certificate restates, integrates and amends the provisions of the First Amended and Restated Certificate. Certain capitalized terms used in this Second Amended and Restated Certificate are defined where appropriate herein.

4.    The text of the First Amended and Restated Certificate is hereby restated and amended in its entirety to read as follows:

ARTICLE I

NAME

The name of the corporation is [PAE Incorporated] (the “Corporation”).

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

ARTICLE III

REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware, 19801, and the name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE IV

CAPITALIZATION

Section 4.1    Authorized Capital Stock. Subject to Section 4.2, the total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 211,000,000 shares, consisting of (a) 210,000,000 shares of common stock (the “Common Stock”), including (i) 200,000,000 shares of Class A Common Stock (the “Class A Common Stock”), and (ii) 10,000,000 shares of Class F Common Stock (the “Class F Common Stock”); and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”).

Section 4.2    Class F Common Stock. Following the filing of this Second Amended and Restated Certificate with the Secretary of State of the State of Delaware and immediately prior to the Corporation’s consummation of any business combination, each share of Class F Common Stock outstanding immediately prior to the filing of this Second Amended and Restated Certificate shall automatically be converted into one share of Class A Common Stock without any action on the part of any person, including the Corporation, and concurrently with such conversion, the number of authorized shares of Class F Common Stock shall be reduced to zero. It is intended that the conversion of Class F Common Stock into Class A Common Stock will be treated as a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.

Section 4.3    Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board is hereby expressly authorized to provide for the issuance of shares of the Preferred Stock in one or more series and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.4    Common Stock.

(a)    Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall exclusively possess all voting power with respect to the Corporation. The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote. The holders of shares of Class A Common Stock shall at all times vote together as one class on all matters submitted to a vote of the stockholders of the Corporation.

(b)    Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of the Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.

(c)    Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions.

(d)    Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them.

Section 4.5    Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to purchase shares of any class or series of the Corporation’s capital stock or other securities of the Corporation, and such rights, warrants and options shall be evidenced by instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto may not be less than the par value thereof.

Section 4.6    No Class Vote on Changes in Authorized Number of Shares of Stock. Subject to the rights of the holders of any outstanding series of Preferred Stock, the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of at least a majority of the voting power of the stock entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1    Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Second Amended and Restated Certificate or the Amended and Restated Bylaws of the Corporation (“Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL and this Second Amended and Restated Certificate.

Section 5.2    Number, Election and Term.

(a)    The number of directors of the Corporation shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

(b)    Subject to Section 5.5 hereof, the Board shall be divided into three classes, as nearly equal in number as possible, and designated Class I, Class II and Class III. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate; the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate; and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. Subject to Section 5.5 hereof, if the number of directors is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. Directors shall be elected by a plurality of the votes cast at an annual meeting of stockholders by holders of the Common Stock.

(c)    Subject to Section 5.5 hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(d)    Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

Section 5.3    Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 5.4    Removal. Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.5    Preferred Stock – Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Second Amended and Restated Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

ARTICLE VI

BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Second Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII

MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1    Meetings. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied.

Section 7.2    Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3    Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.

ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION

Section 8.1    Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2    Indemnification and Advancement of Expenses.

(a)    To the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation to procure a judgment in its favor (each, a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees and disbursements, judgments, fines, ERISA excise taxes, damages, claims and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b)    The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Second Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c)    Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Second Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d)    This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX

CORPORATE OPPORTUNITY

Section 9.1    The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors in circumstances where the application of any such doctrine to a corporate opportunity would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Second Amended and Restated Certificate or in the future. In addition to the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the directors or officers of the Corporation unless such corporate opportunity is offered to such person solely in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.

Section 9.2    Without limiting the foregoing, to the extent permitted by applicable law, each of Platinum Equity Advisors, LLC and the investment funds affiliated with Platinum Equity Advisors, LLC and their respective successors and Affiliates (as defined in Section 10.3) (other than the Corporation and its subsidiaries) and all of their respective partners, principals, directors, officers, members, managers, equity holders and/or employees, including any of the foregoing who serve as officers or directors of the Corporation (each, an “Exempted Person”) shall not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries, except as otherwise expressly provided in any agreement entered into between the Corporation and such Exempted Person. To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time available to the Exempted Persons, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Exempted Person shall have no duty to communicate or offer such business opportunity to the Corporation (and there shall be no restriction on the Exempted Persons using the general knowledge and understanding of the industry in which the Corporation operates which it has gained as an Exempted Person in considering and pursuing such opportunities or in making investment, voting, monitoring, governance or other decisions relating to other entities or securities) and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries or stockholders for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Exempted Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries, or uses such knowledge and understanding in the manner described herein, in each case, except as otherwise expressly provided in any agreement entered into between the Corporation and such Exempted Person. In addition to and notwithstanding the foregoing, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy. Any person or entity purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of the provisions of this Article IX.

Section 9.3    Neither the alteration, amendment, addition to or repeal of this Article IX, nor the adoption of any provision of this Second Amended and Restated Certificate (including any Preferred Stock Designation) inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption. This Article IX shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Second Amended and Restated Certificate, the Bylaws or applicable law.

ARTICLE X

BUSINESS COMBINATIONS

Section 10.1    Opt Out of DGCL 203. The Corporation shall not be governed by Section 203 of the DGCL.

Section 10.2    Limitations on Business Combinations. Notwithstanding the foregoing, the Corporation shall not engage in any business combination, at any point in time at which the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, with any interested stockholder for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:

(a)    prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

(b)    upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by: (i) persons who are directors and also officers; or (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(c)    at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two thirds of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

Section 10.3    Definitions. For purposes of this Article X, the term:

(a)    “Affiliate” means, with respect to any person, any other person that controls, is controlled by, or is under common control with such person.

(b)    “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(c)    “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(i)    any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation: (A) with the interested stockholder; or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section 10.2 is not applicable to the surviving entity;

(ii)    any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(iii)    any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (B) pursuant to a merger under Section 251(g) of the DGCL; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (D) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (E) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (C) – (E) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

(iv)    any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(v)    any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

(d)    “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of the Corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article X, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(e)    “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that: (i) is the owner of 15% or more of the outstanding voting stock of the Corporation; or (ii) is an Affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; or (iii) an Affiliate or associate of any such person described in clauses (i) and (ii); provided, however, that the term “interested stockholder” shall not include: (A) the Sponsor Holders or their transferees; or (B) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided, that such person specified in this clause (B) shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(f)    “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its Affiliates or associates:

(i)    beneficially owns such stock, directly or indirectly; or

(ii)    has: (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s Affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

(iii)    has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose Affiliates or associates beneficially own, directly or indirectly, such stock.

(g)    “person” means any individual, corporation, partnership, unincorporated association or other entity.

(h)    “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(i)    “Sponsor Holders” means: (i) the investment funds affiliated with The Gores Group LLC and their respective successors and Affiliates; and (ii) the investment funds affiliated with or managed by Platinum Equity Advisors, LLC and their respective successors and Affiliates.

(j)    “voting stock” means stock of any class or series entitled to vote generally in the election of directors.

ARTICLE XI

AMENDMENT OF AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate (including any Preferred Stock Designation), in the manner now or hereafter prescribed by this Second Amended and Restated Certificate and the DGCL, and, except as set forth in Article VIII, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by and pursuant to this Second Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article XI. Notwithstanding anything to the contrary contained in this Second Amended and Restated Certificate, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of Article V, Section 7.1, Section 7.3, Article VIII, Article IX, Article X and this Article XI may be altered, amended or repealed in any respect, nor may any provision or bylaw inconsistent therewith be adopted, unless, in addition to any other vote required by this Second Amended and Restated Certificate or otherwise required by law, such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least two thirds of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

IN WITNESS WHEREOF, Gores Holdings III, Inc. has caused this Second Amended and Restated Certificate to be duly executed in its name and on its behalf by an authorized officer as of the date first set forth above.

GORES HOLDINGS III, INC.

By:
Name:	Mark Stone
Title:	Chief Executive Officer

[Signature Page to the Second Amended and Restated Charter of Gores Holdings III, Inc.]

Annex C

AMENDED AND RESTATED BYLAWS

OF

PAE INCORPORATED

ARTICLE I

OFFICES

Section 1.1. Registered Office. The registered office of PAE Incorporated (the “Corporation”) within the State of Delaware shall be located at either: (a) the principal place of business of the Corporation in the State of Delaware; or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Delaware.

Section 1.2. Additional Offices. The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.

ARTICLE II

STOCKHOLDERS MEETINGS

Section 2.1. Annual Meetings. The annual meeting of stockholders shall be held at such place and time and on such date as shall be determined by the Board and stated in the notice of the meeting; provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a). At each annual meeting, the stockholders shall elect those directors of the Corporation to fill any term of a directorship that expires on the date of such annual meeting and may transact any other business as may properly be brought before the meeting.

Section 2.2. Special Meetings. Subject to the rights of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders, for any purpose or purposes, may be called only by the Chairman of the Board, Chief Executive Officer, or the Board pursuant to a resolution adopted by a majority of the Board. Special meetings of stockholders shall be held at such place and time and on such date as shall be determined by the Board and stated in the Corporation’s notice of the meeting; provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a).

Section 2.3. Notices. Notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be given in the manner permitted by Section 9.3 to each stockholder entitled to vote thereat by the Corporation not less than 10 nor more than 60 days before the date of the meeting. If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto). Any meeting of stockholders as to which notice has been given may be postponed, and any special meeting of stockholders as to which notice has been given may be cancelled, by the Board upon public announcement (as defined in Section 2.7(c)) given before the date previously scheduled for such meeting.

Section 2.4. Quorum. Except as otherwise provided by applicable law, the Corporation’s Second Amended and Restated Certificate of Incorporation, as the same may be amended or restated from time to time (the

“Certificate of Incorporation”) or these Bylaws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the stockholders of the Corporation, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.

Section 2.5. Voting of Shares.

(a) Voting Lists. The Secretary shall prepare, or shall cause the officer or agent who has charge of the stock ledger of the Corporation to prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at such meeting and showing the address and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of the meeting; or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 9.5(a), the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of stockholders.

(b) Manner of Voting. At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. If authorized by the Board, the voting by stockholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3); provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxy holder. The Board, in its discretion, or the chairman of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(c) Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed with the Secretary before being voted. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority.

(i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission; provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(d) Required Vote. Subject to the rights of the holders of one or more series of preferred stock of the Corporation (“Preferred Stock”), voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

(e) Inspectors of Election. The Board may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

Section 2.6. Adjournments. Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the stockholders or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.7. Advance Notice for Business.

(a) Annual Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either: (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board; (ii) otherwise properly brought before the annual meeting by or at the direction of the Board; or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation: (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.7(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting; and (B) who complies with the notice procedures set forth in this Section 2.7(a). Notwithstanding anything in this Section 2.7(a) to the contrary, only persons nominated for election as a director to fill any term of a directorship that expires on the date of the annual meeting pursuant to Section 3.2 will be considered for election at such meeting.

(i) In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such business must otherwise be a proper matter for stockholder action. Subject to Section 2.7(a)(iii), a stockholder’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of: (A) the close of business on the 90th day before the meeting; or (B) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described in this Section 2.7(a).

(ii) To be in proper written form, a stockholder’s notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting: (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting; (B) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made; (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made; (D) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; (E) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business; and (F) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(iii) The foregoing notice requirements of this Section 2.7(a) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such stockholder has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7(a); provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.7(a) shall be deemed to preclude discussion by any stockholder of any such business. If the Board or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.7(a) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.7(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.7(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(iv) In addition to the provisions of this Section 2.7(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.7(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to Section 3.2.

(c) Public Announcement. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Section 2.8. Conduct of Meetings. The chairman of each annual and special meeting of stockholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9. Consents in Lieu of Meeting. Any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.

ARTICLE III

DIRECTORS

Section 3.1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware.

Section 3.2. Advance Notice for Nomination of Directors.

(a) Only persons who are nominated in accordance with the following procedures or, with respect to Platinum Equity Advisors, LLC (“Platinum”) and its affiliates, the Investor Rights Agreement between the Corporation and Platinum, dated as of [●] (the “Investor Rights Agreement”), shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors. Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made: (i) by or at the direction of the Board; or (ii) by any stockholder of the Corporation: (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.2 and on the record date for the determination of stockholders entitled to vote at such meeting; and (B) who complies with the notice procedures set forth in this Section 3.2.

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation: (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of: (A) the close of business on the 90th day before the meeting; or (B) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting or special meeting commence a new time period for the giving of a stockholder’s notice as described in this Section 3.2.

(c) Notwithstanding anything in paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice required by this Section 3.2 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director: (A) the name, age, business address and residence address of the person; (B) the principal occupation or employment of the person; (C) the class or series and number of shares of capital stock of the Corporation, if any, that are owned beneficially or of record by the person; and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice: (A) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the nomination is made; (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made; (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names); (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(e) If the Board or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.2, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.2, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(f) In addition to the provisions of this Section 3.2, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 3.2 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation.

Section 3.3. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.

Section 3.4. Newly Created Directorships and Vacancies. Unless otherwise provided by the Certificate of Incorporation, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

ARTICLE IV

BOARD MEETINGS

Section 4.1. Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

Section 4.2. Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places as shall from time to time be determined by the Board.

Section 4.3. Special Meetings. Special meetings of the Board: (a) may be called by the Chairman of the Board or President; and (b) shall be called by the Chairman of the Board, President or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in Section 9.3, to each director: (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.

Section 4.4. Quorum; Required Vote. A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5. Consent In Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.6. Organization. The chairman of each meeting of the Board shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or in the absence (or inability or refusal to act) of the President or if the President is not a director, a chairman elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE V

COMMITTEES OF DIRECTORS

Section 5.1. Establishment. The Board may by resolution passed by a majority of the Board designate one or more committees, each committee to consist of one or more of the directors of the Corporation and, other than the audit committee, to include a representative appointed by Platinum for so long as Platinum has the right to nominate a director for election to the board under the Investor Rights Agreement (subject to applicable laws and stock exchange regulations, and unless waived by Platinum in its sole discretion). Each committee shall keep regular minutes of its meetings and report the same to the Board when required. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

Section 5.2. Available Powers. Any committee established pursuant to Section 5.1 hereof, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 5.3. Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.

Section 5.4. Procedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these Bylaws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these Bylaws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these Bylaws.

ARTICLE VI

OFFICERS

Section 6.1. Officers. The officers of the Corporation elected by the Board shall be a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and such other officers (including without limitation, Vice Presidents, Assistant Secretaries and a Treasurer) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. The Chief Executive Officer or President may also appoint such other officers (including without limitation one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these Bylaws or as may be prescribed by the Board or, if such officer has been appointed by the Chief Executive Officer or President, as may be prescribed by the appointing officer.

(a) Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The position of Chief Executive Officer and President may be held by the same person.

(b) President. The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. In the absence (or inability or refusal to act) of the Chairman of the Board and Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The President shall also perform such duties and have such powers as shall be designated by the Board. The position of President and Chief Executive Officer may be held by the same person.

(c) Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

(d) Secretary.

(i) The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board, Chief Executive Officer or President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

(ii) The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(e) Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

(f) Chief Financial Officer. The Chief Financial Officer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize).

(g) Treasurer. The Treasurer shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer.

Section 6.2. Term of Office; Removal; Vacancies. The elected officers of the Corporation shall be appointed by the Board and shall hold office until their successors are duly elected and qualified by the Board or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board. Any officer appointed by the Chief Executive Officer or President may also be removed, with or without cause, by the Chief Executive Officer or President, as the case may be, unless the Board otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chief Executive Officer or President may be filled by the Chief Executive Officer, or President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.

Section 6.3. Other Officers. The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

Section 6.4. Multiple Officeholders; Stockholder and Director Officers. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation or these Bylaws to be executed, acknowledged or verified by two or more parties. Officers need not be stockholders or residents of the State of Delaware.

ARTICLE VII

SHARES

Section 7.1. Certificated and Uncertificated Shares. The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and the requirements of the General Corporation Law of the State of Delaware (the “DGCL”).

Section 7.2. Multiple Classes of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the Corporation shall: (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock; or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 7.3. Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by: (a) the Chairman of the Board, Chief Executive Officer, the President or a

Vice President; and (b) the Treasurer, the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 7.4. Consideration and Payment for Shares.

(a) Subject to applicable law and the Certificate of Incorporation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board. The consideration may consist of any tangible or intangible property or any benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities, or any combination thereof.

(b) Subject to applicable law and the Certificate of Incorporation, shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock or upon the books and records of the Corporation in the case of partly paid uncertificated shares, there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate representing certificated shares or said uncertificated shares are issued.

Section 7.5. Lost, Destroyed or Wrongfully Taken Certificates.

(a) If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation.

(b) If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

Section 7.6. Transfer of Stock.

(a) If a certificate representing shares of the Corporation is presented to the Corporation with an endorsement requesting the registration of transfer of such shares or an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested if:

(i) in the case of certificated shares, the certificate representing such shares has been surrendered;

(ii)(A) with respect to certificated shares, the endorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (C) with respect to certificated shares or uncertificated shares, the endorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

(iii) the Corporation has received a guarantee of signature of the person signing such endorsement or instruction or such other reasonable assurance that the endorsement or instruction is genuine and authorized as the Corporation may request;

(iv) the transfer does not violate any restriction on transfer imposed by the Corporation that is enforceable in accordance with Section 7.8(a); and

(v) such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

(b) Whenever any transfer of shares shall be made for collateral security and not absolutely, the Corporation shall so record such fact in the entry of transfer if, when the certificate for such shares is presented to the Corporation for transfer or, if such shares are uncertificated, when the instruction for registration of transfer thereof is presented to the Corporation, both the transferor and transferee request the Corporation to do so.

Section 7.7. Registered Stockholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.

Section 7.8. Effect of the Corporation’s Restriction on Transfer.

(a) A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

(b) A restriction imposed by the Corporation on the transfer or the registration of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless: (i) the shares are certificated and such restriction is noted conspicuously on the certificate; or (ii) the shares are uncertificated and such restriction was contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares prior to or within a reasonable time after the issuance or transfer of such shares.

Section 7.9. Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

ARTICLE VIII

INDEMNIFICATION

Section 8.1. Right to Indemnification. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.

Section 8.2. Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1, an Indemnitee shall also have the right to be paid by the Corporation to the fullest extent not prohibited by applicable law the expenses (including, without limitation, attorneys’ fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the Corporation’s receipt of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article VIII or otherwise.

Section 8.3. Right of Indemnitee to Bring Suit. If a claim under Section 8.1 or Section 8.2 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, shall be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 8.4. Non-Exclusivity of Rights. The rights provided to any Indemnitee pursuant to this Article VIII shall not be exclusive of any other right, which such Indemnitee may have or hereafter acquire under applicable law, the Certificate of Incorporation, these Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

Section 8.5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 8.6. Indemnification of Other Persons. This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Indemnitees under this Article VIII.

Section 8.7. Amendments. Any repeal or amendment of this Article VIII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article VIII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision; provided, further, that amendments or repeals of this Article VIII shall require the affirmative vote of the stockholders holding at least 66.7% of the voting power of all outstanding shares of capital stock of the Corporation.

Section 8.8. Certain Definitions. For purposes of this Article VIII: (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.

Section 8.9. Contract Rights. The rights provided to Indemnitees pursuant to this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 8.10. Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX

MISCELLANEOUS

Section 9.1. Place of Meetings. If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these Bylaws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5 hereof, then such meeting shall not be held at any place.

Section 9.2. Fixing Record Dates.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 9.3. Means of Giving Notice.

(a) Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any director, such notice shall be given either: (i) in writing and sent by mail, or by a nationally recognized delivery service; (ii) by means of facsimile telecommunication or other form of electronic transmission; or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (A) if given by hand delivery, orally, or by telephone, when actually received by the director; (B) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation; (C) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation; (D) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation; (E) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation; or (F) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

(b) Notice to Stockholders. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any stockholder, such notice may be given: (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery; or (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the DGCL. A notice to a stockholder shall be deemed given as follows: (A) if given by hand delivery, when actually received by the stockholder; (B) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation; (C) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation; and (D) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above: (1) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of: (x) such posting; and (y) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if: (x) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and (y) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(c) Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.

(d) Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(e) Exceptions to Notice Requirements. Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, to any stockholder to whom: (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings; or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

Section 9.4. Waiver of Notice. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these Bylaws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.5. Meeting Attendance via Remote Communication Equipment.

(a) Stockholder Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(i) participate in a meeting of stockholders; and

(ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication; provided that: (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder; (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

(b) Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these Bylaws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.6. Dividends. The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.

Section 9.7. Reserves. The Board may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 9.8. Contracts and Negotiable Instruments. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board, Chief Executive Officer, President, the Chief Financial Officer, the Treasurer or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 9.9. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board.

Section 9.10. Seal. The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 9.11. Books and Records. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.

Section 9.12. Resignation. Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. The resignation shall take effect at the time specified therein, or at the time of receipt of such notice if no time is specified or the specified time is earlier than the time of such receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.13. Surety Bonds. Such officers, employees and agents of the Corporation (if any) as the Chairman of the Board, Chief Executive Officer, President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board, Chief Executive Officer, President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

Section 9.14. Securities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, Chief Executive Officer, President or any Vice President. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.

Section 9.15. Amendments. The Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws.

Section 9.16. Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring: (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders; (c) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or the Corporation’s certificate of incorporation or bylaws; or (d) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Section 9.16 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 9.16 (including, without limitation, each portion of any sentence of this Section 9.16 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

Section 9.17. Exclusive Jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring: (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders; (c) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or the Corporation’s certificate of incorporation or bylaws; or (d) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the federal securities laws of the United States against the Corporation, its officers, directors, employees and/or underwriters. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 9.17. If any provision or provisions of this Section 9.17 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 9.17 (including, without limitation, each portion of any sentence of this Section 9.17 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

Annex D

1999 AVENUE OF THE STARS 19th FLOOR LOS ANGELES, CALIFORNIA 90067 T 310.443.2300 F 310.443.8700

October 31, 2019

Board of Directors

Gores Holdings III, Inc.

9800 Wilshire Blvd.

Beverly Hills, CA 90212

The Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to Gores Holdings III, Inc. (the “Company”) of the Consideration (as defined below) to be paid by the Company pursuant to the Agreement and Plan of Merger (the “Agreement”) to be entered into by and among the Company, EAP Merger Sub, Inc., a direct, wholly-owned subsidiary of the Company, EAP Merger Sub II, LLC, a direct, wholly-owned subsidiary of the Company, Shay Holding Corporation (the “Target”) and Platinum Equity Advisors, LLC, in its capacity as the stockholder representative (the “Stockholder Representative”). As more fully described in the Agreement, at the Closing, the Company will pay, in the aggregate and subject to certain adjustments, approximately $441 million in cash and approximately $253 million of Class A common shares of the Company, par value $0.0001 per share (“Company Class A Stock”) to acquire the Target (the “Transaction”). In connection with the Transaction, as more fully described in the Agreement, the Company will make certain payments to individuals participating in the Participation Plan (as defined in the Agreement) and repay approximately $159 million of debt of the Target (all such payments and repayments, together with amounts payable pursuant to the foregoing sentence, certain estimated transaction expenses, and the contingent right for Target stockholders to receive additional shares of Company Class A Stock, the “Consideration”). With your consent, we have assumed that any adjustments to the Consideration in accordance with the Agreement or otherwise would not be material to our analysis or this opinion.

In arriving at our opinion, we have, among other things: (i) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Target furnished to us by the Company, including financial forecasts provided to, or discussed with, us by the management of the Company; (ii) reviewed certain internal information relating to expenses expected to result from the Transaction; (iii) conducted discussions with members of management of the Company concerning the information described in clauses (i) and (ii) of this paragraph, as well as the businesses and prospects of the Target and the Company generally; (iv) reviewed publicly available financial and stock market data of certain other companies in lines of business that we deemed relevant; (v) reviewed the financial terms of certain other transactions that we deemed relevant; (vi) reviewed a draft, dated October 27, 2019, of the Agreement; and (vii) conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

In connection with our review, we have, with your consent, relied on the information supplied to, discussed with or reviewed by us for purposes of this opinion being complete and accurate in all material respects. We have not assumed any responsibility for independent verification of, and have not independently verified, any of such information. With your consent, we have relied upon, without independent verification, the assessment of the Company and its legal, tax, regulatory, and accounting advisors with respect to legal, tax, regulatory, and accounting matters. With respect to the financial forecasts and other information relating to the Target and the Company, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future performance of the Target and the Company. We also have assumed, at your direction, that the future financial results reflected in such forecasts and other information will be achieved at the times and in the amounts projected. In addition, we have relied, with your consent, on the assessments of the management of the Company as to the Company’s ability to retain key employees of the Target. We express no views as to the reasonableness of any financial forecasts or the assumptions on which they are based. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of the Target or the Company, nor have we been furnished with any such evaluation or appraisal.

Our opinion does not address the Company’s underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company and does not address any legal, regulatory, tax, or accounting matters. At your direction, we have not been asked to, nor do we, offer any opinion as to any terms of the Agreement or any aspect or implication of the Transaction, except for the fairness of the Consideration from a financial point of view to the Company. With your consent, we express no opinion as to what the value of the shares of Company Class A Stock actually will be when issued pursuant to the Transaction or the prices at which such Company Class A Stock or any other securities of the Company may trade at any time. With your consent, we are not expressing any opinion on any potential future consideration that may be received by sellers of the Target contingent on certain market prices for shares of Company Class A Stock or any cash payments that may be payable following the closing of the Transaction by the Company to the sellers of the Target. We are not expressing any opinion as to fair value or the solvency of the Target or the Company following the closing of the Transaction. In rendering this opinion, we have assumed, with your consent, that the final executed form of the Agreement will not differ in any material respect from the draft that we have reviewed, that the Transaction will be consummated in accordance with its terms without any waiver or modification that could be material to our analysis, and that the parties to the Agreement will comply with all the material terms of the Agreement. We have assumed, with your consent, that all governmental, regulatory or other consents and approvals necessary for the completion of the Transaction will be obtained except to the extent that could not be material to our analysis. We also have not been requested to, and have not, participated in the structuring or negotiation of the Transaction.

Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, and we assume no responsibility to update this opinion for developments after the date hereof.

We will receive a fee for our services, the principal portion of which is contingent upon the consummation of the Transaction. We will also receive a fee upon delivery of this opinion, which is not contingent upon the consummation of the Transaction. No part of our fee is conditioned upon the conclusion expressed in this opinion. Our affiliates, employees, officers and partners may at any time own securities (long or short) of the Company and the Target. We have provided investment banking and other services to affiliates of the Company, affiliates of the Target and the sellers of the Target and their affiliates and in the future may, provide services to such persons and have received and may receive compensation for such services. We are currently providing investment banking and other services to (i) a consortium (including one of the sellers of the Target) in connection with a potential acquisition transaction and (ii) a portfolio company of an affiliate of the sellers of the Target, and we may receive compensation for such services. In the past two years prior to the date hereof, we have (i) acted as a financial advisor to affiliates of the Company on four engagements and (ii) acted as a financial advisor to three portfolio companies of an affiliate of the sellers of the Target.

This opinion is for the use and benefit of the Board of Directors of the Company (solely in its capacity as such) in its evaluation of the Transaction. This opinion does not constitute a recommendation as to how any holder of securities should vote or act with respect to the Transaction or any other matter. This opinion does not address the fairness of the Transaction or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of the Company or the Target. In addition, we do not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction, or any class of such persons, whether relative to the Consideration or otherwise. This opinion was approved by a Moelis & Company LLC fairness opinion committee.

Based upon and subject to the foregoing, it is our opinion that, as the date hereof, the Consideration to be paid by the Company in the Transaction is fair from a financial point of view to the Company.

Very truly yours,

MOELIS & COMPANY LLC

Annex E

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], is made and entered into by and among (i) PAE Incorporated (f/k/a Gores Holdings III, Inc.), a Delaware corporation (the “Company”), (ii) Gores Sponsor III LLC, a Delaware limited liability company (the “Sponsor”), (iii) Randall Bort, (iv) William Patton, (v) Jeffrey Rea (together with Randall Bort, William Patton, Sponsor and their respective Permitted Transferees (as defined herein), the “Gores Holders”) and (vi) the stockholders of Shay Holding Corporation, a Delaware Corporation party hereto (“Shay Holding Corporation” and, such stockholders, the “Shay Holders”). The Gores Holders, the Shay Holders and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement are each referred to herein as a “Holder” and collectively as the “Holders”).

RECITALS

WHEREAS, the Company and the Sponsor have entered into that certain Securities Purchase Agreement (the “Founder Shares Purchase Agreement”), dated as of November 3, 2017, pursuant to which the Sponsor purchased an aggregate of 10,781,250 shares (the “Founder Shares”) of the Company’s Class F common stock, par value $0.0001 per share (the “Class F Common Stock”), and the Sponsor subsequently transferred an aggregate of 75,000 Founder Shares to the other Gores Holders;

WHEREAS, on October 22, 2018, the Sponsor forfeited 781,250 Founder Shares following the expiration of the unexercised portion of underwriter’s over-allotment option in connection with the Company’s initial public offering;

WHEREAS, upon the closing of the transactions (the “Transactions”) contemplated by that certain Agreement and Plan of Merger dated November 1, 2019 by and among the Company, EAP Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, EAP Merger Sub II, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, Shay Holding Corporation and the stockholder representative thereunder (the “Merger Agreement”), the Sponsor forfeited 3,000,000 Founder Shares, and 7,000,000 Founder Shares were converted into shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), on a one-to-one basis;

WHEREAS, on September 6, 2018, the Company and the Sponsor entered into that certain Sponsor Warrants Purchase Agreement (the “Private Placement Warrants Purchase Agreement”), pursuant to which the Sponsor purchased 6,666,666 warrants (the “Private Placement Warrants”), in a private placement transaction occurring simultaneously with the closing of the Company’s initial public offering on September 11, 2018;

WHEREAS, on September 11, 2018, the Company and the Gores Holders entered into that certain Registration Rights Agreement (the “Existing Registration Rights Agreement”), pursuant to which the Company granted the Gores Holders certain registration rights with respect to certain securities of the Company;

WHEREAS, immediately after giving effect to the Transactions, in accordance with the Merger Agreement, the Shay Holders shall receive shares of Common Stock;

WHEREAS, the Shay Holders may receive additional shares of Common Stock (the “Earn Out Shares”) pursuant to the earn out provisions in the Merger Agreement;

WHEREAS, pursuant to Section 5.5 of the Existing Registration Rights Agreement, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of the Company and the Holders (as defined in the Existing Registration Rights Agreement) of at least a majority-in-interest of the Registrable Securities (as defined in the Existing Registration Rights Agreement) at the time in question; and

WHEREAS, the Company and the Gores Holders desire to amend and restate the Existing Registration Rights Agreement pursuant to Section 5.5 thereof in order to provide the Holders with registration rights with respect to the Registrable Securities on the terms set forth herein.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1    Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Board, after consultation with counsel to the Company, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any Misstatement, (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) the Company has a bona fide business purpose for not making such information public.

“Affiliate” means, with respect to a specified Person, each other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified; provided that no Holder shall be deemed an Affiliate of any other Holder solely by reason of an investment in, or holding of Common Stock (or securities convertible or exchangeable for share of Common Stock) of, the Company. As used in this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or by contract or other agreement); provided, however, that in no event shall the term “Affiliate” include any portfolio company of any Holder or their respective Affiliates (other than the Company).

“Agreement” shall have the meaning given in the Preamble.

“Aggregate Blocking Period” shall have the meaning given in Section 2.4.

“Board” shall mean the Board of Directors of the Company.

“Block Trade” means an offering and/or sale of Registrable Securities by any Holder on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Claims” shall have the meaning given in subsection 4.1.1.

“Closing Date” shall mean the date of this Agreement.

“Commission” shall mean the Securities and Exchange Commission.

“Commission Guidance” means (i) any publicly-available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and (ii) the Securities Act.

“Common Stock” shall have the meaning given in the Recitals hereto.

“Company” shall have the meaning given in the Preamble.

“Company Shelf Take Down Notice” shall have the meaning given in subsection 2.1.3.

“Demand Registration” shall have the meaning given in subsection 2.2.1.

“Demanding Holder” shall mean, as applicable, (a) the applicable Holders making a written demand for the Registration of Registrable Securities pursuant to subsection 2.2.1 or (b) the applicable Holders making a written demand for a Shelf Underwritten Offering of Registrable Securities pursuant to subsection 2.1.3.

“Earn Out Shares” shall have the meaning given in the Merger Agreement.

“Effectiveness Deadline” shall have the meaning given in subsection 2.1.1.

“Existing Registration Rights Agreement” shall have the meaning given in the Recitals hereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form S-1 Shelf” shall have the meaning given in subsection 2.1.2.

“Form S-3 Shelf” shall have the meaning given in subsection 2.1.2.

“Founder Shares” shall have the meaning given in the Recitals hereto and shall be deemed to include the shares of Common Stock issued upon conversion thereof.

“Founder Shares Lock-up Period” shall mean, with respect to the Founder Shares, the period ending 180 days following the Closing Date.

“Founder Shares Purchase Agreement” shall have the meaning given in the Recitals hereto.

“Gores Holders” shall have the meaning given in the Preamble.

“Gores-Shay Holders” shall mean the Gores Holders together with the Shay Holders.

“Holders” shall have the meaning given in the Preamble.

“Insider Letters” shall mean those certain letter agreements, dated as of September 6, 2018, by and between the Company and each of the Company’s officers, directors, director nominees and the Sponsor.

“Maximum Number of Securities” shall have the meaning given in subsection 2.2.4.

“Merger Agreement” shall have the meaning given in the Recitals hereto.

“Minimum Amount” shall have the meaning given in subsection 2.1.3.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of any Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading.

“Permitted Transferees” shall mean a person or entity to whom a Gores Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the Founder Shares Lock-up Period or Private Placement Lock-up Period, as the case may be, under the Insider Letters and any other applicable agreement between such Gores Holder and the Company, and to any transferee thereafter.

“Piggyback Registration” shall have the meaning given in subsection 2.3.1.

“Private Placement Lock-up Period” shall mean, with respect to Private Placement Warrants that are held by the initial purchasers of such Private Placement Warrants or their Permitted Transferees, and any of the Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants and that are held by the initial purchasers of the Private Placement Warrants or their Permitted Transferees, the period ending 30 days after the Closing Date.

“Private Placement Warrants” shall have the meaning given in the Recitals hereto.

“Private Placement Warrants Purchase Agreement” shall have the meaning given in the Recitals hereto.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) any outstanding share of Common Stock or any other equity security (including the Private Placement Warrants and including shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Holder as of the date of this Agreement or hereafter acquired by a Holder (including the shares of Common Stock issued upon the conversion of the Founder Shares and upon the exercise of any Private Placement Warrants) and any shares of Common Stock issued or issuable as Earn Out Shares to the Shay Holders, and (b) any other equity security of the Company issued or issuable with respect to any such share of Common Stock referred to in the foregoing clause (a) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such securities shall have been otherwise transferred, new certificates for such securities not bearing (or book entry positions not subject to) a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; or (iv) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(a) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Stock is then listed;

(b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(c) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any;

(d) printing, messenger, telephone, delivery and road show or other marketing expenses;

(e) reasonable fees and disbursements of counsel for the Company;

(f) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(g) reasonable fees and expenses of one (1) legal counsel selected by either (i) the majority-in-interest of the Demanding Holders (and any local or foreign counsel) initiating a Demand Registration or Shelf Underwritten Offering (including, without limitation, a Block Trade), or (ii) a of a majority-in-interest of participating Holders under Section 2.3 if the Registration was initiated by the Company for its own account or that of a Company stockholder other than pursuant to rights under this Agreement, in each case to be registered for offer and sale in the applicable Registration.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Removed Shares” shall have the meaning given in Section 2.6.

“Requesting Holder” shall have the meaning given in subsection 2.2.1.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shay Holders” shall have the meaning given in the Preamble.

“Shay Holding Corporation” shall have the meaning given in the Preamble.

“Shelf Take Down Notice” shall have the meaning given in subsection 2.1.3.

“Shelf Underwritten Offering” shall have the meaning given in subsection 2.1.3.

“Sponsor” shall have the meaning given in the Preamble.

“Subscription Agreements” shall means those certain subscription agreements dated November 1, 2019 by and between the Company and certain subscribers to shares of Common Stock.

“Transactions” shall have the meaning given in the Recitals hereto.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

ARTICLE II

REGISTRATIONS

2.1    Shelf Registration.

2.1.1    The Company shall, as soon as practicable, but in any event within thirty (30) days after the Closing Date, file a Registration Statement under the Securities Act to permit the public resale of all the Registrable Securities held by the Holders from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) on the terms and conditions specified in this subsection 2.1.1 and shall use its reasonable best efforts to cause such Registration Statement to be declared effective as soon as practicable after the filing thereof, but in no event later than sixty (60) days following the filing deadline (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended to ninety (90) days after the filing deadline if the Registration Statement is reviewed by, and receives comments from, the Commission. The Registration Statement filed with the Commission pursuant to this subsection 2.1.1 shall be on Form S-3 or, if Form S-3 is not then available to the Company, on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities, covering such Registrable Securities, and shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement. A Registration Statement filed pursuant to this subsection 2.1.1 shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders. The Company shall use its best efforts to cause a Registration Statement filed pursuant to this subsection 2.1.1 to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities. As soon as practicable following the effective date of a Registration Statement filed pursuant to this subsection 2.1.1, but in any event within one (1) business day of such date, the Company shall notify the Holders of the effectiveness of such Registration Statement. When effective, a Registration Statement filed pursuant to this subsection 2.1.1 (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Prospectus contained in such Registration Statement, in the light of the circumstances under which such statement is made).

2.1.2    If the Company files a shelf registration statement on Form S-3 (a “Form S-3 Shelf”) and thereafter the Company becomes ineligible to use Form S-3 for secondary sales, the Company shall use its best efforts to file a shelf registration on Form S-1 (a “Form S-1 Shelf”) as promptly as practicable to replace the shelf registration statement that is a Form S-3 Shelf and have the Form S-1 Shelf declared effective as promptly as practicable and to cause such Form S-1 Shelf to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities. Upon such date as the Company becomes eligible to use Form S-3 for secondary sales or, in the case of a Form S-1 Shelf filed to register the resale of Removed Shares pursuant to Section 2.6 hereof, upon such date as the Company becomes eligible to register all of the Removed Shares for resale on a Form S-3 Shelf pursuant to the Commission Guidance and, if applicable, without a requirement that any of the Gores-Shay Holders be named as an “underwriter” therein, the Company shall use its best efforts to file a Form S-3 Shelf as promptly as practicable to replace the applicable Form S-1 Shelf and have the Form S-3 Shelf declared effective as promptly as practicable and to cause such Form S-3 Shelf to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities thereunder held by the applicable Holders until all such Registrable Securities have ceased to be Registrable Securities.

2.1.3    At any time and from time to time following the effectiveness of the shelf registration statement required by subsection 2.1.1, any Holder may request to sell all or a portion of their Registrable Securities in an underwritten offering that is registered pursuant to such shelf registration statement, including a Block Trade (a “Shelf Underwritten Offering”) provided that such Holder(s) (a) reasonably expects to sell Registrable Securities yielding aggregate gross proceeds in excess of $15,000,000 from such Shelf Underwritten Offering or (b) reasonably expects to sell all of the Registrable Securities held by such Holder in such Shelf Underwritten Offering (the amount of Registrable Securities pursuant to clause (a) or (b), as applicable, the “Minimum Amount”). All requests for a Shelf Underwritten Offering shall be made by giving written notice to the Company (the “Shelf Take Down Notice”). Each Shelf Takedown Notice shall specify the approximate number of Registrable Securities proposed to be sold in the Shelf Underwritten Offering and the expected price range (net of underwriting discounts and commissions) of such Shelf Underwritten Offering. Except with respect to any Registrable Securities distributed by the Sponsor to its members following the expiration of the Founder Shares Lock-up Period or the Private Placement Lock-up Period, as applicable, within three (3) days after receipt of any Shelf Take Down Notice, the Company shall give written notice of such requested Shelf Underwritten Offering to all other Holders of Registrable Securities (the “Company Shelf Takedown Notice”) and, subject to the provisions of subsection 2.2.4, shall include in such Shelf Underwritten Offering all Registrable Securities with respect to which the Company has received written requests for inclusion therein, within five (5) days after sending the Company Shelf Takedown Notice, or, in the case of a Block Trade, as provided in Section 2.5. The Company shall enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Company with the managing Underwriter or Underwriters selected by the Holders after consultation with the Company and shall take all such other reasonable actions as are requested by the managing Underwriter or Underwriters in order to expedite or facilitate the disposition of such Registrable Securities. In connection with any Shelf Underwritten Offering contemplated by this subsection 2.1.3, subject to Section 3.3 and Article IV, the underwriting agreement into which each Holder and the Company shall enter shall contain such representations, covenants, indemnities and other rights and obligations as are customary in underwritten offerings of securities by the Company.

2.2    Demand Registration.

2.2.1    Request for Registration. Subject to the provisions of subsection 2.2.5 and Sections 2.4 and 3.4 hereof, at any time and from time to time on or after the Closing Date, each of (a) the Gores Holders of at least a majority in interest of the then-outstanding number of Registrable Securities held by the Gores Holders (the “Gores Demanding Holders”), and (b) the Shay Holders of at least a majority in interest of the then-outstanding number of Registrable Securities held by the Shay Holders (the “Shay Demanding Holders,” together with the Gores Demanding Holders, the “Demanding Holders”), may make a written demand for Registration of all or part of their Registrable Securities on (i) Form S-1 or (ii) if available, Form S-3, which in the case of either clause (i) or (ii), may be a shelf registration statement filed pursuant to Rule 415 under the Securities Act, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Company shall, promptly following the Company’s receipt of a Demand Registration, notify, in writing all other Holders of Registrable Securities (other than a Demand Registration with respect to any Registrable Securities to be distributed by the Sponsor to its members following the expiration of the Founder Shares Lock-up Period or the Private Placement Lock-up Period, as applicable) of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within five (5) days after the receipt by the Holder of the notice from the Company. For the avoidance of doubt, to the extent a Requesting Holder also separately possesses Demand Registration rights pursuant to this Section 2.2, but is not the Holder who exercises such Demand Registration rights, the exercise by such Requesting Holder of its rights pursuant to the foregoing sentence shall not count as the exercise by it of one of its Demand Registration rights. Upon receipt by the Company of any such written notification from a Requesting Holder(s) to the Company, subject to subsection 2.2.4 below, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as practicable, but not more than forty five (45) days immediately after the Company’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant to such Demand Registration. The Company shall not be obligated to effect more than (A) an aggregate of six (6) Registrations pursuant to a Demand Registration initiated by the Gores Holders and (B) an aggregate of six (6) Registrations pursuant to a Demand Registration initiated by the Shay Holders, in each case under this subsection 2.2.1 with respect to any or all Registrable Securities; provided, however, that a Registration shall not be counted for such purposes unless a Registration Statement that may be available at such time has become effective and all of the Registrable Securities requested by the Demanding Holders and the Requesting Holders to be registered on behalf of the Demanding Holders and the Requesting Holders in such Registration have been sold, in accordance with Section 3.1 of this Agreement; provided, further that if after a Demanding Holder executes the maximum number of Demand Registrations permitted hereunder and the related offerings are completed, such Demanding Holder continues to hold Registrable Securities that would reasonably exceed the Minimum Amount if sold in a single public offering, such Demanding Holder shall have the right to execute at least one (1) additional Demand Registration.

2.2.2    Effective Registration. Notwithstanding the provisions of subsection 2.2.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (a) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (b) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, further, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency, the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days after the removal, rescission or other termination of such stop order or injunction, of such election; provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration by the same Demand Holder becomes effective or is subsequently terminated.

2.2.3    Underwritten Offering. Subject to the provisions of subsection 2.2.4 and Sections 2.4 and 3.4 hereof, if a majority-in-interest of the Demanding Holders so advise the Company as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.3, subject to Section 3.3 and Article IV, shall enter into an underwriting agreement in customary form with the Company and the Underwriter(s) selected for such Underwritten Offering by the majority-in-interest of the Demanding Holders initiating the Demand Registration, which Underwriter(s) shall be reasonably satisfactory to the Company.

2.2.4    Reduction of Underwritten Offering. If a Demand Registration is to be an Underwritten Offering and the managing Underwriter or Underwriters, in good faith, advises the Company, the Demanding Holders and the Requesting Holders (if any) in writing that, in its opinion, the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Common Stock or other equity securities that the Company desires to sell for its own account and the Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in such Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (a) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the total amount of Registrable Securities held by each such Demanding Holder and Requesting Holder (if any) (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (b) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the Common Stock or other equity securities that the Company desires to sell for its own account, which can be sold without exceeding the Maximum Number of Securities; and (c) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a) and (b), the Common Stock or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.2.5    Demand Registration Withdrawal. A Demanding Holder or a Requesting Holder shall have the right to withdraw all or a portion of its Registrable Securities included in a Demand Registration pursuant to subsection 2.2.1 or a Shelf Underwritten Offering pursuant to subsection 2.1.3 for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of its intention to so withdraw at any time prior to (a) in the case of a Demand Registration not involving an Underwritten Offering, the effectiveness of the applicable Registration Statement or (b) in the case of any Demand Registration involving an Underwritten Offering or any Shelf Underwritten Offering, prior to the pricing of such Underwritten Offering or Shelf Underwritten Offering; provided, however, that upon withdrawal by a majority-in-interest of the Demanding Holders initiating a Demand Registration (or in the case of a Shelf Underwritten Offering, withdrawal of an amount of Registrable Securities included by the Holders in such Shelf Underwritten Offering, in their capacity as Demanding Holders, being less than the Minimum Amount), the Company shall cease all efforts to secure effectiveness of the applicable Registration Statement or complete the Underwritten Offering, as applicable. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration or a Shelf Underwritten Offering prior to and including its withdrawal under this subsection 2.2.5.

2.3    Piggyback Registration.

2.3.1    Piggyback Rights. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, pursuant to Section 2.2 hereof), other than a Registration Statement (a) filed in connection with any employee stock option or other benefit plan, (b) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (c) for an offering of debt that is convertible into equity securities of the Company, (d) for a dividend reinvestment plan, or (e) filed pursuant to subsection 2.1.1, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities (excluding the Sponsor with respect to any Registrable Securities distributed by the Sponsor to its members following the expiration of the Founder Shares Lock-up Period or the Private Placement Lock-up Period, as applicable) as soon as practicable but not less than twenty (20) days (or, in the case of a Block Trade, three (3) business days) before the anticipated filing date of such Registration Statement, which notice shall (i) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution (including whether such registration will be pursuant to a shelf registration statement), and the proposed price and name of the proposed managing Underwriter or Underwriters, if any, in such offering, (ii) such Holders’ rights under this Section 2.3 and (iii) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within ten (10) days after receipt of such written notice (or in the case of a

Block Trade, within two (2) business days) (such Registration a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities identified in a Holder’s response noticed described in the foregoing sentence to be included in such Piggyback Registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering, if any, to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.3.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company or Company stockholder(s) for whose account the Registration Statement is to be filed included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.3.1, subject to Section 3.3 and Article IV, shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company or Company stockholder(s) for whose account the Registration Statement is to be filed. For purposes of this Section 2.3, the filing by the Company of an automatic shelf registration statement for offerings pursuant to Rule 415(a) that omits information with respect to any specific offering pursuant to Rule 430B shall not trigger any notification or participation rights hereunder until such time as the Company amends or supplements such Registration Statement to include information with respect to a specific offering of Securities (and such amendment or supplement shall trigger the notice and participation rights provided for in this Section 2.3).

2.3.2    Reduction of Piggyback Registration. If a Piggyback Registration is to be an Underwritten Offering and the managing Underwriter or Underwriters, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that, in its opinion, the dollar amount or number of the Common Stock that the Company desires to sell, taken together with (a) the Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (b) the Registrable Securities as to which registration has been requested pursuant Section 2.3 hereof, and (c) the Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

2.3.2.1    if the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (a) first, the Common Stock or other equity securities that the Company desires to sell for its own account, which can be sold without exceeding the Maximum Number of Securities; (b) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1 hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and (c) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a) and (b), the Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities; and

2.3.2.2    if the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (a) first, the Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (b) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1 hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (c) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a) and (b), the Common Stock or other equity securities that the Company desires to sell for its own account, which can be sold without exceeding the Maximum Number of Securities; and (d) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a), (b) and (c), the Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.3.3    Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw all or any portion of its Registrable Securities in a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw such Registrable Securities from such Piggyback Registration prior to (a) in the case of a Piggyback Registration not involving an Unwritten Offering or Shelf Underwritten Offering, the effectiveness of the applicable Registration Statement or (b), in the case of any Piggyback Registration involving an Underwritten Offering or any Shelf Underwritten Offering, prior to the pricing of such Underwritten Offering or Shelf Underwritten Offering. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to and including its withdrawal under this subsection 2.3.3.

2.3.4    Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.3 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.2 hereof or a Shelf Underwritten Offering effected under subsection 2.1.3.

2.4    Restrictions on Registration Rights. If (a) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company initiated Registration and provided that the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to subsection 2.2.1 and it continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective; (b) the Holders have requested an Underwritten Registration and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (c) in the good faith judgment of the Board such Registration would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board it would be seriously detrimental to the Company for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing for a period of not more than thirty (30) days; provided, however, that the Company shall not defer its obligation in this manner more than once in any twelve (12)-month period (the “Aggregate Blocking Period”).

2.5    Block Trades. Notwithstanding any other provision of this Article II, but subject to Sections 2.4 and 3.4, if the Holders desire to effect a Block Trade, then notwithstanding any other time periods in this Article II, the Holders shall provide written notice to the Company at least three (3) business days prior to the date such Block Trade will commence. As expeditiously as possible, the Company shall use its reasonable best efforts to facilitate such Block Trade. The Holders shall use reasonable best efforts to work with the Company and the Underwriters (including by disclosing the maximum number of Registrable Securities proposed to be the subject of such Block Trade) in order to facilitate preparation of the Registration Statement, Prospectus and other offering documentation related to the Block Trade and any related due diligence and comfort procedures. In the event of a Block Trade, and after consultation with the Company, the Demanding Holders and the Requesting Holders (if any) shall determine the Maximum Number of Securities, the underwriter or underwriters and share price of such offering.

2.6    Rule 415; Removal. If at any time the Commission takes the position that the offering of some or all of the Registrable Securities in a Registration Statement on Form S-3 filed pursuant to this Section 2 is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act (provided, however, the Company shall be obligated to use diligent efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the Commission Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09) or requires a Gores-Shay Holder to be named as an “underwriter,” the Company shall (i) promptly notify each holder of Registrable Securities thereof (or in the case of the Commission requiring a Gores-Shay Holder to be named as an “underwriter,” the Gores-Shay Holders) and (ii) use reasonable best efforts to persuade the SEC that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Gores-Shay Holders is an “underwriter.” The Holders shall have the right to select one legal counsel designated by the holders of a majority of the Registrable Securities subject to such Registration Statement to review and oversee any registration or matters pursuant to this Section 2.6, including participation in any meetings or discussions with the Commission regarding the Commission’s position and to comment on any written submission made to the Commission with respect thereto. No such written submission with respect to this matter shall be made to the Commission to which the applicable Holders’ counsel reasonably objects. In the event that, despite the Company’s reasonable best efforts and compliance with the terms of this Section 2.6, the Commission refuses to alter its position, the Company shall (i) remove from such Registration Statement such portion of the Registrable Securities (the “Removed Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the Commission may require to assure the Company’s compliance with the requirements of Rule 415; provided, however, that the Company shall not agree to name any Gores-Shay Holder as an “underwriter” in such Registration Statement without the prior written consent of such Gores-Shay Holder. In the event of a share removal pursuant to this Section 2.6, the Company shall give the applicable Holders at least five (5) days prior written notice along with the calculations as to such Holder’s allotment. Any removal of shares of the Holders pursuant to this Section 2.6 shall first be applied to Holders other than the Gores-Shay Holders with securities registered for resale under the applicable Registration Statement and thereafter allocated between the Gores-Shay Holders on a pro rata basis based on the aggregate amount of Registrable Securities held by the Gores-Shay Holders. In the event of a share removal of the Holders pursuant to this Section 2.6, the Company shall promptly register the resale of any Removed Shares pursuant to subsection 2.1.2 hereof and in no event shall the filing of such Registration Statement on Form S-1 or subsequent Registration Statement on Form S-3 filed pursuant to the terms of subsection 2.1.2 be counted as a Demand Registration hereunder. Until such time as the Company has registered all of the Removed Shares for resale pursuant to Rule 415 on an effective Registration Statement, the Company shall not be able to defer the filing of a Registration Statement pursuant to Section 2.4 hereof.

ARTICLE III

COMPANY PROCEDURES

3.1    General Procedures. If the Company is required to effect the Registration of Registrable Securities, the Company shall use its best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1    prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2    prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by the Holders or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3    prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4    prior to any public offering of Registrable Securities, but in any case no later than the effective date of the applicable Registration Statement, use its best efforts to (a) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and (b) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company or otherwise and do any and all other acts and things that may be necessary or advisable, in each case, to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5    cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed no later than the effective date of such Registration Statement;

3.1.6    provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7    promptly furnish to each seller of Registrable Securities covered by such Registration Statement such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the Prospectus contained in such Registration Statement (including each preliminary Prospectus and any summary Prospectus) and any other Prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request;

3.1.8    advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of any request by the Commission that the Company amend or supplement such Registration Statement or Prospectus or the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or Prospectus the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to amend or supplement such Registration Statement or Prospectus or prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued, as applicable;

3.1.9    advise each Holder of Registrable Securities covered by such Registration Statement, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any Prospectus forming a part of such registration statement has been filed;

3.1.10    at least five (5) business days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities or its counsel, and not to file any such Registration Statement or Prospectus, or amendment or supplement thereto, to which any such Holder or Registrable Securities shall have reasonably objected on the grounds that such Registration Statement or Prospectus or supplement or amendment thereto, does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder;

3.1.11    notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event or the existence of any condition as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, or in the opinion of counsel for the Company it is necessary to supplement or amend such Prospectus to comply with law, and then to correct such Misstatement or include such information as is necessary to comply with law, in each case as set forth in Section 3.4 hereof, at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include a Misstatement or such Prospectus, as supplemented or amended, shall comply with law;

3.1.12    permit a representative of the Holders, the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate in the preparation of any Registration Statement, each such Prospectus included therein or filed with the Commission, and each amendment or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business, finances and accounts of the Company and its subsidiaries with its officers, directors and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders’ and such Underwriters’ respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act, and will cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that if requested by the Company, such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.13    obtain a “cold comfort” letter (including a bring-down letter dated as of the date the Registrable Securities are delivered for sale pursuant to such Registration) from the Company’s independent registered public accountants in the event of an Underwritten Offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders and any Underwriter;

3.1.14    on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurance letter, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders and any Underwriter;

3.1.15    in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.16    otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and to make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations thereunder, including Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.17    use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

3.1.18    otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, including causing the officers and directors of the Company to enter into customary “lock-up agreements,” in connection with such Registration.

3.2    Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3    Participation in Underwritten Offerings.

3.3.1    No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (a) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (b) completes and executes all customary questionnaires, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.3.2    Holders participating in an Underwritten Offering may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the Underwriters shall also be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of such Underwriters shall also be made to and for the benefit of such Holders; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a Holder in writing for inclusion in the Registration Statement.

3.3.3    The Company will use its commercially reasonable efforts to ensure that no Underwriter shall require any Holder to make any representations or warranties to or agreements with the Company or the Underwriters other than representations, warranties or agreements regarding such Holder and such Holder’s intended method of distribution and any other representation required by law, and if, despite the Company’s commercially reasonable efforts, an Underwriter requires any Holder to make additional representation or warranties to or agreements with such Underwriter, such Holder may elect not to participate in such Underwritten Offering (but shall not have any claims against the Company as a result of such election). Any liability of such Holder to any Underwriter or other person under such underwriting agreement shall be limited to an amount equal to the proceeds (net of expenses and underwriting discounts and commissions) that it derives from such registration.

3.4    Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, or in the opinion of counsel for the Company it is necessary to supplement or amend such Prospectus to comply with law, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement or including the information counsel for the Company believes to be necessary to comply with law (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice such that the Registration Statement or Prospectus, as so amended or supplemented, as applicable, will not include a Misstatement and complies with law), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than thirty (30) days, determined in good faith by the Board to be necessary for such purpose; provided, that each day of any such suspension pursuant to this Section 3.4 shall correspondingly decrease the Aggregate Blocking Period available to the Company during any twelve (12)-month period pursuant to Section 2.4 hereof. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5    Covenants of the Company. As long as any Holder shall own Registrable Securities, the Company hereby covenants and agrees:

3.5.1    the Company will not file any Registration Statement or Prospectus included therein or any other filing or document (other than this Agreement) with the Commission which refers to any Holder of Registrable Securities by name or otherwise without the prior written approval of such Holder, which may not be unreasonably withheld;

3.5.2    the Company will not effect or permit to occur any combination or subdivision of securities which would adversely affect the ability of the Holders to effect registration of Registrable Securities in the manner contemplated by this Agreement;

3.5.3    at all times while it shall be a reporting company under the Exchange Act, to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements; and

3.5.4    promptly following the effectiveness of the shelf registration statement required by subsection 2.1.1 (and in any event within three (3) business days from such effectiveness), the Company shall cause the transfer agent to remove any restrictive legends (including any electronic transfer restrictions) from any Common Stock or Private Placement Warrants held by such Holder and provide or cause any customary opinions of counsel to be delivered to the transfer agent in connection with such removal.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1    Indemnification.

4.1.1    The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors, partners, stockholders or members, employees, agents, investment advisors and each person who controls such Holder (within the meaning of the Securities Act and Exchange Act) from and against all losses, claims, damages, liabilities and expenses (including attorneys’ fees), joint or several (or actions or proceedings, whether commenced or threatened, in respect thereof) (collectively, “Claims”), to which any such Holder or other persons may become subject, insofar as such Claims arise out of or are based on any untrue or alleged untrue statement of any material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such Holder or other person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Claim; except insofar as the Claim or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such filing in reliance upon and in conformity with information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act and Exchange Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2    In connection with any Registration Statement in which a Holder of Registrable Securities is participating, the Company may require that, as a condition to including any Registrable Securities in any Registration Statement, the Company shall have received an undertaking reasonably satisfactory to it from such Holder, to indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act and Exchange Act) from and against any Claims, to which any the Company or such other persons may become subject, insofar as such Claims arise out of or are based on any untrue statement of any material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act and Exchange Act) to the same extent as provided in the foregoing with respect to indemnification of the Company and the Company shall use its commercially reasonable efforts to ensure that no Underwriter shall require any Holder of Registrable Securities to provide any indemnification other than that provided hereinabove in this subsection 4.1.2, and, if, despite the Company’s commercially reasonable efforts, an Underwriter requires any Holder of Registrable Securities to provide additional indemnification, such Holder may elect not to participate in such Underwritten Offering (but shall not have any claim against the Company as a result of such election).

4.1.3    Any person entitled to indemnification herein shall (a) give prompt written notice to the indemnifying party of any Claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (b) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such Claim, permit such indemnifying party to assume the defense of such Claim with counsel reasonably satisfactory to the indemnified party. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one (1) counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) and which settlement includes a statement or admission of fault or culpability on the part of such indemnified party or does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4    The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, partners, stockholders or members, employees, agents, investment advisors or controlling person of such indemnified party and shall survive the transfer of Registrable Securities.

4.1.5    If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Claims, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Claims (a) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Registrable Securities or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also to reflect the relative fault of the indemnifying party or parties on the other hand in connection with the statements or omissions that resulted in such Claims, as well as any other relevant equitable considerations; provided, however, that the liability of any Holder or any director, officer, employee, agent, investment advisor or controlling person thereof under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

4.1.6    The indemnification required by this Section 4.1 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

ARTICLE V

MISCELLANEOUS

5.1    Notices. Any notice or communication under this Agreement must be in writing and given by (a) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivery in person or by courier service providing evidence of delivery, or (c) transmission by hand delivery, electronic mail, telecopy, telegram or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail, telecopy, telegram or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: PAE Incorporated, 7799 Leesburg Pike, Suite 300 North, Falls Church, VA 22043, Attention: Paul W. Cobb, Jr., and, if to any Holder, at such Holder’s address or facsimile number as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2    Assignment; No Third Party Beneficiaries.

5.2.1    This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2    Prior to the expiration of the Founder Shares Lock-up Period or the Private Placement Lock-up Period, as the case may be, no Holder who is subject to either or both the Founder Shares Lock-Up Period or the Private Placement Lock-Up Period may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee, to an Affiliate or as otherwise permitted pursuant to the terms of the Founder Shares Lock-Up Period or the Private Placement Lock-Up Period, as applicable.

5.2.3    This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the applicable Holders, which shall include Permitted Transferees.

5.2.4    This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

5.2.5    No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (a) written notice of such assignment as provided in Section 5.1 hereof and (b) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3    Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.4    Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION.

5.5    Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, (a) any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is adverse and different from the other Holders (in such capacity) shall require the consent of the Holder so affected, (b) any amendment hereto or waiver hereof that adversely affects the Gores Holders or Shay Holders, as applicable, solely in their respective capacity as Gores Holders or Shay Holders, as applicable, in a manner that is adverse and different from the other Holders, shall require the consent of the Gores Holders or Shay Holders, as applicable, of a majority-in-interest of the then-outstanding number of Registrable Securities held by the Gores Holders or Shay Holders, as applicable. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.6    Other Registration Rights. Other than pursuant to the terms of the Subscription Agreements, the Company represents and warrants that no person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions among the parties thereto and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

5.7    Term. This Agreement shall terminate upon the earlier of the date as of which (i) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) or (ii) as to any Holder individually, such Holder is permitted to sell all of such Holder’s Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale. The provisions of Section 3.5 and Article IV shall survive any termination.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

PAE INCORPORATED, a Delaware corporation

By:
Name:
Title:

GORES HOLDERS:

GORES SPONSOR III LLC, a Delaware limited liability company

By:
Name: AEG Holdings, LLC
Title: Manager

By:
Name: Randall Bort

By:
Name: William Patton

By:
Name: Jeffrey Rea

[Signature Page to Registration Rights Agreement]

SHAY HOLDERS:

SHAY HOLDINGS CORPORATION

By:
Name:
Title:

[●]

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

Annex F

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is entered into as of [●] (the “Effective Date”), by and between PAE Incorporated (f/k/a, Gores Holdings III, Inc.), a Delaware corporation (the “Company”), and [●], a [●] (“Platinum”). Unless otherwise provided, each capitalized term used and not otherwise defined herein shall have the meaning set forth in Article IV.

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated November 1, 2019, by and among the Company, Shay Holding Corporation, a Delaware corporation, EAP Merger Sub, Inc., a Delaware corporation, EAP Merger Sub II, LLC, a Delaware limited liability company and Platinum Equity Advisors, LLC, a Delaware limited liability company, in its capacity as the stockholder representative thereunder (the “Merger Agreement”), Platinum is receiving shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”); and

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the Company and Platinum desire to set forth certain understandings between the Company and Platinum, including with respect to certain governance matters.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

COVENANTS, REPRESENTATIONS AND WARRANTIES

Each party hereby represents and warrants to the other party and acknowledges that: (a) the execution, delivery and performance of this Agreement have been duly authorized by such party and do not require such party to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any law or regulation applicable to such party or other governing documents or any agreement or instrument to which such party is a party or by which such party is bound; (b) such party has the power and authority to enter into this Agreement and to carry out its obligations hereunder; and (c) this Agreement is valid, binding and enforceable against such party in accordance with its terms.

ARTICLE II

BOARD OF DIRECTORS; OBSERVERS; VOTING

Section 2.1.    Board Composition. The authorized number of directors on the Board shall initially be five (5), two (2) of whom shall be nominated by Platinum (each, a “Platinum Director” and who shall initially be Louis Samson and John Heller), and three (3) of whom shall be independent directors initially nominated by Platinum and reasonably acceptable to the Company. John Heller shall be a Class II Director, and Louis Samson shall be a Class III Director, each pursuant to the Second Amended and Restated Certificate of Incorporation of the Company.

Section 2.2.    Platinum Representation.

(a)    For so long as Platinum holds a number of shares of Common Stock representing at least ten percent (10%) of the shares of Common Stock then outstanding, unless there are two (2) Platinum Directors who are not standing for election, the Company shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected such number of individuals designated by Platinum so that if elected, there will be two (2) Platinum Directors.

(b)    For so long as Platinum holds a number of shares of Common Stock representing at least five percent (5%) (but less than ten percent (10%)) of the shares of Common Stock then outstanding, unless there is one Platinum Director who is not standing for election, the Company shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected an individual so that if elected, there will be one (1) Platinum Director. For the avoidance of doubt, at any time after Platinum ceases to hold at least ten percent (10%) of the shares of Common Stock then outstanding, if there is more than one Platinum Director, Platinum may by written notice designate which director shall be the Platinum Director and the other person shall cease to be a Platinum Director for all purposes under this Agreement.

(c)    For the avoidance of doubt, at any time Platinum ceases to hold at least five percent (5%) of the shares of Common Stock then outstanding, Platinum shall not be entitled to nominate any director to serve on the Board and the Company shall have no further obligation to take any action to include in the slate of nominees recommended by the Board for election as directors at any subsequent annual or special meeting of stockholders at which directors are to be elected any individual nominated by Platinum.

(d)    For the avoidance of doubt, if at any time Platinum holds a number of shares of Common Stock representing less than ten percent (10%) of the shares of Common Stock such that the rights set forth in Section 2.2(a) no longer apply, or less than five percent (5%) of the shares of Common Stock such that the rights set forth in Section 2.2(b) no longer apply, then in each case, any director previously appointed by Platinum and then serving on the Board shall not be required to resign from the Board and shall be entitled serve for the remainder of his or her term as a Class II or Class III director, as applicable.

Section 2.3.    Board Observer. For so long as Platinum has the right to nominate a director for election to the Board under this Agreement, Platinum shall have the right to designate one Board observer (“Board Observer”) to attend and participate in all meetings of the Board or any committees thereof in a non-voting capacity by the giving of written notice to the Company of such election (“Observation Election”). In connection therewith, the Company shall simultaneously give such Board Observer copies of all notices, consents, minutes and other materials, financial or otherwise, which the Company provides to the Board; provided, however, that the Company reserves the right to withhold any information and to exclude such Board Observer from any meeting or portion thereof if access to such information or attendance at such meeting could (a) adversely affect the attorney-client privilege between the Company and its counsel, (b) result in disclosures of trade secrets or highly confidential information or (c) result in a conflict of interest. Platinum may revoke any such Observation Election at any time upon written notice to the Company after which Platinum shall be entitled, but not required, to designate a replacement Board Observer.

Section 2.4.    Chairman. For so long as Platinum has the right to nominate a director for election to the Board under this Agreement, Platinum shall have the right to designate the Chairman of the Board, which Chairman may, but is not required to, be a Platinum Director.

Section 2.5.    Committee Representation. Subject to applicable laws and stock exchange regulations, Platinum shall have the right to have at least one (1) Platinum Director serve on each committee of the Board, other than the audit committee of the Board, for so long as Platinum has the right to nominate a director for election to the Board under this Agreement.

Section 2.6.    Vacancies and Removal. To the extent not inconsistent with Section 141(k) of the General Corporation Law of the State of Delaware and the Company’s Governing Documents: (a) Platinum shall have the exclusive right to remove any Platinum Director from the Board, and the Board and Platinum shall take all

Necessary Action to cause the removal of any Platinum Director at the request of Platinum; and (b) subject to Section 2.2, Platinum shall have the exclusive right to appoint or nominate for election, as the case may be, to the Board a director to fill vacancies created by reason of death, removal or resignation of any then-serving Platinum Director, and the Board and Platinum shall take all Necessary Action to cause any such vacancies to be filled by replacement directors nominated by Platinum as promptly as reasonably practicable.

Section 2.7.    Additional Unaffiliated Directors. For so long as Platinum has the right to nominate a director for election to the Board under this Agreement, the Company will take all Necessary Action to ensure that the number of directors serving on the Board shall not exceed five (5); provided, that the number of directors may be increased if necessary to satisfy the requirements of applicable laws and stock exchange regulations.

Section 2.8.    Board Meeting Expenses. The Company shall pay all reasonable reimbursable out-of-pocket costs and expenses (including, but not limited to, travel and lodging) incurred by each member of the Board and each Board Observer incurred in the course of his or her service hereunder, including in connection with attending regular and special meetings of the Board, any board of directors or board of managers of each of the Company’s Subsidiaries and/or any of their respective committees.

Section 2.9.    Indemnification. The Company shall obtain customary director and officer indemnity insurance on reasonable terms. The Company hereby acknowledges that any director, officer or other indemnified person covered by any such indemnity insurance policy (any such Person, an “Indemnitee”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by Platinum or one or more of its Affiliates (collectively, the “Fund Indemnitors”). The Company hereby: (a) agrees that the Company and any of its Subsidiaries that provides indemnification shall be the indemnitor of first resort (i.e., its or their obligations to an Indemnitee shall be primary and any obligation of any Fund Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by an Indemnitee shall be secondary); (b) agrees that it shall be required to advance the full amount of expenses incurred by an Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement or any other agreement between the Company and an Indemnitee, without regard to any rights an Indemnitee may have against any Fund Indemnitor or its insurers; and (c) irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of an Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Company.

ARTICLE III

INFORMATION; ACCESS

Section 3.1.    Quarterly Financial Statements. Concurrently with the distribution of the Company’s quarterly financial statements to the audit committee of the Board for review, for so long as Platinum has the right to designate a director for nomination under this Agreement, the Company shall deliver to Platinum an unaudited balance sheet of the Company as of the last day of each of the first three (3) fiscal quarters of each fiscal year and the related unaudited consolidated statements of income, stockholders equity and cash flows for such fiscal quarter and for the fiscal year-to-date period then ended, including any related notes thereto, if available.

Section 3.2.    Annual Financial Statements. Concurrently with the distribution of the Company’s annual financial statements to the audit committee of the Board for review, for so long as Platinum has the right to designate a director for nomination under this Agreement, the Company shall deliver to Platinum an audited balance sheet of the Company as of the end of such fiscal year and the related audited consolidated statements of income, stockholders equity and cash flows for such fiscal year, including any related notes thereto (it being understood that the Company shall not in any event be obligated to deliver any such audited financial statements prior to one hundred fifty (150) days after completion of the applicable fiscal year unless such audited financial statements have been released earlier).

Section 3.3.    Access. For so long as Platinum has the right to designate a director for nomination under this Agreement and subject to the confidentiality obligations set forth in a customary confidentiality agreement to be entered into by and between Platinum and the Company, the Company shall, and shall cause its Subsidiaries to, permit Platinum and its respective designated representatives, at reasonable times and upon reasonable prior notice to the Company, to review the books, records, contracts and agreements of the Company or any of such Subsidiaries and to discuss the affairs, finances and condition of the Company or any of such Subsidiaries with the officers of the Company or any such Subsidiary. For so long as Platinum has the right to designate a director for nomination under this Agreement, the Company shall, and shall cause its Subsidiaries to, provide Platinum, in addition to other information that might be reasonably requested by Platinum from time to time: (a) direct access to the Company’s auditors and officers; (b) copies of all materials provided to the Board at the same time as provided to the Board; (c) access to appropriate officers and directors of the Company at such times as may be requested by Platinum with respect to matters relating to the business and affairs of the Company and its Subsidiaries; (d) information in advance with respect to any significant corporate actions, including, without limitation, extraordinary dividends, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the certificate of incorporation or bylaws of the Company or any of its respective Subsidiaries; and (e) to the extent otherwise prepared by the Company, operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of the Company and its Subsidiaries.

ARTICLE IV

DEFINITIONS

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York are authorized or required by legal requirements to close.

“Company Stock” means the shares of Common Stock and any other shares of capital stock of the Company from time to time outstanding.

“Governing Documents” with respect to the Company and any of its Subsidiaries, means, collectively, such Person’s certificate of incorporation, certificate of formation, bylaws, operating agreement or similar governing documents.

“Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Necessary Action” means, with respect to a specified result, all actions, to the fullest extent permitted by applicable law, necessary to cause such result, including, without limitation: (a) voting or providing a written consent or proxy with respect to the Company Stock; (b) causing the adoption of amendments to the Governing

Documents; (c) executing agreements and instruments; and (d) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a Governmental Entity.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which: (a) if a corporation, a majority of the total voting power of units of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

ARTICLE V

MISCELLANEOUS

Section 5.1.    Amendment and Waiver. This Agreement may be amended by the parties at any time by execution of an instrument in writing signed on behalf of each of the parties.

Section 5.2.    Freedom to Pursue Opportunities. The Company acknowledges and understands that Platinum and its respective Affiliates, including the Platinum Directors, from time to time review the business plans and related proprietary information of many enterprises, including enterprises that may have products or services that compete directly or indirectly with those of the Company, and may trade in the securities of such enterprises. Nothing in this Agreement shall preclude or in any way restrict Platinum, any of its respective Affiliates, including the Platinum Directors, from investing or participating in any particular enterprise, or trading in the securities thereof, whether or not such enterprise has products or services that compete with those of the Company, and the Company hereby waives, in perpetuity, any and all claims that it now has or may have in the future, and agree not to initiate any litigation or any other cause of action (whether or not in a court of competent jurisdiction) in respect of any such waived claims, or otherwise on the basis of, or in connection with, the doctrine of corporate opportunity (or any similar doctrine).

Section 5.3.    Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future applicable law: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

Section 5.4.    Entire Agreement. Except as otherwise expressly set forth herein, this document and the documents referenced herein and therein embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

Section 5.5.    Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and Platinum and its respective successors and assigns, so long as they hold Company Stock.

Section 5.6.    Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Section 5.7.    Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and Platinum shall have the right to injunctive relief or specific performance, in addition to all of its rights and remedies at law or in equity, to enforce the provisions of this Agreement. Nothing contained in this Agreement shall be construed to confer upon any Person who is not a signatory hereto any rights or benefits, as a third party beneficiary or otherwise.

Section 5.8.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one (1) Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date delivered, if delivered by email, with confirmation of transmission; or (d) on the fifth (5th) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

if to the Company, to:

PAE Incorporated

7799 Leesburg Pike, Suite 300 North

Falls Church, VA 22043

Attn: Paul W. Cobb, Jr.

Email: Whit.Cobb@pae.com

if to Platinum, to:

c/o Platinum Equity Advisors, LLC

360 North Crescent Drive South Building

Beverly Hills, CA 90210

Attention: Kris Agarwal, Executive V.P. and General Counsel

Email: KAgarwal@platinumequity.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

555 11th Street N.W.

Washington, DC 20004

Attention: David Dantzic

Email: David.Dantzic@lw.com

or to such other address or to the attention of such Person or Persons as the recipient Party has specified by prior written notice to the sending Party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

Section 5.9.    Governing Law. This Agreement and any action, suit, dispute, controversy or claim arising out of this Agreement or the validity, interpretation, breach or termination of this Agreement shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

Section 5.10.    Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement on the day and year first above written.

PAE INCORPORATED

By:
Name:
Title:

[PLATINUM]

By:
Name:
Title:

[Signature Page to the Investor Rights Agreement]

Annex G

Form of Investor Representation Letter

[●]

Gores Holdings III, Inc.

9800 Wilshire Blvd.

Beverly Hills, California 90212

Re:	Investor Representation Letter

Ladies and Gentlemen:

The undersigned (the “Holder”) is a holder of shares of Class A Common Stock and/or Class B Common Stock of Shay Holding Corporation, a Delaware corporation (the “Company”). Gores Holdings III, Inc., a Delaware corporation (“Parent”), is acquiring the Company (the “Acquisition”) pursuant to that certain Agreement and Plan of Merger, dated as of November 1, 2019 (as it may be amended from time to time in accordance with its terms, the “Merger Agreement”), by and among Parent, First Merger Sub, Second Merger Sub, the Company and the Stockholder Representative. Capitalized terms used in this letter (this “Investor Representation Letter”) and not otherwise defined herein shall have the same meanings ascribed to such terms in the Merger Agreement.

Upon the closing of the Acquisition (the “Closing” and, the date of such Closing, the “Closing Date”), each share of issued and outstanding Company Common Stock held by the Holder shall be cancelled and automatically converted into the right to receive a certain amount of cash and a certain number of shares of Parent Class A Stock, subject to and in accordance with the terms of the Merger Agreement, in a private placement effected in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated under the Securities Act, and exemptions from the qualification requirements of applicable state law. The Holder acknowledges and agrees that Parent is relying on the truth and accuracy of the representations and warranties made by the Holder in this Investor Representation Letter in order to rely on the exemptions described above. In addition, it is a condition to the Closing that the undersigned enters into and delivers this Investor Representation Letter.

1.    Representations, Warranties and Certain Agreements of the Holder. The Holder hereby makes the following representations, warranties and agreements to Parent, each of which representations and warranties is true and correct as to the Holder as of the date hereof and will be true and correct on and as of the Closing Date as if made on the Closing Date.

1.1    Investment Representation Authorization Letter. This Investor Representation Letter constitutes the Holder’s valid and legally binding obligation, enforceable against the Holder in accordance with its terms, except as may be limited by: (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally; or (b) the effect of rules of law governing the availability of equitable remedies.

1.2    Acquisition for Own Account. The shares of Parent Class A Stock to be acquired by the Holder pursuant to the Merger Agreement will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act.

1.3    No Solicitation. The Holder’s decision to invest in the Class A Stock was not a result of any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Parent Class A Stock by Parent or its agents.

1.4    Accredited Investor. The Holder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

1.5    Disclosure of Information. The Holder has received or has had full access to all the information the Holder considers necessary or appropriate to make an informed investment decision with respect to the shares of Parent Class A Stock. The Holder further has had an opportunity to ask questions and receive answers from Parent regarding the terms and conditions of the offering of the shares of Parent Class A Stock and to obtain additional information necessary to verify any information furnished to the Holder or to which the Holder had access.

1.6    Understanding of Risks. The Holder is fully aware of: (a) the highly speculative nature of the shares of Parent Class A Stock; and (b) the financial risk involved.

1.7    The Holder’s Qualifications. The Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of this prospective investment, has the capacity to protect the Holder’s own interests in connection with this transaction and is financially capable of bearing a total loss of the shares of Parent Class A Stock.

1.8    Compliance with Securities Laws. The Holder understands and acknowledges that, in reliance upon the representations and warranties made by the Holder herein, the shares of Parent Class A Stock are not being registered with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Act or any state securities laws, but instead are being transferred under an exemption or exemptions from the registration and qualification requirements of the Securities Act and applicable state securities laws which impose certain restrictions on the Holder’s ability to transfer the shares of Parent Class A Stock.

1.9    Restricted Securities. The Holder agrees not to make any disposition of all or any portion of the shares of Parent Class A Stock unless and until: (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (b) the Holder shall have furnished Parent with an opinion of counsel, in a form reasonably satisfactory to Parent, that such disposition will not require registration of the shares of Parent Class A Stock under the Securities Act and otherwise complies with applicable state securities laws; provided that no such registration statement or opinion shall be required for dispositions effected under Rule 144 promulgated under the Act or to a transferee who executes and delivers a letter with representations substantially in form of this Representation Letter.

1.10    Rule 144. The Holder acknowledges that, because the shares of Parent Class A Stock have not been registered under the Securities Act, such shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act.

1.11    Contractual Restrictions. The Holder acknowledges and agrees that he, she or it shall not Transfer any Parent Class A Stock to be acquired by the Holder pursuant to the Merger Agreement until 180 days after the Closing Date.    “Transfer” shall mean the: (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder with respect to, any security; (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b); provided that, for the avoidance of doubt, the foregoing shall not restrict the Holder from exercising any right pursuant to the Registration Rights Agreement, including its right to request the filing and effectiveness of a registration statement registering such Holder’s Parent Class A Stock. Notwithstanding the foregoing, the Holder may Transfer any or all of such shares of Parent Class A Stock: (i) by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (ii) by virtue of laws of descent and distribution upon death of the individual; (iii) pursuant to a qualified domestic relations order, an order of a court or regulatory agency or to comply with any regulations related to the Holder’s ownership of shares of Parent Class A Stock; (iv) in the event of Parent’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of Parent’s stockholders having the right to exchange their shares of Parent Class A Stock for cash, securities or other property; (v) if the Holder is an entity, by distribution to partners, members or stockholders of the Holder, or to any corporation, partnership or other entity that controls, is controlled by or is under common control with the Holder; or (vi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of Parent Class A Stock if after such transfer the Company’s stockholders as of immediately prior to such transfer do not hold a majority of the outstanding voting securities of the Company (or the surviving entity); provided, that, in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the Holder shall remain subject to the provisions of this Section 1.11; provided, further, with respect to each of clauses (i) – (v) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Section 1.11. In addition, the foregoing restrictions shall not apply to the establishment by the Holder of a trading plan pursuant to Rule 10b5-1 under the Exchange Act; provided, that, the Parent Class A Stock subject to such plan may not be transferred until Transfers of Parent Class A Stock are no longer restricted under this Section 1.11 and, to the extent a public announcement, report or other filing under the Exchange Act regarding the establishment of such plan should be required prior to the 180th day following the Closing Date, such announcement, report or filing shall include a statement to the effect that no transfer of Parent Class A Stock subject to the plan may be made until Transfers of Parent Class A Stock are no longer restricted under this Section 1.11.

1.12    Legends. The certificates or book-entry entitlements representing the shares of Parent Class A Stock shall bear the following legend (as well as any other legends required by applicable state and federal securities laws and the Registration Rights Agreement) until such time as such legends are no longer relevant or applicable:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS.

The legend shall be removed by Parent from any certificate or book-entry entitlement evidencing the shares of Parent Class A Stock upon a transfer of such Parent Class A Stock (a) pursuant to a registration statement under the Securities Act that is at that time in effect with respect to offers and sales by the Holder of the Parent Class A Stock or (b) if requested by the Company or the transfer agent of the Parent Class A Stock, upon delivery of an opinion of counsel, reasonably satisfactory in form and substance to Parent, that such security can be freely transferred without requiring registration thereof under the Securities Act.

1.13    Stop-Transfer Instructions. The Holder agrees that, in order to ensure compliance with the restrictions imposed by this Investor Representation Letter, Parent may issue appropriate “stop-transfer” instructions to its transfer agent. Parent will not be required: (a) to transfer on its books any shares of Parent Class A Stock that have been sold or otherwise transferred in violation of any of the provisions of this Investor Representation Letter; or (b) to treat as owner of such shares of Parent Class A Stock, or to accord the right to vote or receive dividends, to any purchaser or other transferee to whom such shares of Parent Class A Stock have been so transferred in violation of any of the provisions of this Investor Representation Letter.

2.    Entire Agreement. This Investor Representation Letter, the Registration Rights Agreement and the Merger Agreement constitute the entire agreement and understanding of the parties with respect to the subject matter of this Investor Representation Letter, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Holder has entered into this Investor Representation Letter as of the date and year first entered.

Very truly yours,

THE HOLDER:

(Print Name of Stockholder)

(Signature)

(Print name and title if signing on behalf of an entity)

(Print Address)

(Print Address)

(Print Telephone Number)

[Signature Page to Investor Representation Letter]

Annex H

PACIFIC ARCHITECTS AND ENGINEERS INCORPORATED

2016 PARTICIPATION PLAN

TERMINATION AGREEMENT

[●]

Dear [NAME],

As you may know, Shay Holding Corporation, a Delaware corporation and parent of Pacific Architects and Engineers, LLC (successor to Pacific Architects and Engineers Incorporated), a Delaware limited liability company (the “Company”), Gores Holdings III, Inc., a Delaware corporation (“Parent”), and certain other parties are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which the Company will ultimately become a subsidiary of Parent (the “Transaction”). Capitalized terms used but not defined in this letter have the meanings given to them in the Merger Agreement. The Committee (as defined in the Pacific Architects and Engineers Incorporated 2016 Participation Plan (the “Plan”)) has determined that immediately prior to the Transaction, and consistent with the terms of the Plan, it will terminate the Plan effective immediately prior to the Closing and you will have no rights under the Plan following such time. For the avoidance of doubt, if the Closing does not occur prior to the termination of the Merger Agreement, the terms of this letter shall be of no further force or effect.

This letter, which is being entered into contemporaneously with the Merger Agreement, sets forth our mutual agreement concerning the treatment of any performance units that were granted to you under the Plan (the “Performance Units”). By signing below, you acknowledge and agree that the Performance Units will terminate in their entirety effective immediately prior to the Closing and that you will have no right to any payment with respect to the Performance Units upon the Closing or at any time thereafter, other than the payment set forth in this letter. The amount of such payment will equal the product of (x) the number of outstanding Performance Units held by you as of the time immediately prior to the their termination in accordance with this letter multiplied by (y) an amount equal to (i)(A) the Qualifying Event Value (defined below) plus $180,549,521 plus $80,000,000 divided by (B) $423,071,496 minus (ii) the grant value specified in your Performance Unit grant agreement, as determined by the Committee prior to the Closing (such amount, the “Cash Payment”). You hereby acknowledge that such amount satisfies the Company’s obligations to you with respect to your Performance Units. Subject to your execution of this letter, and in consideration of the waiver and release that follows, the Company will pay the Cash Payment, less tax withholdings required by applicable law, to you in a lump sum promptly following the Closing (and in no event later than 30 days following the Closing).

For purposes of this letter, “Qualifying Event Value” means an amount equal to (a) Parent Cash as of the Closing (after giving effect to any payments to be made in connection with the Parent Stockholder Redemption) minus (b) the Parent Transaction Costs, to the extent not paid prior to the Closing, minus (c) the Deleveraging Amount, minus (d) the Estimated Company Transaction Costs Adjustment Amount.

H-1

By signing below, as of the Closing, you hereby unconditionally and irrevocably waive, release and discharge the Company and its affiliates (both current and future) from any and all claims, set-offs, demands, obligations, rights, privileges and preferences of any kind or nature whatsoever arising from or in any way connected with or related to the Plan and Performance Units (other than the right to receive the Cash Payment under this letter agreement), including, but not limited to, any related tax liability. You acknowledge that you may hereafter discover facts in addition to or different from those which you now know or believe to be true with respect to the Plan or Performance Units, but it is your intention to fully and finally and forever settle and release any and all matters, disputes and differences, known or unknown, which do now exist, may exist or heretofore have existed between you and the Company or its affiliates (both current and future) with respect to the Plan or Performance Units.

Sincerely,

PACIFIC ARCHITECTS AND ENGINEERS, LLC

By:

Name:

Its:

ACKNOWLEDGED AND AGREED:

PARTICIPANT

[NAME]

H-2

Annex I

PACIFIC ARCHITECTS AND ENGINEERS INCORPORATED

2016 PARTICIPATION PLAN

TERMINATION AGREEMENT

[●]

Dear [NAME],

As you may know, Shay Holding Corporation, a Delaware corporation and parent of Pacific Architects and Engineers, LLC (successor to Pacific Architects and Engineers Incorporated), a Delaware limited liability company (the “Company”), Gores Holdings III, Inc., a Delaware corporation (“Parent”), and certain other parties are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which the Company will ultimately become a subsidiary of Parent (the “Transaction”). Capitalized terms used but not defined in this letter have the meanings given to them in the Merger Agreement. The Committee (as defined in the Pacific Architects and Engineers Incorporated 2016 Participation Plan (the “Plan”)) has determined that immediately prior to the Transaction, and consistent with the terms of the Plan, it will terminate the Plan effective immediately prior to the Closing and you will have no rights under the Plan following such time. For the avoidance of doubt, if the Closing does not occur prior to the termination of the Merger Agreement, the terms of this letter shall be of no further force or effect.

This letter, which is being entered into contemporaneously with the Merger Agreement, sets forth our mutual agreement concerning the treatment of any performance units that were granted to you under the Plan (the “Performance Units”). By signing below, you acknowledge and agree that the Performance Units will terminate in their entirety effective immediately prior to the Closing and that you will have no right to any payment with respect to the Performance Units upon the Closing or at any time thereafter, other than the payment set forth in this letter. The amount of such payment has been determined by the Committee in its discretion, and you hereby acknowledge that such amount satisfies the Company’s obligations to you with respect to your Performance Units. Subject to your execution of this letter, and in consideration of the waiver and release that follows, the Company will pay you a lump sum cash payment in an amount set forth following your signature block below (the “Cash Payment”), less tax withholdings required by applicable law, promptly following the Closing (and in no event later than 30 days following the Closing).

I-1

By signing below, as of the Closing, you hereby unconditionally and irrevocably waive, release and discharge the Company and its affiliates (both current and future) from any and all claims, set-offs, demands, obligations, rights, privileges and preferences of any kind or nature whatsoever arising from or in any way connected with or related to the Plan and Performance Units (other than the right to receive the Cash Payment under this letter agreement), including, but not limited to, any related tax liability. You acknowledge that you may hereafter discover facts in addition to or different from those which you now know or believe to be true with respect to the Plan or Performance Units, but it is your intention to fully and finally and forever settle and release any and all matters, disputes and differences, known or unknown, which do now exist, may exist or heretofore have existed between you and the Company or its affiliates (both current and future) with respect to the Plan or Performance Units.

Sincerely,

PACIFIC ARCHITECTS AND ENGINEERS, LLC

By:

Name:

Its:

ACKNOWLEDGED AND AGREED:

PARTICIPANT

[NAME]

Cash Payment: $[AMOUNT]

I-2

Annex J

DEUTSCHE BANK TRUST COMPANY AMERICAS

ESCROW AGREEMENT

ESCROW AGREEMENT, dated as of [●], (this “Agreement”) by and among Gores Holdings III, Inc., a Delaware corporation (“Parent”), Platinum Equity Advisors, LLC, a Delaware limited liability company, in its capacity as the Stockholder Representative under the Merger Agreement (as defined below) (the “Stockholder Representative”), and Deutsche Bank Trust Company Americas, a New York banking corporation, a wholly-owned subsidiary of Deutsche Bank AG, as escrow agent (the “Escrow Agent”). Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement (as defined below).

WHEREAS, Parent and the Stockholder Representative are parties to that certain Agreement and Plan of Merger, dated as of November 1, 2019, by and among Parent, EAP Merger Sub, Inc., EAP Merger Sub II, LLC, Shay Holding Corporation and the Stockholder Representative (the “Merger Agreement”), providing for, among other things, the acquisition by Parent of the Company; and

WHEREAS, pursuant to the terms of the Merger Agreement, the parties have agreed that Parent will deposit with the Escrow Agent $12,500,000 in cash which will be released to Parent and/or the Company Stockholders (in accordance with their Pro Rata Share), as applicable, in accordance with the terms and subject to the conditions set forth in the Merger Agreement and described in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1.    Appointment of Escrow Agent. Parent and the Stockholder Representative hereby appoint Deutsche Bank Trust Company Americas as escrow agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.

Section 2.    Deposit into the Escrow Property. Parent, simultaneously with the execution and delivery of this Agreement, has caused to be deposited with the Escrow Agent the sum of $12,500,000 in immediately available funds (the “Escrow Cash”), which Escrow Cash shall be held in a non-interest bearing account (the “Adjustment Escrow Account”) by the Escrow Agent upon the terms and conditions hereinafter set forth. The Escrow Cash less any Escrow Cash distributed, delivered or paid pursuant to this Agreement, is referred to herein as the “Escrow Property”. The Escrow Agent shall have no duty to solicit the Escrow Property. The Escrow Agent shall have no liability for Escrow Property sent to it that remains unclaimed and/or is returned if such written notification is not given.

Section 3.    Distribution of Escrow Property.

(a)    At least three (3) Business Days prior to any requested disbursement from the Adjustment Escrow Account, Parent and the Stockholder Representative shall deliver a written notice signed by an Authorized Person (as defined below) of each of Parent and the Stockholder Representative to disburse all or a portion of the Escrow Cash as specified therein (a “Joint Disbursement Instruction”). Upon receipt of a Joint Disbursement Instruction delivered in accordance with this Agreement, the Escrow Agent shall promptly release from the Escrow Property the cash amount specified in such Joint Disbursement Instruction to the person(s), and in accordance with the wire or other payment information, identified in such Joint Disbursement Instruction.

DEUTSCHE BANK TRUST COMPANY AMERICAS

(b)    Upon receipt of a final, non-appealable order of a court of competent jurisdiction directing the disbursement of all or a portion of the Escrow Property, as specified therein (a “Disbursement Order”), the Escrow Agent shall promptly release from the Escrow Property the cash amounts specified in such Disbursement Order to the person(s) identified in such Disbursement Order. The party who provides a Disbursement Order to the Escrow Agent shall simultaneously provide a copy of such Disbursement Order to the other party.

Section 4.    Termination. This Agreement shall terminate upon the distribution of all Escrow Property from the account established hereunder. The provisions of Sections 5, 7 and 8 shall survive the termination of this Agreement and the earlier resignation or removal of the Escrow Agent.

Section 5.    Compensation of Escrow Agent. The Escrow Agent shall be entitled to payment from each of Parent and the Stockholder Representative for 50% of the Escrow Agent’s fees and expenses for all services rendered by it hereunder as set forth on Schedule II. Annual fees are due annually in advance for each year or any part thereof. The obligations contained in this Section 5 shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

Section 6.    Resignation of Escrow Agent. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving thirty (30) calendar days’ prior written notice of such resignation to Parent and the Stockholder Representative. Parent and the Stockholder Representative may jointly remove the Escrow Agent at any time by giving thirty (30) calendar days’ prior written notice to the Escrow Agent. Upon either such notice, a successor escrow agent shall be appointed by Parent and the Stockholder Representative, who shall provide written notice of such to the resigning Escrow Agent. Such successor escrow agent shall become the escrow agent hereunder upon the resignation or removal date specified in such notice. If Parent and the Stockholder Representative are unable to agree upon a successor escrow agent within thirty (30) days after such notice, the Escrow Agent may, in its sole discretion: (a) apply to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief; or (b) appoint a successor escrow agent of its own choice. The costs and expenses (including its attorneys’ fees and expenses) incurred by the Escrow Agent in connection with such proceeding shall be paid 50% by Parent and 50% by the Stockholder Representative. Upon receipt of the identity of the successor escrow agent, the Escrow Agent shall deliver the Escrow Property then held hereunder to the successor Escrow Agent, less the Escrow Agent’s fees, costs and expenses or other obligations owed to the Escrow Agent. Upon its resignation and delivery of the Escrow Property as set forth in this Section 6, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the Escrow Property or this Agreement.

Section 7.    Indemnification of Escrow Agent. Parent and the Stockholder Representative shall jointly and severally indemnify, defend and hold harmless the Escrow Agent and its officers, directors, employees, representatives and agents, from and against and reimburse the Escrow Agent for any and all claims, expenses, obligations, liabilities, losses, damages, injuries (to person, property, or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments, reasonable costs and expenses (including reasonable attorney’s fees and expenses) of whatever kind or nature regardless of their merit, demanded, asserted or claimed against the Escrow Agent directly or indirectly relating to, or arising from, claims against the Escrow Agent by reason of its participation in the transactions contemplated hereby, including without limitation all reasonable costs required to be associated with claims for damages to persons or property, and reasonable attorneys’ and consultants’ fees and expenses and court costs except to the extent caused by the Escrow Agent’s gross negligence or willful misconduct, but excluding, for the avoidance of doubt, any income taxes payable in respect of compensation paid to the Escrow Agent pursuant to this Agreement. The provisions of this Section 7 shall survive the termination of this Agreement or the earlier resignation or removal of the Escrow Agent. As between Parent and the Stockholder Representative, each of Parent, on the one hand, and the Stockholder Representative, on the other

DEUTSCHE BANK TRUST COMPANY AMERICAS

hand, agrees to hold the other (the “Other Party”) harmless from, and indemnify the Other Party against, the costs, damages, judgments, attorneys’ fees, expenses, obligations, and liabilities incurred or paid by the Other Party (including reasonable and documented attorneys’ fees and expenses) arising out of or in connection with the performance of the Other Party’s obligations under this Section 7 or Section 8 to the extent attributable to any act or omission of such party; provided, that to the extent any amounts payable under this Section 7 or Section 8 are not the result of any act or omission of either party, Parent and the Stockholder Representative agree that Parent, on the one hand, and the Stockholder Representative (on behalf of the Company Stockholders) on the other hand, shall each be liable for 50% of all amounts payable under this Section 7 or Section 8.

Section 8.    The Escrow Agent.

(a)    In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Escrow Agent is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the parties hereto. Accordingly, each of the parties agree to provide to the Escrow Agent, upon request and from time to time, such identifying information and documentation as may be available to such party in order to enable the Escrow Agent to comply with Applicable Law.

(b)    If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Property (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Property), the Escrow Agent is authorized to comply therewith in any manner it or legal counsel of its own choosing deems appropriate. If the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect; provided, that the Escrow Agent shall remain liable for its gross negligence and willful misconduct.

(c)    The Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event, other than resulting from the Escrow Agent’s gross negligence or willful misconduct, shall the Escrow Agent be liable: (i) for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document from Parent and the Stockholder Representative or any entity acting on behalf of Parent and the Stockholder Representative; (ii) for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated; (iii) for the acts or omissions of its nominees, correspondents, designees, agents, subagents or subcustodians; or (iv) for any direct money damages in excess of the value of the Escrow Property, valued as of the date of deposit.

(d)    The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

DEUTSCHE BANK TRUST COMPANY AMERICAS

(e)    The Escrow Agent, following reasonable inquiry (as customarily exercised in the ordinary course of business), shall be entitled to conclusively rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in conclusive reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

(f)    The Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement, in the absence of the Escrow Agent’s gross negligence or willful misconduct. The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(g)    The Escrow Agent shall not invest any portion of the Escrow Property held by it hereunder.

(h)    When the Escrow Agent acts on any information, instructions, communications, (including, but not limited to, communications with respect to the delivery of securities or the wire transfer of funds) sent by telex, facsimile, email or other form of electronic or data transmission, the Escrow Agent, absent gross negligence and willful misconduct, shall not be responsible or liable in the event such communication is not an authorized or authentic communication from an Authorized Person of Parent or the Stockholder Representative, as applicable, or is not in the form sent or intended to be sent by (but is executed by an Authorized Person of) Parent and the Stockholder Representative (whether due to fraud, distortion or otherwise). Parent and the Stockholder Representative shall jointly and severally indemnify the Escrow Agent against any loss, liability, claim or expense (including legal fees and expenses) it may incur with its acting in accordance with any such communication, except with respect to the Escrow Agent’s gross negligence or willful misconduct (and excluding, for the avoidance of doubt, any income taxes payable in respect of any compensation paid to the Escrow Agent under this Agreement).

(i)    In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than to retain possession of the Escrow Property, unless the Escrow Agent receives written instructions, signed by Parent and the Stockholder Representative, which eliminates such ambiguity or uncertainty.

(j)    In the event of any dispute between or conflicting claims among Parent and the Stockholder Representative and any other person or entity with respect to any Escrow Property, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Property so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to Parent and the Stockholder Representative for failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either: (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent; or (ii) the Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting. Any court order, judgment or decree shall be accompanied by a legal opinion by counsel for the presenting party, satisfactory to

DEUTSCHE BANK TRUST COMPANY AMERICAS

the Escrow Agent, to the effect that said order, judgment or decree represents a final adjudication of the rights of the parties by a court of competent jurisdiction, and that the time for appeal from such order, judgment or decree has expired without an appeal having been filed with such court. The Escrow Agent shall act on such court order and legal opinions without further question. The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed a joint and several obligation of Parent and the Stockholder Representative.

(k)    The Escrow Agent shall have no responsibility for the contents of any writing of the arbitrators or any third party contemplated herein as a means to resolve disputes and may conclusively rely without any liability upon the contents thereof; provided, that the Escrow Agent shall remain liable for its gross negligence or willful misconduct.

(l)    The Escrow Agent does not have any interest in the Escrow Property deposited hereunder but is serving as escrow holder only and having only possession thereof. The Escrow Agent shall withhold any taxes required to be withheld by applicable law, and shall remit such taxes to the appropriate authorities. Parent and the Stockholder Representative will provide the Escrow Agent with appropriate W-9 forms for tax identification number certifications, or W-8 forms for non-resident alien certifications. The Escrow Agent shall timely and properly complete any tax reporting required under applicable law with respect to income earned on the Escrow Property, if any, and the disbursement of the Escrow Property (including any withholding imposed in connection with such disbursement), but will not be responsible for any other tax reporting. Parent and the Stockholder Representative, on behalf of the Company Stockholders, agree that for all U.S. federal and state and local income tax purposes, that the Company Stockholders shall be treated as the owners of the Escrow Cash, and shall be taxed on income earned on the Escrow Cash (if any). This paragraph shall survive notwithstanding any termination of this Agreement or the resignation or removal of the Escrow Agent.

(m)    The Escrow Agent shall provide to Parent and the Stockholder Representative monthly statements identifying transactions, transfers or holdings of Escrow Property and each such statement shall be deemed to be correct and final upon receipt thereof by Parent and the Stockholder Representative unless the Escrow Agent is notified in writing, by Parent and the Stockholder Representative, to the contrary within thirty (30) business days of the date of such statement.

Section 9.     Miscellaneous.

(a)    This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof.

(b)    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the principles of conflict of laws.

(c)    Each of the parties hereto hereby irrevocably consents to the jurisdiction of the Court of Chancery of the State of Delaware (unless the Federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware, or the Court of Chancery of the State of Delaware does not have jurisdiction, in which case the Superior Court of the State of Delaware) in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such person at such person’s address for purposes of notices hereunder.

DEUTSCHE BANK TRUST COMPANY AMERICAS

(d)    All notices and other communications under this Agreement shall be in writing in English and shall be deemed given when delivered personally, on the next Business Day after delivery to a recognized overnight courier or mailed first class (postage prepaid), or on the date delivered when sent by e-mail, with confirmation of transmission, or facsimile to the parties (which facsimile copy shall be followed, in the case of notices or other communications sent to the Escrow Agent, by delivery of the original) at the following addresses (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision):

If to Parent, to:

Gores Holdings III, Inc.

c/o PAE Incorporated

7799 Leesburg Pike, Suite 300 North

Falls Church, VA 22043

Facsimile: (703) 656-7795

Attention: Paul W. Cobb, Jr.

Email: Whit.Cobb@pae.com

with a required copy (which shall not constitute notice) to:

The Gores Group, LLC

9800 Wilshire Blvd.

Beverly Hills, California 90212

Facsimile: (310) 443-9880

Attention: Mark Stone

Email: mstone@gores.com

with a required copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

201 Redwood Shores Parkway

Redwood Shores, CA 94065

Facsimile: (650) 802-3100

Attention: Kyle C. Krpata & James R. Griffin

Email: kyle.krpata@weil.com & james.griffin@weil.com

If to Stockholder Representative to:

Platinum Equity Advisors, LLC

1 Greenwich Office Park

North Building, Floor 2

Greenwich, CT 06831

Attention: Louis Samson

Email: LSamson@platinumequity.com

with a required copy (which shall not constitute notice) to:

Platinum Equity Advisors, LLC

360 North Crescent Drive, South Building

Beverly Hills, CA 90210

Attention: Kris Agarwal

Email: KAgarwal@platinumequity.com

DEUTSCHE BANK TRUST COMPANY AMERICAS

with a required copy (which shall not constitute notice) to:

Latham & Watkins LLP

555 Eleventh Street, N.W., Suite 1000

Washington, D.C. 20004

Facsimile: (202) 637-2201

Attention: David S. Dantzic

Email: David.Dantzic@lw.com

If to the Escrow Agent, to:

Deutsche Bank Trust Company Americas

60 Wall Street, 24th Floor

New York, New York 10005

Facsimile: (732) 578-4593

Attention: Escrow Team, SF0445

Email:dbny-mpescrow@list.db.com

(e)    The headings of the Sections of this Agreement have been inserted for convenience and shall not modify, define, limit or expand the express provisions of this Agreement.

(f)    This Agreement and the rights and obligations hereunder of parties hereto may not be assigned except with the prior written consent of the other parties hereto; provided that, without the other parties’ prior consent, the Stockholder Representative may assign this Escrow Agreement to any successor representative appointed in accordance with the Merger Agreement. This Agreement shall be binding upon and inure to the benefit of each party’s respective successors and permitted assigns. Except as expressly provided herein, no other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement is intended to be for the sole benefit of the parties hereto, and (subject to the provisions of this Section 9(f)) their respective successors and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

(g)    This Agreement may not be amended, supplemented or otherwise modified without the prior written consent of the parties hereto.

(h)    The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

(i)    The parties acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The parties to this Agreement agree that they will provide to the Escrow Agent such information as it may request, from time to time, in order for the Escrow Agent to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

(j)    This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

DEUTSCHE BANK TRUST COMPANY AMERICAS

(k)    The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

(l)    Each of Parent and the Stockholder Representative hereby represents and warrants: (i) that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation; and (ii) that the execution, delivery and performance of this Agreement by such party does not and will not violate any applicable law or regulation.

(m)    The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision. If any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

(n)    No publicly distributed printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions “Bankers Trust Company”, “Deutsche Bank Trust Company Americas” or “Deutsche Bank AG” or any of their respective affiliates by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party’s behalf, without the prior written consent of the Escrow Agent. The Escrow Agent hereby consents to customary references to the Escrow Agent in the public filings of Parent in connection with the Escrow Agent’s appointment as escrow agent in connection with the transactions contemplated by the Merger Agreement.

(o)    For purposes of this Agreement, “Business Day” shall mean any day, other than Saturday, Sunday or any other day on which banks located in the State of New York are authorized or required to close.

(p)    For purposes of sending and receiving instructions or directions hereunder, all such instructions or directions shall be, and the Escrow Agent may conclusively rely upon such instructions or directions, delivered, and executed by representatives of Parent or the Stockholder Representative, as applicable, designated on Schedule I attached hereto and made a part hereof (each such representative, an “Authorized Person”) which such designation shall include specimen signatures of such representatives, as such Schedule I may be updated from time to time.

[Signature Pages Follow]

DEUTSCHE BANK TRUST COMPANY AMERICAS

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

GORES HOLDINGS III, INC.

By:

Name:

Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS

PLATINUM EQUITY ADVISORS, LLC

By:

Name:

Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Escrow Agent

By
Name:
Title:

By
Name:
Title:

Schedule I

Parent Authorized Representatives

Name	Title	Phone Number	Email Address	Specimen Signature
[●]	[●]	[●]	[●]

[●]	[●]	[●]	[●]

Stockholder Representative Authorized Representatives

Name	Title	Phone Number	Email Address	Specimen Signature
[●]	[●]	[●]	[●]

[●]	[●]	[●]	[●]

Schedule II

Escrow Agent Fees

Annex K

CONFIDENTIAL

GORES III SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT is entered into this 1st day of November, 2019 (this “Subscription Agreement”), by and between Gores Holdings III, Inc., a Delaware corporation (the “Company”), and the undersigned (“Subscriber”).

WHEREAS, the Company concurrently herewith is entering into that certain Agreement and Plan of Merger, dated as of the date hereof, substantially in the form provided to Subscriber (the “Merger Agreement”), pursuant to which the Company will acquire Shay Holding Corporation, on the terms and subject to the conditions set forth therein (the “Transactions”);

WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from the Company that number of shares of the Company’s Class A common stock, par value $0.0001 per share set forth on the signature page hereto (the “Acquired Shares”), for a purchase price of $9.20 per share, or the aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), and the Company desires to issue and sell to Subscriber the Acquired Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company on or prior to the Closing (as defined below);

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Acquired Shares (such subscription and issuance, the “Subscription”).

2. Closing.

a. The closing of the Subscription contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transactions and shall occur immediately prior thereto. Not less than seven (7) business days prior to the scheduled closing date of the Transactions (the “Closing Date”), the Company shall provide written notice to Subscriber (the “Closing Notice”) specifying (i) that the Company reasonably expects all conditions to the closing of the Transactions to be satisfied on a date that is not less than seven (7) business days from the date of the Closing Notice and (ii) instructions for wiring the Purchase Price for the Acquired Shares. Subscriber shall deliver to the Company at least two (2) business days prior to the Closing Date, to be held in escrow until the Closing, the Purchase Price for the Acquired Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice. On the Closing Date, the Company shall deliver to Subscriber the Acquired Shares in book entry form, and the Purchase Price shall be released from escrow automatically and without further action by the Company or Subscriber. In the event the Closing does not occur on the Closing Date, the Company shall promptly (but not later than one (1) business day thereafter) return the Purchase Price to Subscriber.

b. The Closing shall be subject to the conditions that, on the Closing Date:

(i) no suspension of the qualification of the Acquired Shares for offering or sale or trading in any jurisdiction, or initiation or threatening in writing of any proceedings for any of such purposes, shall have occurred;

(ii) all representations and warranties of the Company and Subscriber contained in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by each of the Company and Subscriber of each of the representations, warranties and agreements of each such party contained in this Subscription Agreement as of the Closing Date;

(iii) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restricting, prohibiting or enjoining consummation of the transactions contemplated hereby; and

(iv) all conditions precedent to the closing of the Transactions set forth in the Merger Agreement, including the approval of the Company’s stockholders, shall have been satisfied or waived.

c. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

3. Company Representations and Warranties. The Company represents and warrants that:

a. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b. The Acquired Shares have been duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, the Acquired Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s amended and restated certificate of incorporation or under the Delaware General Corporation Law.

c. This Subscription Agreement has been duly authorized, executed and delivered by the Company and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

d. The issuance and sale of the Acquired Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”) or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with this Subscription Agreement.

4. Subscriber Representations and Warranties. Subscriber represents and warrants that:

a. If Subscriber is not an individual, Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement. If Subscriber is an individual, Subscriber has the authority to enter into, deliver and perform its obligations under this Subscription Agreement.

b. If Subscriber is not an individual, this Subscription Agreement has been duly authorized, executed and delivered by Subscriber. If Subscriber is an individual, the signature on this Subscription Agreement is genuine, and Subscriber has legal competence and capacity to execute the same. This Subscription Agreement is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

c. The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of Subscriber and its subsidiaries, taken as a whole (a “Subscriber Material Adverse Effect”) or materially affect the legal authority of Subscriber to comply in all material respects with the terms of this Subscription Agreement; (ii) if Subscriber is not an individual, result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Subscriber Material Adverse Effect or materially affect the legal authority of Subscriber to comply in all material respects with this Subscription Agreement.

d. Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Shares.

e. Subscriber understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act. Subscriber understands that the Acquired Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any certificates representing the Acquired Shares shall contain a legend to such effect. Subscriber acknowledges that the Acquired Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Acquired Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares.

f. Subscriber understands and agrees that Subscriber is purchasing the Acquired Shares directly from the Company. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by [(i) from Deutsche Bank Securities Inc. and Morgan Stanley & Co. acting as placement agents (the “Placement Agents”) for the Company or their respective affiliates or any of their respective control persons, officers, directors or employees or (ii)]1 the Company or its affiliates or any of their respective officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

g. Subscriber represents and warrants that its acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

h. In making its decision to purchase the Acquired Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber [and has not relied on any statements or other information provided by the Placement Agents, any of their respective affiliates or any of their respective control persons, officers, directors or employees concerning the Company, Shay Holding Corporation, the Transactions or the Acquired Shares.] Subscriber acknowledges and agrees that Subscriber has [received such]2 [had access to, and an adequate opportunity to review, such financial and other]3 information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to the Company, Shay Holding Corporation and the Transactions. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares.

i. Subscriber became aware of this offering of the Acquired Shares solely by means of [direct contact between Subscriber and the Company or by certain employees of The Gores Group LLC or its affiliates acting on the Company’s behalf]4 [contact from the Placement Agents]5 and the Acquired Shares were offered to Subscriber solely by [direct]6 contact between Subscriber and the [Company or by certain employees of The Gores Group LLC or its affiliates acting on the Company’s behalf]7 [Placement Agents]8. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means, and The Gores Group LLC or its affiliates did not act as investment adviser, broker or dealer to Subscriber. Subscriber acknowledges that the Company represents and warrants that the Acquired Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

[1]	Included only in agreements involving Placement Agents.
[2]	Included only in agreements without Placement Agents’ involvement.
[3]	Included only in agreements involving Placement Agents.
[4]	Included only in agreements without Placement Agents’ involvement.
[5]	Included only in agreements involving Placement Agents.
[6]	Included only in agreements without Placement Agents’ involvement.
[7]	Included only in agreements without Placement Agents’ involvement.
[8]	Included only in agreements involving Placement Agents.

j. Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

k. Alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

l. Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of this investment.

m. Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived.

n. Subscriber has commitments to have, and prior to the Closing will have, sufficient funds to pay the Purchase Price in escrow pursuant to Section 2(a).

5. Registration Rights.

a. The Company agrees that, within thirty (30) calendar days after the consummation of the Transactions (the “Filing Deadline”), the Company will file with the U.S. Securities and Exchange Commission (the “SEC”) (at the Company’s sole cost and expense) a registration statement to register under and in accordance with the provisions of the Securities Act, the offer, sale and distribution of all Registrable Securities (as defined below) on Form S-3 (which shall be filed pursuant to Rule 415 under the Securities Act as a secondary-only registration statement), if the Company is then eligible for such short form, or any similar or successor short form registration or, if the Company is not then eligible for such short form registration, on Form S-1 or any similar or successor long form registration (the “Registration Statement”). The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable after the filing thereof, but no later than the sixty (60) calendar days following the Filing Deadline (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended to ninety (90) calendar days after the Filing Deadline if the Registration Statement is reviewed by, and receives comments from, the SEC; provided, however, that the Company’s obligations to include the Acquired Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Company such information regarding Subscriber, the securities of the Company held by Subscriber and the intended method of disposition of the Acquired Shares as shall be reasonably requested by the Company to effect the registration of the Acquired Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period and including with respect to the effectiveness thereof or in the event the Registration Statement must be supplemented, amended or suspended. The Company will use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement until all such securities cease to be Registrable Securities (as defined below) or such shorter period upon which all Subscribers with Registrable Securities included in such Registration Statement have notified the Company that such Registrable Securities have actually been sold. The Company will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable Subscriber to resell Registrable Securities pursuant to the Registration Statement or Rule 144, as applicable, qualify the Registrable Securities for listing on the applicable stock exchange, update or amend the Registration Statement as necessary to include Registrable Securities and provide customary notice to holders of Registrable Securities. “Registrable Securities” shall mean, as of any date of determination, the Acquired Shares and any other equity security of the Company issued or issuable with respect to the Acquired Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities (i) when they are sold, transferred, disposed or exchanged pursuant to an effective Registration Statement under the Securities Act, (ii) the earliest of (A) two (2) years, (B) such time that such holder has disposed such securities pursuant to Rule 144 or (C) if Rule 144(i) is no longer applicable to the Company or Rule 144(i)(2) is amended to remove the reporting requirement preceding a disposition of securities, such time that such holder is able to dispose of all of its, his or her Registrable Securities pursuant to Rule 144 without any volume limitations thereunder, (iii) when they shall have ceased to be outstanding or (iv) when such securities have been sold in a private transaction in which the transferor’s rights under this Section 5(a) are not assigned to the transferee of such securities.

b. The Company shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless Subscriber (to the extent a seller under the Registration Statement), the officers, directors, trustees, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of each of them, each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, trustees, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 5, except insofar as and to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding Subscriber furnished in writing to the Company by Subscriber expressly for use therein. The Company shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Acquired Shares by Subscriber.

c. Subscriber shall, severally and not jointly with any other subscriber, indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding Subscriber furnished in writing to the Company by Subscriber expressly for use therein. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Acquired Shares giving rise to such indemnification obligation.[

d. [Subscriber agrees that neither Placement Agent nor any of their respective control persons, officers, directors or employees shall be liable to Subscriber in connection with its purchase of the Acquired Shares absent gross negligence, bad faith or fraud on the part of any such Placement Agent or any of their respective control persons, officers, directors or employees.]9

6. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Merger Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement or (c) if any of the conditions to Closing set forth in Section 2 of this Subscription Agreement are not satisfied on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement are not or will not be consummated at the Closing; provided, that nothing herein will relieve any party from liability for any willful breach hereof (including for the avoidance of doubt Subscriber’s willful breach of Section 2(b)(ii) of this Subscription Agreement with respect to its representations and warranties as of the Closing Date) prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall promptly notify Subscriber of the termination of the Merger Agreement promptly after the termination of such agreement.

7. Trust Account Waiver. Subscriber acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. Subscriber further acknowledges that, as described in the Company’s prospectus relating to its initial public offering dated September 6, 2018 (the “Prospectus”) available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of the Company’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Company, its public stockholders and the underwriters of the Company’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they have or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement.

[9]	Included only in agreements involving Placement Agents.

8. Miscellaneous.

a. Subscriber acknowledges that the Company and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects.

b. The Company is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

c. Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Acquired Shares acquired hereunder, if any) may be transferred or assigned.

d. All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

e. The Company may request from Subscriber such additional information as the Company may deem necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

f. This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

g. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns, and the Stockholder Representative (as defined in the Merger Agreement), which shall be a third-party beneficiary to this Subscription Agreement and shall be entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

h. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

j. This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in ..pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

l. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

GORES HOLDINGS III, INC.

By:
Name:
Title:

Date: November 1, 2019

[SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]

SUBSCRIBER: Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By:	By:
Name:	Name:
Title:	Title:

Date: , 2019

Name of Subscriber:	Name of Joint Subscriber, if applicable:

(Please print. Please indicate name and capacity of person signing above)	(Please Print. Please indicate name and capacity of person signing above)

Name in which shares are to be registered (if different):

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Subscriber’s EIN:	Joint Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:

Facsimile No.: __________________________	Facsimile No.: ______________________

Aggregate Number of Acquired Shares subscribed for: __________________________

Aggregate Purchase Price[10]: $ ____________

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

[10]	This is the aggregate number of Acquired Shares subscribed for multiplied by the price per Acquired Share of $9.20, without rounding.

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

2.	☐ We are subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

***OR***

B.	ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.

☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

***AND***

C.	AFFILIATE STATUS

(Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

This page should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

Schedule A-1

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐ Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐ Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability;

☐ Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

Schedule A-2

Annex L

PAE INCORPORATED

2020 EQUITY INCENTIVE PLAN

ARTICLE I.

PURPOSE

The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Capitalized terms used in the Plan are defined in Article XI.

ARTICLE II.

ELIGIBILITY

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

ARTICLE III.

ADMINISTRATION AND DELEGATION

3.1    Administration. The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.

3.2    Appointment of Committees. To the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries. The Board may abolish any Committee or re-vest in itself any previously delegated authority at any time.

ARTICLE IV.

STOCK AVAILABLE FOR AWARDS

4.1    Number of Shares. Subject to adjustment under Article VIII and the terms of this Article IV, Awards may be made under the Plan covering up to the Overall Share Limit.

4.2    Share Recycling. If all or any part of an Award expires, lapses or is terminated, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award, the unused Shares covered by the Award will again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not count against the Overall

Share Limit. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 4.1 and shall not be available for future grants of Awards: (i) Shares tendered by the Participant or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options.

4.3    Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than 7,781,063 Shares may be issued pursuant to the exercise of Incentive Stock Options.

4.4    Substitute Awards. In connection with an entity’s merger or consolidation with the Company or any Subsidiary or the Company’s or any Subsidiary’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

4.5    Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for non-employee Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such non-employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee Director as compensation for services as a non-employee Director during any fiscal year of the Company may not exceed $750,000, increased to $1,000,000 in the fiscal year in which the Plan’s effective date occurs or in the fiscal year of a non-employee Director’s initial service as a non-employee Director.

ARTICLE V.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

5.1    General. The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Stock Options. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement.

5.2    Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right.

5.3    Duration. Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed ten years. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (i) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (ii) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended until the date that is thirty (30) days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option or Stock Appreciation Right. Notwithstanding the foregoing, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines. In addition, if, prior to the end of the term of an Option or Stock Appreciation Right, the Participant is given notice by the Company or any of its Subsidiaries of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause, and the effective date of such Termination of Service is subsequent to the date of the delivery of such notice, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service as a Service Provider will not be terminated for Cause as provided in such notice or (ii) the effective date of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause (in which case the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant will terminate immediately upon the effective date of such Termination of Service).

5.4    Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (ii) as specified in Section 9.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.

5.5    Payment Upon Exercise. Subject to Section 10.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:

(a)    cash, wire transfer of immediately available funds or by check payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;

(b)    if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;

(c)    to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;

(d)    to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;

(e)    to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or

(f)    to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.

ARTICLE VI.

RESTRICTED STOCK; RESTRICTED STOCK UNITS

6.1    General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such shares) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan. Notwithstanding the foregoing, if a Participant violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, any Restricted Stock or Restricted Stock Units held by the Participant and the Participant’s transferees shall terminate immediately upon such violation, unless the Company otherwise determines.

6.2    Restricted Stock.

(a)    Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. In addition, with respect to a share of Restricted Stock, dividends which are paid prior to vesting shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

(b)    Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of shares of Restricted Stock, together with a stock power endorsed in blank.

6.3    Restricted Stock Units.

(a)    Settlement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.

(b)    Stockholder Rights. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

(c)    Dividend Equivalents. If the Administrator provides, a grant of Restricted Stock Units may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Restricted Stock Units with respect to which the Dividend Equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement. In addition, Dividend Equivalents with respect to an Award of Restricted Stock Units that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the Award vests.

ARTICLE VII.

OTHER STOCK OR CASH BASED AWARDS

Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement. Notwithstanding the foregoing, if a Participant, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, any Other Stock or Cashed Based Awards held by the Participant and the Participant’s transferees shall terminate immediately upon such violation, unless the Company otherwise determines.

ARTICLE VIII.

ADJUSTMENTS FOR CHANGES IN COMMON STOCK

AND CERTAIN OTHER EVENTS

8.1    Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VIII, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8.1 will be final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.

8.2    Corporate Transactions. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:

(a)    To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;

(b)    To provide that such Award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(c)    To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;

(d)    To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV hereof on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;

(e)    To replace such Award with other rights or property selected by the Administrator; and/or

(f)    To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

8.3    Administrative Stand Still. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to sixty days before or after such transaction.

8.4    General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8.1 above or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article VIII.

ARTICLE IX.

GENERAL PROVISIONS APPLICABLE TO AWARDS

9.1    Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.

9.2    Documentation. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.

9.3    Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

9.4    Termination of Status. The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.

9.5    Withholding. Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rate (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. Subject to Section 10.8 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. If any tax withholding obligation will be satisfied under clause (ii) of the immediately preceding sentence by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

9.6    Amendment of Award; Prohibition on Repricing. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article VIII or pursuant to Section 10.6. Notwithstanding the foregoing or anything in the Plan to the contrary, the Administrator may not except pursuant to Article VIII, without the approval of the stockholders of the Company, reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights.

9.7    Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

9.8    Additional Terms of Incentive Stock Options. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.

ARTICLE X.

MISCELLANEOUS

10.1    No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company or any Subsidiary. The Company and its Subsidiaries expressly reserve the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.

10.2    No Rights as Stockholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.

10.3    Effective Date and Term of Plan. Unless earlier terminated by the Board, the Plan will become effective upon the consummation of the Company’s initial business combination, subject to the approval of the Company’s stockholders, and will remain in effect until the tenth anniversary of the earlier of (i) the date the Board adopted the Plan or (ii) the date the Company’s stockholders approved the Plan, but Awards previously granted may extend beyond that date in accordance with the Plan. If the Plan is not approved by the Company’s stockholders, the Plan will not become effective and no Awards will be granted under the Plan.

10.4    Amendment of Plan. The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after Plan termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

10.5    Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

10.6    Section 409A.

(a)    General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply.

Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company and its Subsidiaries will have no obligation under this Section 10.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

(b)    Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

(c)    Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

10.7    Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

10.8    Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.

10.9    Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10.9 in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 10.9. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

10.10    Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

10.11    Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.

10.12    Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.

10.13    Claw-back Provisions. All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any Company claw-back policy, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or the Award Agreement.

10.14    Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

10.15    Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.

10.16    Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

10.17    Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9.5: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

10.18    No Fractional Shares. Notwithstanding any provision in the Plan to the contrary, no fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Administrator shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

ARTICLE XI.

DEFINITIONS

As used in the Plan, the following words and phrases will have the following meanings:

11.1    “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

11.2    “Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.

11.3    “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock or Cash Based Awards.

11.4    “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan. An Award Agreement may be a unilateral agreement, if determined by the Administrator.

11.5    “Board” means the Board of Directors of the Company.

11.6    “Cause” means (i) if a Participant is a party to a written employment or consulting agreement with the Company or any of its Subsidiaries or an Award Agreement in which the term “cause” is defined (a “Relevant Agreement”), “Cause” as defined in the Relevant Agreement, and (ii) if no Relevant Agreement exists, (A) the Administrator’s determination that the Participant failed to substantially perform the Participant’s duties (other than a failure resulting from the Participant’s Disability); (B) the Administrator’s determination that the Participant failed to carry out, or comply with any lawful and reasonable directive of the Board or the Participant’s immediate supervisor; (C) the occurrence of any act or omission by the Participant that could reasonably be expected to result in (or has resulted in) the Participant’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or indictable offense or crime involving moral turpitude; (D) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or any of its Subsidiaries or while performing the Participant’s duties and responsibilities for the Company or any of its Subsidiaries; or (E) the Participant’s commission of an act of fraud, embezzlement, misappropriation, misconduct, or breach of fiduciary duty against the Company or any of its Subsidiaries.

11.7    “Change in Control” means and includes each of the following:

(a)    A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)    During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)    The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i)    which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)    after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

11.8    “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

11.9    “Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

11.10    “Common Stock” means the Class A common stock of the Company.

11.11    “Company” means PAE Incorporated, a Delaware corporation, or any successor.

11.12    “Consultant” means any person, including any adviser, engaged by the Company or its parent or Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.

11.13    “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.

11.14    “Director” means a Board member.

11.15    “Disability” means a permanent and total disability under Section 22(e)(3) of the Code, as amended.

11.16    “Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

11.17    “Employee” means any employee of the Company or its Subsidiaries.

11.18    “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other Company securities) or the share price of Common Stock (or other Company securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

11.19    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

11.20    “Fair Market Value” means, as of any date, the value of Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.

11.21    “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.

11.22    “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

11.23    “Non-Qualified Stock Option” means an Option not intended or not qualifying as an Incentive Stock Option.

11.24    “Option” means an option to purchase Shares.

11.25    “Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property.

11.26    “Overall Share Limit” means 7,781,063 Shares.

11.27    “Participant” means a Service Provider who has been granted an Award.

11.28    “Performance Criteria” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; individual business objectives; production or growth in production; reserves or added reserves; growth in reserves per share; inventory growth; environmental, health and/or safety performance; effectiveness of hedging programs; improvements in internal controls and policies and procedures; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the

Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j) unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to Common Stock, (m) any business interruption event (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results.

11.29    “Plan” means this 2020 Equity Incentive Plan, as amended from time to time.

11.30    “Restricted Stock” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.

11.31    “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.

11.32    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

11.33    “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

11.34    “Securities Act” means the Securities Act of 1933, as amended.

11.35    “Service Provider” means an Employee, Consultant or Director.

11.36    “Shares” means shares of Common Stock.

11.37    “Stock Appreciation Right” means a stock appreciation right granted under Article V.

11.38    “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

11.39    “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

11.40    “Termination of Service” means the date the Participant ceases to be a Service Provider.

*  *  *  *  *

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF GORES HOLDINGS III, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Mark R. Stone and Andrew McBride (each a “Proxy” and collectively, the “Proxies”), and each of them independently, with full power of substitution as proxies to vote the shares of Common Stock of the Company (as defined below) that the undersigned is entitled to vote (the “Shares”) at the Special Meeting in Lieu of 2020 Annual Meeting of Stockholders (the “Special Meeting”) of Gores Holdings III, Inc. (the “Company”) to be held on February 7, 2020 at 9:00 a.m. Eastern Time at the offices of Weil, Gotshal & Manges LLP, located at 767 Fifth Avenue, New York, NY 10153, and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and, unless such authority is withheld on the reverse side hereof, in the Proxies’ discretion on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1, 2, 3, 4A, 4B, 4C, 4D, 5, 6 and 7. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. P R O X Y C A R D SEE REVERSE SIDE

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF GORES HOLDINGS III, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Mark R. Stone and Andrew McBride (each a “Proxy” and collectively, the “Proxies”), and each of them independently, with full power of substitution as proxies to vote the shares of Common Stock of the Company (as defined below) that the undersigned is entitled to vote (the “Shares”) at the Special Meeting in Lieu of 2020 Annual Meeting of Stockholders (the “Special Meeting”) of Gores Holdings III, Inc. (the “Company”) to be held on February 7, 2020 at 9:00 a.m. Eastern Time at the offices of Weil, Gotshal & Manges LLP, located at 767 Fifth Avenue, New York, NY 10153, and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and, unless such authority is withheld on the reverse side hereof, in the Proxies’ discretion on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1, 2, 3, 4A, 4B, 4C, 4D, 5, 6 and 7. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. P R O X Y C A R D SEE REVERSE SIDE Proposal No. 1 — Business Combination Proposal — To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of November 1, 2019 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, EAP Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“First Merger Sub”), EAP Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Company (“Second Merger Sub”), Shay Holding Corporation, a Delaware corporation (“Shay”), and Platinum Equity Advisors, LLC, a Delaware limited liability company in its capacity as the stockholder representative under the Merger Agreement (the “Stockholder Representative”), and approve the transactions contemplated thereby, including, among other things, the merger of First Merger Sub with and into Shay, with Shay continuing as the surviving corporation (the “First Merger”), and immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of Shay with and into Second Merger Sub, with Second Merger Sub continuing as the surviving company (the “Second Merger” and, together with the First Merger and the other transactions contemplated by the Merger Agreement, the “Business Combination”); Stockholder Certification I hereby certify that I am not acting in concert, or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other stockholder with respect to the shares of Common Stock of the Company, par value $0.0001 per share (the “Common Stock”), owned by me in connection with the proposed Business Combination between the Company and Shay. Proposal No. 2 — Nasdaq Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the Company’s issued and outstanding shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Stock”) and Class F common stock, par value $0.0001 per share, of the Company (the “Class F Stock” and, together with the Class A Stock, the “Common Stock”) in connection with the Business Combination and a private placement pursuant to which certain investors have agreed to purchase an aggregate of 23,913,044 shares of Class A Stock; Proposal No. 3 — Charter Approval Proposal — To consider and act upon a proposal to adopt the proposed Second Amended and Restated Certificate of Incorporation of the Company (the “Second Amended and Restated Certificate of Incorporation”); Proposal No. 4 — Governance Proposal — To consider and act upon, on a non-binding advisory basis, a separate proposal with respect to certain governance provisions in the Second Amended and Restated Certificate of Incorporation in accordance with United States Securities and Exchange Commission (“SEC”) requirements; Proposal 4A: Change the Stockholder Vote Required to Amend the Certificate of Incorporation of the Company — To amend the Second Amended and Restated Certificate of Incorporation to require the approval by affirmative vote of the holders of at least two-thirds of the Common Stock of the post-combination company to make any amendment to certain provisions of the postcombination company certificate of incorporation or bylaws, including any amendments to Article V (Board of Directors), Section 7.1 (Meetings), Section 7.3 (Action by Written Consent), Article VIII (Limited Liability; Indemnification), Article IX (Corporate Opportunity), Article X (Business Combinations) and Article XI (Amendment of Amended and Restated Certificate of Incorporation); Proposal 4B: Election Not to be Governed by Section 203 of the DGCL — To amend the Second Amended and Restated Certificate of Incorporation to cause the post-combination company to not be governed by Section 203 of the DGCL and, instead, include a provision in the Second Amended and Restated Certificate of Incorporation that is substantially similar to Section 203 of the DGCL, but excludes the investment funds affiliated with Platinum Equity, LLC, its sponsored funds and affiliated private equity vehicles (collectively, “Platinum Equity”), and The Gores Group, LLC and their respective successors and affiliates from the definition of “interested stockholder,” and to make certain related changes; Proposal 4C: Change in Authorized Shares — To amend the Second Amended and Restated Certificate of Incorporation to decrease the total number of authorized shares of all classes of Common Stock from 220,000,000 shares to 210,000,000 shares, which would consist of (i) increasing the post-combination company’s Class A Stock from 200,000,000 shares to 210,000,000 shares and (ii) decreasing the post-combination company’s Class F Stock from 20,000,000 shares to zero shares (after giving effect to the conversion of each outstanding share of Class F Stock immediately prior to the closing of the Business Combination into one share of Class A Stock); Proposal 4D: Corporate Opportunity — To amend the Second Amended and Restated Certificate of Incorporation to provide that certain transactions are not “corporate opportunities” and that each of Platinum Equity and the investment funds affiliated with Platinum Equity and their respective successors and affiliates and all of their respective partners, principals, directors, officers, members, managers, equity holders and/or employees, including any of the foregoing who serve as officers or directors of the Company are not subject to the doctrine of corporate opportunity. Proposal No. 5 — Director Election Proposal — To consider and vote upon a proposal to elect five directors to serve staggered terms on our Board until the 2021, 2022 and 2023 annual meetings of stockholders, as applicable, and until their respective successors are duly elected and qualified; Nominees: 01 Mr. John Heller 02 Mr. Louis Samson 03 Mr. Paul T. Bader 04 Mr. Marshall Heinberg 05 Mr. John P. Hendrickson To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominees on the line below Proposal No. 6 — Incentive Plan Proposal — To consider and vote upon a proposal to approve the PAE Incorporated 2020 Equity Incentive Plan (the “Incentive Plan”), including the authorization of the initial share reserve under the Incentive Plan; Proposal No. 7 — The Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal or the Incentive Plan Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal or the Incentive Plan Proposal. Date: , 2020 Stockholder’s Signature Stockholder’s Signature (if held jointly) When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership please sign in partnership name by an authorized person. A vote to abstain will have the same effect as a vote “AGAINST” Proposal No. 3. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted “FOR” each of Proposal Nos. 1, 2, 3, 4A, 4B, 4C, 4D, 5, 6 and 7. If any other matters properly come before the Special Meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion. GORES HOLDINGS III, INC. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4 A, 4B, 4C, 4D, 5, 6 and 7. FOR ALL WITHHOLD ALL FOR ALL EXCEPT STOCKHOLDER CERTIFICATION X Please mark vote as indicated in this example FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN